FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-193376-21

Prospectus Supplement

(To Prospectus, Dated September 3, 2014)

$1,285,778,000 (Approximate)
COMM 2015-CCRE24 Mortgage Trust
Commercial Mortgage Pass-Through Certificates

German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
Ladder Capital Finance LLC
Pillar Funding LLC
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor

COMM 2015-CCRE24 Mortgage Trust
Issuing Entity

The COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2015-CCRE24 Mortgage Trust. The issuing entity’s assets will primarily be 81 fixed-rate mortgage loans, secured by first liens on 128 commercial, multifamily and manufactured housing community properties. The COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing in September 2015. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of certificates as described in “Description of the Offered Certificates—Subordination” to this prospectus supplement.

 Certain characteristics of the offered certificates include:

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Pass- Through Rate	Assumed Final Distribution Date(2)
Class A-1	$70,050,000		1.652%(5)	June 2020
Class A-2	$14,840,000		3.022%(5)	July 2020
Class A-SB	$107,950,000		3.445%(5)	December 2024
Class A-3	$8,360,000		3.214%(5)	July 2022
Class A-4	$300,000,000		3.432%(5)	July 2025
Class A-5	$470,508,000		3.696%(5)	July 2025
Class X-A	$1,056,733,000	(6)	1.043%(6)	July 2025
Class A-M	$85,025,000		4.028%(5)	July 2025
Class B	$95,435,000		4.516%(5)	July 2025
Class C	$62,467,000		4.516%(5)	August 2025
Class D	$71,143,000		3.463%(5)	August 2025

(Footnotes to table to begin on page S-13)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the offered certificates involves risks. See “Risk Factors” beginning on page S-65 of this prospectus supplement and page 10 of the prospectus.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus supplement).

With respect to this offering, Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. are acting as joint bookrunning managers and co-lead managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 100.0% of each class of offered certificates and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to 0.0% of each class of offered certificates. CastleOak Securities, L.P. and Citigroup Global Markets Inc. are acting as co-managers. The underwriters will offer the offered certificates in the amounts set forth in this prospectus supplement to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P. and Citigroup Global Markets Inc. will be required to purchase the offered certificates (in the amounts that will be set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the offered certificates approximately 106.015913333% of the initial aggregate certificate balance of the offered certificates with a principal balance plus accrued interest before deducting expenses payable by it. The underwriters expect to deliver the offered certificates to purchasers on or about August 6, 2015.

Deutsche Bank Securities	Cantor Fitzgerald & Co.
Joint Bookrunning Managers and Co-Lead Managers
CastleOak Securities, L.P.	Citigroup
Co-Managers

July 24, 2015

COMM 2015-CCRE24

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Missouri
2 properties
$10,650,000
0.8% of total
Minnesota
2 properties
$32,136,346
2.3% of total
Wisconsin
1 property
$5,350,000
0.4% of total
Illinois
5 properties
$27,400,833
2.0% of total
Indiana
7 properties
$28,297,163
2.0% of total
Michigan
13 properties
$59,637,485
4.3% of total
Pennsylvania
1 property
$62,321,740
4.5% of total
New York
5 properties
$131,033,347
9.4% of total
Oregon
1 property
$58,500,000
4.2% of total
Ohio
3 properties
$25,758,512
1.9% of total
Nevada
3 properties
$24,258,346
1.7% of total
New Jersey
1 property
$6,565,000
0.5% of total
Virginia
2 properties
$19,600,000
1.4% of total
California
13 properties
$360,591,610
26.0% of total
North Carolina
3 properties
$13,668,188
1.0% of total
South Carolina
1 property
$11,664,248
0.8% of total
Arizona
2 properties
$10,720,000
0.8% of total
Colorado
6 properties
$121,617,667
8.8% of total
Texas
12 properties
$110,017,937
7.9% of total
Mississippi
1 property
$8,019,344
0.6% of total
Alabama
1 property
$3,296,468
0.2% of total
Florida
14 properties
$158,618,780
11.4% of total
Kentucky
10 properties
$56,923,132
4.1% of total
Tennessee
19 properties
$41,509,156
3.0% of total
% of Initial Outstanding Pool Balance
0.2% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 26.0%
Mortgaged Properties by Property Type
Manufactured Housing Community 5.6%
Self Storage 0.7%
Multifamily 9.5%
Retail 24.4%
Mixed Use 9.7%
Industrial 11.2%
Hospitality 19.7%
Office 19.2%

EXECUTIVE SUMMARY	S-13	Manufactured Housing Community
SUMMARY	S-16	Properties Have Special Risks	S-100
RISK FACTORS	S-65	Parking Properties Have Special Risks	S-102
General Risks	S-65	Risks of Co-Tenancy and Other Early
The Offered Certificates May Not Be a		Termination Provisions in Retail
Suitable Investment for You	S-65	and Office Leases	S-102
Risks Related to Market Conditions	S-65	Condominium Properties Have Special
The Credit Crisis and Downturn in the		Risks	S-103
Real Estate Market Have		Risks Related to Construction,
Adversely Affected the Value of		Development, Redevelopment,
Commercial Mortgage-Backed		Renovation and Repairs at
Securities	S-65	Mortgaged Properties	S-105
The Volatile Economy and Credit Crisis		Competition May Adversely Affect the
May Increase Loan Defaults and		Performance of the Mortgaged
Affect the Value and Liquidity of		Property	S-107
Your Investment	S-66	Options and Other Purchase Rights May
General Conditions in the Commercial		Affect Value or Hinder Recovery
Real Estate Mortgage Markets May		with Respect to the Mortgaged
Adversely Affect the Performance		Properties	S-107
of the Offered Certificates	S-67	The Sellers of the Mortgage Loans Are
Risks Related to the Mortgage Loans	S-68	Subject to Bankruptcy or
Mortgage Loans Are Non-recourse and		Insolvency Laws That May Affect
Are Not Insured or Guaranteed	S-68	the Issuing Entity’s Ownership of
The Offered Certificates Are Limited		the Mortgage Loans	S-108
Obligations and Payments Will Be		Environmental Issues at the Mortgaged
Primarily Derived from the		Properties May Adversely Affect
Mortgage Loans	S-68	Payments on Your Certificates	S-108
Commercial Lending Is Dependent upon		Potential Issuing Entity Liability Related
Net Operating Income	S-69	to a Materially Adverse
Mortgage Loans Have Not Been		Environmental Condition	S-109
Reunderwritten Since Origination	S-71	Borrower May Be Unable To Repay the
The Prospective Performance of the		Remaining Principal Balance on
Commercial, Multifamily and		the Maturity Date or Anticipated
Manufactured Housing Community		Repayment Date and Longer
Mortgage Loans Included in the		Amortization Schedules and
Issuing Entity Should Be Evaluated		Interest-Only Provisions May
Separately from the Performance		Increase Risk	S-112
of the Mortgage Loans in Any of		Risks Relating to Borrower Organization
the Depositor’s Other Trusts	S-71	or Structure	S-113
Some Mortgaged Properties May Not		Tenancies in Common May Hinder
Be Readily Convertible to		Recovery	S-114
Alternative Uses	S-72	Risks Related to Additional Debt	S-114
Limitations of Appraisals	S-73	Bankruptcy Proceedings Entail Certain
Property Value May Be Adversely		Risks	S-116
Affected Even When Current		Risks Related to Loan Sponsor
Operating Income Is Not	S-74	Guaranties	S-117
Risks Related to Tenants	S-74	Lack of Skillful Property Management
Risks Related to Mortgage Loan		Entails Risks	S-118
Concentration	S-86	Risks of Inspections Relating to
Risks Related to Borrower		Property	S-118
Concentration	S-86	World Events and Natural (or Other)
Risks Relating to Property Type		Disasters Could Have an Adverse
Concentration	S-86	Impact on the Mortgaged
Geographic Concentration Exposes		Properties and Could Reduce the
Investors to Greater Risk of Default		Cash Flow Available To Make
and Loss	S-87	Payments on the Certificates	S-119
Retail Properties Have Special Risks	S-89	Inadequate Property Insurance
Hospitality Properties Have Special		Coverage Could Have an Adverse
Risks	S-91	Impact on the Mortgaged
Office Properties Have Special Risks	S-95	Properties	S-119
Industrial Properties Have Special Risks	S-96	Risks Associated with Blanket Insurance
Mixed Use Properties Have Special		Policies or Self-Insurance	S-121
Risks	S-97	Availability of Terrorism Insurance	S-121
Multifamily Properties Have Special		Appraisals and Market Studies Have
Risks	S-97	Certain Limitations	S-124
		Risks Related to Historic Tax Credits	S-124

S-3

(Continued)

Increases in Real Estate Taxes Due to		Risks Related to Prepayments and
Termination of a PILOT Program or		Repurchases of Mortgage Loans	S-150
Other Tax Abatement		Limited Obligations	S-152
Arrangements May Reduce		Yield Considerations	S-153
Payments to Certificateholders	S-125	Optional Early Termination of the
Risks Related to Enforceability	S-126	Issuing Entity May Result in an
Risks Related to Enforceability of		Adverse Impact on Your Yield or
Prepayment Premiums, Yield		May Result in a Loss	S-154
Maintenance Charges and		A Mortgage Loan Seller May Not Be
Defeasance Provisions	S-126	Able To Make a Required
The Master Servicer or the Special		Repurchase or Substitution of a
Servicer May Experience Difficulty		Defective Mortgage Loan	S-154
in Collecting Rents upon the		Any Loss of Value Payment Made by a
Default and/or Bankruptcy of a		Mortgage Loan Seller May Prove
Borrower	S-126	To Be Insufficient to Cover All
Risks Related to Mortgage Loans		Losses on a Defective Mortgage
Secured by Multiple Properties	S-126	Loan	S-154
State Law Limitations Entail Certain		Risks Related to Borrower Default	S-155
Risks	S-128	Risks Related to Modification of
Mortgage Loans Secured by Leasehold		Mortgage Loans with Balloon
Interests May Expose Investors to		Payments	S-156
Greater Risks of Default and Loss	S-128	Risks Related to Certain Payments	S-156
Potential Absence of Attornment		Risks of Limited Liquidity and Market
Provisions Entails Risks	S-130	Value	S-156
Risks Related to Zoning Laws	S-130	The Limited Nature of Ongoing
Risks Related to Litigation and		Information May Make It Difficult for
Condemnation	S-132	You To Resell Your Certificates	S-157
Prior Bankruptcies, Defaults or Other		Risks Related to Factors Unrelated to
Proceedings May Be Relevant to		the Performance of the Certificates
Future Performance	S-132	and the Mortgage Loans, Such as
Risks Relating to Costs of Compliance		Fluctuations in Interest Rates and
with Applicable Laws and		the Supply and Demand of CMBS
Regulations	S-135	Generally	S-157
Risks Related to Conflicts of Interest	S-136	Credit Support May Not Cover All Types
Potential Conflicts of Interest of the		of Losses	S-158
Master Servicer and the Special		Disproportionate Benefits May Be Given
Servicer	S-136	to Certain Classes	S-158
Special Servicer May Be Directed To		The Amount of Credit Support Will Be
Take Actions	S-136	Limited	S-158
The Servicing of the Heartland Industrial		REMIC Status	S-158
Portfolio Loan Combination Will		State and Local Tax Considerations	S-159
Shift to Others	S-138	Certain Federal Tax Consideration
The Servicing of the 40 Wall Street Loan		Regarding Original Issue Discount	S-159
Combination Will Shift to Others	S-138	Tax Considerations Related to
Potential Conflicts of Interest of the		Foreclosure	S-159
Operating Advisor	S-139	Changes to REMIC Restrictions on
Potential Conflicts of Interest of the		Loan Modifications May Impact an
Underwriters and Their Affiliates	S-140	Investment in the Certificates	S-160
Potential Conflicts of Interest in the		Risks Relating to Lack of
Selection of the Underlying		Certificateholder Control over the
Mortgage Loans	S-141	Issuing Entity	S-161
Related Parties May Acquire Certificates		Different Timing of Mortgage
or Experience Other Conflicts	S-142	Loan Amortization Poses Certain
Conflicts Between Property Managers		Risks	S-161
and the Borrowers	S-144	Ratings of the Offered Certificates	S-161
Conflicts Between Certificateholders		Combination or “Layering” of Multiple
and Holders of Companion Loans	S-144	Risks May Significantly Increase
Other Potential Conflicts of Interest	S-145	Risk of Loss	S-163
Risks Related to the Offered Certificates	S-148	THE SPONSORS, MORTGAGE LOAN SELLERS
Legal and Regulatory Provisions		AND ORIGINATORS	S-163
Affecting Investors Could		German American Capital Corporation	S-163
Adversely Affect the Liquidity of the		General	S-163
Offered Certificates	S-148	GACC’s Securitization Program	S-164
Your Yield May Be Adversely Affected		Review of GACC Mortgage Loans	S-165
By Prepayments Resulting From		GACC’s Underwriting Standards	S-166
Earnout Reserves	S-150

S-4

(Continued)

Compliance with Rule 15Ga-1 under the		Certain Terms and Conditions of the
Exchange Act	S-169	Mortgage Loans	S-262
Cantor Commercial Real Estate Lending,		Changes in Mortgage Pool Characteristics	S-277
L.P	S-170	DESCRIPTION OF THE OFFERED CERTIFICATES	S-277
General	S-170	General	S-277
CCRE Lending’s Loan Origination and		Distributions	S-279
Acquisition History	S-170	Fees and Expenses	S-287
Review of CCRE Mortgage Loans	S-171	Distribution of Excess Interest	S-293
CCRE Lending’s Underwriting		Class A-SB Planned Principal Balance	S-293
Standards	S-172	Prepayment Premiums and Yield
Assessments of Property Condition	S-173	Maintenance Charges	S-294
Compliance with Rule 15Ga-1 under the		Application Priority of Mortgage Loan
Exchange Act	S-177	Collections or Loan Combination
Ladder Capital Finance LLC	S-177	Collections	S-295
General	S-177	Assumed Final Distribution Date	S-297
Ladder Capital Group’s Securitization		Realized Losses	S-298
Program	S-178	Prepayment Interest Shortfalls	S-299
Review of LCF Mortgage Loans	S-180	Subordination	S-301
Ladder’s Underwriting Standards	S-181	Appraisal Reductions	S-301
Assessments of Property Condition	S-183	Delivery, Form and Denomination	S-306
Compliance with Rule 15Ga-1 under the		Book-Entry Registration	S-307
Exchange Act	S-187	Definitive Certificates	S-309
Pillar Funding LLC	S-187	Certificateholder Communication	S-309
General	S-187	Access to Certificateholders’ Names
PF’s Loan Origination and Acquisition		and Addresses	S-309
History	S-188	Special Notices	S-310
Review of PF Mortgage Loans	S-188	Retention of Certain Certificates by
PF’s Underwriting Standards	S-190	Affiliates of Transaction Parties	S-310
Exceptions	S-194	YIELD AND MATURITY CONSIDERATIONS	S-310
Compliance with Rule 15Ga-1 under the		Yield Considerations	S-310
Exchange Act	S-195	Weighted Average Life	S-312
THE DEPOSITOR	S-195	Certain Price/Yield Tables	S-315
THE ISSUING ENTITY	S-195	Yield Sensitivity of the Class X-A
THE SERVICERS	S-197	Certificates	S-315
Generally	S-197	THE POOLING AND SERVICING AGREEMENT	S-316
The Master Servicer	S-197	General	S-316
The Special Servicer	S-200	Special Note Regarding the Servicing Shift
Replacement of the Special Servicer	S-203	Loan Combinations	S-316
The Primary Servicer	S-206	Servicing of the Mortgage Loans and
THE TRUSTEE	S-214	Serviced Loan Combinations;
Certain Matters Regarding the Trustee	S-215	Collection of Payments	S-317
Resignation and Removal of the Trustee	S-216	The Directing Holder	S-319
THE CERTIFICATE ADMINISTRATOR AND		Limitation on Liability of Directing Holder	S-325
CUSTODIAN	S-217	The Operating Advisor	S-326
Certain Matters Regarding the Certificate		General	S-326
Administrator	S-218	Role of Operating Advisor While No
Trustee and Certificate Administrator Fee	S-219	Control Termination Event Has
PAYING AGENT, CERTIFICATE REGISTRAR,		Occurred and Is Continuing	S-326
CUSTODIAN AND AUTHENTICATING AGENT	S-220	Role of Operating Advisor While a
THE OPERATING ADVISOR	S-220	Control Termination Event Has
CERTAIN RELATIONSHIPS AND RELATED		Occurred and Is Continuing	S-327
TRANSACTIONS	S-221	Annual Report	S-329
DESCRIPTION OF THE MORTGAGE POOL	S-224	Replacement of the Special Servicer	S-329
General	S-224	Termination of the Operating Advisor
Security for the Mortgage Loans	S-227	For Cause	S-330
Significant Mortgage Loans	S-229	Rights upon Operating Advisor
Sale of the Mortgage Loans	S-229	Termination Event	S-331
Certain Underwriting Matters	S-230	Termination of the Operating Advisor
Loan Combinations	S-234	Without Cause	S-331
Lakewood Center Loan Combination	S-234	Resignation of the Operating Advisor	S-332
Eden Roc Loan Combination	S-244	Operating Advisor Compensation	S-332
Heartland Industrial Portfolio Loan		Advances	S-333
Combination	S-246	Accounts	S-338
40 Wall Street Loan Combination	S-249	Enforcement of “Due-On-Sale” and “Due-
La Gran Plaza Loan Combination	S-253	On-Encumbrance” Clauses	S-340
Additional Mortgage Loan Information	S-256	Inspections	S-342

S-5

(Continued)

Insurance Policies	S-343	ANNEX B – DESCRIPTION OF THE TOP 20
Assignment of the Mortgage Loans	S-345	MORTGAGE LOANS	B-1
Representations and Warranties;		ANNEX C – GLOBAL CLEARANCE,
Repurchase; Substitution	S-346	SETTLEMENT AND TAX DOCUMENTATION
Certain Matters Regarding the Depositor,		PROCEDURES	C-1
the Master Servicer, the Special		ANNEX D – DECREMENT TABLES	D-1
Servicer and the Operating Advisor	S-348	ANNEX E – PRICE/YIELD TABLES	E-1
Servicer Termination Events	S-350	ANNEX F – MORTGAGE LOAN SELLER
Rights upon a Servicer Termination Event	S-352	REPRESENTATIONS AND WARRANTIES	F-1
Waivers of Servicer Termination Events		ANNEX G – EXCEPTIONS TO MORTGAGE LOAN
and Operating Advisor Termination		SELLER REPRESENTATIONS AND
Events	S-354	WARRANTIES	G-1
Amendment	S-355	ANNEX H – AMORTIZATION SCHEDULE FOR THE
No Downgrade Confirmation	S-357	LAKEWOOD CENTER MORTGAGE LOAN	H-1
Evidence of Compliance	S-359
Voting Rights	S-359
Realization Upon Mortgage Loans	S-359
Sale of Defaulted Mortgage Loans and
Serviced REO Properties	S-362
Modifications	S-364
Optional Termination	S-367
Servicing Compensation and Payment of
Expenses	S-368
Special Servicing	S-369
Master Servicer and Special Servicer
Permitted To Buy Certificates	S-378
Servicing of the Non-Serviced Mortgage
Loans	S-378
Reports to Certificateholders; Available
Information	S-380
Certificate Administrator Reports	S-380
Information Available Electronically	S-383
Other Information	S-387
Master Servicer’s Reports	S-387
Exchange Act Filings	S-389
Governing Law; Waiver of Jury Trial; and
Consent to Jurisdiction	S-389
USE OF PROCEES	S-389
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	S-389
General	S-389
Tax Status of Offered Certificates	S-390
Taxation of Offered Certificates	S-390
Further Information; Taxation of Foreign
Investors	S-392
CERTAIN STATE AND LOCAL TAX
CONSIDERATIONS	S-392
ERISA CONSIDERATIONS	S-392
LEGAL INVESTMENT	S-395
METHOD OF DISTRIBUTION (UNDERWRITER
CONFLICTS OF INTEREST)	S-395
LEGAL MATTERS	S-397
RATINGS	S-397
LEGAL ASPECTS OF MORTGAGE LOANS IN
CALIFORNIA AND FLORIDA	S-399
INDEX OF DEFINED TERMS	S-401

ANNEX A-1 – CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS	A-1-1
ANNEX A-2 – CERTAIN POOL
CHARACTERISTICS OF THE MORTGAGE
LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3 – CLASS A-SB PLANNED PRINCIPAL
BALANCE SCHEDULE	A-3-1

S-6

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus supplement.

In this prospectus supplement:

•	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation; and

•	references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement, however, the responsibilities of the trustee as the “lender” will be limited to responsibilities and obligations of the trustee as specified in the pooling and servicing agreement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER,

S-7

THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements. If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO (i) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR (ii) AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “RELEVANT PERSONS”). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a)     in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

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(b)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

This prospectus supplement is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) (the “EU Prospectus Directive”) as implemented in any Member State of the European Economic Area (each, a “Relevant Member State”). This prospectus supplement has been prepared on the basis that all offers of the offered certificates will be made pursuant to an exemption under the EU Prospectus Directive from the requirement to produce a prospectus in connection with offers of the offered certificates. Accordingly, any person making or intending to make any offer in that Relevant Member State of offered certificates which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the depositor, the issuing entity or any of the underwriters to produce a prospectus for such offer. None of the depositor, the issuing entity or the underwriters have authorized, and none of such entities authorizes, the making of any offer of the offered certificates in circumstances in which an obligation arises for the depositor, the issuing entity or the underwriters to publish a prospectus for such offer.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each member state of the European Economic Area which has implemented the EU Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the offered certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)     to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

(b)     to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)     in any other circumstances falling within Article 3(2) of the EU Prospectus Directive,

provided, that no such offer of the offered certificates above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, (1) the expression an “offer of the offered certificates which are the subject of the offering contemplated by this prospectus supplement to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State and (2) the expression “EU Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS SUPPLEMENT MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS SUPPLEMENT OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT:

(1)         IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR OFFERED CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”)) OF HONG KONG OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) OF HONG KONG (THE “C(WUMP)O”) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND

(2)         IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS SUPPLEMENT IS NOT, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS SUPPLEMENT TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL“). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA“), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

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WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH underwriter HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE underwriters MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered by this prospectus supplement and the underlying mortgage loans.

CERTIFICATES

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass- Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)
Offered Certificates
A-1	$70,050,000		30.000%(4)	Fixed(5)	June 2020	1.652%	2.71	1 – 58
A-2	$14,840,000		30.000%(4)	Fixed(5)	July 2020	3.022%	4.87	58 – 59
A-SB	$107,950,000		30.000%(4)	Fixed(5)	December 2024	3.445%	7.23	59 – 112
A-3	$8,360,000		30.000%(4)	Fixed(5)	July 2022	3.214%	6.93	83 – 83
A-4	$300,000,000		30.000%(4)	Fixed(5)	July 2025	3.432%	9.81	112 – 119
A-5	$470,508,000		30.000%(4)	Fixed(5)	July 2025	3.696%	9.93	119 – 119
X-A	$1,056,733,000	(6)	N/A	Variable(6)	July 2025	1.043%	N/A	N/A
A-M	$85,025,000		23.875%	WAC CAP(5)	July 2025	4.028%	9.93	119 – 119
B	$95,435,000		17.000%	WAC(5)	July 2025	4.516%	9.93	119 – 119
C	$62,467,000		12.500%	WAC(5)	August 2025	4.516%	10.00	119 – 120
D	$71,143,000		7.375%	WAC CAP(5)	August 2025	3.463%	10.01	120 – 120
Non-Offered Certificates(7)
X-B	$157,902,000	(6)	N/A	Variable(6)	August 2025	0.000%	N/A	N/A
X-C	$71,143,000	(6)	N/A	Variable(6)	August 2025	1.053%	N/A	N/A
X-D	$31,234,000	(6)	N/A	Variable(6)	February 2026	1.250%	N/A	N/A
X-E	$29,498,000	(6)	N/A	Variable(6)	June 2026	1.250%	N/A	N/A
X-F	$41,645,303	(6)	N/A	Variable(6)	June 2026	1.250%	N/A	N/A
E	$31,234,000		5.125%	WAC – 1.250%(5)	February 2026	3.266%	10.03	120 – 126
F	$13,881,000		4.125%	WAC – 1.250%(5)	June 2026	3.266%	10.82	126 – 130
G	$15,617,000		3.000%	WAC – 1.250%(5)	June 2026	3.266%	10.84	130 – 130
H	$41,645,303		0.000%	WAC – 1.250%(5)	June 2026	3.266%	10.84	130 – 130
V(8)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
R(8)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
LR(8)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate; subject to a variance of plus or minus 5.0%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(2)	The assumed final distribution date with respect to any class of certificates (other than the Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See “Yield and Maturity Considerations” in this prospectus supplement.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(4)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, in the aggregate.

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(5)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will be fixed at their initial pass-through rate of 1.652%, 3.022%, 3.445%, 3.214%, 3.432% and 3.696%, respectively, per annum. For any distribution date, the pass-through rate on the Class A-M certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.028%. For any distribution date, the pass-through rate on each of the Class B and Class C certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs. For any distribution date, the pass-through rate on the Class D certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 3.463%. For any distribution date, the pass-through rate on each of the Class E, Class F, Class G and Class H certificates will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, minus 1.250%, but no less than 0.000%.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will not have certificate balances. None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates will be entitled to distributions of principal. The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will accrue interest on their respective notional balance and at their respective pass-through rate as described in “Description of the Offered Certificates—General” and “—Distributions” in this prospectus supplement.

(7)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus supplement.

(8)	The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class V certificates will represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this prospectus supplement. The Class V certificates will not be entitled to distributions in respect of principal or interest other than excess interest. The Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class R and Class LR certificates will represent the residual interests in each Trust REMIC, as further described in this prospectus supplement. The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

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The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of the cut-off date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$1,388,155,304
Number of Mortgage Loans	81
Number of Mortgaged Properties	128
Average Cut-off Date Mortgage Loan Balance	$17,137,720
Average Cut-off Date Mortgage Property Balance	$10,844,963
Weighted Average Mortgage Rate	4.3874%
Weighted Average Cut-off Date Remaining Term to Maturity or ARD (in months)(2)	119
Weighted Average U/W NCF Debt Service Coverage Ratio(3)(4)	1.74x
Weighted Average Cut-off Date Loan-to-Value Ratio(3)(4)(5)(6)	61.5%
Weighted Average Cut-off Date U/W NOI Debt Yield(3)(4)(6)	10.8%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Calculated with respect to an anticipated repayment date for 9 mortgage loans, representing 1.7% of the outstanding pool balance as of the cut-off date.

(3)	In the case of the Lakewood Center mortgage loan, the Eden Roc mortgage loan, the Heartland Industrial Portfolio mortgage loan, the 40 Wall Street mortgage loan and the La Gran Plaza mortgage loan, collectively representing approximately 28.5% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.

(4)	In the case of 1 group of 2 cross-collateralized and cross-defaulted mortgage loans, representing approximately 0.3% of the outstanding pool balance as of the cut-off date, debt service coverage ratios, loan-to-value ratios and debt yields for each such group of mortgage loans have been calculated on an aggregate basis unless otherwise specifically indicated.

(5)	In the case of 2 mortgaged properties which are part of a portfolio of mortgaged properties that secure the McMullen Portfolio mortgage loan, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio has been calculated based on the “as complete” value for the related mortgaged properties. In the case of Heartland Industrial Portfolio mortgage loan, representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the “portfolio appraised value” of $336,000,000 reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

(6)	In the case of the Motor Lofts & Locust Street Lofts mortgage loan, representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio and debt yield has been calculated based on the loan amount net of the earnout reserve of $500,000.

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SUMMARY

This Summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates	COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity	COMM 2015-CCRE24 Mortgage Trust, a New York common law trust. The issuing entity will be formed on the closing date pursuant to the pooling and servicing agreement, dated as of August 1, 2015, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the operating advisor. See “The Issuing Entity” in this prospectus supplement.

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. The depositor’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-2500. See “The Depositor” in this prospectus supplement and “The Depositor” in the accompanying prospectus.

Sponsors	German American Capital Corporation, a Maryland corporation, Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership, Ladder Capital Finance LLC, a Delaware limited liability company, and Pillar Funding LLC, a Delaware limited liability company. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “The Sponsor” in the accompanying prospectus.

Mortgage Loan Sellers	German American Capital Corporation (a sponsor and an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and Deutsche Bank Securities Inc., an underwriter).

Cantor Commercial Real Estate Lending, L.P. (a sponsor and an affiliate of Cantor Fitzgerald & Co., L.P. and CastleOak Securities, L.P., each an underwriter, and Berkeley Point Capital LLC, a primary servicer).

Ladder Capital Finance LLC (a sponsor).

Pillar Funding LLC (a sponsor).

See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

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	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
	German American Capital Corporation	21	$516,680,921	37.2%
	Cantor Commercial Real Estate
	Lending, L.P.	22	$416,758,270	30.0%
	Ladder Capital Finance LLC	25	$360,032,375	25.9%
	Pillar Funding LLC	13	$94,683,738	6.8%
	Total	81	$1,388,155,304	100.0%

Originators	Except as indicated below, each mortgage loan seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the mortgage loans as to which it is acting as mortgage loan seller.

	The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Lakewood Center, representing approximately 8.6% of the outstanding pool balance as of the cut-off date, and as to which mortgage loan German American Capital Corporation will act as mortgage loan seller, is part of a loan combination that was co-originated by German American Capital Corporation and Wells Fargo Bank, National Association.

	The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc, representing approximately 6.8% of the outstanding pool balance as of the cut-off date, and as to which mortgage loan Cantor Commercial Real Estate Lending, L.P. will act as mortgage loan seller, is part of a loan combination that was co-originated by Cantor Commercial Real Estate Lending, L.P. and Citigroup Global Markets Realty Corp.

	See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Master Servicer	Wells Fargo Bank, National Association, a national banking association. The master servicer will act in such capacity under the pooling and servicing agreement for this transaction. See “The Servicers—The Master Servicer” in this prospectus supplement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202.

	The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary

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servicers, the mortgage loans (other than non-serviced mortgage loans): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout; and (c) other than with respect to certain major decisions or special servicer decisions, which will be processed by the special servicer, as more fully described in this prospectus supplement. In addition, the master servicer will be the primary party responsible for making (1) principal and interest advances with respect to each mortgage loan included in the issuing entity and (2) property advances under the pooling and servicing agreement with respect to the mortgage loans (other than non-serviced mortgage loans) and any serviced loan combination that it is servicing, subject in each case to a nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans (and the serviced companion loans) will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such interest payments to make payments on the certificates). The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement for each mortgage loan (net of the trustee/certificate administrator fee rate, operating advisor fee rate and CREFC® license fee rate) multiplied by the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The Lakewood Center loan combination is currently being serviced by Wells Fargo Bank, National Association, the master servicer (the “DBWF 2015-LCM master servicer”) under the DBWF 2015-LCM pooling and servicing agreement (the “DBWF 2015-LCM pooling and servicing agreement”). With respect to the Lakewood Center mortgage loan, the DBWF 2015-LCM master servicer is entitled to receive a primary servicing fee pursuant to the DBWF 2015-LCM pooling and servicing agreement (which fee will accrue at a rate equal to 0.0025% per annum on an actual/360 basis), payable monthly from the Lakewood Center mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations—Lakewood Center” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The Heartland Industrial Portfolio loan combination will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction. After the securitization of the related pari passu companion loan designated as Note A-1 (the “Heartland Industrial Portfolio Note A-1 securitization date”), it is

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anticipated that the Heartland Industrial Portfolio loan combination will be serviced under, and by the master servicer designated in (the “Heartland Industrial Portfolio master servicer”), the pooling and servicing agreement entered into in connection with such securitization (the “Heartland Industrial Portfolio pooling and servicing agreement”). It is anticipated that the Heartland Industrial Portfolio master servicer will be entitled to receive a primary servicing fee with respect to the Heartland Industrial Portfolio mortgage loan pursuant to the Heartland Industrial Portfolio pooling and servicing agreement, payable monthly from the Heartland Industrial Portfolio mortgage loan, prior to application of such interest to make payments on the certificates; provided that if Wells Fargo Bank, National Association is not the Heartland Industrial Portfolio master servicer, Wells Fargo Bank, National Association will be entitled to such primary servicing fee pursuant to a separate primary servicing agreement entered between Wells Fargo Bank, National Association and the Heartland Industrial Portfolio master servicer. It is anticipated that Wells Fargo Bank, National Association will be the primary servicer of the Heartland Industrial Portfolio loan combination. Prior to the Heartland Industrial Portfolio Note A-1 securitization date, the master servicer, as the initial primary servicer of the Heartland Industrial Portfolio loan combination, will be entitled to such primary servicing fee. See “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The 40 Wall Street loan combination will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction. After the securitization of the related pari passu companion loan designated as Note A-1 (the “40 Wall Street Note A-1 securitization date”), it is anticipated that the 40 Wall Street loan combination will be serviced under, and by the master servicer (the “40 Wall Street master servicer”) designated in, the pooling and servicing agreement entered into in connection with such securitization (the “40 Wall Street pooling and servicing agreement”). The 40 Wall Street master servicer, as the primary servicer, will be entitled to receive a primary servicing fee with respect to the 40 Wall Street mortgage loan pursuant to the 40 Wall Street pooling and servicing agreement, payable monthly from the 40 Wall Street mortgage loan, prior to application of such interest to make payments on the certificates. Prior to the 40 Wall Street Note A-1 securitization date, the master servicer, as the initial primary servicer of the 40 Wall Street loan combination, will be entitled to such primary servicing fee. See “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Special Servicer	LNR Partners, LLC, a Florida limited liability company. The special servicer will be primarily responsible for the servicing and administration of the specially serviced loans and REO properties (other than non-serviced mortgage loans, non-

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serviced loan combinations and excluded special servicer mortgage loans) as well as the processing of certain major decisions and special servicer decisions for such mortgage loans and REO properties. If the special servicer becomes a borrower party with respect to any mortgage loan (referred to as an “excluded special servicer mortgage loan”), if any, the special servicer will be required to resign. The directing holder (prior to the occurrence and continuance of a control termination event) will be entitled to appoint a separate special servicer that is not a borrower party (referred to as an “excluded special servicer”) with respect to such excluded special servicer mortgage loan unless such excluded special servicer mortgage loan is also an excluded mortgage loan, in which case the largest controlling class certificateholder (by certificate balance) that is not an excluded controlling class holder will be entitled to appoint the excluded special servicer. See “—Directing Holder” below. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement. LNR Partners, LLC was appointed to be the special servicer (other than with respect to non-serviced mortgage loans, non-serviced loan combinations and excluded special servicer mortgage loans, if any) by the initial directing holder, which is expected to be LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC. The principal servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR Securities Holdings, LLC is also expected to purchase, on the closing date, a 75.0% interest in the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V certificates. Entities managed by Ellington Management Group, LLC are expected to purchase, on the closing date, a 25.0% interest in the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V certificates. See “—Directing Holder” below.

If necessary, the Lakewood Center loan combination will be specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, the special servicer under the DBWF 2015-LCM trust and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations—Lakewood Center Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Prior to the Heartland Industrial Portfolio Note A-1 securitization date, the Heartland Industrial Portfolio loan combination, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement for this transaction. It is expected that after the Heartland Industrial Portfolio Note A-1 securitization date, the Heartland Industrial Portfolio loan combination will be specially serviced, if necessary, under, and

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by the special servicer (the “Heartland Industrial Portfolio special servicer”) designated in, the Heartland Industrial Portfolio pooling and servicing agreement, which is expected to be LNR Partners, LLC. See “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” in this prospectus supplement.

Prior to the 40 Wall Street Note A-1 securitization date, the 40 Wall Street loan combination, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement for this transaction. It is expected that after the 40 Wall Street Note A-1 securitization date, the 40 Wall Street loan combination will be specially serviced, if necessary, under, and by the special servicer (the “40 Wall Street special servicer”) designated in, the 40 Wall Street pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations— 40 Wall Street Loan Combination” in this prospectus supplement.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal the greater of (i) 0.25% per annum and (ii) the rate that would result in a special servicing fee of $1,000 for the related month of the stated principal balance of the related specially serviced loan (including any related serviced companion loan) or REO loan (or mortgage loan or serviced loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan (including any related serviced companion loan) will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the related borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to (i) each specially serviced loan (including any related serviced

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companion loan) and (ii) any defaulted non-serviced loan that is not sold, together with the related companion loan, as one whole loan by the special servicer under the other pooling and servicing agreement, in each case as to which the special servicer obtains a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus supplement, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan (including any related serviced companion loan) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or serviced loan combination will be subject to an aggregate cap per mortgage loan or serviced loan combination of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer may result in shortfalls in payments to certificateholders. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

Primary Servicer	Berkeley Point Capital LLC, a Delaware limited liability company. Berkeley Point Capital LLC will act as primary servicer with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc, representing 6.8% of the outstanding pool balance as of the cut-off date, which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “The Servicers—The Primary Servicer—Berkeley Point Capital LLC” in this prospectus supplement. In addition, with respect to 19 mortgage loans secured by mortgaged properties representing approximately 19.2% of the outstanding pool balance as of the cut-off date that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital LLC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Berkeley Point Capital LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor and a

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mortgage loan seller, and Cantor Fitzgerald & Co., L.P. and CastleOak Securities, L.P., each an underwriter.

Trustee	Wilmington Trust, National Association, a national banking association. The corporate trust offices of Wilmington Trust, National Association are located at 1100 North Market Street, Wilmington, Delaware 19801.

Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity (other than with respect to non-serviced mortgage loans). In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing. See “The Trustee” in this prospectus supplement.

The mortgagee of record with respect to the Lakewood Center mortgage loan is currently Wilmington Trust, National Association, the trustee under the DBWF 2015-LCM trust and servicing agreement.

The initial mortgagee of record with respect to the Heartland Industrial Portfolio mortgage loan will be Wilmington Trust, National Association, in its capacity as trustee under the pooling and servicing agreement for this transaction. It is expected that after the Heartland Industrial Portfolio Note A-1 securitization date, the mortgagee of record with respect to the Heartland Industrial Portfolio mortgage loan will be the trustee under the Heartland Industrial Portfolio pooling and servicing agreement.

The initial mortgagee of record with respect to the 40 Wall Street mortgage loan will be Wilmington Trust, National Association, in its capacity as trustee under the pooling and servicing agreement for this transaction. After the 40 Wall Street Note A-1 securitization date, the mortgagee of record with respect to the 40 Wall Street mortgage loan will be the trustee under the 40 Wall Street pooling and servicing agreement.

See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Certificate Administrator
and Custodian	Wells Fargo Bank, National Association, a national banking association. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113, ATTN: COMM 2015-CCRE24 Mortgage Trust.

The custodian with respect to the Lakewood Center mortgage loan is currently Deutsche Bank Trust Company Americas, the

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custodian under the DBWF 2015-LCM trust and servicing agreement.

The initial custodian with respect to the Heartland Industrial Portfolio mortgage loan will be Wells Fargo Bank, National Association, in its capacity as custodian under the pooling and servicing agreement for this transaction. After the Heartland Industrial Portfolio Note A-1 securitization date, the custodian of the related mortgage file (other than the promissory note evidencing the Heartland Industrial Portfolio mortgage loan) will be the custodian under the Heartland Industrial Portfolio pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The initial custodian with respect to the 40 Wall Street mortgage loan will be Wells Fargo Bank, National Association, in its capacity as custodian under the pooling and servicing agreement for this transaction. After the 40 Wall Street Note A-1 securitization date, the custodian of the related mortgage file (other than the promissory note evidencing the 40 Wall Street mortgage loan) will be the custodian under the 40 Wall Street pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934. In addition, the certificate administrator will have additional duties with respect to tax administration, custody of the mortgage files and serving as the authenticating agent and certificate registrar. See “The Certificate Administrator and Custodian” in this prospectus supplement.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0032% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC.

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With respect to each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), at any time during the period when a “control termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing:

(i)	the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and as set forth under the pooling and servicing agreement;

(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform-level basis; and

(iii)	based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report (if any mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations) were specially serviced during the prior calendar year) to be provided to the trustee, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 information provider (to be made through the 17g-5 information provider’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans, provided, however, that no such annual report will be required from the operating advisor with respect to the special servicer if during the prior calendar year, no asset status report was required to be prepared by the special servicer in connection with a specially serviced loan or REO property.

With respect to each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), after the occurrence and continuance of a “consultation termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

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The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations) and the operating advisor fee rate described under “The Pooling and Servicing Agreement—The Operating Advisor—Operating Advisor Compensation” in this prospectus supplement, which fee will be calculated on the same accrual basis as the related mortgage loan.

In addition, if there are no classes of certificates outstanding other than the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H, Class V, Class R and Class LR certificates, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor,” and “The Operating Advisor” in this prospectus supplement.

Directing Holder	With respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), the directing holder will be the controlling class certificateholder (or a representative thereof) selected by the majority controlling class certificateholders. With respect to non-serviced mortgage loans and servicing shift mortgage loans, the directing holder will be as specified in the definition of “directing holder” as set forth in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement. There will be no directing holder for an excluded mortgage loan.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or any majority controlling class certificateholder is a “borrower party” (as defined in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement).

The controlling class is the most subordinate of the Class E, Class F, Class G and Class H certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

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For so long as at least one of the Class E, Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing, the consent rights of the directing holder will terminate, and the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing, all of the rights (other than the right to receive certain notices and information as a certificateholder) of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

It is anticipated that LNR Securities Holdings, LLC and Ellington Management Group, LLC will purchase a 75.0% interest and a 25.0% interest, respectively, in each of the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V certificates (collectively, the “B-Piece Buyer”), and that LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, will be the initial directing holder with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations).

With respect to the Lakewood Center loan combination, during a “subordinate control period”, the DBWF 2015-LCM directing holder will act as directing holder and will have both consent and consultation rights. During a “subordinate consultation period”, the DBWF 2015-LCM directing holder will retain only such consultation rights. Following the subordinate consultation period, there will be no directing holder with respect to the Lakewood Center loan combination.

With respect to the Heartland Industrial Portfolio mortgage loan, the holder of the Heartland Industrial Portfolio Note A-1 companion loan, which as of the closing date is expected to be German American Capital Corporation, is the directing holder of the Heartland Industrial Portfolio loan combination. It is expected that after the Heartland Industrial Portfolio Note A-1 securitization date, the directing holder with respect to the Heartland Industrial Portfolio mortgage loan will be the directing holder under the Heartland Industrial Portfolio pooling and servicing agreement.

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With respect to the 40 Wall Street mortgage loan, the holder of the 40 Wall Street Note A-1 companion loan, which as of the closing date (subject to any financing arrangement for that note) is expected to be Ladder Capital Finance LLC or an affiliate thereof, is the directing holder of the 40 Wall Street loan combination. It is expected that after the 40 Wall Street Note A-1 securitization date, the directing holder with respect to the 40 Wall Street mortgage loan will be the party designated under the 40 Wall Street pooling and servicing agreement to exercise the rights of the controlling note holder for the 40 Wall Street loan combination.

Prior to the occurrence of a control termination event, the special servicer may be removed with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations) by the directing holder (a) for cause at any time, and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer, or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance of the then controlling class of certificates.

With respect to any excluded special servicer mortgage loan (that is also not an excluded mortgage loan), if any, the directing holder (prior to the occurrence and continuance of a control termination event) will be entitled to appoint an excluded special servicer with respect to such mortgage loan. On and after a control termination event, the directing holder will not have the right to replace such excluded special servicer and such excluded special servicer will be appointed as described in “The Servicers—Replacement of the Special Servicer”.

For provisions regarding the removal of the special servicer with respect to servicing shift loan combinations, see “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination—Appointment of Special Servicer” and “—40 Wall Street Loan Combination—Appointment of Special Servicer” in this prospectus supplement.

Underwriters	Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P. and Citigroup Global Markets Inc. are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and a mortgage loan seller, and Deutsche Mortgage & Asset Receiving Corporation, the depositor. Cantor Fitzgerald & Co. and CastleOak Securities, L.P. are affiliates of Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, and Berkeley Point Capital LLC, a primary servicer. Citigroup Global Markets Inc. is an affiliate of Citigroup Global Markets Realty Corp., a co-originator of the Eden Roc loan combination. The underwriters are required to purchase the certificates offered in this prospectus supplement from the depositor (in the amounts that will be set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement, subject to certain conditions.

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Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, the depositor, are held by DB U.S. Financial Markets Holding Corporation.

German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Mortgage & Asset Receiving Corporation, the depositor, and Deutsche Bank Securities Inc., an underwriter, are affiliates of each other.

Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., each an underwriter, and Berkeley Point Capital LLC, a primary servicer, are affiliates of each other.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and a mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter) and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date for this securitization) subject to those repurchase facilities. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 11.0% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Deutsche Bank AG, Cayman Islands Branch, Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC through various repurchase facilities. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP guarantee certain obligations under those repurchase facilities of the Ladder Capital Finance LLC affiliates that are the primary obligors thereunder. Some or all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or are expected to be prior to the closing date for this securitization) subject to those repurchase facilities. Proceeds received by Ladder Capital Finance LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of July 24, 2015, Deutsche Bank

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AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to 3 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 5.1% of the outstanding pool balance as of the cut-off date, and Wells Fargo Bank, National Association was the repurchase agreement counterparty with respect to 2 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 6.0% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to those repurchase facilities may increase or decrease prior to the issuance of the certificates).

Deutsche Bank AG, Cayman Islands Branch provides warehouse financing to certain affiliates of Pillar Funding LLC through various repurchase facilities. Some or all of the mortgage loans that Pillar Funding LLC will transfer to the depositor are (or are expected to be prior to the closing date for this securitization) subject to those repurchase facilities. Proceeds received by Pillar Funding LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 of the mortgage loans that Pillar Funding LLC will transfer to the depositor, representing approximately 4.7% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 8 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 19.7% of the outstanding pool balance as of the cut-off date. Wells Fargo Bank, National Association also acts as interim custodian of the loan files for all of the mortgage loans that German American Capital Corporation will transfer to the depositor.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 16 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 16.7% of the outstanding pool balance as of the cut-off date, and interim custodian of the loan files for all of the

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mortgage loans (other than the mortgage loans secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc and LG&E Center) that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by Ladder Capital Finance LLC, representing approximately 25.9% of the outstanding pool balance as of the cut-off date, provided that in the case of the La Gran Plaza mortgage loan, it has been doing so as a sub-servicer to Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as the COMM 2015-CCRE23 master servicer. Wells Fargo Bank, National Association also acts as interim custodian of the loan files (or, in the case of the La Gran Plaza mortgage loan, just the related promissory note) for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor. Wells Fargo Bank, National Association, as custodian for the COMM 2015-CCRE23 Mortgage Trust, currently holds the remaining mortgage loan documents with respect to the La Gran Plaza mortgage loan.

Pursuant to certain interim servicing agreements between Pillar Funding LLC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Pillar Funding LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, 12 of the mortgage loans to be contributed to this securitization by Pillar Funding LLC, representing approximately 4.5% of the outstanding pool balance as of the cut-off date. Wells Fargo Bank, National Association also acts as interim custodian of the loan files for all of the mortgage loans that Pillar Funding LLC will transfer to the depositor.

Pursuant to a limited subservicing agreement between Berkeley Point Capital LLC, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Berkeley Point Capital LLC is expected to assume certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to 19 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 19.2% of the outstanding pool balance as of the cut-off date, and will receive a fee equal to 0.0200% per annum for each such mortgage loan.

Pursuant to a primary servicing agreement between Berkeley Point Capital LLC, an affiliate of Cantor Commercial Real Estate

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Lending, L.P., on the one hand, and Wells Fargo Bank, National Association, on the other hand, Berkeley Point Capital LLC will act as primary servicer with respect to 1 mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., and will receive a fee equal to 0.0026% per annum for such mortgage loan.

LNR Partners, LLC, the special servicer, assisted LNR Securities Holdings, LLC or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.

LNR Partners, LLC, the special servicer, is an affiliate of LNR Securities Holdings, LLC, the entity expected to purchase a 75.0% interest in each of the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V certificates and appoint itself as the initial directing holder with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations). LNR Securities Holdings, LLC and/or its affiliates, which may include LNR Partners, LLC, a special servicer, assisted entities managed by Ellington Management Group, LLC, which entities are expected to purchase approximately a 25.0% interest in each of the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V certificates (and may purchase additional certificates), with due diligence relating to the mortgage loans included in the mortgage pool.

With respect to the Heartland Industrial Portfolio mortgage loan, German American Capital Corporation or certain of its affiliates is expected to hold, as of the closing date, the Heartland Industrial Portfolio Note A-1 and Note A-3 companion loans.

With respect to the 40 Wall Street mortgage loan, Ladder Capital Finance LLC or one of its affiliates is expected to hold, as of the closing date, subject to any applicable financing arrangements, the 40 Wall Street Note A-1 and Note A-2 companion loans.

Ladder Capital Finance LLC, a sponsor and a mortgage loan seller, is an indirect wholly-owned subsidiary of Ladder Capital Finance Holdings LLLP and an affiliate of Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of Ladder Capital Finance LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.

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Ladder Capital Finance LLC is affiliated with the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Grand Rapids-4147 Eastern Ave, Haier America HQ, Grand Rapids-5010 52nd St SE, Dollar General-Canyon Lake, Dollar General-Pleasanton, Dollar General-Peoria (West), Dollar General-Bridgeport, Dollar General-Tremont and Dollar General-Wheeler, collectively representing approximately 1.7% of the outstanding pool balance as of the cut-off date. Ladder Capital Finance LLC or an affiliate thereof originated each of those mortgage loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those mortgage loans. Those mortgage loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers without lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance LLC; (ii) the related loan documents permit future mezzanine financing; and (iii) in the case of the 6 mortgage loans secured by Dollar General properties referred to above in this paragraph, there is no separate environmental indemnitor other than the related borrower.

Ladder Capital Finance LLC and/or its affiliates may acquire certificates, either in connection with the initial issuance or in the secondary market.

Pillar Funding LLC, a sponsor and a mortgage loan seller, is an indirect wholly-owned subsidiary of Pillar Capital Partners I LLC. Pillar Capital Partners I LLC will guarantee the performance of Pillar Funding LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Pillar Funding LLC” in this prospectus supplement.

Wells Fargo Bank, National Association is acting as the master servicer, certificate administrator and custodian. In addition, Wells Fargo Bank, National Association is currently the master servicer under the DBWF 2015-LCM trust and servicing agreement.

Wilmington Trust, National Association, the trustee, is also the DBWF 2015-LCM trustee and, accordingly, the current mortgagee of record with respect to the Lakewood Center loan combination under the DBWF 2015-LCM trust and servicing agreement.

Citigroup Global Markets Inc., an underwriter, and Citigroup Global Markets Realty Corp., a co-originator of the Eden Roc loan combination, are affiliates of each other.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—

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Risks Related to Conflicts of Interest” in this prospectus supplement.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in August 2015 and the date of origination of each mortgage loan.

Closing Date	On or about August 6, 2015.

Distribution Date	The fourth business day following the determination date in each month, commencing in September 2015. The initial distribution date will be September 14, 2015.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The sixth day of each month, or if such sixth day is not a business day, the following business day, commencing in September 2015.

Collection Period	With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period	With respect to any distribution date and each class of certificates (other than the Class V, Class R and Class LR certificates), the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following classes of COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates:

• Class A-1

• Class A-2

• Class A-SB

• Class A-3

• Class A-4

• Class A-5

• Class X-A

• Class A-M

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	•	Class B

	•	Class C

	•	Class D

	The trust to be created by the depositor will consist of a total of 23 classes, the following of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H, Class V, Class R and Class LR.

	The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 81 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 128 commercial, multifamily and manufactured housing community properties.

Certificate Balances
and Notional Balances	The offered certificates have the approximate initial certificate balances or notional balances, as applicable, set forth below, subject to a permitted variance of plus or minus 5.0%.

	Class A-1	$70,050,000
	Class A-2	$14,840,000
	Class A-SB(1)	$107,950,000
	Class A-3	$8,360,000
	Class A-4	$300,000,000
	Class A-5	$470,508,000
	Class X-A	$1,056,733,000
	Class A-M	$85,025,000
	Class B	$95,435,000
	Class C	$62,467,000
	Class D	$71,143,000

(1) The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

The certificates that are not offered in this prospectus supplement (other than the Class V, Class R and Class LR certificates) will have the initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary—Certificates” in this prospectus supplement.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will not have principal balances or entitle their holders to distributions of principal. The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional balances.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M certificates outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $1,056,733,000.

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The notional balance of the Class X-B certificates will equal the aggregate certificate balance of each of the Class B and Class C certificates outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $157,902,000.

The notional balance of the Class X-C certificates will equal the certificate balance of the Class D certificates outstanding from time to time. The total initial notional balance of the Class X-C certificates will be approximately $71,143,000.

The notional balance of the Class X-D certificates will equal the certificate balance of the Class E certificates outstanding from time to time. The total initial notional balance of the Class X-D certificates will be approximately $31,234,000.

The notional balance of the Class X-E certificates will equal the aggregate certificate balance of each of the Class F and Class G certificates outstanding from time to time. The total initial notional balance of the Class X-E certificates will be approximately $29,498,000.

The notional balance of the Class X-F certificates will equal the certificate balance of the Class H certificates outstanding from time to time. The total initial notional balance of the Class X-F certificates will be approximately $41,645,303.

Pass-Through Rates	Each class of certificates (other than the Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which is set forth or otherwise described below:

•

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will be fixed at their initial pass-through rate of 1.652%, 3.022%, 3.445%, 3.214%, 3.432% and 3.696%, respectively, per annum. The pass-through rate applicable to the Class A-M certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.028%. The pass-through rate applicable to each of the Class B and Class C certificates will equal the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve

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30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs. The pass-through rate applicable to the Class D certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 3.463%. The pass-through rate applicable to each of the Class E, Class F, Class G and Class H certificates will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, minus 1.250%, but no less than 0.000%.

•	The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately 1.043% per annum, (ii) Class X-B certificates will equal approximately 0.000% per annum, (iii) Class X-C certificates will equal approximately 1.053% per annum, (iv) Class X-D certificates will equal approximately 1.250% per annum, (v) Class X-E certificates will equal approximately 1.250% per annum, and (v) Class X-F certificates will equal approximately 1.250% per annum.

•	The pass-through rate for each of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, Class X-B strip rates, Class X-C strip rates, Class X-D strip rates, Class X-E strip rates and Class X-F strip rates, respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of the components of the Class X-A certificates will have a component notional balance that corresponds to the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 or Class A-M certificates, respectively. Each of the components of the Class X-B certificates will have a component notional balance that corresponds to the certificate balance of the Class B or Class C certificates, respectively. The Class X-C certificates will have a component notional balance that corresponds to the certificate balance of the Class D certificates. The Class X-D certificates will have a component notional balance that corresponds to the certificate balance of the Class E certificates. Each of the components of the Class X-E certificates will have a component notional balance that corresponds to the certificate balance of the Class F or Class G certificates, respectively. The Class X-F certificates will have a component notional balance that corresponds to the certificate balance of the Class H certificates. For purposes of the accrual of

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interest on the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for each distribution date, the applicable Class X-A strip rates, Class X-B strip rates, Class X-C strip rates, Class X-D strip rates, Class X-E strip rates or Class X-F strip rates, as applicable, with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates.

	•	For a more detailed discussion of the Class X-A strip rates, Class X-B strip rates, Class X-C strip rates, Class X-D strip rates, Class X-E strip rates and Class X-F strip rates and the pass-through rates applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

	•	The Class V, Class R and Class LR certificates will not have pass-through rates. See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Assumed Final Distribution
Date	The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.” Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

	Class	Assumed Final Distribution Date
	Class A-1	June 2020
	Class A-2	July 2020
	Class A-SB	December 2024
	Class A-3	July 2022
	Class A-4	July 2025
	Class A-5	July 2025
	Class X-A	July 2025
	Class A-M	July 2025
	Class B	July 2025
	Class C	August 2025
	Class D	August 2025

Distributions	On each distribution date, you will be entitled to receive interest and principal distributions in respect of each class of certificates

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(other than the Class V, Class R and Class LR certificates) from available funds in an amount equal to your certificate’s interest and/or principal entitlement, subject to:

(i) payment of the respective interest entitlement for any class of certificates having a higher payment priority, except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, which will have the same senior priority, and

(ii) if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided, that the Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this prospectus supplement.

None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates will be entitled to any distributions of principal.

The Class V certificates will not be entitled to distributions of principal or interest other than excess interest accruing on an anticipated repayment date loan.

The Class R and Class LR certificates will not be entitled to distributions of interest or principal.

Prepayment Premiums;
Yield Maintenance Charges

Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield
Considerations	The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors—Risks Related to the Offered

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Certificates,” “—Risks Related to Prepayments and Repurchases of Mortgage Loans”, “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the accompanying prospectus.

Subordination; Allocation of
Losses and Certain Expenses	The chart below illustrates the manner in which the rights of various classes (other than the Class V, Class R and Class LR certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates will reduce the notional balances of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates and, therefore, the amount of interest those classes accrue.

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

(2)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are interest-only certificates.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal

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prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Mortgage
	Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

		•	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

		•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower that are not paid to the master servicer or the special servicer as compensation);

		•	shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

		•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A.	General	The master servicer will be required to advance delinquent monthly payments on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer will also not be required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines

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that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this prospectus supplement, subject to a recoverability determination. With respect to each mortgage loan or serviced loan combination, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement and except with respect to any non-serviced mortgage loans, with respect to which advances will be made as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement) (see “Description of the Mortgage Pool—Loan Combinations—Lakewood Center Loan Combination—Advancing”, “—Eden Roc Loan Combination—Advancing”, “— Heartland Industrial Portfolio Loan Combination—Advancing”, “—40 Wall Street Loan Combination—Advancing” and “—La Gran Plaza Loan Combination—Advancing”) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan (or serviced loan combination) or to protect, manage and maintain each related mortgaged property. Any determination by the special servicer that an advance proposed to be made is nonrecoverable will be conclusive and binding on the master servicer, subject to the terms of the pooling and servicing agreement related to this transaction.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of nonrecoverability. The trustee will be entitled to conclusively rely on the determination of nonrecoverability made by either the master servicer or the special servicer. With respect to any loan combination, the master servicer and the trustee will be entitled to conclusively rely on any determination of nonrecoverability made by a master servicer or special servicer of a related pari passu companion loan if such companion loan has been securitized in a securitization rated by one or more nationally recognized statistical rating organizations and such master servicer or special servicer is an approved master servicer or special servicer by the rating agency rating the related offered certificates.

The special servicer will have no obligation to make any property advances; provided that in an urgent or emergency situation requiring the making of a property advance, the special servicer may make such property advance, and the master servicer will

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be required to reimburse the special servicer for such advance (with interest on that advance) within a specified number of days as set forth in the pooling and servicing agreement, provided such advance is not determined to be non-recoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of general collections). Once reimbursed the master servicer will be deemed to have made such property advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that advance in accordance with the terms of the pooling and servicing agreement.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer, the special servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

B.	Appraisal Reduction Event	Certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) or any serviced loan combination, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or serviced loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Each non-serviced mortgage loan will be subject to provisions of the applicable pooling and servicing agreement under which it is serviced relating to appraisal reductions that are substantially

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similar but not identical to the provisions set forth above. Generally, the existence of an appraisal reduction in respect of a non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s obligation to make principal and interest advances on such mortgage loan under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A.	General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

• Description of the Mortgage Pool;

• Annex A-1 (Certain Characteristics of the Mortgage Loans);

• Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

• Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

In the case of the Lakewood Center mortgage loan, the Eden Roc mortgage loan, Heartland Industrial Portfolio mortgage loan, the 40 Wall Street mortgage loan and the La Gran Plaza mortgage loan, collectively representing approximately 28.5% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.

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In the case of 1 group of 2 cross-collateralized and cross-defaulted mortgage loans, representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the debt service coverage ratio, loan-to-value ratio and debt yield for such group of mortgage loans has been calculated on an aggregate basis unless otherwise specifically indicated.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans	81
Number of Mortgaged Properties	128
Number of Amortizing Balloon Mortgage Loans(1)	34
Number of Partial Interest-Only Mortgage Loans(2)	30
Number of Interest-Only Mortgage Loans(3)	17
Aggregate Principal Balance	$1,388,155,304
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$708,500
Maximum Mortgage Loan Balance	$119,365,623
Average Mortgage Loan Principal Balance	$17,137,720
Range of Mortgage Rates
Minimum Mortgage Rate	3.4320%
Maximum Mortgage Rate	5.4730%
Weighted Average Mortgage Rate	4.3874%
Range of Remaining Terms to Maturity(4)
Minimum Remaining Term(4)	58 months
Maximum Remaining Term(4)	130 months
Weighted Average Remaining Terms to Maturity(4)	119 months
Range of Remaining Amortization Terms(5)
Minimum Remaining Amortization Term(5)	237 months
Maximum Remaining Amortization Term(5)	360 months
Weighted Average Remaining Amortization Term(5)	341 months
Range of Cut-off Date Loan-to-Value Ratios(6)(7)(8)(9)
Minimum Cut-off Date Loan-to-Value Ratio(6)(7)(8)(9)	29.6%
Maximum Cut-off Date Loan-to-Value Ratio(6)(7)(8)(9)	75.0%
Weighted Average Cut-off Date Loan-to-Value Ratio(6)(7)(8)(9)	61.5%
Range of U/W NCF Debt Service Coverage Ratios(6)(7)(10)
Minimum U/W NCF Debt Service Coverage Ratio(6)(7)(10)	1.23x
Maximum U/W NCF Debt Service Coverage Ratio(6)(7)(10)	3.39x
Weighted Average U/W NCF Debt Service Coverage Ratio(6)(7)(10)	1.74x
Range of U/W NOI Debt Yields(6)(7)(9)
Minimum U/W NOI Debt Yield(6)(7)(9)	7.5%
Maximum U/W NOI Debt Yield(6)(7)(9)	16.8%
Weighted Average U/W NOI Debt Yield(6)(7)(9)	10.8%

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)	Includes 30 mortgage loans, collectively representing approximately 40.5% of the outstanding pool balance as of the cut-off date, which pay interest-only for a portion of their term. The interest-only periods for such mortgage loans range from 10 months to 71 months following the cut-off date.

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		(3)	Includes 17 mortgage loans, collectively representing approximately 21.3% of the outstanding pool balance as of the cut-off date, which pay interest-only through their respective maturity date or anticipated repayment date.

		(4)	Calculated with respect to an anticipated repayment date for 9 mortgage loans, collectively representing approximately 1.7% of the outstanding pool balance as of the cut-off date.

		(5)	Excludes 17 mortgage loans, collectively representing approximately 21.3% of the outstanding pool balance as of the cut-off date, each of which pays interest-only until its respective maturity date or anticipated repayment date.

		(6)	In the case of 5 mortgage loans, collectively representing approximately 28.5% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.

		(7)	In the case of 1 group of 2 cross-collateralized and cross-defaulted mortgage loans, identified as Three Seasons MHP and Brooksville Mini-Storage Warehouse on Annex A-1 to this prospectus supplement, representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the debt service coverage ratio, loan-to-value ratio and debt yield for such group of mortgage loans has been calculated on an aggregate basis unless otherwise specifically indicated.

		(8)	In the case of 2 mortgaged properties which are part of a portfolio of mortgaged properties that secure the McMullen Portfolio mortgage loan, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio has been calculated based on the “as complete” value for the related mortgaged properties. In the case of Heartland Industrial Portfolio mortgage loan, representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the “portfolio appraised value” of $336,000,000 reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

		(9)	In the case of Motor Lofts & Locust Street Lofts mortgage loan, representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio and debt yield has been calculated based on the loan amount net of the earnout reserve of $500,000. For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

		(10)	Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) in the case of a mortgage loan with one or more related pari passu companion loans, annual debt service is calculated inclusive of such pari passu companion loans.

B.	Loan Combinations	The mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified as Lakewood Center, Eden Roc, Heartland Industrial Portfolio, 40 Wall Street and La Gran Plaza on Annex A-1 to this prospectus supplement also secure one or more companion loans that will not be included in the mortgage pool.

The mortgage loan secured by the mortgaged property identified as Lakewood Center on Annex A-1 to this prospectus supplement secures (1) a promissory note designated as Note A-1 (referred to in this prospectus supplement as the “Lakewood Center mortgage loan”) with an outstanding principal balance as of the cut-off date of $119,365,623, representing approximately 8.6% of the outstanding pool balance as of the cut-off date, (2) a pari passu companion loan evidenced by a promissory note designated as Note A-2, which will not be included in the issuing entity (referred to in this prospectus supplement as “Lakewood

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Center pari passu companion loan”, “pari passu companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $119,365,623, which is currently held by the DBWF 2015-LCM Mortgage Trust and (3) two companion loans, each evidenced by a promissory note designated as Note B-1 and Note B-2, respectively, which will not be included in the issuing entity (collectively referred to in this prospectus supplement as the “Lakewood Center subordinate companion loans”, “subordinate companion loans”, “non-serviced subordinate companion loans” or “companion loans”), with an aggregate outstanding principal balance as of the cut-off date of $170,000,000, which are currently held by the DBWF 2015-LCM Mortgage Trust. The Lakewood Center mortgage loan, the Lakewood Center pari passu companion loan and the Lakewood Center subordinate companion loans are collectively referred to in this prospectus supplement as the “Lakewood Center loan combination”, a “loan combination” and a “non-serviced loan combination”. For additional information regarding the Lakewood Center loan combination, see “Description of the Mortgage Pool—Loan Combinations—Lakewood Center Loan Combination” in this prospectus supplement.

The mortgage loan secured by the mortgaged property identified as Eden Roc on Annex A-1 to this prospectus supplement secures (1) two promissory notes designated as Note A-1 and Note A-2 (collectively referred to in this prospectus supplement as the “Eden Roc mortgage loan”) with an aggregate outstanding principal balance as of the cut-off date of $95,000,000, representing approximately 6.8% of the outstanding pool balance as of the cut-off date and (2) two pari passu companion loans evidenced by promissory notes designated as Note A-3 and Note A-4 (the “Eden Roc companion loans”), which will not be included in the issuing entity (each referred to in this prospectus supplement as a “serviced companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $95,000,000, each of which is currently being held by Citigroup Global Markets Realty Corp. The Eden Roc mortgage loan and the Eden Roc companion loans are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “Eden Roc loan combination,” a “loan combination” and a “serviced loan combination.” The Eden Roc companion loans may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information regarding the Eden Roc loan combination, see “Description of the Mortgage Pool—Loan Combinations—Eden Roc Loan Combination” in this prospectus supplement.

The mortgage loan secured by the portfolio of mortgaged properties identified as Heartland Industrial Portfolio on Annex A-1 to this prospectus supplement secures (1) one promissory note designated as Note A-2 (referred to in this prospectus supplement as the “Heartland Industrial Portfolio mortgage loan” or a “servicing shift mortgage loan”), with an outstanding principal balance as of the cut-off date of $95,000,000, representing approximately 6.8% of the outstanding pool balance

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as of the cut-off date, and (2) two pari passu companion loans evidenced by promissory notes designated as Note A-1 and Note A-3 (the “Heartland Industrial Portfolio companion loans”), which will not be included in the issuing entity (each referred to in this prospectus supplement as a “serviced companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $155,000,000, each of which is currently being held by German American Capital Corporation. The Heartland Industrial Portfolio mortgage loan and the Heartland Industrial Portfolio companion loans are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “Heartland Industrial Portfolio loan combination,” a “loan combination” and a “serviced loan combination” (prior to the Heartland Industrial Portfolio Note A-1 securitization date), a “non-serviced loan combination” (after the Heartland Industrial Portfolio Note A-1 securitization date) and a “servicing shift loan combination.” The Heartland Industrial Portfolio companion loans may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). After the Heartland Industrial Portfolio Note A-1 securitization date, the Heartland Industrial Portfolio loan combination will be serviced pursuant to the Heartland Industrial Portfolio pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Heartland Industrial Portfolio loan combination, see “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” in this prospectus supplement.

The mortgaged property identified as 40 Wall Street on Annex A-1 to this prospectus supplement secures (1) a mortgage loan evidenced by a promissory note designated as Note A-3 (the “40 Wall Street mortgage loan” or a “servicing shift mortgage loan”) with an outstanding principal balance as of the cut-off date of $59,883,649, representing approximately 4.3% of the outstanding pool balance as of the cut-off date, (2) one pari passu companion loan evidenced by a promissory note designated as Note A-1, which will not be included in the issuing entity, with an outstanding principal balance as of the cut-off date of $79,844,865, which is currently being held by Ladder Capital Finance LLC or an affiliate thereof (subject to any financing arrangement for such note), and (3) one pari passu companion loan evidenced by a promissory note designated as Note A-2, which will not be included in the issuing entity, with an outstanding principal balance as of the cut-off date of $19,961,216, which is currently being held by Ladder Capital Finance LLC or an affiliate thereof (subject to any financing arrangement for such note). Each of Note A-1 and Note A-2 of the 40 Wall Street loan combination is referred to as a “pari passu companion loan” or “companion loan”. The 40 Wall Street mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “40 Wall Street loan combination,” a “loan combination”, a “serviced loan combination” (prior to the 40 Wall Street Note A-1 securitization date), a “non-serviced loan

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combination” (after the 40 Wall Street Note A-1 securitization date) and a “servicing shift loan combination”. The 40 Wall Street companion loans may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). After the 40 Wall Street Note A-1 securitization date, the 40 Wall Street loan combination will be serviced pursuant to the pooling and servicing agreement for the 40 Wall Street Note A-1 securitization and the related intercreditor agreement. For additional information regarding the 40 Wall Street loan combination, see “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” in this prospectus supplement.

The mortgaged property identified as La Gran Plaza on Annex A-1 to this prospectus supplement secures (1) a mortgage loan evidenced by a promissory note designated as Note A-1 (the “La Gran Plaza mortgage loan”), with an outstanding principal balance as of the cut-off date of $25,898,101, representing approximately 1.9% of the outstanding pool balance as of the cut-off date, (2) one pari passu companion loan evidenced by a promissory note designated as Note A-2, with an outstanding principal balance as of the cut-off date of $23,905,939, which is currently held by the COMM 2015-LC21 Mortgage Trust and will not be included in the issuing entity, and (3) one pari passu companion loan evidenced by a promissory note designated as Note A-3 with an outstanding principal balance as of the cut-off date of $25,898,101, which is currently held by the COMM 2015-CCRE23 Mortgage Trust and will not be included in the issuing entity. The La Gran Plaza mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “La Gran Plaza loan combination”, a “loan combination”, and a “serviced loan combination.” Each of Note A-2 and Note A-3 of the La Gran Plaza loan combination is referred to as a “companion loan” or a “serviced companion loan.” For additional information regarding the La Gran Plaza loan combination, see “Description of the Mortgage Pool—Loan Combinations—La Gran Plaza Loan Combination” in this prospectus supplement.

C.	ARD Loans	Each mortgage loan identified on Annex A-1 to this prospectus supplement as an “ARD” loan generally provides that if, as of a certain date referred to herein as an “anticipated repayment date” or “ARD”, the related borrower has not prepaid such mortgage loan in full, then (i) the non-default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate, together with compound interest thereon (to the extent permitted by applicable law), will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) from and after the related ARD, all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down principal of the subject mortgage loan. Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not constitute an event of default.

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D.	Security for the Mortgage Loans	All of the mortgage loans included in the issuing entity will be secured on the closing date by first liens on mortgaged properties.

E.	Non-recourse	All of the mortgage loans are or should be considered non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or, except in limited circumstances, by any other person.

F.	Fee Simple/Leasehold Estate	Each mortgage loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income-producing real property, including mortgaged properties constituting the related borrower’s leasehold interest or interests in the mortgaged property along with the corresponding fee interest of the lessor in such mortgaged property, (ii) a leasehold estate in a portion of the mortgaged property and a fee simple estate in another portion of the mortgaged property or (iii) a leasehold or subleasehold estate in the mortgaged property and no mortgage on the related fee simple estate, as set forth below:

		Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
		Fee Simple(2)	122	$1,262,582,064	91.0%
		Leasehold	6	$125,573,240	9.0%
		Total	128	$1,388,155,304	100.0%

		(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow and/or another basis deemed appropriate by the related mortgage loan seller).

		(2)	May include mortgaged properties constituting the related borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the lessor in such mortgaged property.

G.	Property Purpose	The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

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	Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
	Retail	24	$339,305,822	24.4%
	Anchored(2)	18	$313,938,452	22.6%
	Unanchored	6	$25,367,370	1.8%
	Hospitality	11	$273,810,031	19.7%
	Full Service	4	$202,032,493	14.6%
	Limited Service	4	$48,988,433	3.5%
	Extended Stay	2	$12,289,106	0.9%
	Select Service	1	$10,500,000	0.8%
	Office	33	$266,210,575	19.2%
	Suburban	27	$157,243,086	11.3%
	CBD	5	$101,967,489	7.3%
	Medical	1	$7,000,000	0.5%
	Industrial	26	$154,879,828	11.2%
	Warehouse/Distribution	23	$99,850,000	7.2%
	Flex	3	$55,029,828	4.0%
	Mixed Use	5	$134,829,841	9.7%
	Office/Parking	1	$62,321,740	4.5%
	Office/Retail	2	$55,898,101	4.0%
	Multifamily/Retail	1	$9,700,000	0.7%
	Office/Retail/Warehouse	1	$6,910,000	0.5%
	Multifamily	18	$131,499,376	9.5%
	Garden	14	$79,752,908	5.7%
	Senior Housing	1	$37,800,000	2.7%
	Mid-Rise	2	$10,650,000	0.8%
	Student Housing	1	$3,296,468	0.2%
	Manufactured Housing Community	7	$77,403,763	5.6%
	Self Storage	4	$10,216,067	0.7%
	Total	128	$1,388,155,304	100.0%

	(1)		Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow and/or another basis deemed appropriate by the related mortgage loan seller).

	(2)		“Anchored” retail properties include shadow anchored, anchored, single tenant and outlet properties.

H. Property Locations	The mortgaged properties are located in 24 states. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

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State/Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California	13	$360,591,610	26.0%
Florida	14	$158,618,780	11.4%
New York	5	$131,033,347	9.4%
Colorado	6	$121,617,667	8.8%
Texas	12	$110,017,937	7.9%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow and/or another basis deemed appropriate by the related mortgage loan seller).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

I. Due Dates	Subject in some cases to a next business day convention, all of the mortgage loans have due dates upon which interest and/or principal payments are due under the related note that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6	0	78	$1,149,819,531	82.8%
1	0	1	$119,365,623	8.6%
1	5	2	$118,970,150	8.6%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. A grace period does not apply to a maturity date. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each mortgage loan.

J. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Interest Only, then Amortizing (1)	28	$549,618,000	39.6%
Amortizing Balloon(2)	34	$530,801,904	38.2%
Interest Only	10	$284,297,000	20.5%
Interest Only, then Amortizing, ARD(1)	2	$11,975,000	0.9%
Interest Only, ARD	7	$11,463,400	0.8%
Total	81	$1,388,155,304	100.0%

(1)	Includes 30 mortgage loans that pay interest-only for the first 10 to 71 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to maturity or anticipated repayment date. Each such mortgage loan therefore has an expected balloon balance at the maturity date or the anticipated repayment date.

(2)	Does not include (a) mortgage loans that are interest-only through the related maturity date or anticipated repayment date, as applicable or (b) partial interest-only mortgage loans.

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K. Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or impending delinquency.

Each of the following mortgage loans refinanced a prior loan that was in maturity default at the time of refinancing:

• With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Westin Portland, representing approximately 4.2% of the outstanding pool balance as of the cut-off date, the related mortgaged property was modified due to the economic downturn. In exchange for an extension of the interest-only period, the mortgage loan sponsor posted a letter of credit in the amount of $4,000,000 and provided a guaranty of the required property improvement plan.

L. Properties Underwritten
Based on Projections of
Future Income	With respect to 12 mortgaged properties, representing approximately 2.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and therefore the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

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M. Voluntary Prepayment
Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period, as described below:

Defeasance and Prepayment

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Lockout/Defeasance(1)(3)	62	$924,542,735	66.6%
Lockout/Defeasance or Yield Maintenance(1)(3)	3	$252,165,623	18.2%
Lockout/Yield Maintenance(2)(3)	7	$188,008,545	13.5%
Yield Maintenance/ Defeasance or Yield Maintenance(1)(3)	9	$23,438,400	1.7%
Total	81	$1,388,155,304	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least the second anniversary of the closing date.

(2)	All mortgage loans classified as “Lockout/Yield Maintenance” prohibit voluntary prepayment until at least 22 months following the cut-off date.

(3)	Certain of the mortgage loans may permit a voluntary partial prepayment in connection with a partial release or substitution of a mortgaged property or portion thereof prior to the end of the related lockout period for such mortgage loan (including, in certain cases, a defeasance loan that permits a partial release with yield maintenance). See “Description of the Mortgage Pool─Certain Terms and Conditions of the Mortgage Loans─Property Releases” and “─Prepayment Provisions” in this prospectus supplement.

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

Lock-Out Period for Yield Maintenance Loans

Each of the yield maintenance loans listed in the table below permits prepayment with a yield maintenance charge (which amount is, in 10 cases, at least 1.0% of the prepaid amount), in certain circumstances, following the lock-out period (if applicable) as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut- off Date)
Lakewood Center	$119,365,623	8.6%	24
Eden Roc	$95,000,000	6.8%	24
Heartland Industrial Portfolio	$95,000,000	6.8%	24
Carefree Natomas Apartments	$37,800,000	2.7%	24
Midway Shopping Center	$23,970,150	1.7%	24
Siemens Buffalo Grove	$18,479,828	1.3%	23
FogCatcher Inn Pacifica	$16,325,000	1.2%	22

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Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut- off Date)
Cottage Inn by the Sea Pacifica	$15,250,000	1.1%	22
Fireside Inn on Moonstone Beach Pacifica	$12,250,000	0.9%	22
Grand Rapids - 4147 Eastern Ave	$7,125,000	0.5%	0
AT&T Office	$6,733,567	0.5%	22
Haier America HQ	$6,565,000	0.5%	0
Grand Rapids - 5010 52nd St SE	$4,850,000	0.3%	0
Dollar General - Canyon Lake	$897,000	0.1%	0
Dollar General - Pleasanton	$855,400	0.1%	0
Dollar General - Peoria (West)	$845,000	0.1%	0
Dollar General - Bridgeport	$812,500	0.1%	0
Dollar General - Tremont	$780,000	0.1%	0
Dollar General - Wheeler	$708,500	0.1%	0

The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last 4 to 7 scheduled payment dates (through and including their respective maturity date or anticipated repayment date).

N. Certain Variances from
Underwriting Standards	The mortgage loans that German American Capital Corporation will be selling to the depositor were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this prospectus supplement, except as described under “—GACC’s Underwriting Standards—Exceptions” in this prospectus supplement.

The mortgage loans that Cantor Commercial Real Estate Lending, L.P. will be selling to the depositor were originated in accordance with Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” in this prospectus supplement, except as described under “—CCRE Lending’s Underwriting Standards—Exceptions” in this prospectus supplement.

The mortgage loans that Ladder Capital Finance LLC will be selling to the depositor were originated in accordance with Ladder Capital Finance LLC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC—LCF’s Underwriting Standards” in this prospectus supplement.

The mortgage loans that Pillar Funding LLC will be selling to the depositor were originated in accordance with Pillar Funding LLC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Pillar Funding LLC—Pillar’s Underwriting Guidelines and Procedures” in this prospectus supplement.

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O. Mortgage Loans with
Related Borrowers	Seven (7) groups of mortgage loans, including 1 group consisting of 2 cross-collateralized and cross-defaulted mortgage loans, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing approximately 4.3%, 3.2% and 1.7%, respectively, of the outstanding pool balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P. Significant Mortgage Loans	The following table sets forth information regarding the 10 largest mortgage loans, which represent in the aggregate approximately 50.8% of the initial outstanding pool balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR	Cut-off Date LTV	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield
Lakewood Center(1)	$119,365,623	8.6%	3.4320%	130	2.14x	37.9%	22.0%	14.8%
Eden Roc(1)	$95,000,000	6.8%	4.3400%	119	2.34x	44.2%	44.2%	12.0%
Heartland Industrial Portfolio(1)(2)	$95,000,000	6.8%	4.3060%	119	1.36x	74.4%	69.3%	8.6%
Palazzo Verdi	$73,500,000	5.3%	4.8770%	119	1.31x	64.7%	59.6%	8.7%
Equinox West LA	$66,400,000	4.8%	4.6510%	120	1.60x	69.2%	69.2%	7.6%
Two Chatham Center & Garage	$62,321,740	4.5%	4.2700%	119	1.53x	74.9%	60.2%	9.5%
40 Wall Street(1)	$59,883,649	4.3%	3.6650%	119	2.10x	29.6%	21.1%	14.0%
Westin Portland	$58,500,000	4.2%	4.7800%	120	1.69x	70.0%	57.1%	11.8%
Carefree Natomas Apartments	$37,800,000	2.7%	4.5115%	120	1.24x	53.5%	45.7%	7.9%
Bunker Hill Village and Valley Forge Village MHC	$37,650,000	2.7%	4.3860%	119	1.25x	71.4%	65.3%	7.5%
Total/Wtd. Avg.	$705,421,011	50.8%	4.2517%	121	1.73x	57.3%	49.5%	10.7%

(1)	Each such mortgage loan is part of a loan combination and has one or more pari passu companion loans that will not be included in the issuing entity. The debt service coverage ratio, loan-to-value ratios and debt yield for each such mortgage loan have been calculated based on the mortgage loan that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.

(2)	In the case of the Heartland Industrial Portfolio mortgage loan, representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the cut-off date LTV has been calculated based on the “portfolio appraised value”. Based on the “as-is” appraised value of $313,565,000, the cut-off date LTV is 79.7%.

For a brief summary of the 20 largest mortgage loans (including the top 10 mortgage loans described above) in the pool of mortgage loans, see Annex B to this prospectus supplement.

ADDITIONAL CONSIDERATIONS

Optional Termination	On any distribution date on which the aggregate outstanding principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate outstanding pool balance as of the cut-off date (excluding from each of the aggregate outstanding principal balance of all mortgage loans remaining in the issuing entity and the aggregate outstanding pool balance as of the cut-off date, solely for purposes of this calculation, the Lakewood Center mortgage loan), each of (i) the majority controlling class certificateholders, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. If the Class A-1 through Class D certificates are no longer outstanding,

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the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class V, Class R and Class LR certificates (and, if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class X-D, Class X-E and Class X-F certificates) for the mortgage loans and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment to the master servicer and the certificate administrator as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Description of the Certificates—Termination” in the accompanying prospectus.

Repurchase Obligation	Each mortgage loan seller will make the representations and warranties set forth on Annex F to this prospectus supplement, subject to the exceptions set forth on Annex G to this prospectus supplement, with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach or defect (as applicable), repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC, which is an indirect subsidiary of Ladder Capital Finance Holdings LLLP. Pillar Capital Partners I LLC will guarantee payment in connection with the performance of such obligations on the part of Pillar Funding LLC, which is an indirect subsidiary of Pillar Capital Partners I LLC. If the related mortgage loan seller or its affiliate, as applicable, decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage
Loans and REO Properties	Pursuant to the pooling and servicing agreement, if the special servicer determines that it would be in the best interests of the certificateholders and, in the case of a serviced loan

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combination, the related serviced companion loan noteholders (as a collective whole as if such parties constituted a single lender), it will be required to solicit offers for defaulted mortgage loans (including, with respect to any serviced loan combination, the related serviced companion loans) and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of any serviced loan combination, the related serviced companion loan noteholders, as a collective whole as if such certificateholders and companion loan noteholders constituted a single lender. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

With respect to any defaulted mortgage loan or REO property that is part of, or relates to, a serviced loan combination, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related serviced companion loan holder, as further described in this prospectus supplement under “Description of the Mortgage Pool—Loan Combinations.”

The holder of a mezzanine loan secured by direct or indirect equity interests in the related borrower under a mortgage loan and the holder of a subordinate companion loan, if any, generally has the right to purchase the related mortgage loan under certain default scenarios as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Loan Combinations” in this prospectus supplement.

With respect to the Lakewood Center mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the DBWF 2015-LCM special servicer will be required to sell such mortgage loan together with the related companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the DBWF 2015-LCM trust and servicing agreement.

With respect to each of the Eden Roc Mortgage Loan and the La Gran Plaza mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer will be required to sell such mortgage loan together with the related companion loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement.

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With respect to the Heartland Industrial Portfolio mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer (or, after the Heartland Industrial Portfolio Note A-1 securitization date, the Heartland Industrial Portfolio special servicer, which is expected to be LNR Partners, LLC) will be required to sell such mortgage loan together with the related companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement. With respect to the 40 Wall Street mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer (or, after the 40 Wall Street Note A-1 securitization date, the 40 Wall Street special servicer) will be required to sell such mortgage loan together with the related companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

Conflicts of Interest	The relationships between the parties to this transaction and the activities, including business arrangements and financial dealings, of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	•	the ownership of any certificates, companion loans, companion loan-backed securities or mezzanine loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor (or the master servicer or special servicer with respect to the securitization of any non-serviced companion loan) or any of their affiliates;

	•	the relationships, including financial dealings, of the mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates (or the master servicer, special servicer, trustee, certificate administrator or operating advisor with respect to the securitization of any non-serviced companion loan or any of their affiliates) with each other or with any borrower, borrower sponsor or loan guarantor;

	•	the obligation of the special servicer to take actions at the direction of any directing holder;

	•	the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

	•	the opportunity of the initial investor in the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V certificates to request the removal or re-sizing of or other changes to the features of some or all of the

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mortgage loans or to adjust the amount payable to the sponsor of certain mortgage loans from the net proceeds of the certificates purchased by such investor; and

• the activities of the underwriters, master servicer, special servicer, certificate administrator, operating advisor, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

Material Federal Income
Tax Consequences	Elections will be made to treat portions of the issuing entity (exclusive of the portions of the issuing entity consisting of the entitlement to excess interest and the related distribution account), as two separate REMICs, referred to as the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

The Lower-Tier REMIC will issue regular interests, all of which will be held by the Upper-Tier REMIC, and a residual interest. The Upper-Tier REMIC will issue regular interests and a residual interest.

Certain other assets will be held as a portion of the issuing entity separate and apart from the two REMICs. In the opinion of counsel, the portions of the issuing entity consisting of excess interest and related amounts in the Class V distribution account, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

• Each class of offered certificates will constitute a class of “regular interest” in the Upper-Tier REMIC.

• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

• It is anticipated that the Class C and Class D certificates will be issued with original issue discount for federal income tax purposes and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

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ERISA Considerations	A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered by this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. will generally apply to the certificates offered in this prospectus supplement; provided that certain conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the accompanying prospectus.

Ratings	It is a condition to the issuance of the offered certificates that each class of the offered certificates receive investment grade credit ratings from the nationally recognized statistical rating organizations engaged by the dpeositor to rate such class of offered certificates.

See “Ratings” in this prospectus supplement and “Rating” in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies engaged by the depositor to rate the related class of offered certificates has agreed to perform ratings surveillance with respect to its ratings for so long as such related class of offered certificates remains outstanding. It is expected that the fees for such ratings surveillance will be paid by the depositor. Although it is expected that the depositor will pay such fees for ongoing rating surveillance by the rating agencies, the depositor has no obligation or ability to ensure that any rating agency performs any such rating surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

A rating is not a recommendation to purchase, hold or sell the related class of offered certificates. Any rating agency that

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rates a class of offered certificates may, in its discretion, lower or withdraw its rating at any time as to such class of offered certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the offered certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate any class of certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates and any one or more of the engaged rating agencies may issue unsolicited credit ratings on one or more classes of the certificates that it was not engaged to rate upon initial issuance, in each case, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, or otherwise. If any such unsolicited ratings are issued with respect to any rated class of certificates, we cannot assure you that they will not be different from any ratings assigned by an engaged rating agency to the related class of certificates on the closing date. The issuance of any unsolicited ratings that are lower than the ratings assigned by an engaged rating agency to the related class of certificates on the closing date may adversely impact the liquidity, market value and regulatory characteristics of that class of certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the related classes of offered certificates and certain classes of private certificates not offered by this prospectus supplement (although an engaged rating agency may not ultimately issue ratings on all classes of certificates). The decision not to engage certain of the nationally recognized statistical rating organizations to rate any classes of certificates was due, in part, to those engaged nationally recognized statistical rating organizations’ initial subordination levels for such classes of certificates and the decision to engage one or more of the engaged rating agencies to only rate certain classes of certificates, but not others, was also due, in part, to those engaged rating agencies’ initial subordination levels for such classes of certificates. Accordingly, if the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates or had it engaged the engaged rating agencies to rate those other classes of certificates, their ratings of the offered certificates may have been different, and potentially lower, than those ratings ultimately assigned to the related class of offered certificates by the engaged rating agencies. Although unsolicited ratings may be issued by any nationally recognized statistical rating

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organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision not to engage the engaged rating agencies in the rating of a class of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or except in so far as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the engaged rating agencies no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this prospectus supplement and “Rating” in the accompanying prospectus for more information.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus supplement).

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See “Legal Investment” in this prospectus supplement and the accompanying prospectus.

Denominations; Clearance
and Settlement	The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates and (ii) $100,000 with respect to the Class X-A certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

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RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of financing for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the

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offered certificates. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured finance products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue. The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly more restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Even if the real estate market does recover, the mortgaged property and, consequently, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower and may result in the inability of such borrower to make interest payments on the mortgage loan and repayment at maturity. In the event of default by a borrower under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. In addition, certain countries in the Middle East are experiencing social unrest. It is uncertain what effects these events will have in such countries or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors. Any or all of the circumstances described

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above may lead to further volatility in or disruption of the United States or global credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crisis, natural disasters and man-made disasters. We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

•	such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•	notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•	if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

•	if the mortgage loans default, then the yield to maturity on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•	even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield to maturity may be affected by such losses;

•	the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

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•	some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

•	trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not, or should not be considered to be, guaranteed by any governmental agency or private insurer or any other person.

All of the mortgage loans are or should be considered to be non-recourse loans. If a default occurs, the lender’s remedies generally are limited to foreclosing against the related borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain, generally customary, non-recourse carveouts either to the borrower or the loan sponsor. Even if a mortgage loan is recourse to the related borrower (or if a non-recourse carveout to the borrower applies), in most cases, such borrower’s assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property. Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the related borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor,

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the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person. The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans. Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the related borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled. See “Description of the Offered Certificates—General” in this prospectus supplement.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans. The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions. Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors specific to such properties, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the characteristics of the neighborhood where the mortgaged property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants, at the mortgaged property in a particular business or industry;

•	a decline in the financial condition of a major tenant at the mortgaged property;

•	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

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Twelve (12) mortgaged properties, representing approximately 2.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), were either (i) constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and therefore the related mortgaged property has no prior operating history, (ii) the borrower or an affiliate under the related mortgage loan acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

•	the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue

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sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections, including with respect to matters such as tenancy and rental income. The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in this prospectus supplement is predictive of future net cash flows.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines. Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property. The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See, however, Annex G to this prospectus supplement for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex F to this prospectus supplement. In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set

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of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different. In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as an office property used substantially as a data center) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See “—Risks Related to Tenants—Tenant Concentration Entails Risk”.

Some of the mortgaged properties may be subject to reciprocal easement agreements that may prevent such properties from being convertible to alternative uses. The related borrower may be unable to convert the mortgaged property to an alternative use due to certain restrictions and requirements in the reciprocal easement agreement.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark districts. As a result, such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. For example:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc, which secures a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the building is located in a landmark district. Any development may require the approval and review of the Historic Preservation Board.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 40 Wall Street, which secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the mortgaged property has been awarded landmark status by the New York City Landmarks Preservation Committee and is on the U.S. National Register of Historic Places. In addition, changes, alterations, renovations, restorations, improvements or rebuildings in or of the land and the building do not require the ground lessor’s consent (subject to procurement of permits, insurance as required by the ground lease and, depending on the cost of the alterations, bonding), but the ground lessor may object to changes or alterations on the grounds that same would adversely affect the structural integrity of the building, provided such objection would have to be accompanied by a letter of a licensed engineer or architect identifying how such changes or alternations adversely affect the structural integrity of the building. Any alterations involving connecting or tying in the building with another building on an adjoining property requires landlord’s consent, unless such connection or tie in

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existed as of the date of the ground lease. The ground lessor’s consent is required for any demolition of the building, not to be unreasonably withheld or delayed.

In addition, certain other properties may have restrictions related to use, renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. For example:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Bemidji Multifamily, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the use of the mortgaged property is restricted to a single family residential use or apartment buildings consisting of no more than four apartments. The mortgage property consists of 19 buildings, 10 of which contain no more than four apartment units. In addition, with respect to the one office tenant at the multi-apartment building at the mortgaged property, the borrower received a commercial use permit.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, in the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Osborne Chattanooga Office Portfolio, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, both the largest tenant and the fifth largest tenant at the Osborne Building mortgaged property, together representing approximately 59.8% of net rentable area at such mortgaged property, is the GSA-NRC (the United States Nuclear Regulatory Commission) (“NRC”). The mortgaged property houses the NRC’s only technical training center in the United States. The NRC’s premises includes eight full size nuclear reactor control room simulators featuring an exceptionally high level of build out and customization. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government or other specialized office building or leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the tenant does not renew its lease may be significantly lower than the rent currently collected.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity. In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal may have been obtained post-origination. As of the closing date, all of the mortgage loans will have appraisals dated within the prior 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the related borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.

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We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. In certain cases, appraisals may reflect “as-stabilized”, “as-complete”, “as renovated”, “hypothetical as is”, “as portfolio” and/or “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value unless otherwise indicated in the definition of “Appraisal Value” under “Description of the Mortgage Pool” below, on Annex A-1 to this prospectus supplement and/or the footnotes thereto.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the related borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Similar analysis may impact the underwriting of mortgage loans with significant tenants. Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness. There are 37 mortgaged properties, which secure mortgage loans representing in the aggregate approximately 17.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), that are each leased to a single tenant. With respect to 26 mortgaged properties, which secure mortgage loans representing in the aggregate approximately 9.4% of the outstanding pool balance as of the cut-off date, such single tenant leases expire before the related mortgage loan maturity date or anticipated repayment date. Additionally, there are 16 mortgaged properties, securing mortgage loans representing in the aggregate 11.9% of the outstanding pool balance as of the cut-off date, that are each leased to a significant tenant (or a group of affiliated tenants) that lease 50% or more (but not 100%) of the net rentable area at the related mortgaged property. See Annex A-1 to this prospectus supplement for identification of the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area and the scheduled expiration date of

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each such tenant’s lease (which may occur prior to or shortly following the maturity date of the related mortgage loan). In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty and condemnation with respect to specified portions or percentages of the mortgaged property or which prevent the permitted use of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period. For example, see “—Certain Additional Risks Related to Tenants” below with respect to the mortgage loans with tenant rights to terminate its lease prior to the mortgage loan maturity date.

Certain single tenants may not occupy the entire leased space and may sublet all or a portion of the unoccupied space. In such cases, the tenant may not be able to pay its rent if a subtenant vacates, and the single tenant may be less likely to renew its lease than a tenant that fully occupies its leased space.

There can be no assurance that if a single or significant tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the mortgage loan. See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement. Also, certain single tenants may be affiliated with the related borrower. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on a particular loan or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

For additional information regarding significant tenants, see Annex A-1 and Annex B to this prospectus supplement.

Such risks are particularly significant with respect to retail properties, in which case fluctuations in the financial performance of an anchor, shadow anchor or large tenant may significantly impact the financial performance of the related property. Such fluctuations may have a particular impact on the financial performance of smaller tenants and may trigger cotenancy provisions in such tenants’ leases that reduce the amount of rent payable or permit such tenants to terminate their leases. We note that several large retail companies have recently announced store closures in response to decreased consumer demand and increased competitive pressures. One or more of such companies may be an anchor, shadow anchor or large tenant at, or with respect to, certain mortgaged properties. We cannot assure you that any store not listed in a store closure plan will remain open for business or that, in light of increased competitive pressures in the retail industry, any retail anchor, large anchor or large tenant will continue to operate in its leased space. For example:

•	On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Lakewood Center, which secures a mortgage loan representing approximately 8.6% of the outstanding pool balance as of the cut-off date, the mortgaged property has a Best Buy store as a tenant. We cannot assure you that Best Buy will remain open for business or that the closing of any Best Buy store will not impact other mortgaged properties securing mortgage loans in the mortgage pool. In addition, the third largest tenant at the Lakewood Center mortgaged property is JCPenney. On January 15, 2014, JCPenney announced that it expects to close approximately 33 underperforming stores over the next year. We cannot assure you that JCPenney will remain open for business or that the closing of any

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JCPenney store will not impact other mortgaged properties securing mortgage loans in the mortgage pool.

•         In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as 40 Wall Street, Midway Shopping Center, Las Palmas Village and New Hyde Park Commons, which secure mortgage loans representing approximately 4.3%, 1.7%, 1.3% and 0.2%, respectively of the outstanding pool balance as of the cut-off date, each such mortgaged property contains at least one Walgreens store (which includes Duane Reade stores) as a tenant. Walgreens recently announced plans to close approximately 200 stores. Although specific properties have not been identified by the company, we cannot assure you that the Walgreens stores at these mortgaged properties will not be closed.

•         In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Midway Shopping Center, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, such mortgaged property contains an OfficeMax store as a tenant. OfficeMax is a subsidiary of Office Depot, Inc. In May 2014, Office Depot, Inc. announced plans to close approximately 400 locations (approximately 21% of all its stores) over the following two years. Although specific properties have not been identified by Office Depot, Inc., we cannot assure you that the OfficeMax stores at these mortgaged properties will not be closed.

•         On June 15, 2015, Gap, Inc. (the “Gap”) announced plans to close approximately 175 stores, approximately 140 stores will close this year in an effort to reduce store locations. Although specific properties have not been identified by the company, we cannot assure you that mortgaged properties having such tenants will not be adversely affected. In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Vero Beach Outlets, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, The Gap, Inc. Outlet #1633 is the fourth largest tenant at the mortgaged property. We cannot assure you that this Gap will remain open for business or that the closing of any other Gap store will not impact other mortgaged properties securing mortgage loans in the mortgage pool.

Where an income producing property is leased to tenants that are heavily concentrated in a particular business or industry, a deterioration in the financial condition of such business or industry may cause a change in the plan of operations of one or more of those tenants at the same time. If such tenant leases expire and are not renewed or any such tenants have termination options that are exercised, and such non-renewal and/or termination options occur at the same time (or close in time) due to deteriorating conditions in a particular industry, this could cause (i) an interruption of rental payments under a related lease (during the time it takes for the space to be re-leased, which may require substantial capital costs to make the space appropriate for a replacement tenant), (ii) a significant reduction in rental payments for such space to the extent the space cannot be re-leased on or near comparable terms or (iii) the termination of rental payments for such space if the space cannot be re-let during the term of the mortgage loan.

For additional information regarding significant tenants, see Annex A-1 to this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the related borrower under the mortgage loan or to an affiliate of such borrower, a deterioration in the financial condition of such borrower or its affiliates

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can be particularly significant to such borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if such borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the related borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises. Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant. In addition, in some cases, a master lease with the related borrower or an affiliate of such borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Certain of the mortgaged properties are leased in part by borrowers or borrower affiliates. Set forth below are examples of mortgaged properties securing the 20 largest mortgage loans at which at least 10% of (i) the gross income at the mortgaged property relates to leases between the related borrower and an affiliate of such borrower or (ii) the net leasable area at the mortgaged property is leased to an affiliate of the related borrower, excluding mortgaged properties that are leased to an affiliate of such borrower that functions as an operating lease or tax credit lease structure:

•         With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Equinox West LA, representing approximately 4.8% of the outstanding pool balance as of the cut-off date, the sole tenant, Equinox – West LA, is an affiliate of the related borrower.

•         With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Boudin at the Wharf, representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the sole tenant, Boudin Bakery Operated by Boudin Properties Operating, is an affiliate of the related borrower. Boudin Holdings, Inc. (the mortgage loan non-recourse carveout guarantor) is also the lease guarantor.

•         With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.9% of the outstanding pool balance as of the cut-off date the largest tenant, Mercado (Zocalo Property, LP) (“Zocalo”), representing 12.1% of the net rentable area at the mortgaged property, is an affiliate of the sponsor and of the property manager. Zocalo has entered into a master lease with the related borrower for a space known as the “Mercado.” The master lease has a twelve year term and a rental rate of $1,318,168 per annum. The master lease is cross-defaulted with the mortgage loan and there is a subordination and assignment of the master lease. In addition, a reserve of $1,318,168 was established at origination of the mortgage loan. Provided that no sweep event, other than a Mercado sweep event, is then in effect, the related borrower may draw on the reserve to cover shortfalls associated with operations of Mercado. In the event that such borrower draws on the reserve, all excess cash flow at the mortgaged property will be swept until the reserve reaches the balance of $1,318,168.

In some cases involving a manufactured housing community mortgaged property, an affiliate of the related borrower may own one or more of the homes at such mortgaged property, which it rents out like apartments, and may master lease the underlying pads. Only the rental income from the pads (but not from the homes) will be payable to the related borrower.

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Certain Additional Risks Related to Tenants. The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

•	space in the mortgaged properties could not be leased or re-leased (whether due to market conditions or specific provisions in leases that restrict the related borrower from leasing other space to certain types of tenants);

•	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Certain Risks of School Tenants. Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school or a charter school may decrease due to, among other factors:

•	changing local demographics;

•	competition from other schools;

•	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

•	reductions in education spending as a result of changes in economic conditions in the area of the school;

•	poor performance by teachers, administrative staff or students; or mismanagement at the private school; and

•	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from online students, many of which finance their education by utilizing the federal financial assistance under Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Certain Risks of Medical or Dental Office Tenants. Certain of the mortgaged properties are occupied by tenants that utilize the mortgaged property as medical or dental offices, some of which offices may perform out-patient medical procedures. The performance of a medical or dental office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical or dental office property. In addition, the performance of a medical or dental office property may depend on reimbursements to

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tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical or dental office properties appeal to a narrow market of tenants and the value of a medical or dental office property may be adversely affected by the availability of competing medical or dental office properties.

Certain Risks of Restaurant Tenants. Certain of the mortgaged properties include significant restaurant tenants. For information regarding significant restaurant tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement. Certain other mortgaged properties may have smaller restaurant tenants. Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants. Certain of the mortgaged properties includes significant health club, fitness center, gymnastics, dance or other recreational facilities or exercise studio tenants. For information regarding health club, fitness center, exercise studio or recreational facility tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement. Certain other mortgaged properties may have smaller health club, fitness center, exercise studio or similar tenants. Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

•	the physical attributes of the property (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs, exercise studios and other recreational facilities may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any mortgaged property containing health club, fitness or other recreational facilities consequently may be less than would be the case if the applicable space at the related mortgaged property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater and other Specialty Entertainment Tenants. Certain of the mortgaged properties includes significant movie theater tenants or other specialty entertainment tenants such as a live theater tenants or gaming tenants. For information regarding such significant tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement.

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Properties with movie theater tenants, or other specialty entertainment tenants such as live theater tenants or gaming tenants, are exposed to unique risks. Aspects of building site design and adaptability affect the value of a theater or other specialty entertainment venue and make it difficult to easily convert to another use. Gaming tenants may rely on a special license related to the operation of its business, which licenses are generally not transferable. In addition, decreasing attendance at a theater or other specialty entertainment venue could adversely affect revenue of the theater or such other specialty entertainment venue, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings. See “—Risks Related to Tenants—Tenant Bankruptcy Entails Risks” in this prospectus supplement.

Certain Risks of Retail Bank Branches. Certain of the mortgaged properties may be occupied by one or more tenants that utilize a portion of the mortgaged property as a bank branch. Bank branches are specialty use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties. For information regarding bank branch tenants at office properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease defaults or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified. This, in turn could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain Risks Related to Rent Abatement Periods. Certain tenants currently may be in a “free rent” or rent abatement period. There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires. For example, with respect to the top 20 mortgage loans, the following tenants listed on Annex A-1 to this prospectus supplement are currently in a “free rent” or abatement period for all or a significant portion of such tenant’s leased space:

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc, which secures a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, Nobu has twenty days of free rent following the delivery of the applicable space. This space is expected to be delivered on or prior to June 30, 2016.

•        In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Palazzo Verdi, which secures a mortgage loan representing approximately 5.3% of the outstanding pool balance as of the cut-off date, the in-coming second largest tenant at the property, Envision Healthcare, which upon taking possession of the premises (expected to be April 2016), will represent 25.5% of net rentable area at the mortgaged property, has 6 months of free rent in 2016 followed by 6 months of abated rent. A rent reserve of $2,715,236 was established at origination to cover the period from the departing tenant’s lease termination through the replacement tenant’s commencing payment of full unabated rent. The funds in the rent reserve are to be released to the related borrower in monthly installments provided no event of default exists, in accordance with the schedule set forth in the related loan documents.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 40 Wall Street, which secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, several tenants have

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free rent periods. In lieu of establishing a reserve for the amount of the free rent, the borrower’s sponsor has provided a guaranty for such amounts (in addition to other amounts referred to under “—Risks Related to Loan Sponsor Guaranties”), which guaranty is subject to a cap of $26,000,000, except with respect to lease termination payments, ground lease payments and insurance premiums, none of which are subject to the cap.

Certain Risks Related to Early Termination Provisions in Tenant Leases. Repayment of the mortgage loans secured by retail, office, mixed use and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office, mixed use and industrial properties are set forth on Annex A-1 to this prospectus supplement. In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date. In some cases, this option may be at any time or after the passage of time. In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease (including impermissible uses of other portions of the property) or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations or changes in zoning, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives, in connection with the inability of the tenant to exercise an expansion right or, in the case of a government tenant, for lack of appropriations or other reasons.

Furthermore, certain of the mortgaged properties have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease. For example (with respect to the top 20 mortgage loans and the tenants listed on Annex A-1 to this prospectus supplement), the following significant tenants have lease provisions that permit the tenant to unilaterally terminate its lease or to abate rent, in each case on a future date during the mortgage loan term and prior to the stated lease expiration date:

•         With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc, which secures a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, Nobu Associates (South Beach) L.P. (“Nobu”) has the right to terminate its restaurant lease (1) in the event the applicable borrower fails to substantially complete the landlord’s work and deliver possession of the applicable space by June 30, 2016 (subject to force majeure); (2) in the event Nobu is unable to receive a liquor license within twelve months following the filing of an application therefor for reasons beyond Nobu’s control; (3) in the event borrower exercises an early termination right under a related hotel agreement between the borrower and an affiliate of Nobu; and (4) in the event of an event of default beyond applicable notice and cure periods by the borrower under certain related hotel and management agreements between the borrower and affiliates of Nobu.

•         With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Heartland Industrial Portfolio which secures a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, (1) the 2000 Stanley Gault Parkway tenant, Faurecia Interiors Louisville, occupying 100.0% of the net rentable square footage, has the ongoing right to terminate its lease on or after March 1, 2017 upon 270 days’ written notice and payment of a $1,000,000 cancellation fee; (2) the 300 Oak Bluff Lane tenant, Schurman Fine Paper, occupying 100.0% of the net rentable square footage, has the ongoing right to terminate its lease upon 365 days’ written notice and the payment of two years annual rent; (3) the 120 Trans Air Drive tenant, AmerisourceBergen Drug Corp, occupying 100.0% of the net rentable square footage, has the ongoing right to terminate its lease upon 270 days’ written notice and the payment of all unamortized transaction costs which are estimated at $1,693,214; and (4) the 801 Swan Drive tenant, Menlo Logistics, Inc., occupying 30.9% of the net rentable square footage, has the ongoing right to terminate its lease upon 30 days’ written notice and payment of a $99,000 termination fee.

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•       In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Palazzo Verdi, which secures a mortgage loan representing approximately 5.3% of the outstanding pool balance as of the cut-off date, the current second largest tenant, Ciber, Inc. has exercised its termination option and has agreed to vacate the premises no later than December 31, 2015 and pay a termination fee of $1,461,587 by the lease expiration date of January 1, 2016. The in-coming second largest tenant, Envision Healthcare, which is expected to take possession of Ciber, Inc.’s former premises in April 2016, has the right to terminate its lease if the premises are not delivered to it by July 1, 2016.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 40 Wall Street, which secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the following tenants, representing in the aggregate 12.7% of net rentable area, have termination options as follows:

(A) Duane Reade, has the right to terminate its 54,500 square feet office space effective March 31, 2018 with payment of a $2,932,476 cancellation fee, and effective March 31, 2023 with payment of a $535,917 cancellation fee; and

(B) Haks Engineering & Land Surveyors has a termination right for its space effective March 2024 with 12 months’ notice and a termination fee of $2,110,746.

•        In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as McMullen Portfolio, which secure a mortgage loan representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the following tenants have termination options and rent abatement as follows:

(A)    Gfk Holding Inc., occupying 100.0% of the net rentable area at the Valley Ranch Business Park #19 mortgaged property, has a one-time right to terminate its lease on March 31, 2016, with six months’ notice and payment of a $200,000 termination fee.

(B)    Yeo & Yeo, P.C., occupying 23.2% of the net rentable area at the Eisenhower Commerce Center mortgaged property, has the right to terminate its lease on July 31, 2020 or July 31, 2022, with six months’ notice and payment of a termination fee which decreases in 2022. Yeo & Yeo, P.C. also has rent abatement until September 30, 2015.

•         With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, Everest College, the fourth largest tenant, occupying approximately 4.0% of the net rentable area at the mortgaged property, has a one-time right to terminate its lease effective September 30, 2016 upon no less than six months’ notice.

•         In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Osborne Chattanooga Office Portfolio, which collectively secure a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the five largest tenants have termination options as follows:

(A) the largest tenant and fifth largest tenant at the Osborne Building mortgaged property, representing in the aggregate approximately 59.8% of net rentable area, the GSA-NRC, may terminate its lease in whole or in part by at least 90 days’ written notice;

(B) the largest tenant at the 6200 Building mortgaged property, the GSA-Department of Veteran Affairs, representing approximately 78.3% of net rentable area, may terminate its lease at any time, upon at least 180 days’ prior written notice;

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(C) the largest tenant at the 6300 Building mortgaged property, the GSA-IRS, representing approximately 65.7% of net rentable area, may terminate its lease in whole or in part at any time on or after May 1, 2016 upon at least 60 days’ prior written notice;

(D) with respect to the sole tenant at the 6000 Building mortgaged property, Virginia College, LLC, representing 100.0% of net rentable area, if the lease agreement between the tenant and Osborne Holdings, LLC, relating to the adjacent premises is terminated pursuant to the terms of a financial contingency set forth therein, the related lease will terminate simultaneously with such other lease agreement; and

(E) the largest tenant at the Uptain Building mortgaged property, Maximus, Inc., representing approximately 16.5% of net rentable area, has a continuous option to terminate the lease at any time by 90 days’ prior written notice, should Maximus Inc.’s contract with its client terminate or be materially altered.

•         In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Midway Shopping Center, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the third largest tenant, OfficeMax, (which occupies 9.7% of net rentable area) may terminate its lease or reduce its rent to 1.0% of gross sales if 75% of ground floor space is not operating. In addition, the fourth largest tenant, Foot Locker Specialty Inc. (which occupies 5.8% of net rentable area) may terminate its lease upon 90 days’ notice if its sales between February 1, 2015 and January 31, 2016 do not equal or exceed $2,500,000.

The footnotes to Annex A-1 to this prospectus supplement identify certain of the non-contingent early termination provisions related to 5 largest tenants shown on Annex A-1. However, such footnotes do not identify all of the early termination options that tenants may have under their leases. In addition, see “Annex B—Description of the Top 20 Mortgage Loans” for certain non-contingent early termination provisions related to the 5 largest tenants shown on Annex A-1 for the top 10 mortgage loans.

There are risks associated with leases with the government or a government agency. Appropriations clauses exist in most leases with the government or a governmental agency. These clauses usually permit the tenant to terminate its lease if the governmental agency does not receive adequate funding or for other related reasons. Additionally, any government shutdown or failure by the government to approve a budget bill might delay the receipt of payments under leases to the U.S. government or a state or local government. Solely with respect to the top 20 mortgage loans, we are aware of the following government tenants that represent one or more of the 5 largest tenants (by net rentable area leased) listed on Annex A-1 of this prospectus supplement that have an appropriations clause:

•         In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Osborne Chattanooga Office Portfolio, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the tenants at the mortgaged properties predominantly consist of state and federal government and local office tenants. As discussed under “—Certain Risks Related to Early Termination Provisions in Tenant Leases”, some of the largest tenants at the mortgaged property have the right to unilaterally terminate their leases.

Certain Risks of Charitable Institution Tenants. Certain mortgaged properties may have tenants that are charitable or non-profit institutions that generally rely on contributions from individuals and/or government grants or other subsidies to pay rent on office space and other operating expenses. For information regarding significant charitable or non-profit tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement. There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no

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assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Risks Related to Tenants Not Yet In Occupancy. There are risks associated with leases with tenants that are not yet in occupancy. With respect to such tenants, we cannot assure you that these tenants will take occupancy, begin paying rent or accept possession of the premises. If these tenants do not take occupancy of the leased space and begin paying rent, in some cases such tenants may be permitted to terminate the related lease. This will result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan. For example, solely with respect to the five largest tenants (by net rentable area leased) at the mortgaged properties securing certain of the top 20 mortgage loans:

•        With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc, which secures a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the restaurant tenant, Nobu, has signed a lease but is not yet in occupancy. The related borrower is responsible for construction of the applicable space and is required to deliver possession on or prior to June 30, 2016 subject to force majeure.

•        In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Palazzo Verdi, which secures a mortgage loan representing approximately 5.3% of the outstanding pool balance as of the cut-off date, the second largest tenant, Envision Healthcare Corp., which has executed a 126-month lease, is not yet paying rent and is expected to assume occupancy (of approximately 25.5% of net rentable area) in April 2016 under a lease that affords free rent and rent abatement periods for the first 12 months of the term. A rent reserve of $2,715,236 was established at origination to cover the period from the departing tenant’s lease termination through the replacement tenant’s commencing payment of full unabated rent.

•        In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as McMullen Portfolio, which secure a mortgage loan representing approximately 2.3% of the outstanding pool balance as of the cut-off date, Nexient, which is currently subleasing the Tecumseh Products Company space at Valley Ranch Business Park #3 until December 31, 2015, is expected to commence a new direct lease on January 1, 2016, with two months of rent abatement. Additionally, Nexient leases 18,517 square feet of space in Valley Ranch Business Park # 4 & 5 and is expected to take occupancy of the remaining 15,083 square feet in the building once the Rovi Inc. lease expires on July 31, 2015. Nexient is entitled to rent abatement on the leased space in Valley Ranch Business Park #4 & 5 until July 31, 2015.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the fifth largest tenant, Cinemagic-Bilingual Realty, Inc., occupying approximately 3.5% of the net rentable area at the mortgaged property, has signed a lease and is constructing its space but is not yet in occupancy.

•        In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Westway Industrial, which secures a mortgage loan representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the second largest tenant, The Wycliffe Seed Company, Inc., is currently in possession of its space but is not yet in occupancy. At origination, the borrower established a free rent reserve for such tenant.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the

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mortgaged properties. In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs. If a tenant defaults in its obligations to a related borrower (or if a tenant terminates pursuant to the terms of its lease), that borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

In addition, a tenant lease that expires or is terminated near or shortly following the maturity date (or the anticipated repayment date, if applicable) of a mortgage loan may make it more difficult for the related borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this prospectus supplement.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may have been, may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the

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future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed. The top 10 mortgage loans represent approximately 50.8% of the outstanding pool balance as of the cut-off date. The top 20 mortgage loans represent approximately 70.3% of the outstanding pool balance as of the cut-off date. Losses on any of these mortgage loans may have a particularly adverse effect on the offered certificates.

The top 20 mortgage loans are described in Annex B to this prospectus supplement. Each of the mortgage loans other than the top 10 mortgage loans represents no more than 2.3% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Seven (7) groups of mortgage loans, including one group consisting of two cross-collateralized and cross-defaulted mortgage loans, are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing approximately 4.3%, 3.2% and 1.7%, respectively, of the outstanding pool balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors. See Annex A-1 to this prospectus supplement for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

•	Twenty-four (24) retail properties, representing approximately 24.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Eleven (11) hospitality properties, representing approximately 19.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Thirty-three (33) office properties, representing approximately 19.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Twenty-six (26) industrial properties, representing approximately 11.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

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•	Five (5) mixed use properties, representing approximately 9.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Eighteen (18) multifamily properties, representing approximately 9.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Seven (7) manufactured housing community properties, representing approximately 5.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Four (4) self storage properties, representing approximately 0.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 24 states.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans (or allocable portion thereof, with respect to mortgage loans secured by multiple mortgaged properties), and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California	13	$ 360,591,610	26.0%
Florida	14	$ 158,618,780	11.4%
New York	5	$ 131,033,347	9.4%
Colorado	6	$ 121,617,667	8.8%
Texas	12	$ 110,017,937	7.9%

(1)	Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow and/or another basis deemed appropriate by the related mortgage loan seller).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement. Also, for certain legal aspects of mortgage loans secured by mortgaged properties located in a state with a concentration of 10% or more of the outstanding pool balance, see “Legal Aspects of Mortgage Loans in California and Florida” in this prospectus supplement. Except as set forth in the chart above, no state or location contains more than 4.5% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans secured by or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to, such mortgaged properties).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are

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located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties. For example, properties located in California, Florida, South Carolina, Tennessee, Alabama and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, South Carolina, Alabama and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country. Recent hurricanes have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties may be located in areas more susceptible to these natural disasters. The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available. Even if material improvements on the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss. Moreover, we cannot assure you that hurricane damage would be covered by insurance. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values. Certain of the mortgaged properties are located in such cities, states and regions of the country.

With respect to the state concentration levels shown in the chart above, certain areas within a state may have a particularly high concentration of mortgaged properties. For example, with respect to the five (5) mortgaged properties located in New York State, all of those mortgaged properties, representing approximately 9.4% of the outstanding pool balance as of the cut-off date, are located in New York City. With respect to the related mortgage loans, repayments by the related borrower and the market value of the related mortgaged properties could be affected by economic conditions general or specific to New York City. Performance of the related mortgaged properties could be adversely affected by conditions in the New York City real estate market, changes in city and state governmental rules and fiscal policies, acts of nature, including earthquakes, windstorms, hurricanes, sinkholes and floods (which may result in uninsured losses), and other factors which are beyond the control of the related borrowers and the related property managers. In addition, the economy of New York City may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in the city. The strength of the New York City economy and the office and retail leasing market is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services, and the strength of the tourism industry in New York City. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office and retail space and increases in office and retail rental rates. A weakening of the New York City office and retail leasing market generally and the midtown New York City office and retail leasing market in particular may adversely affect the operation of the related mortgaged property and lessen its market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of the mortgaged properties located in New York City could adversely affect the amount and timing of payments on the related mortgage loan and consequently the amount and timing of distributions on the certificates.

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Retail Properties Have Special Risks

Twenty-four (24) mortgaged properties, securing mortgage loans representing in the aggregate approximately 24.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties. For a list of retail properties with a single tenant, see Annex A-1 to this prospectus supplement. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Certain retail properties may have other non-retail types of tenants including office, medical and dental office tenants. For risks related to office tenants, see “—Office Properties Have Special Risks” in this prospectus supplement.

In addition, certain of the retail properties may be subject to reciprocal easement agreements or fee-sharing agreements or other agreements in connection with the operation and maintenance of certain areas shared by the related borrower and other property owners. There can be no assurance that the other property owners will comply with the terms of the related fee sharing agreements.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property. Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement. However, there can be no assurance that a shadow anchor will satisfy its obligations under any such agreement.

Eighteen (18) of the mortgaged properties, representing approximately 22.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or “shadow anchor tenant” or is an outlet center or are leased to a single tenant. For identification of retail properties with a single tenant, see Annex A-1 to this prospectus supplement.

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In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have shadow anchor stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such shadow anchors that contain certain operating and maintenance covenants.

Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property. Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

Tenant leases and REAs at retail mortgaged properties may have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the retail mortgaged properties may have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower. There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy. Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period. There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at

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the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of a Retail Property. Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	video shopping networks;

•	catalogue retailers;

•	home shopping networks;

•	direct mail;

•	internet websites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

See Annex A-1 to this prospectus supplement for the 5 largest tenants (by net rentable area leased) at each of the retail mortgaged properties.

Hospitality Properties Have Special Risks

There are eleven (11) hospitality properties, representing approximately 19.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Four (4) hospitality properties, representing approximately 14.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered full service. Four (4) hospitality properties, representing approximately 3.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered limited service. Two (2) hospitality properties, representing approximately 0.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered extended stay. One (1) of the hospitality properties, representing approximately 0.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), is considered select service.

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Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Hospitality	11	$ 273,810,031	19.7%
Full Service	4	$ 202,032,493	14.6%
Limited Service	4	$ 48,988,433	3.5%
Extended Stay	2	$ 12,289,106	0.9%
Select Service	1	$ 10,500,000	0.8%

Various factors may adversely affect the economic performance of a hospitality property, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

•	poor property management;

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

•	ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	leases with restaurant or club operators that may be a draw to a hospitality property;

•	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

•	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc, which secures a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the mortgaged property is unflagged. However, pursuant to an agreement with Nobu Hospitality, 213 of the 631 hotel rooms (all of which are located in 1 of the 2 towers at the mortgaged property), the restaurant, the lobby bar and the food and beverage operation for the hotel will be operated under the Nobu Hospitality brand. In connection with the Nobu Hospitality rebranding, portions of the mortgaged property are currently under construction and it is expected that such construction will be completed by approximately March 2016. The non-recourse carveout guarantors under the mortgage loan, as well as Roberto Chapur Zahoul, Key International Holdings, Inc.,

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and Key International II, LLC, provided a completion guaranty with respect to the related ongoing construction.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Westin Portland, which secures a mortgage loan representing approximately 4.2% of the outstanding pool balance as of the cut-off date, the mortgage loan sponsor has the option to terminate the Westin Hotel flag and management agreement prior to the August 2019 expiration date following the earlier of: (a) 60 days from the date of securitization and (b) December 10, 2015, with one year’s advance notice. Prior to the termination, the mortgage loan borrower, among other things, is required to pay $1.5 million into a related reserve account. In addition, with respect to the Westin Portland mortgaged property, two (2) new hotels totaling 371 rooms are planned for the mortgaged property’s greater area. One of the new hotels is a 168-room Hotel Eastlund that is expected to open in August 2016. The second hotel is a 203-room Hyatt House Riverplace that is expected to open in August 2016. These two hotels will be located further away from the downtown Portland, and as such are not expected to directly compete with the Westin Portland.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Embassy Suites Denver Tech Center, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, three (3) new hotels totaling 461 rooms are planned for the mortgaged property’s greater area. One of the new hotels is a 203-room Westin Hotel that is in the final planning stages and is expected to open in March 2016. Another of the new hotels is a 174-room Embassy Suites hotel that is still in the planning stages and proposed to open in June 2018. These two hotels are expected to be somewhat or partially competitive with the related mortgaged property and expected to be of at least comparable quality to the related mortgaged property.

See also “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties” below.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue. The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods. There can also be no assurance that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls. For example:

•        In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Corpus Christi Portfolio, which secure a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the related borrower deposited $45,000 (the initial “Seasonality Cap”) into a seasonality reserve account at origination. The seasonality reserve can be utilized to fund operating shortfalls and/or mortgage loan debt service shortfalls. If the amount of the seasonality reserve is less than the Seasonality Cap, the reserve is to be replenished with monthly deposits in an amount equal to the lesser of (x) $15,000 or (y) excess cash flow until the Seasonality Cap is reached. The amount of the seasonality reserve cap and seasonality reserve monthly payments may be adjusted at any time by the lender in its sole discretion, provided, however, that the total annual amount of deposits into the seasonality reserve account may not be increased except (i) in the event of a material change in the occupancy fluctuation, average daily rate or gross income from operations, (ii) in the event of specified declines in the debt service coverage ratio, or (iii) if required by any rating agency.

•        In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Garden of the Gods RV Park, representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the related borrower deposited $115,000 (the initial “Seasonality Cap”) into a seasonality reserve account at origination. The seasonality reserve can be utilized to fund operating shortfalls and/or mortgage loan debt service shortfalls. If

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the amount of the seasonality reserve is less than the Seasonality Cap, the reserve is to be replenished in an amount equal to the lesser of (x) 25% of the then-current Seasonality Cap, and (y) excess cash flow, provided that an amount equal to the Seasonality Cap is required to be funded by September of each year. The amount of the seasonality reserve cap is to be adjusted on an annual basis and shall be determined by the lender in its sole but reasonable discretion and will be 110% of the annual shortfall, determined by annualizing (x) net cash flow for the prior 24-month period less (y) debt service for the prior 24-month period (for purposes of such calculation, assuming the loan has been in place for the entirety of such period).

The Inability To Maintain a Liquor License May Adversely Impact Hospitality Revenue. The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses. In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property with a restaurant or bar could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Franchisor or Management Company. Seven (7) of the hospitality properties, representing approximately 9.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are affiliated with a national franchisor through a franchise agreement or management agreement. Certain of the hospitality properties may be subject to a management or marketing arrangement with a regional or national brand. A hospitality property that derives its brand through a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality mortgaged property affiliated with a franchise through a franchise agreement or management agreement or managed by a hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Certain of these franchise agreements or management agreements may, by their express provisions, expire during the term of the related mortgage loan. For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc, which secures a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the related borrower may terminate the hotel agreement with Nobu Hospitality LLC during the fourth year effective as of the seventh anniversary of the opening date of the Nobu hotel upon payment of a specified termination fee to Nobu Hospitality LLC, (ii) following the ninth anniversary of the opening date of the Nobu hotel, at any time upon one year’s notice, and (iii) if the Nobu hotel fails to meet certain performance tests for two consecutive years. In addition, Nobu Hospitality LLC may terminate the hotel agreement if the borrower

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fails to cause the hotel to open by June 30, 2016. In addition, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as, Westin Portland, which represents approximately 4.2% of the outstanding pool balance as of the cut-off date, the related mortgaged property is subject to a management agreement that expires on August 31, 2019, during the term of the mortgage loan. We cannot assure you that such agreements will be renewed. In addition, no assurance can be given that a franchise or management agreement will not be terminated for any other reason during the term of the related mortgage loan or that the issuing entity would be able to renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement, including with respect to any in place at the time of foreclosure.

Some hospitality properties however, may not be subject to franchise agreements, and therefore may not be required to maintain certain standards and satisfy certain criteria that would typically be required by a franchisor or a hotel chain.

Office Properties Have Special Risks

Thirty-three (33) mortgaged properties, securing mortgage loans representing approximately 19.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are office properties.

Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	the quality of property management;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

In addition, certain of the office properties may be subject to reciprocal easement agreements or fee-sharing agreements or other agreements in connection with the operation and maintenance of certain areas shared by the related borrower and other property owners. There can be no assurance that the other property owners will comply with the terms of the related fee sharing agreements.

Certain Risks of Medical or Dental Office Tenants. Certain of the mortgaged properties are occupied by tenants that utilize the mortgaged property as medical or dental offices, some of which offices may perform out-patient medical procedures. The performance of a medical or dental office property may depend on the proximity of such property to a hospital or other healthcare establishment and on

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reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical or dental office property. In addition, the performance of a medical or dental office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical or dental office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical or dental office properties.

See Annex A-1 to this prospectus supplement for the 5 largest tenants (by net rentable area leased) at each of the office mortgaged properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Industrial Properties Have Special Risks

There are twenty-six (26) industrial properties, representing approximately 11.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights,

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wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses have tenants that are subject to risks unique to their business, which may include cold storage facilities. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

Further, certain of the industrial properties may be occupied by tenants that utilize a portion of the mortgaged property as medical offices, some of which may perform out-patient medical procedures. See “—Office Properties Have Special Risks” in this prospectus supplement for information regarding medical office tenants.

Mixed Use Properties Have Special Risks

There are five (5) mixed use properties, representing approximately 9.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Each of these mixed use properties contains two or more of the following property types: office, retail, multifamily, parking or warehouse. To the extent a mixed use property has one or more of the components above, such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Parking Properties Have Special Risks”. See Annex A-1 to this prospectus supplement for the 5 largest office and/or retail tenants (by net rentable area leased) at each of the mixed use properties. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Multifamily Properties Have Special Risks

There are eighteen (18) multifamily properties, representing approximately 9.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the quality of property management;

•	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

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•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

•	the presence of competing properties and residential developments in the local market;

•	the existence of corporate tenants renting large blocks of units at the property, which if such tenant vacates would leave the property with a significant percentage of unoccupied space, and if such tenant was renting at an above-market rent may make finding replacement tenants difficult;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

In addition, certain of the multifamily properties may be subject to reciprocal easement agreements or fee-sharing agreements or other agreements in connection with the operation and maintenance of certain areas shared by the related borrower and other property owners. There can be no assurance that the other property owners will comply with the terms of the related fee sharing agreements.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan. Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

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In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control or rent stabilization rules on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Some local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In other states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. In some jurisdictions, including, for example, New York City, many apartment buildings are subject to rent stabilization and some units are subject to rent control. These regulations, among other things, limit a borrower’s ability to raise rents above specified percentages. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repair or renovate the mortgaged property or repay its mortgage loan from net operating income or from the proceeds of a sale or refinancing of the mortgaged property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this prospectus supplement.

Student Housing Facilities Pose Risks Not Associated With Other Types of Multifamily Properties. One (1) mortgaged property representing approximately 0.2% of the outstanding pool balance as of the cut-off date, is 10% or more occupied as student housing. Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing. Such properties are also affected by their reliance on the financial well-being of the college or university to which such housing relates or the college or university that is leasing such space, competition from on-campus housing units (which may adversely affect occupancy), and the physical layout of the housing (which may not be readily convertible to traditional multifamily use). In addition, student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are often available for periods of fewer than 12 months.

Certain Risks Related to Senior Housing Properties.  The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Carefree Natomas Apartments, representing approximately 2.7% of the outstanding initial pool balance as of the cut-off date, is a senior housing property.  The senior housing market sector is highly competitive.  Senior housing properties face competition from numerous local, regional, and national providers of senior housing.  The successful operation of a senior housing property will generally depend upon the number of competing facilities in the local market, as well as on other factors.  These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff.  In addition, the costs of renovating, refurbishing or expanding a senior housing facility in order to remain competitive can be substantial.  Because units in a senior housing facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees.  If the development of new senior housing facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on a senior housing property in such areas. If a senior housing facility fails to attract seniors with sufficient income,

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assets or other resources required to pay the fees associated with senior housing services, occupancy rates, revenues and results of operations could decline.

In addition, Medicare does not reimburse beneficiaries for room, board or services and commercial private insurance does not typically cover senior housing facilities.  Accordingly, senior housing facilities rely on the ability of their residents or their families to pay the resident and other fees from their own funds.  Not all seniors living in the regions where senior housing facilities are located will be able to afford an extended stay in such senior housing facility.  Due to the dependency of a senior housing facility on private pay sources, events which adversely affect the ability of seniors to afford the resident fees could cause occupancy rates, revenues and results of operations to decline.  Economic downturns, changes in demographics, degradation of the local economy or the neighborhoods in which senior housing properties operate, inflation or other circumstances that adversely affect the ability of the elderly to pay for the services could adversely affect the ability of seniors to afford resident fees.

Manufactured Housing Community Properties Have Special Risks

There are seven (7) manufactured housing community properties, representing approximately 5.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation;

•	restrictions on the age of tenants that may reside at the property; and

•	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan may be rented on a lease-to-own basis. Some of the leased

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homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties require that residents be 55 years of age or older, thereby limiting the potential tenant pool. The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads. Tenants for such pads tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations. Rentals of recreational vehicle pads may also be more seasonal in nature. Some of the mortgage loans securing manufactured housing community mortgaged properties may provide for seasonality reserves. For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Garden of Gods RV Park, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, a seasonality reserve account was established at origination. See “—Hospitality Properties Have Special Risks—The Seasonality of Business May Create Shortfalls in Hospitality Revenue” above for a discussion of risks associated with business subject to seasonal fluctuations in revenue.

There are four (4) self storage properties, representing approximately 0.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Various factors may adversely affect the value and successful operation of a self storage property.

Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single-family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

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•	age of improvements; or

•	other factors;

so that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Self storage facilities may include specialty storage, such as boat storage and RV storage.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units). No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Parking Properties Have Special Risks

Certain of the mortgaged properties contain a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•         the number of rentable parking spaces and rates charged;

•         the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•         the amount of alternative parking spaces in the area;

•         the availability of mass transit; and

•         the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses” in this prospectus supplement.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail, office, mixed use and industrial properties may have tenants with leases that give tenants the right to terminate the related lease or abate or reduce rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the

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mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights, (viii) if utilities or other essential services are not provided to the subject space for a specified period, or (ix) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark. In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant. Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be re-let. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “--Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Condominium Properties Have Special Risks

In the case of six (6) of the mortgaged properties, representing approximately 14.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the related mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for

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any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board. The borrower may control the appointment and voting of the condominium board or the condominium owners may not be permitted to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, have consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Palazzo Verdi, which represents approximately 5.3% of the outstanding pool balance as of the cut-off date, the related mortgaged property is subject to a condominium regime that consists of five condominium units, three of which are owned by the Fiddler’s Business Improvement District (the “BID”), a quasi-municipal corporation. The related mortgaged property represents 65% of the interests in the related condominium regime with the remaining 35% ownership interest held by the BID. By virtue of its 65% interest, the related borrower has a majority on the condominium’s board. However, given the BID’s quasi-governmental entity status and pursuant to the condominium declaration, the related borrower will not be able to compel the BID to incur any costs for which there are not appropriations. Under the terms of the condominium documents, the related borrower may choose to incur those costs on its own without reimbursement by the BID. The primary common elements for which the related borrower (or a foreclosing lender) would be required to expend costs include the façade, roof and certain building systems. The anticipated costs of repair and maintenance of these items, as estimated by the lender’s property condition consultant, were included in the replacement reserve established at loan origination.

In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as McMullen Portfolio, which secure a mortgage loan representing approximately 2.3% of the outstanding pool balance as of the cut-off date, six of the mortgaged properties are subject to two condominium associations: Eisenhower Commerce Center Condominium and Valley Ranch Business Park. The related borrower owns all five units of the Eisenhower Commerce Center Condominium. Regarding the Valley Ranch Business Park, the related borrower owns 12 out of the 27 units, and the related property seller transferred the voting rights for two additional units to the related borrower, giving the related borrower a total of 55.56% of the voting rights on the condominium association.

In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Motor Lofts & Locust Street Lofts, which secure a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the related borrower owns 56 units out of the 75 condominium units in the Motor Lofts property and has 64.2% of the vote on the condominium association. Certain decisions require a 67% vote and we cannot assure you that this will not place significant restrictions on the related borrower’s ability to effectively manage the condominium.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Office Court on Inverness, which represents approximately 0.4% of the outstanding pool balance as of the cut-off date, the related mortgaged property is subject to a condominium regime. Based on the total square footage of the mortgaged property, the related borrower currently controls approximately 51.5% of the votes in the association. The related borrower has certain additional rights related to the election of the board of directors of the condominium association during what is described in the condominium documents as the “75% Control Period.” During that period, the related borrower has the right to appoint at least a majority of the directors. After that period, voting of directors will be based on membership percentage (of which the borrower’s is 51.5%). It appears that the 75% Control Period will expire in 2018 (or earlier if 75% of the units are conveyed). Relative to the borrower’s voting rights: special assessments require approval of 51% of the votes of the owners; following a casualty, the property will be restored unless 67% of the owners vote not to restore;

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amendment of the declaration requires 51% of the votes of the owners; and the association can be dissolved by written consent of 67% of the owners.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

In addition, certain of the mortgaged properties may be converted, in whole or in part, to a condominium regime at a future date. For additional information, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases.”

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, material construction, development, redevelopment, renovation or repairs. For example, with respect to a mortgaged property that currently or is expected to undergo material construction, development, redevelopment, renovation or repairs and is a mortgaged property that (i) secures a mortgage loan that is one of the top 20 mortgage loans or (ii) where such related costs are anticipated to be more than 10% of the related mortgage loan cut-off date balance:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc, which secures a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, in early 2014, an agreement was entered into with Nobu Hospitality to (1) to brand a portion of the hotel within the Historic Tower as the “Nobu Hotel” and (2) overhaul the food and beverage programs at the hotel. The Nobu Hotel will be comprised of 213 rooms on floors 8-14 of the Historic Tower. As of May 2015, $9.5 million of the approximately $36.0 million budgeted for the project has been spent. At origination, a completion guarantee for the remaining renovation work was provided by Key International Holdings, Inc.,

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Key International II, LLC, Jose Ardid, Diego Ardid, Inigo Ardid, and Roberto Chapur Zahoul. See Annex B to this prospectus supplement for additional information regarding the renovations.

•         In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as McMullen Portfolio, which secures a mortgage loan representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the related lender reserved $1,220,000 for capital improvement relating to the HVAC and roof systems to be carried out at the mortgaged properties. Additionally, the related lender reserved $747,000 for tenant improvement expenses and free rent related to the Valley Ranch Business Park #3 and Valley Ranch Business Park #4 & 5 buildings for the tenant Nexient.

•         In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Embassy Suites Denver Tech Center, representing approximately 2.2% of the outstanding pool balance as of the cut-off date, the related borrower recently completed Phase I of a three phase property improvement plan (“PIP”) by investing approximately $4,316,445 in upgrading the related mortgaged property’s guestrooms. Phases II (with respect to meeting space at the mortgaged property) and III (with respect to the lobby/atrium areas of the mortgaged property) will commence and be completed during the mortgage loan’s term. The related borrower is budgeting $514,840 for Phase II and $1,900,000 for Phase III for a total of $2,414,840. The Lender required the related borrower to guaranty the completion of Phase II of the PIP in lieu of reserving funds for its completion. At origination, $2,090,000 was reserved for Phase III of the PIP, which represents 110% of the related borrower’s budget to complete Phase III. Phase II is estimated to commence in October 2015 and be completed by the first quarter of 2016, while Phase III is due to be completed by February 2017.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, representing approximately 1.9% of the outstanding pool balance as of the cut-off date, tenant Chuck E. Cheese is constructing improvements on a pad site. At origination, the related lender reserved $549,966 for tenant improvements and $50,000 for the related rent free period in connection with the work being carried out at the Chuck E. Cheese space.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

If the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent. In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt. The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

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Competition May Adversely Affect the Performance of the Mortgaged Property

Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

For example, With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Carefree Natomas Apartments, representing approximately 2.7% of the outstanding pool balance as of the cut-off date, an affiliate of the borrower owns the adjoining parcel. In connection with such affiliate’s plans to develop the adjoining parcel as additional senior living residential space, the lender has agreed to cooperate to amend the REA to permit such development. Any such proposed development by such affiliate could compete with the mortgaged property and result in construction that would adversely affect access to and other aspects of the mortgaged property. The borrower agreed to a “no poaching” provision in the mortgage loan documents, but we cannot assure you that any such development would not have an adverse effect on the related mortgaged property.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain mortgage loans, one or more tenants or another person (or the related mortgaged property may be subject to) may have a purchase option, a right of first refusal or right of first offer in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises if the sale of the related borrower’s leasehold interest is contemplated or an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example, with respect to the top 20 mortgage loans:

•         In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Lakewood Center, which secures a mortgage loan representing approximately 8.6% of the outstanding pool balance as of the cut-off date, Costco, as lessee, has the right of first refusal in the event of a contemplated sale or lease of the mortgaged property by the landlord.

•         In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Heartland Industrial Portfolio, which secures a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, with respect to the 431 Smith Lane mortgaged property, the lessee has the option, at the end of the initial lease term, to purchase the related mortgaged property, and the expansion area if the lessee exercises its expansion option subject to the conditions under the related leases, at a price equal to the greater of the fair market value of such mortgaged property or the amount of the mortgage loan allocated to such mortgaged property. In addition, with respect to the 150 Omicron Court mortgaged property, the lessee has the right of first refusal in the event of a contemplated sale or lease of the mortgaged property by the landlord.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

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The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans transferred by such mortgage loan seller could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon an opinion of counsel that the conveyance of the applicable mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of the related mortgage loan seller, which opinion will be subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for

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contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property. In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

•	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

•	a responsible third party was identified as being responsible for the remedial action; or

•	the related originator of the subject mortgage loan generally required the related borrower to:

(a)	take investigative and/or remedial action;

(b)	carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)	monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)	obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)	obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)	the circumstance or condition has been remediated in all material respects.

There can be no assurance that the reserve amounts will be sufficient to obtain regulatory closure, to remediate any environmental conditions or to clean up the related mortgaged property.

See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties have had an environmental site assessment within the 11 months preceding the origination date of the related mortgage loan. The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II was conducted or other measures were taken, such as obtaining a lender’s environmental insurance policy. See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement.

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There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed. The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including: (i) the existence of friable or non-friable asbestos-containing materials, mold, lead-based paint, lead in drinking water, radon gas, leaking aboveground and/or underground storage tanks; (ii) the current or historical use as a dry cleaning operation, gas station, auto/truck repair operation, manufacturing facility, photo development operation, asphalt plant, oil company, and/or storage facility for large quantities of waste chemicals, fertilizers, pesticides, fuels and/or other regulated materials; and (iii) the presence of polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations, historic existence of natural gas wells or other material environmental conditions. In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space. The environmental assessments relating to certain of the mortgage loans may have revealed that the related mortgaged property was located in or near a superfund site. For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

The mortgage loan sellers have informed us of the following potential environmental concerns:

•        With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Bemidji Multifamily, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the related Phase I ESAs for certain areas of the mortgaged property located at 610 Patriot Drive Northwest and 616, 633, 638, 672, 675, 704 and 707 Patriot Drive Northwest indicated that the nearby upgradient former Kummer Sanitary Landfill Superfund Site had impacted groundwater, was remediated by responsible parties under government enforcement and delisted from the National Priorities List, and continues to be monitored by the United States Environmental Protection Agency. Based on groundwater sampling data and analysis, the environmental consultant concluded that indoor vapor intrusion is not a concern at the mortgaged properties and the consultant recommended no further action.

•        With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Trowbridge Village Retail Center, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, two dry cleaners formerly operated at the mortgaged property, resulting in low levels of volatile organic compounds in the soil gas. Under the state Natural Resources and Environmental Protection Act (“NREPA”), a purchaser who performs a Baseline Environmental Assessment (“BEA”) is not responsible for remediating contamination so long as it exercises due care to prevent exposure to occupants by implementing a Due Care Compliance Plan (“DCCP”). A BEA and DCCP were prepared for the parent of the related borrower in 2014. The borrower has been advised to covenant to comply with the DCCP so it can maintain the liability protection available under NREPA. Additionally, prior investigations detected gasoline-related constituents in groundwater that migrated from the adjacent gas station site. Remedial actions have been implemented under the supervision of the Michigan Department of Environmental Quality (“MDEQ”) and the most recent sampling results detected concentrations below the most stringent MDEQ standards or below the laboratory detection limits.

•        With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Grand Rapids – 4147 Eastern Ave, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, a Phase II investigation was conducted at the mortgaged property, which identified the mortgaged property as a “facility” due to the presence of groundwater contamination at concentrations above the Generic Residential Drinking Water Criteria of the Michigan Department of Environmental Quality (“MDEQ”). The contamination was attributed to the historic practice of washing aircrafts with solvents at a property adjacent to the mortgaged property. The presence of contaminated groundwater is

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considered a recognized environmental condition. An administrative order issued by the MDEQ requires Smiths Aerospace, LLC to conduct response activity and implement a remedial action plan. Additionally, pursuant to Michigan’s Natural Resources and Environmental Protection Act, 1994 PA 451, as amended, in order to protect the new owner of the mortgaged property against liability for existing onsite contamination, a baseline environmental assessment must be conducted and submitted to the MDEQ prior to or within 45 days of it becoming the owner or operator of the mortgaged property. The related mortgaged property was acquired by the new owner (i.e. the related borrower) in connection with the origination of the mortgage loan.

•        With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Merced Estates MHC, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the mortgaged property was formerly used as an agricultural site with processing facilities. The Phase II ESA had no recommended actions for the mortgaged property. Historic use of the mortgaged property for agriculture is considered a controlled recognized environmental condition.

•        In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Carriage House Apartments, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, the Phase I ESA performed by the lender’s environmental consultant in connection with the origination of the mortgage loan revealed radon concentrations in excess of recommended levels established by the EPA. The related borrower is obligated to conduct long term sampling of the radon levels at the mortgaged property.

•        With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as New Hyde Park Commons, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, a gasoline station formerly operated at the mortgaged property. The gasoline station operations resulted in residual contamination, which contamination was addressed by the installation of a vapor barrier and the mortgaged property being capped by existing structures and pavement. Historic use of the mortgaged property as a gasoline station is considered a controlled recognized environmental condition.

With respect to each mortgaged property identified in the bullet below, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II Environmental Site Assessment or providing an indemnity or guaranty from a sponsor in connection with the breach of environmental covenants in the related mortgage loan documents or in connection with a potential environmental concern:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Equinox West LA, which secures a mortgage loan representing approximately 4.8% of the outstanding pool balance as of the cut-off date, the related Phase I ESA reported that historical uses of the Mortgaged Property had included metal plating activities that likely used hazardous materials. Although the ESA noted that soils likely were excavated during redevelopment, the ESA did recommend completing an agency file review and a limited investigation to determine whether any historic activities might have impacted the Mortgaged Property. In lieu of performing subsurface sampling, the lender required the borrower to obtain an environmental insurance policy issued by Great American Insurance Group. The policy term is 10 years with a three-year tail and includes a loss limit (per claim and in the aggregate) of $2,000,000. Policy premiums have been paid in full. We cannot assure you that if any contamination is discovered in the future, the insurance will in fact pay all or part of any response costs.

•        In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Grandview Center, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the related Phase I ESA identified a former dry cleaner operation at the mortgaged property with no known environmental issues. The related borrower obtained an environmental insurance policy that provides coverage up to $3,000,000, in the aggregate. Policy premiums have been paid in full.

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There can be no assurance that the policy amounts will be sufficient to remediate any environmental hazards or to clean up the related mortgaged property.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk

All of the mortgage loans are non-amortizing or partially amortizing balloon loans or loans that provide incentives for the related borrower to repay the loan by the maturity date or anticipated repayment date. Accordingly, such mortgage loans provide for substantial payments of principal to be due at their respective stated maturities or anticipated repayment dates, as applicable, and all of the mortgage loans that amortize, have amortization schedules that are significantly longer than their respective terms. Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans. This is because the related borrower may be unable to repay the mortgage loan at that time. In addition, fully-amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

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In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Lakewood Center, Eden Roc, Heartland Industrial Portfolio, 40 Wall Street and La Gran Plaza, representing approximately 8.6%, 6.8%, 6.8%, 4.3% and 1.9%, respectively, of the outstanding pool balance as of the cut-off date, the balloon risk is enhanced by the existence of one or more companion loans.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The recent credit crisis and recent economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity or anticipated repayment date. These factors increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date. In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates. We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity. However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than (or otherwise engaged in activities unrelated to) the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.” There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the

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related mortgage loan. Most or all of the mortgage loans with original principal balances below $20 million do not require the related borrowers to currently have independent directors. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

In certain cases, a borrower may have a fund in its organizational structure, which fund has been organized to survive for a limited term.

Additionally, certain of the mortgage loans related to mortgaged properties located in Maryland may be structured with a borrower (that is directly obligated under the related note) that is different from the legal owner of the related mortgaged property. In such instances, the related property owner, although not obligated directly under the note, ordinarily agrees to guaranty all amounts payable by the related borrower under the related note and executes an indemnity deed of trust in favor of the lender to secure such guaranty. In such instances, references to obligations and responsibilities of the “borrower” in this prospectus supplement, may apply to such property owner instead. Although such indemnity deeds of trust executed prior to July 1, 2012 may have been exempt from mortgage recording tax under Maryland law, due to changes under Maryland law, indemnity deeds of trust executed on or after July 1, 2012 are not exempt from mortgage recording tax and the related property owners were required to pay all applicable Maryland recording tax at the time such mortgage loan was originated. In certain cases, the property owners in those loans may choose to use the indemnity deed of trust structure to maintain their ability to attempt to take advantage of mortgage recording tax savings in the event Maryland mortgage recording tax law is revised to reinstitute the exemption.

Tenancies in Common May Hinder Recovery

Three (3) mortgage loans, representing approximately 4.9% of the outstanding pool balance as of the cut-off date, have borrowers that own the related mortgaged property as tenants-in-common. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage loan. If a tenant-in-common borrower waived its right to partition, there can be no assurance that, if challenged, this waiver would be enforceable.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender. However, in general, any

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borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests. Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property. In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower, and/or (ii) less than a controlling or certain specified portion of the general partnership and managing membership interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and in some cases, the debt service coverage ratio (based on the combined mortgage loan and other debt) may be less than 1.00x. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement. The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a

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voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation. In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover on behalf of the issuing entity with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability on behalf of the issuing entity to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

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As a result of the foregoing, the trustee’s recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago. In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years. Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years. See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below. We cannot assure you that, with respect to a loan sponsor that has filed (or has caused an entity under its control to file) for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents. Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

Although the mortgage loans are considered to be non-recourse, some of the mortgage loans provide for recourse to a person or entity other than the borrower for certain carve-outs to the non-recourse provisions, such as fraud or other bad acts, among other things. In addition, in connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit. In addition, such individuals and entities are not restricted from filing for bankruptcy protection. A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit). In addition, such individuals and entities are not restricted from filing for bankruptcy protection. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 40 Wall Street, representing approximately 4.3% of the outstanding pool balance as of the cut-off date, in lieu of upfront reserves for deferred maintenance, tenant improvements and leasing commissions, free rent reserves and ground lease payments, the related borrower’s sponsor has provided a guaranty for such amounts. In addition, the related borrower’s sponsor has also provided a guaranty in lieu of ongoing reserves for insurance, tenant improvements, leasing commissions, capital expenditures, and ground lease payments. The aforementioned guaranty is subject to a cap of $26,000,000 (except with respect to lease termination payments, ground lease payments and insurance premiums, none of which are subject to the cap). In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Embassy Suites Denver Tech Center, representing approximately 2.2% of the outstanding pool balance as of the cut-off date, the related borrower’s sponsor has guaranteed the completion of the second phase of the property improvement plan at the mortgaged property, which is budgeted to cost $514,840, in lieu of providing a guaranty. A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan. As such, the net worth of a guarantor may be significantly reduced over time. It should also be noted that in most cases, the net worth of a guarantor is less than (and in most cases, significantly less than) the balance of the mortgage loan. Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. Furthermore, there can be no assurance that a loan sponsor or guarantor will be required to or willing or financially able to satisfy guaranteed obligations. See “—Risks Related to Litigation and Condemnation” below. In addition, certain mortgage loans do not have a non-recourse carveout guarantor.

As indicated under “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition”, certain mortgage loans may permit the related borrower to provide an environmental insurance policy in lieu of an environmental indemnity.

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It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things. Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts. In some cases, however, the recourse liability will be limited to an amount significantly less than the outstanding principal balance of the related mortgage loan.

It should also be noted that many of the non-recourse carveout guarantors with respect to mortgage loans in the mortgage pool are also guarantors, including non-recourse carve-out guarantors, with respect to mortgage loans that are not included in the mortgage pool and may also be guarantors of mezzanine loans related to mortgage loans in the mortgage pool and/or other mezzanine loans.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability and will be a significant factor affecting the revenues, expenses and value of a mortgaged property. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In some cases a mortgaged property may be “self-managed” by the related borrower. No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement. See also “Risk Factors—Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this prospectus supplement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected. Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector

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preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity. The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters also may adversely affect the real properties securing the mortgage loans that back your certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, tornadoes, mudslides, sinkholes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the Atlantic coast of the United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods, tornadoes, mudslides, sinkholes or other disasters would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered Under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water related causes;

•	earth movement, including earthquakes, landslides and mudflows;

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•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates. See “The Pooling and Servicing Agreement—Insurance Policies” in this prospectus supplement.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

•	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained. There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”). Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding

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sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or tenant or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower or tenant may maintain one or more forms of insurance under blanket policies. For example, with respect to 100 mortgaged properties, which secure mortgage loans which collectively represent approximately 71.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under the related insured’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of leased fee properties and properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent or the tenant at a leased fee parcel, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

Availability of Terrorism Insurance

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would

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otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex B—Description of the Top 20 Mortgage Loans” to this prospectus supplement for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

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Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance. In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance in its entirety or only if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease. See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In certain of those cases, the related borrower obtained supplemental terrorism insurance. In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained. Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

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As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect “as-stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Risks Related to Historic Tax Credits

With respect to certain mortgage loans, the related property owners may be entitled to receive historic tax credits pursuant to Section 47 of the Internal Revenue Code, which provides a tax credit for a percentage of qualified rehabilitation expenditures with respect to any certified historic structure. The property owners may use the tax credits to offset income tax that they may otherwise owe, or they may sell or pass-through the historic tax credit to tax credit investors.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Motor Lofts & Locust Street Lofts, representing approximately 0.8% of the outstanding pool balance as of the cut-off date, as part of the acquisition of the mortgaged property, the borrower also acquired a tax incentive financing note (“TIF Note”) with an outstanding balance of $450,000 and pays interest at 7% per annum which has been pledged to the lender as additional collateral. The TIF Note entitles any approved developer to reimbursements for certain improvements made to the property by the City of St. Louis from tax revenue. The formal assignment process of the TIF Note with the City of St Louis has not been completed yet and no payments will be made under the TIF Note by the city until the borrower is approved by the city. Additionally, the $500,000 earn-out reserve cannot be released until, among other conditions, the borrower has been approved by the city as the holder of the TIF Note. We cannot assure you that the borrower will be approved by the city.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Oddfellows Building which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the mortgaged property is master leased in its entirety to a borrower affiliate as a result of an historical tax credit structure. The borrower affiliate lessee under the master lease entered into an assignment of leases and rents to the lender and subordinated the master lease to the lien of the mortgage. Upon the occurrence of a cash management trigger event under the mortgage loan, both the borrower and the borrower affiliated lessee are required to deliver tenant direction letters to the tenants at the property directing them to remit rents to the lender’s clearing account. The borrower and affiliated tenant are consolidated for purposes of financial reporting and monitoring, and the related borrower is permitted to collapse the master lease structure subject to certain requirements under the loan agreement.

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We cannot assure you that the tax credits may not ultimately be subject to recapture. Action by the Internal Revenue Service could be disruptive to the management of the mortgaged property in any event, and if the tax credits are recaptured, the borrower or its affiliates are likely to be contractually responsible to reimburse the tax credit investor for related losses.

Investors should not assume that the issuing entity will derive any economic benefit from the historic tax credits.

To preserve the pass-through of the historic tax credits, the property owner and tax credit investor may use a master lease structure. Typically the lender agrees not to take action that would terminate the master lease during the recapture period. Accordingly, the lender’s exercise of remedies may be subject to additional cost and delay, and we cannot assure you that your certificates will not be adversely affected as a result.

Preserving the historic tax credits may also restrict the use of the property to its uses as rehabilitated, which could limit flexibility in using the property for alternative purposes for the duration of the recapture period.

A property owner’s pass-through of historic tax credits to a tax credit investor may also have the effect of reducing the property owner’s equity in the property, and diminishing incentives to own and operate the mortgaged property in the same manner as it would otherwise. Further, the transaction structure may provide for the tax credit investor’s obtaining a preferred return on its investment. For these and similar reasons, a property with historic tax credits that are sold or passed-through to a third party tax credit investor may experience reduced cash flow compared to a property without them, and the operation or management of the mortgaged property may be adversely affected.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed-in-lieu of foreclosure. For example, with respect to certain of the top 20 mortgage loans:

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 40 Wall Street which secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, tenants at the related mortgaged property are eligible for tax abatements under New York’s “Commercial Revitalization Program”. The program provides tax benefits through property tax abatements and commercial tenant rent reductions with respect to eligible properties built before 1975 and located in specified abatement zones. Under the program qualified tenants are eligible for rent abatements as a result of reductions in the property owner’s tax bill.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the City of Fort Worth awarded the mortgaged property an economic development grant ending in the 2028 tax year in lieu of a property tax abatement. In June of each grant payment year, the City of Fort Worth contributes an amount to the mortgaged property based on real estate tax and sales tax increases over the prior year. The

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consent agreement evidencing the City of Fort Worth’s approval of the collateral assignment of such grant from the borrower to the lender was provided on May 7, 2015.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents. A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Eight (8) mortgage loans, representing approximately 14.3% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property and/or are cross-collateralized and cross-defaulted with another mortgage loan in the pool. These arrangements are designed primarily to ensure that all of the collateral pledged to secure a multi-property mortgage loan, and the cash flows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate

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indebtedness secured by such properties. This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan or a cross-collateralized group of mortgage loans. Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

•	the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state or country, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released. Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax. In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination. This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

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State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation. Some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus. Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Six (6) mortgaged properties, representing approximately 9.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are secured by a mortgage on (i) the borrower’s leasehold or subleasehold interest or interests, which may be a space lease or air rights lease, in the mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest or interests in a portion of the mortgaged property and the borrower’s or the related sponsor’s fee simple interest in the remainder of the mortgaged property.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease), the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

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Other concerns:

•	A ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

•	The ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property. Such proceeds, if not applied to restoration, may first go to compensate losses of the fee owner.

•	The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may provide that the rent payable under the related ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

•	The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower.

Below are examples of ground lease provisions that are not standard and that may expose investors to greater risks of default and loss than the typical provisions in more standard ground leases or ground lease estoppels:

•	With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Heartland Industrial Portfolio, which secures a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the mortgaged property identified as 431 Smith Lane is subject to an Industrial Development Bond (“IDA”) ground lease pursuant to which the mortgage loan borrower, as ground lessee must, within 90 days of the expiration of such IDA ground lease, exercise its right to purchase the fee interest in related the mortgaged property in accordance with the terms and conditions of the ground lease and the related escrow servicing agreement. The fee interest in the 431 Smith Lane mortgaged property held by the IDA is pledged as security for the Heartland Industrial Portfolio mortgage loan.

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 40 Wall Street which secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a ground lease with two entities as ground lessor. The ground lease expires on April 30, 2059 and has two consecutive renewal options. The first renewal option has a 67.5 year term expiring October 31, 2126, and the second renewal option has an 80-year and two-month term expiring December 31, 2206. The current annual ground rent payment is $1,650,000 through December 31, 2017. Effective January 1, 2018 the annual ground rent payment is $1,815,000 through December 31, 2019. Effective January 1, 2020 the annual ground rent payment is $2,315,000 through December 31, 2022. Effective January 1, 2023 the annual ground rent payment is $2,546,500 through December 31, 2027. Effective January 1, 2028 the annual ground rent payment is $2,801,150 through December 31, 2032. On January 1, 2033, the ground rent will reset to the greater of (a) 6.0% of the value of the land (considered as vacant and unimproved, but with the right to construct a 900,000 sq. ft. building for (i) office purposes and (ii) retail (A) where legally permissible on the ground floor and (B) elsewhere in the building where it existed at any time

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during the 5 year period prior to the applicable date of valuation, and otherwise free and clear of all liens and encumbrances) or (b) 85.0% of the net rent payable in the immediately preceding 12-month period. The average annual ground lease rent payable over the loan term is $2,114,096.

In addition, at the request of one of the ground lessors, which is entitled to a 20% share of ground rents, the related borrower has refrained since January 5, 2015 from making the periodic ground rent payment owed to that ground lessor and is expected to continue to so refrain until instructed to resume making such payments. There can be no assurance as to when the borrower will again be requested to make ground rent payments, including such deferred payments, to the above-referenced ground lessor, or that when the borrower is again requested to make these payments that the borrower will be required to do so in one lump sum payment or in a number or payments. The borrower’s sponsor has provided a guaranty with respect to ground rent payments.

•	In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 40 Wall Street, which secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the related lender has an assignment of the subleases and subrents under the related ground lease, which is subject to a prior assignment of such subleases and subrents to the ground lessor. The prior assignment to the ground lessor only becomes effective upon an event of default under the ground lease and is expressly subject to the related lender’s exercise of its cure rights under the ground lease.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Addison House, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, which is secured by a ground lease interest, the borrower has the right to purchase the fee interest in the mortgaged property for $4,000,000, which amount, beginning in 2017, will increase by 2.50% per year. In the event of foreclosure, the right to purchase the fee interest will transfer to the lender.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions. Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration

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Following a Casualty Loss May Be Limited,” there are risks related to zoning laws. Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density. Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, or the prior use can no longer be continued, the resulting loss in income will generally not be covered by law and ordinance insurance.

For example, in the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 40 Wall Street, representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the related mortgaged property is legal nonconforming. The nonconforming characteristics are as follows: (i) the FAR exceeds the requirement by approximately 15.89; and (ii) the building appears to exceed the lot coverage above the maximum base height. Additionally, information was not available to determine compliance with the maximum horizontal dimension requirement or the minimum front setback requirement but if these items are determined to be deficient as well, the related mortgaged property will still be deemed to be legal nonconforming. If less than 75% of the total floor area of the building is destroyed, the related borrower may restore the building to its prior condition.

In certain cases, zoning protection insurance may have been obtained to protect against loss resulting from certain changes in zoning laws. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total collectible insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements, historical landmark designations or zoning laws or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions may include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius. In addition, certain mortgaged properties may be subject to restrictions based on past environmental concerns at the mortgaged property.

Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus

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adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Condominium Properties Have Special Risks” in this prospectus supplement.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower. Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default. Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, guarantors, property managers and affiliates thereof are or have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. For example, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that are currently a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed in lieu of foreclosure transactions or, with respect to certain mortgage loans, are currently a party to some other material proceeding (including criminal proceedings):

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Two Chatham Center & Garage, which secures a mortgage loan representing approximately 4.5% of the outstanding pool balance as of the cut-off date, the sponsors of the related borrower, Francis Greenburger and Lukas P. Georgiadis, owned the neighboring property, One Chatham Center, which was foreclosed upon by the related securitization trust that owned the related loan secured by such property. Such foreclosure was completed on or about April 6, 2015. The loan secured by One Chatham Center was included in the MSC 2006-HQ9 securitization. Under the Two Chatham Center & Garage loan documents, Francis Greenburger and Lukas P. Georgiadis will be required to maintain a combined minimum net worth and liquidity of $64 million and $6.4 million, respectively.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Sherman Oaks, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, one of the related non-recourse carveout guarantors of the mortgaged property is a trust whose trustees owned and operated a real estate business that syndicated tenant-in-common properties and filed for bankruptcy during the downturn. One of the properties owned by the bankrupt company is currently in a maturity default.

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In addition, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that have been, or that have had interests in entities that were, a party to bankruptcy proceedings in the past 10 years:

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Carefree Natomas Apartments, representing approximately 2.7% of the outstanding pool balance as of the cut-off date, the related mortgage loan sponsor is an affiliate of borrowers that defaulted on three loans between 2009 and 2011, two of which loans resulted in foreclosure. The borrower under the third loan is currently in bankruptcy.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Sherman Oaks, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, one of the related non-recourse carveout guarantors of the mortgaged property is a trust whose trustees placed two entities into bankruptcy during the recent credit crisis. These bankruptcies were consolidated and finalized with no further liability to the trustees.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Rancho Crossroads Plaza, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the related non-recourse carveout guarantor of the mortgaged property had been in involved in multiple foreclosures and defaulted loans, including, among other things, a vacation home (2010), an office property that was mortgaged in a CMBS transaction and a motor home (2011) in which he had a 33% interest. Additionally, the non-recourse carveout guarantor is a 35% owner and managing member in Olive Tree Plaza, a CMBS loan that was modified and returned to performing status.

Other than as listed above, we are not aware of any borrower or principal of any borrower that has filed (or a sponsor that has caused an entity under its control to file) for bankruptcy protection within the last 10 years. In some cases, this analysis is limited to equity owners that have at least a 20% or greater interest in the borrower due to the difficulty of confirming, in some instances, the identity of equity owners with a less than 20% interest in the related borrower. Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

In addition, with respect to the top 20 mortgage loans, we are aware of the following borrowers, loan sponsors, guarantors, property managers or affiliates thereof that were recently involved in other material legal proceedings:

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Eden Roc, representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the borrower is subject to two lawsuits with its former property manager and such property manager’s parent company. The borrower is the plaintiff in one suit seeking damages from the former property manager for breach of contract. In the other lawsuit, the property manager and its parent company, Marriott International, Inc. filed a wrongful termination claim against the borrower. If the borrower is found to have wrongfully terminated the prior manager’s management agreement, the borrower may be liable to such manager and such parent company for damages. The lender has obtained a separate recourse guaranty for any losses suffered by the lender in connection with such litigation.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Palazzo Verdi, which represents approximately 5.3% of the outstanding pool balance as of the cut-off date, the borrower’s sponsor was a principal of the borrower under a securitized loan that was secured by a portfolio of office buildings adjacent to the mortgaged property securing the Palazzo Verdi mortgage loan. As a result of declining performance at the real property securing the other loan, which will not be included in the issuing entity, such loan was subject to a material restructuring in 2012.

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•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 40 Wall Street, representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the sponsor of the related borrower, Donald J. Trump, held an interest in, or was otherwise involved with, Trump Hotels & Casino Resorts, Inc. and certain of its subsidiaries when, in November 2004, such entities filed voluntary petitions for a pre-arranged plan of reorganization. In February 2009, Trump Entertainment Resorts Inc. (f/k/a Trump Hotels & Casino Resorts, Inc.) filed voluntary petitions seeking relief in the U.S. bankruptcy court. However, Mr. Trump has informed the related lender that he no longer held an interest in that entity at such time. Mr. Trump is also subject to current litigation brought by multiple plaintiffs in New York and California who allege that Mr. Trump operated an unlicensed, illegal educational institution purporting to teach real estate strategies and techniques. The educational institution has ceased conducting business.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Carefree Natomas Apartments, representing approximately 2.7% of the outstanding pool balance as of the cut-off date, the borrower is the plaintiff in construction litigation against its general contractor related to construction defects at the mortgaged property. The lender has agreed that any proceeds from such litigation will not be collateral for the mortgage loan and that it will not be considered ordinary income under the mortgage loan agreement. The borrower is seeking approximately $10,000,000 in damages. The lender required the borrower to reserve sufficient funds to pay for repairs that are the subject of the litigation.

•	In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Bunker Hill Village and Valley Forge Village MHC, and East Hampton Village, representing approximately 2.7% and 1.5%, respectively, of the outstanding pool balance as of the cut-off date, the related borrower sponsor is the key principal of property-owning entities that were involved in deed-in-lieu of foreclosure transactions in January 2003, January 2006 and August 2006 related to loans secured by other real properties.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Embassy Suites Denver Tech Center, which represents approximately 2.2% of the outstanding pool balance as of the cut-off date, the related borrower’s sponsor has been involved in real estate loan transactions involving loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed in lieu of foreclosure transactions with respect to real properties encumbered by mortgages, most recently in October 2010 (a deed-in-lieu or foreclosure) and October 2011 (the sale of a securitized loan by a special servicer at a loss to the securitization trust).

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, representing approximately 1.9% of the outstanding pool balance as of the cut-off date, in 2011, Capmark Bank foreclosed on an asset in Dallas owned by a partnership affiliated with the sponsor. The asset was encumbered by $5.8 million in debt. On June 7, 2011 the property was foreclosed on. On July 9, 2012 a partnership affiliated with the sponsor purchased the building for $2,850,000 from Capmark Bank.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Osborne Chattanooga Office Portfolio, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, a business concern controlled by the property manager for the related mortgaged property, who also has an ownership interest in the related borrower, filed for Chapter 11 bankruptcy protection in June 2013 after a jury assessed a $47.4 million dollar award against it for a “fraudulent transfer” of television network assets purchased from a third party. After a subsequent appeal of the verdict, the principal-controlled entity settled with the plaintiff for $2 million in October 2014.

In addition, in some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that were either in default at the time the related mortgage loan refinanced such

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defaulted loan or were restructured in connection with the refinancing of that prior loan with the related mortgage loan or the related mortgage loan was originated in connection with a discounted payoff, foreclosure or deed-in-lieu of foreclosure. For example:

•	With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as ART Multi-State Portfolio I, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the mortgaged properties were previously financed as part of a $1,050,000,000 loan secured by a 230 asset portfolio divided into three pools that were securitized in the MLMT 2007-C1, MLMT 2007-C2 and MLCFC 2007-C8 transactions. In 2010 the portfolio was moved to special servicing. The current sponsor acquired the portfolio in October 2011, and in December 2011, restructured two of three pools (with an original principal balance of $715,000,000) into an A Note of $500,500,000 and a B Note of $214,500,000 and modified the related loan documents to permit individual property releases. In February 2013 both notes were removed from special servicing. In connection with the mortgage loan origination, the six ART Multi-State Portfolio I mortgaged properties were released from the lien of the related prior mortgage and refinanced with the mortgage loan. The prior mortgage loan was paid in full.

•	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Motor Lofts & Locust Street Lofts, representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the properties were acquired by the borrower out of foreclosure.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Atrium Villa Apartments, representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the mortgage loan refinanced a prior CMBS loan with an original principal balance of approximately $3,800,000 that was in a maturity default. The prior loan’s maturity date was April 1, 2015 and the prior loan was transferred to special servicing the week of April 27, 2015. The prior loan was paid in full.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings). There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan. Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing holder (except, with respect to any loan combination, to the extent the directing holder is the holder of a related companion loan) will be controlled by the controlling class certificateholders. The directing holder may have interests in conflict with those of all or some of the other certificateholders. As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations) for so long as a Control Termination Event is not continuing, LNR Partners, LLC may be removed without cause by the directing holder if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer, or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance of the then controlling class of certificates, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V,

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Class R and Class LR certificates) (i) upon receipt of approval by certificateholders evidencing at least 75% of a quorum of certificateholders, which is the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this prospectus supplement. With respect to the Heartland Industrial Portfolio, see “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” in this prospectus supplement for a discussion of the right of the directing holder of the Heartland Industrial Portfolio loan combination to replace the special servicer with respect to the Heartland Industrial Portfolio loan combination. With respect to the 40 Wall Street mortgage loan, see “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” in this prospectus supplement for a discussion of the right of the directing holder of the 40 Wall Street loan combination to replace the special servicer with respect to the 40 Wall Street loan combination. It is expected that LNR Securities Holdings, LLC, an affiliate of the special servicer, will purchase a 75.0% interest in the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V Certificates and will be the initial directing holder with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) or serviced loan combination (other than servicing shift loan combinations). In addition, entities managed by Ellington Management Group, LLC are expected to purchase, on the closing date, a 25.0% interest in the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V certificates.

In addition, if any mortgage loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan. Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that such excluded controlling class holders will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates.

In addition, in certain circumstances with respect to each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), during the continuance of a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard. As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

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The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer in such capacity.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder: (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

The Servicing of the Heartland Industrial Portfolio Loan Combination Will Shift to Others

It is expected that the servicing of the Heartland Industrial Portfolio loan combination will be governed by the pooling and servicing agreement only temporarily until the Heartland Industrial Portfolio Note A-1 securitization date. After the Heartland Industrial Portfolio Note A-1 securitization date, it is expected that servicing responsibilities for the Heartland Industrial Portfolio loan combination will shift to the Heartland Industrial Portfolio master servicer and Heartland Industrial Portfolio special servicer and will be governed exclusively by the Heartland Industrial Portfolio pooling and servicing agreement and the Heartland Industrial Portfolio intercreditor agreement. Neither the closing date of such securitization nor the identity of the Heartland Industrial Portfolio master servicer or the Heartland Industrial Portfolio special servicer have been determined; however, Wells Fargo Bank, National Association, the master servicer of this securitization, is expected to continue to be the primary servicer of the Heartland Industrial Portfolio loan combination, and LNR Partners, LLC is expected to be the Heartland Industrial Portfolio special servicer. In addition, the provisions of the Heartland Industrial Portfolio pooling and servicing agreement have not been determined, although they will be required pursuant to the Heartland Industrial Portfolio intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” in this prospectus supplement. Prospective investors should be aware that they will not have any control over the identity of the Heartland Industrial Portfolio master servicer or the Heartland Industrial Portfolio special servicer, nor will they have any assurance as to the terms of the Heartland Industrial Portfolio pooling and servicing agreement except to the extent of compliance with the requirements referred to in the previous sentence. See “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” in this prospectus supplement.

If either the Heartland Industrial Portfolio mortgage loan or any Heartland Industrial Portfolio companion loan becomes specially serviced prior to the Heartland Industrial Portfolio Note A-1 securitization date, the special servicer will be required to service and administer the Heartland Industrial Portfolio loan combination and any related REO property pursuant to the pooling and servicing agreement and will be entitled to all rights and compensation earned with respect to such loan combination as set forth under the pooling and servicing agreement. Prior to the Heartland Industrial Portfolio Note A-1 securitization date, no other special servicer will be entitled to any such compensation or have such rights and obligations. If the Heartland Industrial Portfolio loan combination is being specially serviced when the Heartland Industrial Portfolio Note A-1 companion loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as the special servicer, as well as all surviving indemnity and other rights in respect of such special servicing role.

The Servicing of the 40 Wall Street Loan Combination Will Shift to Others

It is expected that the servicing of the 40 Wall Street loan combination will be governed by the pooling and servicing agreement only temporarily until such time as the 40 Wall Street companion loan

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designated as Note A-1 is securitized in a separate securitization. At that time, it is expected that servicing responsibilities for the 40 Wall Street loan combination will shift to the master servicer and special servicer under such securitization and will be governed exclusively by the pooling and servicing agreement related to such securitization and the 40 Wall Street loan combination intercreditor agreement. Neither the closing date of such securitization nor the identity of such other master servicer or special servicer have been determined. In addition, the provisions of the other pooling and servicing agreement have not been determined, although they will be required pursuant to the 40 Wall Street loan combination intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” in this prospectus supplement. Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such securitization except to the extent of compliance with the requirements referred to in the previous sentence. See “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” in this prospectus supplement.

If either the 40 Wall Street mortgage loan or any 40 Wall Street companion loan becomes specially serviced prior to the securitization of the pari passu companion loan designated as Note A-1, the special servicer will be required to service and administer the 40 Wall Street loan combination and any related REO property in the same manner as any other specially serviced loan or serviced REO property (except that the holder of the 40 Wall Street Note A-1 companion loan will be the directing holder) and will be entitled to all rights and compensation earned with respect to such loan combination as set forth under the pooling and servicing agreement. Prior to the securitization of the pari passu companion loan designated as Note A-1, no other special servicer will be entitled to any such compensation or have such rights and obligations. If the 40 Wall Street loan combination is being specially serviced when the related pari passu companion loan designated as Note A-1 is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly-owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor. See “The Operating Advisor” in this prospectus supplement. With respect to each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, with respect to each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents. The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates issued in this offering or another offering, or acts as advisor to the owners of any such certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of CMBS transactions (including the special servicer under the pooling and servicing agreement for this transaction) where Park Bridge Lender Services LLC is not the operating advisor. Each of these relationships may create a conflict of interest.

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Additionally, Park Bridge Lender Services LLC, the operating advisor, or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or special service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Each of the foregoing relationships should be considered carefully by prospective investors.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, certificates of various classes, and any voting rights allocable to those certificates could be exercised by them in a manner that could adversely impact the offered certificates. Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates. If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates experience losses or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

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Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. German American Capital Corporation and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and German American Capital Corporation, a mortgage loan seller and a sponsor. Cantor Fitzgerald & Co. and CastleOak Securities L.P., each an underwriter, are affiliates of Cantor Commercial Real Estate Lending, L.P., a mortgage loan seller and a sponsor, and Berkeley Point Capital LLC, a primary servicer. Citigroup Global Markets Inc., an underwriter, is an affiliate of Citigroup Global Markets Realty Corp., a co-originator of the Eden Roc loan combination.

See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this prospectus supplement and “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The B-Piece Buyer was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets. The asset pool as originally proposed by the sponsors was adjusted based on some of these requests. In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the certificates purchased by the B-Piece Buyer based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit. The B-Piece Buyer has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

LNR Securities Holdings, LLC, a B-Piece Buyer and an affiliate of the special servicer, or its designee will constitute the initial directing holder with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations) and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

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Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates. Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder, in the case of each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), generally has certain rights to remove the special servicer and appoint a successor, which may be an affiliate of such holder (but see “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement for a discussion regarding the removal of the special servicer with respect to non-serviced mortgage loans and servicing shift mortgage loans that are part of loan combinations, excluded mortgage loans and excluded special servicer mortgage loans) (a) for cause at any time, and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer, or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance of the then controlling class of certificates, and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this prospectus supplement.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity. Either action could result in less proceeds to the issuing entity than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans. The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts of Interest May Arise Due to the Activities of the Sponsors and their Respective Affiliates. The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same

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markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those mortgaged properties may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) under, or properties securing, certain of the mortgage loans to be included in the issuing entity. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties. For example, Ladder Capital Finance LLC is affiliated with the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Grand Rapids-4147 Eastern Ave, Haier America HQ, Grand Rapids-5010 52nd St SE, Dollar General-Canyon Lake, Dollar General-Pleasanton, Dollar General-Peoria (West), Dollar General-Bridgeport, Dollar General-Tremont and Dollar General-Wheeler, collectively representing approximately 1.7% of the outstanding pool balance as of the cut-off date. Ladder Capital Finance LLC or an affiliate thereof originated each of those mortgage loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those mortgage loans. Those mortgage loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers without lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance LLC; (ii) the related loan documents permit future mezzanine financing; and (iii) in the case of the 6 mortgage loans secured by Dollar General properties referred to above in this paragraph, there is no separate environmental indemnitor other than the related borrower.

Ladder Capital Finance LLC or one of its affiliates may purchase certain certificates offered by this prospectus supplement and/or certain non-offered certificates of the same series.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates. The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties. See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Conflicts Between Certificateholders and Holders of Companion Loans

With respect to the Lakewood Center mortgage loan, representing approximately 8.6% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one pari passu companion loan and two related subordinate companion loans. The Lakewood Center mortgage loan, its related pari passu companion loan and its related subordinate companion loans are being serviced pursuant to the DBWF 2015-LCM trust and servicing agreement. The DBWF 2015-LCM trust and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction. Certain decisions to be made with respect to the Lakewood Center mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or the DBWF 2015-LCM trust and servicing agreement. As a result, you will have less control over the servicing of the Lakewood Center mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations—Lakewood Center Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

With respect to the Eden Roc mortgage loan, representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures two additional pari passu companion loans. Citigroup Global Markets Realty Corp., will hold the related companion loans designated as Note A-3 and Note A-4 as of the date of initial issuance of the offered certificates. See “Description of the Mortgage Pool—Loan Combinations—Eden Roc Loan Combination” in this prospectus supplement.

With respect to the Heartland Industrial Portfolio mortgage loan, representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures two additional pari passu companion loans. German American Capital Corporation, one of the mortgage loan sellers, will hold the related companion loans designated as Note A-1 and Note A-3 as of the date of initial issuance of the offered certificates. See “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” in this prospectus supplement.

With respect to the 40 Wall Street mortgage loan, representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures two additional pari passu companion loans. As of the closing date, Ladder Capital Finance LLC or one of its affiliates (subject to any applicable financing arrangement) is expected to hold the 40 Wall Street Note A-1 companion loan, in the original principal amount of $80,000,000, and the companion loan designated as Note A-2, in the original principal amount of $20,000,000. The 40 Wall Street Note A-1 is the controlling note in the 40 Wall Street loan combination. See “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” in this prospectus supplement.

With respect to the La Gran Plaza mortgage loan, representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures two additional pari passu companion loans. The COMM 2015-LC21 issuing entity currently holds the related

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companion loan designated as Note A-2 and the COMM 2015-CCRE23 issuing entity currently holds the related companion loan designated as Note A-3. See “Description of the Mortgage Pool—Loan Combinations—La Gran Plaza Loan Combination” in this prospectus supplement.

The interests of the holders of the related companion loans (or their designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and the related companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer. Pursuant to the terms of the pooling and servicing agreement, prior to the occurrence of a control termination event, the special servicer may be removed with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations) by the directing holder (a) for cause at any time, and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer, or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance of the then controlling class of certificates.

German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Mortgage & Asset Receiving Corporation, the depositor, and Deutsche Bank Securities Inc., an underwriter, are affiliates of each other.

Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., each an underwriter, and Berkeley Point Capital LLC, a primary servicer are affiliates of each other.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and a mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter) and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date for this securitization) subject to those repurchase facilities. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 11.0% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Deutsche Bank AG, Cayman Islands Branch, Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC through various repurchase facilities. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP guarantee certain obligations under those repurchase facilities of the Ladder Capital Finance LLC affiliates that are the primary obligors thereunder. Some or all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or are expected to be prior to the closing date for this securitization) subject to those repurchase facilities. Proceeds received by Ladder Capital Finance LLC in connection with the

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contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to 3 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 5.1% of the outstanding pool balance as of the cut-off date, and Wells Fargo Bank, National Association was the repurchase agreement counterparty with respect to 2 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 6.0% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to those repurchase facilities may increase or decrease prior to the issuance of the certificates).

Deutsche Bank AG, Cayman Islands Branch provides warehouse financing to certain affiliates of Pillar Funding LLC through various repurchase facilities. Some or all of the mortgage loans that Pillar Funding LLC will transfer to the depositor are ((or are expected to be prior to the closing date for this securitization) subject to those repurchase facilities. Proceeds received by Pillar Funding LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 of the mortgage loans that Pillar Funding LLC will transfer to the depositor, representing approximately 4.7% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 8 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 19.7% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 16 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 16.7% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by Ladder Capital Finance LLC, representing approximately 25.9% of the outstanding pool balance as of the cut-off date, provided that in the case of the La Gran Plaza mortgage loan, it has been doing so as a sub-servicer to Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as the COMM 2015-CCRE23 master servicer. Wells Fargo Bank, National Association also acts as interim custodian of the loan files (or, in the case of the La Gran Plaza mortgage loan, just the related promissory note) for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor. Wells Fargo Bank, National Association, as custodian for the COMM 2015-CCRE23 Mortgage Trust, currently holds the remaining mortgage loan documents with respect to the La Gran Plaza mortgage loan.

Pursuant to a certain interim servicing agreement between Pillar Funding LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 12 of the mortgage loans to be contributed to this securitization by

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Pillar Funding LLC, representing approximately 4.5% of the outstanding pool balance as of the cut-off date.

Pursuant to a limited subservicing agreement between Berkeley Point Capital LLC, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Berkeley Point Capital LLC is expected to assume certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to 19 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 19.2% of the outstanding pool balance as of the cut-off date, and will receive a fee equal to 0.0200% per annum for each such mortgage loan.

Pursuant to a primary servicing agreement between Berkeley Point Capital LLC, an affiliate of Cantor Commercial Real Estate Lending, L.P., on the one hand, and Wells Fargo Bank, National Association, on the other hand, Berkeley Point Capital LLC will act as primary servicer with respect to 1 mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., and will receive a fee equal to 0.0026% per annum for such mortgage loan.

LNR Partners, LLC assisted LNR Securities Holdings, LLC or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.

LNR Partners, LLC, the special servicer, is an affiliate of LNR Securities Holdings, LLC, the entity expected to purchase a 75.0% interest in each of the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V certificates and appoint itself as the initial directing holder with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations). LNR Securities Holdings, LLC and/or its affiliates, which may include LNR Partners, LLC, a special servicer, assisted entities managed by Ellington Management Group, LLC, which entities are expected to purchase approximately a 25.0% interest in each of the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V certificates (and may purchase additional certificates), with due diligence relating to the mortgage loans included in the mortgage pool.

With respect to the Heartland Industrial Portfolio mortgage loan, German American Capital Corporation or certain of its affiliates is expected to hold, as of the closing date, the Heartland Industrial Portfolio Note A-1 and Note A-3 companion loans.

With respect to the 40 Wall Street mortgage loan, Ladder Capital Finance LLC or one of its affiliates is expected to hold, as of the closing date, subject to any applicable financing arrangements, the 40 Wall Street Note A-1 and Note A-2 companion loans.

Ladder Capital Finance LLC, a sponsor and a mortgage loan seller, is an indirect wholly-owned subsidiary of Ladder Capital Finance Holdings LLLP and an affiliate of Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of Ladder Capital Finance LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.

Ladder Capital Finance LLC is affiliated with the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Grand Rapids-4147 Eastern Ave, Haier America HQ, Grand Rapids-5010 52nd St SE, Dollar General-Canyon Lake, Dollar General-Pleasanton, Dollar General-Peoria (West), Dollar General-Bridgeport, Dollar General-Tremont and Dollar General-Wheeler, collectively representing approximately 1.7% of the outstanding pool balance as of the cut-off date. Ladder Capital Finance LLC or an affiliate thereof originated each of those

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mortgage loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those mortgage loans. Those mortgage loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers without lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance LLC; (ii) the related loan documents permit future mezzanine financing; and (iii) in the case of the 6 mortgage loans secured by Dollar General properties referred to above in this paragraph, there is no separate environmental indemnitor other than the related borrower.

Ladder Capital Finance LLC and/or its affiliates may acquire certificates, either in connection with the initial issuance or in the secondary market.

Pillar Funding LLC, a sponsor and a mortgage loan seller, is an indirect wholly-owned subsidiary of Pillar Capital Partners I LLC. Pillar Capital Partners I LLC will guarantee the performance of Pillar Funding LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Pillar Funding LLC” in this prospectus supplement.

Wells Fargo Bank, National Association is acting as the master servicer, certificate administrator and custodian. In addition, Wells Fargo Bank, National Association is currently the master servicer under the DBWF 2015-LCM trust and servicing agreement.

Wilmington Trust, National Association, the trustee, is also the DBWF 2015-LCM trustee and, accordingly, the current mortgagee of record with respect to the Lakewood Center loan combination under the DBWF 2015-LCM trust and servicing agreement.

Citigroup Global Markets Inc., an underwriter, and Citigroup Global Markets Realty Corp., a co-originator of the Eden Roc loan combination, are affiliates of each other.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Articles 404 – 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) (“CRR”) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. The CRR restricts credit institutions and investment firms regulated in Member States of the European Economic Area (“EEA”) and consolidated group affiliates thereof (each, an “Affected Investor”) from investing in a securitization (as defined by the CRR) unless an originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a material net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 405 of the CRR. The CRR also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the offered certificates it has

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acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis. Failure to comply with one or more of the requirements set out in the CRR may result in the imposition of a penal capital charge with respect to the investment made in the securitization by an Affected Investor.

•	Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (as supplemented by Section 5 of Commission Delegated Regulation (EU) No 231/2013) contains requirements similar to those set out in Articles 404 – 410 of the CRR and applies to EEA regulated alternative investment fund managers. Similar requirements are also scheduled to apply in the future to investment in securitizations by EEA regulated UCITS fund managers and EEA regulated insurance and reinsurance undertakings. For the purpose of this provision, all such requirements, together with the Articles 404 – 410 of the CRR, are referred to as the “Securitization Retention Requirements”).

•	None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the Securitization Retention Requirements or take any other action (other than providing information relating to the offered certificates and the mortgage loans contained in this prospectus supplement and any other related offering document and any action that any such parties are required to take under the pooling and servicing agreement (including, without limitation, with respect to reporting under “The Pooling and Servicing Agreement – Reports to Certificateholders; Available Information”)), which may be required by investors for the purposes of their compliance with the Securitization Retention Requirements. This may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the offered certificates in the secondary market.

•	Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult their own investment and legal advisors regarding compliance with the Securitization Retention Requirements and the suitability of the offered certificates for investment. None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations. New regulations have been proposed, some of which have been adopted as final rules while others remain pending. Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

•	The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships

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with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations was required by July 21, 2015 (or, by July 21, 2016 in respect of investments in and relationships with “covered funds” that were in place prior to December 31, 2013, is required by July 21, 2016, subject to the possibility of a one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus supplement.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Annex B—Description of the Top 20 Mortgage Loans” to this prospectus supplement.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties or failure to deliver certain required loan documents, the exercise of a purchase option by a mezzanine lender, if applicable, or a companion loan holder or purchases of defaulted mortgage loans. See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Loan Combinations,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance

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Escrows and Letters of Credit” and “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield to maturity anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date or the anticipated repayment date, as applicable. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that voluntary or involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

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•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or, if applicable, a companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance. Because the notional balance of the Class X-A certificates is based upon the outstanding certificate balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M certificates, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person. The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Offered Certificates—General” in this prospectus supplement.

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Yield Considerations

The yield to maturity on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

•	the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount. If you purchased your certificates at a premium or discount, the yield to maturity on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your certificates at a discount (other than with respect to the Class X-A certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to maturity that is lower than your anticipated yield. If you purchase your certificates at a premium (or with respect to the Class X-A certificates), you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to maturity that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

If you purchase Class X-A certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class X-A certificates. Accordingly, if principal payments

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on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan. See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” above in this prospectus supplement.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield to maturity on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us. Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. However, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee the payment obligations of Ladder Capital Finance LLC, and Pillar Capital Partners I LLC is guaranteeing the payment obligations of Pillar Funding LLC, in this regard. We cannot provide assurances that the mortgage loan seller (or, in the case of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP or Series REIT of Ladder Capital Finance Holdings LLLP, and in the case of Pillar Funding LLC, Pillar Capital Partners I LLC) will have the financial ability to effect such repurchases or substitutions. In addition, the mortgage loan sellers may have various legal defenses available to them in connection with a repurchase or substitution obligation. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP or Series REIT of Ladder Capital Finance Holdings LLLP, and in the case of Pillar Funding LLC, Pillar Capital Partners I LLC)) may make a loss of value payment to the issuing entity. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect,

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there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material document defect in all respects. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments on the offered certificates; and

•	their weighted average life.

Losses on the mortgage loans will be allocated to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-M certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates and, with respect to interest losses only, the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates based on their respective entitlements pro rata. However, because the notional balance of the Class X-B certificates is based on the certificate balance of each of the Class B and Class C certificates, the notional balance of the Class X-C certificates is based on the certificate balance of the Class D certificates, the notional balance of the Class X-D certificates is based on the certificate balance of the Class E certificates, the notional balance of the Class X-E certificates is based on the certificate balance of each of the Class F and Class G certificates and the notional balance of the Class X-F certificates is based on the certificate balance of the Class H certificates, any losses allocated to such classes of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are entitled, respectively, notwithstanding that the Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are senior in right of payment to such classes of certificates. Similarly, any losses allocated to the Class A-M certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M certificates.

Each class of certificates (other than the Class H, Class V, Class R and Class LR certificates) are senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher interest in distributions of principal payments on the remaining mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover

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delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loans, which are being serviced pursuant to separate servicing agreements) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this prospectus supplement. The special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate. There can be no assurance that any extension or modification will increase the present value of recoveries in a given case. Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan, because the related non-serviced loan combination will be serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of any non-serviced mortgage loan by the master servicer or special servicer servicing such non-serviced mortgage loan, will likely extend the weighted average life of such class of certificates. See “Yield and Maturity Considerations” in this prospectus supplement and in the accompanying prospectus.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip. If a master servicer resigns or is terminated as master servicer, it (or its assignee) would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement. There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates. While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.

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There is no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. Lack of liquidity could result in a precipitous drop in the market value of the offered certificates. In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis. The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this prospectus supplement can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

•	investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial, multifamily and manufactured housing community real estate markets.

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If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors. However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels. See “Description of the Offered Certificates—General” and “—Subordination” in this prospectus supplement. If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

Under the Internal Revenue Code of 1986, if during any taxable year, an entity intended to qualify as a real estate mortgage investment conduit (“REMIC”) fails to satisfy one or more of the REMIC requirements, then such entity will not be treated as a REMIC for that taxable year and any taxable year thereafter. In that event, the issuing entity, including the Trust REMICs could be taxable as corporations and one or more of the certificates could be treated as stock in the corporations rather than as debt instruments. The Internal Revenue Code of 1986 authorizes the IRS to grant an entity relief from the consequences of REMIC disqualification if such REMIC disqualification occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualification. The relief may take the form of either allowing the entity to continue as REMIC after it again qualifies as a REMIC or by ignoring the cessation of REMIC status entirely. Any relief may, however, be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period during which it failed to meet the REMIC requirements. The Treasury Department and the IRS are authorized to issue regulations under these relief provisions but no regulations have been proposed.

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State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction and (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, resulting in the recognition of original issue discount as taxable income before any cash attributable to that taxable income is received. Investors must have sufficient sources of cash other than a certificate to pay any federal, state or local income taxes that may be imposed on original issue discount. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the accompanying prospectus.

Tax Considerations Related to Foreclosure

Any income from a mortgaged property acquired by the Trust on foreclosure may be subject to entity level taxes (that is, taxes at the Trust level) unless certain conditions are satisfied. Specifically, income from the operation or management of a mortgaged property may be subject to federal tax at the highest marginal corporate tax rate (currently 35%) if the mortgaged property is operated or managed other than as rental property. Similarly, gain from the sale of a mortgaged property may be subject to federal tax at the highest marginal corporate tax rate if the mortgaged property is characterized as primarily held for sale to customers in the ordinary course of a trade or business. In addition, income from the operation or management of a mortgaged property, whether or not the mortgaged property is operated or managed as rental property, and income from the sale of a mortgaged property, whether or not the mortgaged property is characterized as primarily held for sale to customers in the ordinary course of a trade or business, may be subject to state and local taxes. Income subject to such taxes may be permitted, however, if it is determined that the benefit to Certificateholders is greater than under other methods of operating, managing or selling the mortgaged property.

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In addition, income from the operation and management of a mortgaged property acquired by the Trust on foreclosure or gain from the sale of a mortgaged property may be subject to a 100% federal tax if the mortgaged property ceases to qualify as “foreclosure property” for REMIC purposes. In addition to other circumstances, a mortgaged property will cease to be foreclosure property if (i) construction work is performed on the mortgaged property (other than repair or maintenance), unless the construction was more than 10% completed when default on the related mortgage loan became imminent, or income from the mortgaged property fails to qualify as “rents from real property” or (ii) the mortgaged property is managed or operated in a trade or business, unless such management or operation is provided by an independent contractor (in which case the mortgaged property will not cease to be foreclosure property but its income will be subject to the entity level tax described above). Income from a mortgaged property will fail to qualify as “rents from real property” if it is based on the net profits of a tenant, or allocable to a service that is not customary in the area for the type of mortgaged property involved, unless such service is provided by an independent contractor. In addition, income from the operation or management of a mortgaged property and income from the sale of a mortgaged property, whether or not the mortgaged property qualifies as “foreclosure property” for REMIC purposes, may be subject to state and local taxes.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such consequences, however, if the mortgage loan is in default, the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the Special Servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

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Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity. The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.” Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because, subject to the payment of the Class A-SB as described in “Description of the Offered Certificates—Distributions,” principal on the certificates is generally payable in sequential order of designation, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings are issued. Future events could have an adverse impact on such ratings. Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect

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future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency. In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained. See the definition of “No Downgrade Confirmation” in this prospectus supplement. In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of offered certificates. The ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of such rating agencies. Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of any class of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates. See “Ratings” in this prospectus supplement.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

The depositor has requested a rating on each class of the offered certificates from three nationally recognized statistical rating organizations. Nationally recognized statistical rating organizations that the depositor has not engaged to rate any class of certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates and any one or more of the engaged rating agencies may issue unsolicited credit ratings on one or more classes of the certificates that it was not engaged to rate upon initial issuance, in each case, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, or otherwise. If any such unsolicited ratings are issued with respect to any rated class of certificates, we cannot assure you that they will not be different from any ratings assigned by an engaged rating agency to the related class of certificates on the closing date. The issuance of any unsolicited ratings that are lower than the ratings assigned by an engaged rating agency to the related class of certificates on the closing date may adversely impact the liquidity, market value and regulatory characteristics of that class of certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the related classes of offered certificates and certain classes of private certificates not offered by this prospectus supplement (although an engaged rating agency may not ultimately issue ratings on all classes of certificates). The decision not to engage certain of the nationally recognized statistical rating organizations to rate any classes of certificates was due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for such classes of certificates and

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the decision to engage one or more of the engaged rating agencies to only rate certain classes of certificates, but not others, was also due, in part, to those rating agencies’ initial subordination levels for such classes of certificates. Accordingly, if the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates or had it engaged the engaged rating agencies to rate those other classes of certificates, their ratings of the offered certificates may have been different, and potentially lower, than those ratings ultimately assigned to the related class of offered certificates by the engaged rating agencies. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision not to engage the engaged rating agencies in the rating of a class of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or except in so far as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the engaged rating agencies no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor” or “Mortgage Loan Seller”). GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation and GACC is an affiliate of the Depositor and Deutsche Bank Securities Inc., an Underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors.

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GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for over ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2015, is approximately $39.5 billion.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G to this prospectus supplement), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain

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of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus supplement. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus supplement regarding the GACC Mortgage Loans. These procedures included:

•	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

•	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GACC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by

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origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” to this prospectus supplement.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any mortgaged property securing a GACC Mortgage Loan, GACC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria. See “—GACC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus supplement is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.” GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General. GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self storage properties. All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the

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mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	75%
Self Storage	1.25x	70%
Hospitality	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period. With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80% on all property types. Moreover, in certain circumstances the actual debt service coverage ratios and LTV ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See “Description of the Mortgage Pool” in this prospectus supplement and Annex A-1 to this prospectus supplement.

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Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In most cases where the property is covered by blanket insurance, insurance reserves will not be required. In certain cases where the loan sponsor is an institutional or investment grade entity, or to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, GACC may waive all escrow requirements. In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured Housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hospitality	4% of gross revenue

•	Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

•	Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions. The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

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Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 10, 2015. GACC’s “Central Index Key” number is 0001541294. The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including April 1, 2012 to and including March 31, 2015:

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$		#	$	% of principa balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007-C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)	The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date. The repurchase demand was rejected. In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)	In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011

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Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus supplement. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., each an Underwriter, and Berkeley Point Capital LLC, a primary servicer. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of March 31, 2015, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $2.017 billion, total liabilities of approximately $1.008 billion and total partners’ equity of approximately $1.009 billion. As of March 31, 2015, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $2.325 billion of master repurchase facilities.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and a Mortgage Loan Seller, and Deutsche Bank Securities Inc., an Underwriter) and certain third party lenders provide these various repurchase facilities to affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities. Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 CCRE Mortgage Loans, representing approximately 11.0% of the Initial Outstanding Pool Balance.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010 through March 31, 2015, CCRE Lending has originated or acquired approximately 1,227 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $23.1 billion and has acted as a sponsor and mortgage loan seller on 43 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

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Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus supplement regarding the CCRE Mortgage Loans. These procedures included:

•	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

•	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CCRE Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus supplement.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan

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summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” in this prospectus supplement.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this prospectus supplement is accurate in all material respects. CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made

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regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus supplement. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by affiliated servicer Berkeley Point Capital LLC or an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)      Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the

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Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)      Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)      Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)      Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

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Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Assessments of Property Condition—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE

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Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions. The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012. The CCRE Depositor’s Central Index Key number is 0001515166. With respect to the period from and including April 1, 2012 to and including March 31, 2015, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE Lending most recently filed a Form ABS-15G on February 5, 2015.  CCRE Lending’s Central Index Key number is 0001558761.  With respect to the period from and including April 1, 2012 to and including March 31, 2015, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus supplement. LCF is a limited

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liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”) and Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”). Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware. TRS LLLP and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a series of Ladder Holdings. Ladder Capital Corp. holds a controlling interest in Ladder Holdings. In addition, it is expected that LCF or one of its affiliates will, as of the date of the initial issuance of the Certificates, subject to any applicable financing arrangement, hold the 40 Wall Street Companion Loan designated as Note A-1.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus supplement as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller and Deutsche Bank Securities Inc., one of the Underwriters), Wells Fargo Bank, National Association and certain third party lenders provide these various repurchase facilities to affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities. Some or all of the LCF Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, reacquire such LCF Mortgage Loans from the related LCF Financing Affiliates, and each of the related LCF Financing Affiliates will, in turn, use the funds that it receives from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to 3 LCF Mortgage Loans, representing approximately 5.1% of the Initial Outstanding Pool Balance, and Wells Fargo was the repurchase counterparty with respect to 2 LCF Mortgage Loans, representing approximately 6.0% of the Initial Outstanding Pool Balance (except that the number and dollar amount of LCF Mortgage Loans subject to those repurchase facilities may increase or decrease prior to the issuance of the Certificates).

Wells Fargo Bank, National Association acts as interim custodian of the Mortgage Loan Documents (or, in the case of the La Gran Plaza Mortgage Loan, just the related promissory note) with respect to all of the LCF Mortgage Loans. Wells Fargo Bank, National Association, as custodian for the COMM 2015-CCRE23 Mortgage Trust, currently holds the remaining Mortgage Loan Documents with respect to the La Gran Plaza Mortgage Loan.

LCF or one of its affiliates may purchase certificates issued in connection with this securitization, either at initial issuance or in the secondary market.

Ladder Capital Group’s Securitization Program

During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During the first six (6) calendar months of 2015, LCF has contributed approximately $1.12 billion of commercial, multifamily and manufactured housing community mortgage

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loans to 4 commercial mortgage securitizations. LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013 and 2014 and the first six months of 2015.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$ 663,256,700
2011	65	$ 1,170,444,775
2012	152	$ 2,463,328,246
2013	120	$ 2,269,641,443
2014	158	$ 3,290,652,162
2015(1)	84	$ 1,252,897,989

(1) During the period from January 1, 2015 through June 30, 2015.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, or to cause such to occur, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF all fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank, National Association, has been acting as interim servicer with respect to all of the LCF Mortgage Loans, with an aggregate Cut-off Date Balance of $360,032,375, which represents 25.9% of the Initial

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Outstanding Pool Balance; provided that, in the case of the La Gran Plaza Mortgage Loan, it has been doing so as sub-servicer on behalf of Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as the COMM 2015-CCRE23 master servicer.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. LCF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus supplement regarding the LCF Mortgage Loans. These procedures included:

•	comparing the information in the LCF Data Tape against various source documents provided by LCF that are described under “—Database” above;

•	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the LCF Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus supplement.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed the representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

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Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s asset summary reports for certain of the LCF Mortgage Loans, (ii) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans and prepared by origination counsel, (iii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by Ladder Capital Group, (iv) a review of data tapes relating to the LCF Mortgage Loans prepared by Ladder Capital Group, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries in Annex B to this prospectus supplement based on their respective reviews of the related asset summary reports and/or the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Ladder’s Underwriting Standards” below.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus supplement is accurate in all material respects. Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with Ladder Capital Group’s origination procedures and underwriting criteria discussed under “—Ladder’s Underwriting Standards” below. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any LCF Mortgage Loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria“). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Ladder’s Underwriting Standards

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by

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circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “—Ladder’s Underwriting Standards—Exceptions” below and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and generally cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.

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It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)      Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)     Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)    Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

(iv)    Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

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Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this

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compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Ladder’s Underwriting Standards—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such

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an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which

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may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions. The LCF Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus supplement, LCF most recently filed a Form ABS-15G on February 10, 2015. LCF’s Central Index Key number is 0001541468. With respect to the period from and including April 1, 2012 to and including March 31, 2015, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Pillar Funding LLC

General

Pillar Funding LLC (“PF”) is a sponsor of, and a seller of certain mortgage loans (the “PF Mortgage Loans”) into, the securitization described in this prospectus supplement. PF is a limited liability company organized under the laws of the State of Delaware and an affiliate of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a limited liability company organized under the laws of the State of Delaware and is a privately held, diversified financial services company. The primary offices of PF are located at 330 Madison Avenue, 8th Floor, New York, New York 10017.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and a Mortgage Loan Seller and Deutsche Bank Securities Inc., an Underwriter) provides various repurchase facilities to affiliates of PF (the “PF Financing Affiliates”) through various repurchase facilities. Some or all of the PF Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the Certificates are issued, then PF will use the proceeds from its sale of the PF Mortgage Loans to the Depositor to, among other things, reacquire such PF Mortgage Loans from the related PF Financing Affiliate, and the related PF Financing Affiliate will, in turn, use the funds that it receives from PF to, among other things, reacquire the warehoused PF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement

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counterparty with respect to 5 of the PF Mortgage Loans, representing approximately 4.7% of the Initial Outstanding Pool Balance.

PF’s Loan Origination and Acquisition History

PF, through its affiliate Pillar Multifamily, LLC (“PMF”), originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate and floating rate commercial, multifamily and manufactured housing community mortgage loans by PF as of December 31, 2014. All of these mortgage loans have been securitized.

Originations and Acquisitions of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	2014
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	23	$218,731,500

In connection with this commercial mortgage securitization transaction, PF will transfer the PF Mortgage Loans to the depositor, who will then transfer the PF Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the PF Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, PF will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, PF will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the PF Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, PF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that PF will repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of PF will be responsible for doing so if PF fails with respect to its obligations.

PF does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that PF originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, PF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of PF Mortgage Loans

Overview. PF has conducted a review of the PF Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the PF Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “PF Review Team”). The review procedures described below were employed with respect to all of the PF Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus supplement. No sampling procedures were used in the review process.

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Database. Members of the PF Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each PF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the PF Review Team during the underwriting process. After origination of each PF Mortgage Loan, the PF Review Team updated the information in the database and the related asset summary report with respect to such PF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the PF Review Team.

A data tape (the “PF Data Tape”) containing detailed information regarding each PF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The PF Data Tape was used to provide the numerical information regarding the PF Mortgage Loans in this prospectus supplement.

Data Validation and Recalculation. PF engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by PF, relating to information in this prospectus supplement regarding the PF Mortgage Loans. These procedures included:

•	comparing the information in the PF Data Tape against various source documents provided by PF that are described under “—Review of PF Mortgage Loans—Database” above;

•	comparing numerical information regarding the PF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the PF Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the PF Mortgage Loans disclosed in this prospectus supplement.

Legal Review. The PF Review Team engaged various law firms to conduct certain legal reviews of the PF Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each PF Mortgage Loan, PF’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each PF Mortgage Loan reviewed PF’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the PF Mortgage Loans. Such assistance included, among other things, (i) a review of PF’s asset summary report, and its origination counsel’s due diligence questionnaire, for each PF Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the PF Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the PF Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which PF was aware at the origination of any PF Mortgage Loan, the PF Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. PF conducted a search with respect to each borrower under the related PF Mortgage Loan to determine whether it filed for bankruptcy. If the PF Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any PF Mortgage Loan, the PF Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The PF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the PF Mortgage Loans to determine whether any PF Mortgage Loan materially deviated

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from the underwriting guidelines set forth under “—PF’s Underwriting Standards” below. See “—PF’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the PF Review Team determined that the disclosure regarding the PF Mortgage Loans in this prospectus supplement is accurate in all material respects. The PF Review Team also determined that the PF Mortgage Loans were originated substantially in accordance with PF’s origination procedures and underwriting criteria, except as described under “—PF’s Underwriting Standards—Exceptions” below. PF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

PF’s Underwriting Standards

Each of the PF Mortgage Loans was originated by PMF, an affiliate of PF. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by PF.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by PF will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular PF Mortgage Loans, see “—PF’s Underwriting Standards—Exceptions” below and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, PF also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from PF and PMF. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. PF’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by PF and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when

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calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that PF or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

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•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, PF typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, PF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this

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compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, PF may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, PF may require the borrower to remediate such violation and, subject to the discussion under “—PF’s Underwriting Standards—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on PF’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, PF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, PF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and PF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, PF may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by PF are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

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•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if PF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and PFs evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if PF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and PF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if PF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and PF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if PF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and PF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the PF Mortgage Loans, see Annex A-1 to this prospectus supplement.

Exceptions

The PF Mortgage Loans were originated in accordance with the underwriting standards set forth above.

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Compliance with Rule 15Ga-1 under the Exchange Act

PF most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act, on July 16, 2015. PF’s “Central Index Key” number is 0001625508. PF has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending March 31, 2015, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $116.5 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust. The Depositor is required under the Underwriting Agreement, between the Depositor, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P. and Citigroup Global Markets Inc. (collectively, the “Underwriters”), and German American Capital Corporation, to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this prospectus supplement for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2015-CCRE24 Mortgage Trust (the “Issuing Entity”). The Issuing Entity is a New York common law trust that will be formed on the settlement date set for the offered certificates (the “Closing Date”) pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make

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advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Amendment.” The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “The Trustee,” “The Certificate Administrator and Custodian,” “The Operating Advisor,” “The Servicers—The Master Servicer,” “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or a Board of Directors. It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.” The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered generally to the effect that:

(i) Either (A) if such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or, if applicable, (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii) If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

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Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this prospectus supplement.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer. Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and each Serviced Loan Combination for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments.” The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combination to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement. However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations. Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys. Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also the Certificate Administrator and the Custodian. In addition, Wells Fargo is currently the DBWF 2015-LCM Master Servicer. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

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Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 6/30/2015
By Approximate Number:	35,189	33,354	33,590	33,192
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.52	$434.37	$474.38	$484.24

Within this portfolio, as of June 30, 2015, are approximately 24,315 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $401.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$ 331,765,453,800	$ 2,133,375,220	0.64%
Calendar Year 2013	$ 346,011,017,466	$ 2,158,219,403	0.62%
Calendar Year 2014	$ 377,947,659,331	$ 1,750,352,607	0.46%
YTD Q2 2015	$ 388,875,062,108	$ 1,714,604,388	0.44%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

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The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa1” by Moody’s and “AA” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

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A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by GACC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by CCRE Lending or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the CCRE Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and LCF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by LCF or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the LCF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and PF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by PF or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the PF Mortgage Loans.

The foregoing information concerning information under this heading “—The Master Servicer” has been provided by Wells Fargo.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as the special servicer for each Mortgage Loan (other than Non-Serviced Mortgage Loans and Excluded Special Servicer Mortgage Loans) and Serviced Loan Combination to be deposited into the issuing entity (the “Special Servicer”). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

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LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 153 as of June 30, 2015. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion; (m) 141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion; (n) 152 domestic CMBS pools as of December 31, 2014 with a then current face value in excess of $135 billion; and (o) 153 domestic CMBS pools as of June 30, 2015 with a then current face value in excess of $124 billion. As of June 30, 2015, LNR Partners has resolved approximately $60.6 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013; $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014 and $2.9 billion of U.S. commercial and multifamily mortgage loans during the second quarter of 2015.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany. As of June 30, 2015, LNR Partners had approximately 185 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2015, LNR Partners and its affiliates specially service a portfolio, which included approximately 9,320 assets across the United States and various international properties with a then current face value of approximately $124.8 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the mortgage loan documents) designed to maximize value from the

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assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted pay-offs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying mortgage loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor’s Rating Services and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the Underwriters, the Issuing Entity, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, or any

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Originator. LNR Partners, however, is an affiliate of LNR Securities Holdings, LLC, which entity is expected to purchase approximately 75.0% of the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V Certificates on the Closing Date.

Except as disclosed in this prospectus supplement and except for LNR Partners acting as a Special Servicer for this securitization transaction and an affiliate of LNR Partners purchasing a 75.0% interest in each of the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V Certificates and appointing itself as the initial Directing Holder, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, the Sponsors, the Trustee, the Certificate Administrator, any Originator, any significant obligor, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years. In addition, except as otherwise disclosed in this prospectus supplement, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party - apart from this securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, the Sponsors, the Trustee, the Certificate Administrator, any Originator, any significant obligor, any Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The foregoing information set forth under this sub-heading “The Special Servicer” regarding LNR Partners has been provided by LNR Partners.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Replacement of the Special Servicer

The Special Servicer may be removed with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) serviced by it, and a successor Special Servicer appointed, at any time, as follows:

(a) if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed (other than with respect to Servicing Shift Mortgage Loans and Excluded Mortgage Loans) at the direction of the applicable Directing Holder (i) for cause at any time and (ii) without cause if either (A) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (B) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then Controlling Class of Certificates;

(b) if a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c) if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account

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Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

Notwithstanding the foregoing, if the Special Servicer is a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Mortgage Loan is not also an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer for the related Excluded Special Servicer Mortgage in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Certificateholder will have the right to appoint the Excluded Special Servicer.

If a Consultation Termination Event has occurred and is continuing, upon resignation of the Special Servicer with respect to an Excluded Special Servicer Mortgage Loan, at the expense of the Issuing Entity, the Certificate Administrator will be required to promptly provide written notice of such resignation to all Certificateholders by posting such notice on its internet website and the Excluded Special Servicer will be appointed upon the written direction of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 20% of the Voting Rights of the Certificates exercise their right to vote). If such Excluded Special Servicer has not been appointed pursuant to the preceding sentence within 30 days after the Special Servicer has provided its written notice of resignation, the Certificate Administrator will provide written notice to the resigning Special Servicer that such Excluded Special Servicer has not been appointed and such resigning Special Servicer will appoint such Excluded Special Servicer.

If at any time a Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Mortgage Loan, (3) such Special Servicer will become the Special Servicer again for the such related Mortgage Loan and (4) such Special Servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan.

The procedures for removing the Special Servicer (other than with respect to a Servicing Shift Loan Combination) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator

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of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (provided, that the Operating Advisor will not be permitted to recommend the replacement of the Special Servicer for any Loan Combination so long as the holder of the related Companion Loan is the Loan Specific Directing Holder under the related Intercreditor Agreement); setting forth the reasons supporting its position (along with any information the Operating Advisor considered relevant to its recommendation) and recommending a suggested replacement Special Servicer; provided, that in no event should the information or any other content in such written recommendation contravene any provision of the Pooling and Servicing Agreement). The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account any Realized Losses and the application of Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website. If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to (i) terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination and (ii) promptly notify such outgoing Special Servicer of the effective date of such termination, provided that if such written direction is not provided within 180 days of notice from the Certificate Administrator of the request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the Issuing Entity. The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with: (i) the Operating Advisor’s obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

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In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period). In the event of such termination, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation. In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon a Servicer Termination Event” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Sequential Pay Certificates, on an aggregate basis.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

The Primary Servicer

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“Berkeley Point“) will be appointed as primary servicer for the CCRE Mortgage Loan identified on Annex A-1 to this prospectus supplement as Eden Roc, representing 6.8% of the outstanding pool balance as of the cut-off date, and in such capacity, will be responsible for the primary servicing and administration of these mortgage loans. In addition, with respect to 19 mortgage loans secured by mortgaged properties representing approximately 19.2% of the outstanding pool balance as of the cut-off date, Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements.

The principal executive offices of Berkeley Point are located at 4550 Montgomery Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of Berkeley Point is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562. Berkeley Point is an affiliate under common control with CCRE Lending.

Berkeley Point serves as primary servicer in various transactions and has a primary servicer rating of “CPS2” from Fitch”, is an evaluated servicer for CMBS by KBRA and listed as such on their website. Berkeley Point also has a current special servicer rating of CSS3+ from Fitch.

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Berkeley Point is a commercial real estate finance company with a primary focus on multifamily and healthcare real estate loans. Berkeley Point, directly or through its affiliates, originates, sells, services and manages commercial real estate loans primarily for multifamily and healthcare properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae and FHA. Berkeley Point is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It also services loans for life insurance companies. Together with its predecessor entities, Berkeley Point has originated and serviced commercial real estate loans originated under programs offered by Fannie Mae, Freddie Mac and FHA for approximately 25 years and expects to continue doing so. It has been named special servicer on three Freddie Mac K-Series securitizations, the first in 2009, and one in each of 2013 and 2014. Berkeley Point has offices located in Bethesda, Maryland, Boston, Massachusetts, Santa Monica, California, Irvine, California, San Francisco, California, Columbus, Ohio, Dallas, Texas, Brentwood, Tennessee, Seattle, Washington and St. Louis, Missouri.

As of June 30, 2015, Berkeley Point’s primary servicing portfolio was comprised of 1784 loans with an aggregate outstanding principal balance of approximately $29.420 billion, of which Berkeley Point is the primary servicer through sub-servicing agreements with master servicers on 68 Freddie Mac K-Series securitizations for 214 loans with an approximate aggregate outstanding principal balance of approximately $5.16 billion, and 22 commercial mortgage loans with an aggregate outstanding principal balance of approximately $890 million in other CMBS securitizations.

As of June 30, 2015, Berkeley Point had 64 personnel involved in the servicing and asset management of commercial real estate loans and CMBS pools, of which 56 were dedicated to the primary servicing unit.

The table below sets forth information about the various pools of loans primarily serviced by Berkeley Point as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014
By Number	33 pools (95 loans)	46 pools (122 loans)	67 pools (177 loans)
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$2.2 billion	$3.1 billion	$4.842 billion

The commercial real estate loans that Berkeley Point originates and for which Berkeley Point provides servicing are generally multifamily but may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series COMM 2015-CCRE24 certificates. Accordingly, the assets that Berkeley Point services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

Berkeley Point has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. Technology can assist the performance of a servicer. Berkeley Point generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Berkeley Point may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. Berkeley Point does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly Berkeley Point does not believe that its financial condition will have any adverse effect on the performance of its duties under the series COMM 2015-CCRE24 pooling and servicing agreement nor

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any material impact on the mortgage pool performance or the performance of the series COMM 2015-CCRE24 certificates.

Berkeley Point will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Berkeley Point may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that Berkeley Point has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

Berkeley Point is not an affiliate of the Depositor, the Sponsors, the Issuing Entity, the Master Servicer, the Trustee or any originator other than CCRE Lending and any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and CF&Co. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus supplement), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series COMM 2015-CCRE24 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by Berkeley Point in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Berkeley Point with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point was acting as primary servicer or special servicer.

From time to time, Berkeley Point and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. Berkeley Point does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a certificateholder.

The information set forth above under this heading “—Berkeley Point Capital LLC” has been provided by Berkeley Point and neither the Depositor nor any Underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of Berkeley Point Primary Servicing Agreement

General. Berkeley Point has acquired the right to be appointed as the primary servicer of 1 mortgage loan, representing approximately 6.8% of the outstanding pool balance as of the cut-off date, which such mortgage loan is to be transferred to the depositor by CCRE (the “BPC Primary Serviced Mortgage Loan”) and the Eden Roc Companion Loan (together with the BPC Primary Serviced Mortgage Loan, the “BPC Primary Serviced Loan Combination”). Accordingly, Wells Fargo, as master servicer, and Berkeley Point, as primary servicer, will enter into a primary servicing agreement dated as of August 1, 2015 (the “BPC Primary Servicing Agreement”). The primary servicing of such BPC Primary Serviced Loan Combination will be governed by the BPC Primary Servicing Agreement. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the BPC Primary Serviced Loan Combination. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the BPC Primary Serviced Loan Combination, Berkeley Point, as primary servicer, will be responsible for performing the primary servicing

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of such mortgage loan and companion loan in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing duties will include:

•	maintaining the servicing file and releasing files in accordance with the Pooling and Servicing Agreement and the BPC Primary Servicing Agreement,

•	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer and forwarding a copy of such repurchase communication to the master servicer and such information in its possession reasonably requested by the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the Pooling and Servicing Agreement) to hold such collections,

•	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to Berkeley Point, as primary servicer,

•	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,

•	collecting monthly and quarterly borrower reports, income statements and rent rolls,

•	performing inspections of the related mortgaged property at the frequency required of the master servicer under the Pooling and Servicing Agreement and providing inspection reports to the master servicer,

•	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

•	maintaining errors and omissions insurance and an appropriate fidelity bond,

•	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that Berkeley Point will not approve or consummate any borrower request or transaction without confirming that the master servicer and the special servicer have mutually agreed that the master servicer shall process such request and obtaining the prior written consent of the master servicer,

•	promptly notifying master servicer of any defaults under the BPC Primary Serviced Loan Combination, collection issues or customer issues; provided that Berkeley Point will not take any action with respect to enforcing such loans without the prior written approval of the master servicer, and master servicer shall process such request and obtaining the prior written consent of the master servicer,

•	with respect to all servicing responsibilities of the master servicer under the Pooling and Servicing Agreement which are not being performed by Berkeley Point under the BPC Primary Servicing Agreement, Berkeley Point will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

Berkeley Point’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master

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servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

Berkeley Point will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by Berkeley Point with respect to the BPC Primary Serviced Loan Combination for audit and review. Berkeley Point will not take any action (whether or not authorized under the BPC Primary Servicing Agreement) as to which the master servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the Issuing Entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. Berkeley Point will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the Issuing Entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

Berkeley Point will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the master servicer to permit it to comply with the Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations.

Berkeley Point will not communicate directly with the special servicer, the Controlling Class Representative or any Rating Agency except in very limited circumstances set forth in the BPC Primary Servicing Agreement.

Berkeley Point will have no obligation to make any principal and interest advance or any servicing advances. Berkeley Point will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the master servicer under the BPC Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer shall process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the BPC Primary Serviced Loan Combination under the Pooling and Servicing Agreement. Berkeley Point is not entitled to any Prepayment Interest Excess, default interest, or other amounts not specifically set forth in the BPC Primary Servicing Agreement. Berkeley Point will be entitled to such additional servicing compensation as set forth in the BPC Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, Berkeley Point will also be entitled to retain, with respect to the BPC Primary Serviced Loan Combination, as additional primary servicing compensation (the “Additional Primary Servicing Compensation” ), the following:

•	50% of the master servicer’s share of late fees to the extent Berkeley Point is performing the related collection work and to the extent not required to offset with respect to the BPC Primary Serviced Loan Combination under the Pooling and Servicing Agreement (1) Advances, including interest on such Advances or (2) additional trust fund expenses;

•	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

•	100% of the master servicer’s share of any assumption application fees to the extent Berkeley Point performs the related assumption;

•	50% of the master servicer’s share of any assumption fees, modification fees, consent fees, and defeasance fees to the extent such action was performed by Berkeley Point; and

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•	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by Berkeley Point.

Berkeley Point will not be entitled to any additional primary servicing compensation in the form of fees earned with respect to the processing of any Major Decision or Special Servicer Decision performed by the Special Servicer; provided, however, if Berkeley Point processes any Special Servicer Decision following approval of such decision by the Special Servicer, Berkeley Point will be entitled to the applicable fee as described in the bullets above.

Berkeley Point will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which Berkeley Point is not entitled to retain. Except as otherwise provided, Berkeley Point will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Berkeley Point nor any affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of Berkeley Point (the “BPC Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against any breach of warranties or representations made in the BPC Primary Servicing Agreement, or against any liability that would otherwise be imposed on Berkeley Point by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the master servicer against any loss, liability or expense (collectively, the “Losses”) incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement resulting from the master servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of its obligations under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the Issuing Entity, to the extent provided in the Pooling and Servicing Agreement, against any Losses incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, other than any Losses (i) that are specifically required to be borne by Berkeley Point without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by Berkeley Point or (B) willful misconduct, bad faith, fraud or negligence of Berkeley Point in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of obligations and duties under the BPC Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the master servicer under the Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of Berkeley Point for such indemnification.

Berkeley Point will indemnify and hold harmless the master servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any Losses incurred by the master servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, the Pooling and Servicing Agreement or the Certificates by reason of (1) any breach by Berkeley Point of a representation or warranty made by Berkeley Point in the BPC Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by Berkeley Point in the performance of its obligations or duties under the BPC Primary Servicing Agreement or under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties.

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Resignation. The BPC Primary Servicing Agreement will provide that Berkeley Point may not resign from the obligations and duties imposed on it thereunder except by mutual consent of Berkeley Point and the Master Servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by Berkeley Point.

Termination. The BPC Primary Servicing Agreement will be terminated with respect to Berkeley Point if any of the following occurs:

•	the master servicer elects to terminate Berkeley Point following a BPC Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

•	the master servicer elects (or at the Depositor’s request to the extent the Depositor has the right to request termination of Berkeley Point under the Pooling and Servicing Agreement) to terminate pursuant to the final two bullets listed under BPC Primary Servicer Termination Events below;

•	upon resignation by Berkeley Point;

•	upon the later of the final payment or other liquidation of the last BPC Primary Serviced Mortgage Loan and remittance of all funds thereunder or if the last BPC Primary Serviced Mortgage Loan becomes an REO Mortgage Loan or the related Mortgaged Property becomes an REO Property;

•	by mutual consent of Berkeley Point and the master servicer in writing;

•	upon termination of the Pooling and Servicing Agreement;

•	in the event the BPC Primary Serviced Loan Combination becomes a specially serviced loan or is substituted, purchased or repurchased pursuant to the Pooling and Servicing Agreement;

•	at the option of the purchaser of any BPC Primary Serviced Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement; or

•	if the master servicer’s responsibilities and duties as master servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has the right to terminate Berkeley Point pursuant to the Pooling and Servicing Agreement.

“BPC Primary Servicer Termination Event”, means any one of the following events:

•	any failure by Berkeley Point (i) to make a required deposit to the accounts maintained by Berkeley Point on the day and by the time such deposit was first required to be made, or (ii) to remit to the master servicer any amount required to be so deposited or remitted by Berkeley Point, which failure is not cured within 1 Business Day after such deposit or remittance is due;

•	any failure on the part of Berkeley Point to deliver to the master servicer certain certificates or reports specified in the BPC Primary Servicing Agreement subject to cure periods specified in the BPC Primary Servicing Agreement;

•	any failure by Berkeley Point duly to observe or perform in any material respect any of its other covenants or obligations under the BPC Primary Servicing Agreement, which failure continues unremedied for 25 days (40 days in the case of failure to pay the premium for any insurance policy required to be force placed by Berkeley Point pursuant to BPC Primary Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to Berkeley Point by the master servicer; provided, if that failure is capable of being cured and Berkeley Point is diligently pursuing that cure, that 25- or 40-day period, as applicable, will be extended an additional 30 days;

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•	any breach on the part of Berkeley Point of any representation or warranty in the BPC Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given Berkeley Point, by the master servicer; provided, if that breach is capable of being cured and Berkeley Point is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to Berkeley Point and certain actions by or on behalf Berkeley Point indicating its insolvency or inability to pay its obligations;

•	Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities or (B) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s within 60 days) and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the master servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or a material factor in such rating action;

•	Berkeley Point ceases to have a commercial primary servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within 60 days;

•

either (A) Berkeley Point has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a primary servicer and such ranking is not reinstated within 60 days of such event (if Berkeley Point has or had a Morningstar ranking on or after the Closing Date) or (B) if Berkeley Point has not been ranked by Morningstar on or after the Closing Date, and Morningstar has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities (if Morningstar has been engaged by the applicable depositor to rate such securities) or (2) within the prior 12 months, placed one or more Classes of Certificates or Serviced Companion Loan Securities (if Morningstar has been engaged by the applicable depositor to rate such securities) on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either clauses (1) or (2), has publicly cited servicing concerns with the Master Servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within sixty (60) days of such event); or

•	the net worth of Berkeley Point, determined in accordance with generally accepted accounting principles shall decline to less than $2 million;

•	a Servicer Termination Event by the master servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the failure of Berkeley Point to perform any obligation required under the BPC Primary Servicing Agreement;

•	Berkeley Point shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations under the BPC Primary Servicing Agreement except as permitted by the BPC Primary Servicing Agreement;

•	(1) so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by Berkeley Point to deliver any annual certification, assessment of compliance with certain servicing criteria, any accountant’s attestation report or any other Exchange Act reporting items that the Primary Servicer is required by this Agreement to deliver to the Depositor, the Certificate Administrator or the master servicer (after any applicable grace period) and (2) subject to the Pooling and Servicing Agreement and any applicable grace periods, any failure by Berkeley Point

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to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to Berkeley Point or the master servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement; or

•	subject to the Pooling and Servicing Agreement, any failure of Berkeley Point to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

Notwithstanding the foregoing, upon any termination of Berkeley Point, Berkeley Point will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the BPC Primary Serviced Loan Combination to the master servicer or its designee.

The foregoing information set forth in this “—Summary of Berkeley Point Primary Servicing Agreement” section has been provided by Wells Fargo.

THE TRUSTEE

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the Trust and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2015, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $100 billion, of which approximately 113 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $70 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee.

The foregoing information concerning the Trustee has been provided by WTNA. WTNA does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer, any Special Servicer or the Certificate Administrator of any funds paid to the Master Servicer, any Special Servicer or the Certificate Administrator in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer, any Special Servicer or the Certificate Administrator.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing

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business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and will not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose long-term senior unsecured debt is rated at least (1) “A2” by Moody’s (or in the case of WTNA, a long term unsecured debt rating of no less than “Baa2” by Moody’s and the Master Servicer maintains a long term unsecured debt rating of “A2” by Moody’s) and (2) “A-” by Fitch, or (b) has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform, on their face, to the requirements of that agreement. Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event has been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee will not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action). If no Servicer Termination Event has occurred and is continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Percentage Interests of each affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by

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reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, the Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee, which successor will be, if no Consultation Termination Event has occurred and is continuing, acceptable to the initial Directing Holder (or, in the event that there is a successor Directing Holder that is not an entity that was a controlling class certificateholder as of the Closing Date, the Master Servicer, and otherwise, such successor Directing Holder). If no successor Trustee has accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may, at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement; provided that no Trustee under the Pooling and Servicing Agreement will be personally liable by reason of any act or omission of any other trustee under the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

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In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Wells Fargo Bank, National Association (“Wells Fargo”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”), custodian (in such capacity, the “Custodian”) and the paying agent (in such capacity, the “Paying Agent”) under the Pooling and Servicing Agreement.

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of December 31, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports, and for the preparation and filing of all REMIC and grantor trust tax returns and information on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2014, Wells Fargo was acting as securities administrator with respect to more than $171 billion of outstanding commercial mortgage-backed securities.

Wells Fargo is acting as custodian of the mortgage loan files pursuant and subject to the terms of the Pooling and Servicing Agreement. In such capacity, Wells Fargo is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2014, Wells Fargo was acting as custodian of more than 116,000 commercial mortgage loan files.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor and an affiliate of such Sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells

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Fargo, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo and other trustees by RMBS investors in these and other transactions. There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The foregoing information concerning the Certificate Administrator has been provided by Wells Fargo. Wells Fargo does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator and Custodian), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator and Custodian) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

Certain Matters Regarding the Certificate Administrator

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) an institution whose unsecured long-term debt is rated at least (1) “A2” by Moody’s and (2) “A-” by Fitch, or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts. In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or

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omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee). If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator. The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue

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at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0032% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period. The Trustee/Certificate Administrator Fee will be paid to the Certificate Administrator and the Certificate Administrator will be required to remit to the Trustee the trustee fee in accordance with the terms of the Pooling and Servicing Agreement from the Trustee/Certificate Administrator Fee. In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”). In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”). The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer. The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders (other than with respect to any Non-Serviced Mortgage Loan, for which custodial arrangements will be governed by the related pooling and servicing agreement). The Custodian will hold such Mortgage Loan files exclusively for the use and benefit of the Issuing Entity. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Park Bridge Lender Services LLC (the “Operating Advisor”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge”), will act as operating advisor under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations). The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 230-9090.

Park Bridge is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks,

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insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

As of the end of the second quarter of 2015, Park Bridge Lender Services LLC was acting as operating advisor or trust advisor for commercial mortgage-backed securities with an approximate aggregate initial principal balance of $60.66 billion issued in 55 transactions.

There are no legal proceedings pending against the Operating Advisor, or to which any property of the Operating Advisor is subject, that are material to the Certificateholders, nor does the Operating Advisor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

GACC, a Sponsor and a Mortgage Loan Seller, the Depositor, and Deutsche Bank Securities Inc., an Underwriter, are affiliates of each other.

CCRE Lending, a Sponsor and a Mortgage Loan Seller, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., each an Underwriter, and Berkeley Point Capital LLC, a primary servicer, are affiliates of each other.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, GACC, a Sponsor and a Mortgage Loan Seller, and Deutsche Bank Securities Inc., an Underwriter), and certain other third party lenders provide warehouse financing to the Cantor Financing Affiliates through various repurchase facilities. Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. Proceeds received by CCRE Lending in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the warehoused CCRE Mortgage Loans and make payments to the repurchase agreement counterparties. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 CCRE Mortgage Loans, representing approximately 11.0% of the Initial Outstanding Pool Balance (except that the number and dollar amount of CCRE Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Certificates).

Deutsche Bank AG, Cayman Islands Branch, Wells Fargo and certain other third party lenders provide warehouse financing to certain affiliates of LCF through various repurchase facilities. Ladder Holdings, TRS LLLP and REIT LLLP guarantee certain obligations under those repurchase facilities of the LCF affiliates that are the primary obligors thereunder. Some or all of the Mortgage Loans that LCF will transfer to the Depositor are (or are expected to be prior to the Closing Date) subject to those repurchase

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facilities. Proceeds received by LCF in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to the repurchase agreement counterparties. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to 3 LCF Mortgage Loan, representing approximately 5.1% of the Initial Outstanding Pool Balance, and Wells Fargo was the repurchase counterparty with respect to 2 LCF Mortgage Loans, representing approximately 6.0% of the Initial Outstanding Pool Balance (except that the number and dollar amount of LCF Mortgage Loans subject to those repurchase facilities may increase or decrease prior to the issuance of the Certificates).

Deutsche Bank AG, Cayman Islands Branch provides warehouse financing to certain affiliates of PF through various repurchase facilities. Some or all of the PF Mortgage Loans that PF will transfer to the Depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by PF in connection with the contribution of PF Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed PF Mortgage Loans and make payments to the repurchase agreement counterparties. As of July 24, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 of the PF Mortgage Loans that PF will transfer to the Depositor, representing approximately 4.7% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of PF Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Certificates).

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 8 of the GACC Mortgage Loans, representing approximately 19.7% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 16 of the CCRE Mortgage Loans, representing approximately 16.7% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between LCF and/or certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by LCF and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, all of the LCF Mortgage Loans, representing approximately 25.9% of the Initial Outstanding Pool Balance, provided that, in the case of the La Gran Plaza Mortgage Loan, it has been doing so as sub-servicer on behalf of Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as the COMM 2015-CCRE23 master servicer. Wells Fargo also acts as interim custodian of the loan files (or, in the case of the La Gran Plaza Mortgage Loan, just the related promissory note) for all of the LCF Mortgage Loans. Wells Fargo Bank, National Association, as custodian for the COMM 2015-CCRE23 Mortgage Trust, currently holds the remaining Mortgage Loan Documents with respect to the La Gran Plaza Mortgage Loan.

Pursuant to certain interim servicing agreements between PF and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 12 of the mortgage loans to be contributed to this securitization by PF, representing approximately 4.5% of the Initial Outstanding Pool Balance.

Pursuant to a limited subservicing agreement between Berkeley Point, on the one hand, and Wells Fargo, on the other hand, Berkeley Point is expected to assume certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to 19 of the CCRE Mortgage Loans, representing approximately 19.2% of the Initial Outstanding Pool Balance, and will receive a fee equal to 0.0200% per annum for each such CCRE Mortgage Loan.

Pursuant to a primary servicing agreement between Berkeley Point, an affiliate of CCRE Lending, on the one hand, and Wells Fargo, on the other hand, Berkeley Point will act as primary servicer with respect

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to 1 of the CCRE Mortgage Loans, representing approximately 6.8% of the Initial Outstanding Pool Balance, and will receive a fee equal to 0.0026% per annum for such Mortgage Loan.

LNR Partners, LLC, the Special Servicer, assisted LNR Securities Holdings, LLC or its affiliate with due diligence relating to the mortgage loans to be included in the Mortgage Pool.

LNR Partners, LLC, the Special Servicer, is an affiliate of LNR Securities Holdings, LLC, the entity expected to purchase a 75.0% interest in each of the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V Certificates and is expected to appoint itself as the initial directing holder with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations). LNR Securities Holdings, LLC and/or its affiliates, which may include LNR Partners, LLC, the Special Servicer, assisted entities managed by Ellington Management Group, LLC, which entities are expected to purchase approximately a 25.0% interest in each of the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H and Class V Certificates (and may purchase additional Certificates), with due diligence relating to the Mortgage Loans included in the mortgage pool.

With respect to the Heartland Industrial Portfolio Mortgage Loan, GACC or certain of its affiliates is expected to hold, as of the Closing Date, the Heartland Industrial Portfolio Note A-1 Companion Loan and the Heartland Industrial Portfolio Note A-3 Companion Loan.

With respect to the 40 Wall Street Mortgage Loan, LCF or one of its affiliates is expected to hold, as of the Closing Date, subject to any applicable financing arrangements, the 40 Wall Street Note A-1 Companion Loan and the 40 Wall Street Note A-2 Companion Loan.

LCF, a Sponsor and a Mortgage Loan Seller, is an indirect wholly-owned subsidiary of Ladder Holdings and an affiliate of TRS LLLP and REIT LLLP. Ladder Holdings, TRS LLLP and REIT LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of LCF’s obligations to repurchase or replace its respective Mortgage Loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.

LCF is affiliated with the borrowers under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Grand Rapids-4147 Eastern Ave, Haier America HQ, Grand Rapids-5010 52nd St SE, Dollar General-Canyon Lake, Dollar General-Pleasanton, Dollar General-Peoria (West), Dollar General-Bridgeport, Dollar General-Tremont and Dollar General-Wheeler, collectively representing approximately 1.7% of the Initial Outstanding Pool Balance. LCF or an affiliate thereof originated each of those Mortgage Loans, and LCF is the Mortgage Loan Seller with respect to those Mortgage Loans. Those Mortgage Loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers without lender’s consent by the related borrower and by or to certain affiliates of Ladder Holdings; (ii) the related loan documents permit future mezzanine financing; and (iii) in the case of the 6 Mortgage Loans secured by Dollar General properties referred to above in this paragraph, there is no separate environmental indemnitor other than the related borrower.

LCF and/or its affiliates may acquire Certificates, either in connection with initial issuance or in the secondary market.

PF, a Sponsor and a Mortgage Loan Seller, is an indirect wholly-owned subsidiary of Pillar Capital Partners I LLC. Pillar Capital Partners I LLC will guarantee the performance of PF’s obligations to repurchase or replace the PF Mortgage Loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Pillar Funding LLC” in this prospectus supplement.

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Wells Fargo is acting as the Master Servicer, Certificate Administrator and Custodian. In addition, Wells Fargo is currently the DBWF 2015-LCM Master Servicer.

WTNA, the Trustee, is also the DBWF 2015-LCM Trustee and, accordingly, the mortgagee of record with respect to the Lakewood Center Loan Combination under the DBWF 2015-LCM Trust and Servicing Agreement.

Citigroup Global Markets Inc., an Underwriter, and Citigroup Global Markets Realty Corp., a co-originator of the Eden Roc Loan Combination, are affiliates of each other.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 81 fixed-rate mortgage loans, which does not include any Companion Loan (each such mortgage loan, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 128 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,388,155,304 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%. The principal balances of the Mortgage Loans as of the later of the related due date of such Mortgage Loan in August 2015 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $708,500 to $119,365,623 and the average Cut-off Date Balance will be $17,137,720 subject to a variance of plus or minus 5.0%. The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during August 2015 are timely made. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool referred to in this prospectus supplement without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

Each of the Eden Roc Loan Combination and the La Gran Plaza Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement.

The Lakewood Center Loan Combination is currently being serviced by the DBWF 2015-LCM Master Servicer and the DBWF 2015-LCM Special Servicer pursuant to the DBWF 2015-LCM Pooling and Servicing Agreement and the related Intercreditor Agreement.

The Heartland Industrial Portfolio Loan Combination will initially be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement. On and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Loan Combination will be serviced by the master servicer (the “Heartland Industrial Portfolio Master Servicer”) and the special servicer (the “Heartland Industrial Portfolio Special Servicer”) appointed under and pursuant to the Heartland Industrial Portfolio Pooling and Servicing Agreement and the related Intercreditor Agreement; however, Wells Fargo Bank, National Association is expected to continue to be the primary servicer and LNR Partners, LLC is expected to be the Heartland Industrial Portfolio Special Servicer.

The 40 Wall Street Loan Combination will initially be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement. On and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Loan Combination will be

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serviced by the master servicer (the “40 Wall Street Master Servicer”) and the special servicer (the “40 Wall Street Special Servicer”) appointed under and pursuant to the 40 Wall Street Pooling and Servicing Agreement and pursuant to the related Intercreditor Agreement.

“Companion Loan” means a Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Controlling Companion Loan” means each of the Heartland Industrial Portfolio Note A-1 Companion Loan and the 40 Wall Street Note A-1 Companion Loan.

“Intercreditor Agreement” means with respect to any Loan Combination, the related intercreditor, co-lender or similar agreement in effect from time to time by and between (a) the holders of the related Mortgage Loan(s) and the related Subordinate Companion Loan(s) relating to the relative rights of such holders or (b) the holders of the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) or pari passu Non-Serviced Companion Loan(s) relating to the relative rights of such holders. Each of the Lakewood Center intercreditor agreement, the Eden Roc intercreditor agreement, the Heartland Industrial Portfolio intercreditor agreement, the 40 Wall Street intercreditor agreement and the La Gran Plaza intercreditor agreement will be an “Intercreditor Agreement”, as the context may require.

“Loan Combination” means each of the Lakewood Center Loan Combination, the Eden Roc Loan Combination, the Heartland Industrial Portfolio Loan Combination, the 40 Wall Street Loan Combination and the La Gran Plaza Loan Combination, as the context may require and as applicable.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is not serviced under the Pooling and Servicing Agreement and that is generally (a) payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (b) subordinated in right of payment to the related Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. Each of the Lakewood Center Companion Loans, the Heartland Industrial Portfolio Companion Loans (on and after the Heartland Industrial Portfolio Note A-1 Securitization Date) and the 40 Wall Street Companion Loans (on and after the 40 Wall Street Note A-1 Securitization Date) will be Non-Serviced Companion Loans related to the Issuing Entity. Prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, each Heartland Industrial Portfolio Companion Loan will be a Serviced Companion Loan. Prior to the 40 Wall Street Note A-1 Securitization Date, each 40 Wall Street Companion Loan will be a Serviced Companion Loan.

“Non-Serviced Loan Combination” means any Loan Combination that is not serviced under the Pooling and Servicing Agreement that is divided into two or more notes, which includes a Mortgage Loan included in the Issuing Entity but serviced under another agreement and one or more mortgage notes not included in the Issuing Entity and serviced under another agreement. References herein to a Non-Serviced Loan Combination refer to the aggregate indebtedness under the related notes. Each of the Lakewood Center Loan Combination, the Heartland Industrial Portfolio Loan Combination (on and after the Heartland Industrial Portfolio Note A-1 Securitization) and the 40 Wall Street Loan Combination (on and after the 40 Wall Street Note A-1 Securitization Date) will be Non-Serviced Loan Combinations related to the Issuing Entity. Prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Loan Combination will be a Serviced Loan Combination. Prior to the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Loan Combination will be a Serviced Loan Combination.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Issuing Entity but serviced under another agreement. Each of the Lakewood Center Mortgage Loan, the Heartland Industrial Portfolio Mortgage Loan (on an after the Heartland Industrial Portfolio Note A-1 Securitization Date) and the 40 Wall Street Mortgage Loan (on and after the 40 Wall Street Note A-1 Securitization Date) will be Non-Serviced Mortgage Loans related to the Issuing Entity.

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“Non-Serviced Subordinate Companion Loan” means with respect to any Loan Combination, any related subordinated note not included in the Issuing Entity and serviced under another agreement, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement. As of the Closing Date, the Lakewood Center Subordinate Companion Loans will be the only Non-Serviced Subordinate Companion Loans related to the Issuing Entity.

“Pari Passu Companion Loan” means with respect to any Loan Combination, any related mortgage note not included in the Issuing Entity, which is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. Each of the Lakewood Center Pari Passu Companion Loan, the Eden Roc Companion Loans, Heartland Industrial Portfolio Companion Loans, the 40 Wall Street Companion Loans and the La Gran Plaza Companion Loans will be Pari Passu Companion Loans related to the Issuing Entity.

“Serviced Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally (a) payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (ii) subordinated in right of payment to the related Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. The Eden Roc Companion Loans, prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Companion Loans, prior to the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Companion Loans, and the La Gran Plaza Companion Loans will be the only Serviced Companion Loans related to the Issuing Entity. On and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Companion Loans will be Non-Serviced Companion Loans. On and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Companion Loans will be Non-Serviced Companion Loans.

“Serviced Loan Combination” means any Loan Combination serviced under the Pooling and Servicing Agreement, which includes a mortgage note that is included in the Issuing Entity and (a) one or more Subordinate Companion Loans not included in the Issuing Entity and/or (b) one or more Pari Passu Companion Loans not included in the Issuing Entity. References herein to a Serviced Loan Combination refer to the aggregate indebtedness under the related notes. The Eden Roc Loan Combination, prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Loan Combination, prior to the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Loan Combination, and the La Gran Plaza Loan Combination will be the only Serviced Loan Combinations related to the Issuing Entity. On and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Loan Combination will be a Non-Serviced Loan Combination. On and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Loan Combination will be a Non-Serviced Loan Combination.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Loan Combination, any related Pari Passu Companion Loan that is serviced under the Pooling and Servicing Agreement. The Eden Roc Companion Loans, prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Companion Loans, prior to the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Companion Loans, and the La Gran Plaza Companion Loans will each be a Serviced Pari Passu Companion Loans related to the Issuing Entity.

“Servicing Shift Loan Combination” means any Loan Combination serviced under the Pooling and Servicing Agreement as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the Issuing Entity and one or more Pari Passu Companion Loans not included in the Issuing Entity, but the servicing of which is expected to shift to the pooling and servicing agreement entered into in connection with the securitization of the related Controlling Companion Loan on and after the date of such securitization. As of the Closing Date, each of the Heartland Industrial Portfolio Loan Combination and the 40 Wall Street Loan Combination will be a Servicing Shift Loan Combination related to the Issuing Entity.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Loan Combination, a Mortgage Loan included in the Issuing Entity that will be serviced under the Pooling and Servicing

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Agreement as of the Closing Date, but the servicing of which is expected to shift to the pooling and servicing agreement entered into to in connection with the securitization of the related Controlling Companion Loan on and after the date of such securitization. As of the Closing Date, each of the Heartland Industrial Portfolio Mortgage Loan and the 40 Wall Street Mortgage Loan will be a Servicing Shift Mortgage Loan related to the Issuing Entity.

“Serviced Subordinate Companion Loan” means with respect to any Loan Combination, any related subordinated note not included in the Issuing Entity but serviced under the Pooling and Servicing Agreement, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement. As of the Closing Date, there are no Serviced Subordinate Companion Loans related to the Issuing Entity.

“Subordinate Companion Loan” means a Serviced Subordinate Companion Loan or Non-Serviced Subordinate Companion Loan, as applicable and as the context may require.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). Each Mortgage Loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income producing real property, including Mortgaged Properties constituting the borrower’s leasehold interest or interests in the Mortgaged Property along with the corresponding fee simple interest of the lessor in such Mortgaged Property, (ii) a leasehold estate in a portion of the mortgaged property and a fee simple estate in another portion of the mortgaged property or (iii) a leasehold or subleasehold estate in the Mortgaged Property and no Mortgage on the related fee simple estate, as set forth below:

Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	122	$ 1,262,582,064	91.0%
Leasehold	6	$ 125,573,240	9.0%
Total	128	$ 1,388,155,304	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow and/or another basis deemed appropriate by the related Mortgage Loan Seller).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the lessor in such Mortgaged Property.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6	0	78	$ 1,149,819,531	82.8%
1	0	1	$ 119,365,623	8.6%
1	5	2	$ 118,970,150	8.6%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan. A grace period does not apply to a maturity date. The information in the foregoing table is based on the related Mortgage Loan Documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage

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Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be non-recourse. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan, subject, in some cases, to certain generally customary non-recourse carveouts either to the borrower or the loan sponsor. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties. For purposes of the information contained in this prospectus supplement, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable. In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”). In many cases, this additional collateral may be returned to the borrower prior to the related Mortgage Loan maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee or leasehold or combination fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property and (vi) mortgage liens for a Companion Loan. However, in the case of some of the Mortgaged Properties, a related tenant, related property manager, adjacent property owner or other third party may have a purchase option, right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage. In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property. Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property. See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this prospectus supplement.

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Significant Mortgage Loans

The following table sets forth information regarding the 10 largest Mortgage Loans in the pool, which represent, in the aggregate, approximately 50.8% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR	Cut-off Date LTV	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield
Lakewood Center(1)	$ 119,365,623	8.6%	3.4320%	130	2.14x	37.9%	22.0%	14.8%
Eden Roc(1)	$ 95,000,000	6.8%	4.3400%	119	2.34x	44.2%	44.2%	12.0%
Heartland Industrial Portfolio(1)(2)	$ 95,000,000	6.8%	4.3060%	119	1.36x	74.4%	69.3%	8.6%
Palazzo Verdi	$ 73,500,000	5.3%	4.8770%	119	1.31x	64.7%	59.6%	8.7%
Equinox West LA	$ 66,400,000	4.8%	4.6510%	120	1.60x	69.2%	69.2%	7.6%
Two Chatham Center & Garage	$ 62,321,740	4.5%	4.2700%	119	1.53x	74.9%	60.2%	9.5%
40 Wall Street(1)	$ 59,883,649	4.3%	3.6650%	119	2.10x	29.6%	21.1%	14.0%
Westin Portland	$ 58,500,000	4.2%	4.7800%	120	1.69x	70.0%	57.1%	11.8%
Carefree Natomas Apartments	$ 37,800,000	2.7%	4.5115%	120	1.24x	53.5%	45.7%	7.9%
Bunker Hill Village and Valley Forge Village MHC	$ 37,650,000	2.7%	4.3860%	119	1.25x	71.4%	65.3%	7.5%
Total/Wtd. Avg.	$ 705,421,011	50.8%	4.2517%	121	1.73x	57.3%	49.5%	10.7%

(1)	Each such Mortgage Loan is part of a Loan Combination and has one or more Pari Passu Companion Loan(s) that are not included in the Issuing Entity. The debt service coverage ratio, LTV Ratios and debt yield for each Mortgage Loan have been calculated based on the Mortgage Loan included in the Issuing Entity and any such related Pari Passu Companion Loan(s) not included in the Issuing Entity.

(2)	In the case of the Heartland Industrial Portfolio Mortgage Loan, representing approximately 6.8% of the Initial Outstanding Pool Balance, the cut-off date LTV has been calculated based on the “portfolio appraised value”. Based on the “as-is” appraised value of $313,565,000, the cut-off date LTV is 79.7%.

For a brief summary of the top 20 Mortgage Loans (including the top 10 Mortgage Loans described above) in the pool of Mortgage Loans, see Annex B to this prospectus supplement.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from GACC, CCRE Lending, LCF and PF (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to four separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the date of pricing of the Certificates, between the applicable Mortgage Loan Seller (and, in the case of LCF, Ladder Holdings, TRS LLP and REIT LLP, and in the case of PF, Pillar Capital Partners I LLC) and the Depositor. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	21	$516,680,921	37.2%
Cantor Commercial Real Estate Lending, L.P.	22	$416,758,270	30.0%
Ladder Capital Finance LLC.	25	$360,032,375	25.9%
Pillar Funding LLC	13	$94,683,738	6.8%
Total	81	$1,388,155,304	100.0%

Each Mortgage Loan Seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

Each Mortgage Loan Purchase Agreement will be governed by the laws of the State of New York. Each party to a Mortgage Loan Purchase Agreement waives its right to a jury trial and consents to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to such Mortgage Loan Purchase Agreement.

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Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments. Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 11-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this prospectus supplement, where such conditions were identified:

•	the borrower has escrowed funds to effect remediation, and such funds are held or controlled by the related lender;

•	with respect to the presence of asbestos-containing materials, radon in indoor air, lead-based paint or lead in drinking water, an operations or maintenance plan has been required to be instituted (if such a plan is the only action recommended by the environmental consultant);

•	the condition has been remediated in all material respects and, if and as appropriate, a “no further action” letter was obtained from the applicable governmental regulatory authority (or the condition was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required);

•	environmental insurance with respect to such condition has been obtained;

•	a responsible party, not related to the borrower, has been identified as the responsible party and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or

•	a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

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With respect to certain Mortgaged Properties, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II environmental site assessment or providing an indemnity or guaranty from a borrower sponsor or in connection with the breach of environmental covenants in the related mortgage loan documents or in connection with a potential environmental concern, as described under “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement. For additional information regarding Mortgaged Properties covered by an environmental insurance policy, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” in this prospectus supplement. Subject to certain conditions and exclusions, an environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions and any deductible, the environmental insurance policies generally provide coverage against (i)(A) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and, in some cases, no foreclosure of the Mortgaged Property has taken place; provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding mortgage loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit or (B) losses arising during the policy period for certain known and disclosed environmental conditions and new environmental conditions discovered during the policy period up to the policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property up to the policy limit or loan balance, as applicable; and (iii) legal defense expenses in connection with the foregoing up to the policy limit or loan balance, as applicable. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Heartland Industrial Portfolio, securing a mortgage loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, in the event an approved environmental policy is obtained, Lender agrees to use commercially reasonable efforts to recover under such policy and the mortgage loan borrower and guarantor will have not environmental liability to the extent of the amount actually received by Lender under such policy. As of the cut-off date, no such environmental policy was in place.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that, inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller or other originator within the 11-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and

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recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that, an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 12-month period prior to the Cut-off Date. Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance. In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that: (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the related Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any material portion of the borrower-owned improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the borrower-owned improvements. Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

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In most cases (except in certain instances that include where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease or, in the case of business interruption or certain other types of insurance, in circumstance where the related borrower does not own the improvements at the related Mortgaged Property), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except in certain instances that include where the terrorism insurance coverage requirement has been waived, where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance. Many of the Mortgage Loans provide that the borrower is not required to spend, solely related to terrorism insurance, more than a specified percentage (generally 200%) of the amount of insurance premium either then currently payable or payable at the time of the origination of the Mortgage Loan, as applicable, in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism, earthquake, flood and other catastrophe components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. Certain Mortgage Loans provide that the borrower is only required to maintain terrorism insurance so long as the lender determines that either (i) prudent owners of real estate comparable to the Mortgaged Property are maintaining such insurance or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance.

In addition, for example, in the case of the Mortgage Loan secured by the Mortgaged Property identified as AT&T Office, representing approximately 0.5% of the Initial Outstanding Pool Balance, the related borrower is not required to maintain insurance if the related tenant self-insures the related Mortgaged Property.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this prospectus supplement.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on insurance obtained by a tenant in accordance with its lease, self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease. See Representations and Warranties 16 and 29 on Annex F to this prospectus supplement and the exceptions thereto on Annex G to this prospectus supplement.

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In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization. In some cases, the related borrower or tenant maintains one or more forms of insurance under blanket policies. With respect to certain of these Mortgage Loans, the related insured may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy. The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy. Some Mortgaged Properties included in the Mortgage Pool may be insured pursuant to a blanket policy covering such Mortgaged Properties together with other properties owned directly or indirectly by the related loan sponsor that are not included in the Mortgage Pool.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Certain Variances from the Underwriting Guidelines. Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards,” “—Ladder Capital Finance LLC—LCF’s Underwriting Standards” or “—Pillar Funding LLC—PF’s Underwriting Standards” as applicable, in this prospectus supplement.

Loan Combinations

The following table represents certain information regarding the Mortgage Loan and Companion Loans that comprise each Loan Combination:

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield
Lakewood Center(1)	$ 119,365,623	$ 119,365,623	$ 238,731,246	2.14x	37.9%	14.8%
Eden Roc	$ 95,000,000	$ 95,000,000	$ 190,000,000	2.34x	44.2%	12.0%
Heartland Industrial Portfolio	$ 95,000,000	$ 155,000,000	$ 250,000,000	1.36x	74.4%	8.6%
40 Wall Street	$ 59,883,649	$ 99,806,081	$ 159,689,730	2.10x	29.6%	14.0%
La Gran Plaza	$ 25,898,101	$ 49,804,040	$ 75,702,141	1.73x	64.9%	11.2%

(1)	Excludes $170,000,000 of subordinate secured debt evidenced by the Note B-1 and Note B-2 Subordinate Companion Loans.

Lakewood Center Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Lakewood Center, representing approximately 8.6% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $119,365,623 (the “Lakewood Center Mortgage Loan” or “Note A-1”), is part of a Loan Combination comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Lakewood Center Mortgaged Property”). The Lakewood Center Loan Combination (as defined below) is evidenced by: (i) one promissory Note A-1 that evidences the Lakewood Center Mortgage Loan; (ii) one promissory Note A-2 having an outstanding principal balance as of the Cut-off Date of $119,365,623 (the “Lakewood Center Pari Passu Companion Loan” or “Note A-2”), which is generally pari passu in right of payment with the Lakewood Center Mortgage Loan; and (iii) one promissory Note B-1 (“Note B-1”) and one promissory Note B-2 (“Note B-2”), with an aggregate outstanding principal balance as of the Cut-off Date of $170,000,000 (together, the “LCM Note B” or “Lakewood Center Subordinate Companion Loans” and, together with the Lakewood Center Pari Passu Companion Loan, the “Lakewood Center Companion Loans”), which are subordinate in right of payment in respect of each of the Lakewood Center Mortgage Loan and the Lakewood Center Pari Passu Companion Loan.

The Lakewood Center Subordinate Companion Loans, together with the Lakewood Center Mortgage Loan and the Lakewood Center Pari Passu Companion Loan, are referred to as the “Lakewood Center

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Loan Combination”. Only the Lakewood Center Mortgage Loan is included in the Issuing Entity. Each of the Lakewood Center Pari Passu Companion Loan and Lakewood Center Subordinate Companion Loans was included in the DBWF 2015-LCM Mortgage Trust.

The holders of the Lakewood Center Loan Combination (the “Lakewood Center Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Lakewood Center Noteholder (the “Lakewood Center Intercreditor Agreement”).

Servicing. The Lakewood Center Loan Combination is being serviced by Wells Fargo Bank, National Association, as master servicer (the “DBWF 2015-LCM Master Servicer”), and specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “DBWF 2015-LCM Special Servicer”), pursuant to the trust and servicing agreement, dated as of June 1, 2015 (the “DBWF 2015-LCM Trust and Servicing Agreement”), between the Depositor, the DBWF 2015-LCM Master Servicer, the DBWF 2015-LCM Special Servicer, Wilmington Trust, National Association, as trustee (in such capacity, the “DBWF 2015-LCM Trustee”), and Deutsche Bank Trust Company Americas, as certificate administrator and custodian (in such capacity, the “DBWF 2015-LCM Certificate Administrator”), in connection with the DBWF 2015-LCM Mortgage Trust (into which each of the Lakewood Center Pari Passu Companion Loan and the Lakewood Center Subordinate Companion Loans were deposited), and, subject to the terms of the Lakewood Center Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Lakewood Center Noteholder will be effected in accordance with the DBWF 2015-LCM Trust and Servicing Agreement and the Lakewood Center Intercreditor Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making P&I Advances on the Lakewood Center Mortgage Loan (but not on the Lakewood Center Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances.

The DBWF 2015-LCM Master Servicer or DBWF 2015-LCM Trustee, as applicable, will be obligated to make property advances with respect to the Lakewood Center Loan Combination, in each case unless a similar determination of nonrecoverability is made under the DBWF 2015-LCM Trust and Servicing Agreement.

Distributions. The Lakewood Center Intercreditor Agreement sets forth the respective rights of the holders of the Lakewood Center Mortgage Loan and the Lakewood Center Companion Loans with respect to distributions of funds received in respect of the related Lakewood Center Loan Combination, and provides, in general, that:

•	the Lakewood Center Subordinate Companion Loans are, at all times, junior, subject and subordinate to the Lakewood Center Mortgage Loan and the Lakewood Center Pari Passu Companion Loan, and the right of the holders of the Lakewood Center Subordinate Companion Loans (the “Lakewood Center Subordinate Companion Loan Holders”) to receive payments with respect to the Lakewood Center Subordinate Companion Loans is, to the extent set forth in the Lakewood Center Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the holders of the Lakewood Center Mortgage Loan and the Lakewood Center Pari Passu Companion Loan to receive payments with respect to the Lakewood Center Mortgage Loan and the Lakewood Center Pari Passu Companion Loan.

•	prior to calculating any amounts of interest or principal due to the holders of the Lakewood Center Mortgage Loan and the Lakewood Center Pari Passu Companion Loan, the principal balance of the Lakewood Center Subordinate Companion Loans will be reduced (but not below zero) by any realized loss with respect to the Lakewood Center Loan Combination, and after the principal balance of the Lakewood Center Subordinate Companion Loans has been reduced to zero, the principal balances of the Lakewood Center Mortgage Loan and the Lakewood Center Pari Passu Companion Loan will be reduced pro rata (based on their respective outstanding principal balances,

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but, in each case, not below zero) by any realized loss with respect to the Lakewood Center Loan Combination.

•	If no (i) event of default with respect to an obligation of the borrower to pay money due under the Lakewood Center Loan Combination or (ii) non-monetary event of default pursuant to which the Lakewood Center Loan Combination becomes a Specially Serviced Loan (a “Triggering Event of Default” ) has occurred and is continuing, then all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the DBWF 2015-LCM Master Servicer or the DBWF 2015-LCM Special Servicer, as applicable) will be distributed as follows:

                                     (i)      first, (A) first, to the DBWF 2015-LCM Master Servicer or the DBWF 2015-LCM Trustee, up to the amount of any nonrecoverable property advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (B) second, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Lakewood Center Companion Loans on the one hand and the Lakewood Center Mortgage Loan on the other hand), to the DBWF 2015-LCM Master Servicer or the DBWF 2015-LCM Trustee and the Master Servicer or Trustee, up to the amount of any nonrecoverable “p&i advances” or P&I Advances, as applicable that remain unreimbursed (together with interest thereon at the applicable advance rate or the Advance Rate);

                                   (ii)      second, pari passu, to Note A-1 and Note A-2, pro rata (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable by Note A-1 and Note A-2, respectively, or paid or advanced by the DBWF 2015-LCM Master Servicer, the DBWF 2015-LCM Special Servicer or the DBWF 2015-LCM Trustee, as applicable, with respect to the Lakewood Center Loan Combination, including, without limitation, unreimbursed property advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and interest thereon are then payable or reimbursable under the DBWF 2015-LCM Trust and Servicing Agreement;

                                  (iii)      third, to the DBWF 2015-LCM Master Servicer, the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to the DBWF 2015-LCM Special Servicer, any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Lakewood Center Loan Combination under the DBWF 2015-LCM Trust and Servicing Agreement;

                                  (iv)      fourth, pari passu to Note A-1 and Note A-2 pro rata (based on the relative principal balance of each of Note A-1 and Note A-2), in an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

                                    (v)      fifth, to Note A-1 and Note A-2, on a pro rata and pari passu basis (based on the relative principal balance of each of Note A-1 and Note A-2), in an amount equal to all payments and prepayments in respect of principal, until the related principal balances have been reduced to zero;

                                  (vi)      sixth, if the proceeds of any foreclosure sale or any liquidation of the Lakewood Center Loan Combination or the Lakewood Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to Note A-1 and Note A-2, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note A-1 or Note A-2, respectively, plus interest thereon at the related Note interest rate minus the servicing fee, on a pro rata basis based on the amount of realized losses previously allocated to each such Note;

                                 (vii)      seventh, pari passu, to Note B-1 and Note B-2, pro rata (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable by Note B-1 and/or Note B-2, respectively, with respect to the Lakewood Center

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Loan Combination, including, without limitation, unreimbursed property advances made by the Note B-1 holder and/or the Note B-2 holder, respectively, and any cure payment made by the Note B-1 holder and/or the Note B-2 holder, respectively, pursuant to the Lakewood Center Intercreditor Agreement;

                               (viii)      eighth, pari passu to Note B-1 and Note B-2, in an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

                                 (ix)      ninth, to Note B-1 and Note B-2, on a pro rata and pari passu basis (based on the relative principal balance of each Note B-1 and Note B-2), in an amount equal to all payments and prepayments in respect of principal, until the related principal balances have been reduced to zero;

                                   (x)      tenth, to Note B-1 and Note B-2, on a pro rata and pari passu basis (based on the amount of realized losses previously allocated to each such Note), an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note B-1 and Note B-2, respectively, plus interest thereon in each case at the related interest rate on the applicable Note minus the servicing fee, compounded monthly from the date the related realized loss was allocated to Note B-1 or Note B-2, as applicable;

                                 (xi)      eleventh, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the principal balance at the Lakewood Center Loan Combination interest rate and (iii) not required to be paid to the DBWF 2015-LCM Master Servicer, the DBWF 2015-LCM Trustee or the DBWF 2015-LCM Special Servicer or the Master Servicer or Trustee under the Pooling and Servicing Agreement, pro rata (based on the amounts described in each of the following clauses (A) through (D)) and pari passu, to (A) Note A-1 in an amount calculated on the Note A-1 principal balance at the excess of (x) the Note A-1 default rate over (y) the Note A-1 interest rate, (B) Note A-2 in an amount calculated on the Note A-2 principal balance at the excess of (x) the Note A-2 default rate over (y) the Note A-2 interest rate, (C) Note B-1 in an amount calculated on the Note B-1 principal balance at the excess of (x) the Note B-1 default rate over (y) the Note B-1 interest rate and (D) Note B-2 in an amount calculated on the Note B-2 principal balance at the excess of (x) the Note B-2 default rate over (y) the Note B-2 interest rate;

                                (xii)      twelfth, first, pro rata (based on the amounts described in each of the following clauses ((i) and (ii)) and pari passu, to: (i) the Note A-1 holder, any prepayment premium allocable to any prepayment of Note A-1 and (ii) the Note A-2 holder, any prepayment premium allocable to any prepayment of Note A-2, and then, pro rata (based on the amounts described in each of the following clauses ((i) and (ii)) and pari passu, to: (i) the Note B-1 holder, any prepayment premium allocable to any prepayment of Note B-1, and (ii) the Note B-2 holder, any prepayment premium allocable to any prepayment of Note B-2, in each case, to the extent actually paid by the borrower;

                              (xiii)      thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the DBWF 2015-LCM Master Servicer, the DBWF 2015-LCM Trustee or the DBWF 2015-LCM Special Servicer or the Master Servicer or Trustee under the Pooling and Servicing Agreement), to: (i) Note A-1 its percentage interest of any assumption fees and penalty charges, (ii) Note A-2 its percentage interest of any assumption fees and penalty charges, (iii) Note B-1 its percentage interest of any assumption fees and penalty charges, and (iv) Note B-2, its percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrower; and

                               (xiv)      fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the Lakewood Center Noteholders pro rata and pari passu in accordance with their respective initial percentage interests.

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The DBWF 2015-LCM Master Servicer and the DBWF 2015-LCM Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the collection account or REO account, as applicable, and are entitled to retain any such amount that such party is entitled to under the DBWF 2015-LCM Trust and Servicing Agreement.

After the occurrence of and during the continuance of a Triggering Event of Default, all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the DBWF 2015-LCM Master Servicer or the DBWF 2015-LCM Special Servicer, as applicable) will be distributed as follows:

                                     (i)      first, (A) first, to the DBWF 2015-LCM Master Servicer or the DBWF 2015-LCM Trustee, up to the amount of any nonrecoverable property advances that remain unreimbursed (together with interest thereon at the applicable advance rate) and (B) second, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Lakewood Center Companion Loans on the one hand and the Lakewood Center Mortgage Loan on the other hand), to the DBWF 2015-LCM Master Servicer or the DBWF 2015-LCM Trustee and the Master Servicer or Trustee, up to the amount of any nonrecoverable “p&i advances” or P&I Advances, as applicable that remain unreimbursed (together with interest thereon at the applicable advance rate or Advance Rate);

                                   (ii)      second, to Note A-1 and Note A-2, pro rata up to the amount of any unreimbursed costs paid or any costs currently payable by Note A-1 and/or Note A-2, respectively, or paid or advanced by the DBWF 2015-LCM Master Servicer, the DBWF 2015-LCM Special Servicer or the DBWF 2015-LCM Trustee, as applicable, including, without limitation, unreimbursed property advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and interest thereon are then payable or reimbursable under the DBWF 2015-LCM Trust and Servicing Agreement;

                                  (iii)      third, to the DBWF 2015-LCM Master Servicer, the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to the DBWF 2015-LCM Special Servicer, any special servicing fees (including without limitation any workout fees and liquidation fees) earned by it with respect to the Lakewood Center Loan Combination under the DBWF 2015-LCM Trust and Servicing Agreement;

                                  (iv)      fourth, pari passu to Note A-1 and Note A-2, pro rata (based on the relative principal balance of each of Note A-1 and Note A-2), in an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

                                    (v)      fifth, to Note A-1 and Note A-2, on a pro rata and pari passu basis (based on the relative principal balance of each Note A-1 and Note A-2), in an amount equal to all payments and prepayments in respect of principal, until the related principal balances have been reduced to zero;

                                  (vi)      sixth, if the proceeds of any foreclosure sale or any liquidation of the Lakewood Center Loan Combination or the Lakewood Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to Note A-1 and Note A-2, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note A-1 or Note A-2, respectively, plus interest thereon at the related Note interest rate minus the servicing fee, on a pro rata basis based on the amount of realized losses previously allocated to each such Note;

                                 (vii)      seventh, pari passu, to Note B-1 and Note B-2, pro rata (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable by Note B-1 and/or Note B-2, respectively, with respect to the Lakewood Center Loan Combination, including, without limitation, unreimbursed property advances made by the Note B-1 holder and/or the Note B-2 holder, respectively, and any cure payment made by the

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Note B-1 holder and/or the Note B-2 holder, respectively, pursuant to the Lakewood Center Intercreditor Agreement;

                               (viii)      eighth, pari passu to Note B-1 and Note B-2, in an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

                                 (ix)      ninth, on a pro rata and pari passu basis (based on the relative principal balance of each Note B-1 and Note B-2), to each of Note B-1 and Note B-2 in an amount equal to the related principal balance, until such principal balance has been paid in full;

                                   (x)      tenth, to Note B-1 and Note B-2 on a pro rata and pari passu basis (based on the amount of realized losses previously allocated to each such Note), an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note B-1 and Note B-2, respectively, plus interest thereon in each case at the related interest rate on the applicable Note minus the servicing fee, compounded monthly from the date the related realized loss was allocated to Note B-1 or Note B-2, as applicable;

                                 (xi)      eleventh, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the principal balance at the Lakewood Center Loan Combination interest rate and (iii) not required to be paid to the DBWF 2015-LCM Master Servicer, the DBWF 2015-LCM Trustee or the DBWF 2015-LCM Special Servicer or the Master Servicer or Trustee under the Pooling and Servicing Agreement, pro rata (based on the amounts described in each of the following clauses (A) through (D)) and pari passu, to (A) Note A-1 in an amount calculated on the Note A-1 principal balance at the excess of (x) the Note A-1 default rate over (y) the Note A-1 interest rate, (B) Note A-2 in an amount calculated on the Note A-2 principal balance at the excess of (x) the Note A-2 default rate over (y) the Note A-2 interest rate, (C) Note B-1 in an amount calculated on the Note B-1 principal balance at the excess of (x) the Note B-1 default rate over (y) the Note B-1 interest rate and (D) Note B-2 in an amount calculated on the Note B-2 principal balance at the excess of (x) the Note B-2 default rate over (y) the Note B-2 interest rate;

                                (xii)      twelfth, first, pro rata (based on the amounts described in each of the following clauses ((i) and (ii)) and pari passu, to: (i) the Note A-1 holder, any prepayment premium allocable to any prepayment of Note A-1 and (ii) the Note A-2 holder, any prepayment premium allocable to any prepayment of Note A-2, and then, pro rata (based on the amounts described in each of the following clauses ((i) and (ii)) and pari passu, to: (i) the Note B-1 holder, any prepayment premium allocable to any prepayment of Note B-1, and (ii) the Note B-2 holder, any prepayment premium allocable to any prepayment of Note B-2, in each case, to the extent actually paid by the borrowers;

                              (xiii)      thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the DBWF 2015-LCM Master Servicer, the DBWF 2015-LCM Trustee or the DBWF 2015-LCM Special Servicer or the Master Servicer or Trustee under the Pooling and Servicing Agreement), to: (i) Note A-1 its percentage interest of any assumption fees and penalty charges, (ii) Note A-2 its percentage interest of any assumption fees and penalty charges, (iii) Note B-1 its percentage interest of any assumption fees and penalty charges, and (iv) Note B-2, its percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrower; and

                               (xiv)      fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) will be distributed pro rata to the Notes in accordance with their respective initial percentage interests.

For the purpose of this “—Distributions” section, with respect to the Lakewood Center Mortgage Loan, the Lakewood Center Pari Passu Companion Loan and each Lakewood Center Subordinate Companion

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Loan, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Lakewood Center Loan Combination.

Control and Consultation. The controlling holder under the Lakewood Center Intercreditor Agreement is currently the directing holder under the DBWF 2015-LCM Trust and Servicing Agreement (the “DBWF 2015-LCM Directing Holder”). The DBWF 2015-LCM Directing Holder, as of any date of determination, will be, during a DBWF 2015-LCM Subordinate Control Period or a DBWF 2015-LCM Subordinate Consultation Period, the DBWF 2015-LCM Controlling Class Representative or its designee. As of the Closing Date, the DBWF 2015-LCM Controlling Class Representative is expected to be funds managed by, or an affiliate of, Apollo Global Management.

A “DBWF 2015-LCM Subordinate Control Period” means any period when the certificate balance of the DBWF 2015-LCM Mortgage Trust Class E certificates (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balance of such class of certificates) is at least 25% of the initial certificate balance of such class of certificates; provided, if at any time the certificate balances of all classes of certificates senior to such class of certificates have been reduced to zero as a result of the allocation of principal payments on the Lakewood Center Companion Loans, then a DBWF 2015-LCM Subordinate Control Period will be deemed to then be in effect.

A “DBWF 2015-LCM Subordinate Consultation Period” means any period when both (i) the certificate balance of the DBWF 2015-LCM Mortgage Trust Class E certificates (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balance of such class of certificates), is less than 25% of the initial certificate balance of such class of certificates and (ii) the certificate balance of such class of certificates (without regard to the application of appraisal reduction amounts allocated to such class of certificates) is at least 25% of the initial certificate balance of such class of certificates.

When the certificate balance of the DBWF 2015-LCM Mortgage Trust Class E certificates (without regard to the application of appraisal reduction amounts to notionally reduce the certificate balance of such class of certificates) is less than 25% of the initial certificate balance of such class of certificates, the DBWF 2015-LCM Directing Holder will have no consent or consultation rights under the DBWF 2015-LCM Trust and Servicing Agreement except for such rights available to it as a certificateholder and such other rights that are available to it in accordance with the DBWF 2015-LCM Trust and Servicing Agreement.

Certain decisions to be made with respect to the Lakewood Center Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the DBWF 2015-LCM Trust and Servicing Agreement are expected to require the approval of the DBWF 2015-LCM Directing Holder.

The “DBWF 2015-LCM Control Eligible Certificates” will be any of the Class E and Class F certificates issued in connection with the DBWF 2015-LCM Mortgage Trust.

The “DBWF 2015-LCM Controlling Class” will be, as of any time of determination, the most subordinate class of the DBWF 2015-LCM Control Eligible Certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class.

A “DBWF 2015-LCM Controlling Class Certificateholder” will be each holder (or beneficial owner, if applicable) of a certificate of the DBWF 2015-LCM Controlling Class.

The “DBWF 2015-LCM Controlling Class Representative” will be the DBWF 2015-LCM Controlling Class Certificateholder selected by more than 50% of the DBWF 2015-LCM Controlling Class Certificateholders, by certificate balance, provided however, that absent or until such selection, or upon receipt of a written notice from a majority of the DBWF 2015-LCM Controlling Class Certificateholders that a DBWF 2015-LCM Controlling Class Representative is no longer designated, the DBWF 2015-LCM Controlling Class Representative will be the DBWF 2015-LCM Controlling Class Certificateholder that

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certifies to the DBWF 2015-LCM Certificate Administrator that it owns the largest aggregate certificate balance of the DBWF 2015-LCM Controlling Class.

In addition, pursuant to the terms of the Lakewood Center Intercreditor Agreement, the Issuing Entity, as holder of the Lakewood Center Mortgage Loan (or its representative, which, until a Control Termination Event occurs, will be the Controlling Class Representative), will have certain consultation rights with respect to all matters to which the DBWF 2015-LCM Directing Holder has rights and powers under the Lakewood Center Intercreditor Agreement and the right under the DBWF 2015-LCM Trust and Servicing Agreement to receive all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information provided to the DBWF 2015-LCM Directing Holder.

No direction, objection or advice by the DBWF 2015-LCM Directing Holder, the Issuing Entity, as holder of the Lakewood Center Mortgage Loan (or its representative), may (i) require or cause the DBWF 2015-LCM Master Servicer, the DBWF 2015-LCM Special Servicer, the DBWF 2015-LCM Certificate Administrator or the DBWF 2015-LCM Trustee, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the DBWF 2015-LCM Trust and Servicing Agreement, the Lakewood Center Intercreditor Agreement or the REMIC provisions, including without limitation the DBWF 2015-LCM Master Servicer’s or DBWF 2015-LCM Special Servicer’s obligation to act in accordance with the servicing standard under the DBWF 2015-LCM Trust and Servicing Agreement; (ii) result in the imposition of federal income tax on the DBWF 2015-LCM Mortgage Trust or the Issuing Entity, cause any REMIC to fail to qualify as a REMIC; (iii) expose the DBWF 2015-LCM Mortgage Trust, the DBWF 2015-LCM Depositor, the DBWF 2015-LCM certificateholders, the DBWF 2015-LCM Master Servicer, the DBWF 2015-LCM Special Servicer, the DBWF 2015-LCM Trustee, the DBWF 2015-LCM Certificate Administrator, the Issuing Entity, the Depositor, the Certificateholders, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor, or their respective affiliates, members, managers, officers, directors, employees or agents to any material claim, suit or liability; or (iv) materially expand the scope of the DBWF 2015-LCM Master Servicer’s or the DBWF 2015-LCM Special Servicer’s responsibilities under the Lakewood Center Intercreditor Agreement and the DBWF 2015-LCM Trust and Servicing Agreement.

Cure Rights. In the event that the Lakewood Center Subordinate Companion Loans are not included in the DBWF 2015-LCM Mortgage Trust and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the Lakewood Center Loan Combination, then either Lakewood Center Subordinate Companion Loan Holder will have the right, but not the obligation, (and if both Lakewood Center Subordinate Companion Loan Holders elect to cure, then both Lakewood Center Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right) to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If the Lakewood Center Subordinate Companion Loan Holders elect to cure a default by way of a payment of money (a “Cure Payment”), the Lakewood Center Subordinate Companion Loan Holders will be required to make such Cure Payment as directed by the DBWF 2015-LCM Special Servicer and such Cure Payment shall include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the Issuing Entity or the Lakewood Center Pari Passu Companion Loan Holder related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by the Lakewood Center Subordinate Companion Loan Holders and the applicable cure period has not expired and the Lakewood Center Subordinate Companion Loan Holders are permitted to cure under the terms of the Lakewood Center Intercreditor Agreement, the default shall not be treated as a default or a Triggering Event of Default (i) for purposes of “—Distributions” above, (ii) for purposes of triggering an acceleration of the Lakewood Center Loan Combination, modifying, amending or waiving any provisions or the related mortgage loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iii) for purposes of treating the Lakewood Center Combination as a specially serviced loan. Notwithstanding anything to the contrary, the Lakewood Center Subordinate Companion Loan Holders’

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right to cure a default shall be limited to six (6) Cure Events over the life of the Lakewood Center Loan Combination and no single Cure Event may exceed four (4) consecutive months. A “Cure Event” means the Lakewood Center Subordinate Companion Loan Holders’ exercise of its cure rights whether for one (1) month or for consecutive months in the aggregate.

Purchase Option. If the Lakewood Center Subordinate Companion Loans are not included in the DBWF 2015-LCM Mortgage Trust and a Triggering Event of Default has occurred and is continuing, then, upon written notice from the DBWF 2015-LCM Special Servicer of such occurrence (a “Repurchase Option Notice”), either Lakewood Center Subordinate Companion Loan Holder will have the right (and if both Lakewood Center Subordinate Companion Loan Holders provide such notice, then both Lakewood Center Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the DBWF 2015-LCM Special Servicer (the “Repurchase Election Notice”) after the occurrence of the Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the DBWF 2015-LCM Trust and Servicing Agreement and the Lakewood Center Intercreditor Agreement, and (d) the date that is 90 days after the DBWF 2015-LCM Directing Holder’s receipt of the Repurchase Option Notice, to purchase the Lakewood Center Mortgage Loan and Lakewood Center Pari Passu Companion Loan for the applicable purchase price provided in the Lakewood Center Intercreditor Agreement on a date not less than five (5) business days nor more than 15 business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

The DBWF 2015-LCM Special Servicer will be required to give the Lakewood Center Subordinate Companion Loan Holders five (5) business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the DBWF 2015-LCM Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the Lakewood Center Subordinate Companion Loan Holders and the Lakewood Center Subordinate Companion Loan Holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the DBWF 2015-LCM Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the Lakewood Center Subordinate Companion Loan Holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the DBWF 2015-LCM Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the Lakewood Center Mortgage Loan and the Lakewood Center Pari Passu Companion Loan.

Sale of Defaulted Lakewood Center Loan Combination. Pursuant to the terms of the Lakewood Center Intercreditor Agreement, if the Lakewood Center Loan Combination becomes a defaulted mortgage loan, and if the DBWF 2015-LCM Special Servicer determines to sell the Lakewood Center Mortgage Loan and the Lakewood Center Companion Loans in accordance with the DBWF 2015-LCM Trust and Servicing Agreement, then the DBWF 2015-LCM Special Servicer will have the right and the obligation to sell the Lakewood Center Mortgage Loan and the Lakewood Center Companion Loans as notes evidencing one whole loan in accordance with the terms of the DBWF 2015-LCM Trust and Servicing Agreement. In connection with any such sale, the DBWF 2015-LCM Special Servicer will be required to follow the procedures set forth in the DBWF 2015-LCM Trust and Servicing Agreement.

Special Servicer Appointment Rights. Pursuant to the Lakewood Center Intercreditor Agreement and the DBWF 2015-LCM Trust and Servicing Agreement, the controlling noteholder with respect to the Lakewood Center Loan Combination (which will be the DBWF 2015-LCM Mortgage Trust) will have the right, with or without cause, to replace the DBWF 2015-LCM Special Servicer then acting with respect to the Lakewood Center Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). The DBWF 2015-LCM Directing Holder (during a DBWF 2015-LCM Subordinate Control Period), and the applicable DBWF 2015-LCM

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certificateholders with the requisite percentage of voting rights (after a DBWF 2015-LCM Subordinate Control Period) will exercise the rights of the DBWF 2015-LCM Mortgage Trust as controlling noteholder, and will have the right, with or without cause, to replace the DBWF 2015-LCM Special Servicer then acting with respect to the Lakewood Center Loan Combination and appoint a replacement special servicer in accordance with the DBWF 2015-LCM Trust and Servicing Agreement.

Description of the DBWF 2015-LCM Trust and Servicing Agreement.

The Lakewood Center Loan Combination is currently serviced pursuant to the DBWF 2015-LCM Trust and Servicing Agreement. The servicing terms of the DBWF 2015-LCM Trust and Servicing Agreement (including, but not limited to, terms governing limitations on servicer liability and retention of loan collections) are similar in all material respects to the servicing terms of the Pooling and Servicing Agreement; however, the servicing arrangements under such agreements differ in certain respects. For example:

•	The directing holder with respect to the DBWF 2015-LCM Mortgage Trust is the directing holder under the DBWF 2015-LCM Trust and Servicing Agreement. For additional information about the DBWF 2015-LCM Directing Holder, see “Description of the Mortgage Pool—Loan Combinations—Lakewood Center Loan Combination” in this prospectus supplement.

•	There is no operating advisor (and therefore no operating advisor fee) with respect to the DBWF 2015-LCM Mortgage Trust.

•	The Pari Passu Loan Primary Servicing Fee Rate payable to the related DBWF 2015-LCM Master Servicer (Wells Fargo Bank, National Association) under the DBWF 2015-LCM Trust and Servicing Agreement is 0.0025% per annum (which, for the avoidance of doubt, is paid in connection with such DBWF 2015-LCM Master Servicer’s primary servicing obligations for the Lakewood Center Mortgage Loan).

•	Special servicing fees (calculated at 0.25% per annum under the DBWF 2015-LCM Trust and Servicing Agreement), work-out fees (calculated at 0.50% under the DBWF 2015-LCM Trust and Servicing Agreement) and liquidation fees (calculated at 0.50% under the DBWF 2015-LCM Trust and Servicing Agreement) payable under the DBWF 2015-LCM Trust and Servicing Agreement with respect to the Lakewood Center Loan Combination are generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement, except that the work-out and liquidation fee definitions do not include a cap on the total amount of work-out fees, liquidation fees and modification fees equal to the lesser of $1,000,000 or 1.0% as provided in the Pooling and Servicing Agreement.

•	In addition, any party to the DBWF 2015-LCM Trust and Servicing Agreement that makes a property advance or administrative advance with respect to the Lakewood Center Loan Combination will be entitled to reimbursement for that advance, with interest at a prime rate, in a manner similar to the reimbursement of servicing advances under the Pooling and Servicing Agreement.

•	Items with respect to the Lakewood Center Loan Combination that are the equivalent of ancillary fees, consent fees, assumption fees and/or Modification Fees and that are allocated as additional servicing compensation may be allocated between the DBWF 2015-LCM Master Servicer and the DBWF 2015-LCM Special Servicer in proportions that are different than the allocation between the Master Servicer and Special Servicer of such fees collected on mortgage loans serviced under the Pooling and Servicing Agreement.

•	No items with respect to the Lakewood Center Loan Combination that are the equivalent of ancillary fees, consent fees, assumption fees, Modification Fees and/or penalty charges will be allocated to the Master Servicer or Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except and solely to the extent that such items are received by the Issuing Entity with respect to the Lakewood Center Mortgage Loan.

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•	The parties to the DBWF 2015-LCM Trust and Servicing Agreement and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the DBWF 2015-LCM Trust and Servicing Agreement at least to the same extent that parties to the Pooling and Servicing Agreement and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the Pooling and Servicing Agreement. To the extent that such losses, liabilities, claims, costs and expenses relate to, or are otherwise allocable in accordance with the DBWF 2015-LCM Trust and Servicing Agreement and/or the Lakewood Center Intercreditor Agreement to, the Lakewood Center Loan Combination or the related mortgaged property, the Issuing Entity, as holder of the Lakewood Center Mortgage Loan, will be responsible for its pro rata share of amounts allocable to the Lakewood Center senior notes (including out of general collections on the COMM 2015-CCRE24 mortgage pool, if necessary, and notwithstanding that the DBWF 2015-LCM Mortgage Trust will only be liable for such amounts to the extent of the principal balance of the Lakewood Center promissory notes included in such trust).

•	Although the matters to which notice or rating agency confirmation with respect to the rating agencies under the DBWF 2015-LCM Trust and Servicing Agreement are similar in all material respects to, but not identical to, the matters with respect to the Rating Agencies under the Pooling and Servicing Agreement, the matters as to which notice or rating agency confirmation is required (and whether it is notice and/or rating agency confirmation that is required) will differ.

•	During a DBWF 2015-LCM Subordinate Control Period, the DBWF 2015-LCM Directing Holder has the right to replace the DBWF 2015-LCM Special Servicer with or without cause.

•	The provisions of the DBWF 2015-LCM Trust and Servicing Agreement also vary from the Pooling and Servicing Agreement with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The servicing transfer events of the DBWF 2015-LCM Trust and Servicing Agreement that would cause the Lakewood Center Loan Combination to become specially serviced are similar to, but not identical to, the corresponding provisions under the Pooling and Servicing Agreement.

•	The conditions of the DBWF 2015-LCM Trust and Servicing Agreement that would require an appraisal are similar to, but differ in some respects from, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement.

Eden Roc Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Eden Roc, representing approximately 6.8% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $95,000,000 (the “Eden Roc Mortgage Loan”), is part of a Loan Combination comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Eden Roc Mortgaged Property”). The Eden Roc Mortgage Loan is evidenced by promissory Note A-1 and promissory Note A-2. The portion of the Eden Roc Loan Combination (as defined below) evidenced by promissory Note A-3 and promissory Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $95,000,000, which is currently being held by Citigroup Global Markets Realty Corp., is referred to in this prospectus supplement as the “Eden Roc Companion Loans”, and each is pari passu in right of payment with each other and with the Eden Roc Mortgage Loan. The Eden Roc Mortgage Loan and the Eden Roc Companion Loans are collectively referred to in this prospectus supplement as the “Eden Roc Loan Combination.” The Eden Roc Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

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The holders of the promissory notes evidencing the Eden Roc Loan Combination (the “Eden Roc Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Eden Roc Noteholder (the “Eden Roc Intercreditor Agreement”).

Servicing. The Eden Roc Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement. Subject to the terms of the Eden Roc Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Eden Roc Noteholder will be effected in accordance with the Pooling and Servicing Agreement and the Eden Roc Intercreditor Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making: (i) P&I Advances on the Eden Roc Mortgage Loan (but not on the Eden Roc Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Property Advances with respect to the Eden Roc Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions. The Eden Roc Intercreditor Agreement sets forth the respective rights of each of the Eden Roc Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Eden Roc Loan Combination (other than escrow and reserve payments and any proceeds, awards or settlements) will be applied to the Eden Roc Mortgage Loan and the Eden Roc Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable Master Servicer and Special Servicer in accordance with the terms of the Pooling and Servicing Agreement and the Eden Roc Intercreditor Agreement).

Consultation and Control. The directing holder under the Eden Roc Intercreditor Agreement with respect to the Eden Roc Loan Combination will be the holder of the Eden Roc Mortgage Loan or its designee. Accordingly, certain decisions to be made with respect to the Eden Roc Loan Combination, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the Eden Roc Loan Combination or any related REO Property pursuant to the Pooling and Servicing Agreement, will require the approval of the Controlling Class Representative unless a Control Termination Event exists.

Pursuant to the terms of the Eden Roc Intercreditor Agreement, the Eden Roc Non-Controlling Note Holder will have the right (regardless of whether a Control Termination Event or a Consultation Termination Event exists) to (i) receive copies of all notices, information and reports that the Special Servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative (provided that to the extent that any Eden Roc Companion Loan is included in a securitization transaction, such copies of notices, information and reports required to be delivered by the Special Servicer to such Eden Roc Non-Controlling Note Holder shall be delivered to the controlling class representative related to such securitization transaction) and (ii) consult on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding the Eden Roc Loan Combination or any related REO Property as set forth in the Eden Roc Intercreditor Agreement and (y) the implementation of any recommended actions outlined in an asset status report in respect of the Eden Roc Mortgage Loan or any related REO Property. The consultation right of the Eden Roc Non-Controlling Note Holders will expire 10 business days after the delivery by the Special Servicer of notice and information and reports relating to the matter subject to consultation, whether or not the Eden Roc Non-Controlling Note Holders have responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Eden Roc Non-Controlling Note Holders’ consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report in respect of the Eden Roc Mortgaged Property before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Eden Roc Mortgage Loan and the Eden Roc Companion Loans.

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In addition to the consultation rights of the Eden Roc Non-Controlling Note Holders described above, the Eden Roc Non-Controlling Note Holders will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Eden Roc Loan Combination are discussed.

The “Eden Roc Non-Controlling Note Holders” means, with respect to the Eden Roc Companion Loans, the parties entitled to exercise the rights granted to the holders of the Eden Roc Companion Loans under the Eden Roc Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Eden Roc Intercreditor Agreement, if the Eden Roc Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be required to sell the Eden Roc Mortgage Loan together with the Eden Roc Companion Loans as a single whole loan. The Eden Roc Non-Controlling Note Holders will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer. Subject to the terms of the Pooling and Servicing Agreement, the holder of the Eden Roc Mortgage Loan or its designee will have the right, with or without cause, to replace the Special Servicer for the Eden Roc Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Eden Roc Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Eden Roc Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement. The circumstances under which a Special Servicer may be replaced pursuant to the Pooling and Servicing Agreement are described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Heartland Industrial Portfolio Loan Combination

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Heartland Industrial Portfolio, representing approximately 6.8% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $95,000,000 (the “Heartland Industrial Portfolio Mortgage Loan”), is part of a Loan Combination comprised of three promissory notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties (collectively, the “Heartland Industrial Portfolio Mortgaged Properties”). The Heartland Industrial Portfolio Mortgage Loan is evidenced by promissory Note A-2. The portions of the Heartland Industrial Portfolio Loan Combination (as defined below) evidenced by (a) promissory Note A-1, with an outstanding principal balance as of the Cut-off Date of $120,000,000 (the “Heartland Industrial Portfolio Note A-1 Companion Loan”), and (b) promissory Note A-3, with an outstanding principal balance as of the Cut-off Date of $35,000,000 (the “Heartland Industrial Portfolio Note A-3 Companion Loan”), each of which is currently being held by GACC, are collectively referred to in this prospectus supplement as the “Heartland Industrial Portfolio Companion Loans” and each is pari passu in right of payment with each other and with the Heartland Industrial Portfolio Mortgage Loan. The Heartland Industrial Portfolio Mortgage Loan and the Heartland Industrial Portfolio Companion Loans are collectively referred to in this prospectus supplement as the “Heartland Industrial Portfolio Loan Combination.” The Heartland Industrial Portfolio Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the Heartland Industrial Portfolio Loan Combination (the “Heartland Industrial Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Heartland Industrial Portfolio Noteholder (the “Heartland Industrial Portfolio Intercreditor Agreement”).

Servicing. The Heartland Industrial Portfolio Loan Combination will be serviced as follows:

(a)  from and after the Closing Date, but prior to the date that the Heartland Industrial Portfolio Note A-1 Companion Loan is included in a securitization trust (the “Heartland Industrial Portfolio Note

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A-1 Securitization Date”), the Heartland Industrial Portfolio Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement, and

(b)  from and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the Heartland Industrial Portfolio Note A-1 Companion Loan (the “Heartland Industrial Portfolio Pooling and Servicing Agreement”) and, subject to the terms of the Heartland Industrial Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Heartland Industrial Portfolio Noteholders will be effected in accordance with the Heartland Industrial Portfolio Pooling and Servicing Agreement and (y) by the master servicer and the special servicer appointed pursuant to the Heartland Industrial Portfolio Pooling and Servicing Agreement; however, Wells Fargo Bank, National Association is expected to continue to act as the primary servicer and LNR Partners, LLC is expected to continue to act as the special servicer for the Heartland Industrial Portfolio Loan Combination under the Heartland Industrial Portfolio Pooling and Servicing Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making: (i) P&I Advances on the Heartland Industrial Portfolio Mortgage Loan (but not on the Heartland Industrial Portfolio Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, Property Advances with respect to the Heartland Industrial Portfolio Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

After the Heartland Industrial Portfolio Note A-1 Securitization Date:

(a)  the Master Servicer or the Trustee, as applicable, will continue to be responsible for making P&I Advances on the Heartland Industrial Portfolio Mortgage Loan (but not on the Heartland Industrial Portfolio Companion Loans) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and

(b)  the Heartland Industrial Portfolio Master Servicer or the trustee under the Heartland Industrial Portfolio Pooling and Servicing Agreement, as applicable, will be obligated to make (i) any required principal and interest advances on the Heartland Industrial Portfolio Note A-1 Companion Loan as required under the terms of the Heartland Industrial Portfolio Pooling and Servicing Agreement (but not on the Heartland Industrial Portfolio Mortgage Loan or the Heartland Industrial Portfolio Note A-3 Companion Loan) and (ii) property advances with respect to the Heartland Industrial Portfolio Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Heartland Industrial Portfolio Pooling and Servicing Agreement.

With respect to the Heartland Industrial Portfolio Mortgage Loan, each of the Master Servicer and the Trustee will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicers of a Heartland Industrial Portfolio Companion Loans. If the Master Servicer determines that a proposed P&I Advance with respect to the Heartland Industrial Portfolio Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicer of a Heartland Industrial Portfolio Companion Loan written notice of such determination, promptly and in any event within the time required by the Heartland Industrial Portfolio Intercreditor Agreement. After the Heartland Industrial Portfolio Note A-1 Securitization Date, if the Master Servicer receives written notice from any such servicer of a Heartland Industrial Portfolio Companion Loan that it has determined, with respect to a Heartland Industrial Portfolio Companion Loan, that any proposed advance of principal

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and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, the Master Servicer and the Trustee may conclusively rely on such determination.

Distributions. The Heartland Industrial Portfolio Intercreditor Agreement sets forth the respective rights of each of the Heartland Industrial Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Heartland Industrial Portfolio Loan Combination (other than escrow and reserve payments and any proceeds, awards or settlements) will be applied to the Heartland Industrial Portfolio Mortgage Loan and the Heartland Industrial Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the Pooling and Servicing Agreement, the Heartland Industrial Portfolio Pooling and Servicing Agreement and the Heartland Industrial Portfolio Intercreditor Agreement, as applicable).

Consultation and Control. The directing holder under the Heartland Industrial Portfolio Intercreditor Agreement with respect to the Heartland Industrial Portfolio Loan Combination (such party, the “Heartland Industrial Portfolio Directing Holder”) will initially be the holder of the Heartland Industrial Portfolio Note A-1 Companion Loan, and from and after the Heartland Industrial Portfolio Note A-1 Securitization Date, will be the controlling class representative or such other party specified in the Heartland Industrial Portfolio Pooling and Servicing Agreement. Certain decisions to be made with respect to the Heartland Industrial Portfolio Loan Combination, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the Heartland Industrial Portfolio Loan Combination or any related REO Property pursuant to the Pooling and Servicing Agreement or the Heartland Industrial Portfolio Pooling and Servicing Agreement, as applicable, will require the approval of the Heartland Industrial Portfolio Directing Holder.

Pursuant to the terms of the Heartland Industrial Portfolio Intercreditor Agreement, each Heartland Industrial Portfolio Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the Special Servicer or, from and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Special Servicer is required to provide to the Heartland Industrial Portfolio Directing Holder within the same time frame it is required to provide such notices, information and reports to the Heartland Industrial Portfolio Directing Holder and (ii) to be consulted on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding the Heartland Industrial Portfolio Loan Combination or any related REO Property as set forth in the Heartland Industrial Portfolio Intercreditor Agreement and (y) the implementation of any recommended actions outlined in an asset status report in respect of the Heartland Industrial Portfolio Mortgage Loan or any related REO Property. The consultation right of a Heartland Industrial Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by such special servicer of notice and information relating to the matter subject to consultation, whether or not such Heartland Industrial Portfolio Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding each Heartland Industrial Portfolio Non-Controlling Note Holder’s consultation rights described above, the Special Servicer or the Heartland Industrial Portfolio Special Servicer, as applicable, is permitted to make any major servicing decision or take any action set forth in an asset status report in respect of the Heartland Industrial Portfolio Mortgaged Property before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Heartland Industrial Portfolio Mortgage Loan and the Heartland Industrial Portfolio Companion Loans.

Notwithstanding the foregoing consultation rights, no direction or objection by a Heartland Industrial Portfolio Non-Controlling Note Holder may require or cause the Master Servicer or the Special Servicer, as applicable, or, from and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Master Servicer or the Heartland Industrial Portfolio Special Servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the Pooling

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and Servicing Agreement or the Heartland Industrial Portfolio Pooling and Servicing Agreement, as applicable, the Heartland Industrial Portfolio Intercreditor Agreement or the REMIC provisions, including without limitation the applicable master servicer’s or special servicer’s obligation to act in accordance with the applicable servicing standard, or expose the applicable master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the Pooling and Servicing Agreement or the Heartland Industrial Portfolio Pooling and Servicing Agreement, as applicable.

In addition to the consultation rights of each Heartland Industrial Portfolio Non-Controlling Note Holder described above, each Heartland Industrial Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer or, from and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Master Servicer or the Heartland Industrial Portfolio Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer or, from and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Master Servicer or the Heartland Industrial Portfolio Special Servicer, as applicable, in which servicing issues related to the Heartland Industrial Portfolio Loan Combination are discussed.

The “Heartland Industrial Portfolio Non-Controlling Note Holder” means, with respect to the Heartland Industrial Portfolio Loan Combination, the Controlling Class Representative (for so long as it is permitted under the Pooling and Servicing Agreement), and with respect to the Heartland Industrial Portfolio Note A-3 Companion Loan, the holder of Note A-3 or the party entitled under a future pooling and servicing agreement to exercise the rights granted to the holder of such Heartland Industrial Portfolio Companion Loan under the Heartland Industrial Portfolio Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Heartland Industrial Portfolio Intercreditor Agreement, if the Heartland Industrial Portfolio Loan Combination becomes a “defaulted mortgage loan” (as defined in and pursuant to the terms of the Pooling and Servicing Agreement or, after the Heartland Industrial Portfolio Note A-1 Securitization Date, pursuant to the terms of the Heartland Industrial Portfolio Pooling and Servicing Agreement), the Special Servicer, or the Heartland Industrial Portfolio Special Servicer, will be required to sell the Heartland Industrial Portfolio Mortgage Loan together with the Heartland Industrial Portfolio Companion Loans as a single whole loan. The Heartland Industrial Portfolio Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer. The Heartland Industrial Portfolio Intercreditor Agreement will require LNR Partners, LLC to be the special servicer for the Heartland Industrial Portfolio Loan Combination, subject to, prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, LNR Partners, LLC being a “qualified servicer” (as described in the Heartland Industrial Portfolio Intercreditor Agreement) and the satisfaction of the other conditions set forth in the Pooling and Servicing Agreement or, on and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Note A-1 Pooling and Servicing Agreement. On and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Directing Holder will have the right to replace LNR Partners, LLC as special servicer for the Heartland Industrial Portfolio Loan Combination only for cause and appoint a replacement special servicer in lieu thereof without the consent of the Heartland Industrial Portfolio Non-Controlling Note Holders so long as such replacement special servicer is a “qualified servicer” (as described in the Heartland Industrial Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the Heartland Industrial Portfolio Note A-1 Pooling and Servicing Agreement.

40 Wall Street Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 40 Wall Street, representing approximately 4.3% of the Initial Outstanding Pool

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Balance, with a Cut-off Date Balance of $59,883,649 (the “40 Wall Street Mortgage Loan”), is part of a Loan Combination comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “40 Wall Street Mortgaged Property”). The 40 Wall Street Mortgage Loan is evidenced by promissory note A-3. The portions of the 40 Wall Street Loan Combination (as defined below) evidenced by (a) promissory note A-1 (“Note A-1”), with an outstanding principal balance as of the Cut-off Date of $79,844,865 (the “40 Wall Street Note A-1 Companion Loan”), and (b) promissory note A-2 (“Note A-2”), with an outstanding principal balance as of the Cut-off Date of $19,961,216 (the “40 Wall Street Note A-2 Companion Loan”), each of which (subject to any applicable financing arrangement) is currently being held by LCF (or an affiliate), are collectively referred to as the “40 Wall Street Companion Loans” in this prospectus supplement and are pari passu in right of payment with the 40 Wall Street Mortgage Loan. The 40 Wall Street Mortgage Loan and the 40 Wall Street Companion Loans are collectively referred to as the “40 Wall Street Loan Combination” in this prospectus supplement. The 40 Wall Street Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the 40 Wall Street Loan Combination (the “40 Wall Street Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 40 Wall Street Noteholder (the “40 Wall Street Intercreditor Agreement”).

Servicing. The 40 Wall Street Loan Combination will be serviced as follows:

(a)    from and after the Closing Date, but prior to the date that the 40 Wall Street Note A-1 Companion Loan is included in a securitization trust (the “40 Wall Street Note A-1 Securitization Date”), the 40 Wall Street Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement, and

(b)    from and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the 40 Wall Street Note A-1 Companion Loan (the “40 Wall Street Pooling and Servicing Agreement”) and, subject to the terms of the 40 Wall Street Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 40 Wall Street Noteholders will be effected in accordance with the 40 Wall Street Pooling and Servicing Agreement and the 40 Wall Street Intercreditor Agreement and (y) by the 40 Wall Street Master Servicer and the 40 Wall Street Special Servicer appointed pursuant to the 40 Wall Street Pooling and Servicing Agreement.

The 40 Wall Street Intercreditor Agreement requires that the 40 Wall Street Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the 40 Wall Street Mortgage Loan and 40 Wall Street Companion Loans and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the 40 Wall Street Note A-1 Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the 40 Wall Street Note A-1 Companion Loan.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making: (i) P&I Advances on the 40 Wall Street Mortgage Loan (but not on any 40 Wall Street Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) prior to the 40 Wall Street Note A-1 Securitization Date, Property Advances with respect to the 40 Wall Street Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

After the 40 Wall Street Note A-1 Securitization Date:

(a)    the Master Servicer or the Trustee, as applicable, will continue to be responsible for making P&I Advances on the 40 Wall Street Mortgage Loan (but not on the 40 Wall Street Companion Loans) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or

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the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances with respect to the 40 Wall Street Mortgaged Property; and

(b)    it is expected that the 40 Wall Street Master Servicer or the trustee under the 40 Wall Street Pooling and Servicing Agreement (the “40 Wall Street Trustee”), as applicable, will be obligated to make (i) any required principal and interest advances on the 40 Wall Street Note A-1 Companion Loan as required under the terms of the 40 Wall Street Pooling and Servicing Agreement (but not on the 40 Wall Street Mortgage Loan or the 40 Wall Street Note A-2 Companion Loan) and (ii) property advances with respect to the 40 Wall Street Loan Combination, in each case unless a similar determination of nonrecoverability is made under the 40 Wall Street Pooling and Servicing Agreement.

With respect to the 40 Wall Street Mortgage Loan, each of the Master Servicer and the Trustee will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to the 40 Wall Street Mortgage Loan independently of any determination made by the servicers of the 40 Wall Street Companion Loans. After the 40 Wall Street Note A-1 Securitization Date, if the Master Servicer determines that a proposed P&I Advance with respect to the 40 Wall Street Mortgage Loan, if made, or any outstanding P&I Advance with respect to the 40 Wall Street Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicers of the 40 Wall Street Companion Loans written notice of such determination, promptly and in any event within the time required by the 40 Wall Street Intercreditor Agreement. After the 40 Wall Street Note A-1 Securitization Date, if the Master Servicer receives written notice from any such servicer of a 40 Wall Street Companion Loan that it has determined, with respect to a 40 Wall Street Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, the Master Servicer and the Trustee may conclusively rely on such determination.

Distributions. The 40 Wall Street Intercreditor Agreement sets forth the respective rights of each of the 40 Wall Street Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 40 Wall Street Loan Combination (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the 40 Wall Street Mortgage Loan and the 40 Wall Street Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the Pooling and Servicing Agreement, the 40 Wall Street Pooling and Servicing Agreement and the 40 Wall Street Intercreditor Agreement, as applicable). P&I Advances on the 40 Wall Street Mortgage Loan and interest thereon will not be payable or reimbursable from collections on the 40 Wall Street Companion Loans.

Reimbursement of Advances and Indemnities. Pursuant to the 40 Wall Street Intercreditor Agreement, with respect to a nonrecoverable property advance on the 40 Wall Street Loan Combination, the Master Servicer, the Special Servicer and the Trustee (or, on and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Master Servicer, the 40 Wall Street Special Servicer and the 40 Wall Street Trustee) will be entitled to reimbursement first, from collections on, and proceeds of, the 40 Wall Street Mortgage Loan and the 40 Wall Street Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections of the Issuing Entity and, with respect to any securitized 40 Wall Street Companion Loan, from general collections of the trust into which such 40 Wall Street Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

Further, pursuant to the 40 Wall Street Intercreditor Agreement, each pooling and servicing agreement pursuant to which a portion of the 40 Wall Street Loan Combination has been securitized is required to provide that the servicer, special servicer, depositor, certificate administrator, trustee and

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operating advisor (and any director, officer, employee or agent of any of them) with respect to the related securitization governed by the lead pooling and servicing agreement (i.e., either the Pooling and Servicing Agreement or, on and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Pooling and Servicing Agreement) will be entitled to indemnification by the holders of the 40 Wall Street Mortgage Loan (which is the Issuing Entity) and the 40 Wall Street Companion Loans and held harmless against the each such holder’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the 40 Wall Street Loan Combination.

Consultation and Control. The directing holder under the 40 Wall Street Intercreditor Agreement with respect to the 40 Wall Street Loan Combination (such party, the “40 Wall Street Directing Holder”) will initially be the holder of the 40 Wall Street Note A-1 Companion Loan, and from and after the 40 Wall Street Note A-1 Securitization Date, will be the controlling class representative or such other party specified in the 40 Wall Street Pooling and Servicing Agreement. Certain decisions to be made with respect to the 40 Wall Street Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement or the 40 Wall Street Pooling and Servicing Agreement, as applicable, will require the approval of the 40 Wall Street Directing Holder.

Pursuant to the terms of the 40 Wall Street Intercreditor Agreement, each 40 Wall Street Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the Special Servicer or, from and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Special Servicer is required to provide to the 40 Wall Street Directing Holder within the same time frame it is required to provide such notices, information and reports to the 40 Wall Street Directing Holder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the 40 Wall Street Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of a 40 Wall Street Non-Controlling Note Holder will expire 10 business days after the delivery by such special servicer of notice and information relating to the matter subject to consultation, whether or not such 40 Wall Street Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding each 40 Wall Street Non-Controlling Note Holder’s consultation rights described above, the Special Servicer or the 40 Wall Street Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the 40 Wall Street Noteholders.

Notwithstanding the foregoing consultation rights, no direction or objection by a 40 Wall Street Non-Controlling Note Holder may require or cause the Master Servicer or the Special Servicer, as applicable, or, from and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Master Servicer or the 40 Wall Street Special Servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the Pooling and Servicing Agreement or the 40 Wall Street Pooling and Servicing Agreement, as applicable, the 40 Wall Street Intercreditor Agreement or the REMIC provisions, including without limitation the applicable master servicer’s or special servicer’s obligation to act in accordance with the servicing standard, or expose the applicable master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the Pooling and Servicing Agreement or the 40 Wall Street Pooling and Servicing Agreement, as applicable.

In addition to the consultation rights of each 40 Wall Street Non-Controlling Note Holder described above, each 40 Wall Street Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer or, from and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Master Servicer or the 40 Wall Street Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, or, from and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Master Servicer or the 40

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Wall Street Special Servicer, as applicable, in which servicing issues related to the 40 Wall Street Loan Combination may be discussed.

The “40 Wall Street Non-Controlling Note Holder” means, with respect to the 40 Wall Street Loan Combination, the Controlling Class Representative (for so long as it is permitted under the Pooling and Servicing Agreement), and with respect to the 40 Wall Street Note A-2 Companion Loan, the holder of Note A-2 or the party entitled under a future pooling and servicing agreement related to the securitization of Note A-2 to exercise the rights granted to the holder of such 40 Wall Street Companion Loan under the 40 Wall Street Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the 40 Wall Street Intercreditor Agreement, if the 40 Wall Street Loan Combination becomes a “defaulted mortgage loan” (as defined in the 40 Wall Street Intercreditor Agreement) pursuant to the terms of the 40 Wall Street Intercreditor Agreement and the Pooling and Servicing Agreement or, after the 40 Wall Street Note A-1 Securitization Date, the terms of the 40 Wall Street Pooling and Servicing Agreement, the Special Servicer, or the 40 Wall Street Special Servicer, as applicable, will be required to sell the 40 Wall Street Mortgage Loan together with the 40 Wall Street Companion Loans as a single whole loan, subject to (i) the consent of each 40 Wall Street Non-Controlling Note Holder or (ii) the compliance by the Special Servicer or, if applicable, the 40 Wall Street Special Servicer, with requirements governing the delivery of notices and information regarding the proposed sale to the 40 Wall Street Non-Controlling Note Holders. Each 40 Wall Street Noteholder will be permitted to bid at any sale of the 40 Wall Street Mortgage Loan provided it is not the borrower or an agent or affiliate thereof. The 40 Wall Street Non-Controlling Note Holders will have certain consultation rights in connection with such sale, in the manner, and subject to the time-frames, described above under “—Consultation and Control.”

Appointment of Special Servicer. The 40 Wall Street Directing Holder will have the right, with or without cause, to replace the special servicer for the 40 Wall Street Loan Combination and appoint a replacement special servicer for the 40 Wall Street Loan Combination in lieu thereof without the consent of the 40 Wall Street Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the 40 Wall Street Intercreditor Agreement) and satisfies the other conditions set forth in the applicable pooling and servicing agreement.

La Gran Plaza Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, representing approximately 1.9% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $25,898,101 (the “La Gran Plaza Mortgage Loan”), is part of a loan combination comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “La Gran Plaza Mortgaged Property”). The La Gran Plaza Mortgage Loan is evidenced by promissory note A-1. The portion of the La Gran Plaza Loan Combination (as defined below) evidenced by (a) promissory note A-2, with an outstanding principal balance as of the Cut-off Date of $23,905,939, which is currently included in the COMM 2015-LC21 Mortgage Trust issuing entity, and (b) promissory note A-3, with an outstanding principal balance as of the Cut-off Date of $25,898,101, which is included in the COMM 2015-CCRE23 Mortgage Trust issuing entity, are collectively referred to in this prospectus supplement as the “La Gran Plaza Companion Loans” and are pari passu in right of payment with the La Gran Plaza Mortgage Loan. The La Gran Plaza Mortgage Loan and the La Gran Plaza Companion Loans are collectively referred to in this prospectus supplement as the “La Gran Plaza Loan Combination”. The La Gran Plaza Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the La Gran Plaza Loan Combination (the “La Gran Plaza Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each La Gran Plaza Noteholder (the “La Gran Plaza Intercreditor Agreement”).

Servicing. The La Gran Plaza Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement and, subject to the terms

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of the La Gran Plaza Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any La Gran Plaza Noteholders will be effected in accordance with the Pooling and Servicing Agreement and the La Gran Plaza Intercreditor Agreement.

The La Gran Plaza Intercreditor Agreement requires that the La Gran Plaza Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the La Gran Plaza Mortgage Loan and La Gran Plaza Companion Loans and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the La Gran Plaza Note A-1 Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the La Gran Plaza Note A-1 Companion Loan.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making (i) P&I Advances on the La Gran Plaza Mortgage Loan (but not on any La Gran Plaza Companion Loan) pursuant to the Pooling and Servicing Agreement; and (ii) Property Advances with respect to the La Gran Plaza Loan Combination, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance under the Pooling and Servicing Agreement.

With respect to the La Gran Plaza Mortgage Loan, each of the Master Servicer and the Trustee will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to the La Gran Plaza Mortgage Loan independently of any determination made by the servicers of the La Gran Plaza Companion Loans. If the Master Servicer determines that a proposed P&I Advance with respect to the La Gran Plaza Mortgage Loan, if made, or any outstanding P&I Advance with respect to the La Gran Plaza Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicers of the La Gran Plaza Companion Loans written notice of such determination, promptly and in any event within the time required by the La Gran Plaza Intercreditor Agreement. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to a La Gran Plaza Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, the Master Servicer and the Trustee may conclusively rely on such determination.

Distributions. The La Gran Plaza Intercreditor Agreement sets forth the respective rights of each of the La Gran Plaza Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the La Gran Plaza Loan Combination (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the La Gran Plaza Mortgage Loan and the La Gran Plaza Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the Pooling and Servicing Agreement and the La Gran Plaza Intercreditor Agreement, as applicable). P&I Advances on the La Gran Plaza Mortgage Loan and interest thereon will not be payable or reimbursable from collections on the La Gran Plaza Companion Loans. P&I Advances on the La Gran Plaza Mortgage Loan and interest thereon will not be payable or reimbursable from collections on the La Gran Plaza Companion Loans.

Reimbursement of Advances and Indemnities. Pursuant to the La Gran Plaza Intercreditor Agreement, with respect to a nonrecoverable Property Advance on the La Gran Plaza Loan Combination, the Master Servicer, the Special Servicer and the Trustee will be entitled to reimbursement first, from collections on, and proceeds of, the La Gran Plaza Mortgage Loan and the La Gran Plaza Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections of the Issuing Entity and, with respect to any securitized La Gran Plaza Companion Loan, from general collections of the trust into which such La Gran Plaza Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

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Further, pursuant to the La Gran Plaza Intercreditor Agreement, each pooling and servicing agreement pursuant to which a portion of the La Gran Plaza Loan Combination has been securitized is required to provide that the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee and the Operating Advisor (and any director, officer, employee or agent of any of them) will be entitled to indemnification by the holders of the La Gran Plaza Mortgage Loan (which is the Issuing Entity) and the La Gran Plaza Companion Loans and held harmless against the each such holder’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the La Gran Plaza Loan Combination.

Consultation and Control. The directing holder under the La Gran Plaza Intercreditor Agreement with respect to the La Gran Plaza Loan Combination (such party, the “La Gran Plaza Directing Holder”) will be the Controlling Class Representative or such other party specified in the Pooling and Servicing Agreement. Certain decisions to be made with respect to the La Gran Plaza Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement, will require the approval of the La Gran Plaza Directing Holder.

Pursuant to the terms of the La Gran Plaza Intercreditor Agreement, the La Gran Plaza Non-Controlling Note Holders will have the right to (i) receive copies of all notices, information and reports that the Special Servicer is required to provide to the La Gran Plaza Directing Holder within the same time frame it is required to provide such notices, information and reports to the La Gran Plaza Directing Holder (without regard to the occurrence of a Control Termination Event or a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the La Gran Plaza Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of a La Gran Plaza Non-Controlling Note Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not such La Gran Plaza Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding each La Gran Plaza Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the La Gran Plaza Mortgage Loan and the La Gran Plaza Companion Loans.

Notwithstanding the foregoing consultation rights, no direction or objection by a La Gran Plaza Non-Controlling Note Holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law or the Pooling and Servicing Agreement, as applicable, the La Gran Plaza Intercreditor Agreement or the REMIC provisions, including without limitation the applicable master servicer’s or special servicer’s obligation to act in accordance with the servicing standard, or expose the applicable master servicer, special servicer, paying agent, trust fund, certificate administrator or trustee to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the Pooling and Servicing Agreement.

In addition to the consultation rights of each La Gran Plaza Non-Controlling Note Holder described above, the La Gran Plaza Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the La Gran Plaza Loan Combination may be discussed.

The “La Gran Plaza Non-Controlling Note Holder” means, with respect to each La Gran Plaza Companion Loan, the party entitled under the pooling and servicing agreement governing the related securitization involving such La Gran Plaza Companion Loan, to exercise the rights granted to the holder of such La Gran Plaza Companion Loan under the La Gran Plaza Intercreditor Agreement.

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Sale of Defaulted Mortgage Loan. Pursuant to the terms of the La Gran Plaza Intercreditor Agreement, if the La Gran Plaza Loan Combination becomes a “defaulted mortgage loan” (as defined in the La Gran Plaza Intercreditor Agreement) pursuant to the terms of the La Gran Plaza Intercreditor Agreement and the Pooling and Servicing Agreement, the Special Servicer will be required to sell the La Gran Plaza Mortgage Loan together with the La Gran Plaza Companion Loans as a single whole loan. The La Gran Plaza Non-Controlling Note Holders will have certain consultation rights in connection with such sale, in the manner, and subject to the time-frames, described above under “—Consultation and Control.”

Appointment of Special Servicer. Subject to the terms of the Pooling and Servicing Agreement, the La Gran Plaza Directing Holder will have the right, with or without cause, to replace the Special Servicer with respect to the La Gran Plaza Loan Combination and appoint a replacement special servicer for the La Gran Plaza Loan Combination in lieu thereof without the consent of the La Gran Plaza Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the La Gran Plaza Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

Additional Mortgage Loan Information

General. The information in this prospectus supplement (including the Annexes to this prospectus supplement) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on the Allocated Loan Amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited. The sum of the amounts in any charts throughout this prospectus supplement, including the Annexes to this prospectus supplement, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this prospectus supplement and in the Annexes to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future net cash flow.

The ARD Loans. Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Grand Rapids – 4147 Eastern Ave, Haier America HQ, Grand Rapids – 5010 52nd St SE, Dollar General – Canyon Lake, Dollar General – Pleasanton, Dollar General – Peoria (West), Dollar General – Bridgeport, Dollar General – Tremont and Dollar General – Wheeler (the “ARD Loans”), representing approximately 0.5%, 0.5%, 0.3%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1% and 0.1% of the Initial Outstanding Pool Balance, respectively, provide that if, after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). While interest at the Initial Rate will continue to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time any Excess Interest actually collected will

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be paid to the holders of the Class V Certificates. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date. There can be no assurance that the borrower will pay the related ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan after the related Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of such ARD Loan, plus any compound interest thereon at the related Revised Rate, to the extent permitted by applicable law.

Definitions. For purposes of this prospectus supplement, including the information presented in the Annexes to this prospectus supplement, the indicated terms have the following meanings:

(a)    “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this prospectus supplement for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate, CREFC® License Fee Rate and the fee rate paid to the subservicer, if any). With respect to any Non-Serviced Mortgage Loan, the Administrative Fee Rate set forth on Annex A-1 also includes the Pari Passu Loan Primary Servicing Fee Rate.

(b)    “ADR” means, for any hospitality property, average daily rate.

(c)    “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)    “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that: (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or Anticipated Repayment Date, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period. Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap-year adjustments), subject to the proviso to the prior sentence. In the case of a Mortgage Loan with one or more related Companion Loans, Annual Debt Service is calculated with respect to the Mortgage Loan including any Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Annual Debt Service is calculated without regard to any related Subordinate Companion Loan). In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Lakewood Center, which secures a Mortgage Loan representing approximately 8.6% of the Initial Outstanding Pool Balance, such Mortgage Loan amortizes based on a non-standard amortization schedule attached as Annex H to this prospectus supplement, and the Annual Debt Service for such Mortgage Loan reflects the average of the first 12 payments.

(e)    “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller. In certain cases, the appraisals state

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an “as complete”, “as-is less certain escrows” or “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified. In the case of portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as McMullen Portfolio, securing a Mortgage Loan representing approximately 2.3% of the Initial Outstanding Pool Balance, the loan-to-value ratio for such 2 of 8 portfolio properties have been calculated based on the “as complete” Appraised Value of $42,800,000 for the portfolio. Based on the “as-is” Appraised Value of $41,700,000 as of April 16, 2015, the loan-to-value ratio for such Mortgage Loan is 77.0%. In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Heartland Industrial Portfolio, securing a Mortgage Loan representing approximately 6.8% of the Initial Outstanding Pool Balance, the portfolio Appraised Value of $336,000,000 reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. The sum of the value of each of the Mortgaged Properties within the Heartland Industrial Portfolio on an individual basis is $313,565,000, which represents a loan-to-value ratio for such Mortgage Loan of 79.7%.

(f)    “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)    “CREFC® License Fee” means, with respect to each Mortgage Loan (including any REO Loan or any Mortgage Loan that has been defeased) for any related Interest Accrual Period, the amount of interest accrued during such related Interest Accrual Period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan during such related Interest Accrual Period.

(h)    “CREFC® License Fee Rate” means 0.0005% per annum.

(i)    “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan(s) (and, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, loan-to-value ratios were calculated without regards to any related Subordinate Companion Loan). In the case of the Motor Lofts & Locust Street Lofts Mortgage Loan, representing approximately 0.8% of the Initial Outstanding Pool Balance, the Loan-to-Value Ratio was calculated based on the Cut-off Date Balance of the Mortgage Loan less a $500,000 earnout reserve. The Loan-to-Value Ratio for such Mortgage Loan including the earnout reserve is 74.8%. For a calculation of the loan-to-value ratio for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans, the LTV Ratio was calculated on an aggregate basis.

(j)    “Cut-off Date U/W NCF Debt Yield”, “Underwritten NCF Debt Yield “ or “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) (and, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan). In the case of the Motor Lofts & Locust Street Lofts Mortgage Loan, representing approximately 0.8% of the Initial Outstanding Pool Balance, the

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Cut-off Date U/W NCF Debt Yield was calculated based on the Cut-off Date Balance of the Mortgage Loan less a $500,000 earnout reserve. The U/W NCF Debt Yield for such Mortgage Loan including the earnout reserve is 7.9%. For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above.

(k)    “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan(s) (and, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan). In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Motor Lofts & Locust Street Lofts, securing a Mortgage Loan representing approximately 0.8% of the Initial Outstanding Pool Balance, the U/W NOI Debt Yield for such Mortgage Loan has been calculated based on the Cut-off Date Balance of the Mortgage Loan less an $500,000 earnout reserve. The U/W NOI Debt Yield for such Mortgage Loan including the earnout reserve is 8.2%. For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans, the Cut-Off Date U/W NOI Debt Yield was calculated on an aggregate basis.

(l)    “GLA” means gross leasable area.

(m)    “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of an ARD Loan, the related Revised Rate.

(n)    “Leased Fee” means a Mortgaged Property type where the collateral consists of the borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease). With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(o)    “LTV Ratio at Maturity or ARD,” “Balloon LTV” or “Maturity Date or ARD LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, Loan-To-Value Ratios were calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan(s) (and, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-To-Value Ratios were calculated without regard to any related Subordinate Companion Loan). For a calculation of the Loan-To-Value Ratio for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans, the LTV Ratio at Maturity or ARD was calculated on an aggregate basis. In the case of an ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

(p)    “MSA” means metropolitan statistical area.

(q)    “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged

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Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(r)    “NRA” means net rentable area.

(s)    “Occupancy” means the percentage of Square Feet, Units, Rooms, Beds, Spaces or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation and “dark” space as to which the related tenant continues to pay rent. The Occupancy may exclude area currently under renovation. Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(t)    “RevPar” means, for any hospitality property, revenues per available room.

(u)    “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail, office, industrial/warehouse facility, self-storage, combination retail/office or other special purpose property, the square footage of the net rentable or leasable area.

(v)    “T-12” and “TTM” each means trailing 12 months.

(w)    “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 to this prospectus supplement indicates which Mortgage Loans are ARD Loans.

(x)    “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(y)    “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus supplement.

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Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties and self-storage facilities), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject mortgaged property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus supplement for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.

(z)    “Units” or “Rooms” or “Pads” or “Beds”, means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, if any, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as student housing, the number of beds or (e) in the case of a Mortgaged Property operated as a parking facility, the number of parking spaces.

(aa)    “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

(bb)    “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless

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otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan(s) (and, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt service coverage ratios were calculated without regard to any related Subordinate Companion Loan). For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR was calculated on an aggregate basis.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios (i) may include free rent amounts until certain tenants commence paying and (ii) only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(cc)    “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) (and, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt service coverage ratios were calculated without regard to any related Subordinate Companion Loan). For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans the U/W NOI DSCR was calculated on an aggregate basis.

The Underwritten NOI DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflect that ability. See the definition of “U/W NCF DSCR” in this prospectus supplement for more information regarding the evaluation of debt service coverage ratios.

(dd)    “U/W Revenue” with respect to any Mortgage Loan, means the gross potential rent (or, in the case of a hospitality mortgaged property, room rent, food and beverage revenues and other hotel income), subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest. All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Other than Mortgage Loans with Anticipated Repayment Dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

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Amortization of Principal. The Mortgage Loans provide for one or more of the following:

Thirty (30) Mortgage Loans, representing approximately 40.5% of the Initial Outstanding Pool Balance, provide for payments of interest-only for a period of 10 months to 71 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan to maturity or Anticipated Repayment Date and therefore each has an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Thirty-four (34) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 38.2% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity or Anticipated Repayment Date.

Seventeen (17) Mortgage Loans, representing approximately 21.3% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date or Anticipated Repayment Date.

The ARD Loans, representing approximately 1.7% of the Initial Outstanding Pool Balance, provide for an increase in the interest rate after the applicable Anticipated Repayment Date. The Excess Interest with respect to each ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to such ARD Loan have been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class V Certificates. See “The Pooling and Servicing Agreement—Accounts—Excess Interest” below. In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related ARD Loan until such balance is reduced to zero.

Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable, each an “Open Period”). All but 9 of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Yield Maintenance Lock-Out Period”), all of the Prepayment Premium Mortgage Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (a “Defeasance Lock-Out Period”), provided that under certain circumstances as noted in paragraphs (d) and (e) below, a Yield Maintenance Loan may also permit defeasance following the second anniversary of the Closing Date. Any Yield Maintenance Lock-Out Period, Prepayment Premium Lock-Out Period or Defeasance Lock-Out Period are each referred to herein as a “Lock-Out Period”. The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months. The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).” Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(a)     Sixty-two (62) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 66.6% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related Open Period (such period, the “Defeasance Period”), which Defeasance Period is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).” In the case of the Mortgage Loans that are secured by multiple Mortgaged Properties (other than through cross-collateralization), or certain individual Mortgaged Properties that provide for the partial release of a portion of such Mortgaged Property, and permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally 115% to 120% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(b)    Three (3) of the Mortgage Loans (which is also a Yield Maintenance Loan), representing approximately 18.2% of the Initial Outstanding Pool Balance, permits voluntary prepayment of the

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Mortgage Loan in whole, if accompanied by a Yield Maintenance Charge, or defeasance after the expiration of a Lock-Out Period until the commencement of the Open Period for such Mortgage Loan.

(c)    Seven (7) of the Mortgage Loans (the “Yield Maintenance Loans”), representing approximately 13.5% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan in whole, if accompanied by a Yield Maintenance Charge from the expiration of the applicable Lock-Out Period until the commencement of the Open Period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”). With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”

(d)    Nine (9) of the Mortgage Loans (which are also Yield Maintenance Loans), representing approximately 1.7% of the Initial Outstanding Pool Balance, permit (i) voluntary prepayment of the Mortgage Loan, without a Lock-Out Period, accompanied by a Yield Maintenance Charge until the commencement of the Open Period for such Mortgage Loan or (ii) at the borrower’s option, after the expiration of a Lock-Out Period, defeasance.

With respect to certain Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date, the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid. However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus, in some cases, an additional fixed percentage, and in some cases, converted to a monthly equivalent yield as described in the applicable Mortgage Loan Documents.

With respect to certain other Yield Maintenance Loans, the Yield Maintenance Charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable, discounted at the Reinvestment Yield (in some cases, converted to a monthly equivalent yield) as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant

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Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the Open Period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Notwithstanding the foregoing, Yield Maintenance Charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan. In most cases, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date), as set forth in Annex A-1 to this prospectus supplement.

Furthermore, certain Mortgage Loans may permit prepayments (with the payment of Prepayment Premiums or Yield Maintenance Charges) even during a Lock-Out Period in connection with (i) a property release, or (ii) a severance of cross-collateralization including in connection with the sale of a Mortgaged Property and the assumption of the related Mortgage Loan or allocable portion thereof.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date or Anticipated Repayment Date, as applicable, or unless the sale price or the amount of the refinancing of the related Mortgaged Property is

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considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of a Prepayment Premium or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans may provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans may additionally be secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios, or if the conditions are not satisfied within the requisite time period, applied to the subject Mortgage Loan.

In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers. For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

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Property Releases. Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date or, in the case of certain Defeasance Loans, any other date, provided that the interest payable through the next Due Date is paid, (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986 (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under (or, in the case of the final such date, to pay in full) the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral. Certain of the Defeasance Loans secured by multiple Mortgaged Properties or secured by an individual Mortgaged Property with an identifiable parcel or parcels permit the release from the lien of the related mortgage of such individual Mortgaged Property or portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 115% to 120%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related Mortgage. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or the related Anticipated Repayment Date, if applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, the borrower under a defeased loan will be a successor borrower, which entity will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower assumes the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement.

In addition to the release of a Mortgaged Property (or portion thereof) by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(a)    The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release

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property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release). For example:

•      In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Lakewood Center, which secures a Mortgage Loan representing approximately 8.6% of the Initial Outstanding Pool Balance, the borrower is permitted to release any out parcel from the lien of the related mortgage provided, among other things, the out parcel is legally subdivided from the remainder of the property and constitutes a separate tax lot, and borrower certifies to lender that the release of the out parcel will not materially and adversely affect the use, operations, economic value of, or the revenue produced by the remaining improvements.

•      In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Midway Shopping Center, represent approximately 1.7% of the Initial Outstanding Pool Balance, on or after the expiration of the prepayment lockout period a parcel of the mortgaged property that the borrower may dedicate to the City of St. Paul may be released if, among other conditions: (i) no event of default shall have occurred and be continuing, and (ii) any cash amounts paid to the related borrower in respect of the dedication of such parcel will be treated as if they were a condemnation award pursuant to the terms of the loan agreement. No value was allocated to the dedication parcel by the lender.

(b)    The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge. See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

(c)    The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or Allocated Loan Amount, as applicable. For example:

•         In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Midway Shopping Center, representing approximately 1.7% of the Initial Outstanding Pool Balance, on or after the expiration of the prepayment lockout period any or all of three (3) outparcel lots may be released if, among other conditions: (i) no event of default shall have occurred and be continuing, (ii) the lender receives an amount equal to the sum of (a) the greater of net sale proceeds in respect of the outparcel and 115% of the minimum release price applicable to the outparcel, which will be applied as a prepayment plus (b) a yield maintenance premium with respect to the portion of the loan being repaid plus (c) all interest that would have accrued on the amount of principal being repaid through the next monthly payment date plus (d) all other sums due under the loan agreement, (iii) after giving effect to the outparcel lease, the debt service coverage ratio for the remaining property will not be less than the greater of 1.25x and the debt service coverage ratio in effect immediately preceding the outparcel release and (iv) after giving effect to the outparcel lease, the loan-to-value ratio for the remaining property must not be greater than the loan-to-value ratio in effect immediately prior to the outparcel release.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as ART Multi-State Portfolio I, representing approximately 1.6% of the Initial Outstanding Pool Balance, the borrower may obtain the release of a Mortgaged Property provided, at the expiration of the lockout period among other things, the borrower partially defeases the Mortgage Loan in an amount equal to the greater of (i) 115% of the allocated loan amount under the Mortgage Loan Documents with respect to such Mortgaged Property as specified in the Mortgage Loan Documents and (ii) an amount such that, after giving effect to such release, (a) the debt service coverage ratio of the remaining properties is not less than 1.40x and (b) the loan to value ratio of the remaining properties does not exceed 73.1%. No

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Mortgaged Property may be released prior to the release of the Ranchside Mortgaged Property, unless such Mortgaged Property is released simultaneously with the release of the Ranchside Mortgaged Property pursuant to a single defeasance.

(d)    The release of all or a portion of the Mortgaged Property in connection with a substitution of another property for the Mortgaged Property.

(e)    The release of all or a portion of the Mortgaged Property for reasons unique to the specific Mortgage Loan terms.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Heartland Industrial Portfolio, which secures a Mortgage Loan representing approximately 6.8% of the outstanding pool balance as of the cut-off date, the Mortgage Loan provides that, after the applicable Lockout Date (as defined below), the borrower may obtain the release of one or more individual mortgaged properties, provided, among other things, that (i) such release is in connection with a sale of such mortgaged property to an unaffiliated third party, a permitted refinancing of such mortgaged property or, solely with respect to the 431 Smith Lane mortgaged property, mortgage loan borrower elects to release the 431 Smith Lane property, (ii) after giving effect to the property release, (A) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the property release and 1.39x, except for a release of the 431 Smith Lane property after which the DSCR for all mortgaged properties then remaining is not less than the DSCR immediately prior to the release and (B) the REMIC LTV ratio is not greater than 125% and (iii) the borrower prepays or defeases, as applicable, an amount equal to 120% of the allocated loan amount for the mortgaged property to be released (except with respect to the 431 Smith Lane mortgaged property, for which the borrower prepays or defeases, as applicable, an amount equal to the greater of (A) 100% of the net sales proceeds and (B) 120% of the allocated loan amount for such property). The “Lockout Date” means August 1, 2017. In addition, With respect to the Heartland Industrial Portfolio Mortgage Loan, the Mortgage Loan provides that, in the event that the lessee of the 431 Smith Lane property exercises its expansion option pursuant to the related lease, but the 431 Smith Lane lessee does not have a “fixed charge coverage ratio” equal to or greater than 1.80x and notifies mortgage loan borrower of its intent to exercise its right to purchase the expansion area from mortgage loan borrower, lender must permit the release of the expansion area, provided the borrower complies with the terms and conditions of the mortgage loan agreement. If at the time the 431 Smith Lane lessee exercises its expansion option it has a “fixed charge coverage ratio” of equal to or greater than 1.81x, then on the date that is the earlier of (A) the date that the mortgage loan borrower is obligated to acknowledge its obligation to construct the expansion area or (B) 180 days after receipt by the mortgage loan borrower of notice that 431 Smith Lane lessee has exercised its expansion option, the mortgage loan borrower must either, (x) effect a release of the expansion area or (y) effect the release of the Smith Lane mortgaged property.

•         With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as McMullen Portfolio, representing approximately 2.3% of the Initial Outstanding Pool Balance, the borrower may obtain the release of the related Mortgaged Properties at the end of the lockout period, subject to the satisfaction of certain conditions, including (i) that the borrower defeases the mortgage loan in an amount equal to the greater of (x) 100% of the net sales proceeds with respect to such Mortgaged Properties, which in no event shall be less than 94.0% of the gross sales price of the property and (y) 120% of the allocated full loan amount for such Mortgaged Properties, (ii) the DSCR being no less than the greater of (x) 1.20x and (y) DSCR immediately preceding the sale, and (iii) the LTV being no more than the lesser of (x) 85% and (y) LTV immediately preceding the sale.

•         With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Trowbridge Village Retail Center, representing approximately 0.6% of the Initial Outstanding Pool Balance, the borrower may obtain the partial release of a portion of the related Mortgaged Property after the lockout period expiration date, subject to the

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satisfaction of certain conditions, including that the borrower defeases the mortgage loan in an amount equal to the greater of (a) 100% of the net sales proceeds with respect to such release parcel which in no event may be less than 95% of the gross sales price of the property and (b) $1,000,000; provided that if the release occurs in connection with a sale of the Mortgaged Property, (a) the debt service coverage ratio for the remaining Mortgaged Property is no less than the greater of (i) the debt service coverage ratio immediately prior to the release, and (ii) 1.38x; and (b) after such sale and defeasance (i) the debt yield must be at least the greater of (A) the debt yield immediately preceding such sale and (B) 8.25%, and (ii) the loan to value percentage must be no more than the lesser of (A) the loan to value percentage immediately preceding such sale and (B) 74.1%.

Escrows. Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement. In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property. In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing. The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

•	In the case of the Lakewood Center Mortgage Loan, representing approximately 8.6% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Lakewood Center Pari Passu Companion Loan and the Lakewood Center Subordinate Companion Loans. See “Description of the Mortgage Pool—Loan Combinations—Lakewood Center Loan Combination” in this prospectus supplement.

•         In the case of the Eden Roc Mortgage Loan, representing approximately 6.8% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Eden Roc Companion Loans. See “Description of the Mortgage Pool—Loan Combinations— Eden Roc Loan Combination” in this prospectus supplement.

•         In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Heartland Industrial Portfolio Mortgage Loan, which secures a Mortgage Loan representing approximately 6.8% of the Initial Outstanding Pool Balance, the related Mortgaged Properties also secure the Heartland Industrial Portfolio Companion Loans. See “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” in this prospectus supplement.

•         In the case of the 40 Wall Street Mortgage Loan, representing approximately 4.3% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the 40 Wall Street Companion Loans. See “Description of the Mortgage Pool—Loan Combinations— 40 Wall Street Loan Combination” in this prospectus supplement.

•         In the case of the La Gran Plaza Mortgage Loan, representing approximately 1.9% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the La Gran Plaza Companion Loans. See “Description of the Mortgage Pool—Loan Combinations— La Gran Plaza Loan Combination” in this prospectus supplement.

The Mortgage Loan Sellers have informed the Depositor that they are aware of the following other existing debt that is not secured by the related Mortgaged Property.

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•         In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Las Palmas Village, which secures a Mortgage Loan representing approximately 1.3% of the Initial Outstanding Pool Balance, the parent of the related borrower provided a $6,600,000 unsecured loan to the borrower in order to finance the acquisition of the Mortgaged Property. The unsecured loan is subject to a subordination and standstill agreement with the lender. The parent of the borrower is not permitted to enforce any remedies until 366 days after the date the related Mortgage Loan is paid in full.

The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment; however, certain Mortgage Loans may permit unsecured indebtedness.

In addition, the direct or indirect parents of certain borrowers may have material indebtedness that is not secured by the mortgaged property, in addition to trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of an equity holder,

•	transfers of a passive interest or less than a controlling interest in the borrower,

•	transfers to borrower affiliates or to other existing members, partners, shareholders or other equity holders in the borrower and their respective affiliates and/or family members, as applicable, or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

•	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

•	transfers of stock listed on a nationally recognized stock exchange,

•	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

•	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

•	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

•	transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

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•	transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

•	transfers related to the foreclosure of existing or permitted mezzanine debt,

•	transfers as to which a No Downgrade Confirmation is obtained, or

•	other transfers customarily acceptable to prudent commercial, multifamily and manufactured housing community mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

For certain permitted transfers that would not trigger the due-on-sale provision in the related Mortgage Loan Documents, see Annex G to this prospectus supplement.

In addition, in the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Grand Rapids-4147 Eastern Ave, Haier America HQ, Grand Rapids-5010 52nd St SE, Dollar General-Canyon Lake, Dollar General-Pleasanton, Dollar General-Peoria (West), Dollar General-Bridgeport, Dollar General-Tremont and Dollar General-Wheeler, collectively representing approximately 1.7% of the Initial Outstanding Pool Balance, LCF is affiliated with the related borrowers and, in each case, the related loan documents permit various transfers without the lender’s consent by the related borrower and by or to certain affiliates of LCF.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the related borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the related borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

Certain Mortgage Loans also permit the related borrower’s parent to pledge direct or indirect ownership interests in the related borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant or otherwise specified number of assets other than such ownership interests in the related borrower.

Preferred equity often provides for a higher rate of return to be paid to its holders and functions in some respects similarly to mezzanine indebtedness, including (i) reducing a principal’s economic stake in the related Mortgaged Property, (ii) reducing cash flow on the related borrower’s Mortgaged Property after the payment of debt service and after payments on the preferred equity, (iii) potentially increasing the likelihood that the related borrower will permit the value or income producing potential of a Mortgaged Property to fall and (iv) potentially increasing the risk that a related borrower will default on the Mortgage Loan.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut- Off Date LTV	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
McMullen Portfolio	$32,100,000	2.3%	$4,280,000	12.0000%	7/6/2025	Yes	85.0%	1.12x	9.0%

Each mezzanine loan related to the above described Mortgage Loans is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan. The intercreditor agreements

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generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan from funds that are derived from the mortgaged property (however, in some cases, the mezzanine loan may be prepaid while the related Mortgage Loan remains outstanding and/or the mezzanine lender will be permitted to receive payments from funds distributed to the related mezzanine loan borrower to the extent such distribution was not in violation of the related Mortgage Loan Documents), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (e) if an event of default occurs under the related Mortgage Loan, the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the related Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of certain events of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and certain other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums. The holder of each mezzanine loan also has consent rights over certain modifications of the related Mortgage Loan prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan. The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities. In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the related borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in clause (e) of the second sentence of this paragraph. Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the related borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and minimum combined debt yield as listed below:

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Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
Bunker Hill Village and Valley Forge Village MHC	$37,650,000	2.7%	Yes	1.40x	75.0%	NAP
La Gran Plaza	$25,898,101	1.9%	Yes	1.45x	70.0%	NAP
East Hampton Village	$21,360,000	1.5%	Yes	1.40x	75.0%	NAP
FogCatcher Inn Pacifica	$16,325,000	1.2%	Yes	1.75x	62.5%	12.0%
Cottage Inn by the Sea Pacifica	$15,250,000	1.1%	Yes	1.75x	62.5%	12.0%
Fireside Inn on Moonstone Beach Pacifica	$12,250,000	0.9%	Yes	1.75x	62.5%	12.0%
Anaheim Hills Business Center	$10,800,000	0.8%	Yes	1.39x	56.0%	8.1%
Grand Rapids - 4147 Eastern Ave	$7,125,000	0.5%	Yes	1.30x	85.0%	NAP
Cedar Brook Business Park	$6,910,000	0.5%	Yes	1.38x	49.7%	8.0%
Haier America HQ	$6,565,000	0.5%	Yes	1.20x	85.0%	NAP
Grand Rapids - 5010 52nd St SE	$4,850,000	0.3%	Yes	1.30x	85.0%	NAP
Dollar General - Canyon Lake	$897,000	0.1%	Yes	1.20x	85.0%	NAP
Dollar General - Pleasanton	$855,400	0.1%	Yes	1.20x	85.0%	NAP
Dollar General - Peoria (West)	$845,000	0.1%	Yes	1.20x	85.0%	NAP
Dollar General - Bridgeport	$812,500	0.1%	Yes	1.20x	85.0%	NAP
Dollar General - Tremont	$780,000	0.1%	Yes	1.20x	85.0%	NAP
Dollar General - Wheeler	$708,500	0.1%	Yes	1.20x	85.0%	NAP

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The direct and/or indirect owners of a related borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents. Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit. In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels. The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to make the determination or review the determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service. This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan. For additional information, see Annex A-1 to this prospectus supplement. See also “—Prepayment Provisions” and “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this prospectus supplement. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the

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related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld). See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a related borrower. The Pooling and Servicing Agreement requires the Special Servicer (other than with respect to any Non-Serviced Mortgage Loan) (but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this prospectus supplement.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as ART Multi-State Portfolio I, representing approximately 1.6% of the Initial Outstanding Pool Balance, 4 of the 128 units in the Slate Run Mortgaged Property and 1 of the 77 units in the Rosewood Mortgaged Property are affordable-housing units, which are rented to tenants under Section 8 vouchers.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Motor Lofts & Locust Street Lofts, representing approximately 0.8% of the Initial Outstanding Pool Balance, 7 of the 95 units in the Locust Street Lofts Mortgaged Property are affordable-housing units, which will convert to market rate at the earlier of July 2017 or when the current tenant moves out.

In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Valley View I & II, which secures a Mortgage Loan representing approximately 0.2% of the Initial Outstanding Pool Balance, the Mortgaged Property operates under a Michigan State Housing Development Authority regulatory agreement that will expire in years 5 and 6 of the loan agreement. Until then, 30% of units must be occupied by tenants at 50% of the area median income. The remaining 70% of the units may be rented at market rates. Additionally, 14 units out of the 108-unit apartment community are rented to tenants under Section 8 vouchers, which allows the related borrower to count them against the 50% of median income regulatory requirement.

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Delinquency. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Borrower Concentrations. Seven (7) groups of Mortgage Loans, including 1 group of 2 cross-collateralized and cross-defaulted Mortgage Loans, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing approximately 4.3%, 3.2% and 1.7%, respectively, of the Initial Outstanding Pool Balance. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this prospectus supplement.

Single-Tenant Mortgaged Properties. Thirty-seven (37) Mortgaged Properties, which secure Mortgage Loans representing in the aggregate approximately 17.5% of the Initial Outstanding Pool Balance by Allocated Loan Amount (excluding any leased fee property as to which the land, but not the improvements (not collateral), are ground leased to a single tenant), are 100.0% leased to a single tenant. Each of these Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not. See Annex A-1 to this prospectus supplement for Mortgage Loan maturity dates and the lease expiration dates. In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location. The Mortgaged Properties are located throughout 24 states, with the largest concentration by Initial Outstanding Pool Balance located in California. See “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose. Fifty-six (56) of the Mortgage Loans, representing in the aggregate approximately 79.9% of the Initial Outstanding Pool Balance, were originated in connection with the related borrower’s refinancing of a previous mortgage loan. Twenty-three (23) of the Mortgage Loans, representing approximately 19.0% of the Initial Outstanding Pool Balance, were originated in connection with the related borrower’s acquisition of the related Mortgaged Property. 1 Mortgage Loan, representing 0.8% of the Initial Outstanding Pool Balance, was originated in connection with the related borrower’s refinancing of a previous mortgage loan and its acquisition of the related Mortgaged Property. 1 Mortgage Loan, representing approximately 0.4% of the Initial Outstanding Pool Balance, was originated in connection with the related borrower’s recapitalization.

Properties Underwritten Based on Projections. With respect to 12 Mortgaged Properties, which secure Mortgage Loans representing in the aggregate approximately 2.8% of the Initial Outstanding Pool Balance (by Allocated Loan Amount), such Mortgaged Properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and therefore the related Mortgaged Property has no prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related Mortgage Loan Seller with historical financial information for the related Mortgaged Property.

Modified Loans. As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or impending delinquency.

Refinanced Loans at a Discount or From Default. One (1) Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Westin Portland, representing approximately 4.2% of the Initial Outstanding Pool Balance, the related Mortgaged Property was modified due to the economic downturn. In exchange for an extension of the interest-only period, the Mortgage Loan sponsor posted a letter of credit in the amount of $4,000,000 and provided a guaranty of the required property improvement plan.

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Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2 to this prospectus supplement, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this prospectus supplement if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus supplement.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the Mortgage Loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in this prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Regular Certificates”), (ii) the Class V Certificates, and (iii) the Class R and Class LR Certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates and the Class V Certificates, the “Certificates”). Only the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class A-M, Class B, Class C and Class D Certificates (the “Offered Certificates”) are offered hereby. The Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) the Issuing Entity’s interest in any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, the holders of the Serviced Companion Loans through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an “REO Property” and any such property serviced by the Special Servicer pursuant to the Pooling and Servicing Agreement, a “Serviced REO Property”); (iii) the Collection Account (or any custodial account in respect of a Serviced Companion Loan), the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lock-box accounts, in each case, to the extent of the Issuing Entity’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Sequential Pay Certificates”, and each, a “Sequential Pay Certificate”) will have the following

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aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance	Approximate Percentage of Initial Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$70,050,000	5.046%	30.000%(1)
A-2	$14,840,000	1.069%	30.000%(1)
A-SB	$107,950,000	7.777%	30.000%(1)
A-3	$8,360,000	0.602%	30.000%(1)
A-4	$300,000,000	21.611%	30.000%(1)
A-5	$470,508,000	33.894%	30.000%(1)
A-M	$85,025,000	6.125%	23.875%
B	$95,435,000	6.875%	17.000%
C	$62,467,000	4.500%	12.500%
D	$71,143,000	5.125%	7.375%
Non-Offered Certificates(2)
E	$31,234,000	2.250%	5.125%
F	$13,881,000	1.000%	4.125%
G	$15,617,000	1.125%	3.000%
H	$41,645,303	3.000%	0.000%

(1)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, in the aggregate.

(2)	The Classes of Certificates set forth below (the “Non-Offered Certificates”) in the table are not offered by this prospectus supplement.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate Certificate Balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A Certificates. The total initial Notional Balance of the Class X-A Certificates will be approximately $1,056,733,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate Certificate Balance of each of the Class B and Class C Certificates outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates. The total initial Notional Balance of the Class X-B Certificates will be approximately $157,902,000.

The Notional Balance of the Class X-C Certificates will equal the Certificate Balance of the Class D Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-C Certificates. The total initial Notional Balance of the Class X-C Certificates will be approximately $71,143,000.

The Notional Balance of the Class X-D Certificates will equal the Certificate Balance of the Class E Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-D Certificates. The total initial Notional Balance of the Class X-D Certificates will be approximately $31,234,000.

The Notional Balance of the Class X-E Certificates will equal the aggregate Certificate Balance of each of the Class F and Class G Certificates outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-E Certificates. The total initial Notional Balance of the Class X-E Certificates will be approximately $29,498,000.

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The Notional Balance of the Class X-F Certificates will equal the Certificate Balance of the Class H Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-F Certificates. The total initial Notional Balance of the Class X-F Certificates will be approximately $41,645,303.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates. Similarly, the Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of each of the Class B and Class C Certificates, the Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class D Certificates, the Notional Balance of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E Certificates, the Notional Balance of the Class X-E Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of each of the Class F and Class G Certificates and the Notional Balance of the Class X-F Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class H Certificates.

Distributions

Method, Timing and Amount. Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in September 2015 (each, a “Distribution Date”). All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Paying Agent with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR Certificates) is equal to the initial Certificate Balance or Notional Balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class V, Class R and Class LR Certificates is equal to the percentage interest set forth on the face of the Certificate.

The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will equal the Available Funds. The “Available Funds” for any Distribution Date will be the sum of

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the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)     all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(b)     the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), CREFC® License Fee, fees for primary servicing functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)     all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)     to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee, CREFC® License Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor, CREFC® and/or the Trustee are entitled;

(e)     all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor, CREFC® or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained or

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withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)      Prepayment Premiums and Yield Maintenance Charges;

(g)     any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested;

(h)     all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)      the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)      with respect to any Distribution Date occurring in each March, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”; and

(k)     Excess Interest.

The “Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan (or Serviced Loan Combination) that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” any shortfall amount paid in connection with the substitution of any Mortgage Loan as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

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“Net REO Proceeds” with respect to any Serviced REO Property are all revenues received by the Special Servicer with respect to such Serviced REO Property, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan or Serviced Companion Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make any such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity. Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in September 2015.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any Default Interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan or Serviced Companion Loan is interest accrued on such Mortgage Loan or Serviced Companion Loan (other than Excess Interest) at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan or Serviced Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is an amount equal to interest for the related

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Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates (other than the Class V, Class R or Class LR Certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Class V, Class R or Class LR Certificates) for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is the per annum rate at which interest accrues on such Class of Certificates during any Interest Accrual Period. The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates will be fixed at their initial Pass-Through Rate of 1.652%, 3.022%, 3.445%, 3.214%, 3.432% and 3.696%, respectively, per annum. The Pass-Through Rate applicable to the Class A-M Certificates will be a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) 4.028%. The Pass-Through Rate applicable to each of the Class B and Class C Certificates will equal the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate applicable to the Class D Certificates will be a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) 3.463%. The Pass-Through Rate applicable to each of the Class E, Class F, Class G and Class H Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.250%, but no less than 0.000%.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately 1.043% per annum. The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates, respectively. The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately 0.000% per annum. The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B and Class C Certificates, respectively. The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

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The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 1.053% per annum. The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date will equal the strip rate (the “Class X-C Strip Rate“) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class D Certificates. The applicable Class X-C Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-D Certificates for the initial Distribution Date will equal approximately 1.250% per annum. The Pass-Through Rate applicable to the Class X-D Certificates for each Distribution Date will equal the strip rate (the “Class X-D Strip Rate“) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-D Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class E Certificates. The applicable Class X-D Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-E Certificates for the initial Distribution Date will equal approximately 1.250% per annum. The Pass-Through Rate applicable to the Class X-E Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-E Strip Rates“) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-E Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of these components will have a component notional balance that corresponds to the Certificate Balance of the Class F and Class G Certificates, respectively. The applicable Class X-E Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-F Certificates for the initial Distribution Date will equal approximately 1.250% per annum. The Pass-Through Rate applicable to the Class X-F Certificates for each Distribution Date will equal the strip rate (the “Class X-F Strip Rate“) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-F Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class H Certificates. The applicable Class X-F Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information—The ARD Loans” in this prospectus supplement.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

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The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan or Serviced Companion Loan and any Distribution Date is the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan or Serviced Companion Loan, the Administrative Fee Rate. For purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate, the Net Mortgage Pass-Through Rate for any Mortgage Loan or Serviced Companion Loan will be determined without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class V, Class R or Class LR Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan or Serviced Companion Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2016), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January. The Net Mortgage Pass-Through Rate will not be reduced by any Operating Advisor Fee Rate following the termination of the Operating Advisor as described in this prospectus supplement under “The Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause”.

The “Mortgage Rate” with respect to each Mortgage Loan or Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time without regard to any Default Interest or any Excess Interest (the initial Mortgage Rate is set forth on Annex A-1 to this prospectus supplement).

“Pari Passu Loan Primary Servicing Fee Rate” with respect to any Non-Serviced Mortgage Loan, is the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for (A) the Lakewood Center Mortgage Loan will be 0.0025%, (B) the Heartland Industrial Portfolio Mortgage Loan will be 0.0025% on and after the Heartland Industrial Portfolio Note A-1 Securitization Date and (C) the 40 Wall Street Mortgage Loan will be such amount as set forth in the 40 Wall Street Pooling and Servicing Agreement on and after the 40 Wall Street Note A-1 Securitization Date.

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(a)          the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)          the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

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(c)          the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “—Optional Termination”;

(d)          the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)          the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)          all other Principal Prepayments received in the related Collection Period; and

(g)         any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which the related Mortgaged Property has become an REO Property.

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Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee(1)/Master Servicer	The Stated Principal Balance of each Mortgage Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan or Serviced Companion Loan.

Additional Master Servicing Compensation(2)/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation(3)/Master Servicer	100% of any amounts collected for checks returned for insufficient funds	From time to time	The related fees.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and Reserve Accounts.	Monthly	The investment income.

Special Servicing Fee/Special Servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.	Monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Workout Fee(2)/Special Servicer	1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Serviced Companion Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.	Monthly	The related collection of principal or interest.

Liquidation Fee(2)/Special Servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses and subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

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Type/Recipient	Amount	Frequency	Source of Payment

Additional Servicing Compensation(2)/Master Servicer and/or Special Servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, loan service transaction fees, beneficiary statement charges and/or other similar items.(3)	From time to time	The related fees.

	Solely payable to the Special Servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor	A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.	From time to time	Paid by related borrower.

CREFC® License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.
Expenses

Reimbursement of Property Advances(4)/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

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Type/Recipient	Amount	Frequency	Source of Payment

Interest on Property Advances(4)/Master Servicer and Special Servicer/Trustee	At Advance Rate.	When Advance is reimbursed	First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	When Advance is reimbursed	First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Expenses, including without limitation, indemnification expenses(4)/Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	Per occurrence or time of claim	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)(4)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to each Non-Serviced Mortgage Loan, each other master servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.0025% per annum with respect to the Lakewood Center Mortgage Loan, (ii) 0.0025% per annum with respect to Heartland Industrial Portfolio Mortgage Loan on and after the Heartland Industrial Portfolio Note A-1 Securitization Date, and (iii) for the 40 Wall Street Mortgage Loan, such amount will be set forth in the 40 Wall Street Pooling and Servicing Agreement on and after the 40 Wall Street Note A-1 Securitization Date.

(2)	In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related other master servicer and other special servicer will be entitled to receive fees with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. For example, the workout and liquidation fees for a Non-Serviced Mortgage Loan may be subject to higher caps or no caps. The rights to compensation for such parties will be governed by the applicable other pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

(3)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement. The allocations between an other master servicer and an other special servicer pursuant to an other pooling and servicing agreement may be different.

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(4)	In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related other master servicer, other special servicer, other operating advisor, other certificate administrator and other trustee will be entitled to receive reimbursement and/or indemnification with respect to, or allocable to, such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

In this sub-heading “Fees and Expenses,” each of the terms “Mortgage Loan” and “Specially Serviced Loan,” unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)	to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)	then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)	then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)	then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero;

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(5)	then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero;

(6)	then, to the Class A-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-5 Certificates has been reduced to zero;

(7)	then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates pursuant to clauses (1), (2), (3), (4), (5) and (6) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

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Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

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Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-seventh, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates) is (or will be) reduced to zero. None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F Certificates will be entitled to any distribution of principal.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-SB Planned Principal Balance

On each Distribution Date prior to the Crossover Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Distribution of Available Funds” in this prospectus supplement. The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to this prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the

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Modeling Assumptions or that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3. In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class of Certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)     first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)     second, to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(c)     third, to the Class X-C Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class D Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(d)     fourth, to the Class X-D Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class E Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(e)     fifth, to the Class X-E Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class F and Class G Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(f)     sixth, to the Class X-F Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates described in (a), (b), (c), (d) and (e) above.

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The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Loan Combination, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Loan Combination will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan Documents (and, with respect to any Serviced Loan Combination, the related intercreditor agreement), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of a Serviced Loan Combination, any amounts payable to the holder of the related Companion Loan pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed from and allocated to principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

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Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation and Mortgaged Property not assigned any significant value when the Mortgage Loan was originated) at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Loan Combination) exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan (or Serviced Loan Combination) in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of a Serviced Loan Combination, exclusive of any amounts payable to the holder of the related Companion Loan, as applicable, pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

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Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed from and allocated to principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions and calculations set forth below. The Assumed Final Distribution Date with respect to each Class of Offered Certificates is set forth on the cover of this prospectus supplement.

The Assumed Final Distribution Dates set forth on the cover of this prospectus supplement were calculated without regard to any delays in the collection of balloon payments and without regard to the events of delinquencies or defaults. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth on the cover of this prospectus supplement were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this prospectus supplement under “Yield and Maturity Considerations—Weighted Average Life”). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than

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the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will not have a Certificate Balance, a Notional Balance or an Assumed Final Distribution Date.

Realized Losses

The Certificate Balances of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date. As referred to in this prospectus supplement, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class H Certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-M Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses.

Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the Special Servicing Fee);

•	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications” in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates included in the calculation of the Notional Balance of such Class of Certificates on

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the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class B and Class C Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class D Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-E Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class F and Class G Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-F Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class H Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination that have been distributed to the Certificateholders on such Distribution Date or Serviced Companion Loan noteholders on the related servicer remittance date or applied to any other payments required under the Pooling and Servicing Agreement or related Intercreditor Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer (or with respect to any Non-Serviced Mortgage Loan, by the other applicable special servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to any Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related servicing agreement).

With respect to any Non-Serviced Mortgage Loan, any additional trust expenses under the servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Issuing Entity.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan or Serviced Companion Loan if (i) a borrower makes a Principal Prepayment in full or in part or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date for such Mortgage Loan or Serviced Companion Loan in the related Collection Period. Such a shortfall arises because the amount of interest that accrues on the amount of such

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Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan or Serviced Companion Loan in the related Collection Period and on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.

If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment) or Serviced Pari Passu Companion Loan, the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds unless the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) at the request of or with the consent of the Special Servicer or, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder or (v) pursuant to applicable law or a court order) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower Tier Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) or Serviced Pari Passu Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at 0.0025% (one-quarter of a basis point per annum) that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Companion Loans serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan)) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan); provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Mortgage Loan Documents (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced Loan, (c) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment or (d) the circumstances covered in clauses (i), (ii), (iii) or (iv) above), the Master Servicer Prepayment Interest Shortfall Amount will be equal to the entire Prepayment Interest

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Shortfall with respect to that Mortgage Loan. The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall Amount and, with respect to any Non-Serviced Mortgage Loan, any prepayment interest shortfalls in excess of any amount of compensating interest payments required to be paid to the holder of such Mortgage Loan under the related non-serviced pooling and servicing agreement. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall Amounts for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates. Each Class of Subordinate Certificates (other than the Class H Certificates) will be likewise protected by the subordination of each Class of Certificates with a lower payment priority. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class on such date prior to any distribution being made on such Distribution Date in respect of any Classes subordinate to such Class, and (ii) by the allocation of Realized Losses as described under “Description of the Offered Certificates—Distributions—Realized Losses” in this prospectus supplement. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates by the Subordinate Certificates.

Appraisal Reductions

Upon an Appraisal Reduction Event (described below), an Appraisal Reduction Amount will be calculated. An “Appraisal Reduction Event” with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, is the earliest of (i) the date on which such

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Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of a Mortgage Loan or Serviced Loan Combination having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such

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Mortgage Loan or Serviced Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, that if the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is recalculated.

Within sixty (60) days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old. The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination. Any appraisal reduction with respect to a Serviced Loan Combination will be allocated first, to the related Subordinate Companion Loan, if any, in accordance with the terms of the related

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intercreditor agreement to notionally reduce the related outstanding principal balance to zero, and then, pro rata, to the related Mortgage Loan and the related Pari Passu Companion Loan, if any.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., in respect of the Mortgage Loans, first, to the Class H Certificates, then, to the Class G Certificates, then, to the Class F Certificates, then, to the Class E Certificates, then, to the Class D Certificates, then, to the Class C Certificates, then, to the Class B Certificates, then, to the Class A-M Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates.

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H Certificates, then, to the Class G Certificates, then, to the Class F Certificates, then, to the Class E Certificates, then, to the Class D Certificates, then, to the Class C Certificates, then, to the Class B Certificates, then, to the Class A-M Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Balance of such Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an appraiser that is a Member of the Appraisal Institute (“MAI”) reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request. Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided, that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether,

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based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related REO Property after the related Mortgage Loan or Serviced Loan Combination has been paid in full, liquidated, repurchased or otherwise removed from the Issuing Entity. In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

Each Non-Serviced Mortgage Loan is subject to provisions in the related pooling and servicing agreement governing such mortgage loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. If the Master Servicer receives notice of an appraisal reduction event and the related appraisal reduction amount for a Non-Serviced Mortgage Loan, the existence of an appraisal reduction in respect of such Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. If the Master Servicer or the Trustee do not receive notice of an appraisal reduction event and the related appraisal reduction amount with respect to a Non-Serviced Mortgage Loan, it will have no obligation to proportionately reduce the amount of any principal and interest advance required to be made by the Master Servicer or the Trustee for such Non-Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the Appraisal Reduction Amount will be the amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related pooling and servicing agreement. With respect to any Non-Serviced Companion Loan that has already been securitized prior to the Closing Date, the Master Servicer, on behalf of the Trust, will be required to notify the master servicer and the trustee under the other pooling and servicing agreement that governs the servicing of the related Non-Serviced Mortgage Loan that (a) such Non-Serviced Mortgage Loan is included in this trust and (b) upon (i) the existence of an appraisal reduction event and/or (ii) the related calculation of any appraisal reduction amount (or receipt of notice of any such calculation), such master servicer is required to provide to the Master Servicer (who will promptly provide to the Special Servicer and, prior to a Consultation Termination Event, the Directing Holder) and the Trustee prompt written notice of the existence of any such appraisal reduction event and/or any such appraisal reduction amount once calculated. The Master Servicer and the Trustee will be deemed to have received notice of any such appraisal reduction event and related appraisal reduction amount if such master servicer under the related other pooling and servicing agreement includes such event and/or amount in its monthly servicer statements provided to the Master Servicer. With respect to any Serviced Companion Loan, the Master Servicer and the Trustee will be required under the Pooling and Servicing Agreement to notify the master servicer and the trustee under the pooling and servicing agreement governing the trust which holds such Serviced Companion Loan of the existence of an appraisal reduction event and related appraisal reduction amount, which

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notice will be deemed delivered if the Master Servicer or Trustee, as applicable, includes such event and/or amount in its respective monthly statements provided to the other master servicer and other trustee as required under the Pooling and Servicing Agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance or Notional Balance, as applicable, of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates and multiples of $1 in excess thereof and (ii) $100,000 with respect to the Class X-A Certificates and in multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.” Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, any Excluded Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator or any Borrower Party (which determination will be based upon such party’s representations in an Investor Certification submitted by such party, upon which the Certificate Registrar will be entitled to conclusively rely) will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, that (a) for

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purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate thereof will be deemed to be outstanding if such amendment does not relate to the increase in compensation or material reduction in obligations of the Master Servicer, Special Servicer, Excluded Special Servicer, Operating Advisor or affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding; (b) subject to clause (c) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan or the Excluded Special Servicer with respect to the related Excluded Special Servicer Mortgage Loan, any Certificates beneficially owned by the Special Servicer or the Excluded Special Servicer, as applicable, or an affiliate thereof will be deemed not to be outstanding (provided, that any Controlling Class Certificate owned by an Excluded Controlling Class Holder will not be deemed to be outstanding solely with respect to any related Excluded Controlling Class Mortgage Loan; and provided, further that any Controlling Class Certificate owned by the Special Servicer or an affiliate thereof will not be deemed to be outstanding solely with respect to any related Excluded Special Servicer Mortgage Loan); (c) for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an affiliate thereof will be deemed outstanding; and (d) solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to the execution of an Investor Certification, a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

“Excluded Controlling Class Mortgage Loan“ means any Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or a Controlling Class Certificateholder is a Borrower Party with respect to such Mortgage Loan or Loan Combination.

No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this prospectus supplement.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

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Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) or (ii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”). Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) or (ii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

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Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the Mortgage Loan Sellers, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate. The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this prospectus supplement. The yield to maturity on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments. The yield to maturity to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the related borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for an ARD Loan) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, property releases, the application of earnout reserves, or purchases of Mortgage Loans out of the Issuing Entity). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed. See “The Pooling and

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Servicing Agreement—Amendment” and “—Modifications,” in this prospectus supplement and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

In addition, although the related borrowers under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that any borrower will be able to prepay any ARD Loan on its Anticipated Repayment Date. The failure of a related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a related borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be allocated to Class H, Class G, Class F, Class E, Class D, Class C, Class B and the Class A-M Certificates, in that order, reducing amounts otherwise payable to each Class, and any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, and, with respect to interest losses only, the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates based on their respective entitlements pro rata. Further, any Net Prepayment

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Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest. As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by,

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among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to an ARD Loan, the Anticipated Repayment Date. The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after the Distribution Date in each of the months shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth in this prospectus supplement under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(a)	the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this prospectus supplement;

(b)	the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)	all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in September 2015;

(d)	there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)	prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

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(f)	all Mortgage Loans accrue interest under the method specified in Annex A-1 to this prospectus supplement. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(g)	no party exercises its right of optional termination described in this prospectus supplement and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(h)	no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(i)	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)	there are no additional expenses of the Issuing Entity;

(k)	distributions on the Certificates are made on the 10th calendar day in each month, commencing in September 2015;

(l)	no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any, or Prepayment Premium Lock-Out Period, if any;

(m)	no partial prepayments are received as to any Mortgage Loan in connection with a partial release of the related Mortgaged Property or Mortgaged Properties securing such Mortgage Loan;

(n)	the Closing Date is August 6, 2015;

(o)	each ARD Loan is paid in full on its Anticipated Repayment Date;

(p)	with respect to each Mortgage Loan, the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee, and the CREFC® License Fee accrue on the same basis as interest accrues on such Mortgage Loan and with respect to each Non-Serviced Mortgage Loan, separate servicing fees as set forth in the related servicing agreement are calculated on the same basis as interest accrues on the related Loan Combination; and

(q)	with respect to the Lakewood Center Mortgage Loan, Annex H is only applicable for the CPR at “0%” and “100” and should be disregarded for purposes of the CPR at “25%,” “50%” and “75%,”.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this prospectus supplement, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial

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Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this prospectus supplement. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this prospectus supplement, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including August 1, 2015 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the related Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect in varying degrees on the yield to maturity of the Class X-A Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X-A Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement indicates the sensitivity of the pre-tax yield to maturity on such class of the certificates to various CPR percentages on the related Mortgage Loans by projecting the monthly aggregate payments of interest on such Class of Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions. It was further assumed that the purchase price of such Class of Certificates is as specified in the related table interpreted as a percentage of the initial Notional Balance (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the related Mortgage Loans and of such Class of Certificates may result in yields to maturity being different from those shown in such table.

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Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.

The pre-tax yields to maturity set forth in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including August 1, 2015 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates (and accordingly does not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on such Class of Certificates is likely to differ from those shown in such table, even if all of the related Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield to maturity on the Class X-A Certificates will conform to the yields described in this prospectus supplement. Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X-A Certificates should fully consider the risk that a rapid rate of prepayments on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of any of the Class X-A Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Mortgage Rates; thus, the yield to maturity on such Class of Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2015 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Certificate Administrator will make an electronic copy of the Pooling and Servicing Agreement available to prospective or actual holders of Offered Certificates on its website.

Special Note Regarding the Servicing Shift Loan Combinations

As to particular servicing matters, the discussion under this heading “The Pooling and Servicing Agreement” is applicable with respect to the Heartland Industrial Portfolio Loan Combination only while the Pooling and Servicing Agreement governs the servicing of the Heartland Industrial Portfolio Loan

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Combination. As described under “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Heartland Industrial Portfolio Loan Combination Will Shift to Others” in this prospectus supplement, on and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Loan Combination will be serviced pursuant to the Heartland Industrial Portfolio Pooling and Servicing Agreement, and the provisions of the Heartland Industrial Portfolio Pooling and Servicing Agreement may be different than the terms of the Pooling and Servicing Agreement, although the Heartland Industrial Portfolio Loan Combination will still need to be serviced in compliance with the requirements of the related Heartland Industrial Portfolio Intercreditor Agreement, as described under “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” in this prospectus supplement.

As to particular servicing matters, the discussion under this heading “The Pooling and Servicing Agreement” is applicable with respect to the 40 Wall Street Loan Combination only while the Pooling and Servicing Agreement governs the servicing of the 40 Wall Street Loan Combination. As described under “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the 40 Wall Street Loan Combination Will Shift to Others” in this prospectus supplement, on and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Loan Combination will be serviced pursuant to the 40 Wall Street Pooling and Servicing Agreement, and the provisions of the 40 Wall Street Pooling and Servicing Agreement may be different than the terms of the Pooling and Servicing Agreement, although the 40 Wall Street Loan Combination will still need to be serviced in compliance with the requirements of the related 40 Wall Street Intercreditor Agreement, as described under “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” in this prospectus supplement.

Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments

The Pooling and Servicing Agreement generally requires the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans (other than any Non-Serviced Mortgage Loan) and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loan, which will be serviced pursuant to separate servicing agreements), Serviced Loan Combinations, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan (if any), taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing:

in accordance with the higher of the following standards of care:

1.	the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combination or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, in all cases and at all times taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combinations, the holders

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of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan (if any), taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment); and

2.	the same care, skill, prudence and diligence with which such servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, in all cases and at all times, taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan (if any), taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment);

but without regard to any potential conflict of interest arising from:

1.	any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2.	the ownership of any Certificate, any Companion Loan or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

3.	the Master Servicer’s obligation to make Advances;

4.	such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5.	the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6.	any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7.	any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

For descriptions of the servicing of the Non-Serviced Mortgage Loans, see “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. Notwithstanding

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the foregoing, the Special Servicer will not be permitted to enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers, representatives or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the related borrowers on similar non-defaulted debt of the related borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

Notwithstanding anything in the Pooling and Servicing Agreement or in any Intercreditor Agreement to the contrary, no direction or objection by the holder of a Serviced Companion Loan may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC provisions, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Trust Fund, a Mortgage Loan Seller, the Operating Advisor, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to Major Decisions, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

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Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder or any Companion Loan holder, or due to any failure to approve an action by the Directing Holder or any Companion Loan holder, or due to an objection by the Directing Holder or any Companion Loan holder that would (1) cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Intercreditor Agreements or the REMIC provisions of the Code, (2) expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Issuing Entity, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee or a Mortgage Loan Seller or their respective affiliates to any claim, suit or liability, or (3) materially expand the scope of the Master Servicer or Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Master Servicer or the Special Servicer to act or fail to act, in a manner that is not in the best interests of the Certificateholders.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten (or thirty with respect to clause (j) below) business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day (or thirty-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans or Serviced Loan Combination as come into and continue in default;

(b)     any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late payment charges or Default Interest) of a Mortgage Loan or Serviced Loan Combination or any extension of the maturity date of any Mortgage Loan or Serviced Loan Combination;

(c)     any sale of a Defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement) for less than the applicable Repurchase Price;

(d)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)     any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Loan Combination or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(f)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the related borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar encumbrance;

(g)     any property management company changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to a Mortgage Loan or Serviced Loan Combination with a Stated Principal Balance greater than $2,500,000 or franchise

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changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to any Mortgage Loan or Serviced Loan Combination);

(h)     releases of any escrow accounts, reserve accounts or letters of credit held as performance or earn-out escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion (and other than those that are Special Servicer Decisions);

(i)      any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related borrower or guarantor releasing such borrower or guarantor from liability under a Mortgage Loan or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;

(j)      any determination of an Acceptable Insurance Default;

(k)     the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)      any acceleration of a Mortgage Loan or Serviced Loan Combination following a default or an event of default with respect to a Mortgage Loan or Serviced Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property;

(m)    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent consent of the lender is required under the related Mortgage Loan Documents;

(n)     any proposed modification or waiver of a material provision in the loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(o)     any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided, further, that if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

The Special Servicer will be responsible for the processing of Major Decisions; provided, that the Master Servicer and the Special Servicer may mutually agree as contemplated in the Pooling and Servicing Agreement that the Master Servicer will process and obtain the prior consent of the Special Servicer to any of the matters listed in the foregoing clauses (a) through (o) with respect to any non-Specially Serviced Loan (see “—Modifications” in this prospectus supplement).

In the case of any Loan Combination, so long as the related Companion Loan Holder is the Directing Holder with respect to the Loan Combination, such Companion Loan Holder may have consent rights with respect to certain servicing matters set forth under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

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For the avoidance of any doubt, the Master Servicer and the Special Servicer (each in such capacity) may not make or be obligated to make any Major Decisions with respect to any Non-Serviced Mortgage Loans and the Controlling Class Representative will have no consent rights regarding Major Decisions with respect to any Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans under the Pooling and Servicing Agreement.

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder. Such consultation will not be binding on the Special Servicer.

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor. Such consultation will not be binding on the Special Servicer.

With respect to each Non-Serviced Loan Combination and Servicing Shift Loan Combination, the Controlling Class Representative will have certain non-binding consultation rights with respect to the servicing of such Non-Serviced Loan Combination and Servicing Shift Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement. With respect to Excluded Mortgage Loans, the Controlling Class Representative or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Mortgage Loans. With respect to each Serviced Loan Combination, the related Non-Controlling Note Holders will have certain non-binding consultation rights with respect to the servicing of the related Serviced Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

The “Directing Holder” means:

(a)	with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), the Controlling Class Representative;

(b)	with respect to each Servicing Shift Loan Combination, the related Loan-Specific Directing Holder; and

(c)	with respect to each Excluded Mortgage Loan, there will be no Directing Holder.

The initial Directing Holder for each Mortgage Loan (other than Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans) and Serviced Loan Combinations (other than Servicing Shift Loan Combinations) is expected to be LNR Securities Holdings, LLC or its affiliate. The Directing Holder will be responsible for its own expenses.

An “Excluded Mortgage Loan“ is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or any Majority Controlling Class Certificateholder is a Borrower Party.

“Borrower Party“ means a borrower, a mortgagor or a manager of a Mortgaged Property or any affiliate thereof.

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“Loan-Specific Directing Holder” means, with respect to any Servicing Shift Loan Combination, the “controlling holder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, the “directing holder” with respect to the Heartland Industrial Portfolio Loan Combination will be the holder of the Heartland Industrial Portfolio Note A-1 Companion Loan (which, as of the Closing Date, is expected to be GACC). On and after the Heartland Industrial Portfolio Note A-1 Securitization Date, there will be no Loan-Specific Directing Holder under the Pooling and Servicing Agreement with respect to the Heartland Industrial Portfolio Loan Combination. Prior to the 40 Wall Street Note A-1 Securitization Date, the “directing holder” with respect to the 40 Wall Street Loan Combination will be the holder of the 40 Wall Street Note A-1 Companion Loan (which, as of the Closing Date, is expected to be LCF or an affiliate thereof (subject to any applicable financing arrangement)). On and after the 40 Wall Street Note A-1 Securitization Date, there will be no Loan-Specific Directing Holder under the Pooling and Servicing Agreement with respect to the 40 Wall Street Loan Combination.

“Non-Controlling Note Holder” means, the holder of a non-controlling note for any Loan Combination, as the context may require, if any.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by the Majority Controlling Class Certificateholders; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from the Majority Controlling Class Certificateholders that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

“Majority Controlling Class Certificateholders“ means more than 50% of the Controlling Class Certificateholder(s), by Certificate Balance, as determined by the Certificate Registrar from time to time.

The initial Controlling Class Representative will be LNR Securities Holdings, LLC or its affiliate, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar in writing is the Controlling Class Representative on behalf of LNR Securities Holdings, LLC, as holder (or beneficial owner) of at least a majority of the applicable Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative from the Majority Controlling Class Certificateholders or (b) notice that LNR Securities Holdings, LLC is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates. The Controlling Class as of the Closing Date will be the Class H Certificates.

A “Consultation Termination Event” will occur under the following circumstances, with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) at any

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date on which no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class; provided that prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to the Heartland Industrial Portfolio Loan Combination and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to the Heartland Industrial Portfolio Loan Combination, and prior to the 40 Wall Street Note A-1 Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to the 40 Wall Street Loan Combination and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to the 40 Wall Street Loan Combination. With respect to Excluded Mortgage Loans, a Consultation Termination Event will be deemed to exist.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder. However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Mortgage Loans).

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party. The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide (1) for so long as no Consultation Termination Event has occurred and is continuing, the identity of the Controlling Class Representative, and to the extent reasonably available, a list of the holders (or beneficial owners, if applicable) of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request. Any expenses incurred in connection with obtaining the information described in clause (1) above will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity. The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The Certificate Administrator, and the other parties to the Pooling and Servicing Agreement, will be entitled to assume that the identity of the Directing Holder has not changed absent notice of a replacement of the Directing Holder by the Majority Controlling Class Certificateholders, or the resignation of the then current Directing Holder.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

A “Control Termination Event” will occur under the following circumstances, with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) at any date on which no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class; provided that prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to the Heartland Industrial Portfolio Loan Combination and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to the Heartland Industrial Portfolio Loan Combination, and that prior to the 40 Wall Street Note A-1 Securitization Date, no Control

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Termination Event may occur with respect to the Loan-Specific Directing Holder related to the 40 Wall Street Loan Combination and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to the 40 Wall Street Loan Combination. With respect to Excluded Mortgage Loans, a Control Termination Event will be deemed to exist.

If a Control Termination Event has occurred and is continuing, the Directing Holder will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement, but if no Consultation Termination Event has occurred and is continuing, the Directing Holder will remain entitled to receive any notices, reports or information to which it is entitled pursuant to the Pooling and Servicing Agreement, and the Master Servicer, Special Servicer and any other applicable party will be required to consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth in the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar and the other parties to the Pooling and Servicing Agreement when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity, any party to the Pooling and Servicing Agreement, the Certificateholders or any other person for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or Companion Loan noteholders;

(b)	may act solely in the interests of the holders of the Controlling Class (or in the case of a Loan Combination, the holders of any related Companion Loan);

(c)	does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)	may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one

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or more Companion Loan noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan noteholders; and

(e)	will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), the Issuing Entity or any Companion Loan noteholder, any party to the Pooling and Servicing Agreement or any other person (including any borrower under a Mortgage Loan) for having so acted as set forth in clauses (a) through (d) above, and no Certificateholder or Companion Loan noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. The duties of the Operating Advisor will terminate, without cost or expense to the Operating Advisor, (1) if there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates, or (2) upon termination of the Issuing Entity. See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this prospectus supplement.

Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)  promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or

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liquidation of a Specially Serviced Loan (after they have been finalized); however, the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and (so long as no Consultation Termination Event will have occurred and be continuing) the Controlling Class Representative of such error).

Prior to a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement and will have no obligations with respect to Non-Serviced Mortgage Loans or Servicing Shift Mortgage Loans.

Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)  the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this prospectus supplement;

(b)  the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices on a platform-level basis in respect of Specially Serviced Loans in order to formulate an opinion in accordance with the Operating Advisor Standard as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, as described under “—Annual Report” below;

(c)  the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. In connection with the foregoing,

(i)          after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)         if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formulas required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formulas in arriving at those mathematical calculations or any disagreement; and

(iii)        if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to examine the calculations and supporting materials

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provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply; and

(d)  the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) was a Specially Serviced Loan during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Certificate Administrator (to be made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (to be made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Loan Combination (other than any Servicing Shift Loan Combination), for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to

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the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Certificate Administrator (to be made available through the Certificate Administrator’s website), the holders of any related Serviced Companion Loan (if applicable) and the 17g-5 Information Provider (to be made available through the 17g-5 Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year. As used in connection with the Operating Advisor’s annual report, the term “platform level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution or liquidation of Specially Serviced Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of the items required to be reviewed by it pursuant to the Pooling and Servicing Agreement.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor will have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans. Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Notwithstanding the foregoing discussion under this “—Annual Report” heading, no such annual report from the Operating Advisor will be required with respect to the Special Servicer if during the prior calendar year no Asset Status Report was prepared by the Special Servicer in connection with a Specially Serviced Loan or Serviced REO Property.

Replacement of the Special Servicer

With respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), after

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the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Termination of the Operating Advisor For Cause

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)   any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)   the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)   the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”),

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Morningstar Credit Ratings, LLC (“Morningstar”) or Standard & Poor’s Ratings Services (“S&P”), (including, in the case of Park Bridge Lender Services LLC, this transaction) but has not been special servicer on a transaction for which DBRS, KBRA, Fitch, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Master Servicer, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer and the Certificate Administrator (and the Certificate Administrator is required to promptly provide such notice to, the Controlling Class Representative, each Serviced Companion Loan noteholder and each Certificateholder) within 1 business day of such appointment. The Operating Advisor will be required to be an Eligible Operating Advisor. The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (to be made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders. Upon the

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written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). The Certificate Administrator will be required to include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, if there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates, all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee. If the Operating Advisor is terminated pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

Resignation of the Operating Advisor

The Operating Advisor may resign from its obligations and duties under the Pooling and Servicing Agreement, without payment of any penalty, at any time when the Certificate Balances of the Classes of Certificates senior to the Class E Certificates have been reduced to zero. No successor operating advisor will be required to be appointed in connection with, or as a condition to, such resignation.

In addition, the Operating Advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Operating Advisor will provide all of the parties to the Pooling and Servicing Agreement and the Controlling Class Representative 30 days prior written notice of any such resignation. If the Operating Advisor resigns pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

The resigning Operating Advisor will be entitled to, and subject, to any rights and obligations that accrued under the Pooling and Servicing Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate which will equal to (i) 0.0019% per annum with respect to each Mortgage Loan (other than the Eden Roc Mortgage Loan and La Gran Plaza Mortgage Loan), (ii) 0.0040% per annum with respect to the Eden Roc Mortgage Loan, and (iii) 0.0096% per annum with respect to the La Gran Plaza Mortgage Loan.

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An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. The Operating Advisor Consulting Fee is not payable on any Non-Serviced Loan Combination or Servicing Shift Loan Combination.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents. The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (in each case, net of related Servicing Fees) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, neither the Master Servicer nor the Trustee will make an Advance to the extent that such party determines, or has received written notice from the Special Servicer that the Special Servicer determines, that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan as of the immediately preceding Determination Date, less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance, first, from amounts that would have been allocable to the

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holder of the related Subordinate Companion Loan, if any, second, from the amounts that would have been allocable to the holder of the related Mortgage Loan, and then, if such P&I Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any delinquent payment amounts due on any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to a Non-Serviced Mortgage Loan) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or to protect, manage and maintain each related Mortgaged Property (other than a Mortgaged Property related to a Non-Serviced Mortgage Loan). The Master Servicer will also be obligated to make Property Advances with respect to Serviced Loan Combinations. With respect to any Non-Serviced Loan Combinations, the applicable servicer under the related pooling and servicing agreement will be obligated to make property advances with respect to such Non-Serviced Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

With respect to a nonrecoverable property advance on a Non-Serviced Loan Combination, the applicable servicer with respect to the Non-Serviced Mortgage Loan will be entitled to reimbursement first, from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, with respect to the Non-Serviced Mortgage Loan, from general collections on the Mortgage Loans in the Issuing Entity, and with respect to any related securitized Non-Serviced Companion Loan, from general collections of the trust into which such Non-Serviced Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a Property Advance on a Serviced Loan Combination, the Master Servicer will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Subordinate Companion Loan, if any, second, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Special Servicer will have no obligation to make any Property Advances; provided that in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Property Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Property Advance is not determined to be non-

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recoverable by the Master Servicer in its reasonable judgment (in which case it will be reimbursed out of general collections). Once reimbursed the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the related borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable business judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the related borrower and received by or on behalf of the Issuing Entity, (ii) from late payment fees on the related Mortgage Loan paid by the related borrower and received by or on behalf of the Issuing Entity, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans). The Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss. The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the Master Servicer’s, the Special Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination. Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Noteholder, the Special Servicer (in the case of a determination by the Special

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Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances. Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Controlling Class Representative) in its reasonable judgment in accordance with the Servicing Standard (with respect to the Master Servicer and the Special Servicer) and in its reasonable business judgment (with respect to the Trustee) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”). Any such determination with respect to the recoverability of Advances by the Master Servicer, the Trustee or the Special Servicer, must be evidenced by an officer’s certificate delivered to the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer, any related Serviced Pari Passu Companion Loan holder(s), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of such party forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by such party to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Operating Advisor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such determination, together with the officer’s certificate and supporting information referred to above. Any such determination will be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Property Advances made with respect to the Loan Combinations, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account), in each case, first, from principal collections and then, from interest and other collections. If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months). At any time after such determination, the Master Servicer, the Special Servicer or the Trustee, as applicable,

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may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately. The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the related borrower in connection with such modification but becomes an obligation of the related borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), (A) if with respect to a Serviced Loan Combination which includes a Subordinate Companion Loan, first, only out of principal collections on the Subordinate Companion Loan, then, out of principal collections in the Collection Account, and (B) with respect to a Mortgage Loan or any Serviced Loan Combination which includes a Serviced Pari Passu Companion Loan, first, only out of principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, with respect to both clauses (A) and (B) above, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which is or may be being deferred or delayed and (ii) consider (among other things) the obligations of the related borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is nonrecoverable) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Issuing Entity (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related intercreditor agreement), any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and, with respect to Property Advances, the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the

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Mortgage Loans (including with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be required to consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer, the Special Servicer or the Trustee will each be permitted to make its own determination that the Master Servicer or the Trustee has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of the related Non-Serviced Loan Combination. If the Master Servicer or Special Servicer, as applicable, determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to any Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer or Special Servicer, as applicable, will be required to provide the servicer of the related Non-Serviced Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Non-Serviced Companion Loans, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

Accounts

Collection Account. The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account, which may be a sub-account of the Collection Account) all payments in respect of the Mortgage Loans or Serviced Loan Combinations, as applicable, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.

Distribution Account. The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders. With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the

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Distribution Account as described in this prospectus supplement. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account. The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders (other than with respect to the Class V Certificates). The Interest Reserve Account may be a subaccount of the Distribution Account. The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts. Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Excess Interest. The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name, for the benefit of the Class V Certificateholders. The Class V Distribution Account may be a subaccount of the Distribution Account. On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also be deemed to establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, for the benefit of the Certificateholders. The Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be subaccounts of the Distribution Account.

The Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer, Special Servicer or Certificate Administrator, as applicable, on behalf of the Trustee) for the benefit of the holders of Certificates and, in the case of the separate custodial account for a Serviced Loan Combination, the holder of the related Serviced Companion Loan, and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) (i) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “P-1” by Moody’s and “F1” by Fitch, in the case of accounts in which deposits are held for 30 days or less or, in the case of accounts in which deposits are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s and “A” by Fitch, (ii) an account or accounts maintained with Wells Fargo Bank, National Association, so long as such depository’s long-term unsecured debt or deposit accounts are rated at least “A2” by Moody’s and “BBB+” by Fitch (if the deposits are to be held in the account for more than 30 days) or its short term deposit accounts or short term unsecured debt is rated at least “P-1” by Moody’s and “F2” by Fitch and (if the deposits are to be held in the account for 30 days or less), (iii) an account or accounts maintained with Wells Fargo Bank, National Association, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (iv) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company

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(which, subject to the remainder of this clause (iv), may include the Certificate Administrator or the Trustee) has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b) and the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s, (v) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(iv) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account or (vi) any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Class V Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency. The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related borrower or its owners), which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the Mortgage Loans (or the Serviced Loan Combinations) will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans (or the Serviced Loan Combinations) may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans (or the Serviced Loan Combinations) may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Special Servicer will be responsible for determining whether to enforce any such due-on-sale clauses or to provide its consent to such an assumption and for the handling of all related processing and documentation, or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer. The Special Servicer will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable

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under applicable law or the Special Servicer determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the Special Servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standard and criteria and the terms of the related Mortgage and (b) the Special Servicer has received a No Downgrade Confirmation (and, if the affected Mortgage Loan is part of a Serviced Loan Combination, a No Downgrade Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan (“Companion Loan Securities”)) from Moody’s, Fitch and Morningstar with respect to any Mortgage Loan that (A) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance, (B) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000 or (C) has a Stated Principal Balance that is more than $35,000,000; provided, that the Special Servicer will be entitled to reasonably rely upon the written notification delivered to the Special Servicer of the applicable other servicer regarding the 10 largest mortgage loans or groups of cross-collateralized Mortgage Loans in such securitization. To the extent not precluded by the Mortgage Loan Documents, the Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Special Servicer, or the Master Servicer at the direction of the Special Servicer, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Companion Loans from the holders of such Serviced Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of a “due-on-encumbrance” clause which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the related Mortgage Loan (or Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the related borrower (including, unless specifically permitted, any mezzanine financing of the related borrower or the Mortgaged Property or any sale or transfer of preferred equity in the related borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the related borrower or the Mortgaged Property or any sale or transfer of preferred equity in the related borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the related borrower or the Mortgaged Property or any sale or transfer of preferred equity in the related borrower or its owners), provided certain conditions are satisfied. The Special Servicer will be responsible for determining whether to enforce any such due-on-encumbrance clauses or to provide its consent to such a loan or encumbrance and for the handling of all related processing and documentation or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer. The Special Servicer will

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not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Special Servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any Serviced Companion Loan, if applicable, or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) from Moody’s, Fitch and Morningstar with respect to any Mortgage Loan that (A) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance, (B) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding or (C) has a Stated Principal Balance that is more than $20,000,000; provided, that the Special Servicer will be entitled to reasonably rely upon the written notification delivered to the Special Servicer of the applicable other servicer regarding the 10 largest mortgage loans or groups of cross-collateralized Mortgage Loans in such securitization. To the extent not precluded by the Mortgage Loan Documents, the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination, the Special Servicer, or the Master Servicer at the direction of the Special Servicer, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Companion Loans from the holders of such Serviced Companion Loan.

Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for (i) consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose, (ii) consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement, and (iii) consent to any other matter that is not a Major Decision or a Special Servicer Decision. In any such case, the Master Servicer or the Special Servicer, as applicable, will be entitled to 100% of the related fees.

Inspections

The Master Servicer, at its own expense (or, with respect to any Specially Serviced Loan and Serviced REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months, commencing in 2016 and (b) less than $2,000,000 at least once every 24 months, commencing in 2017 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Companion Loan Securities, if any); provided, however, that if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the

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previous 6 months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity including out of general collections. With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loans will be conducted by the other servicers appointed under, and performed in accordance with the terms of, the servicing agreements governing the Non-Serviced Mortgage Loans.

Insurance Policies

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents.

Notwithstanding the foregoing,

(i)   the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Loan Combination, as applicable, or (y) required by the related Mortgage Loan Documents and is available at commercially reasonable rates; provided, that the Master Servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(ii)   if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent

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consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(iii)   the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(iv)   except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement);

(v)   to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(vi)   any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each Serviced REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement)) to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Loan Combinations and the Serviced REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or

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its corporate parent) has long-term unsecured debt obligations or deposit accounts that are rated at least “A2” by Moody’s and “A-“ by Fitch, and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy will be required, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Loan Combination, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to four separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”). See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan); except that the Mortgage Loan Documents with respect to the Servicing Shift Loan Combinations will be delivered to the Custodian on or prior to the Closing Date, and such Mortgage Loan Documents (other than the Note evidencing the Mortgage Loan included in the Issuing Entity) will be transferred to the custodian related to the securitization of the related Controlling Companion Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

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Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this prospectus supplement, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to the exceptions set forth in Annex G to this prospectus supplement.

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify each other, the affected Mortgage Loan Seller and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) promptly upon discovery or receipt of notice of any failure by any party to deliver Mortgage Loan Documents in a timely manner, any defect in any document constituting a part of the mortgage file (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (each, a “Material Document Defect” or a “Material Breach”, as the case may be). Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian (or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), within 90 days of the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect, provided that the related Mortgage Loan Seller has received notice in accordance with the terms of the Pooling and Servicing Agreement), the affected Mortgage Loan Seller (or, if applicable, its affiliate) must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable other servicer or trustee allocable to such Mortgage Loan), (4) any Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Replacement Mortgage Loan as of the date of

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substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3). See “—Servicing Compensation and Payment of Expenses” below in this prospectus supplement. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a material defect.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 described in Annex F to this prospectus supplement relating to fees and expenses payable by the borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related borrower to pay such fees and expenses, then the applicable Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of notice of such breach from the Master Servicer or the Special Servicer, the amount of any such fees and expenses borne by the Trust that are the basis of such breach. Upon its making such deposit, the Mortgage Loan Seller will be deemed to have cured such breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a Material Breach, and the applicable Mortgage Loan Seller will not be obligated to repurchase or otherwise cure such breach.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller (or, if applicable, its affiliate) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects. A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

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The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan; provided that with respect to the obligations of LCF, Ladder Holdings, TRS LLLP and REIT LLLP will agree, and with respect to the obligations of PF, Pillar Capital Partners I LLC will agree, pursuant to the related Mortgage Loan Purchase Agreement, to guarantee payment in connection with the performance of such obligations. None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller (or, if applicable, its affiliate) defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller (or, if applicable, its affiliate) will fulfill such obligations. See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement. If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities). The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party. The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator, (b) the assignment of rights and delegation of duties as described in the first sentence of this paragraph or (c) solely with respect to the Operating Advisor, under the conditions described above under “—The Operating Advisor—Resignation of the Operating Advisor”. Except under the circumstances contemplated above under “—The Operating Advisor—Resignation of the Operating Advisor”, no such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor, as the case may be, has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled. If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager, representative or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of Certificates, any Serviced Companion Loan noteholders, any party to the Pooling and Servicing Agreement or any third party beneficiary for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, that none of the Depositor, the

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Master Servicer, the Special Servicer or the Operating Advisor or any affiliate, representative, member, manager, director, officer, employee or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager, representative or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, representatives, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loan.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer, depositor, certificate administrator, trustee and operating advisor of a Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of the related Non-Serviced Mortgage Loan under the applicable servicing agreement or the Pooling and Servicing Agreement or the related Intercreditor Agreement (but excluding any such losses allocable to the related Companion Loans); provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable servicing agreement or related Intercreditor Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity. Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and Companion Loan Securities, as applicable, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account (or with respect to a Serviced Loan Combination, first

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from the related separate custodial account, as described in the second preceding paragraph) no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation (and each rating agency then rating any Companion Loan Securities has provided a No Downgrade Confirmation); provided, however, none of the Depositor, Master Servicer, Special Servicer or Operating Advisor shall be required to obtain a No Downgrade Confirmation from any Rating Agency if (x) the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate or (y) the Master Servicer, the Special Servicer or the Operating Advisor enters into a merger and the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, is the surviving entity.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans (or, in the case of the Operating Advisor, that is in the business of performing the duties of an operating advisor), and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer, the Special Servicer or the Operating Advisor, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)   with respect to the Master Servicer only, any failure by the Master Servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Loan

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Combination on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer will be required to pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted which failure continues for 2 business days;

(b)  with respect to the Special Servicer only, any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)  any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)  any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as

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applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)  (i) Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s within 60 days of such event), and, in case of either of clause (A) or (B), publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; (ii) the Master Servicer or Special Servicer, as applicable, ceases to have a master servicer rating or special servicer rating, of at least “CMS3” or “CSS3”, respectively, from Fitch and such rating is not reinstated within 60 days of delisting; or (iii) either (A) the Master Servicer or the Special Servicer, as the case may be, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and such ranking is not reinstated within 60 days of such event (if the Master Servicer or Special Servicer has or had a Morningstar ranking on or after the Closing Date) or (B) if the Master Servicer or Special Servicer, as the case may be, has not been ranked by Morningstar on or after the Closing Date, and Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (ii) within the prior twelve (12) months, placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event); and

(g) so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).

Rights upon a Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (3) the Depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement. In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the Certificate Administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of

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termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Serviced Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the Trustee terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan noteholder so requests, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities). Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are

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required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or such holder of a Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holder of a Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the Trustee nor the Certificate Administrator will have any obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee or the Certificate Administrator, as applicable security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Servicer Termination Events and Operating Advisor Termination Events

A Servicer Termination Event or Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Loan Combination custodial account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

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Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans:

(a)	to cure any ambiguity or to correct any error;

(b)	to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(c)	to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement);

(d)	to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, in respect of which a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been obtained;

(e)	to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(f)	in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that any amendment pursuant to this clause (f) will be at the sole cost and expense of the Depositor.

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (c) through (e) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. The Pooling and Servicing Agreement requires that no such amendment shall cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain federal district courts have held that the TIA was applicable to

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certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice. In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. If any of the other rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA. Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA. It is expected that the Depositor, in consultation with the Trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the Pooling and Servicing Agreement.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby, and the holders of the Serviced Companion Loans affected thereby and the holders of any Non-Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard or Operating Advisor Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of Certificates representing all of the

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Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan noteholders; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the holder of any affected Serviced Companion Loan, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent.

No Downgrade Confirmation

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then (i) such Requesting Party will be required to confirm (without providing notice to the 17g-5 Information Provider) that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines

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that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation will be deemed not to apply (provided, that with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement with respect to which the Master Servicer or Special Servicer would have been required to make the determination above will be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, the Master Servicer or Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the incoming master servicer or special servicer, as applicable, confirms in writing that Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of CMBS securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; (ii) the applicable replacement is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency; or (iii) the applicable replacement master servicer or special servicer, as applicable, confirms in writing that (a) it is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by an NRSRO within the 12 month period prior to the date of determination and (b) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of commercial mortgage securities, citing servicing concerns with the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency, and (z) with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securities transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies. In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to promptly post such request to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered

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to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement.

In connection with the delivery by the Master Servicer or Special Servicer to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider is required to notify (which may include automatic electronic notifications) the Master Servicer or Special Servicer when such information, report, notice or document has been posted. The Master Servicer or Special Servicer, as applicable, may, but is not obligated to send such information, report, notice or document to the applicable Rating Agency following the earlier of (a) receipt of such notice from the 17g-5 Information Provider and (b) 2 Business Days following delivery to the 17g-5 Information Provider.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought will be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation. At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency. With respect to any matter affecting any Serviced Companion Loan, any No Downgrade Confirmation shall also refer to the NRSROs then rating the securities representing an interest in such loan and such rating organizations’ respective ratings of such securities.

Evidence of Compliance

The Certificate Administrator, Custodian, Master Servicer and Special Servicer will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement. In addition, the Trustee, Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Trustee will not be required to deliver an assessment of compliance with respect to any periods during which there was no Relevant Servicing Criteria applicable to it. See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. No Voting Rights will be allocated to the Class V, Class R or Class LR Certificates.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the Pooling and Servicing Agreement, the

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Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to cause the Trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee, the Special Servicer and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property. The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was more than 10% completed at the

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time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as a Serviced REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Trust would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as any hotels operated on the Mortgaged Properties or rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this prospectus supplement as the “REO Tax”), which would be taxable to the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described below under “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the Serviced Companion Loan Noteholders, for the retention of revenues and insurance proceeds derived from each Serviced REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relate to such Serviced REO Property. To the extent that amounts in the REO Account in respect of any Serviced REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each Serviced REO Property during such Collection Period, net of any amounts withdrawn to make any

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permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders. Upon the disposition of any Serviced REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related Serviced REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and Serviced REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders or, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price; provided, that with respect to any Non-Serviced Mortgage Loan, the Special Servicer will be permitted to sell (with the consent of the Directing Holder prior to a Control Termination Event) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard (taking into consideration the rights and obligations of the holder of the Non-Serviced Companion Loan and the related special servicer with respect thereto under the related Intercreditor Agreement and pooling and servicing agreement) that such action would be in the best interests of the Certificateholders. The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan. Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal. The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance. The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination. Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties

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therewith will be reimbursable by such Interested Person. No offer from an Interested Person will constitute a fair price unless it is the highest offer received.

The Special Servicer is required to use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and the holder of any related Serviced Companion Loan and to sell each Serviced REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender.

If the Lakewood Center Mortgage Loan becomes a Defaulted Mortgage Loan, the DBWF 2015-LCM Special Servicer will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the DBWF 2015-LCM Pooling and Servicing Agreement.

With respect to the each of the Eden Roc Mortgage Loan and the La Gran Plaza Mortgage Loan, if such Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to sell such Mortgage Loan together with the related Companion Loan(s) as noted evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the Pooling and Servicing Agreement.

If the Heartland Industrial Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer (or, on or after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Special Servicer) will be required to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the related pooling and servicing agreement.

If the 40 Wall Street Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer (or, on or after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Special Servicer) will be required to sell such Mortgage Loan together with the related Pari Passu Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the 40 Wall Street Pooling and Servicing Agreement and the related Intercreditor Agreement.

With respect to any Serviced Companion Loan, the related Serviced Companion Loan noteholder will have the right (to the extent set forth in the related intercreditor agreement) to consult with the Special Servicer in connection with the sale of the related Loan Combination as one whole loan after the related Mortgage Loan has become a Defaulted Mortgage Loan. In addition, with respect to any Non-Serviced Mortgage Loan, if such mortgage loan has become a defaulted mortgage loan under the related pooling and servicing agreement, the special servicer under the related pooling and servicing agreement may have the right to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan. The Controlling Class Representative (if no Control Termination Event has occurred and is continuing) will have the right (to the extent set forth in the related intercreditor agreement) to consult with the applicable special servicer in connection with such sale.

A “Defaulted Mortgage Loan” is a Mortgage Loan or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or Serviced Loan Combination.

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An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Certificateholder, any Companion Loan Holder (solely in connection with the related Serviced Loan Combination), any Borrower Affiliate, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s processing and/or consent if the related modification or waiver constitutes a Major Decision or Special Servicer Decision) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described above under “—The Operating Advisor” in this prospectus supplement, to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Each of the Master Servicer and the Special Servicer may rely on an opinion of counsel in meeting this requirement. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the loan-to-value ratio immediately after the release exceeds 125% with respect to the related real property collateral.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the lender (or its designee, the Master Servicer or the Special Servicer, as applicable), to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Distribution Date in August 2048 and (B) if the Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder (or, if a Control Termination Event has occurred and is continuing but a Consultation Termination Event has not occurred, after consultation with the Directing Holder).

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or

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Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent and processing of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will process (unless the Special Servicer and the Master Servicer mutually agree that the Master Servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Major Decisions and Special Servicer Decisions. The Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement. With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer’s determination to consent to or approve a request by a borrower with respect to any of the following will be subject to the Special Servicer’s processing and consent or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer as further described below (each of the following, a “Special Servicer Decision”):

(a)   approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan Documents;

(b)   approving any waiver regarding the receipt of financial statements (other than immaterial timing waiver including late financial statements);

(c)   approving annual budgets for the related Mortgaged Property that provide for (i) increases in operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)   approving easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan;

(e)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(f)   in circumstances where no lender discretion is required other than confirming that the conditions in the related Mortgage Loan Documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the Mortgage Loan Documents;

(g)   any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties specifically identified in the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for

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which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan Documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan Documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, will not constitute a Special Servicer Decision);

(h)   in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (ii) the release, substitution or addition of collateral securing any Mortgage Loan (other than Non-Serviced Mortgage Loans) or Serviced Loan Combination in connection with a defeasance of such collateral; or (iii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not a Major Decision; and

(i)   any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Mortgage Loan or Serviced Loan Combination, or any action to enforce rights with respect thereto;

provided, however, that notwithstanding the foregoing, the Master Servicer and Special Servicer may mutually agree as provided in the Pooling and Servicing Agreement that the Master Servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). If the Master Servicer and Special Servicer mutually agree that the Master Servicer will process a Special Servicer Decision, the Master Servicer will be required to obtain the Special Servicer’s prior consent to such Special Servicer Decision. If the Master Servicer and Special Servicer mutually agree that the Master Servicer will process a Special Servicer Decision with respect to any non-specially Serviced Loan, the Master Servicer and the Special Servicer will each be entitled to 50% of any fee paid in connection with such Special Servicer Decision.

The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement. When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment (and to the extent that the Master Servicer and the Special Servicer agree that the Master Servicer shall process such modification, amendment or waiver) accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to process or to grant or withhold such consent. When the Special Servicer’s processing and/or consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer. With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

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The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Issuing Entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent of one or more holders of a related Serviced Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

See also “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the Initial Outstanding Pool Balance (excluding from each of the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity and the Initial Outstanding Pool Balance, solely for purposes of this calculation, the Lakewood Center Mortgage Loan). Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Trustee/Certificate Administrator Fees, CREFC® License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity. The Issuing Entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates) (provided, that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class A-M, Class B, Class C and Class D Certificates are no longer outstanding) if the Sole Certificateholder: compensates the Certificate Administrator for the amount of investment income the

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Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates) were on deposit with the Certificate Administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the Master Servicer an amount equal to (i) the product of (a) the Prime Rate, (b) the aggregate Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the Issuing Entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X-D, Class X-E and Class X-F Certificates, the holders of the Class X-D, Class X-E and Class X-F Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates. Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class V, Class R and Class LR Certificates) or an assignment of the Voting Rights thereof; provided, that the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates have been reduced to zero; provided, further, that if the Certificateholders of the Class X-D, Class X-E and Class X-F Certificates have assigned all of the Voting Rights of the Class X-D, Class X-E and Class X-F Certificates to the Holder of 100% of the then outstanding Class E, Class F, Class G and Class H Certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class E, Class F, Class G and Class H Certificates.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and Serviced Companion Loans from the Collection Account (and with respect to each Serviced Loan Combination, the related separate custodial account). The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this prospectus supplement under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer or the applicable primary servicer. The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (and the related Serviced

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Companion Loans) that are not Specially Serviced Loans (50% where the processing by, or consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the processing by or consent of the Special Servicer is required), 100% of any and all demand fees, beneficiary statement charges and other usual and customary charges and fees (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans, 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds; (v) 50% of all fees paid in connection with a Major Decision or a Special Servicer Decision with respect to all Mortgage Loans that are not Specially Serviced Loans; and (vi) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan. In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iv) of this paragraph with respect to a Non-Serviced Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing.” With respect to each of the Non-Serviced Mortgage Loans, the servicing fees of the related servicer will accrue on the same basis as interest accrues on the related Loan Combination.

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement. In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement. The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall Amount, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificate Administrator Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer. For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this prospectus supplement.

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Servicing Transfer Event. The duties of the Special Servicer generally relate to Specially Serviced Loans and to any Serviced REO Property. The Pooling and Servicing Agreement will define a “Specially Serviced Loan”, and such term is defined in this prospectus supplement, to include any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

(i)	either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents, the Pooling and Servicing Agreement and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the related borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)	any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)	the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)	the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under

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any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)	the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)	the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)	a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)	the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Servicing Transfer Event with respect to a Serviced Loan Combination will generally be delayed if the holder of any related Subordinate Companion Loan is making all cure payments required by the related intercreditor agreement or Pooling and Servicing Agreement, as applicable. If applicable, see “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

With respect to each Non-Serviced Loan Combination, if a “servicing transfer event” (or an equivalent event) exists with respect to the related Non-Serviced Companion Loan under the related servicing agreement, then a servicing transfer event under such related servicing agreement will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan. If a Servicing Transfer Event exists with respect to a Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

A Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the related borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

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Asset Status Report. The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing) and the 17g-5 Information Provider (who will be required to promptly post such report to the 17g-5 Information Provider’s website), in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan, and upon request, the Underwriters.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents or any related intercreditor agreement. If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report within such 10 business day period, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender). In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have. Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, the Directing Holder will be entitled to a comparable Asset Status Report.

With respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans or Servicing Shift Mortgage Loans), if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor. The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to the greater of (i) 0.25% per annum and (ii) the rate that would result in a special servicing fee of $1,000 for the related month of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable (the “Special Servicing Fee Rate”). The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable special servicing fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement.

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A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Document Defect or a Material Breach will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such workout. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the related borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

The other special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable workout fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, although there may be a higher cap (or no cap) on such fee.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a Mortgage Loan Seller or (iii) each Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the Pooling and Servicing Agreement, in

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each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

The other special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable liquidation fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement (other than a Liquidation Fee with respect to the repurchase of a Non-Serviced Mortgage Loan included in the Issuing Entity), although there may be a higher cap (or no cap) on such fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Defaulted Mortgage Loan by the Special Servicer or any of its affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing,

•	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

•	a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•	with respect to any Mortgage Loan that is subject to mezzanine indebtedness the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

•	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the related mortgage loan purchase agreement related to the pooling and servicing agreement for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan,

•	a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement, and

•	if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related Mortgage Loan or Serviced Loan Combination being refinanced or

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otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder or the Special Servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable, in accordance with the Pooling and Servicing Agreement.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan, Serviced Loan Combination or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Loan Combination or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Loan Combinations or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

•	100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when processing by and/or consent of the Special Servicer is required),

•	100% of any assumption fees and consent fees on Specially Serviced Loans (and 50% of such assumption fees and consent fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when processing by and/or consent of the Special Servicer is required),

•	100% of assumption application fees on Specially Serviced Loans,

•	100% of any and all demand fees, beneficiary statement charges and other usual and customary charges and fees (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans,

•	50% of all fees paid in connection with a Major Decision or a Special Servicer Decision with respect to all Mortgage Loans that are not Specially Serviced Loans,

•	100% of all fees paid in connection with a Major Decision or a Special Servicer Decision with respect to all Mortgage Loans that are Specially Serviced Loans,

•	any interest or other income earned on deposits in the REO Accounts, and

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•	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

In addition, provided that a Non-Serviced Mortgage Loan is in special servicing, the Special Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer that is servicing the Non-Serviced Mortgage Loan and that are allocated to the Non-Serviced Mortgage Loan (but only if and to the extent such amounts are not payable to the servicer that is servicing the Non-Serviced Mortgage Loan pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) in accordance with the related intercreditor agreement and the related servicing agreement during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement.

The other special servicer with respect to each Non-Serviced Loan Combination will accrue comparable fees with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Master Servicer, without charge and no later than two business days following the related Determination Date (and the Master Servicer, to the extent it has received, will deliver or cause to be delivered to the Certificate Administrator, without charge and on each Master Servicer Remittance Date), an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period provided that the Special Servicer will not be required to deliver such

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reports for any Collection Period during which the Special Servicer did not receive any Disclosable Special Servicer Fees. Such report may omit any such information that has previously been delivered to the Certificate Administrator by the Master Servicer or the Special Servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than to the extent otherwise included in the Distribution Date Statement for the applicable period; provided that any compensation and other remuneration that the Master Servicer or the Certificate Administrator is permitted to receive or retain pursuant to the terms of the Pooling and Servicing Agreement in connection with its respective duties in such capacity as master servicer or certificate administrator under the Pooling and Servicing Agreement will not be Disclosable Special Servicer Fees.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any Serviced REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Loan Combination or Serviced REO Property.

If either of the Heartland Industrial Portfolio Mortgage Loan or the Heartland Industrial Portfolio Companion Loans becomes a Specially Serviced Loan prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, then the Heartland Industrial Portfolio Loan Combination will be specially serviced under and in accordance with the Pooling and Servicing Agreement and the Special Servicer will be entitled to receive the same special servicing compensation for the Heartland Industrial Portfolio Loan Combination as if the Heartland Industrial Portfolio Companion Loans were a mortgage loan under the Pooling and Servicing Agreement. Prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. On and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Loan Combination will be serviced under the Heartland Industrial Portfolio Pooling and Servicing Agreement; however LNR Partners, LLC is expected to continue to be the special servicer with respect to the Heartland Industrial Portfolio Loan Combination. If the Heartland Industrial Portfolio Loan Combination is being specially serviced when the Heartland Industrial Portfolio Companion Loan Note A-1 is securitized, the Special Servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Loan Combination, including its share of any liquidation or

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workout fees and its share of any additional servicing compensation as well as all surviving indemnity and other rights in respect of such special servicing role.

If the 40 Wall Street Mortgage Loan or any of the 40 Wall Street Companion Loans becomes a Specially Serviced Loan prior to the 40 Wall Street Note A-1 Securitization Date, then the 40 Wall Street Loan Combination will be specially serviced under and in accordance with the Pooling and Servicing Agreement and the Special Servicer will be entitled to receive the same special servicing compensation for the 40 Wall Street Loan Combination as if the 40 Wall Street Companion Loan was a mortgage loan under the Pooling and Servicing Agreement. Prior to the 40 Wall Street Note A-1 Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. On and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Loan Combination will be serviced under the 40 Wall Street Pooling and Servicing Agreement. After such securitization, the 40 Wall Street Loan Combination will no longer be serviced pursuant to the Pooling and Servicing Agreement. If the 40 Wall Street Loan Combination is being specially serviced when the 40 Wall Street Companion Loan Note A-1 is securitized, the Special Servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Loan Combination, including its share of any liquidation or workout fees and its share of any additional servicing compensation as well as all surviving indemnity and other rights in respect of such special servicing role.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Servicing of the Non-Serviced Mortgage Loans

Pursuant to the terms of the related intercreditor agreement, each Non-Serviced Mortgage Loan is being serviced and administered pursuant to a separate pooling and servicing agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will have any obligation or authority to supervise any other servicer, special servicer or trustee under the pooling and servicing agreement entered into in connection with any Non-Serviced Loan Combination, and no such party will have any obligation or authority to make Property Advances with respect to any Non-Serviced Mortgage Loans. The obligation of the Master Servicer to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the applicable other securitization.

Each other pooling and servicing agreement related to a Non-Serviced Mortgage Loan contains terms and conditions that are customary for securitization transactions involving assets similar to the Non-Serviced Mortgage Loans and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Non-Serviced Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the related Non-Serviced Companion Loan. Although the other pooling and servicing agreements currently governing the servicing of the Non-Serviced Loan Combinations are generally similar to the Pooling and Servicing Agreement as regards servicing arrangements, investors should consider, among other things:

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•	Each other master servicer and each other special servicer must satisfy customary servicer rating criteria and each other master servicer and each other special servicer are subject to servicer termination events, which may be different than those in the Pooling and Servicing Agreement.

•	Each other master servicer (or a sub-servicer on its behalf) will be entitled to receive a primary servicing fee on the related Non-Serviced Mortgage Loan.

•	For so long as no control termination event or similar event under each other pooling and servicing agreement is continuing, the directing holder or equivalent party under such other pooling and servicing agreement, or the related representative on its behalf, will have the right to terminate the related other special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

•	Each other pooling and servicing agreement may make a provision for a vote of certificateholders of the other securitization to terminate the related other special servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

•	For so long as a consultation termination event or similar event under each other pooling and servicing agreement is continuing, if the related other trust advisor determines that the related other special servicer is not performing its duties under such other pooling and servicing agreement in accordance with the related servicing standard, such other trust advisor has the right to recommend the replacement of such other special servicer.

•	The provisions of any other pooling and servicing agreement may vary from the Pooling and Servicing Agreement with respect to, among other things, time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, the circumstances under which appraisals must be obtained, the calculation of appraisal reduction events, Major Decisions (or the equivalent), servicer termination events, rating requirements for accounts and permitted investments, circumstances under which a master servicer must obtain special servicer consent, and notice or rating agency communication and confirmation requirements.

Notwithstanding the foregoing, following the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Loan Combination will be serviced by the 40 Wall Street Master Servicer and the 40 Wall Street Special Servicer pursuant to the terms of the 40 Wall Street Pooling and Servicing Agreement. Although the 40 Wall Street Intercreditor Agreement imposes some requirements regarding the terms of the 40 Wall Street Pooling and Servicing Agreement (and it is expected that the 40 Wall Street Pooling and Servicing Agreement will contain servicing provisions similar to, but not identical with, the provisions of the Pooling and Servicing Agreement), the securitization to which the 40 Wall Street Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of the 40 Wall Street Pooling and Servicing Agreement are unknown. See “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” in this prospectus supplement.

Each Non-Serviced Mortgage Loan will not be subject to the Servicing Transfer Events described under “The Pooling and Servicing Agreement—Special Servicing,” but will be subject to generally similar but not identical events provided for in the related other pooling and servicing agreement. In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under any pooling and servicing agreement governing the servicing of a Non-Serviced Loan Combination.

See “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

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Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC®”) guidelines as of the Closing Date setting forth, among other things:

(a)	the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)	the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(c)	the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Certificates (other than the Residual Certificates) allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)	the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)	the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)	the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)	the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)	the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)	the Available Funds for the Distribution Date, (ii) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates with respect to such Distribution Date, and (iii) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

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(j)	the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)	the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l)	the Pass-Through Rate for each Class of Regular Certificates for the Distribution Date;

(m)	the Principal Distribution Amount for the Distribution Date;

(n)	the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates (other than the Class V, Class R and Class LR Certificates) immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss and/or additional trust fund expenses on the Distribution Date;

(o)	the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(p)	the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)	the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)	the amount of any remaining unpaid Interest Shortfalls for each Class of Certificates (other than the Residual Certificates) as of the Distribution Date;

(s)	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)	a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)	the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v)	as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)	the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date;

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(x)	the then-current credit support levels for each Class of Sequential Pay Certificates;

(y)	the original and then-current ratings of each Class of Certificates;

(z)	with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)	the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)	with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(cc)	the amount of the distribution on the Distribution Date to the holders of the Class V Certificates and the Residual Certificates;

(dd)	material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee)	the identity of the Operating Advisor;

(ff)	the amount of Realized Losses, certain expenses of the Issuing Entity and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(gg)	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh)	the identity of the Controlling Class;

(ii)	the identity of the Controlling Class Representative; and

(jj)	such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC® (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC® Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website. The Certificate Administrator may require registration and acceptance of a disclaimer and a

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confidentiality agreement. Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that this prospectus supplement that relates to the Distribution Date Statements and the SEC filings referred to below will be made available to the general public, and provided further that any Privileged Person that is a Borrower Party will only be entitled to access documents made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by or, in certain cases, prepared by, the Certificate Administrator:

(a)   the following “deal documents”:

•	this prospectus supplement;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(b)   the following SEC filings:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)   the following “periodic reports”:

•	the Distribution Date Statements;

•	the reports included in the CREFC® Investor Reporting Package, other than the CREFC® loan setup file (provided they are prepared or received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(d)   the following “additional documents”:

•	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

•	any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)   the following “special notices”:

•	all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

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•	notice of (i) any request by at least 25% of the Certificates to terminate and replace the Special Servicer notice, (ii) any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor, (iii) any recommendation of the Operating Advisor to replace the Special Servicer;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

•	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•	officer’s certificates and other documentation supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any notice of the occurrence and continuance of a Control Termination Event;

•	any notice of the occurrence and continuance of a Consultation Termination Event;

•	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

•	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)   the “Investor Q&A Forum”; and

(g)   solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (such party, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new investor certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) with respect to such related Excluded Controlling Class Mortgage Loan. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new investor certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information and reports solely relating to such Excluded Controlling Class Mortgage Loan(s) and/or the related Mortgaged Properties, including, without limitation, any Asset Status Reports, Final Asset Status Reports or summaries thereof, or any appraisals, inspection reports (related to Specially Serviced Loans conducted by the Special Servicer), recoverability officer’s certificates, the Operating Advisor Annual Reports, any determination of the Special Servicer’s net present value calculation, any appraisal

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reduction amount calculations, environmental assessments, seismic reports and property condition reports and such other information and reports designated as Excluded Information (other than such information with respect to such Excluded Controlling Class Mortgage Loan(s) that is aggregated with information of other Mortgage Loans at a pool level). For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any Excluded Controlling Class Mortgage Loan) will not be considered “Excluded Information”.

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (other than the Non-Serviced Mortgage Loans or related Mortgaged Properties) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate parties and, in the case of an inquiry relating to any Non-Serviced Mortgage Loan, to the other certificate administrator to forward to the applicable party under the related other pooling and servicing agreement. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) the question is beyond the scope outlined above, (ii) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (iii) it is otherwise not advisable to answer such inquiry, in which case the Certificate Administrator will not post the related inquiry. In addition, no party is permitted to post or otherwise disclose information known to such party to be Privileged Information as part of its response to any inquiry. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com. The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates. Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable. In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider, as the case

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may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them. In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source. Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (866) 846-4526. The Certificate Administrator and the 17g-5 Information Provider have not obtained and will not be deemed to have obtained actual knowledge of any information only by receipt and posting to the 17g-5 Information Provider’s website.

“Privileged Person” means the Depositor, the Underwriters, the initial purchasers, the Master Servicer, the Special Servicer, the Excluded Special Servicer, if any, each Serviced Companion Loan noteholder, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Sponsors, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable; provided, that in no event may a borrower, a mortgagor, a manager of a Mortgaged Property, an affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person, subject to the following proviso; provided, further, that any Excluded Controlling Class Holder solely with respect to the related Excluded Controlling Class Mortgage Loan will not be considered a Privileged Person.

The Controlling Class Representative, each Controlling Class Certificateholder and the Special Servicer will be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information.

“Investor Certification” means a certificate substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website (which may be a click-through confirmation) representing that the person executing such certificate (a) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of this prospectus supplement and the accompanying prospectus and either (b)(1) such person is not a borrower, a mortgagor, a manager of a Mortgaged Property or an affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing or, in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (2) such person is a Borrower Party, in which case (A) if such person is the Controlling Class Representative or a beneficial owner of a Controlling Class Certificate, such person will not have access to the related Excluded Information, or (B) if such person is not the Controlling Class Representative or a beneficial owner of a Controlling Class Certificate, in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website that, in each case, states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under

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Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)   any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)   the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)   the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)   any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933 (the “Securities Act”).

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation and Markit LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (beginning September 2015), and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC® Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC® reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request. The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than the Determination Date. Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

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The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the Underwriters, the initial purchasers, the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) and the holders of Serviced Companion Loans the following materials, of which the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)   Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2015, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), “CREFC® Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property as of the end of such calendar quarter; provided that, to the extent the annual CREFC® Operating Statement Analysis Report is delivered as described under clause (b) below, then such delivery will satisfy the requirement under this clause (a) to deliver a quarterly CREFC® Operating Statement Analysis Report for the quarter ending June 30 of each year, commencing in 2016; provided, however, that, with respect to any obligation of the Master Servicer or Special Servicer, as applicable, to provide a quarterly analysis or update, such quarterly analysis or update with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines.

(b)   Annually, on or before June 30 of each year, commencing in 2016, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CREFC® Operating Statement Analysis Report as of the end of the preceding calendar year (initially, year-end 2015), together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date.

(c)   Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or Serviced REO Property) of annual year-end operating statements, if any (in each case, commencing with the statements for year-end 2015), with respect to any Mortgaged Property (except with respect to any Non-Serviced Mortgage Loan) or Serviced REO Property, a “CREFC® NOI Adjustment Worksheet” for such Mortgaged Property or Serviced REO Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

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In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22 under the Exchange Act. Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.” (SEC File No. 333-193376). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that internet site is http://www.sec.gov.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement will be governed by the laws of the State of New York. Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the Pooling and Servicing Agreement. Additionally each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement.

USE OF PROCEES

The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay part of the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion is based on the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

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Two separate real estate mortgage investment conduit (“REMIC”) elections (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity. The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, the DBWF 2015-LCM Trust and Servicing Agreement, on and after the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Pooling and Servicing Agreement, and on and after the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Pooling and Servicing Agreement, and any related Intercreditor Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin llp, counsel to the Depositor: (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, and each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC. In addition, in the opinion of Sidley Austin llp, (i) the portions of the Issuing Entity consisting of the Excess Interest (and related amounts in the Class V Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Class V Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.” Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans. As of the Closing Date, 18 of the Mortgaged Properties, representing approximately 9.5% of the Trust REMIC’s basis in the Initial Outstanding Pool Balance (by Allocated Loan Amount), are multifamily properties. Certificateholders should consult their tax advisors on whether the foregoing percentage or some other percentage applies to their Certificates. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations or other “government securities” will not qualify for the foregoing tax treatments. Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General. The Offered Certificates will represent all or a portion of one or more, regular interests in the Upper-Tier REMIC. In general, (i) amounts of interest, original issue discount and market discount on

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an Offered Certificate will be taxable as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), (ii) amounts of premium will be treated as an offset to ordinary income, and (iii) other amounts will be treated as a return of capital (to the extent of the Offered Certificateholder’s basis in the Offered Certificate). The Offered Certificates will represent newly originated debt instruments for federal income tax purposes. Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount. Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275. Additional guidance is provided by the legislative history accompanying enactment of the Tax Reform Act of 1986. Offered Certificateholders should be aware, however, that such guidance does not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates. Investors are encouraged to consult their tax advisors about the discussions in this prospectus supplement and the accompanying prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as an installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income. The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.” The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates. The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loans will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class C and Class D Certificates will be issued with original issue discount for federal income tax purposes.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest. Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on the Class X-A Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. Holders of Class X-A Certificates may be entitled to

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a deduction for a loss (which may be a capital loss) to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such Class, even if there are no further prepayments on the Mortgage Loans. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium. An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M and Class B Certificates will be issued at a premium for federal income tax purposes.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate. The Internal Revenue Service may disagree with these positions. Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person that is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential purchasers are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement

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Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates. The Department has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied. The assets described in the Exemption include mortgage loans such as the Mortgage Loans. The depositor expects that the Exemption generally will apply to the Offered Certificates. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)	the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(b)	the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

(c)	the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(d)	the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)	the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the Depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the Depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the

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secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate. The Issuing Entity must also meet the following requirements:

(a)	the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)	certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates. If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Issuing Entity; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

Some of the relief provided by the Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any sub-servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

Before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination (a) as to the availability of the exemptive relief provided by the Exemption, or (b) the availability of any other ERISA prohibited transaction exemptions and whether the conditions of any such exemption will be applicable to such purchase. A fiduciary of a Plan that is not subject to ERISA should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

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Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the general fiduciary duty provided as well as the prohibited transaction provisions of ERISA and the Code, or, as applicable, Similar Law, to such investment. See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as with regards to their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

The Issuing Entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus supplement).

See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of July 24, 2015 (the “Underwriting Agreement”), between the Depositor, German American Capital Corporation, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P. and Citigroup Global Markets Inc. (collectively, the “Underwriters”), the Underwriters have agreed to purchase, and the Depositor has agreed to sell to the Underwriters, the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about August 6, 2015, against payment therefor in immediately available funds.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balance (or, in the case of the Class X-A Certificates, the Notional Balance) of each Class of Offered Certificates set forth below, subject in each case to a variance of 5.0%:

S-395

Class	Deutsche Bank Securities Inc.	Cantor Fitzgerald & Co.	CastleOak Securities, L.P.	Citigroup Global Markets Inc.
Class A-1	$70,050,000	$0	$0	$0
Class A-2	$14,840,000	$0	$0	$0
Class A-SB	$107,950,000	$0	$0	$0
Class A-3	$8,360,000	$0	$0	$0
Class A-4	$290,000,000	$10,000,000	$0	$0
Class A-5	$470,508,000	$0	$0	$0
Class X-A	$1,056,733,000	$0	$0	$0
Class A-M	$85,025,000	$0	$0	$0
Class B	$91,600,000	$3,835,000	$0	$0
Class C	$62,467,000	$0	$0	$0
Class D	$71,143,000	$0	$0	$0

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s registration statement will be in effect, and that no proceedings for such purpose will be pending before or threatened by the SEC.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 106.015913333% of the aggregate Certificate Balance of the Offered Certificates with a principal balance, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Certificate Administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.” Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc. is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the Depositor, and German American Capital Corporation, a Sponsor and a Mortgage Loan Seller. Cantor Fitzgerald & Co. and CastleOak Securities, L.P. are each affiliates of Cantor Commercial Real Estate Lending, L.P., a Sponsor and a Mortgage Loan Seller, and Berkeley Point Capital LLC, a Primary Servicer. Citigroup Global Markets Inc. is an affiliate of Citigroup Global Markets Realty Corp., a co-originator of the Eden Roc Loan Combination. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

S-396

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) Deutsche Bank Securities Inc., one of the Underwriters and one of the joint bookrunning managers with respect to 100.0% of each Class of Offered Certificates and co-lead managers with respect to each Class of Offered Certificates, (ii) Cantor Fitzgerald & Co., one of the Underwriters and one of the joint bookrunning managers with respect to 0.0% of each Class of Offered Certificates and co-lead managers with respect to each Class of Offered Certificates, (iii) CastleOak Securities, L.P., one of the Underwriters and one of the co-managers, and (iv) Citigroup Global Markets Inc., one of the Underwriters and one of the co-managers. That flow of funds will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans, (ii) the payment by the Depositor to Cantor Commercial Real Estate Lending, L.P., an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., in its capacity as a Sponsor, of the purchase price for the CCRE Mortgage Loans, (iii) the payment by the Depositor to Ladder Capital Finance LLC, in its capacity as a Sponsor, of the purchase price for the LCF Mortgage Loans and (iv) the payment by the Depositor to Pillar Funding LLC, in its capacity as a Sponsor, of the purchase price for the PF Mortgage Loans. As result of the circumstances described above, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. and CastleOak Securities, L.P. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Sidley Austin llp, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Sidley Austin llp, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates receive investment grade credit ratings from the NRSROs engaged by the Depositor to rate such Class of Offered Certificates (together, the “Rating Agencies”).

Each of the Rating Agencies has agreed to perform ratings surveillance with respect to its ratings for so long as the related Classes of Offered Certificates remain outstanding. Fees for such ratings surveillance by the Rating Agencies are expected to be paid by the Depositor.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

S-397

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls. The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest. In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time. Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the related Classes of Offered Certificates and certain Classes of Private Certificates not offered by this prospectus supplement (although a Rating Agency may not ultimately issue ratings on all Classes of Certificates). The decision not to engage certain of the NRSROs to rate any Classes of Certificates was due, in part, to those NRSROs’ initial subordination levels for such Classes of Certificates and the decision to engage one or more of the Rating Agencies to only rate certain Classes of Certificates, but not others, was also due, in part, to those Rating Agencies’ initial subordination levels for such Classes of Certificates. Accordingly, if the Depositor selected such other NRSROs to rate the Offered Certificates or had it engaged the Rating Agencies to rate those other Classes of Certificates, their ratings of the Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to the related Class of Offered Certificates by the Rating Agencies. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. In addition, the decision not to engage the Rating Agencies in the rating of a Class of Certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those Classes of Certificates.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this prospectus supplement.

S-398

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency. In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained. See the definition of “No Downgrade Confirmation” in this prospectus supplement. In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA AND FLORIDA

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 26.0% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)) and Florida (representing approximately 11.4% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the related borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the related borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the “security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the related borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the related borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the related borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect

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to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Mortgage loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or online depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period. Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases. Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency. Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale. In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

S-400

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-387	BPC Primary Serviced Mortgage Loan	S-208
40 Wall Street Companion Loans	S-250	BPC Primary Servicer Termination
40 Wall Street Directing Holder	S-252	Event	S-212
40 Wall Street Intercreditor Agreement	S-250	BPC Primary Servicing Agreement	S-208
40 Wall Street Loan Combination	S-250	B-Piece Buyer	S-27
40 Wall Street Master Servicer	S-225	CBE	S-315
40 Wall Street Mortgage Loan	S-250	CCRE Data Tape	S-171
40 Wall Street Mortgaged Property	S-250	CCRE Deal Team	S-171
40 Wall Street Non-Controlling Note		CCRE Depositor	S-177
Holder	S-253	CCRE Financing Affiliates	S-170
40 Wall Street Note A-1 Companion		CCRE Lending	S-170
Loan	S-250	CCRE Mortgage Loans	S-170
40 Wall Street Note A-1 Securitization		Certificate Administrator	S-217
Date	S-250	Certificate Balance	S-278
40 Wall Street Note A-2 Companion		Certificate Owners	S-309
Loan	S-250	Certificate Registrar	S-220, S-306
40 Wall Street Noteholders	S-250	Certificateholder	S-306
40 Wall Street Pooling and Servicing		Certificateholder Quorum	S-206
Agreement	S-250	Certificates	S-277
40 Wall Street Special Servicer	S-225	Certifying Certificateholder	S-309
40 Wall Street Trustee	S-251	Class	S-277
Acceptable Insurance Default	S-120	Class V Distribution Account	S-339
Additional Primary Servicing		Class X-A Strip Rates	S-283
Compensation	S-210	Class X-B Strip Rates	S-283
Administrative Fee Rate	S-257	Class X-C Strip Rate	S-284
ADR	S-257	Class X-D Strip Rate	S-284
Advance Rate	S-335	Class X-E Strip Rates	S-284
Advances	S-334	Class X-F Strip Rate	S-284
Affected Investor	S-148	Clearstream	S-64
Allocated Loan Amount	S-257	Clearstream Participants	S-308
Annual Debt Service	S-257	Closing Date	S-195
Anticipated Repayment Date	S-256	CMBS	S-164
Appraisal Reduction Amount	S-283, S-302	Code	S-267
Appraisal Reduction Event	S-301	Collection Account	S-338
Appraised Value	S-257	Collection Period	S-282
Appraised-Out Class	S-304	Companion Loan	S-225
ARD Loans	S-256	Companion Loan Securities	S-341
Asset Status Report	S-372	Complaint	S-218
Assumed Final Distribution Date	S-297	Consultation Termination Event	S-323
Assumed Scheduled Payment	S-286	Control Eligible Certificates	S-324
Authenticating Agent	S-220	Control Termination Event	S-25
Available Funds	S-279	Controlling Class	S-323
Balloon Balance	S-258	Controlling Class Certificateholder	S-323
Balloon Loan	S-281	Controlling Class Representative	S-323
Balloon LTV	S-259	Controlling Companion Loan	S-225
Bankruptcy Code	S-196	Corrected Mortgage Loan	S-371
Base Interest Fraction	S-295	CPR	S-313
Beds	S-261	CREFC®	S-380
Berkeley Point	S-206	CREFC® Investor Reporting Package	S-382
Borrower Party	S-322	CREFC® License Fee	S-258
BPC Parties	S-211	CREFC® License Fee Rate	S-258
BPC Primary Serviced Loan		CREFC® NOI Adjustment Worksheet	S-388
Combination	S-208

S-401

INDEX OF DEFINED TERMS
(Continued)

CREFC® Operating Statement Analysis		Distribution Date Statement	S-380
Report	S-388	DMARC	S-164
Crossover Date	S-293	DSCR	S-173, S-261
CRR	S-148	DTC	S-64
Current LTV	S-258	Due Date	S-227
Custodian	S-217	Eden	S-245
Cut-off Date	S-224	Eden Roc Companion Loans	S-244
Cut-off Date Balance	S-224	Eden Roc Loan Combination	S-244
Cut-off Date Loan-to-Value Ratio	S-258	Eden Roc Mortgage Loan	S-244
Cut-off Date LTV	S-258	Eden Roc Mortgaged Property	S-244
Cut-off Date LTV Ratio	S-258	Eden Roc Non-Controlling Note Holders ...	S-246
Cut-off Date U/W NCF Debt Yield	S-258	Eden Roc Noteholders	S-245
Cut-off Date U/W NOI Debt Yield	S-259	EEA	S-148
DBRS	S-330	Eligible Operating Advisor	S-330
DBWF 2015-LCM Certificate		ERISA	S-393
Administrator	S-235	EU Prospectus Directive	S-9
DBWF 2015-LCM Control Eligible		Euroclear	S-64
Certificates	S-240	Euroclear Participants	S-309
DBWF 2015-LCM Controlling Class	S-240	Excess Interest	S-257
DBWF 2015-LCM Controlling Class		Excess Liquidation Proceeds	S-362
Certificateholder	S-240	Excess Liquidation Proceeds Account	S-339
DBWF 2015-LCM Controlling Class		Exchange Act	S-169
Representative	S-240	excluded controlling class holder	S-137
DBWF 2015-LCM Directing Holder	S-240	Excluded Controlling Class Holder	S-384
DBWF 2015-LCM Master Servicer	S-235	Excluded Controlling Class Mortgage
DBWF 2015-LCM Special Servicer	S-235	Loan	S-307
DBWF 2015-LCM Subordinate		Excluded Information	S-384
Consultation Period	S-240	excluded mortgage loan	S-26
DBWF 2015-LCM Subordinate Control		Excluded Mortgage Loan	S-322
Period	S-240	excluded special servicer	S-20
DBWF 2015-LCM Trust and Servicing		Excluded Special Servicer	S-204
Agreement	S-235	excluded special servicer mortgage loan	S-20
DBWF 2015-LCM Trustee	S-235	Excluded Special Servicer Mortgage
Debt Service Coverage Ratio	S-261	Loan	S-204
Default Interest	S-282	Exemption	S-393
Default Rate	S-282	Exemption Rating Agency	S-393
Defaulted Mortgage Loan	S-363	FDIC	S-196
Defeasance	S-267	FETL	S-11
Defeasance Collateral	S-267	FIEL	S-12
Defeasance Loans	S-263	Final Asset Status Report	S-328
Defeasance Lock-Out Period	S-263	Fitch	S-330
Defeasance Option	S-267	Form 8-K	S-277
Defeasance Period	S-263	FSCMA	S-11
Definitive Certificate	S-306	FSMA	S-8
Department	S-393	GAAP	S-256
Depositaries	S-307	GACC	S-163
Depositor	S-7, S-195	GACC Data Tape	S-165
Determination Date	S-282	GACC Deal Team	S-165
Directing Holder	S-26, S-322	GACC Mortgage Loans	S-164
Disclosable Special Servicer Fees	S-377	GLA	S-259
Discount Rate	S-264	Grantor Trust	S-390
Distribution Account	S-338	Guggenheim Partners	S-187
Distribution Date	S-279	Heartland	S-246

S-402

INDEX OF DEFINED TERMS
(Continued)

Heartland Industrial Portfolio		La Gran Plaza Noteholders	S-253
Companion Loans	S-246	Ladder Capital Group	S-178
Heartland Industrial Portfolio Directing		Ladder Capital Review Team	S-180
Holder	S-248	Ladder Holdings	S-178
Heartland Industrial Portfolio Loan		Lakewood Center Companion Loans	S-234
Combination	S-246	Lakewood Center Intercreditor
Heartland Industrial Portfolio Master		Agreement	S-235
Servicer	S-224	Lakewood Center Loan Combination	S-235
Heartland Industrial Portfolio Mortgage		Lakewood Center Mortgage Loan	S-234
Loan	S-246	Lakewood Center Mortgaged Property	S-234
Heartland Industrial Portfolio Mortgaged		Lakewood Center Noteholders	S-235
Properties	S-246	Lakewood Center Pari Passu
Heartland Industrial Portfolio Non-		Companion Loan	S-234
Controlling Note Holder	S-249	Lakewood Center Subordinate
Heartland Industrial Portfolio Note A-1		Companion Loan Holders	S-235
Companion Loan	S-246	Lakewood Center Subordinate
Heartland Industrial Portfolio Note A-1		Companion Loans	S-234
Securitization Date	S-247	LCF	S-177
Heartland Industrial Portfolio Note A-3		LCF Data Tape	S-180
Companion Loan	S-246	LCF Financing Affiliates	S-178
Heartland Industrial Portfolio		LCF Mortgage Loans	S-177
Noteholders	S-246	Leased Fee	S-259
Heartland Industrial Portfolio Pooling		Liquidation Fee	S-373
and Servicing Agreement	S-247	Liquidation Proceeds	S-374
Heartland Industrial Portfolio Special		LNR	S-200
Servicer	S-224	LNR Partners	S-200
Holders	S-309	Loan Combination	S-225
Indirect Participants	S-307	Loan-Specific Directing Holder	S-323
Initial Outstanding Pool Balance	S-224	Loan-to-Value Ratio	S-258
Initial Rate	S-256	Lockout Date	S-269
Intercreditor Agreement	S-225	Lock-Out Period	S-263
Interest Accrual Amount	S-282	Loss of Value Payment	S-347
Interest Accrual Period	S-283	Lower-Tier Distribution Account	S-339
Interest Payment Differential	S-264	Lower-Tier Regular Interests	S-390
Interest Rate	S-259	Lower-Tier REMIC	S-60, S-390
Interest Reserve Account	S-339	LTV	S-173
Interest Shortfall	S-283	LTV Ratio	S-258
Interested Person	S-364	LTV Ratio at Maturity or ARD	S-259
Investment Company Act	cover, S-63, S-395	MAI	S-304
Investor Certification	S-386	Major Decision	S-320
Investor Q&A Forum	S-384, S-385	Majority Controlling Class
Investor Registry	S-384	Certificateholders	S-323
IO Group YM Distribution Amount	S-294	Master Servicer	S-197
Issuing Entity	S-195	Master Servicer Prepayment Interest
KBRA	S-330	Shortfall Amount	S-300
La Gran Plaza Companion Loans	S-253	Master Servicer Remittance Date	S-333
La Gran Plaza Directing Holder	S-255	Master Servicing Fee	S-368
La Gran Plaza Intercreditor Agreement	S-253	Master Servicing Fee Rate	S-368
La Gran Plaza Loan Combination	S-253	Material Breach	S-346
La Gran Plaza Mortgage Loan	S-253	Material Document Defect	S-346
La Gran Plaza Mortgaged Property	S-253	Maturity Date or ARD LTV	S-259
La Gran Plaza Non-Controlling Note		Modeling Assumptions	S-313
Holder	S-255	Modification Fees	S-376

S-403

INDEX OF DEFINED TERMS
(Continued)

Modified Mortgage Loan	S-306	Operating Advisor Termination Event	S-330
Monthly Payment	S-281	P&I Advance	S-333
Moody’s	S-330	Pads	S-261
Morningstar	S-331	Pari Passu Companion Loan	S-226
Mortgage	S-227	Pari Passu Loan Primary Servicing Fee
Mortgage Loan Documents	S-345	Rate	S-285
Mortgage Loan Purchase Agreement	S-229	Park Bridge	S-220
Mortgage Loan Purchase Agreements	S-345	Participants	S-306
Mortgage Loan Sellers	S-229	Pass-Through Rate	S-283
Mortgage Loans	S-224	Paying Agent	S-217, S-220
Mortgage Pool	S-224	Percentage Interest	S-279
Mortgage Rate	S-285	Permitted Encumbrances	S-228
Mortgaged Properties	S-224	Permitted Special Servicer/Affiliate Fees	S-377
Mortgaged Property	S-224	PF	S-187
MSA	S-259	PF Data Tape	S-189
Net Default Interest	S-282	PF Financing Affiliates	S-187
Net Mortgage Pass-Through Rate	S-285	PF Mortgage Loans	S-187
Net Operating Income	S-259	PF Review Team	S-188
Net Prepayment Interest Excess	S-301	Plan	S-393
Net Prepayment Interest Shortfall	S-301	Planned Principal Balance	S-293
Net REO Proceeds	S-282	PMF	S-188
No Downgrade Confirmation	S-359	PML	S-175, S-184
NOI	S-259	Pooling and Servicing Agreement	S-316
NOI Date	S-259	PRC	S-10
Non-Controlling Note Holder	S-323	Prepayment Assumption	S-391
Non-Offered Certificates	S-14, S-278	Prepayment Interest Excess	S-300
Nonrecoverable Advance	S-336	Prepayment Interest Shortfall	S-299
Non-Reduced Certificates	S-206	Prepayment Premium	S-265
Non-Serviced Companion Loan	S-225	Prepayment Premium Lock-Out Period	S-263
Non-Serviced Loan Combination	S-225	Prime Rate	S-335
Non-Serviced Mortgage Loan	S-225	Principal Distribution Amount	S-285
Non-Serviced Subordinate Companion		Principal Prepayments	S-282
Loan	S-226	Private Certificates	S-277
non-U.S. holder	C-3	Privileged Information	S-328
Note	S-227	Privileged Information Exception	S-328
Note A-1	S-250	Privileged Person	S-386
Note A-2	S-250	Property Advances	S-334
Notice of Foreclosure/DIL	S-242	Qualification Criteria	S-181
Notional Balance	S-278	Qualified Affiliate	S-350
NRA	S-260	qualified intermediary	C-4
NRSRO	S-353	Qualified Substitute Mortgage Loan	S-347
NRSRO Certification	S-386	Rating Agencies	S-397
Occupancy	S-260	REA	S-90
Occupancy As-of Date	S-260	Realized Loss	S-298
Offered Certificateholder	S-391	Record Date	S-279
Offered Certificates	S-277	Regular Certificates	S-277
Offsetting Modification Fees	S-376	REIT LLLP	S-178
OID Regulations	S-391	Related Proceeds	S-336
Operating Advisor	S-220	Release Date	S-267
Operating Advisor Consulting Fee	S-333	Relevant Member State	S-9
Operating Advisor Fee	S-332	Relevant Persons	S-8
Operating Advisor Fee Rate	S-332	REMIC	S-158, S-390
Operating Advisor Standard	S-328	REMIC Regulations	S-389

S-404

INDEX OF DEFINED TERMS
(Continued)

Removed Mortgage Loan	S-346	Stated Principal Balance	S-299
REO Account	S-277	Subordinate Certificates	S-301
REO Loan	S-286	Subordinate Companion Loan	S-227
REO Property	S-277	Sub-Servicing Entity	S-352
REO Tax	S-361	T-12	S-260
Replacement Mortgage Loan	S-346	Term to Maturity	S-260
Repurchase Price	S-346	Terms and Conditions	S-309
Requesting Holders	S-304	TIA	S-355
Requesting Party	S-357	TIA Applicability Determination	S-356
Reserve Accounts	S-228	Triggering Event of Default	S-236
Residual Certificates	S-277	TRIPRA	S-121
Restricted Group	S-394	TRS LLLP	S-178
Restricted Party	S-328	Trust REMIC	S-60
Revised Rate	S-256	Trust REMICs	S-390
RevPar	S-260	Trustee	S-214
RMBS	S-217	Trustee/Certificate Administrator Fee	S-219
Rooms	S-261	Trustee/Certificate Administrator Fee
Rule 17g-5	S-355	Rate	S-220
Rules	S-308	TTM	S-260
S&P	S-331	U.S. Obligations	S-265
SEC	S-169	U.S. person	C-3
Securities Act	S-387	U.S. withholding agent	C-3
Securitization Retention Requirements	S-149	U/W EGI	S-261
SEL	S-175, S-184, S-192	U/W NCF	S-260
Sequential Pay Certificate	S-277	U/W NCF Debt Yield	S-258
Sequential Pay Certificates	S-277	U/W NCF DSCR	S-261
Serviced Companion Loan	S-226	U/W NOI	S-260
Serviced Loan Combination	S-226	U/W NOI Debt Yield	S-259
Serviced Pari Passu Companion Loan	S-226	U/W NOI DSCR	S-262
Serviced REO Property	S-277	U/W Revenue	S-262
Serviced Subordinate Companion Loan	S-227	Underwriters	S-195, S-395
Servicer Termination Events	S-350	Underwriting Agreement	S-395
Servicing Compensation	S-368	Underwritten NCF	S-260
Servicing Fee	S-368	Underwritten NCF Debt Yield	S-258
Servicing Fee Rate	S-368	Underwritten NCF DSCR	S-261
Servicing Shift Loan Combination	S-226	Underwritten Net Cash Flow	S-260
Servicing Shift Mortgage Loan	S-226	Underwritten Net Operating Income	S-262
Servicing Standard	S-318	Underwritten NOI	S-260
Servicing Transfer Event	S-371	Underwritten NOI Debt Yield	S-259
SF	S-260	Underwritten NOI DSCR	S-262
SFA	S-11	Units	S-261
Similar Law	S-393	Unliquidated Advance	S-338
Small Loan Appraisal Estimate	S-303	Unscheduled Payments	S-281
SMMEA	S-395	Updated Appraisal	S-303
Sole Certificateholder	S-368	Upper-Tier Distribution Account	S-339
Special Servicer	S-200	Upper-Tier REMIC	S-60
Special Servicer Decision	S-365	Volcker Rule	S-149
Special Servicing Fee	S-372	Voting Rights	S-359
Special Servicing Fee Rate	S-372	Wachovia	S-197
Specially Serviced Loan	S-370	Weighted Average Net Mortgage Pass-
Sponsors	S-229	Through Rate	S-284
Sq. Ft.	S-260	Wells Fargo	S-197, S-217
Square Feet	S-260	Withheld Amounts	S-339

S-405

INDEX OF DEFINED TERMS
(Continued)

Workout Fee	S-373	Yield Maintenance Loans	S-264
Workout-Delayed Reimbursement		Yield Maintenance Lock-Out Period	S-263
Amount	S-337	Yield Maintenance Period	S-264
WTNA	S-214	Zocalo	S-77
Yield Maintenance Charge	S-264

S-406

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)(7)	or ARD Balance($)(7)	Type(4)	Type(4)	Rate(5)
Loan	1	Lakewood Center(36)(37)	8.6%	1	GACC	120,000,000	119,365,623	69,421,919	Retail	Super Regional Mall	3.4320%
Loan	2	Eden Roc(36)	6.8%	1	CCRE	95,000,000	95,000,000	95,000,000	Hospitality	Full Service	4.3400%
Loan	3	Heartland Industrial Portfolio(36)	6.8%	22	GACC	95,000,000	95,000,000	88,479,350	Industrial	Warehouse/Distribution	4.3060%
Property	3.01	1080 Jenkins Brothers Road	0.8%	1	GACC	11,664,248	11,664,248		Industrial	Warehouse/Distribution
Property	3.02	4080 Perry Boulevard	0.5%	1	GACC	7,059,142	7,059,142		Industrial	Warehouse/Distribution
Property	3.03	5045 West 79th Street	0.5%	1	GACC	6,816,768	6,816,768		Industrial	Warehouse/Distribution
Property	3.04	117-119 Industrial Drive	0.5%	1	GACC	6,483,504	6,483,504		Industrial	Warehouse/Distribution
Property	3.05	150 Omicron Court	0.4%	1	GACC	5,816,976	5,816,976		Industrial	Warehouse/Distribution
Property	3.06	431 Smith Lane	0.4%	1	GACC	5,670,037	5,670,037		Industrial	Warehouse/Distribution
Property	3.07	4800 Corporation Drive	0.4%	1	GACC	5,514,008	5,514,008		Industrial	Warehouse/Distribution
Property	3.08	6500 Adelaide Court	0.4%	1	GACC	5,029,260	5,029,260		Industrial	Warehouse/Distribution
Property	3.09	271 Omega Parkway	0.3%	1	GACC	4,362,732	4,362,732		Industrial	Warehouse/Distribution
Property	3.10	1380 Perry Road	0.3%	1	GACC	4,029,468	4,029,468		Industrial	Warehouse/Distribution
Property	3.11	2000 Stanley Gault Parkway	0.3%	1	GACC	3,756,797	3,756,797		Industrial	Warehouse/Distribution
Property	3.12	300 Oak Bluff Lane	0.3%	1	GACC	3,665,907	3,665,907		Industrial	Warehouse/Distribution
Property	3.13	120 Trans Air Drive	0.3%	1	GACC	3,665,907	3,665,907		Industrial	Warehouse/Distribution
Property	3.14	5201 Interchange Way	0.2%	1	GACC	3,272,049	3,272,049		Industrial	Warehouse/Distribution
Property	3.15	5250-5350 Lakeview Parkway	0.2%	1	GACC	3,272,049	3,272,049		Industrial	Warehouse/Distribution
Property	3.16	2850 Earhart Court	0.2%	1	GACC	3,181,159	3,181,159		Industrial	Warehouse/Distribution
Property	3.17	7555 Woodland Drive	0.2%	1	GACC	2,999,378	2,999,378		Industrial	Warehouse/Distribution
Property	3.18	801 Swan Drive	0.2%	1	GACC	2,620,669	2,620,669		Industrial	Warehouse/Distribution
Property	3.19	7601-7687 Winton Drive	0.2%	1	GACC	2,484,333	2,484,333		Industrial	Warehouse/Distribution
Property	3.20	7645 Woodland Drive	0.1%	1	GACC	1,636,024	1,636,024		Industrial	Warehouse/Distribution
Property	3.21	200 Northfork Lane	0.1%	1	GACC	1,166,425	1,166,425		Industrial	Warehouse/Distribution
Property	3.22	100 Northfork Lane	0.1%	1	GACC	833,161	833,161		Industrial	Warehouse/Distribution
Loan	4	Palazzo Verdi	5.3%	1	LCF	73,500,000	73,500,000	67,659,226	Office	Suburban	4.8770%
Loan	5	Equinox West LA(34)	4.8%	1	CCRE	66,400,000	66,400,000	66,400,000	Retail	Single Tenant	4.6510%
Loan	6	Two Chatham Center & Garage	4.5%	1	GACC	62,400,000	62,321,740	50,056,908	Mixed Use	Office/Parking	4.2700%
Loan	7	40 Wall Street(36)	4.3%	1	LCF	60,000,000	59,883,649	42,627,691	Office	CBD	3.6650%
Loan	8	Westin Portland	4.2%	1	GACC	58,500,000	58,500,000	47,754,484	Hospitality	Full Service	4.7800%
Loan	9	Carefree Natomas Apartments	2.7%	1	CCRE	37,800,000	37,800,000	32,293,942	Multifamily	Senior Housing	4.5115%
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	1	LCF	37,650,000	37,650,000	34,389,857	Manufactured Housing Community	Manufactured Housing Community	4.3860%
Loan	11	McMullen Portfolio(38)	2.3%	8	Pillar	32,100,000	32,100,000	28,154,435	Office	Suburban	4.5820%
Property	11.01	Atrium I	0.6%	1	Pillar	8,700,000	8,700,000		Office	Suburban
Property	11.02	Atrium II	0.5%	1	Pillar	6,975,000	6,975,000		Office	Suburban
Property	11.03	Eisenhower Commerce Center	0.3%	1	Pillar	4,350,000	4,350,000		Office	Suburban
Property	11.04	Valley Ranch Business Park #3	0.3%	1	Pillar	3,525,000	3,525,000		Office	Suburban
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%	1	Pillar	3,525,000	3,525,000		Office	Suburban
Property	11.06	Valley Ranch Business Park #19	0.2%	1	Pillar	2,100,000	2,100,000		Office	Suburban
Property	11.07	Valley Ranch Business Park #23	0.1%	1	Pillar	1,575,000	1,575,000		Office	Suburban
Property	11.08	Valley Ranch Business Park #27	0.1%	1	Pillar	1,350,000	1,350,000		Office	Suburban
Loan	12	Embassy Suites Denver Tech Center	2.2%	1	LCF	30,600,000	30,600,000	26,241,659	Hospitality	Full Service	4.6520%
Loan	13	AVCO Center	2.2%	1	CCRE	30,000,000	30,000,000	30,000,000	Mixed Use	Office/Retail	3.8980%
Loan	14	Arbors at Las Colinas	2.1%	1	GACC	29,000,000	29,000,000	25,393,358	Multifamily	Garden	4.5100%
Loan	15	Boudin at the Wharf	1.9%	1	CCRE	27,000,000	27,000,000	24,608,025	Retail	Single Tenant	4.2525%
Loan	16	La Gran Plaza(36)(39)	1.9%	1	LCF	26,000,000	25,898,101	20,835,221	Mixed Use	Office/Retail	4.2400%
Loan	17	Westway Industrial	1.9%	1	CCRE	25,750,000	25,750,000	22,601,227	Industrial	Flex	4.6135%
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	13	LCF	24,000,000	23,973,311	19,609,396	Office	Suburban	4.8050%
Property	18.01	Osborne Building	0.4%	1	LCF	5,105,389	5,099,712		Office	Suburban
Property	18.02	Uptain Building	0.3%	1	LCF	4,376,048	4,371,182		Office	Suburban
Property	18.03	Franklin Building	0.2%	1	LCF	3,305,389	3,301,714		Office	Suburban
Property	18.04	6200 Building	0.2%	1	LCF	2,766,467	2,763,391		Office	Suburban
Property	18.05	6000 Building	0.1%	1	LCF	1,365,269	1,363,751		Office	Suburban
Property	18.06	6300 Building	0.1%	1	LCF	1,332,934	1,331,452		Office	Suburban
Property	18.07	6100 Building	0.1%	1	LCF	1,020,359	1,019,225		Office	Suburban

A-1-1

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)(7)	or ARD Balance($)(7)	Type(4)	Type(4)	Rate(5)
Property	18.08	5800 Building	0.1%	1	LCF	905,389	904,382		Office	Suburban
Property	18.09	5900 Building	0.1%	1	LCF	855,090	854,139		Office	Suburban
Property	18.10	5700 Building	0.1%	1	LCF	819,162	818,251		Office	Suburban
Property	18.11	6500 Building	0.1%	1	LCF	819,162	818,251		Office	Suburban
Property	18.12	6600 Building	0.0%	1	LCF	682,635	681,876		Office	Suburban
Property	18.13	6400 Building	0.0%	1	LCF	646,707	645,987		Office	Suburban
Loan	19	Midway Shopping Center	1.7%	1	LCF	24,000,000	23,970,150	19,278,413	Retail	Anchored	4.3080%
Loan	20	ART Multi-State Portfolio I	1.6%	6	CCRE	22,318,000	22,318,000	19,259,051	Multifamily	Garden	4.8920%
Property	20.01	Slate Run	0.4%	1	CCRE	6,100,010	6,100,010		Multifamily	Garden
Property	20.02	Rosewood	0.3%	1	CCRE	3,944,917	3,944,917		Multifamily	Garden
Property	20.03	Redwood Hollow	0.3%	1	CCRE	3,579,646	3,579,646		Multifamily	Garden
Property	20.04	Ranchside	0.2%	1	CCRE	3,433,538	3,433,538		Multifamily	Garden
Property	20.05	Sutton Place	0.2%	1	CCRE	2,702,998	2,702,998		Multifamily	Garden
Property	20.06	Capital Ridge	0.2%	1	CCRE	2,556,890	2,556,890		Multifamily	Garden
Loan	21	East Hampton Village(39)	1.5%	1	LCF	21,360,000	21,360,000	19,507,558	Manufactured Housing Community	Manufactured Housing Community	4.3770%
Loan	22	Vero Beach Outlets	1.5%	1	CCRE	21,000,000	21,000,000	17,958,973	Retail	Outlet Center	4.5505%
Loan	23	LG&E Center	1.5%	1	CCRE	20,862,000	20,862,000	20,862,000	Office	CBD	4.2425%
Loan	24	Siemens Buffalo Grove	1.3%	1	GACC	18,500,000	18,479,828	15,158,362	Industrial	Flex	4.8900%
Loan	25	Sheraton Suites Akron	1.3%	1	GACC	18,000,000	17,932,493	12,990,332	Hospitality	Full Service	4.0600%
Loan	26	Las Palmas Village(38)	1.3%	1	CCRE	17,500,000	17,480,122	14,254,207	Retail	Anchored	4.7125%
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	1	GACC	16,325,000	16,325,000	16,325,000	Hospitality	Limited Service	4.5750%
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	1	GACC	15,250,000	15,250,000	15,250,000	Hospitality	Limited Service	4.5750%
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	1	GACC	12,250,000	12,250,000	12,250,000	Hospitality	Limited Service	4.5750%
Loan	30	Anaheim Hills Business Center(39)	0.8%	1	GACC	10,800,000	10,800,000	10,800,000	Industrial	Flex	4.1500%
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	2	Pillar	10,650,000	10,650,000	9,102,553	Multifamily	Mid-Rise	4.5270%
Property	31.01	Locust Street Lofts	0.4%	1	Pillar	5,407,500	5,407,500		Multifamily	Mid-Rise
Property	31.02	Motor Lofts	0.4%	1	Pillar	5,242,500	5,242,500		Multifamily	Mid-Rise
Loan	32	Hilton Garden Inn Blacksburg	0.8%	1	GACC	10,500,000	10,500,000	10,500,000	Hospitality	Select Service	4.3100%
Loan	33	940 Howard	0.7%	1	GACC	10,000,000	10,000,000	8,684,403	Office	CBD	4.1600%
Loan	34	2217 Caton Avenue	0.7%	1	GACC	9,700,000	9,700,000	8,879,284	Mixed Use	Multifamily/Retail	4.5200%
Loan	35	Corpus Christi Portfolio	0.7%	2	LCF	9,500,000	9,433,196	5,994,127	Hospitality	Various	5.0210%
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%	1	LCF	5,200,000	5,163,433		Hospitality	Limited Service
Property	35.02	Candlewood Suites Corpus Christi	0.3%	1	LCF	4,300,000	4,269,762		Hospitality	Extended Stay
Loan	36	Cypress Point Shopping Center	0.7%	1	CCRE	9,100,000	9,100,000	8,364,331	Retail	Anchored	4.7795%
Loan	37	Bemidji Multifamily	0.6%	1	CCRE	8,175,000	8,166,196	6,710,090	Multifamily	Garden	4.9430%
Loan	38	Home 2 Suites	0.6%	1	Pillar	8,050,000	8,019,344	6,482,693	Hospitality	Extended Stay	4.3800%
Loan	39	Trowbridge Village Retail Center	0.6%	1	Pillar	7,725,000	7,725,000	7,061,338	Retail	Anchored	4.4330%
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	1	LCF	7,125,000	7,125,000	6,443,543	Office	Suburban	5.0000%
Loan	41	The Addison	0.5%	1	Pillar	7,000,000	7,000,000	5,966,279	Office	Medical	4.4220%
Loan	42	Cedar Brook Business Park(39)	0.5%	1	GACC	6,910,000	6,910,000	6,910,000	Mixed Use	Office/Retail/Warehouse	4.1100%
Loan	43	AT&T Office	0.5%	1	LCF	6,750,000	6,733,567	4,177,636	Office	CBD	4.5530%
Loan	44	Haier America HQ(39)	0.5%	1	LCF	6,565,000	6,565,000	6,565,000	Office	Suburban	5.4730%
Loan	45	Grandview Center(34)	0.5%	1	GACC	6,420,000	6,420,000	5,604,409	Retail	Anchored	4.3800%
Loan	46	Office Court on Inverness	0.4%	1	LCF	5,600,000	5,593,891	4,588,173	Office	Suburban	4.8880%
Loan	47	Sherman Oaks	0.4%	1	Pillar	5,350,000	5,350,000	4,574,648	Multifamily	Garden	4.5420%
Loan	48	34 Marketplace	0.4%	1	GACC	5,300,000	5,291,000	3,883,260	Retail	Unanchored	4.4500%
Loan	49	Weyhill Building	0.4%	1	LCF	5,100,000	5,094,329	4,166,997	Office	Suburban	4.8050%
Loan	50	Rancho Crossroads Plaza	0.4%	1	Pillar	5,000,000	5,000,000	4,164,679	Retail	Unanchored	4.5460%
Loan	51	Addison House	0.4%	1	CCRE	4,900,000	4,887,893	3,973,800	Retail	Single Tenant	4.5855%
Loan	52	CVS & BBT Margate	0.3%	1	CCRE	4,850,000	4,850,000	4,439,809	Retail	Unanchored	4.5240%
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	1	LCF	4,850,000	4,850,000	4,292,917	Industrial	Warehouse/Distribution	4.9900%
Loan	54	Three Seasons MHP	0.3%	1	Pillar	3,650,000	3,650,000	3,122,602	Manufactured Housing Community	Manufactured Housing Community	4.5610%
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	1	Pillar	975,000	975,000	816,194	Self Storage	Self Storage	4.7110%
Loan	56	Tarponaire Mobile Resort	0.3%	1	CCRE	4,620,000	4,620,000	4,340,363	Manufactured Housing Community	Manufactured Housing Community	5.0025%
Loan	57	Oddfellows Building	0.3%	1	Pillar	4,500,000	4,488,273	3,616,047	Office	CBD	4.3200%

A-1-2

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)(7)	or ARD Balance($)(7)	Type(4)	Type(4)	Rate(5)
Loan	58	Black Bear Center	0.3%	1	GACC	4,300,000	4,300,000	3,942,998	Retail	Unanchored	4.6300%
Loan	59	Garden of the Gods RV Park	0.3%	1	LCF	4,250,000	4,235,339	3,130,060	Manufactured Housing Community	Recreational Vehicle Park	4.5880%
Loan	60	Grande Haven Villas	0.3%	1	LCF	3,840,000	3,831,307	3,158,842	Multifamily	Garden	5.0120%
Loan	61	Extra Space Storage	0.3%	1	CCRE	3,750,000	3,745,880	3,069,332	Self Storage	Self Storage	4.8575%
Loan	62	StoreSmart Spring Hill	0.3%	1	CCRE	3,700,000	3,700,000	3,191,478	Self Storage	Self Storage	4.8750%
Loan	63	Atrium Villa Apartments	0.3%	1	CCRE	3,500,000	3,500,000	2,989,971	Multifamily	Garden	4.5085%
Loan	64	Edinburg Shopping Center	0.3%	1	Pillar	3,500,000	3,496,294	2,879,616	Retail	Shadow Anchored	5.0150%
Loan	65	Merced Estates MHC	0.3%	1	GACC	3,500,000	3,490,987	2,818,384	Manufactured Housing Community	Manufactured Housing Community	4.3800%
Loan	66	Spanish Palms Plaza	0.3%	1	Pillar	3,500,000	3,486,671	2,818,562	Retail	Unanchored	4.3800%
Loan	67	Easy Street Apartments	0.2%	1	CCRE	3,300,000	3,296,468	2,711,066	Multifamily	Student Housing	4.9700%
Loan	68	Great American Office Plaza	0.2%	1	CCRE	3,300,000	3,291,553	2,660,109	Office	Suburban	4.4100%
Loan	69	Carriage House Apartments	0.2%	1	GACC	2,800,000	2,796,759	2,274,311	Multifamily	Garden	4.6300%
Loan	70	Valley View I & II	0.2%	1	Pillar	2,750,000	2,743,156	2,227,489	Multifamily	Garden	4.5500%
Loan	71	New Hyde Park Commons	0.2%	1	LCF	2,450,000	2,439,698	1,658,162	Retail	Unanchored	4.7160%
Loan	72	Gypsum Riverview MHP	0.2%	1	LCF	2,400,000	2,397,437	1,972,267	Manufactured Housing Community	Manufactured Housing Community	4.9790%
Loan	73	Sprint Oviedo	0.2%	1	CCRE	2,200,000	2,194,971	1,806,969	Retail	Shadow Anchored	4.9650%
Loan	74	Wickshire Apartments	0.1%	1	GACC	2,050,000	2,047,491	1,650,852	Multifamily	Garden	4.3800%
Loan	75	Georgetown Self Storage	0.1%	1	CCRE	1,800,000	1,795,186	1,439,774	Self Storage	Self Storage	4.1895%
Loan	76	Dollar General - Canyon Lake(39)	0.1%	1	LCF	897,000	897,000	897,000	Retail	Single Tenant	5.2000%
Loan	77	Dollar General - Pleasanton(39)	0.1%	1	LCF	855,400	855,400	855,400	Retail	Single Tenant	5.0260%
Loan	78	Dollar General - Peoria (West)(39)	0.1%	1	LCF	845,000	845,000	845,000	Retail	Single Tenant	5.0250%
Loan	79	Dollar General - Bridgeport(39)	0.1%	1	LCF	812,500	812,500	812,500	Retail	Single Tenant	5.0240%
Loan	80	Dollar General - Tremont(39)	0.1%	1	LCF	780,000	780,000	780,000	Retail	Single Tenant	5.0230%
Loan	81	Dollar General - Wheeler(39)	0.1%	1	LCF	708,500	708,500	708,500	Retail	Single Tenant	5.2000%

A-1-3

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Interest	Original	Remaining	Original	Remaining		First
Property			Initial Pool	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final
Flag	ID	Property Name	Balance	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term(7)	Term(7)	Date	Date	or ARD Date(5)	(Yes/No)	Maturity Date
Loan	1	Lakewood Center(36)(37)	8.6%	0.0087%	Actual/360	132	130	256	254	5/12/2015	7/1/2015	6/1/2026	No	6/1/2026
Loan	2	Eden Roc(36)	6.8%	0.0128%	Actual/360	120	119	0	0	6/25/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	3	Heartland Industrial Portfolio(36)	6.8%	0.0087%	Actual/360	120	119	360	360	6/19/2015	8/1/2015	7/1/2025	No	7/1/2025
Property	3.01	1080 Jenkins Brothers Road	0.8%
Property	3.02	4080 Perry Boulevard	0.5%
Property	3.03	5045 West 79th Street	0.5%
Property	3.04	117-119 Industrial Drive	0.5%
Property	3.05	150 Omicron Court	0.4%
Property	3.06	431 Smith Lane	0.4%
Property	3.07	4800 Corporation Drive	0.4%
Property	3.08	6500 Adelaide Court	0.4%
Property	3.09	271 Omega Parkway	0.3%
Property	3.10	1380 Perry Road	0.3%
Property	3.11	2000 Stanley Gault Parkway	0.3%
Property	3.12	300 Oak Bluff Lane	0.3%
Property	3.13	120 Trans Air Drive	0.3%
Property	3.14	5201 Interchange Way	0.2%
Property	3.15	5250-5350 Lakeview Parkway	0.2%
Property	3.16	2850 Earhart Court	0.2%
Property	3.17	7555 Woodland Drive	0.2%
Property	3.18	801 Swan Drive	0.2%
Property	3.19	7601-7687 Winton Drive	0.2%
Property	3.20	7645 Woodland Drive	0.1%
Property	3.21	200 Northfork Lane	0.1%
Property	3.22	100 Northfork Lane	0.1%
Loan	4	Palazzo Verdi	5.3%	0.0106%	Actual/360	120	119	360	360	6/25/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	5	Equinox West LA(34)	4.8%	0.0306%	Actual/360	120	120	0	0	7/14/2015	9/6/2015	8/6/2025	No	8/6/2025
Loan	6	Two Chatham Center & Garage	4.5%	0.0106%	Actual/360	120	119	360	359	6/17/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	7	40 Wall Street(36)	4.3%	0.0087%	Actual/360	120	119	300	299	7/2/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	8	Westin Portland	4.2%	0.0106%	Actual/360	120	120	360	360	7/10/2015	9/6/2015	8/6/2025	No	8/6/2025
Loan	9	Carefree Natomas Apartments	2.7%	0.0306%	Actual/360	120	120	360	360	7/9/2015	9/6/2015	8/6/2025	No	8/6/2025
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	0.0106%	Actual/360	120	119	360	360	6/11/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	11	McMullen Portfolio(38)	2.3%	0.0581%	Actual/360	120	119	360	360	6/22/2015	8/6/2015	7/6/2025	No	7/6/2025
Property	11.01	Atrium I	0.6%
Property	11.02	Atrium II	0.5%
Property	11.03	Eisenhower Commerce Center	0.3%
Property	11.04	Valley Ranch Business Park #3	0.3%
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%
Property	11.06	Valley Ranch Business Park #19	0.2%
Property	11.07	Valley Ranch Business Park #23	0.1%
Property	11.08	Valley Ranch Business Park #27	0.1%
Loan	12	Embassy Suites Denver Tech Center	2.2%	0.0106%	Actual/360	120	119	360	360	6/25/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	13	AVCO Center	2.2%	0.0206%	Actual/360	120	119	0	0	6/11/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	14	Arbors at Las Colinas	2.1%	0.0106%	Actual/360	120	119	360	360	6/17/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	15	Boudin at the Wharf	1.9%	0.0306%	Actual/360	120	119	360	360	6/29/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	16	La Gran Plaza(36)(39)	1.9%	0.0183%	Actual/360	120	117	360	357	4/13/2015	6/6/2015	5/6/2025	No	5/6/2025
Loan	17	Westway Industrial	1.9%	0.0306%	Actual/360	120	119	360	360	6/22/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	0.0106%	Actual/360	120	119	360	359	6/19/2015	8/6/2015	7/6/2025	No	7/6/2025
Property	18.01	Osborne Building	0.4%
Property	18.02	Uptain Building	0.3%
Property	18.03	Franklin Building	0.2%
Property	18.04	6200 Building	0.2%
Property	18.05	6000 Building	0.1%
Property	18.06	6300 Building	0.1%
Property	18.07	6100 Building	0.1%

A-1-4

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Interest	Original	Remaining	Original	Remaining		First
Property			Initial Pool	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final
Flag	ID	Property Name	Balance	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term(7)	Term(7)	Date	Date	or ARD Date(5)	(Yes/No)	Maturity Date
Property	18.08	5800 Building	0.1%
Property	18.09	5900 Building	0.1%
Property	18.10	5700 Building	0.1%
Property	18.11	6500 Building	0.1%
Property	18.12	6600 Building	0.0%
Property	18.13	6400 Building	0.0%
Loan	19	Midway Shopping Center	1.7%	0.0106%	Actual/360	120	119	360	359	6/11/2015	8/1/2015	7/1/2025	No	7/1/2025
Loan	20	ART Multi-State Portfolio I	1.6%	0.0306%	Actual/360	120	119	360	360	6/23/2015	8/6/2015	7/6/2025	No	7/6/2025
Property	20.01	Slate Run	0.4%
Property	20.02	Rosewood	0.3%
Property	20.03	Redwood Hollow	0.3%
Property	20.04	Ranchside	0.2%
Property	20.05	Sutton Place	0.2%
Property	20.06	Capital Ridge	0.2%
Loan	21	East Hampton Village(39)	1.5%	0.0106%	Actual/360	120	119	360	360	6/11/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	22	Vero Beach Outlets	1.5%	0.0306%	Actual/360	120	112	360	360	11/13/2014	1/6/2015	12/6/2024	No	12/6/2024
Loan	23	LG&E Center	1.5%	0.0306%	Actual/360	120	118	0	0	6/4/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	24	Siemens Buffalo Grove	1.3%	0.0106%	Actual/360	120	119	360	359	6/18/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	25	Sheraton Suites Akron	1.3%	0.0106%	Actual/360	120	118	300	298	6/1/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	26	Las Palmas Village(38)	1.3%	0.0306%	Actual/360	120	119	360	359	7/2/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	0.0106%	Actual/360	120	118	0	0	6/5/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	0.0106%	Actual/360	120	118	0	0	6/5/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	0.0106%	Actual/360	120	118	0	0	6/5/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	30	Anaheim Hills Business Center(39)	0.8%	0.0106%	Actual/360	120	117	0	0	4/30/2015	6/6/2015	5/6/2025	No	5/6/2025
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	0.0106%	Actual/360	120	118	360	360	5/19/2015	7/6/2015	6/6/2025	No	6/6/2025
Property	31.01	Locust Street Lofts	0.4%
Property	31.02	Motor Lofts	0.4%
Loan	32	Hilton Garden Inn Blacksburg	0.8%	0.0106%	Actual/360	60	58	0	0	5/20/2015	7/6/2015	6/6/2020	No	6/6/2020
Loan	33	940 Howard	0.7%	0.0106%	Actual/360	120	119	360	360	6/17/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	34	2217 Caton Avenue	0.7%	0.0106%	Actual/360	120	119	360	360	6/9/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	35	Corpus Christi Portfolio	0.7%	0.0106%	Actual/360	120	117	240	237	5/1/2015	6/6/2015	5/6/2025	No	5/6/2025
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%
Property	35.02	Candlewood Suites Corpus Christi	0.3%
Loan	36	Cypress Point Shopping Center	0.7%	0.0306%	Actual/360	84	83	360	360	6/26/2015	8/6/2015	7/6/2022	No	7/6/2022
Loan	37	Bemidji Multifamily	0.6%	0.0306%	Actual/360	120	119	360	359	6/8/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	38	Home 2 Suites	0.6%	0.0106%	Actual/360	120	117	360	357	5/1/2015	6/6/2015	5/6/2025	No	5/6/2025
Loan	39	Trowbridge Village Retail Center	0.6%	0.0106%	Actual/360	120	118	360	360	5/12/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	0.0106%	Actual/360	120	119	360	360	6/18/2015	8/6/2015	7/6/2025	Yes	7/6/2030
Loan	41	The Addison	0.5%	0.0106%	Actual/360	120	119	360	360	6/8/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	42	Cedar Brook Business Park(39)	0.5%	0.0106%	Actual/360	120	117	0	0	4/30/2015	6/6/2015	5/6/2025	No	5/6/2025
Loan	43	AT&T Office	0.5%	0.0106%	Actual/360	120	119	240	239	6/19/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	44	Haier America HQ(39)	0.5%	0.0106%	Actual/360	120	119	0	0	6/24/2015	8/6/2015	7/6/2025	Yes	7/6/2030
Loan	45	Grandview Center(34)	0.5%	0.0406%	Actual/360	120	118	360	360	6/5/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	46	Office Court on Inverness	0.4%	0.0106%	Actual/360	120	119	360	359	6/23/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	47	Sherman Oaks	0.4%	0.0106%	Actual/360	120	119	360	360	6/30/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	48	34 Marketplace	0.4%	0.0781%	Actual/360	120	119	300	299	6/11/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	49	Weyhill Building	0.4%	0.0106%	Actual/360	120	119	360	359	6/19/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	50	Rancho Crossroads Plaza	0.4%	0.0106%	Actual/360	120	118	360	360	6/3/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	51	Addison House	0.4%	0.0306%	Actual/360	120	118	360	358	5/21/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	52	CVS & BBT Margate	0.3%	0.0306%	Actual/360	120	120	360	360	7/9/2015	9/6/2015	8/6/2025	No	8/6/2025
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	0.0106%	Actual/360	120	119	360	360	6/18/2015	8/6/2015	7/6/2025	Yes	7/6/2030
Loan	54	Three Seasons MHP	0.3%	0.0106%	Actual/360	120	119	360	360	7/1/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	0.0106%	Actual/360	120	119	360	360	7/1/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	56	Tarponaire Mobile Resort	0.3%	0.0306%	Actual/360	60	59	360	360	7/1/2015	8/6/2015	7/6/2020	No	7/6/2020
Loan	57	Oddfellows Building	0.3%	0.0106%	Actual/360	120	118	360	358	5/28/2015	7/6/2015	6/6/2025	No	6/6/2025

A-1-5

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Interest	Original	Remaining	Original	Remaining		First
Property			Initial Pool	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final
Flag	ID	Property Name	Balance	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term(7)	Term(7)	Date	Date	or ARD Date(5)	(Yes/No)	Maturity Date
Loan	58	Black Bear Center	0.3%	0.0106%	Actual/360	120	118	360	360	6/5/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	59	Garden of the Gods RV Park	0.3%	0.0106%	Actual/360	120	118	300	298	5/29/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	60	Grande Haven Villas	0.3%	0.0106%	Actual/360	120	118	360	358	5/21/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	61	Extra Space Storage	0.3%	0.0306%	Actual/360	120	119	360	359	7/2/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	62	StoreSmart Spring Hill	0.3%	0.0306%	Actual/360	120	119	360	360	7/1/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	63	Atrium Villa Apartments	0.3%	0.0306%	Actual/360	120	118	360	360	5/19/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	64	Edinburg Shopping Center	0.3%	0.0106%	Actual/360	120	119	360	359	6/24/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	65	Merced Estates MHC	0.3%	0.0506%	Actual/360	120	118	360	358	6/1/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	66	Spanish Palms Plaza	0.3%	0.0106%	Actual/360	120	117	360	357	5/4/2015	6/6/2015	5/6/2025	No	5/6/2025
Loan	67	Easy Street Apartments	0.2%	0.0306%	Actual/360	120	119	360	359	7/1/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	68	Great American Office Plaza	0.2%	0.0306%	Actual/360	120	118	360	358	6/2/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	69	Carriage House Apartments	0.2%	0.0581%	Actual/360	120	119	360	359	6/16/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	70	Valley View I & II	0.2%	0.0106%	Actual/360	120	118	360	358	5/14/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	71	New Hyde Park Commons	0.2%	0.0106%	Actual/360	120	118	264	262	6/5/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	72	Gypsum Riverview MHP	0.2%	0.0106%	Actual/360	120	119	360	359	6/11/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	73	Sprint Oviedo	0.2%	0.0306%	Actual/360	120	118	360	358	6/3/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	74	Wickshire Apartments	0.1%	0.0581%	Actual/360	120	119	360	359	6/16/2015	8/6/2015	7/6/2025	No	7/6/2025
Loan	75	Georgetown Self Storage	0.1%	0.0306%	Actual/360	120	118	360	358	5/15/2015	7/6/2015	6/6/2025	No	6/6/2025
Loan	76	Dollar General - Canyon Lake(39)	0.1%	0.0106%	Actual/360	120	119	0	0	6/18/2015	8/6/2015	7/6/2025	Yes	7/6/2030
Loan	77	Dollar General - Pleasanton(39)	0.1%	0.0106%	Actual/360	120	119	0	0	6/24/2015	8/6/2015	7/6/2025	Yes	7/6/2030
Loan	78	Dollar General - Peoria (West)(39)	0.1%	0.0106%	Actual/360	120	119	0	0	6/24/2015	8/6/2015	7/6/2025	Yes	7/6/2030
Loan	79	Dollar General - Bridgeport(39)	0.1%	0.0106%	Actual/360	120	119	0	0	6/24/2015	8/6/2015	7/6/2025	Yes	7/6/2030
Loan	80	Dollar General - Tremont(39)	0.1%	0.0106%	Actual/360	120	119	0	0	6/25/2015	8/6/2015	7/6/2025	Yes	7/6/2030
Loan	81	Dollar General - Wheeler(39)	0.1%	0.0106%	Actual/360	120	119	0	0	6/18/2015	8/6/2015	7/6/2025	Yes	7/6/2030

A-1-6

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
						Pari Passu	Pari Passu
			% of	Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Initial Pool	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related
Flag	ID	Property Name	Balance	Service($)(7)(8)	Service($)(7)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)	Other Loans	Borrower
Loan	1	Lakewood Center(36)(37)	8.6%	664,759	7,977,112	664,759	7,977,112		Hard	Springing	No
Loan	2	Eden Roc(36)	6.8%	348,355	4,180,264	348,355	4,180,264	119	Hard	Springing	No
Loan	3	Heartland Industrial Portfolio(36)	6.8%	470,463	5,645,552	767,597	9,211,163	71	Hard	Springing	No
Property	3.01	1080 Jenkins Brothers Road	0.8%
Property	3.02	4080 Perry Boulevard	0.5%
Property	3.03	5045 West 79th Street	0.5%
Property	3.04	117-119 Industrial Drive	0.5%
Property	3.05	150 Omicron Court	0.4%
Property	3.06	431 Smith Lane	0.4%
Property	3.07	4800 Corporation Drive	0.4%
Property	3.08	6500 Adelaide Court	0.4%
Property	3.09	271 Omega Parkway	0.3%
Property	3.10	1380 Perry Road	0.3%
Property	3.11	2000 Stanley Gault Parkway	0.3%
Property	3.12	300 Oak Bluff Lane	0.3%
Property	3.13	120 Trans Air Drive	0.3%
Property	3.14	5201 Interchange Way	0.2%
Property	3.15	5250-5350 Lakeview Parkway	0.2%
Property	3.16	2850 Earhart Court	0.2%
Property	3.17	7555 Woodland Drive	0.2%
Property	3.18	801 Swan Drive	0.2%
Property	3.19	7601-7687 Winton Drive	0.2%
Property	3.20	7645 Woodland Drive	0.1%
Property	3.21	200 Northfork Lane	0.1%
Property	3.22	100 Northfork Lane	0.1%
Loan	4	Palazzo Verdi	5.3%	389,057	4,668,687			59	Hard	In Place	No
Loan	5	Equinox West LA(34)	4.8%	260,930	3,131,157			120	Hard	In Place	No
Loan	6	Two Chatham Center & Garage	4.5%	307,702	3,692,419				Hard	Springing	No
Loan	7	40 Wall Street(36)	4.3%	305,710	3,668,517	509,516	6,114,195		Hard	In Place	No
Loan	8	Westin Portland	4.2%	306,222	3,674,669				Springing Hard	Springing	No
Loan	9	Carefree Natomas Apartments	2.7%	191,785	2,301,425			24	Springing Soft	Springing	No
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	188,225	2,258,703			59	Springing Soft	Springing	No	Yes - A
Loan	11	McMullen Portfolio(38)	2.3%	164,214	1,970,565			35	Hard	In Place	No
Property	11.01	Atrium I	0.6%
Property	11.02	Atrium II	0.5%
Property	11.03	Eisenhower Commerce Center	0.3%
Property	11.04	Valley Ranch Business Park #3	0.3%
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%
Property	11.06	Valley Ranch Business Park #19	0.2%
Property	11.07	Valley Ranch Business Park #23	0.1%
Property	11.08	Valley Ranch Business Park #27	0.1%
Loan	12	Embassy Suites Denver Tech Center	2.2%	157,822	1,893,859			23	Hard	Springing	No
Loan	13	AVCO Center	2.2%	98,803	1,185,642			119	Springing Hard	Springing	No
Loan	14	Arbors at Las Colinas	2.1%	147,111	1,765,333			35	Soft	Springing	No
Loan	15	Boudin at the Wharf	1.9%	132,863	1,594,359			59	Springing Hard	Springing	No
Loan	16	La Gran Plaza(36)(39)	1.9%	127,752	1,533,027	245,677	2,948,128		Hard	Springing	No
Loan	17	Westway Industrial	1.9%	132,214	1,586,565			35	Hard	Springing	No
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	125,992	1,511,907				Soft, Springing Hard	Springing	No
Property	18.01	Osborne Building	0.4%
Property	18.02	Uptain Building	0.3%
Property	18.03	Franklin Building	0.2%
Property	18.04	6200 Building	0.2%
Property	18.05	6000 Building	0.1%
Property	18.06	6300 Building	0.1%
Property	18.07	6100 Building	0.1%

A-1-7

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
						Pari Passu	Pari Passu
			% of	Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Initial Pool	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related
Flag	ID	Property Name	Balance	Service($)(7)(8)	Service($)(7)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)	Other Loans	Borrower
Property	18.08	5800 Building	0.1%
Property	18.09	5900 Building	0.1%
Property	18.10	5700 Building	0.1%
Property	18.11	6500 Building	0.1%
Property	18.12	6600 Building	0.0%
Property	18.13	6400 Building	0.0%
Loan	19	Midway Shopping Center	1.7%	118,882	1,426,583				Hard	Springing	No
Loan	20	ART Multi-State Portfolio I	1.6%	118,339	1,420,069			23	Soft	Springing	No
Property	20.01	Slate Run	0.4%
Property	20.02	Rosewood	0.3%
Property	20.03	Redwood Hollow	0.3%
Property	20.04	Ranchside	0.2%
Property	20.05	Sutton Place	0.2%
Property	20.06	Capital Ridge	0.2%
Loan	21	East Hampton Village(39)	1.5%	106,673	1,280,070			59	Springing Soft	Springing	No	Yes - A
Loan	22	Vero Beach Outlets	1.5%	107,035	1,284,420			16	Springing Hard	Springing	No
Loan	23	LG&E Center	1.5%	74,780	897,363			118	Hard	Springing	No
Loan	24	Siemens Buffalo Grove	1.3%	98,072	1,176,864				Hard	In Place	No
Loan	25	Sheraton Suites Akron	1.3%	95,608	1,147,296				Springing Hard	Springing	No
Loan	26	Las Palmas Village(38)	1.3%	90,893	1,090,718				Springing Hard	Springing	No
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	63,103	757,242			118	Springing Hard	Springing	No	Yes - B
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	58,948	707,378			118	Springing Hard	Springing	No	Yes - B
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	47,352	568,221			118	Springing Hard	Springing	No	Yes - B
Loan	30	Anaheim Hills Business Center(39)	0.8%	37,869	454,425			117	Hard	Springing	No	Yes - C
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	54,133	649,596			22	Soft	Springing	No
Property	31.01	Locust Street Lofts	0.4%
Property	31.02	Motor Lofts	0.4%
Loan	32	Hilton Garden Inn Blacksburg	0.8%	38,236	458,835			58	Hard	Springing	No
Loan	33	940 Howard	0.7%	48,669	584,022			35	Hard	Springing	No
Loan	34	2217 Caton Avenue	0.7%	49,264	591,166			59	Springing Hard	Springing	No
Loan	35	Corpus Christi Portfolio	0.7%	62,806	753,673				Hard	Springing	No
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%
Property	35.02	Candlewood Suites Corpus Christi	0.3%
Loan	36	Cypress Point Shopping Center	0.7%	47,632	571,582			23	Springing Hard	Springing	No
Loan	37	Bemidji Multifamily	0.6%	43,601	523,210				Soft	Springing	No
Loan	38	Home 2 Suites	0.6%	40,216	482,595				Hard	Springing	No
Loan	39	Trowbridge Village Retail Center	0.6%	38,835	466,014			58	Springing Hard	Springing	No
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	38,249	458,982			47	Hard	In Place	No	Yes - D
Loan	41	The Addison	0.5%	35,144	421,731			23	Springing Hard	Springing	No
Loan	42	Cedar Brook Business Park(39)	0.5%	23,995	287,945			117	Hard	Springing	No	Yes - C
Loan	43	AT&T Office	0.5%	42,897	514,766				Hard	In Place	No
Loan	44	Haier America HQ(39)	0.5%	30,358	364,293			119	Hard	In Place	No	Yes - D
Loan	45	Grandview Center(34)	0.5%	32,073	384,877			34	Hard	Springing	No	Yes - E
Loan	46	Office Court on Inverness	0.4%	29,680	356,158				Hard	In Place	No
Loan	47	Sherman Oaks	0.4%	27,241	326,896			23	None	NAP	No
Loan	48	34 Marketplace	0.4%	29,309	351,707				Springing Hard	Springing	No
Loan	49	Weyhill Building	0.4%	26,773	321,280				Springing Hard	Springing	No
Loan	50	Rancho Crossroads Plaza	0.4%	25,471	305,653			10	Hard	Springing	No
Loan	51	Addison House	0.4%	25,077	300,926				Hard	Springing	No
Loan	52	CVS & BBT Margate	0.3%	24,643	295,721			60	Hard	Springing	No
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	26,006	312,075			35	Hard	In Place	No	Yes - D
Loan	54	Three Seasons MHP	0.3%	18,627	223,518			23	None	NAP	Yes	Yes - F
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	5,063	60,758			11	None	NAP	Yes	Yes - F
Loan	56	Tarponaire Mobile Resort	0.3%	24,808	297,699			11	Springing Soft	Springing	No
Loan	57	Oddfellows Building	0.3%	22,322	267,865				Springing Hard	Springing	No

A-1-8

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
						Pari Passu	Pari Passu
			% of	Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Initial Pool	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related
Flag	ID	Property Name	Balance	Service($)(7)(8)	Service($)(7)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)	Other Loans	Borrower
Loan	58	Black Bear Center	0.3%	22,121	265,450			58	Hard	Springing	No	Yes - E
Loan	59	Garden of the Gods RV Park	0.3%	23,836	286,028				Hard	Springing	No
Loan	60	Grande Haven Villas	0.3%	20,642	247,705				Soft	Springing	No
Loan	61	Extra Space Storage	0.3%	19,805	237,666				Soft	Springing	No
Loan	62	StoreSmart Spring Hill	0.3%	19,581	234,968			23	Soft	Springing	No
Loan	63	Atrium Villa Apartments	0.3%	17,752	213,020			22	Springing Soft	Springing	No
Loan	64	Edinburg Shopping Center	0.3%	18,821	225,850				Springing Hard	Springing	No
Loan	65	Merced Estates MHC	0.3%	17,485	209,824				Springing Soft	Springing	No
Loan	66	Spanish Palms Plaza	0.3%	17,485	209,824				Hard	Springing	No
Loan	67	Easy Street Apartments	0.2%	17,655	211,856				Springing Soft	Springing	No
Loan	68	Great American Office Plaza	0.2%	16,545	198,535				Springing Hard	Springing	No
Loan	69	Carriage House Apartments	0.2%	14,404	172,851				Springing Soft	Springing	No	Yes - G
Loan	70	Valley View I & II	0.2%	14,016	168,188				None	NAP	No
Loan	71	New Hyde Park Commons	0.2%	14,929	179,150				Springing Hard	Springing	No
Loan	72	Gypsum Riverview MHP	0.2%	12,853	154,235				None	NAP	No
Loan	73	Sprint Oviedo	0.2%	11,763	141,157				Hard	Springing	No
Loan	74	Wickshire Apartments	0.1%	10,241	122,897				Springing Soft	Springing	No	Yes - G
Loan	75	Georgetown Self Storage	0.1%	8,791	105,495				Springing Hard	Springing	No
Loan	76	Dollar General - Canyon Lake(39)	0.1%	3,941	47,292			119	Hard	In Place	No	Yes - D
Loan	77	Dollar General - Pleasanton(39)	0.1%	3,632	43,590			119	Hard	In Place	No	Yes - D
Loan	78	Dollar General - Peoria (West)(39)	0.1%	3,588	43,051			119	Hard	In Place	No	Yes - D
Loan	79	Dollar General - Bridgeport(39)	0.1%	3,449	41,387			119	Hard	In Place	No	Yes - D
Loan	80	Dollar General - Tremont(39)	0.1%	3,310	39,724			119	Hard	In Place	No	Yes - D
Loan	81	Dollar General - Wheeler(39)	0.1%	3,113	37,354			119	Hard	In Place	No	Yes - D

A-1-9

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of							FIRREA	Cut-Off
Property			Initial Pool	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Flag	ID	Property Name	Balance	NOI DSCR(7)(8)(11)(12)(13)	NCF DSCR(7)(8)(11)(12)(13)	Period(14)	Date	Value ($)(15)	As-of Date	(Yes/No)	Ratio(11)(12)(13)(15)(16)
Loan	1	Lakewood Center(36)(37)	8.6%	2.22x	2.14x	0	1	630,000,000	5/1/2015	Yes	37.9%
Loan	2	Eden Roc(36)	6.8%	2.73x	2.34x	0	6	430,000,000	5/12/2015	Yes	44.2%
Loan	3	Heartland Industrial Portfolio(36)	6.8%	1.45x	1.36x	5	1	336,000,000	5/1/2015	Yes	74.4%
Property	3.01	1080 Jenkins Brothers Road	0.8%					38,500,000	4/23/2015	Yes
Property	3.02	4080 Perry Boulevard	0.5%					23,300,000	4/22/2015	Yes
Property	3.03	5045 West 79th Street	0.5%					22,500,000	4/22/2015	Yes
Property	3.04	117-119 Industrial Drive	0.5%					21,400,000	4/23/2015	Yes
Property	3.05	150 Omicron Court	0.4%					19,200,000	4/23/2015	Yes
Property	3.06	431 Smith Lane	0.4%					18,715,000	4/22/2015	Yes
Property	3.07	4800 Corporation Drive	0.4%					18,200,000	4/24/2015	Yes
Property	3.08	6500 Adelaide Court	0.4%					16,600,000	4/24/2015	Yes
Property	3.09	271 Omega Parkway	0.3%					14,400,000	4/23/2015	Yes
Property	3.10	1380 Perry Road	0.3%					13,300,000	4/22/2015	Yes
Property	3.11	2000 Stanley Gault Parkway	0.3%					12,400,000	4/23/2015	Yes
Property	3.12	300 Oak Bluff Lane	0.3%					12,100,000	4/23/2015	Yes
Property	3.13	120 Trans Air Drive	0.3%					12,100,000	4/24/2015	Yes
Property	3.14	5201 Interchange Way	0.2%					10,800,000	4/23/2015	Yes
Property	3.15	5250-5350 Lakeview Parkway	0.2%					10,800,000	4/22/2015	Yes
Property	3.16	2850 Earhart Court	0.2%					10,500,000	4/22/2015	Yes
Property	3.17	7555 Woodland Drive	0.2%					9,900,000	4/22/2015	Yes
Property	3.18	801 Swan Drive	0.2%					8,650,000	4/23/2015	Yes
Property	3.19	7601-7687 Winton Drive	0.2%					8,200,000	4/22/2015	Yes
Property	3.20	7645 Woodland Drive	0.1%					5,400,000	4/22/2015	Yes
Property	3.21	200 Northfork Lane	0.1%					3,850,000	4/23/2015	Yes
Property	3.22	100 Northfork Lane	0.1%					2,750,000	4/23/2015	Yes
Loan	4	Palazzo Verdi	5.3%	1.37x	1.31x	0	6	113,600,000	4/27/2015	Yes	64.7%
Loan	5	Equinox West LA(34)	4.8%	1.62x	1.60x	0	6	96,000,000	5/11/2015	Yes	69.2%
Loan	6	Two Chatham Center & Garage	4.5%	1.60x	1.53x	0	6	83,200,000	4/27/2015	Yes	74.9%
Loan	7	40 Wall Street(36)	4.3%	2.28x	2.10x	0	6	540,000,000	6/1/2015	Yes	29.6%
Loan	8	Westin Portland	4.2%	1.88x	1.69x	0	6	83,600,000	4/9/2015	Yes	70.0%
Loan	9	Carefree Natomas Apartments	2.7%	1.30x	1.24x	0	6	70,600,000	5/20/2015	Yes	53.5%
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	1.26x	1.25x	0	6	52,700,000	3/31/2015	Yes	71.4%
Loan	11	McMullen Portfolio(38)	2.3%	1.66x	1.42x	0	6	42,800,000	4/16/2015	Yes	75.0%
Property	11.01	Atrium I	0.6%					11,600,000	4/16/2015	Yes
Property	11.02	Atrium II	0.5%					9,300,000	4/16/2015	Yes
Property	11.03	Eisenhower Commerce Center	0.3%					5,800,000	4/16/2015	Yes
Property	11.04	Valley Ranch Business Park #3	0.3%					4,700,000	3/1/2016	Yes
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%					4,700,000	1/1/2016	Yes
Property	11.06	Valley Ranch Business Park #19	0.2%					2,800,000	4/16/2015	Yes
Property	11.07	Valley Ranch Business Park #23	0.1%					2,100,000	4/16/2015	Yes
Property	11.08	Valley Ranch Business Park #27	0.1%					1,800,000	4/16/2015	Yes
Loan	12	Embassy Suites Denver Tech Center	2.2%	2.00x	1.77x	0	6	47,400,000	5/6/2015	Yes	64.6%
Loan	13	AVCO Center	2.2%	3.57x	3.39x	0	6	75,000,000	3/27/2015	Yes	40.0%
Loan	14	Arbors at Las Colinas	2.1%	1.36x	1.29x	0	6	39,700,000	4/24/2015	Yes	73.0%
Loan	15	Boudin at the Wharf	1.9%	1.61x	1.58x	0	6	50,000,000	4/17/2015	Yes	54.0%
Loan	16	La Gran Plaza(36)(39)	1.9%	1.90x	1.73x	0	6	116,600,000	2/27/2015	Yes	64.9%
Loan	17	Westway Industrial	1.9%	1.40x	1.30x	0	6	35,000,000	4/28/2015	Yes	73.6%
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	1.83x	1.50x	0	6	33,400,000	4/24/2015	Yes	71.8%
Property	18.01	Osborne Building	0.4%					7,105,000	4/24/2015	Yes
Property	18.02	Uptain Building	0.3%					6,090,000	4/24/2015	Yes
Property	18.03	Franklin Building	0.2%					4,600,000	4/24/2015	Yes
Property	18.04	6200 Building	0.2%					3,850,000	4/24/2015	Yes
Property	18.05	6000 Building	0.1%					1,900,000	4/24/2015	Yes
Property	18.06	6300 Building	0.1%					1,855,000	4/24/2015	Yes
Property	18.07	6100 Building	0.1%					1,420,000	4/24/2015	Yes

A-1-10

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of							FIRREA	Cut-Off
Property			Initial Pool	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Flag	ID	Property Name	Balance	NOI DSCR(7)(8)(11)(12)(13)	NCF DSCR(7)(8)(11)(12)(13)	Period(14)	Date	Value ($)(15)	As-of Date	(Yes/No)	Ratio(11)(12)(13)(15)(16)
Property	18.08	5800 Building	0.1%					1,260,000	4/24/2015	Yes
Property	18.09	5900 Building	0.1%					1,190,000	4/24/2015	Yes
Property	18.10	5700 Building	0.1%					1,140,000	4/24/2015	Yes
Property	18.11	6500 Building	0.1%					1,140,000	4/24/2015	Yes
Property	18.12	6600 Building	0.0%					950,000	4/24/2015	Yes
Property	18.13	6400 Building	0.0%					900,000	4/24/2015	Yes
Loan	19	Midway Shopping Center	1.7%	1.67x	1.55x	5	1	33,900,000	5/19/2015	Yes	70.7%
Loan	20	ART Multi-State Portfolio I	1.6%	1.58x	1.48x	0	6	30,550,000	Various	Yes	73.1%
Property	20.01	Slate Run	0.4%					8,350,000	4/23/2015	Yes
Property	20.02	Rosewood	0.3%					5,400,000	4/23/2015	Yes
Property	20.03	Redwood Hollow	0.3%					4,900,000	4/30/2015	Yes
Property	20.04	Ranchside	0.2%					4,700,000	4/23/2015	Yes
Property	20.05	Sutton Place	0.2%					3,700,000	4/23/2015	Yes
Property	20.06	Capital Ridge	0.2%					3,500,000	4/22/2015	Yes
Loan	21	East Hampton Village(39)	1.5%	1.25x	1.24x	0	6	28,600,000	3/31/2015	Yes	74.7%
Loan	22	Vero Beach Outlets	1.5%	1.86x	1.56x	0	6	30,600,000	8/26/2014	Yes	68.6%
Loan	23	LG&E Center	1.5%	3.35x	2.97x	0	6	39,200,000	4/1/2015	Yes	53.2%
Loan	24	Siemens Buffalo Grove	1.3%	1.38x	1.30x	0	6	24,700,000	2/19/2015	Yes	74.8%
Loan	25	Sheraton Suites Akron	1.3%	2.57x	2.17x	0	6	32,600,000	4/20/2015	Yes	55.0%
Loan	26	Las Palmas Village(38)	1.3%	1.52x	1.41x	0	6	23,400,000	5/4/2015	Yes	74.7%
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	2.50x	2.27x	0	6	26,100,000	4/6/2015	Yes	62.5%
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	2.90x	2.63x	0	6	25,000,000	4/8/2015	Yes	61.0%
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	2.81x	2.56x	0	6	19,600,000	4/6/2015	Yes	62.5%
Loan	30	Anaheim Hills Business Center(39)	0.8%	2.14x	1.93x	0	6	19,300,000	3/10/2015	Yes	56.0%
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	1.35x	1.29x	0	6	14,230,000	3/3/2015	Yes	71.3%
Property	31.01	Locust Street Lofts	0.4%					7,240,000	3/3/2015	Yes
Property	31.02	Motor Lofts	0.4%					6,990,000	3/3/2015	Yes
Loan	32	Hilton Garden Inn Blacksburg	0.8%	3.56x	3.14x	0	6	16,600,000	4/1/2015	Yes	63.3%
Loan	33	940 Howard	0.7%	1.83x	1.73x	0	6	15,700,000	2/4/2015	Yes	63.7%
Loan	34	2217 Caton Avenue	0.7%	1.26x	1.24x	0	6	14,200,000	5/20/2015	Yes	68.3%
Loan	35	Corpus Christi Portfolio	0.7%	1.65x	1.47x	0	6	14,600,000	Various	Yes	64.6%
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%					8,000,000	3/4/2015	Yes
Property	35.02	Candlewood Suites Corpus Christi	0.3%					6,600,000	3/3/2015	Yes
Loan	36	Cypress Point Shopping Center	0.7%	1.52x	1.33x	0	6	12,450,000	4/25/2015	Yes	73.1%
Loan	37	Bemidji Multifamily	0.6%	1.46x	1.38x	0	6	10,900,000	1/18/2015	Yes	74.9%
Loan	38	Home 2 Suites	0.6%	2.30x	2.08x	0	6	11,500,000	2/23/2015	Yes	69.7%
Loan	39	Trowbridge Village Retail Center	0.6%	1.44x	1.38x	0	6	10,560,000	3/27/2015	Yes	73.2%
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	1.63x	1.47x	0	6	9,500,000	12/11/2014	Yes	75.0%
Loan	41	The Addison	0.5%	1.89x	1.65x	0	6	11,300,000	4/7/2015	Yes	61.9%
Loan	42	Cedar Brook Business Park(39)	0.5%	2.21x	1.92x	0	6	13,900,000	3/5/2015	Yes	49.7%
Loan	43	AT&T Office	0.5%	1.77x	1.49x	0	6	11,200,000	4/1/2015	Yes	60.1%
Loan	44	Haier America HQ(39)	0.5%	1.70x	1.49x	0	6	10,100,000	5/6/2015	Yes	65.0%
Loan	45	Grandview Center(34)	0.5%	2.06x	1.85x	0	6	9,100,000	5/23/2015	Yes	70.5%
Loan	46	Office Court on Inverness	0.4%	1.57x	1.41x	0	6	8,800,000	4/17/2015	Yes	63.6%
Loan	47	Sherman Oaks	0.4%	1.49x	1.38x	0	6	7,300,000	4/10/2015	Yes	73.3%
Loan	48	34 Marketplace	0.4%	1.70x	1.50x	0	6	9,000,000	5/13/2015	Yes	58.8%
Loan	49	Weyhill Building	0.4%	1.89x	1.65x	0	6	7,200,000	5/20/2015	Yes	70.8%
Loan	50	Rancho Crossroads Plaza	0.4%	1.82x	1.70x	0	6	10,100,000	4/16/2015	Yes	49.5%
Loan	51	Addison House	0.4%	1.37x	1.32x	0	6	7,700,000	4/7/2015	Yes	63.5%
Loan	52	CVS & BBT Margate	0.3%	1.44x	1.39x	0	6	7,700,000	4/10/2015	Yes	63.0%
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	1.60x	1.47x	0	6	6,610,000	12/11/2014	Yes	73.4%
Loan	54	Three Seasons MHP	0.3%	1.41x	1.38x	0	6	5,300,000	4/2/2015	Yes	70.1%
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	1.41x	1.38x	0	6	1,300,000	4/3/2015	Yes	70.1%
Loan	56	Tarponaire Mobile Resort	0.3%	1.26x	1.23x	0	6	6,400,000	5/20/2015	Yes	72.2%
Loan	57	Oddfellows Building	0.3%	1.83x	1.65x	0	6	6,850,000	2/9/2015	Yes	65.5%

A-1-11

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of							FIRREA	Cut-Off
Property			Initial Pool	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Flag	ID	Property Name	Balance	NOI DSCR(7)(8)(11)(12)(13)	NCF DSCR(7)(8)(11)(12)(13)	Period(14)	Date	Value ($)(15)	As-of Date	(Yes/No)	Ratio(11)(12)(13)(15)(16)
Loan	58	Black Bear Center	0.3%	2.10x	1.96x	0	6	6,700,000	5/15/2015	Yes	64.2%
Loan	59	Garden of the Gods RV Park	0.3%	2.37x	2.33x	0	6	7,200,000	5/5/2015	Yes	58.8%
Loan	60	Grande Haven Villas	0.3%	1.34x	1.29x	0	6	5,250,000	4/27/2015	Yes	73.0%
Loan	61	Extra Space Storage	0.3%	1.32x	1.29x	0	6	7,200,000	5/6/2015	Yes	52.0%
Loan	62	StoreSmart Spring Hill	0.3%	1.42x	1.40x	0	6	5,290,000	6/2/2015	Yes	69.9%
Loan	63	Atrium Villa Apartments	0.3%	1.53x	1.46x	0	6	4,700,000	4/1/2015	Yes	74.5%
Loan	64	Edinburg Shopping Center	0.3%	1.59x	1.43x	0	6	4,850,000	2/6/2015	Yes	72.1%
Loan	65	Merced Estates MHC	0.3%	1.49x	1.46x	0	6	4,670,000	2/25/2015	Yes	74.8%
Loan	66	Spanish Palms Plaza	0.3%	1.69x	1.48x	0	6	4,900,000	3/18/2015	Yes	71.2%
Loan	67	Easy Street Apartments	0.2%	1.53x	1.47x	0	6	4,800,000	4/24/2015	Yes	68.7%
Loan	68	Great American Office Plaza	0.2%	1.55x	1.39x	0	6	4,400,000	3/12/2015	Yes	74.8%
Loan	69	Carriage House Apartments	0.2%	1.56x	1.31x	0	6	3,960,000	5/7/2015	Yes	70.6%
Loan	70	Valley View I & II	0.2%	1.78x	1.54x	0	6	3,800,000	1/26/2015	Yes	72.2%
Loan	71	New Hyde Park Commons	0.2%	2.29x	2.19x	0	6	5,000,000	5/13/2015	Yes	48.8%
Loan	72	Gypsum Riverview MHP	0.2%	1.44x	1.42x	0	6	3,210,000	4/2/2015	Yes	74.7%
Loan	73	Sprint Oviedo	0.2%	1.55x	1.50x	0	6	3,400,000	4/15/2015	Yes	64.6%
Loan	74	Wickshire Apartments	0.1%	2.17x	1.83x	0	6	4,700,000	5/6/2015	Yes	43.6%
Loan	75	Georgetown Self Storage	0.1%	1.88x	1.80x	0	6	2,850,000	4/28/2015	Yes	63.0%
Loan	76	Dollar General - Canyon Lake(39)	0.1%	1.93x	1.90x	0	6	1,380,000	3/28/2015	Yes	65.0%
Loan	77	Dollar General - Pleasanton(39)	0.1%	2.00x	1.97x	0	6	1,316,000	5/26/2015	Yes	65.0%
Loan	78	Dollar General - Peoria (West)(39)	0.1%	1.89x	1.86x	0	6	1,300,000	5/7/2015	Yes	65.0%
Loan	79	Dollar General - Bridgeport(39)	0.1%	1.91x	1.87x	0	6	1,250,000	5/26/2015	Yes	65.0%
Loan	80	Dollar General - Tremont(39)	0.1%	1.93x	1.89x	0	6	1,200,000	5/7/2015	Yes	65.0%
Loan	81	Dollar General - Wheeler(39)	0.1%	1.92x	1.88x	0	6	1,090,000	4/28/2015	Yes	65.0%

A-1-12

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	LTV Ratio at
Flag	ID	Property Name	Balance	Maturity or ARD(11)(12)(13)(15)	Address(35)	City	County	State	Zip Code
Loan	1	Lakewood Center(36)(37)	8.6%	22.0%	500 Lakewood Center	Lakewood	Los Angeles	CA	90712
Loan	2	Eden Roc(36)	6.8%	44.2%	4525 Collins Avenue	Miami Beach	Miami-Dade	FL	33140
Loan	3	Heartland Industrial Portfolio(36)	6.8%	69.3%	Various	Various	Various	Various	Various
Property	3.01	1080 Jenkins Brothers Road	0.8%		1080 Jenkins Brothers Road	Blythewood	Richland	SC	29016
Property	3.02	4080 Perry Boulevard	0.5%		4080 Perry Boulevard	Whitestown	Boone	IN	46075
Property	3.03	5045 West 79th Street	0.5%		5045 West 79th Street	Indianapolis	Marion	IN	46268
Property	3.04	117-119 Industrial Drive	0.5%		117-119 Industrial Drive	Granite City	Madison	IL	62040
Property	3.05	150 Omicron Court	0.4%		150 Omicron Court	Shepherdsville	Bullitt	KY	40165
Property	3.06	431 Smith Lane	0.4%		431 Smith Lane	Jackson	Madison	TN	38301
Property	3.07	4800 Corporation Drive	0.4%		4800 Corporation Drive	Fayetteville	Cumberland	NC	28306
Property	3.08	6500 Adelaide Court	0.4%		6500 Adelaide Court	Groveport	Franklin	OH	43125
Property	3.09	271 Omega Parkway	0.3%		271 Omega Parkway	Shepherdsville	Bullitt	KY	40165
Property	3.10	1380 Perry Road	0.3%		1380 Perry Road	Plainfield	Hendricks	IN	46231
Property	3.11	2000 Stanley Gault Parkway	0.3%		2000 Stanley Gault Parkway	Louisville	Jefferson	KY	40223
Property	3.12	300 Oak Bluff Lane	0.3%		300 Oak Bluff Lane	Goodlettsville	Davidson	TN	37072
Property	3.13	120 Trans Air Drive	0.3%		120 Trans Air Drive	Morrisville	Wake	NC	27560
Property	3.14	5201 Interchange Way	0.2%		5201 Interchange Way	Louisville	Jefferson	KY	40229
Property	3.15	5250-5350 Lakeview Parkway	0.2%		5250-5350 Lakeview Parkway	Indianapolis	Marion	IN	46268
Property	3.16	2850 Earhart Court	0.2%		2850 Earhart Court	Hebron	Boone	KY	41048
Property	3.17	7555 Woodland Drive	0.2%		7555 Woodland Drive	Indianapolis	Marion	IN	46278
Property	3.18	801 Swan Drive	0.2%		801 Swan Drive	Smyrna	Davidson	TN	37167
Property	3.19	7601-7687 Winton Drive	0.2%		7601-7687 Winton Drive	Indianapolis	Marion	IN	46268
Property	3.20	7645 Woodland Drive	0.1%		7645 Woodland Drive	Indianapolis	Marion	IN	46278
Property	3.21	200 Northfork Lane	0.1%		200 Northfork Lane	Goodlettsville	Davidson	TN	37072
Property	3.22	100 Northfork Lane	0.1%		100 Northfork Lane	Goodlettsville	Davidson	TN	37072
Loan	4	Palazzo Verdi	5.3%	59.6%	6363 South Fiddler’s Green Circle	Greenwood Village	Arapahoe	CO	80111
Loan	5	Equinox West LA(34)	4.8%	69.2%	1835 Sepulveda Boulevard	Los Angeles	Los Angeles	CA	90025
Loan	6	Two Chatham Center & Garage	4.5%	60.2%	112 Washington Place	Pittsburgh	Allegheny	PA	15219
Loan	7	40 Wall Street(36)	4.3%	21.1%	40 Wall Street	New York	New York	NY	10006
Loan	8	Westin Portland	4.2%	57.1%	750 Southwest Alder Street	Portland	Multnomah	OR	97205
Loan	9	Carefree Natomas Apartments	2.7%	45.7%	5601 Natomas Boulevard	Sacramento	Sacramento	CA	95835
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	65.3%	1 Sunflower Drive	Bohemia	Suffolk	NY	11716
Loan	11	McMullen Portfolio(38)	2.3%	65.8%	Various	Various	Washtenaw	MI	48108
Property	11.01	Atrium I	0.6%		900 Victors Way	Ann Arbor	Washtenaw	MI	48108
Property	11.02	Atrium II	0.5%		1000 Victors Way	Ann Arbor	Washtenaw	MI	48108
Property	11.03	Eisenhower Commerce Center	0.3%		1400 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108
Property	11.04	Valley Ranch Business Park #3	0.3%		1136 Oak Valley Drive	Pittsfield Township	Washtenaw	MI	48108
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%		1168 Oak Valley Drive	Pittsfield Township	Washtenaw	MI	48108
Property	11.06	Valley Ranch Business Park #19	0.2%		3923 Ranchero Drive	Pittsfield Township	Washtenaw	MI	48108
Property	11.07	Valley Ranch Business Park #23	0.1%		3980 Ranchero Drive	Pittsfield Township	Washtenaw	MI	48108
Property	11.08	Valley Ranch Business Park #27	0.1%		3754 Ranchero Drive	Pittsfield Township	Washtenaw	MI	48108
Loan	12	Embassy Suites Denver Tech Center	2.2%	55.4%	10250 East Costilla Avenue	Centennial	Arapahoe	CO	80112
Loan	13	AVCO Center	2.2%	40.0%	10840 & 10850 Wilshire Boulevard	Los Angeles	Los Angeles	CA	90024
Loan	14	Arbors at Las Colinas	2.1%	64.0%	1000 San Jacinto Drive	Irving	Dallas	TX	75063
Loan	15	Boudin at the Wharf	1.9%	49.2%	160 Jefferson Street	San Francisco	San Francisco	CA	94133
Loan	16	La Gran Plaza(36)(39)	1.9%	52.2%	4200 South Freeway	Fort Worth	Tarrant	TX	76115
Loan	17	Westway Industrial	1.9%	64.6%	220-330 Westway Place; 4300-4360 Beltway Place; 301 East Stephens Street	Arlington	Tarrant	TX	76018
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	58.7%	Various	Chattanooga	Hamilton	TN	37411
Property	18.01	Osborne Building	0.4%		5746 Marlin Road	Chattanooga	Hamilton	TN	37411
Property	18.02	Uptain Building	0.3%		5751 Uptain Road	Chattanooga	Hamilton	TN	37411
Property	18.03	Franklin Building	0.2%		5726 Marlin Road	Chattanooga	Hamilton	TN	37411
Property	18.04	6200 Building	0.2%		5715 Uptain Road	Chattanooga	Hamilton	TN	37411
Property	18.05	6000 Building	0.1%		5704 Marlin Road	Chattanooga	Hamilton	TN	37411
Property	18.06	6300 Building	0.1%		5740 Uptain Road	Chattanooga	Hamilton	TN	37411
Property	18.07	6100 Building	0.1%		5720 Uptain Road	Chattanooga	Hamilton	TN	37411

A-1-13

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	LTV Ratio at
Flag	ID	Property Name	Balance	Maturity or ARD(11)(12)(13)(15)	Address(35)	City	County	State	Zip Code
Property	18.08	5800 Building	0.1%		5708 Uptain Road	Chattanooga	Hamilton	TN	37411
Property	18.09	5900 Building	0.1%		5705 Marlin Road	Chattanooga	Hamilton	TN	37411
Property	18.10	5700 Building	0.1%		951 Eastgate Loop	Chattanooga	Hamilton	TN	37411
Property	18.11	6500 Building	0.1%		5720 Skurlock Road	Chattanooga	Hamilton	TN	37411
Property	18.12	6600 Building	0.0%		5715 Cornelison Road	Chattanooga	Hamilton	TN	37411
Property	18.13	6400 Building	0.0%		5751 Cornelison Road	Chattanooga	Hamilton	TN	37411
Loan	19	Midway Shopping Center	1.7%	56.9%	1449-1566, 1532, 1544, and 1570 University Avenue West	St. Paul	Ramsey	MN	55104
Loan	20	ART Multi-State Portfolio I	1.6%	63.0%	Various	Various	Various	Various	Various
Property	20.01	Slate Run	0.4%		806 Granite Drive	Louisville	Jefferson	KY	40223
Property	20.02	Rosewood	0.3%		13905 Sassafras Tree Drive	Louisville	Jefferson	KY	40245
Property	20.03	Redwood Hollow	0.3%		600 Weakley Lane	Smyrna	Rutherford	TN	37167
Property	20.04	Ranchside	0.2%		2508 Ranchside Terrace	New Port Richey	Pasco	FL	34655
Property	20.05	Sutton Place	0.2%		3150 Pyramid Parkway	Lakeland	Polk	FL	33805
Property	20.06	Capital Ridge	0.2%		3255 Capitol Circle Northeast	Tallahassee	Leon	FL	32308
Loan	21	East Hampton Village(39)	1.5%	68.2%	105 Oak View Highway	East Hampton	Suffolk	NY	11937
Loan	22	Vero Beach Outlets	1.5%	58.7%	1824 94th Drive	Vero Beach	Indian River	FL	32966
Loan	23	LG&E Center	1.5%	53.2%	220 West Main Street	Louisville	Jefferson	KY	40202
Loan	24	Siemens Buffalo Grove	1.3%	61.4%	1000 Deerfield Parkway	Buffalo Grove	Lake	IL	60089
Loan	25	Sheraton Suites Akron	1.3%	39.8%	1989 Front Street	Cuyahoga Falls	Summit	OH	44221
Loan	26	Las Palmas Village(38)	1.3%	60.9%	415-535 East Windmill Lane	Las Vegas	Clark	NV	89123
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	62.5%	6400 Moonstone Beach Drive	Cambria	San Luis Obispo	CA	93428
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	61.0%	2351 Price Street	Pismo Beach	San Luis Obispo	CA	93449
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	62.5%	6700 Moonstone Beach Drive	Cambria	San Luis Obispo	CA	93428
Loan	30	Anaheim Hills Business Center(39)	0.8%	56.0%	5100-5150 East La Palma Avenue	Anaheim	Orange	CA	92807
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	64.0%	Various	St. Louis	St. Louis	MO	63103
Property	31.01	Locust Street Lofts	0.4%		416 North 23rd Street	St. Louis	St. Louis	MO	63103
Property	31.02	Motor Lofts	0.4%		2207 Washington Avenue	St. Louis	St. Louis	MO	63103
Loan	32	Hilton Garden Inn Blacksburg	0.8%	63.3%	900 Plantation Road	Blacksburg	Montgomery	VA	24060
Loan	33	940 Howard	0.7%	55.3%	940 Howard Street	San Francisco	San Francisco	CA	94103
Loan	34	2217 Caton Avenue	0.7%	62.5%	2217 Caton Avenue	Brooklyn	Kings County	NY	11226
Loan	35	Corpus Christi Portfolio	0.7%	41.1%	Various	Corpus Christi	Nueces	TX	Various
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%		10446 Interstate 37 Access Road	Corpus Christi	Nueces	TX	78410
Property	35.02	Candlewood Suites Corpus Christi	0.3%		5014 Crosstown Expressway	Corpus Christi	Nueces	TX	78416
Loan	36	Cypress Point Shopping Center	0.7%	67.2%	928 Diamond Springs Road	Virginia Beach	Virginia Beach City	VA	23455
Loan	37	Bemidji Multifamily	0.6%	61.6%	Various	Bemidji	Beltrami	MN	56601
Loan	38	Home 2 Suites	0.6%	56.4%	3810 Promenade Parkway	D’lberville	Harrison	MS	39540
Loan	39	Trowbridge Village Retail Center	0.6%	66.9%	920 Trowbridge Road	East Lansing	Ingham	MI	48823
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	67.8%	4147 Eastern Avenue	Wyoming	Kent	MI	49508
Loan	41	The Addison	0.5%	52.8%	6274 Linton Boulevard	Delray Beach	Palm Beach	FL	33484
Loan	42	Cedar Brook Business Park(39)	0.5%	49.7%	12800-12900 Garden Grove Boulevard	Garden Grove	Orange	CA	92843
Loan	43	AT&T Office	0.5%	37.3%	1460 Round Table Drive	Dallas	Dallas	TX	75201
Loan	44	Haier America HQ(39)	0.5%	65.0%	1800 Valley Road	Wayne	Passaic	NJ	07470
Loan	45	Grandview Center(34)	0.5%	61.6%	5802-5858 West Camelback Road	Glendale	Maricopa	AZ	85301
Loan	46	Office Court on Inverness	0.4%	52.1%	88 Inverness Circle East	Englewood	Arapahoe	CO	80112
Loan	47	Sherman Oaks	0.4%	62.7%	5201-5651 Sherman Street	Wausau	Marathon	WI	54401
Loan	48	34 Marketplace	0.4%	43.1%	1415-1453 North Denver Avenue	Loveland	Larimer	CO	80537
Loan	49	Weyhill Building	0.4%	57.9%	2025 East Beltline Avenue Southeast	Grand Rapids	Kent	MI	49546
Loan	50	Rancho Crossroads Plaza	0.4%	41.2%	41115 - 41125 Winchester Road	Temecula	Riverside	CA	92591
Loan	51	Addison House	0.4%	51.6%	5, 9, 17, 19 and 21 Northwest 36th Street	Miami	Miami-Dade	FL	33127
Loan	52	CVS & BBT Margate	0.3%	57.7%	1200 North State Road 7	Margate	Broward	FL	33063
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	64.9%	5010 52nd Street Southeast	Cascade Township	Kent	MI	49512
Loan	54	Three Seasons MHP	0.3%	59.7%	21253 Yontz Road	Brooksville	Hernando	FL	34601
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	59.7%	21355 Yontz Road	Brooksville	Hernando	FL	34601
Loan	56	Tarponaire Mobile Resort	0.3%	67.8%	38791 U.S. Highway 19	Tarpon Springs	Pinellas	FL	34689
Loan	57	Oddfellows Building	0.3%	52.8%	19 West Hargett Street	Raleigh	Wake	NC	27601

A-1-14

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	LTV Ratio at
Flag	ID	Property Name	Balance	Maturity or ARD(11)(12)(13)(15)	Address(35)	City	County	State	Zip Code
Loan	58	Black Bear Center	0.3%	58.9%	6021-6039 West Bell Road	Glendale	Maricopa	AZ	85308
Loan	59	Garden of the Gods RV Park	0.3%	43.5%	3704 West Garden of the Gods Road	Colorado Springs & Manitou Springs	El Paso	CO	80904 & 80829
Loan	60	Grande Haven Villas	0.3%	60.2%	2780 Fitzgerald Industrial Drive	Bowling Green	Warren	KY	42101
Loan	61	Extra Space Storage	0.3%	42.6%	3011 San Jacinto Street	Houston	Harris	TX	77004
Loan	62	StoreSmart Spring Hill	0.3%	60.3%	2465 Anderson Snow Road	Spring Hill	Hernando	FL	34609
Loan	63	Atrium Villa Apartments	0.3%	63.6%	500 East Camellia Avenue	McAllen	Hidalgo	TX	78501
Loan	64	Edinburg Shopping Center	0.3%	59.4%	2801 West University Road	Edinburg	Hidalgo	TX	78539
Loan	65	Merced Estates MHC	0.3%	60.4%	2020 Ashby Road	Merced	Merced	CA	95348
Loan	66	Spanish Palms Plaza	0.3%	57.5%	5693 South Jones Boulevard	Las Vegas	Clark	NV	89118
Loan	67	Easy Street Apartments	0.2%	56.5%	100 Easy Street	Troy	Pike	AL	36081
Loan	68	Great American Office Plaza	0.2%	60.5%	8350 West Sahara Avenue	Las Vegas	Clark	NV	89117
Loan	69	Carriage House Apartments	0.2%	57.4%	601 West Wenger Road	Englewood	Montgomery	OH	45322
Loan	70	Valley View I & II	0.2%	58.6%	741 Valley View Drive	Ionia	Ionia	MI	48846
Loan	71	New Hyde Park Commons	0.2%	33.2%	1596 Union Turnpike	New Hyde Park	Nassau	NY	11040
Loan	72	Gypsum Riverview MHP	0.2%	61.4%	667 Trail Gulch Road	Gypsum	Eagle	CO	81637
Loan	73	Sprint Oviedo	0.2%	53.1%	7915 Red Bug Lake Road	Oviedo	Seminole	FL	32765
Loan	74	Wickshire Apartments	0.1%	35.1%	1570 Lane Avenue South	Jacksonville	Duval	FL	32210
Loan	75	Georgetown Self Storage	0.1%	50.5%	135 Connector Road	Georgetown	Scott	KY	40324
Loan	76	Dollar General - Canyon Lake(39)	0.1%	65.0%	10297 FM 2673	Canyon Lake	Comal	TX	78133
Loan	77	Dollar General - Pleasanton(39)	0.1%	65.0%	612 Second Street	Pleasanton	Atascosa	TX	78064
Loan	78	Dollar General - Peoria (West)(39)	0.1%	65.0%	5019 West Farmington Road	Peoria	Peoria	IL	61604
Loan	79	Dollar General - Bridgeport(39)	0.1%	65.0%	1265 Judy Avenue	Bridgeport	Lawrence	IL	62417
Loan	80	Dollar General - Tremont(39)	0.1%	65.0%	601 West Pearl Street	Tremont	Tazewell	IL	61568
Loan	81	Dollar General - Wheeler(39)	0.1%	65.0%	402 East Oklahoma Avenue	Wheeler	Wheeler	TX	79096

A-1-15

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
						Net		Loan per Net
			% of			Rentable Area	Units	Rentable Area
Property			Initial Pool	Year	Year	(SF/Units	of	(SF/Units/	Prepayment Provisions	Most Recent Operating	Most Recent
Flag	ID	Property Name	Balance	Built	Renovated	Rooms/Pads) (4)	Measure	Rooms/Pads) ($)(11)(12)	(# of payments)(17)(18)(19)	Statements Date	EGI ($)
Loan	1	Lakewood Center(36)(37)	8.6%	1951	1978, 1996, 2012	2,074,270	Sq. Ft.	115	L(26), DorYM1(101), O(5)	T-12 3/31/2015	47,320,976
Loan	2	Eden Roc(36)	6.8%	1956	2010, 2015	631	Rooms	301,109	L(25), DorYM1(91), O(4)	T-12 4/30/2015	78,601,379
Loan	3	Heartland Industrial Portfolio(36)	6.8%	Various	Various	6,697,304	Sq. Ft.	37	L(25), YM1(91), O(4)	T-12 4/30/2015	29,323,247
Property	3.01	1080 Jenkins Brothers Road	0.8%	1999, 2003	2015	660,200	Sq. Ft.	46
Property	3.02	4080 Perry Boulevard	0.5%	2004	NAP	497,860	Sq. Ft.	37
Property	3.03	5045 West 79th Street	0.5%	2001	2003	504,164	Sq. Ft.	36
Property	3.04	117-119 Industrial Drive	0.5%	1992	1999	450,668	Sq. Ft.	38
Property	3.05	150 Omicron Court	0.4%	2001	NAP	399,600	Sq. Ft.	38
Property	3.06	431 Smith Lane	0.4%	2003	2003	771,000	Sq. Ft.	19
Property	3.07	4800 Corporation Drive	0.4%	1997	2009	506,115	Sq. Ft.	29
Property	3.08	6500 Adelaide Court	0.4%	2002	NAP	354,676	Sq. Ft.	37
Property	3.09	271 Omega Parkway	0.3%	2001	2004	283,900	Sq. Ft.	40
Property	3.10	1380 Perry Road	0.3%	1998	NAP	260,400	Sq. Ft.	41
Property	3.11	2000 Stanley Gault Parkway	0.3%	2000	2011	214,000	Sq. Ft.	46
Property	3.12	300 Oak Bluff Lane	0.3%	1998	2004	207,080	Sq. Ft.	47
Property	3.13	120 Trans Air Drive	0.3%	1997	NAP	164,005	Sq. Ft.	59
Property	3.14	5201 Interchange Way	0.2%	2000	NAP	248,400	Sq. Ft.	35
Property	3.15	5250-5350 Lakeview Parkway	0.2%	1999	NAP	152,864	Sq. Ft.	56
Property	3.16	2850 Earhart Court	0.2%	1997	1998	218,064	Sq. Ft.	38
Property	3.17	7555 Woodland Drive	0.2%	1993	1996	195,080	Sq. Ft.	40
Property	3.18	801 Swan Drive	0.2%	1993	NAP	229,504	Sq. Ft.	30
Property	3.19	7601-7687 Winton Drive	0.2%	1996	NAP	152,000	Sq. Ft.	43
Property	3.20	7645 Woodland Drive	0.1%	2000	NAP	60,224	Sq. Ft.	71
Property	3.21	200 Northfork Lane	0.1%	1998	NAP	100,500	Sq. Ft.	31
Property	3.22	100 Northfork Lane	0.1%	1998	NAP	67,000	Sq. Ft.	33
Loan	4	Palazzo Verdi	5.3%	2008	NAP	302,245	Sq. Ft.	243	L(25), D(92), O(3)	T-12 3/31/2015	11,479,821
Loan	5	Equinox West LA(34)	4.8%	1987	2012-2013	108,550	Sq. Ft.	612	L(24), D(90), O(6)	12/31/2014	4,852,500
Loan	6	Two Chatham Center & Garage	4.5%	1981	2015	290,501	Sq. Ft.	215	L(25), D(91), O(4)	12/31/2014	9,705,980
Loan	7	40 Wall Street(36)	4.3%	1929	1995	1,165,207	Sq. Ft.	137	L(25), D(91), O(4)	T-12 3/31/2015	29,157,396
Loan	8	Westin Portland	4.2%	1999	2011	205	Rooms	285,366	L(24), D(91), O(5)	T-12 5/31/2015	14,661,763
Loan	9	Carefree Natomas Apartments	2.7%	2005	NAP	500	Units	75,600	L(24), DorYM1(90), O(6)	T-12 4/30/2015	5,737,210
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	1972	NAP	389	Pads	96,787	L(25), D(91), O(4)	T-12 4/30/2015	3,986,050
Loan	11	McMullen Portfolio(38)	2.3%	Various	Various	274,919	Sq. Ft.	117	L(25), D(91), O(4)	T-12 3/31/2015	4,955,084
Property	11.01	Atrium I	0.6%	1987	NAP	65,338	Sq. Ft.	133
Property	11.02	Atrium II	0.5%	1991	2014	52,682	Sq. Ft.	132
Property	11.03	Eisenhower Commerce Center	0.3%	1986	2014	42,843	Sq. Ft.	102
Property	11.04	Valley Ranch Business Park #3	0.3%	2008	NAP	32,400	Sq. Ft.	109
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%	2000	NAP	33,600	Sq. Ft.	105
Property	11.06	Valley Ranch Business Park #19	0.2%	1997	NAP	19,931	Sq. Ft.	105
Property	11.07	Valley Ranch Business Park #23	0.1%	1995	NAP	14,925	Sq. Ft.	106
Property	11.08	Valley Ranch Business Park #27	0.1%	2004	NAP	13,200	Sq. Ft.	102
Loan	12	Embassy Suites Denver Tech Center	2.2%	1986	2015	236	Rooms	129,661	L(25), D(91), O(4)	T-12 4/30/2015	9,708,707
Loan	13	AVCO Center	2.2%	1972	1994, 2014	179,158	Sq. Ft.	167	L(25), D(91), O(4)	T-12 2/28/2015	5,925,255
Loan	14	Arbors at Las Colinas	2.1%	1984	2012-2014	408	Units	71,078	L(25), D(91), O(4)	T-12 4/30/2015	4,415,505
Loan	15	Boudin at the Wharf	1.9%	2005	NAP	28,177	Sq. Ft.	958	L(25), D(91), O(4)	12/31/2014	4,276,529
Loan	16	La Gran Plaza(36)(39)	1.9%	1961	2004	1,030,613	Sq. Ft.	73	L(27), D(89), O(4)	T-12 1/31/2015	14,619,363
Loan	17	Westway Industrial	1.9%	1984, 1987, 1989, 2001	NAP	359,193	Sq. Ft.	72	L(25), D(91), O(4)	T-12 2/28/2015	2,722,447
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	Various	NAP	479,545	Sq. Ft.	50	L(25), D(91), O(4)	T-12 3/31/2015	5,543,325
Property	18.01	Osborne Building	0.4%	1981	NAP	92,787	Sq. Ft.	55		T-12 3/31/2015	1,337,814
Property	18.02	Uptain Building	0.3%	1977	NAP	73,670	Sq. Ft.	59		T-12 3/31/2015	911,899
Property	18.03	Franklin Building	0.2%	1973	NAP	57,551	Sq. Ft.	57		T-12 3/31/2015	418,811
Property	18.04	6200 Building	0.2%	1965	NAP	58,873	Sq. Ft.	47		T-12 3/31/2015	881,557
Property	18.05	6000 Building	0.1%	1968	NAP	19,149	Sq. Ft.	71		T-12 3/31/2015	293,006
Property	18.06	6300 Building	0.1%	1965	NAP	25,679	Sq. Ft.	52		T-12 3/31/2015	409,017
Property	18.07	6100 Building	0.1%	1972	NAP	26,718	Sq. Ft.	38		T-12 3/31/2015	168,817

A-1-16

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
						Net		Loan per Net
			% of			Rentable Area	Units	Rentable Area
Property			Initial Pool	Year	Year	(SF/Units	of	(SF/Units/	Prepayment Provisions	Most Recent Operating	Most Recent
Flag	ID	Property Name	Balance	Built	Renovated	Rooms/Pads) (4)	Measure	Rooms/Pads) ($)(11)(12)	(# of payments)(17)(18)(19)	Statements Date	EGI ($)
Property	18.08	5800 Building	0.1%	1960	NAP	26,552	Sq. Ft.	34		T-12 3/31/2015	169,501
Property	18.09	5900 Building	0.1%	1960	NAP	21,637	Sq. Ft.	39		T-12 3/31/2015	182,735
Property	18.10	5700 Building	0.1%	1965	NAP	25,806	Sq. Ft.	32		T-12 3/31/2015	239,165
Property	18.11	6500 Building	0.1%	1971	NAP	23,960	Sq. Ft.	34		T-12 3/31/2015	215,207
Property	18.12	6600 Building	0.0%	1973	NAP	10,026	Sq. Ft.	68		T-12 3/31/2015	157,098
Property	18.13	6400 Building	0.0%	1978	NAP	17,137	Sq. Ft.	38		T-12 3/31/2015	158,698
Loan	19	Midway Shopping Center	1.7%	1959	2000, 2013	265,083	Sq. Ft.	90	L(25), YM1(91), O(4)	T-12 3/31/2015	4,664,717
Loan	20	ART Multi-State Portfolio I	1.6%	Various	NAP	478	Units	46,690	L(25), D(91), O(4)	T-12 5/31/2015	3,620,173
Property	20.01	Slate Run	0.4%	1984	NAP	128	Units	47,656		T-12 5/31/2015	969,182
Property	20.02	Rosewood	0.3%	1984	NAP	77	Units	51,233		T-12 5/31/2015	624,966
Property	20.03	Redwood Hollow	0.3%	1986	NAP	72	Units	49,717		T-12 5/31/2015	543,945
Property	20.04	Ranchside	0.2%	1985	NAP	76	Units	45,178		T-12 5/31/2015	530,829
Property	20.05	Sutton Place	0.2%	1984	NAP	55	Units	49,145		T-12 5/31/2015	439,357
Property	20.06	Capital Ridge	0.2%	1983	NAP	70	Units	36,527		T-12 5/31/2015	511,894
Loan	21	East Hampton Village(39)	1.5%	1965	NAP	194	Pads	110,103	L(25), D(91), O(4)	T-12 4/30/2015	1,990,582
Loan	22	Vero Beach Outlets	1.5%	1994	2012-2014	325,454	Sq. Ft.	65	L(32), D(85), O(3)	T-12 8/31/2014	4,702,077
Loan	23	LG&E Center	1.5%	1989	2007-2014	285,667	Sq. Ft.	73	L(26), D(89), O(5)	T-12 2/28/2015	6,942,010
Loan	24	Siemens Buffalo Grove	1.3%	1987	2015	226,000	Sq. Ft.	82	L(24), YM1(92), O(4)	12/31/2014	1,774,688
Loan	25	Sheraton Suites Akron	1.3%	1989	2007-2009, 2015	209	Rooms	85,801	L(26), D(90), O(4)	T-12 2/28/2015	11,637,673
Loan	26	Las Palmas Village(38)	1.3%	1997-1998	NAP	106,838	Sq. Ft.	164	L(25), D(91), O(4)	12/31/2014	2,078,222
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	1992	2014-2015	60	Rooms	272,083	L(24), YM1(91), O(5)	T-12 3/31/2015	3,355,140
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	1998	2014-2015	80	Rooms	190,625	L(24), YM1(91), O(5)	T-12 3/31/2015	3,676,277
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	1973	2004	46	Rooms	266,304	L(24), YM1(91), O(5)	T-12 3/31/2015	2,864,993
Loan	30	Anaheim Hills Business Center(39)	0.8%	1988	2014	143,650	Sq. Ft.	75	L(27), D(88), O(5)	12/31/2014	1,450,787
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	Various	2005-2006	151	Units	70,530	L(26), D(90), O(4)	T-9 3/31/2015 Ann.	1,416,405
Property	31.01	Locust Street Lofts	0.4%	1914	2005-2006	95	Units	56,921		T-9 3/31/2015 Ann.	708,566
Property	31.02	Motor Lofts	0.4%	1909	2005-2006	56	Units	93,616		T-9 3/31/2015 Ann.	707,839
Loan	32	Hilton Garden Inn Blacksburg	0.8%	2009	2015	137	Rooms	76,642	L(26), D(30), O(4)	T-12 2/28/2015	4,799,735
Loan	33	940 Howard	0.7%	1924	2013-2015	25,644	Sq. Ft.	390	L(25), D(90), O(5)
Loan	34	2217 Caton Avenue	0.7%	2009	NAP	29	Units	334,483	L(25), D(91), O(4)	T-12 4/30/2015	746,668
Loan	35	Corpus Christi Portfolio	0.7%	Various	2014	140	Rooms	67,380	L(27), D(90), O(3)	T-12 2/28/2015	3,497,271
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%	2006	2014	66	Rooms	78,234		T-12 2/28/2015	1,776,802
Property	35.02	Candlewood Suites Corpus Christi	0.3%	2007	2014	74	Rooms	57,699		T-12 2/28/2015	1,720,469
Loan	36	Cypress Point Shopping Center	0.7%	1990	2012	117,907	Sq. Ft.	77	L(25), D(56), O(3)	T-12 3/31/2015	1,108,284
Loan	37	Bemidji Multifamily	0.6%	1968, 1997, 2000-2012	NAP	138	Units	59,175	L(25), D(91), O(4)	T-12 3/31/2015	1,278,500
Loan	38	Home 2 Suites	0.6%	2012	NAP	100	Rooms	80,193	L(27), D(89), O(4)	T-12 1/31/2015	2,632,849
Loan	39	Trowbridge Village Retail Center	0.6%	1963	2014	48,477	Sq. Ft.	159	L(26), D(90), O(4)	T-12 2/28/2015	361,988
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	1963	2014	97,167	Sq. Ft.	73	YM(25), DorYM(91), O(4)	T-12 3/31/2015	1,350,879
Loan	41	The Addison	0.5%	2000	NAP	47,431	Sq. Ft.	148	L(25), D(88), O(7)	T-12 3/31/2015	1,267,301
Loan	42	Cedar Brook Business Park(39)	0.5%	1978	2013	130,467	Sq. Ft.	53	L(27), D(88), O(5)	12/31/2014	1,260,924
Loan	43	AT&T Office	0.5%	1968	2010	104,427	Sq. Ft.	64	L(23), YM1(93), O(4)
Loan	44	Haier America HQ(39)	0.5%	1980	2014	56,387	Sq. Ft.	116	YM(25), DorYM(91), O(4)
Loan	45	Grandview Center(34)	0.5%	1959	2013	85,553	Sq. Ft.	75	L(26), D(89), O(5)	T-12 5/31/2015	1,042,489
Loan	46	Office Court on Inverness	0.4%	2002, 2006	NAP	51,273	Sq. Ft.	109	L(25), D(92), O(3)	T-12 2/28/2015	794,156
Loan	47	Sherman Oaks	0.4%	1997	NAP	136	Units	39,338	L(25), D(91), O(4)	T-12 3/31/2015	984,859
Loan	48	34 Marketplace	0.4%	2003	NAP	34,339	Sq. Ft.	154	L(25), D(91), O(4)	T-12 4/30/2015	858,733
Loan	49	Weyhill Building	0.4%	1988	2015	70,434	Sq. Ft.	72	L(25), D(91), O(4)	T-12 4/30/2015	1,075,631
Loan	50	Rancho Crossroads Plaza	0.4%	1989	2010	27,830	Sq. Ft.	180	L(26), D(90), O(4)	T-12 4/30/2015	785,756
Loan	51	Addison House	0.4%	1938	2015	11,500	Sq. Ft.	425	L(26), D(90), O(4)
Loan	52	CVS & BBT Margate	0.3%	2004-2005	NAP	13,187	Sq. Ft.	368	L(24), D(92), O(4)	12/31/2014	454,510
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	1992	2014	160,000	Sq. Ft.	30	YM(25), DorYM(91), O(4)	T-12 3/31/2015
Loan	54	Three Seasons MHP	0.3%	1972	NAP	125	Pads	29,200	L(25), D(91), O(4)	T-12 3/31/2015	537,582
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	2003, 2005	NAP	35,800	Sq. Ft.	27	L(25), D(91), O(4)	T-12 3/31/2015	174,009
Loan	56	Tarponaire Mobile Resort	0.3%	1971	NAP	137	Pads	33,723	L(25), D(31), O(4)	T-12 3/31/2015	642,243
Loan	57	Oddfellows Building	0.3%	1924	2007	43,193	Sq. Ft.	104	L(26), D(90), O(4)	T-12 2/28/2015	617,143

A-1-17

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
						Net		Loan per Net
			% of			Rentable Area	Units	Rentable Area
Property			Initial Pool	Year	Year	(SF/Units	of	(SF/Units/	Prepayment Provisions	Most Recent Operating	Most Recent
Flag	ID	Property Name	Balance	Built	Renovated	Rooms/Pads) (4)	Measure	Rooms/Pads) ($)(11)(12)	(# of payments)(17)(18)(19)	Statements Date	EGI ($)
Loan	58	Black Bear Center	0.3%	1987	NAP	44,894	Sq. Ft.	96	L(26), D(89), O(5)	T-12 4/30/2015	724,530
Loan	59	Garden of the Gods RV Park	0.3%	1935-1995	NAP	202	Pads	20,967	L(26), D(90), O(4)	T-12 4/30/2015	1,343,648
Loan	60	Grande Haven Villas	0.3%	2013-2014	NAP	56	Units	68,416	L(26), D(91), O(3)	T-12 4/30/2015	336,742
Loan	61	Extra Space Storage	0.3%	2002	NAP	50,976	Sq. Ft.	73	L(47), D(69), O(4)	T-12 4/30/2015	772,577
Loan	62	StoreSmart Spring Hill	0.3%	2007	NAP	62,941	Sq. Ft.	59	L(25), D(92), O(3)	T-12 5/31/2015	591,799
Loan	63	Atrium Villa Apartments	0.3%	2001	NAP	61	Units	57,377	L(26), D(90), O(4)	T-12 4/30/2015	630,234
Loan	64	Edinburg Shopping Center	0.3%	2014	NAP	16,326	Sq. Ft.	214	L(25), D(91), O(4)
Loan	65	Merced Estates MHC	0.3%	1970	NAP	120	Pads	29,092	L(26), D(90), O(4)	T-12 4/30/2015	636,863
Loan	66	Spanish Palms Plaza	0.3%	2004	NAP	33,700	Sq. Ft.	103	L(27), D(89), O(4)	T-12 3/31/2015	333,515
Loan	67	Easy Street Apartments	0.2%	2009	NAP	30	Units	109,882	L(25), D(91), O(4)	T-12 3/31/2015	330,342
Loan	68	Great American Office Plaza	0.2%	2004	NAP	26,671	Sq. Ft.	123	L(26), D(90), O(4)	T-12 3/31/2015	422,512
Loan	69	Carriage House Apartments	0.2%	1970-1971	2001	145	Units	19,288	L(25), D(91), O(4)	T-12 5/31/2015	872,490
Loan	70	Valley View I & II	0.2%	1990	2014	108	Units	25,400	L(26), D(90), O(4)	T-12 2/28/2015	762,845
Loan	71	New Hyde Park Commons	0.2%	1999	NAP	14,651	Sq. Ft.	167	L(26), D(90), O(4)	T-12 3/31/2015	975,888
Loan	72	Gypsum Riverview MHP	0.2%	1988	NAP	42	Pads	57,082	L(25), D(88), O(7)	T-12 2/28/2015	321,991
Loan	73	Sprint Oviedo	0.2%	2015	NAP	6,059	Sq. Ft.	362	L(26), D(90), O(4)
Loan	74	Wickshire Apartments	0.1%	1974	NAP	123	Units	16,646	L(25), D(91), O(4)	T-12 4/30/2015	849,530
Loan	75	Georgetown Self Storage	0.1%	1999	NAP	60,100	Sq. Ft.	30	L(26), D(90), O(4)	T-12 3/30/2015	402,135
Loan	76	Dollar General - Canyon Lake(39)	0.1%	2015	NAP	9,100	Sq. Ft.	99	YM(25), DorYM(88), O(7)
Loan	77	Dollar General - Pleasanton(39)	0.1%	2015	NAP	9,026	Sq. Ft.	95	YM(25), DorYM(88), O(7)
Loan	78	Dollar General - Peoria (West)(39)	0.1%	2015	NAP	9,002	Sq. Ft.	94	YM(25), DorYM(88), O(7)
Loan	79	Dollar General - Bridgeport(39)	0.1%	2015	NAP	9,100	Sq. Ft.	89	YM(25), DorYM(88), O(7)
Loan	80	Dollar General - Tremont(39)	0.1%	2015	NAP	9,026	Sq. Ft.	86	YM(25), DorYM(88), O(7)
Loan	81	Dollar General - Wheeler(39)	0.1%	2015	NAP	9,002	Sq. Ft.	79	YM(25), DorYM(88), O(7)

A-1-18

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent
Flag	ID	Property Name	Balance	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)
Loan	1	Lakewood Center(36)(37)	8.6%	13,338,102	33,982,874	12/31/2014	46,340,504	13,517,046	32,823,457	12/31/2013	43,966,788	12,858,908	31,107,880
Loan	2	Eden Roc(36)	6.8%	54,855,048	23,746,331	12/31/2014	77,730,333	55,718,577	22,011,756	12/31/2013	76,610,621	58,000,398	18,610,223
Loan	3	Heartland Industrial Portfolio(36)	6.8%	7,144,125	22,179,122	12/31/2014	29,061,949	7,260,551	21,801,398	12/31/2013	28,104,597	6,821,844	21,282,753
Property	3.01	1080 Jenkins Brothers Road	0.8%
Property	3.02	4080 Perry Boulevard	0.5%
Property	3.03	5045 West 79th Street	0.5%
Property	3.04	117-119 Industrial Drive	0.5%
Property	3.05	150 Omicron Court	0.4%
Property	3.06	431 Smith Lane	0.4%
Property	3.07	4800 Corporation Drive	0.4%
Property	3.08	6500 Adelaide Court	0.4%
Property	3.09	271 Omega Parkway	0.3%
Property	3.10	1380 Perry Road	0.3%
Property	3.11	2000 Stanley Gault Parkway	0.3%
Property	3.12	300 Oak Bluff Lane	0.3%
Property	3.13	120 Trans Air Drive	0.3%
Property	3.14	5201 Interchange Way	0.2%
Property	3.15	5250-5350 Lakeview Parkway	0.2%
Property	3.16	2850 Earhart Court	0.2%
Property	3.17	7555 Woodland Drive	0.2%
Property	3.18	801 Swan Drive	0.2%
Property	3.19	7601-7687 Winton Drive	0.2%
Property	3.20	7645 Woodland Drive	0.1%
Property	3.21	200 Northfork Lane	0.1%
Property	3.22	100 Northfork Lane	0.1%
Loan	4	Palazzo Verdi	5.3%	4,706,018	6,773,803	12/31/2014	11,436,221	4,696,528	6,739,693	12/31/2013	11,135,893	4,602,720	6,533,174
Loan	5	Equinox West LA(34)	4.8%		4,852,500	12/31/2013	4,852,500		4,852,500	12/31/2012	4,852,500		4,852,500
Loan	6	Two Chatham Center & Garage	4.5%	3,675,266	6,030,714	12/31/2013	10,225,818	3,567,387	6,658,431	12/31/2012	9,799,091	3,549,584	6,249,507
Loan	7	40 Wall Street(36)	4.3%	18,863,645	10,293,751	12/31/2014	29,603,829	18,918,523	10,685,306	12/31/2013	32,979,857	18,225,522	14,754,335
Loan	8	Westin Portland	4.2%	7,787,101	6,874,662	12/31/2014	13,995,925	7,733,742	6,262,183	12/31/2013	12,469,953	6,988,338	5,481,615
Loan	9	Carefree Natomas Apartments	2.7%	2,750,763	2,986,448	12/31/2014	5,677,281	2,714,158	2,963,123	12/31/2013	5,491,413	2,628,100	2,863,313
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	1,191,708	2,794,342	12/31/2014	3,942,609	1,237,449	2,705,160	12/31/2013	3,815,253	1,231,761	2,583,492
Loan	11	McMullen Portfolio(38)	2.3%	1,554,581	3,400,503	12/31/2014	4,958,789	1,521,044	3,437,745	12/31/2013	4,028,463	1,469,191	2,559,272
Property	11.01	Atrium I	0.6%
Property	11.02	Atrium II	0.5%
Property	11.03	Eisenhower Commerce Center	0.3%
Property	11.04	Valley Ranch Business Park #3	0.3%
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%
Property	11.06	Valley Ranch Business Park #19	0.2%
Property	11.07	Valley Ranch Business Park #23	0.1%
Property	11.08	Valley Ranch Business Park #27	0.1%
Loan	12	Embassy Suites Denver Tech Center	2.2%	6,685,562	3,023,145	12/31/2014	10,420,563	6,975,342	3,445,221	12/31/2013	10,200,595	6,630,151	3,570,444
Loan	13	AVCO Center	2.2%	1,873,568	4,051,687	12/31/2014	5,774,617	1,881,522	3,893,095	12/31/2013	5,150,228	2,043,289	3,106,938
Loan	14	Arbors at Las Colinas	2.1%	2,121,306	2,294,199	12/31/2014	4,326,164	2,105,679	2,220,485	12/31/2013	4,210,803	2,061,655	2,149,148
Loan	15	Boudin at the Wharf	1.9%	1,733,669	2,542,860	12/31/2013	3,877,162	1,385,930	2,491,232	12/31/2012	3,341,299	861,977	2,479,322
Loan	16	La Gran Plaza(36)(39)	1.9%	6,426,107	8,193,256	12/31/2014	14,538,893	6,414,853	8,124,040	12/31/2013	13,955,517	5,990,455	7,965,063
Loan	17	Westway Industrial	1.9%	940,404	1,782,043	12/31/2014	2,885,114	945,741	1,939,374	12/31/2013	3,301,082	991,160	2,309,922
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	3,058,963	2,484,362	12/31/2014	5,503,768	3,039,825	2,463,943	12/31/2013	5,592,785	2,849,637	2,743,148
Property	18.01	Osborne Building	0.4%	723,896	613,918	12/31/2014	1,327,737	712,395	615,342	12/31/2013	1,283,717	672,134	611,583
Property	18.02	Uptain Building	0.3%	503,842	408,057	12/31/2014	877,493	505,966	371,527	12/31/2013	847,800	470,877	376,923
Property	18.03	Franklin Building	0.2%	297,247	121,564	12/31/2014	394,206	294,299	99,907	12/31/2013	475,458	312,687	162,771
Property	18.04	6200 Building	0.2%	468,324	413,233	12/31/2014	872,549	472,794	399,755	12/31/2013	886,086	383,926	502,160
Property	18.05	6000 Building	0.1%	76,618	216,388	12/31/2014	292,611	77,058	215,553	12/31/2013	290,978	71,273	219,705
Property	18.06	6300 Building	0.1%	176,133	232,884	12/31/2014	408,792	176,523	232,269	12/31/2013	499,799	169,558	330,241
Property	18.07	6100 Building	0.1%	135,497	33,320	12/31/2014	178,151	139,102	39,049	12/31/2013	193,525	135,292	58,233

A-1-19

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent
Flag	ID	Property Name	Balance	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)
Property	18.08	5800 Building	0.1%	131,964	37,537	12/31/2014	184,127	135,544	48,583	12/31/2013	181,423	127,419	54,004
Property	18.09	5900 Building	0.1%	108,569	74,166	12/31/2014	190,406	102,147	88,259	12/31/2013	197,300	99,819	97,481
Property	18.10	5700 Building	0.1%	120,968	118,197	12/31/2014	250,428	123,576	126,852	12/31/2013	261,303	123,372	137,931
Property	18.11	6500 Building	0.1%	145,018	70,189	12/31/2014	203,727	142,691	61,036	12/31/2013	177,017	136,724	40,293
Property	18.12	6600 Building	0.0%	63,704	93,394	12/31/2014	167,751	51,470	116,281	12/31/2013	154,880	53,071	101,809
Property	18.13	6400 Building	0.0%	107,183	51,515	12/31/2014	155,790	106,260	49,530	12/31/2013	143,499	93,485	50,014
Loan	19	Midway Shopping Center	1.7%	2,157,803	2,506,914	12/31/2014	4,475,180	2,217,728	2,257,452	12/31/2013	4,571,696	2,346,156	2,225,540
Loan	20	ART Multi-State Portfolio I	1.6%	1,475,211	2,144,962	12/31/2014	3,480,727	1,459,434	2,021,293	12/31/2013	3,243,640	1,402,248	1,841,392
Property	20.01	Slate Run	0.4%	339,437	629,745	12/31/2014	948,746	330,282	618,464	12/31/2013	903,091	321,697	581,394
Property	20.02	Rosewood	0.3%	228,063	396,903	12/31/2014	611,479	226,029	385,450	12/31/2013	607,638	210,918	396,720
Property	20.03	Redwood Hollow	0.3%	235,518	308,427	12/31/2014	536,323	228,884	307,439	12/31/2013	523,269	214,443	308,826
Property	20.04	Ranchside	0.2%	236,911	293,918	12/31/2014	511,113	238,430	272,683	12/31/2013	379,060	252,865	126,195
Property	20.05	Sutton Place	0.2%	189,872	249,485	12/31/2014	385,325	185,204	200,121	12/31/2013	359,939	164,376	195,563
Property	20.06	Capital Ridge	0.2%	245,410	266,484	12/31/2014	487,741	250,605	237,136	12/31/2013	470,643	237,949	232,694
Loan	21	East Hampton Village(39)	1.5%	434,421	1,556,161	12/31/2014	1,971,912	439,772	1,532,140	12/31/2013	1,921,682	423,866	1,497,816
Loan	22	Vero Beach Outlets	1.5%	3,531,719	1,170,358	12/31/2013	4,389,900	3,490,560	899,340	12/31/2012	3,819,250	3,335,274	483,976
Loan	23	LG&E Center	1.5%	2,782,626	4,159,384	12/31/2014	6,883,546	2,777,630	4,105,916	12/31/2013	5,463,621	2,694,406	2,769,215
Loan	24	Siemens Buffalo Grove	1.3%	454,878	1,319,810	12/31/2013	1,743,394	431,335	1,312,059	12/31/2012	1,718,757	405,638	1,313,118
Loan	25	Sheraton Suites Akron	1.3%	8,660,292	2,977,381	12/31/2014	11,694,988	8,627,905	3,067,083	12/31/2013	11,972,463	8,679,091	3,293,372
Loan	26	Las Palmas Village(38)	1.3%	368,353	1,709,869	12/31/2013	2,024,779	335,284	1,689,495	12/31/2012	1,972,763	332,742	1,640,021
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	1,540,689	1,814,451	12/31/2014	3,510,203	1,616,101	1,894,102	12/31/2013	3,639,458	1,581,209	2,058,249
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	1,768,718	1,907,559	12/31/2014	3,824,828	1,771,638	2,053,190	12/31/2013	3,518,093	1,586,946	1,931,147
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	1,271,382	1,593,611	12/31/2014	2,737,518	1,222,020	1,515,498	12/31/2013	2,549,293	1,194,677	1,354,616
Loan	30	Anaheim Hills Business Center(39)	0.8%	571,436	879,351	12/31/2013	1,457,600	548,151	909,449	12/31/2012	1,441,688	520,234	921,454
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	618,166	798,239
Property	31.01	Locust Street Lofts	0.4%	406,709	301,857
Property	31.02	Motor Lofts	0.4%	211,457	496,382
Loan	32	Hilton Garden Inn Blacksburg	0.8%	3,097,038	1,702,697	12/31/2014	4,668,169	3,045,216	1,622,953	12/31/2013	4,440,482	2,940,533	1,499,949
Loan	33	940 Howard	0.7%
Loan	34	2217 Caton Avenue	0.7%	162,858	583,810	12/31/2014	764,394	163,472	600,922
Loan	35	Corpus Christi Portfolio	0.7%	2,146,503	1,350,768	12/31/2014	3,419,633	2,159,733	1,259,900	12/31/2013	3,509,777	2,010,038	1,499,739
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%	980,581	796,221	12/31/2014	1,725,191	957,435	767,756	12/31/2013	1,686,469	964,512	721,957
Property	35.02	Candlewood Suites Corpus Christi	0.3%	1,165,922	554,547	12/31/2014	1,694,442	1,202,298	492,144	12/31/2013	1,823,308	1,045,526	777,782
Loan	36	Cypress Point Shopping Center	0.7%	295,650	812,634	12/31/2014	1,094,535	281,962	812,573	12/31/2013	1,100,486	294,537	805,949
Loan	37	Bemidji Multifamily	0.6%	463,362	815,138	12/31/2014	1,276,332	492,201	784,131	12/31/2013	1,264,486	481,665	782,821
Loan	38	Home 2 Suites	0.6%	1,503,879	1,128,971	12/31/2014	2,679,257	1,497,547	1,181,710	12/31/2013	2,356,984	1,300,645	1,056,339
Loan	39	Trowbridge Village Retail Center	0.6%	217,965	144,022	12/31/2014	401,955	224,627	177,328	12/31/2013	580,942	243,679	337,262
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	654,606	696,273	12/31/2014	1,036,532	596,994	439,538	12/31/2013	968,723	527,558	441,165
Loan	41	The Addison	0.5%	568,751	698,549	12/31/2014	1,066,109	554,173	511,936	12/31/2013	1,170,242	558,523	611,719
Loan	42	Cedar Brook Business Park(39)	0.5%	679,182	581,742	12/31/2013	1,234,769	649,139	585,630	12/31/2012	1,107,540	594,236	513,304
Loan	43	AT&T Office	0.5%
Loan	44	Haier America HQ(39)	0.5%
Loan	45	Grandview Center(34)	0.5%	281,179	761,310	12/31/2014	1,009,712	258,092	751,620	12/31/2013	824,021	272,958	551,063
Loan	46	Office Court on Inverness	0.4%	363,061	431,095	12/31/2014	785,625	364,488	421,137	12/31/2013	864,477	390,172	474,305
Loan	47	Sherman Oaks	0.4%	490,107	494,752	12/31/2014	978,648	505,673	472,974	12/31/2013	904,614	485,401	419,213
Loan	48	34 Marketplace	0.4%	262,032	596,701	12/31/2014	856,450	258,277	598,173	12/31/2013	917,626	275,488	642,138
Loan	49	Weyhill Building	0.4%	459,865	615,766	12/31/2014	1,046,250	464,383	581,867	12/31/2013	940,069	389,099	550,970
Loan	50	Rancho Crossroads Plaza	0.4%	206,796	578,960	12/31/2014	773,154	208,746	564,408	12/31/2013	780,515	210,200	570,315
Loan	51	Addison House	0.4%
Loan	52	CVS & BBT Margate	0.3%	9,090	445,420	12/31/2013	448,024	8,960	439,064	12/31/2012	446,220	8,924	437,296
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	129,642	-129,642	12/31/2014	2,606	154,731	-152,125	12/31/2013	10,422	89,212	-78,790
Loan	54	Three Seasons MHP	0.3%	209,364	328,218	12/31/2014	516,246	198,087	318,159	12/31/2013	495,555	190,998	304,557
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	76,144	97,865	12/31/2014	179,604	75,373	104,231	12/31/2013	167,996	70,147	97,849
Loan	56	Tarponaire Mobile Resort	0.3%	316,462	325,782	12/31/2014	641,963	298,997	342,966	12/31/2013	666,314	264,901	401,414
Loan	57	Oddfellows Building	0.3%	188,939	428,204	12/31/2014	605,488	188,848	416,640	12/31/2013	593,822	203,035	390,787

A-1-20

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent
Flag	ID	Property Name	Balance	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)
Loan	58	Black Bear Center	0.3%	178,449	546,080	12/31/2014	724,906	196,813	528,093	12/31/2013	808,605	189,374	619,230
Loan	59	Garden of the Gods RV Park	0.3%	639,697	703,951	12/31/2014	1,220,684	648,469	572,215	12/31/2013	946,578	637,209	309,368
Loan	60	Grande Haven Villas	0.3%	107,468	229,274	12/31/2014	258,469	83,240	175,230
Loan	61	Extra Space Storage	0.3%	440,065	332,512	12/31/2014	769,784	413,221	356,563	12/31/2013	689,547	374,723	314,824
Loan	62	StoreSmart Spring Hill	0.3%	278,949	312,850	12/31/2014	568,352	303,033	265,319	12/31/2013	503,468	313,632	189,836
Loan	63	Atrium Villa Apartments	0.3%	273,167	357,067	12/31/2014	636,634	287,491	349,143	12/31/2013	635,664	270,009	365,655
Loan	64	Edinburg Shopping Center	0.3%
Loan	65	Merced Estates MHC	0.3%	305,764	331,099	12/31/2014	621,755	296,495	325,260	12/31/2013	603,410	333,547	269,863
Loan	66	Spanish Palms Plaza	0.3%	122,059	211,456	12/31/2014	294,367	119,676	174,690	12/31/2013	103,884	62,836	41,047
Loan	67	Easy Street Apartments	0.2%	80,936	249,406	12/31/2014	282,651	76,342	206,309	12/31/2013	275,566	86,116	189,450
Loan	68	Great American Office Plaza	0.2%	146,948	275,564	12/31/2014	397,763	147,102	250,661	12/31/2013	337,233	134,696	202,537
Loan	69	Carriage House Apartments	0.2%	660,010	212,480	12/31/2014	873,141	676,794	196,347	12/31/2013	909,885	621,346	288,539
Loan	70	Valley View I & II	0.2%	450,126	312,719	12/31/2014	765,363	446,733	318,630	12/31/2013	659,279	436,298	222,981
Loan	71	New Hyde Park Commons	0.2%	560,933	414,955	12/31/2014	971,333	550,659	420,673	12/31/2013	795,567	519,402	276,165
Loan	72	Gypsum Riverview MHP	0.2%	90,016	231,975	12/31/2014	323,016	90,123	232,893	12/31/2013	311,899	89,772	222,128
Loan	73	Sprint Oviedo	0.2%
Loan	74	Wickshire Apartments	0.1%	618,456	231,074	12/31/2014	838,079	635,008	203,071	12/31/2013	773,465	431,349	342,116
Loan	75	Georgetown Self Storage	0.1%	213,745	188,390	12/31/2014	396,823	225,399	171,424	12/31/2013	358,531	182,869	175,663
Loan	76	Dollar General - Canyon Lake(39)	0.1%
Loan	77	Dollar General - Pleasanton(39)	0.1%
Loan	78	Dollar General - Peoria (West)(39)	0.1%
Loan	79	Dollar General - Bridgeport(39)	0.1%
Loan	80	Dollar General - Tremont(39)	0.1%
Loan	81	Dollar General - Wheeler(39)	0.1%

A-1-21

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership
Flag	ID	Property Name	Balance	Debt Yield(10)(12)(13)(16)	Debt Yield(10)(12)(13)(16)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(20)
Loan	1	Lakewood Center(36)(37)	8.6%	14.8%	14.3%	31,386,823	48,041,737	12,638,666	35,403,071	207,812	1,084,153	34,111,105	Fee Simple
Loan	2	Eden Roc(36)	6.8%	12.0%	10.3%	45,040,478	80,826,345	57,994,524	22,831,821	3,233,054		19,598,767	Fee Simple
Loan	3	Heartland Industrial Portfolio(36)	6.8%	8.6%	8.1%	21,790,206	28,921,598	7,348,721	21,572,877	1,272,488	137,006	20,163,383	Fee Simple
Property	3.01	1080 Jenkins Brothers Road	0.8%										Fee Simple
Property	3.02	4080 Perry Boulevard	0.5%										Fee Simple
Property	3.03	5045 West 79th Street	0.5%										Fee Simple
Property	3.04	117-119 Industrial Drive	0.5%										Fee Simple
Property	3.05	150 Omicron Court	0.4%										Fee Simple
Property	3.06	431 Smith Lane	0.4%										Fee Simple
Property	3.07	4800 Corporation Drive	0.4%										Fee Simple
Property	3.08	6500 Adelaide Court	0.4%										Fee Simple
Property	3.09	271 Omega Parkway	0.3%										Fee Simple
Property	3.10	1380 Perry Road	0.3%										Fee Simple
Property	3.11	2000 Stanley Gault Parkway	0.3%										Fee Simple
Property	3.12	300 Oak Bluff Lane	0.3%										Fee Simple
Property	3.13	120 Trans Air Drive	0.3%										Fee Simple
Property	3.14	5201 Interchange Way	0.2%										Fee Simple
Property	3.15	5250-5350 Lakeview Parkway	0.2%										Fee Simple
Property	3.16	2850 Earhart Court	0.2%										Fee Simple
Property	3.17	7555 Woodland Drive	0.2%										Fee Simple
Property	3.18	801 Swan Drive	0.2%										Fee Simple
Property	3.19	7601-7687 Winton Drive	0.2%										Fee Simple
Property	3.20	7645 Woodland Drive	0.1%										Fee Simple
Property	3.21	200 Northfork Lane	0.1%										Fee Simple
Property	3.22	100 Northfork Lane	0.1%										Fee Simple
Loan	4	Palazzo Verdi	5.3%	8.7%	8.3%	8,036,420	10,802,620	4,422,234	6,380,386	60,449	216,949	6,102,989	Fee Simple
Loan	5	Equinox West LA(34)	4.8%	7.6%	7.5%	5,337,200	5,177,084	103,542	5,073,542	21,710	54,275	4,997,557	Fee Simple
Loan	6	Two Chatham Center & Garage	4.5%	9.5%	9.0%	5,652,122	9,820,228	3,925,395	5,894,833	49,385	206,073	5,639,375	Fee Simple
Loan	7	40 Wall Street(36)	4.3%	14.0%	12.9%	42,043,428	42,884,535	20,600,765	22,283,771	291,302	1,464,794	20,527,675	Leasehold
Loan	8	Westin Portland	4.2%	11.8%	10.6%	13,195,418	14,661,763	7,736,069	6,925,694	733,088		6,192,606	Fee Simple
Loan	9	Carefree Natomas Apartments	2.7%	7.9%	7.6%	7,186,608	5,802,717	2,816,589	2,986,128	128,000		2,858,128	Fee Simple
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	7.5%	7.5%	4,027,968	3,972,677	1,137,954	2,834,723	19,450		2,815,273	Fee Simple
Loan	11	McMullen Portfolio(38)	2.3%	10.2%	8.7%	5,213,091	4,796,044	1,532,476	3,263,568	43,987	417,877	2,801,704	Fee Simple
Property	11.01	Atrium I	0.6%										Fee Simple
Property	11.02	Atrium II	0.5%										Fee Simple
Property	11.03	Eisenhower Commerce Center	0.3%										Fee Simple
Property	11.04	Valley Ranch Business Park #3	0.3%										Fee Simple
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%										Fee Simple
Property	11.06	Valley Ranch Business Park #19	0.2%										Fee Simple
Property	11.07	Valley Ranch Business Park #23	0.1%										Fee Simple
Property	11.08	Valley Ranch Business Park #27	0.1%										Fee Simple
Loan	12	Embassy Suites Denver Tech Center	2.2%	12.4%	11.0%	9,313,009	10,786,664	6,993,614	3,793,050	431,467		3,361,584	Fee Simple
Loan	13	AVCO Center	2.2%	14.1%	13.4%	5,815,885	6,356,095	2,125,192	4,230,903	26,874	179,158	4,024,871	Fee Simple
Loan	14	Arbors at Las Colinas	2.1%	8.3%	7.9%	4,330,440	4,557,669	2,162,808	2,394,861	117,504		2,277,357	Fee Simple
Loan	15	Boudin at the Wharf	1.9%	9.5%	9.4%	2,817,700	4,914,937	2,355,918	2,559,019	5,635	28,177	2,525,207	Leasehold
Loan	16	La Gran Plaza(36)(39)	1.9%	11.2%	10.2%	12,944,458	14,959,722	6,453,393	8,506,329	206,123	566,940	7,733,266	Fee Simple
Loan	17	Westway Industrial	1.9%	8.6%	8.0%	3,046,831	3,236,928	1,017,160	2,219,769	82,614	79,597	2,057,558	Fee Simple
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	11.6%	9.4%	6,382,626	5,624,017	2,850,220	2,773,798	95,909	416,796	2,261,093	Fee Simple
Property	18.01	Osborne Building	0.4%			1,304,944	1,282,599	668,291	614,308	18,557	100,559	495,191	Fee Simple
Property	18.02	Uptain Building	0.3%			966,632	889,760	472,697	417,064	14,734	62,471	339,858	Fee Simple
Property	18.03	Franklin Building	0.2%			768,138	549,026	286,164	262,862	11,510	37,371	213,981	Fee Simple
Property	18.04	6200 Building	0.2%			933,163	887,893	435,084	452,809	11,775	64,482	376,552	Fee Simple
Property	18.05	6000 Building	0.1%			231,676	293,680	70,923	222,757	3,830	15,251	203,676	Fee Simple
Property	18.06	6300 Building	0.1%			408,202	411,036	161,359	249,677	5,136	21,490	223,052	Fee Simple
Property	18.07	6100 Building	0.1%			312,061	151,455	128,455	23,000	5,344	11,379	6,277	Fee Simple

A-1-22

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership
Flag	ID	Property Name	Balance	Debt Yield(10)(12)(13)(16)	Debt Yield(10)(12)(13)(16)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(20)
Property	18.08	5800 Building	0.1%			296,408	153,963	122,670	31,293	5,310	15,694	10,288	Fee Simple
Property	18.09	5900 Building	0.1%			209,872	183,539	99,879	83,660	4,327	22,206	57,126	Fee Simple
Property	18.10	5700 Building	0.1%			304,392	215,054	108,856	106,197	5,161	17,966	83,070	Fee Simple
Property	18.11	6500 Building	0.1%			262,618	219,235	136,562	82,673	4,792	14,982	62,899	Fee Simple
Property	18.12	6600 Building	0.0%			155,403	157,101	57,725	99,376	2,005	12,790	84,581	Fee Simple
Property	18.13	6400 Building	0.0%			229,118	229,677	101,555	128,122	3,427	20,153	104,541	Fee Simple
Loan	19	Midway Shopping Center	1.7%	10.0%	9.2%	3,076,106	4,576,168	2,186,736	2,389,431	42,413	140,322	2,206,697	Fee Simple
Loan	20	ART Multi-State Portfolio I	1.6%	10.1%	9.4%	3,528,036	3,723,197	1,479,298	2,243,899	148,133		2,095,767	Fee Simple
Property	20.01	Slate Run	0.4%			933,228	975,870	340,403	635,467	35,370		600,097	Fee Simple
Property	20.02	Rosewood	0.3%			598,356	641,961	226,973	414,987	21,237		393,751	Fee Simple
Property	20.03	Redwood Hollow	0.3%			538,644	577,081	239,145	337,936	25,176		312,760	Fee Simple
Property	20.04	Ranchside	0.2%			527,844	541,087	236,132	304,955	24,882		280,074	Fee Simple
Property	20.05	Sutton Place	0.2%			412,164	450,109	190,477	259,632	19,007		240,625	Fee Simple
Property	20.06	Capital Ridge	0.2%			517,800	537,089	246,168	290,921	22,462		268,460	Fee Simple
Loan	21	East Hampton Village(39)	1.5%	7.5%	7.4%	2,060,280	2,008,521	411,094	1,597,426	9,700		1,587,726	Fee Simple
Loan	22	Vero Beach Outlets	1.5%	11.4%	9.5%	4,954,784	5,354,510	2,968,660	2,385,849	50,497	336,645	1,998,708	Fee Simple
Loan	23	LG&E Center	1.5%	14.4%	12.8%	6,311,074	7,214,765	4,209,194	3,005,571	56,058	285,667	2,663,846	Leasehold
Loan	24	Siemens Buffalo Grove	1.3%	8.8%	8.3%	1,799,753	2,116,321	491,543	1,624,778	33,900	59,424	1,531,454	Fee Simple
Loan	25	Sheraton Suites Akron	1.3%	16.5%	13.9%	7,165,038	11,592,820	8,638,680	2,954,140	463,713		2,490,427	Fee Simple
Loan	26	Las Palmas Village(38)	1.3%	9.5%	8.8%	1,762,497	2,046,805	388,865	1,657,940	16,026	106,838	1,535,076	Fee Simple
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	11.6%	10.5%	3,475,082	3,510,203	1,616,263	1,893,940	175,510		1,718,430	Fee Simple
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	13.4%	12.2%	3,795,422	3,822,359	1,772,118	2,050,242	191,118		1,859,124	Fee Simple
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	13.0%	11.9%	2,849,840	2,864,993	1,269,562	1,595,431	143,250		1,452,182	Fee Simple
Loan	30	Anaheim Hills Business Center(39)	0.8%	9.0%	8.1%	1,672,579	1,536,882	566,604	970,278	28,730	64,402	877,146	Fee Simple
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	8.7%	8.3%	1,660,248	1,562,997	684,538	878,459	37,750		840,709	Fee Simple
Property	31.01	Locust Street Lofts	0.4%			895,162	867,889	471,474	396,415	23,750		372,665	Fee Simple
Property	31.02	Motor Lofts	0.4%			765,085	695,108	213,064	482,044	14,000		468,044	Fee Simple
Loan	32	Hilton Garden Inn Blacksburg	0.8%	15.5%	13.7%	4,331,435	4,746,341	3,114,610	1,631,731	189,854		1,441,877	Leasehold
Loan	33	940 Howard	0.7%	10.7%	10.1%	1,267,839	1,268,420	199,783	1,068,637	5,129	54,229	1,009,280	Fee Simple
Loan	34	2217 Caton Avenue	0.7%	7.7%	7.6%	847,467	893,371	150,080	743,291	7,410		735,881	Fee Simple
Loan	35	Corpus Christi Portfolio	0.7%	13.2%	11.7%	3,455,279	3,497,271	2,250,547	1,246,724	139,891		1,106,833	Fee Simple
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%			1,774,039	1,776,802	1,050,880	725,922	71,072		654,850	Fee Simple
Property	35.02	Candlewood Suites Corpus Christi	0.3%			1,681,240	1,720,469	1,199,667	520,802	68,819		451,983	Fee Simple
Loan	36	Cypress Point Shopping Center	0.7%	9.5%	8.4%	1,251,668	1,160,842	292,688	868,154	17,685	88,427	762,041	Fee Simple
Loan	37	Bemidji Multifamily	0.6%	9.4%	8.8%	1,227,861	1,273,531	507,046	766,485	44,400		722,085	Fee Simple
Loan	38	Home 2 Suites	0.6%	13.8%	12.5%	2,569,683	2,632,909	1,524,915	1,107,994	105,316		1,002,677	Fee Simple
Loan	39	Trowbridge Village Retail Center	0.6%	8.7%	8.3%	976,908	898,828	228,580	670,249	7,272	18,421	644,556	Fee Simple
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	10.5%	9.4%	824,442	1,385,635	635,777	749,858	24,292	52,801	672,766	Fee Simple
Loan	41	The Addison	0.5%	11.4%	9.9%	1,543,815	1,384,390	589,306	795,084	9,494	89,633	695,957	Fee Simple
Loan	42	Cedar Brook Business Park(39)	0.5%	9.2%	8.0%	1,479,348	1,324,986	688,651	636,334	26,093	57,202	553,039	Fee Simple
Loan	43	AT&T Office	0.5%	13.5%	11.4%	992,057	1,524,187	612,351	911,836	39,682	104,745	767,409	Fee Simple
Loan	44	Haier America HQ(39)	0.5%	9.4%	8.3%	1,099,547	1,157,385	538,581	618,804	11,277	65,174	542,353	Fee Simple
Loan	45	Grandview Center(34)	0.5%	12.4%	11.1%	1,006,536	1,082,423	288,383	794,040	17,111	63,714	713,215	Fee Simple
Loan	46	Office Court on Inverness	0.4%	10.0%	9.0%	950,908	913,072	355,435	557,637	7,691	47,974	501,972	Fee Simple
Loan	47	Sherman Oaks	0.4%	9.1%	8.5%	974,868	981,522	495,289	486,232	34,000		452,232	Fee Simple
Loan	48	34 Marketplace	0.4%	11.3%	10.0%	788,134	911,521	312,087	599,435	16,949	56,012	526,474	Fee Simple
Loan	49	Weyhill Building	0.4%	11.9%	10.4%	1,078,272	1,045,800	438,301	607,498	17,609	61,251	528,639	Fee Simple
Loan	50	Rancho Crossroads Plaza	0.4%	11.1%	10.4%	826,900	764,883	209,218	555,665	4,173	33,307	518,185	Fee Simple
Loan	51	Addison House	0.4%	8.4%	8.1%	690,060	730,229	318,934	411,295	2,875	11,500	396,920	Leasehold
Loan	52	CVS & BBT Margate	0.3%	8.8%	8.5%	448,174	434,729	8,695	426,034	2,637	13,187	410,210	Fee Simple
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	10.3%	9.5%	528,000	720,529	220,813	499,716	24,000	16,797	458,919	Fee Simple
Loan	54	Three Seasons MHP	0.3%	8.7%	8.5%	532,980	525,317	219,830	305,487	6,250		299,237	Fee Simple
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	8.7%	8.5%	204,264	173,976	77,389	96,587	4,861		91,726	Fee Simple
Loan	56	Tarponaire Mobile Resort	0.3%	8.1%	7.9%	728,115	677,443	301,895	375,548	10,275		365,273	Fee Simple
Loan	57	Oddfellows Building	0.3%	10.9%	9.8%	807,455	681,695	192,414	489,281	7,797	39,419	442,064	Fee Simple

A-1-23

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership
Flag	ID	Property Name	Balance	Debt Yield(10)(12)(13)(16)	Debt Yield(10)(12)(13)(16)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(20)
Loan	58	Black Bear Center	0.3%	13.0%	12.1%	648,496	740,470	181,982	558,488	8,979	28,191	521,319	Fee Simple
Loan	59	Garden of the Gods RV Park	0.3%	16.0%	15.7%	2,409,720	1,343,648	666,544	677,103	10,150		666,953	Fee Simple
Loan	60	Grande Haven Villas	0.3%	8.7%	8.3%	446,616	424,285	91,776	332,509	14,000		318,509	Fee Simple
Loan	61	Extra Space Storage	0.3%	8.4%	8.2%	916,260	772,123	457,232	314,891	7,646		307,245	Fee Simple
Loan	62	StoreSmart Spring Hill	0.3%	9.0%	8.9%	745,310	612,859	278,078	334,781	6,160		328,621	Fee Simple
Loan	63	Atrium Villa Apartments	0.3%	9.3%	8.9%	636,599	607,386	280,627	326,759	15,250		311,509	Fee Simple
Loan	64	Edinburg Shopping Center	0.3%	10.3%	9.2%	480,189	456,180	97,078	359,102	2,449	34,285	322,369	Fee Simple
Loan	65	Merced Estates MHC	0.3%	9.0%	8.8%	679,080	650,890	337,371	313,519	6,862		306,658	Fee Simple
Loan	66	Spanish Palms Plaza	0.3%	10.2%	8.9%	539,007	480,046	124,813	355,233	6,740	37,180	311,312	Fee Simple
Loan	67	Easy Street Apartments	0.2%	9.9%	9.4%	446,400	419,616	94,816	324,800	14,206		310,593	Fee Simple
Loan	68	Great American Office Plaza	0.2%	9.3%	8.4%	381,590	458,790	151,617	307,174	5,334	26,671	275,169	Fee Simple
Loan	69	Carriage House Apartments	0.2%	9.6%	8.1%	1,018,440	928,656	659,482	269,174	43,500		225,674	Fee Simple
Loan	70	Valley View I & II	0.2%	10.9%	9.4%	748,690	775,620	476,859	298,761	39,960		258,801	Fee Simple
Loan	71	New Hyde Park Commons	0.2%	16.8%	16.1%	773,584	987,287	576,829	410,458	2,930	15,169	392,359	Leasehold
Loan	72	Gypsum Riverview MHP	0.2%	9.3%	9.2%	299,880	326,491	104,616	221,875	2,100		219,775	Fee Simple
Loan	73	Sprint Oviedo	0.2%	9.9%	9.6%	239,773	268,899	50,709	218,190	916	6,105	211,170	Fee Simple
Loan	74	Wickshire Apartments	0.1%	13.1%	11.0%	913,974	907,181	639,955	267,227	42,804		224,423	Fee Simple
Loan	75	Georgetown Self Storage	0.1%	11.0%	10.6%	432,305	402,135	203,791	198,344	8,773		189,571	Fee Simple
Loan	76	Dollar General - Canyon Lake(39)	0.1%	10.2%	10.0%	97,796	94,203	2,826	91,377	1,365		90,012	Fee Simple
Loan	77	Dollar General - Pleasanton(39)	0.1%	10.2%	10.1%	93,407	90,023	2,701	87,322	1,354		85,968	Fee Simple
Loan	78	Dollar General - Peoria (West)(39)	0.1%	9.6%	9.5%	87,020	83,952	2,519	81,433	1,350		80,083	Fee Simple
Loan	79	Dollar General - Bridgeport(39)	0.1%	9.7%	9.5%	84,233	81,318	2,440	78,879	1,365		77,514	Fee Simple
Loan	80	Dollar General - Tremont(39)	0.1%	9.8%	9.6%	81,652	78,856	2,366	76,490	1,354		75,136	Fee Simple
Loan	81	Dollar General - Wheeler(39)	0.1%	10.1%	9.9%	76,330	73,796	2,214	71,582	1,350		70,232	Fee Simple

A-1-24

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Ground Lease	Ground Lease			Lease
Flag	ID	Property Name	Balance	Expiration(21)	Extension Terms(21)	Largest Tenant(22)(23)(24)(25)(26)	SF	Expiration
Loan	1	Lakewood Center(36)(37)	8.6%			Macy’s	362,852	6/30/2020
Loan	2	Eden Roc(36)	6.8%			NAP	NAP	NAP
Loan	3	Heartland Industrial Portfolio(36)	6.8%
Property	3.01	1080 Jenkins Brothers Road	0.8%			Amcor PET Packaging	660,200	7/31/2023
Property	3.02	4080 Perry Boulevard	0.5%			Home Depot USA, Inc.	497,860	11/30/2017
Property	3.03	5045 West 79th Street	0.5%			Baker and Taylor, Inc.	504,164	8/31/2018
Property	3.04	117-119 Industrial Drive	0.5%			Ozburn-Hessey Logistics	310,496	6/30/2022
Property	3.05	150 Omicron Court	0.4%			Rue La La, Inc.	399,600	6/30/2016
Property	3.06	431 Smith Lane	0.4%			Kirkland’s	771,000	5/31/2019
Property	3.07	4800 Corporation Drive	0.4%			Purolator Filters NA, LLC	311,767	10/31/2017
Property	3.08	6500 Adelaide Court	0.4%			ANDA Pharmaceuticals	354,676	12/31/2015
Property	3.09	271 Omega Parkway	0.3%			Zappos.com, Inc.	283,900	7/31/2019
Property	3.10	1380 Perry Road	0.3%			Jacobsen Warehouse Company	260,400	6/30/2018
Property	3.11	2000 Stanley Gault Parkway	0.3%			Faurecia Interiors Louisville	214,000	2/28/2021
Property	3.12	300 Oak Bluff Lane	0.3%			Schurman Fine Paper	207,080	6/30/2027
Property	3.13	120 Trans Air Drive	0.3%			AmerisourceBergen Drug Corp	164,005	3/25/2018
Property	3.14	5201 Interchange Way	0.2%			National Tobacco Company	248,400	1/31/2021
Property	3.15	5250-5350 Lakeview Parkway	0.2%			Beckman Coulter, Inc	128,516	5/17/2020
Property	3.16	2850 Earhart Court	0.2%			Eagle Global Logistics, LP	218,064	2/28/2017
Property	3.17	7555 Woodland Drive	0.2%			Hat World, Inc.	195,080	1/31/2016
Property	3.18	801 Swan Drive	0.2%			Menlo Logistics, Inc.	70,900	12/31/2015
Property	3.19	7601-7687 Winton Drive	0.2%			Golden Ventures, LLC	72,000	7/31/2018
Property	3.20	7645 Woodland Drive	0.1%			Specialty Coating Systems	60,224	5/31/2016
Property	3.21	200 Northfork Lane	0.1%			Hanes Companies, Inc.	34,500	2/28/2019
Property	3.22	100 Northfork Lane	0.1%			Hogebuilt Corp.	43,000	3/31/2019
Loan	4	Palazzo Verdi	5.3%			Newmont Mining	218,414	10/31/2020
Loan	5	Equinox West LA(34)	4.8%			Equinox - West LA	108,550	10/31/2041
Loan	6	Two Chatham Center & Garage	4.5%			Travelers Indemnity Company	50,298	9/30/2017
Loan	7	40 Wall Street(36)	4.3%	4/30/2059	2 Extension options: 1, 67 years and 6 months extension option; 1, 80 years and 2 months extension option	Green Ivy	86,350	11/30/2061
Loan	8	Westin Portland	4.2%			NAP	NAP	NAP
Loan	9	Carefree Natomas Apartments	2.7%			NAP	NAP	NAP
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%			NAP	NAP	NAP
Loan	11	McMullen Portfolio(38)	2.3%
Property	11.01	Atrium I	0.6%			Integrity Applications Inc.	16,519	7/31/2019
Property	11.02	Atrium II	0.5%			University of Michigan	52,682	11/30/2020
Property	11.03	Eisenhower Commerce Center	0.3%			Sakti 3, Inc.	32,905	2/28/2018
Property	11.04	Valley Ranch Business Park #3	0.3%			Tecumseh Products Company	32,400	12/31/2015
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%			Nexient	33,600	7/31/2020
Property	11.06	Valley Ranch Business Park #19	0.2%			GfK Holding Inc.	19,931	3/31/2018
Property	11.07	Valley Ranch Business Park #23	0.1%			Coherix, Inc.	14,925	6/30/2019
Property	11.08	Valley Ranch Business Park #27	0.1%			Stantec Consulting Michigan	13,200	8/31/2017
Loan	12	Embassy Suites Denver Tech Center	2.2%			NAP	NAP	NAP
Loan	13	AVCO Center	2.2%			iPic Theaters	40,819	6/30/2033
Loan	14	Arbors at Las Colinas	2.1%			NAP	NAP	NAP
Loan	15	Boudin at the Wharf	1.9%	6/30/2045	None	Boudin Bakery Operated by Boudin Properties Operating	28,177	5/31/2045
Loan	16	La Gran Plaza(36)(39)	1.9%			Mercado (Zocalo Property, LP)	124,271	4/6/2027
Loan	17	Westway Industrial	1.9%			GE Healthcare	49,271	7/31/2017
Loan	18	Osborne Chattanooga Office Portfolio	1.7%
Property	18.01	Osborne Building	0.4%			GSA - NRC	51,420	10/16/2016
Property	18.02	Uptain Building	0.3%			Maximus, Inc.	12,153	12/31/2015
Property	18.03	Franklin Building	0.2%			GSA - ATF	7,664	4/30/2017
Property	18.04	6200 Building	0.2%			GSA - Department of Veterans Affairs	42,278	9/30/2016
Property	18.05	6000 Building	0.1%			Virginia College, LLC	19,149	7/4/2018
Property	18.06	6300 Building	0.1%			GSA - IRS	16,861	4/30/2021
Property	18.07	6100 Building	0.1%			State of Tennessee	5,662	12/31/2021

A-1-25

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Ground Lease	Ground Lease			Lease
Flag	ID	Property Name	Balance	Expiration(21)	Extension Terms(21)	Largest Tenant(22)(23)(24)(25)(26)	SF	Expiration
Property	18.08	5800 Building	0.1%			Smile Brands of Tennessee	5,186	9/30/2019
Property	18.09	5900 Building	0.1%			City of Chattanooga	9,084	3/31/2017
Property	18.10	5700 Building	0.1%			GSA - Department of Veterans Affairs	3,602	7/7/2018
Property	18.11	6500 Building	0.1%			G. R. Rush & Compancy, P.C	9,201	8/31/2019
Property	18.12	6600 Building	0.0%			Chattanooga Eye Institute	10,026	5/31/2017
Property	18.13	6400 Building	0.0%			City of Chattanooga	7,350	2/28/2016
Loan	19	Midway Shopping Center	1.7%			Supervalu Gold LLC d/b/a Rainbow	66,376	10/31/2026
Loan	20	ART Multi-State Portfolio I	1.6%
Property	20.01	Slate Run	0.4%			NAP	NAP	NAP
Property	20.02	Rosewood	0.3%			NAP	NAP	NAP
Property	20.03	Redwood Hollow	0.3%			NAP	NAP	NAP
Property	20.04	Ranchside	0.2%			NAP	NAP	NAP
Property	20.05	Sutton Place	0.2%			NAP	NAP	NAP
Property	20.06	Capital Ridge	0.2%			NAP	NAP	NAP
Loan	21	East Hampton Village(39)	1.5%			NAP	NAP	NAP
Loan	22	Vero Beach Outlets	1.5%			VF Factory Outlet, Inc.	25,500	6/19/2016
Loan	23	LG&E Center	1.5%	5/13/2114	None	LGE KU Energy	214,891	12/31/2025
Loan	24	Siemens Buffalo Grove	1.3%			Siemens Corporation	226,000	10/31/2021
Loan	25	Sheraton Suites Akron	1.3%			NAP	NAP	NAP
Loan	26	Las Palmas Village(38)	1.3%			Vons	57,566	12/31/2017
Loan	27	FogCatcher Inn Pacifica(39)	1.2%			NAP	NAP	NAP
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%			NAP	NAP	NAP
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%			NAP	NAP	NAP
Loan	30	Anaheim Hills Business Center(39)	0.8%			David Johnson	5,700	6/30/2017
Loan	31	Motor Lofts & Locust Street Lofts	0.8%
Property	31.01	Locust Street Lofts	0.4%			NAP	NAP	NAP
Property	31.02	Motor Lofts	0.4%			NAP	NAP	NAP
Loan	32	Hilton Garden Inn Blacksburg	0.8%	12/31/2048	5, 5 year options	NAP	NAP	NAP
Loan	33	940 Howard	0.7%			Teach for America	25,644	11/30/2022
Loan	34	2217 Caton Avenue	0.7%			NAP	NAP	NAP
Loan	35	Corpus Christi Portfolio	0.7%
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%			NAP	NAP	NAP
Property	35.02	Candlewood Suites Corpus Christi	0.3%			NAP	NAP	NAP
Loan	36	Cypress Point Shopping Center	0.7%			Farm Fresh	53,231	4/30/2020
Loan	37	Bemidji Multifamily	0.6%			NAP	NAP	NAP
Loan	38	Home 2 Suites	0.6%			NAP	NAP	NAP
Loan	39	Trowbridge Village Retail Center	0.6%			Fresh Thyme	31,075	5/31/2030
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%			Booking.com	77,713	6/30/2024
Loan	41	The Addison	0.5%			The Center for Hematology/Oncology	8,000	5/31/2023
Loan	42	Cedar Brook Business Park(39)	0.5%			Cedearbrook Dance Center	7,914	10/31/2015
Loan	43	AT&T Office	0.5%			AT&T Services, Inc. (SBC Telecom, Inc.)	104,427	12/31/2019
Loan	44	Haier America HQ(39)	0.5%			Haier America HQ	56,387	7/31/2027
Loan	45	Grandview Center(34)	0.5%			Goodwill Industries Store	36,352	6/30/2025
Loan	46	Office Court on Inverness	0.4%			South Denver GI	3,872	11/30/2016
Loan	47	Sherman Oaks	0.4%			NAP	NAP	NAP
Loan	48	34 Marketplace	0.4%			O’Reilly Auto	6,142	11/30/2022
Loan	49	Weyhill Building	0.4%			Wells Fargo Corporate	13,751	12/31/2022
Loan	50	Rancho Crossroads Plaza	0.4%			Western Dental Services Inc	3,351	5/31/2022
Loan	51	Addison House	0.4%	5/31/2111	None	Addison House	11,500	6/18/2025
Loan	52	CVS & BBT Margate	0.3%			CVS	12,739	10/23/2024
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%			Lacks Exterior Trim Systems	160,000	9/30/2021
Loan	54	Three Seasons MHP	0.3%			NAP	NAP	NAP
Loan	55	Brooksville Mini-Storage Warehouse	0.1%			NAP	NAP	NAP
Loan	56	Tarponaire Mobile Resort	0.3%			NAP	NAP	NAP
Loan	57	Oddfellows Building	0.3%			Schwartz & Shaw	4,689	10/31/2019

A-1-26

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Ground Lease	Ground Lease			Lease
Flag	ID	Property Name	Balance	Expiration(21)	Extension Terms(21)	Largest Tenant(22)(23)(24)(25)(26)	SF	Expiration
Loan	58	Black Bear Center	0.3%			Carl’s Car Care	6,427	10/31/2017
Loan	59	Garden of the Gods RV Park	0.3%			NAP	NAP	NAP
Loan	60	Grande Haven Villas	0.3%			NAP	NAP	NAP
Loan	61	Extra Space Storage	0.3%			NAP	NAP	NAP
Loan	62	StoreSmart Spring Hill	0.3%			NAP	NAP	NAP
Loan	63	Atrium Villa Apartments	0.3%			NAP	NAP	NAP
Loan	64	Edinburg Shopping Center	0.3%			Compra Fazil Rent to Own	2,363	4/30/2020
Loan	65	Merced Estates MHC	0.3%			NAP	NAP	NAP
Loan	66	Spanish Palms Plaza	0.3%			Adventure Indoor Playground, LLC	5,200	11/30/2019
Loan	67	Easy Street Apartments	0.2%			NAP	NAP	NAP
Loan	68	Great American Office Plaza	0.2%			Great American Capital	7,280	4/30/2027
Loan	69	Carriage House Apartments	0.2%			NAP	NAP	NAP
Loan	70	Valley View I & II	0.2%			NAP	NAP	NAP
Loan	71	New Hyde Park Commons	0.2%	8/31/2048	None	Duane Reade	9,000	8/31/2020
Loan	72	Gypsum Riverview MHP	0.2%			NAP	NAP	NAP
Loan	73	Sprint Oviedo	0.2%			Sprintcom, Inc	3,059	4/30/2025
Loan	74	Wickshire Apartments	0.1%			NAP	NAP	NAP
Loan	75	Georgetown Self Storage	0.1%			NAP	NAP	NAP
Loan	76	Dollar General - Canyon Lake(39)	0.1%			Dollar General	9,100	3/31/2030
Loan	77	Dollar General - Pleasanton(39)	0.1%			Dollar General	9,026	5/31/2030
Loan	78	Dollar General - Peoria (West)(39)	0.1%			Dollar General	9,002	5/31/2030
Loan	79	Dollar General - Bridgeport(39)	0.1%			Dollar General	9,100	5/31/2030
Loan	80	Dollar General - Tremont(39)	0.1%			Dollar General	9,026	5/31/2030
Loan	81	Dollar General - Wheeler(39)	0.1%			Dollar General	9,002	3/31/2030

A-1-27

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease
Flag	ID	Property Name	Balance	2nd Largest Tenant(23)(24)(25)(26)	SF	Expiration	3rd Largest Tenant(23)(24)(25)(26)	SF	Expiration
Loan	1	Lakewood Center(36)(37)	8.6%	Costco	166,718	2/25/2029	JCPenney	162,690	1/31/2017
Loan	2	Eden Roc(36)	6.8%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Heartland Industrial Portfolio(36)	6.8%
Property	3.01	1080 Jenkins Brothers Road	0.8%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.02	4080 Perry Boulevard	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.03	5045 West 79th Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.04	117-119 Industrial Drive	0.5%	World Wide Technology Holding	140,172	5/31/2017	NAP	NAP	NAP
Property	3.05	150 Omicron Court	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.06	431 Smith Lane	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.07	4800 Corporation Drive	0.4%	Dayco Products, LLC	194,348	10/31/2019	NAP	NAP	NAP
Property	3.08	6500 Adelaide Court	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.09	271 Omega Parkway	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.10	1380 Perry Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.11	2000 Stanley Gault Parkway	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.12	300 Oak Bluff Lane	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.13	120 Trans Air Drive	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.14	5201 Interchange Way	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.15	5250-5350 Lakeview Parkway	0.2%	Direct Tech Sales	24,348	9/30/2016	NAP	NAP	NAP
Property	3.16	2850 Earhart Court	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.17	7555 Woodland Drive	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.18	801 Swan Drive	0.2%	VI-Jon, Inc.	70,000	MTM	NAP	NAP	NAP
Property	3.19	7601-7687 Winton Drive	0.2%	Alfa Laval, Inc.	54,400	8/31/2016	Grinon Industries, LLC	25,600	1/31/2020
Property	3.20	7645 Woodland Drive	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.21	200 Northfork Lane	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.22	100 Northfork Lane	0.1%	Ewing Moving Service, Inc.	24,000	8/31/2018	NAP	NAP	NAP
Loan	4	Palazzo Verdi	5.3%	Envision Healthcare	77,027	9/30/2026	John Madden Co.	6,804	8/23/2023
Loan	5	Equinox West LA(34)	4.8%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	Two Chatham Center & Garage	4.5%	Southwestern Pennsylvania Commission	28,392	1/31/2023	Access Data Corp., Inc.	17,696	12/31/2017
Loan	7	40 Wall Street(36)	4.3%	Countrywide Insurance Company	82,302	8/31/2021	Duane Reade	77,810	3/31/2028
Loan	8	Westin Portland	4.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Carefree Natomas Apartments	2.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	McMullen Portfolio(38)	2.3%
Property	11.01	Atrium I	0.6%	ANSYS, Inc.	10,244	3/31/2016	Stifel Nicolaus	3,800	9/30/2015
Property	11.02	Atrium II	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.03	Eisenhower Commerce Center	0.3%	Yeo & Yeo, P.C.	9,938	9/30/2025	NAP	NAP	NAP
Property	11.04	Valley Ranch Business Park #3	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.06	Valley Ranch Business Park #19	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.07	Valley Ranch Business Park #23	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.08	Valley Ranch Business Park #27	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Embassy Suites Denver Tech Center	2.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	AVCO Center	2.2%	Primary Wave	11,988	6/30/2020	Independent Film & Television Alliance	11,484	12/31/2024
Loan	14	Arbors at Las Colinas	2.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Boudin at the Wharf	1.9%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	La Gran Plaza(36)(39)	1.9%	Burlington Coat Factory of Texas, L.P	80,000	4/30/2018	Fiesta Mart Inc	58,500	7/31/2028
Loan	17	Westway Industrial	1.9%	The Wycliffe Seed Company, Inc	32,051	5/31/2026	FUJIFILM Holdings America Corp	26,571	9/30/2016
Loan	18	Osborne Chattanooga Office Portfolio	1.7%
Property	18.01	Osborne Building	0.4%	Chitood & Chitwood	14,813	1/31/2018	Healthcare Strategies	8,090	10/31/2019
Property	18.02	Uptain Building	0.3%	Barto, Hoss & Company	8,835	MTM	Southeastrans, Inc.	8,124	8/30/2017
Property	18.03	Franklin Building	0.2%	Maximus	5,798	12/31/2017	Blake Financial Group	5,404	2/14/2018
Property	18.04	6200 Building	0.2%	Stubbs Prosthetics & Orthopedics	7,278	12/31/2016	GSA - Department of Veterans Affairs - Maintenance Shop	3,804	MTM
Property	18.05	6000 Building	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.06	6300 Building	0.1%	Home Health Care of East TN	8,818	7/31/2018	NAP	NAP	NAP
Property	18.07	6100 Building	0.1%	Omni Source	2,002	10/31/2017	Junior Achievement of Chattanooga	1,736	8/14/2018

A-1-28

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease
Flag	ID	Property Name	Balance	2nd Largest Tenant(23)(24)(25)(26)	SF	Expiration	3rd Largest Tenant(23)(24)(25)(26)	SF	Expiration
Property	18.08	5800 Building	0.1%	Total Resource	2,140	6/30/2017	Bill Harmer/PAS Bookeeping	1,260	11/30/2017
Property	18.09	5900 Building	0.1%	Volunteers in Medicine	4,620	12/31/2017	Tennessee Real Estate Education	3,754	10/31/2016
Property	18.10	5700 Building	0.1%	Tennessee Community Counsel	2,525	5/31/2022	YP Texas Region Yellow Page	1,687	1/31/2017
Property	18.11	6500 Building	0.1%	Inova Payroll	8,459	8/31/2018	NAP	NAP	NAP
Property	18.12	6600 Building	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.13	6400 Building	0.0%	M & T Real Estate, LLC	5,907	6/30/2019	Gentiva Health Services	3,880	8/31/2015
Loan	19	Midway Shopping Center	1.7%	Bowl Rite Inc.	36,000	12/31/2020	OfficeMax	25,800	6/30/2017
Loan	20	ART Multi-State Portfolio I	1.6%
Property	20.01	Slate Run	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.02	Rosewood	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.03	Redwood Hollow	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.04	Ranchside	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.05	Sutton Place	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.06	Capital Ridge	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	East Hampton Village(39)	1.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Vero Beach Outlets	1.5%	Restoration Hardware #63	15,905	1/31/2026	Polo Ralph Lauren Store #0	12,568	9/30/2019
Loan	23	LG&E Center	1.5%	Fisher and Philips	10,720	8/31/2016	Deloitte and Touche	10,720	4/30/2016
Loan	24	Siemens Buffalo Grove	1.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Sheraton Suites Akron	1.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Las Palmas Village(38)	1.3%	Walgreens	19,650	2/28/2023	Bounty Hunter	4,500	3/31/2018
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Anaheim Hills Business Center(39)	0.8%	Rock City Climbing Gym	5,500	5/31/2020	South Coast Worship Center	4,600	1/31/2017
Loan	31	Motor Lofts & Locust Street Lofts	0.8%
Property	31.01	Locust Street Lofts	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Property	31.02	Motor Lofts	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Hilton Garden Inn Blacksburg	0.8%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	940 Howard	0.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	2217 Caton Avenue	0.7%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Corpus Christi Portfolio	0.7%
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Property	35.02	Candlewood Suites Corpus Christi	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Cypress Point Shopping Center	0.7%	Dollar Tree	11,106	11/30/2019	Surf Rider Restaurant	5,182	12/31/2018
Loan	37	Bemidji Multifamily	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Home 2 Suites	0.6%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Trowbridge Village Retail Center	0.6%	Korea House	3,150	12/31/2020	Wendy’s	2,500	10/31/2016
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	AMI Entertainment Network, Inc.	19,454	8/31/2016	NAP	NAP	NAP
Loan	41	The Addison	0.5%	Eli Cohen, MD, PA	3,534	12/31/2016	Glaucoma Specialists of South	3,081	9/10/2024
Loan	42	Cedar Brook Business Park(39)	0.5%	Orange County Asian & Pacific	7,527	9/30/2015	Thao Tran	6,909	1/31/2017
Loan	43	AT&T Office	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	44	Haier America HQ(39)	0.5%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	Grandview Center(34)	0.5%	Cash America (Super Pawn)	12,725	7/31/2016	O’Reilly Auto Parts	10,328	1/31/2023
Loan	46	Office Court on Inverness	0.4%	Trigpoint	3,678	5/31/2019	Integro	2,957	11/30/2016
Loan	47	Sherman Oaks	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	34 Marketplace	0.4%	Earle’s Flowers	2,936	3/31/2016	Mattress Firm	2,541	9/30/2016
Loan	49	Weyhill Building	0.4%	Secrest Wardle	8,196	3/31/2023	TRC Environmental Corp.	7,381	7/31/2016
Loan	50	Rancho Crossroads Plaza	0.4%	Temecula Pawn & Coin Shop, I	3,174	5/31/2019	Jamshed J. Yaqubi DBA Seven-Eleven	3,016	10/31/2019
Loan	51	Addison House	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	52	CVS & BBT Margate	0.3%	BB&T	448	3/10/2019	NAP	NAP	NAP
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	54	Three Seasons MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	56	Tarponaire Mobile Resort	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	57	Oddfellows Building	0.3%	Blackbook Solutions (/Whitler)	3,316	12/31/2016	K4 Connect	1,985	12/31/2016

A-1-29

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease
Flag	ID	Property Name	Balance	2nd Largest Tenant(23)(24)(25)(26)	SF	Expiration	3rd Largest Tenant(23)(24)(25)(26)	SF	Expiration
Loan	58	Black Bear Center	0.3%	Black Bear Diner	5,120	3/31/2025	Bell Tire and Auto	5,120	4/30/2028
Loan	59	Garden of the Gods RV Park	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	60	Grande Haven Villas	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	61	Extra Space Storage	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	62	StoreSmart Spring Hill	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	63	Atrium Villa Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	64	Edinburg Shopping Center	0.3%	Siempre Natural	2,200	7/31/2019	107 Nails and Spa	1,913	7/31/2019
Loan	65	Merced Estates MHC	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	66	Spanish Palms Plaza	0.3%	REM Nevada Inc.	4,500	4/30/2017	Neeko Inc. dba Mr. Mamas	3,000	11/30/2019
Loan	67	Easy Street Apartments	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	68	Great American Office Plaza	0.2%	North American Title	3,634	9/30/2015	United AMS, LLC	3,506	12/31/2016
Loan	69	Carriage House Apartments	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	70	Valley View I & II	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	71	New Hyde Park Commons	0.2%	PetValu, Inc.	3,050	8/31/2023	Starbucks	1,401	2/28/2026
Loan	72	Gypsum Riverview MHP	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	73	Sprint Oviedo	0.2%	SOS Furniture Co., Inc dba Mattress One	3,000	8/31/2025	NAP	NAP	NAP
Loan	74	Wickshire Apartments	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	75	Georgetown Self Storage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	76	Dollar General - Canyon Lake(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	77	Dollar General - Pleasanton(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	78	Dollar General - Peoria (West)(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	79	Dollar General - Bridgeport(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	80	Dollar General - Tremont(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
Loan	81	Dollar General - Wheeler(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP

A-1-30

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease		Occupancy
Flag	ID	Property Name	Balance	4th Largest Tenant(23)(25)(26)	SF	Expiration	5th Largest Tenant(23)(24)(25)(26)	SF	Expiration	Occupancy	As-of Date
Loan	1	Lakewood Center(36)(37)	8.6%	Target	160,058	1/31/2025	The Home Depot	133,029	1/31/2021	97.8%	5/8/2015
Loan	2	Eden Roc(36)	6.8%	NAP	NAP	NAP	NAP	NAP	NAP	75.1%	4/30/2015
Loan	3	Heartland Industrial Portfolio(36)	6.8%							97.3%	6/1/2015
Property	3.01	1080 Jenkins Brothers Road	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.02	4080 Perry Boulevard	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.03	5045 West 79th Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.04	117-119 Industrial Drive	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.05	150 Omicron Court	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.06	431 Smith Lane	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.07	4800 Corporation Drive	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.08	6500 Adelaide Court	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.09	271 Omega Parkway	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.10	1380 Perry Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.11	2000 Stanley Gault Parkway	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.12	300 Oak Bluff Lane	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.13	120 Trans Air Drive	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.14	5201 Interchange Way	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.15	5250-5350 Lakeview Parkway	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.16	2850 Earhart Court	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.17	7555 Woodland Drive	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.18	801 Swan Drive	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	61.4%	6/1/2015
Property	3.19	7601-7687 Winton Drive	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.20	7645 Woodland Drive	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	3.21	200 Northfork Lane	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	34.3%	6/1/2015
Property	3.22	100 Northfork Lane	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	64.2%	6/1/2015
Loan	4	Palazzo Verdi	5.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	4/1/2015
Loan	5	Equinox West LA(34)	4.8%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	6	Two Chatham Center & Garage	4.5%	Dell, Moser, Lane & Loughney, LLC	13,395	7/31/2020	Thomson, Rhodes & Cowie	13,214	6/30/2018	60.3%	6/4/2015
Loan	7	40 Wall Street(36)	4.3%	Haks Engineering & Land Surveyors	69,916	3/31/2029	Weidlinger Associates Inc	61,082	1/31/2033	94.5%	5/19/2015
Loan	8	Westin Portland	4.2%	NAP	NAP	NAP	NAP	NAP	NAP	83.5%	5/31/2015
Loan	9	Carefree Natomas Apartments	2.7%	NAP	NAP	NAP	NAP	NAP	NAP	94.2%	5/11/2015
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	NAP	NAP	NAP	NAP	NAP	NAP	99.2%	6/30/2015
Loan	11	McMullen Portfolio(38)	2.3%							98.3%	Various
Property	11.01	Atrium I	0.6%	Assc. For Advancing Automation	3,458	8/31/2018	Morman, Kaplan, Brilliant	2,766	2/28/2018	92.8%	4/15/2015
Property	11.02	Atrium II	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Property	11.03	Eisenhower Commerce Center	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	4/15/2015
Property	11.04	Valley Ranch Business Park #3	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Property	11.06	Valley Ranch Business Park #19	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Property	11.07	Valley Ranch Business Park #23	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Property	11.08	Valley Ranch Business Park #27	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	12	Embassy Suites Denver Tech Center	2.2%	NAP	NAP	NAP	NAP	NAP	NAP	77.9%	4/30/2015
Loan	13	AVCO Center	2.2%	First Foundation Bank (Expanded)	8,326	9/30/2020	English Language Center	6,343	9/30/2019	91.6%	6/10/2015
Loan	14	Arbors at Las Colinas	2.1%	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	6/16/2015
Loan	15	Boudin at the Wharf	1.9%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	16	La Gran Plaza(36)(39)	1.9%	Everest College	40,916	10/31/2020	Cinemagic-Bilingual Realty, Inc.	35,695	12/31/2024	85.8%	4/6/2015
Loan	17	Westway Industrial	1.9%	North American Title Company	23,097	12/31/2020	Best Ever Brands, LLC	22,719	4/30/2018	81.6%	6/17/2015
Loan	18	Osborne Chattanooga Office Portfolio	1.7%							81.7%	Various
Property	18.01	Osborne Building	0.4%	CBMC, Inc.	7,701	9/30/2015	GSA - NRC	4,055	7/16/2016	92.8%	6/1/2015
Property	18.02	Uptain Building	0.3%	GSA - Drug Enforcement Agency	7,970	11/4/2023	GSI Commerce Solutions, In	4,144	7/30/2017	83.4%	6/1/2015
Property	18.03	Franklin Building	0.2%	International Brotherhood	2,829	3/31/2018	Reserve National Insurance	2,827	9/14/2016	65.5%	6/1/2015
Property	18.04	6200 Building	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	90.6%	6/1/2015
Property	18.05	6000 Building	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Property	18.06	6300 Building	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	4/19/2015
Property	18.07	6100 Building	0.1%	Camelot Care Centers	1,512	8/31/2016	Herbert Goodner	1,196	6/30/2016	47.8%	6/1/2015

A-1-31

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease		Occupancy
Flag	ID	Property Name	Balance	4th Largest Tenant(23)(25)(26)	SF	Expiration	5th Largest Tenant(23)(24)(25)(26)	SF	Expiration	Occupancy	As-of Date
Property	18.08	5800 Building	0.1%	Nursetrainers	1,160	6/30/2017	Nursetrainers	1,078	8/31/2016	54.8%	6/1/2015
Property	18.09	5900 Building	0.1%	Auto Insurance Network	847	3/31/2018	Barto & Hoss	672	MTM	88.7%	6/1/2015
Property	18.10	5700 Building	0.1%	American National Insurance	1,636	6/30/2017	CHP International, Inc.	1,529	9/30/2016	66.5%	6/1/2015
Property	18.11	6500 Building	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	73.7%	6/1/2015
Property	18.12	6600 Building	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Property	18.13	6400 Building	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/1/2015
Loan	19	Midway Shopping Center	1.7%	Foot Locker Specialty Inc.	15,278	1/31/2021	Walgreens	12,500	11/30/2029	93.2%	6/8/2015
Loan	20	ART Multi-State Portfolio I	1.6%							93.7%	Various
Property	20.01	Slate Run	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	96.1%	4/22/2015
Property	20.02	Rosewood	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	96.1%	4/22/2015
Property	20.03	Redwood Hollow	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	93.1%	4/22/2015
Property	20.04	Ranchside	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	90.8%	5/18/2015
Property	20.05	Sutton Place	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	96.4%	4/22/2015
Property	20.06	Capital Ridge	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	88.6%	4/22/2015
Loan	21	East Hampton Village(39)	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/30/2015
Loan	22	Vero Beach Outlets	1.5%	The Gap, Inc. Outlet #1633	12,100	1/31/2018	Beall’s Outlet Stores #394	9,300	9/30/2020	90.0%	3/25/2015
Loan	23	LG&E Center	1.5%	Landrum and Shouse	7,723	4/30/2022	Sewell O’Brien	5,801	9/30/2016	93.6%	4/30/2015
Loan	24	Siemens Buffalo Grove	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	25	Sheraton Suites Akron	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	69.4%	2/28/2015
Loan	26	Las Palmas Village(38)	1.3%	Taco Bell	3,000	1/31/2018	Wells Fargo	2,822	1/31/2017	80.8%	6/30/2015
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	72.8%	3/31/2015
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	68.7%	3/31/2015
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	82.6%	3/31/2015
Loan	30	Anaheim Hills Business Center(39)	0.8%	Hands on Wellness Center	3,200	2/28/2020	Division One Brazilian Jui Jitsu & MMA (David Falcon)	2,350	11/1/2015	83.7%	4/20/2015
Loan	31	Motor Lofts & Locust Street Lofts	0.8%							92.7%	Various
Property	31.01	Locust Street Lofts	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	94.7%	3/31/2015
Property	31.02	Motor Lofts	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	89.3%	3/30/2015
Loan	32	Hilton Garden Inn Blacksburg	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	71.7%	2/28/2015
Loan	33	940 Howard	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	34	2217 Caton Avenue	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	96.7%	6/4/2015
Loan	35	Corpus Christi Portfolio	0.7%							75.9%	2/28/2015
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	72.5%	2/28/2015
Property	35.02	Candlewood Suites Corpus Christi	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	78.9%	2/28/2015
Loan	36	Cypress Point Shopping Center	0.7%	Gecko Designs	5,176	10/31/2015	Secrets	4,442	5/31/2016	86.6%	6/26/2015
Loan	37	Bemidji Multifamily	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	96.4%	4/1/2015
Loan	38	Home 2 Suites	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	75.8%	1/31/2015
Loan	39	Trowbridge Village Retail Center	0.6%	Hobies	2,177	10/31/2017	New Style Salon	1,875	12/20/2019	93.7%	4/10/2015
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	1/5/2015
Loan	41	The Addison	0.5%	Henry A. Seiden, PA dba	3,022	12/7/2019	Gregory D Albert, MD, PA	2,863	12/31/2016	89.1%	3/23/2015
Loan	42	Cedar Brook Business Park(39)	0.5%	College Community Service	6,800	6/30/2016	LNX Research LLC	6,051	11/30/2015	82.6%	4/20/2015
Loan	43	AT&T Office	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	44	Haier America HQ(39)	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	45	Grandview Center(34)	0.5%	Lady Bug Child Care LLC	5,400	3/31/2023	AJ’s Mini Mart	2,475	4/30/2021	89.1%	6/1/2015
Loan	46	Office Court on Inverness	0.4%	Reinforced Earth Company	2,505	2/28/2017	Aarcher	2,336	4/30/2017	95.9%	5/21/2015
Loan	47	Sherman Oaks	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	96.1%	5/31/2015
Loan	48	34 Marketplace	0.4%	CosmoProf	2,394	7/31/2020	Smashburger	2,232	6/30/2018	90.5%	6/8/2015
Loan	49	Weyhill Building	0.4%	GMB Architecture & Engineering	3,680	8/31/2016	Dr. Scott Bolkema	3,190	6/30/2019	89.4%	6/10/2015
Loan	50	Rancho Crossroads Plaza	0.4%	SalonCentric Inc.	2,652	12/31/2017	Goodwill Industries	2,508	5/31/2018	93.6%	5/1/2015
Loan	51	Addison House	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	52	CVS & BBT Margate	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	1/4/2015
Loan	54	Three Seasons MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	97.6%	5/5/2015
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	88.5%	4/8/2015
Loan	56	Tarponaire Mobile Resort	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	86.1%	6/1/2015
Loan	57	Oddfellows Building	0.3%	Sierra Club	1,962	9/30/2017	Southern Strategy Group	1,795	MTM	85.8%	5/31/2015

A-1-32

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease		Occupancy
Flag	ID	Property Name	Balance	4th Largest Tenant(23)(25)(26)	SF	Expiration	5th Largest Tenant(23)(24)(25)(26)	SF	Expiration	Occupancy	As-of Date
Loan	58	Black Bear Center	0.3%	Midas Muffler Shop	5,031	7/31/2022	Amco Transmissions	4,960	5/31/2025	97.3%	6/1/2015
Loan	59	Garden of the Gods RV Park	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	44.2%	4/30/2015
Loan	60	Grande Haven Villas	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	98.2%	5/8/2015
Loan	61	Extra Space Storage	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	90.1%	4/30/2015
Loan	62	StoreSmart Spring Hill	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	84.5%	4/15/2015
Loan	63	Atrium Villa Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	98.4%	5/12/2015
Loan	64	Edinburg Shopping Center	0.3%	Verizon Wireless	1,750	11/30/2019	Sun Loans	1,500	2/28/2020	100.0%	5/13/2015
Loan	65	Merced Estates MHC	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	97.5%	5/19/2015
Loan	66	Spanish Palms Plaza	0.3%	XK Inc dba Dry Clean Express	2,196	3/31/2018	Alan Poreuba dba Desert Springs Dental Care	1,960	5/30/2020	95.6%	4/7/2015
Loan	67	Easy Street Apartments	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	96.7%	6/16/2015
Loan	68	Great American Office Plaza	0.2%	Stirling Group	2,616	4/1/2020	Dr. Edward Hoffman	1,754	9/8/2018	93.4%	5/11/2015
Loan	69	Carriage House Apartments	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	90.3%	5/28/2015
Loan	70	Valley View I & II	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	97.2%	4/5/2015
Loan	71	New Hyde Park Commons	0.2%	T-Mobile	1,200	5/31/2022	NAP	NAP	NAP	100.0%	5/26/2015
Loan	72	Gypsum Riverview MHP	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	97.6%	5/25/2015
Loan	73	Sprint Oviedo	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	5/4/2015
Loan	74	Wickshire Apartments	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	91.9%	6/3/2015
Loan	75	Georgetown Self Storage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	85.0%	3/23/2015
Loan	76	Dollar General - Canyon Lake(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	77	Dollar General - Pleasanton(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	78	Dollar General - Peoria (West)(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	79	Dollar General - Bridgeport(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	80	Dollar General - Tremont(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015
Loan	81	Dollar General - Wheeler(39)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/6/2015

A-1-33

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly
Property			Initial Pool	Replacement	Replacement	TI/LC	TI/LC
Flag	ID	Property Name	Balance	Reserves($)(28)	Reserves ($)(29)(30)(32)	Reserves ($)(28)	Reserves ($)(29)(30)(31)(32)
Loan	1	Lakewood Center(36)(37)	8.6%		Springing		Springing
Loan	2	Eden Roc(36)	6.8%		1/12 of 3% of Gross Income
Loan	3	Heartland Industrial Portfolio(36)	6.8%	5,564,124	50,230	6,339,107	27,905
Property	3.01	1080 Jenkins Brothers Road	0.8%
Property	3.02	4080 Perry Boulevard	0.5%
Property	3.03	5045 West 79th Street	0.5%
Property	3.04	117-119 Industrial Drive	0.5%
Property	3.05	150 Omicron Court	0.4%
Property	3.06	431 Smith Lane	0.4%
Property	3.07	4800 Corporation Drive	0.4%
Property	3.08	6500 Adelaide Court	0.4%
Property	3.09	271 Omega Parkway	0.3%
Property	3.10	1380 Perry Road	0.3%
Property	3.11	2000 Stanley Gault Parkway	0.3%
Property	3.12	300 Oak Bluff Lane	0.3%
Property	3.13	120 Trans Air Drive	0.3%
Property	3.14	5201 Interchange Way	0.2%
Property	3.15	5250-5350 Lakeview Parkway	0.2%
Property	3.16	2850 Earhart Court	0.2%
Property	3.17	7555 Woodland Drive	0.2%
Property	3.18	801 Swan Drive	0.2%
Property	3.19	7601-7687 Winton Drive	0.2%
Property	3.20	7645 Woodland Drive	0.1%
Property	3.21	200 Northfork Lane	0.1%
Property	3.22	100 Northfork Lane	0.1%
Loan	4	Palazzo Verdi	5.3%		5,037	1,500,000	83,333
Loan	5	Equinox West LA(34)	4.8%		Springing		Springing
Loan	6	Two Chatham Center & Garage	4.5%		7,263	834,945	22,917
Loan	7	40 Wall Street(36)	4.3%		Springing		Springing
Loan	8	Westin Portland	4.2%		5% of prior month’s gross revenues, reduced to 4.0% of prior month’s gross revenue upon replacement of existing management agreement
Loan	9	Carefree Natomas Apartments	2.7%		10,667
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%		1,621
Loan	11	McMullen Portfolio(38)	2.3%	1,220,000	4,582		22,910
Property	11.01	Atrium I	0.6%
Property	11.02	Atrium II	0.5%
Property	11.03	Eisenhower Commerce Center	0.3%
Property	11.04	Valley Ranch Business Park #3	0.3%
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%
Property	11.06	Valley Ranch Business Park #19	0.2%
Property	11.07	Valley Ranch Business Park #23	0.1%
Property	11.08	Valley Ranch Business Park #27	0.1%
Loan	12	Embassy Suites Denver Tech Center	2.2%		1/12 of 4.0% of the greater of the gross revenue and the amount reserved under the Franchise Agreement
Loan	13	AVCO Center	2.2%		Springing		Springing
Loan	14	Arbors at Las Colinas	2.1%		9,792
Loan	15	Boudin at the Wharf	1.9%		470		2,348
Loan	16	La Gran Plaza(36)(39)	1.9%		17,177		47,038
Loan	17	Westway Industrial	1.9%		6,885	1,000,000	Springing
Loan	18	Osborne Chattanooga Office Portfolio	1.7%		7,992	600,000	34,733
Property	18.01	Osborne Building	0.4%
Property	18.02	Uptain Building	0.3%
Property	18.03	Franklin Building	0.2%
Property	18.04	6200 Building	0.2%
Property	18.05	6000 Building	0.1%
Property	18.06	6300 Building	0.1%
Property	18.07	6100 Building	0.1%

A-1-34

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly
Property			Initial Pool	Replacement	Replacement	TI/LC	TI/LC
Flag	ID	Property Name	Balance	Reserves($)(28)	Reserves ($)(29)(30)(32)	Reserves ($)(28)	Reserves ($)(29)(30)(31)(32)
Property	18.08	5800 Building	0.1%
Property	18.09	5900 Building	0.1%
Property	18.10	5700 Building	0.1%
Property	18.11	6500 Building	0.1%
Property	18.12	6600 Building	0.0%
Property	18.13	6400 Building	0.0%
Loan	19	Midway Shopping Center	1.7%		3,531		11,045
Loan	20	ART Multi-State Portfolio I	1.6%		12,344
Property	20.01	Slate Run	0.4%
Property	20.02	Rosewood	0.3%
Property	20.03	Redwood Hollow	0.3%
Property	20.04	Ranchside	0.2%
Property	20.05	Sutton Place	0.2%
Property	20.06	Capital Ridge	0.2%
Loan	21	East Hampton Village(39)	1.5%		808
Loan	22	Vero Beach Outlets	1.5%		4,103	2,000,000	Springing
Loan	23	LG&E Center	1.5%		4,672		Springing
Loan	24	Siemens Buffalo Grove	1.3%		2,825		4,952
Loan	25	Sheraton Suites Akron	1.3%		> of 4.0% of prior month’s gross revenues and any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	26	Las Palmas Village(38)	1.3%		1,335		8,903
Loan	27	FogCatcher Inn Pacifica(39)	1.2%		4.0% of prior month’s rents up to and including July 2020; 5% of prior month’s rent from and after August 2020.
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%		4.0% of prior month’s rents up to and including July 2020; 5% of prior month’s rent from and after August 2020.
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%		4.0% of prior month’s rents up to and including July 2020; 5% of prior month’s rent from and after August 2020.
Loan	30	Anaheim Hills Business Center(39)	0.8%		2,394	130,000	7,901
Loan	31	Motor Lofts & Locust Street Lofts	0.8%		3,146
Property	31.01	Locust Street Lofts	0.4%
Property	31.02	Motor Lofts	0.4%
Loan	32	Hilton Garden Inn Blacksburg	0.8%		> of 4.0% of rent for prior month and any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	33	940 Howard	0.7%		428		2,137
Loan	34	2217 Caton Avenue	0.7%		618
Loan	35	Corpus Christi Portfolio	0.7%		1/12 of 4.0% of gross revenue
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%
Property	35.02	Candlewood Suites Corpus Christi	0.3%
Loan	36	Cypress Point Shopping Center	0.7%		1,474	200,000	7,369
Loan	37	Bemidji Multifamily	0.6%		3,700
Loan	38	Home 2 Suites	0.6%		4% of prior month’s rent
Loan	39	Trowbridge Village Retail Center	0.6%		606	65,726	Springing
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	10,750	2,024	100,000	4,400
Loan	41	The Addison	0.5%		672		5,934
Loan	42	Cedar Brook Business Park(39)	0.5%		2,174	220,000	7,067
Loan	43	AT&T Office	0.5%		3,481	100,000	8,702
Loan	44	Haier America HQ(39)	0.5%
Loan	45	Grandview Center(34)	0.5%		1,426		14,962
Loan	46	Office Court on Inverness	0.4%		641		4,039
Loan	47	Sherman Oaks	0.4%		2,833
Loan	48	34 Marketplace	0.4%		1,412	110,000	Springing
Loan	49	Weyhill Building	0.4%		1,467	125,000	7,070
Loan	50	Rancho Crossroads Plaza	0.4%		464		2,203
Loan	51	Addison House	0.4%		240	447,535	958
Loan	52	CVS & BBT Margate	0.3%		220		1,099
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	24,064	2,000		1,400
Loan	54	Three Seasons MHP	0.3%		521
Loan	55	Brooksville Mini-Storage Warehouse	0.1%		448
Loan	56	Tarponaire Mobile Resort	0.3%		856
Loan	57	Oddfellows Building	0.3%		641	200,000	Springing

A-1-35

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly
Property			Initial Pool	Replacement	Replacement	TI/LC	TI/LC
Flag	ID	Property Name	Balance	Reserves($)(28)	Reserves ($)(29)(30)(32)	Reserves ($)(28)	Reserves ($)(29)(30)(31)(32)
Loan	58	Black Bear Center	0.3%		748	100,000	2,973
Loan	59	Garden of the Gods RV Park	0.3%		846
Loan	60	Grande Haven Villas	0.3%		1,167
Loan	61	Extra Space Storage	0.3%		637
Loan	62	StoreSmart Spring Hill	0.3%		513
Loan	63	Atrium Villa Apartments	0.3%		1,271
Loan	64	Edinburg Shopping Center	0.3%		204	35,000	2,721
Loan	65	Merced Estates MHC	0.3%		577
Loan	66	Spanish Palms Plaza	0.3%		506		3,089
Loan	67	Easy Street Apartments	0.2%		1,184
Loan	68	Great American Office Plaza	0.2%		445	40,000	2,223
Loan	69	Carriage House Apartments	0.2%		3,625
Loan	70	Valley View I & II	0.2%		4,500
Loan	71	New Hyde Park Commons	0.2%		244		976.67; Springing (7,916.67)
Loan	72	Gypsum Riverview MHP	0.2%		175
Loan	73	Sprint Oviedo	0.2%		76	45,000	505
Loan	74	Wickshire Apartments	0.1%		3,567
Loan	75	Georgetown Self Storage	0.1%		731
Loan	76	Dollar General - Canyon Lake(39)	0.1%
Loan	77	Dollar General - Pleasanton(39)	0.1%
Loan	78	Dollar General - Peoria (West)(39)	0.1%
Loan	79	Dollar General - Bridgeport(39)	0.1%
Loan	80	Dollar General - Tremont(39)	0.1%
Loan	81	Dollar General - Wheeler(39)	0.1%

A-1-36

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly
Property			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Flag	ID	Property Name	Balance	Reserves ($)(28)(30)	Reserves ($)(29)	Reserves($)(28)	Reserves ($)(29)(32)	Reserve($)(28)	Reserves ($)(28)(30)	Reserves ($)(29)(32)
Loan	1	Lakewood Center(36)(37)	8.6%		Springing		Springing
Loan	2	Eden Roc(36)	6.8%	1,575,000	175,000	331,772	156,143
Loan	3	Heartland Industrial Portfolio(36)	6.8%	643,812	279,525		Springing	284,526
Property	3.01	1080 Jenkins Brothers Road	0.8%
Property	3.02	4080 Perry Boulevard	0.5%
Property	3.03	5045 West 79th Street	0.5%
Property	3.04	117-119 Industrial Drive	0.5%
Property	3.05	150 Omicron Court	0.4%
Property	3.06	431 Smith Lane	0.4%
Property	3.07	4800 Corporation Drive	0.4%
Property	3.08	6500 Adelaide Court	0.4%
Property	3.09	271 Omega Parkway	0.3%
Property	3.10	1380 Perry Road	0.3%
Property	3.11	2000 Stanley Gault Parkway	0.3%
Property	3.12	300 Oak Bluff Lane	0.3%
Property	3.13	120 Trans Air Drive	0.3%
Property	3.14	5201 Interchange Way	0.2%
Property	3.15	5250-5350 Lakeview Parkway	0.2%
Property	3.16	2850 Earhart Court	0.2%
Property	3.17	7555 Woodland Drive	0.2%
Property	3.18	801 Swan Drive	0.2%
Property	3.19	7601-7687 Winton Drive	0.2%
Property	3.20	7645 Woodland Drive	0.1%
Property	3.21	200 Northfork Lane	0.1%
Property	3.22	100 Northfork Lane	0.1%
Loan	4	Palazzo Verdi	5.3%	395,842	197,921	100,942	11,216		4,775,577
Loan	5	Equinox West LA(34)	4.8%		Springing		Springing
Loan	6	Two Chatham Center & Garage	4.5%		48,142	65,387	7,265		103,418
Loan	7	40 Wall Street(36)	4.3%	1,515,525	505,175		Springing		815,226	Springing
Loan	8	Westin Portland	4.2%	402,506	40,251		Springing			Springing
Loan	9	Carefree Natomas Apartments	2.7%	449,750	64,250	74,375	11,281	400,000
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	62,389	20,796		Springing		6,250
Loan	11	McMullen Portfolio(38)	2.3%	102,660	51,330		3,646		896,300	Springing
Property	11.01	Atrium I	0.6%
Property	11.02	Atrium II	0.5%
Property	11.03	Eisenhower Commerce Center	0.3%
Property	11.04	Valley Ranch Business Park #3	0.3%
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%
Property	11.06	Valley Ranch Business Park #19	0.2%
Property	11.07	Valley Ranch Business Park #23	0.1%
Property	11.08	Valley Ranch Business Park #27	0.1%
Loan	12	Embassy Suites Denver Tech Center	2.2%	79,116	39,558		Springing		2,090,000
Loan	13	AVCO Center	2.2%	131,500	21,917	11,653	5,827	4,400	268,838
Loan	14	Arbors at Las Colinas	2.1%	239,020	39,837		Springing
Loan	15	Boudin at the Wharf	1.9%		Springing		Springing			Springing
Loan	16	La Gran Plaza(36)(39)	1.9%	546,391	91,065	77,827	8,647		7,858,737	Springing
Loan	17	Westway Industrial	1.9%	259,583	37,083	6,075	6,075	86,189	2,129,672
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	298,858	49,810	26,557	8,852	223,500	45,000
Property	18.01	Osborne Building	0.4%
Property	18.02	Uptain Building	0.3%
Property	18.03	Franklin Building	0.2%
Property	18.04	6200 Building	0.2%
Property	18.05	6000 Building	0.1%
Property	18.06	6300 Building	0.1%
Property	18.07	6100 Building	0.1%

A-1-37

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly
Property			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Flag	ID	Property Name	Balance	Reserves ($)(28)(30)	Reserves ($)(29)	Reserves($)(28)	Reserves ($)(29)(32)	Reserve($)(28)	Reserves ($)(28)(30)	Reserves ($)(29)(32)
Property	18.08	5800 Building	0.1%
Property	18.09	5900 Building	0.1%
Property	18.10	5700 Building	0.1%
Property	18.11	6500 Building	0.1%
Property	18.12	6600 Building	0.0%
Property	18.13	6400 Building	0.0%
Loan	19	Midway Shopping Center	1.7%		Springing		Springing	131,875	42,339
Loan	20	ART Multi-State Portfolio I	1.6%	125,491	15,686	31,386	3,923	262,869
Property	20.01	Slate Run	0.4%
Property	20.02	Rosewood	0.3%
Property	20.03	Redwood Hollow	0.3%
Property	20.04	Ranchside	0.2%
Property	20.05	Sutton Place	0.2%
Property	20.06	Capital Ridge	0.2%
Loan	21	East Hampton Village(39)	1.5%	73,313	8,146		Springing
Loan	22	Vero Beach Outlets	1.5%	60,017	30,008	40,040	18,083	7,500
Loan	23	LG&E Center	1.5%	294,281	42,040	10,608	5,304	526,059	4,272,531	Springing
Loan	24	Siemens Buffalo Grove	1.3%	32,491	32,491		Springing	698,752		Springing
Loan	25	Sheraton Suites Akron	1.3%		32,031		Springing			Springing
Loan	26	Las Palmas Village(38)	1.3%	40,833	8,167	4,108	2,054			Springing
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	27,492	9,164		Springing	14,375
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	24,265	8,088		Springing	26,250
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	12,267	4,089		Springing		150,000
Loan	30	Anaheim Hills Business Center(39)	0.8%	59,403	14,851		Springing	247,775
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	78,304	11,186	21,633	8,432	19,875	530,000
Property	31.01	Locust Street Lofts	0.4%
Property	31.02	Motor Lofts	0.4%
Loan	32	Hilton Garden Inn Blacksburg	0.8%	13,272	13,271	7,400	Springing			7,075
Loan	33	940 Howard	0.7%	5,473	9,786	3,980	663			Springing
Loan	34	2217 Caton Avenue	0.7%	2,812	403	3,305	Springing	66,531		Springing
Loan	35	Corpus Christi Portfolio	0.7%	51,181	17,060	24,828	8,276		600,000	Springing
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%
Property	35.02	Candlewood Suites Corpus Christi	0.3%
Loan	36	Cypress Point Shopping Center	0.7%	23,250	7,750	5,673	2,836	15,625	149,456	Springing
Loan	37	Bemidji Multifamily	0.6%	43,690	9,709	11,456	5,728	12,244		Springing
Loan	38	Home 2 Suites	0.6%	33,750	6,750	15,098	7,549			Springing
Loan	39	Trowbridge Village Retail Center	0.6%	62,482	7,810	2,364	788		688,984	Springing
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	48,676	5,408	11,046	1,004
Loan	41	The Addison	0.5%	109,543	12,171	81,136	6,761
Loan	42	Cedar Brook Business Park(39)	0.5%	49,678	12,419		Springing	279,813
Loan	43	AT&T Office	0.5%		Springing		Springing
Loan	44	Haier America HQ(39)	0.5%	68,347	17,087	27,468	3,924
Loan	45	Grandview Center(34)	0.5%	18,950	9,475		Springing	37,725	37,294	Springing
Loan	46	Office Court on Inverness	0.4%	57,049	14,262	5,486	784		40,307	11,600
Loan	47	Sherman Oaks	0.4%	84,137	12,020	24,927	3,062
Loan	48	34 Marketplace	0.4%	33,801	11,267	1,912	637		4,190
Loan	49	Weyhill Building	0.4%	169,423	14,119	2,288	763		166,627
Loan	50	Rancho Crossroads Plaza	0.4%	19,454	6,485	2,799	560
Loan	51	Addison House	0.4%	29,678	3,710	4,600	2,300		1,027,585	Springing
Loan	52	CVS & BBT Margate	0.3%		Springing		Springing			Springing
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	147,689	16,410	18,189	1,654
Loan	54	Three Seasons MHP	0.3%	18,052	3,009	4,167	1,042
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	9,428	1,571	3,244	811
Loan	56	Tarponaire Mobile Resort	0.3%	61,333	7,667	2,929	1,464		250,000
Loan	57	Oddfellows Building	0.3%	22,686	2,062	4,266	1,066

A-1-38

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly
Property			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Flag	ID	Property Name	Balance	Reserves ($)(28)(30)	Reserves ($)(29)	Reserves($)(28)	Reserves ($)(29)(32)	Reserve($)(28)	Reserves ($)(28)(30)	Reserves ($)(29)(32)
Loan	58	Black Bear Center	0.3%	18,503	4,626		Springing	17,900	95,942
Loan	59	Garden of the Gods RV Park	0.3%	6,864	2,288	17,031	2,129		138,836	Springing
Loan	60	Grande Haven Villas	0.3%	23,534	2,615	3,517	1,172
Loan	61	Extra Space Storage	0.3%	102,702	14,672	10,528	2,106
Loan	62	StoreSmart Spring Hill	0.3%	27,500	5,500	1,343	1,343
Loan	63	Atrium Villa Apartments	0.3%	30,898	5,150	15,658	3,914	8,094
Loan	64	Edinburg Shopping Center	0.3%	20,400	3,400	7,738	860		105,000
Loan	65	Merced Estates MHC	0.3%	16,368	3,274	5,766	1,442	35,375
Loan	66	Spanish Palms Plaza	0.3%	5,268	2,634	6,314	526	6,250
Loan	67	Easy Street Apartments	0.2%	18,878	1,888	6,667	1,333	71,240	115,000	Springing
Loan	68	Great American Office Plaza	0.2%	11,333	2,833	1,812	362		13,702	Springing
Loan	69	Carriage House Apartments	0.2%		9,568		Springing	58,063
Loan	70	Valley View I & II	0.2%	21,914	4,383	14,316	2,045
Loan	71	New Hyde Park Commons	0.2%	33,988	11,329	8,469	847		24,402	Monthly payment of following month’s Ground Rent
Loan	72	Gypsum Riverview MHP	0.2%	2,408	602	1,835	262
Loan	73	Sprint Oviedo	0.2%	13,200	1,650	2,290	286		32,707
Loan	74	Wickshire Apartments	0.1%	17,036	4,259		Springing
Loan	75	Georgetown Self Storage	0.1%	13,745	1,964	2,096	524	75,751
Loan	76	Dollar General - Canyon Lake(39)	0.1%	570	Springing		Springing
Loan	77	Dollar General - Pleasanton(39)	0.1%	249	Springing		Springing
Loan	78	Dollar General - Peoria (West)(39)	0.1%	167	Springing		Springing
Loan	79	Dollar General - Bridgeport(39)	0.1%	493	Springing		Springing
Loan	80	Dollar General - Tremont(39)	0.1%	1,830	Springing		Springing
Loan	81	Dollar General - Wheeler(39)	0.1%	261	Springing		Springing

A-1-39

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other
Property			Initial Pool	Reserves
Flag	ID	Property Name	Balance	Description(16)
Loan	1	Lakewood Center(36)(37)	8.6%
Loan	2	Eden Roc(36)	6.8%
Loan	3	Heartland Industrial Portfolio(36)	6.8%
Property	3.01	1080 Jenkins Brothers Road	0.8%
Property	3.02	4080 Perry Boulevard	0.5%
Property	3.03	5045 West 79th Street	0.5%
Property	3.04	117-119 Industrial Drive	0.5%
Property	3.05	150 Omicron Court	0.4%
Property	3.06	431 Smith Lane	0.4%
Property	3.07	4800 Corporation Drive	0.4%
Property	3.08	6500 Adelaide Court	0.4%
Property	3.09	271 Omega Parkway	0.3%
Property	3.10	1380 Perry Road	0.3%
Property	3.11	2000 Stanley Gault Parkway	0.3%
Property	3.12	300 Oak Bluff Lane	0.3%
Property	3.13	120 Trans Air Drive	0.3%
Property	3.14	5201 Interchange Way	0.2%
Property	3.15	5250-5350 Lakeview Parkway	0.2%
Property	3.16	2850 Earhart Court	0.2%
Property	3.17	7555 Woodland Drive	0.2%
Property	3.18	801 Swan Drive	0.2%
Property	3.19	7601-7687 Winton Drive	0.2%
Property	3.20	7645 Woodland Drive	0.1%
Property	3.21	200 Northfork Lane	0.1%
Property	3.22	100 Northfork Lane	0.1%
Loan	4	Palazzo Verdi	5.3%	Envision Health Free Rent (Upfront: $2,715,235.75), Envision Health TI/LC (Upfront: $2,060,341.57)
Loan	5	Equinox West LA(34)	4.8%
Loan	6	Two Chatham Center & Garage	4.5%	Prepaid Rent Reserve (Upfront: 103,418)
Loan	7	40 Wall Street(36)	4.3%	Payment Reserve (Upfront: 815,226); Ground Rent Funds (Monthly: Springing)
Loan	8	Westin Portland	4.2%	Management Agreement Expiration Reserve (Springing: 1,500,000); Early Management Termination Reserve (Springing: 1,500,000); PIP Reserve (Monthly: Springing)
Loan	9	Carefree Natomas Apartments	2.7%
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	Environmental Reserve (Upfront: 6,250)
Loan	11	McMullen Portfolio(38)	2.3%	Nexient TI Reserve (Upfront: $747,000); Rent Abatement Reserve (Upfront: $149,300); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Property	11.01	Atrium I	0.6%
Property	11.02	Atrium II	0.5%
Property	11.03	Eisenhower Commerce Center	0.3%
Property	11.04	Valley Ranch Business Park #3	0.3%
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%
Property	11.06	Valley Ranch Business Park #19	0.2%
Property	11.07	Valley Ranch Business Park #23	0.1%
Property	11.08	Valley Ranch Business Park #27	0.1%
Loan	12	Embassy Suites Denver Tech Center	2.2%	PIP Reserve (Upfront: 2,090,000)
Loan	13	AVCO Center	2.2%	Independent Film & Television Alliance Reserve (Upfront: 137,808); Primary Wave Reserve (Upfront: 80,000); First Foundation Bank Reserve (Upfront: 51,030)
Loan	14	Arbors at Las Colinas	2.1%
Loan	15	Boudin at the Wharf	1.9%	Ground Lease Reserve (Monthly: Springing); Occupancy Reserve (Monthly Springing: Excess Cash Flow)
Loan	16	La Gran Plaza(36)(39)	1.9%	Development Agreement Reserve (Upfront: 5,000,000); Unfunded Obligations Reserve (Upfront: 1,436,051); Mercado Reserve (Upfront: 1,318,168, Springing Monthly: Excess Cash Flow); Free Rent Reserve (Upfront: 104,518)
Loan	17	Westway Industrial	1.9%	Earnout Reserve (Upfront: 1,000,000); Immediate Leasing Reserve (Upfront: 803,418); Free Rent Reserve (Upfront: 326,254)
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	Barto’s TI Reserve (Upfront: 45,000)
Property	18.01	Osborne Building	0.4%
Property	18.02	Uptain Building	0.3%
Property	18.03	Franklin Building	0.2%
Property	18.04	6200 Building	0.2%
Property	18.05	6000 Building	0.1%
Property	18.06	6300 Building	0.1%
Property	18.07	6100 Building	0.1%

A-1-40

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other
Property			Initial Pool	Reserves
Flag	ID	Property Name	Balance	Description(16)
Property	18.08	5800 Building	0.1%
Property	18.09	5900 Building	0.1%
Property	18.10	5700 Building	0.1%
Property	18.11	6500 Building	0.1%
Property	18.12	6600 Building	0.0%
Property	18.13	6400 Building	0.0%
Loan	19	Midway Shopping Center	1.7%	Bank of America Occupancy Funds (Upfront: 42,339)
Loan	20	ART Multi-State Portfolio I	1.6%
Property	20.01	Slate Run	0.4%
Property	20.02	Rosewood	0.3%
Property	20.03	Redwood Hollow	0.3%
Property	20.04	Ranchside	0.2%
Property	20.05	Sutton Place	0.2%
Property	20.06	Capital Ridge	0.2%
Loan	21	East Hampton Village(39)	1.5%
Loan	22	Vero Beach Outlets	1.5%
Loan	23	LG&E Center	1.5%	LG&E TA/LC Reserve (Upfront: 4,081,416); Ground Lease Reserve (Upfront: 191,115, Monthly: Springing); Occupancy Reserve (Springing Monthly: Excess Cash Flow); Credit Rating Reserve (Monthly: Springing)
Loan	24	Siemens Buffalo Grove	1.3%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	25	Sheraton Suites Akron	1.3%	PIP Reserve (Springing Monthly: Excess Cash Flow)
Loan	26	Las Palmas Village(38)	1.3%	Walgreens Rollover Reserve (Springing Monthly: 8,903.17); Occupancy Reserve (Springing Monthly: Excess Cash Flow)
Loan	27	FogCatcher Inn Pacifica(39)	1.2%
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	Budgeted CapEx Reserve (Upfront: 150,000)
Loan	30	Anaheim Hills Business Center(39)	0.8%
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	Buildout Fund (Upfront: $30,000); Earnout Fund (Upfront: $500,000)
Property	31.01	Locust Street Lofts	0.4%
Property	31.02	Motor Lofts	0.4%
Loan	32	Hilton Garden Inn Blacksburg	0.8%	Ground Rent Reserve (Monthly: 7,075)
Loan	33	940 Howard	0.7%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	34	2217 Caton Avenue	0.7%	Common Charges (Monthly: Springing)
Loan	35	Corpus Christi Portfolio	0.7%	Seasonality Reserve (Upfront: 45,000, Monthly: Springing); PIP Reserve (Upfront: 555,000, Monthly: Springing)
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%
Property	35.02	Candlewood Suites Corpus Christi	0.3%
Loan	36	Cypress Point Shopping Center	0.7%	Bring Da Noiz/Wingstop Free Rent Reserve (Upfront: 63,380); Wingstop TI Reserve (Upfront: 50,168); Nails #5/Hong Kong House Reserve (Upfront: 35,908); Occupancy Reserve (Springing Monthly: Excess Cash Flow)
Loan	37	Bemidji Multifamily	0.6%	Evergreen Cash Trap Reserve (Springing Monthly: Excess Cash Flow)
Loan	38	Home 2 Suites	0.6%	Seasonal Working Capital (Monthly: Springing)
Loan	39	Trowbridge Village Retail Center	0.6%	Fresh Thyme TI Reserve (Upfront:$605,148.26); Fresh Thyme Rent Reserve: (Upfront: $83,835.68); Major Tenant Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%
Loan	41	The Addison	0.5%
Loan	42	Cedar Brook Business Park(39)	0.5%
Loan	43	AT&T Office	0.5%
Loan	44	Haier America HQ(39)	0.5%
Loan	45	Grandview Center(34)	0.5%	Free Rent Reserve (Upfront: 37,293.72); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	46	Office Court on Inverness	0.4%	Condo Reserve (Upfront: $23,200, Monthly: $11,600); Free Rent Reserve (Upfront: $17,107.35)
Loan	47	Sherman Oaks	0.4%
Loan	48	34 Marketplace	0.4%	Rent Holdback Fund (Upfront: 4,189.50)
Loan	49	Weyhill Building	0.4%	Wells Fargo Reserve (Upfront: 166,627)
Loan	50	Rancho Crossroads Plaza	0.4%
Loan	51	Addison House	0.4%	Free Rent Reserve (Upfront: 977,585); Ground Rent Reserve (Upfront: 50,000, Monthly: Springing)
Loan	52	CVS & BBT Margate	0.3%	Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%
Loan	54	Three Seasons MHP	0.3%
Loan	55	Brooksville Mini-Storage Warehouse	0.1%
Loan	56	Tarponaire Mobile Resort	0.3%	Capital Expenditure Reserve (Upfront: 250,000)
Loan	57	Oddfellows Building	0.3%

A-1-41

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other
Property			Initial Pool	Reserves
Flag	ID	Property Name	Balance	Description(16)
Loan	58	Black Bear Center	0.3%	Free Rent Reserve (Upfront: 95,942)
Loan	59	Garden of the Gods RV Park	0.3%	Seasonality Reserve (Upfront: $115,000, Monthly: Springing); Payment Reserve (Upfront: $23,836)
Loan	60	Grande Haven Villas	0.3%
Loan	61	Extra Space Storage	0.3%
Loan	62	StoreSmart Spring Hill	0.3%
Loan	63	Atrium Villa Apartments	0.3%
Loan	64	Edinburg Shopping Center	0.3%	Western Wear Reserve (Upfront: $105,000)
Loan	65	Merced Estates MHC	0.3%
Loan	66	Spanish Palms Plaza	0.3%
Loan	67	Easy Street Apartments	0.2%	Guarantor Holdback Reserve (Upfront: 115,000); Lease Guaranty Reserve (Monthly Springing: Excess Cash Flow)
Loan	68	Great American Office Plaza	0.2%	Free Rent Reserve (Upfront: 8,702); REA Reserve (Upfront: 5,000, Monthly: Springing)
Loan	69	Carriage House Apartments	0.2%
Loan	70	Valley View I & II	0.2%
Loan	71	New Hyde Park Commons	0.2%	Ground Rent Reserve (Upfront: 24,402; Monthly: Monthly payment of following month’s Ground Rent)
Loan	72	Gypsum Riverview MHP	0.2%
Loan	73	Sprint Oviedo	0.2%	Mattress One Free Rent Reserve (Upfront: 32,707)
Loan	74	Wickshire Apartments	0.1%
Loan	75	Georgetown Self Storage	0.1%
Loan	76	Dollar General - Canyon Lake(39)	0.1%
Loan	77	Dollar General - Pleasanton(39)	0.1%
Loan	78	Dollar General - Peoria (West)(39)	0.1%
Loan	79	Dollar General - Bridgeport(39)	0.1%
Loan	80	Dollar General - Tremont(39)	0.1%
Loan	81	Dollar General - Wheeler(39)	0.1%

A-1-42

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
Property			Initial Pool	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Date(33)(34)	Report Date	Purpose	Sponsor(27)
Loan	1	Lakewood Center(36)(37)	8.6%	5/8/2015	5/4/2015	Refinance	The Macerich Partnership, L.P.
Loan	2	Eden Roc(36)	6.8%	5/13/2015	5/13/2015	Refinance	Diego Ardid; Jose Ardid; Inigo Ardid; Roberto Chapur Zahoul; Key International Holdings, Inc.; Key International II, LLC
Loan	3	Heartland Industrial Portfolio(36)	6.8%	Various	5/8/2015	Acquisition	NorthStar Real Estate Income Operating Partnership II, LP
Property	3.01	1080 Jenkins Brothers Road	0.8%	5/4/2015	5/8/2015
Property	3.02	4080 Perry Boulevard	0.5%	5/4/2015	5/8/2015
Property	3.03	5045 West 79th Street	0.5%	5/4/2015	5/8/2015
Property	3.04	117-119 Industrial Drive	0.5%	4/30/2015	5/8/2015
Property	3.05	150 Omicron Court	0.4%	5/4/2015	5/8/2015
Property	3.06	431 Smith Lane	0.4%	5/4/2015	5/8/2015
Property	3.07	4800 Corporation Drive	0.4%	5/4/2015	5/8/2015
Property	3.08	6500 Adelaide Court	0.4%	5/4/2015	5/8/2015
Property	3.09	271 Omega Parkway	0.3%	5/4/2015	5/8/2015
Property	3.10	1380 Perry Road	0.3%	5/4/2015	5/8/2015
Property	3.11	2000 Stanley Gault Parkway	0.3%	5/4/2015	5/8/2015
Property	3.12	300 Oak Bluff Lane	0.3%	5/4/2015	5/8/2015
Property	3.13	120 Trans Air Drive	0.3%	5/4/2015	5/8/2015
Property	3.14	5201 Interchange Way	0.2%	5/4/2015	5/8/2015
Property	3.15	5250-5350 Lakeview Parkway	0.2%	5/4/2015	5/8/2015
Property	3.16	2850 Earhart Court	0.2%	5/4/2015	5/8/2015
Property	3.17	7555 Woodland Drive	0.2%	5/4/2015	5/8/2015
Property	3.18	801 Swan Drive	0.2%	5/4/2015	5/8/2015
Property	3.19	7601-7687 Winton Drive	0.2%	5/4/2015	5/8/2015
Property	3.20	7645 Woodland Drive	0.1%	5/4/2015	5/8/2015
Property	3.21	200 Northfork Lane	0.1%	5/4/2015	5/8/2015
Property	3.22	100 Northfork Lane	0.1%	5/4/2015	5/8/2015
Loan	4	Palazzo Verdi	5.3%	4/16/2015	4/16/2015	Refinance	John W. Madden, Jr.
Loan	5	Equinox West LA(34)	4.8%	6/30/2015	5/14/2015	Refinance	Related Special Assets LLC
Loan	6	Two Chatham Center & Garage	4.5%	5/6/2015	5/6/2015	Refinance	Francis Greenburger; Lukas P. Georgiadis
Loan	7	40 Wall Street(36)	4.3%	6/3/2015	5/28/2015	Refinance	Donald J. Trump
Loan	8	Westin Portland	4.2%	4/14/2015	4/14/2015	Refinance	Gordon D. Sondland
Loan	9	Carefree Natomas Apartments	2.7%	7/7/2015	6/8/2015	Refinance	Carefree Holdings Limited Partnership
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	4/28/2015	4/25/2015	Refinance	Ross H. Partrich
Loan	11	McMullen Portfolio(38)	2.3%			Acquisition	Jeffrey Hauptman
Property	11.01	Atrium I	0.6%	4/23/2015	4/22/2015
Property	11.02	Atrium II	0.5%	4/23/2015	4/22/2015
Property	11.03	Eisenhower Commerce Center	0.3%	4/23/2015	4/22/2015
Property	11.04	Valley Ranch Business Park #3	0.3%	4/23/2015	4/22/2015
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%	4/23/2015	4/22/2015
Property	11.06	Valley Ranch Business Park #19	0.2%	4/23/2015	4/22/2015
Property	11.07	Valley Ranch Business Park #23	0.1%	4/23/2015	4/22/2015
Property	11.08	Valley Ranch Business Park #27	0.1%	4/23/2015	4/22/2015
Loan	12	Embassy Suites Denver Tech Center	2.2%	6/2/2015	6/17/2015	Refinance	Allan V. Rose
Loan	13	AVCO Center	2.2%	4/10/2015	4/10/2015	Refinance	Parviz Yari
Loan	14	Arbors at Las Colinas	2.1%	4/30/2015	4/30/2015	Refinance	J.I. Kislak, Inc.
Loan	15	Boudin at the Wharf	1.9%	6/29/2015	5/28/2015	Refinance	Boudin Holdings, Inc.
Loan	16	La Gran Plaza(36)(39)	1.9%	3/9/2015	3/9/2015	Refinance	Andrew J. Segal
Loan	17	Westway Industrial	1.9%	5/1/2015	6/5/2015	Refinance	Paul Garrett; The Paul Garrett 1994 Revocable Trust
Loan	18	Osborne Chattanooga Office Portfolio	1.7%			Refinance	James K. White, III; Hiren S. Desai; Amy Enderle
Property	18.01	Osborne Building	0.4%	4/30/2015	4/30/2015
Property	18.02	Uptain Building	0.3%	4/30/2015	4/30/2015
Property	18.03	Franklin Building	0.2%	4/30/2015	4/30/2015
Property	18.04	6200 Building	0.2%	4/30/2015	4/30/2015
Property	18.05	6000 Building	0.1%	4/30/2015	4/30/2015
Property	18.06	6300 Building	0.1%	4/30/2015	4/30/2015
Property	18.07	6100 Building	0.1%	4/30/2015	4/30/2015

A-1-43

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
Property			Initial Pool	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Date(33)(34)	Report Date	Purpose	Sponsor(27)
Property	18.08	5800 Building	0.1%	4/30/2015	4/30/2015
Property	18.09	5900 Building	0.1%	4/30/2015	4/30/2015
Property	18.10	5700 Building	0.1%	4/30/2015	4/30/2015
Property	18.11	6500 Building	0.1%	4/30/2015	4/30/2015
Property	18.12	6600 Building	0.0%	4/30/2015	4/30/2015
Property	18.13	6400 Building	0.0%	4/30/2015	4/30/2015
Loan	19	Midway Shopping Center	1.7%	6/1/2015	5/26/2015	Refinance	Richard Birdoff
Loan	20	ART Multi-State Portfolio I	1.6%			Refinance	Arbor Realty SR, Inc.
Property	20.01	Slate Run	0.4%	5/15/2015	5/1/2015
Property	20.02	Rosewood	0.3%	5/20/2015	5/1/2015
Property	20.03	Redwood Hollow	0.3%	5/7/2015	5/1/2015
Property	20.04	Ranchside	0.2%	5/12/2015	5/1/2015
Property	20.05	Sutton Place	0.2%	4/30/2015	5/1/2015
Property	20.06	Capital Ridge	0.2%	4/30/2015	5/1/2015
Loan	21	East Hampton Village(39)	1.5%	4/28/2015	4/26/2015	Refinance	Ross H. Partrich
Loan	22	Vero Beach Outlets	1.5%	9/4/2014	9/4/2014	Acquisition	Isaac D. Massry; Mark Massry; Joseph Nakash
Loan	23	LG&E Center	1.5%	2/26/2015	2/26/2015	Acquisition	Heritage Office Properties, LLC
Loan	24	Siemens Buffalo Grove	1.3%	5/19/2015	5/19/2015	Refinance	John E. Shaffer; Dennis J. Hiffman; E. Thomas Collins, Jr.
Loan	25	Sheraton Suites Akron	1.3%	4/24/2015	4/24/2015	Refinance	Rennick A. Andreoli
Loan	26	Las Palmas Village(38)	1.3%	5/15/2015	5/15/2015	Acquisition	Stephen Copulos
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	4/20/2015	4/20/2015	Refinance	Invest West Financial Corporation
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	4/20/2015	4/20/2015	Refinance	Invest West Financial Corporation
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	4/20/2015	4/20/2015	Refinance	Invest West Financial Corporation
Loan	30	Anaheim Hills Business Center(39)	0.8%	3/13/2015	3/13/2015	Refinance	Seligman & Associates, Inc.
Loan	31	Motor Lofts & Locust Street Lofts	0.8%			Acquisition / Refinance	Mark J. Cusumano; John Cusumano
Property	31.01	Locust Street Lofts	0.4%	3/10/2015	3/10/2015
Property	31.02	Motor Lofts	0.4%	3/10/2015	3/10/2015
Loan	32	Hilton Garden Inn Blacksburg	0.8%	5/5/2015	5/5/2015	Refinance	American Realty Capital Hospitality Trust, Inc.
Loan	33	940 Howard	0.7%	2/9/2015	2/9/2015	Refinance	Ronaldo J. Cianciarulo
Loan	34	2217 Caton Avenue	0.7%	5/19/2015	5/22/2015	Acquisition	Jonathan Joels; Richard Kreisel-Kilstock
Loan	35	Corpus Christi Portfolio	0.7%			Refinance	Aman Ullah
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%	3/12/2015	3/13/2015
Property	35.02	Candlewood Suites Corpus Christi	0.3%	3/12/2015	3/13/2015
Loan	36	Cypress Point Shopping Center	0.7%	5/7/2015	4/29/2015	Acquisition	Thomas M. Yockey; Michael Z. Jacoby
Loan	37	Bemidji Multifamily	0.6%	1/21/2015	1/21/2015	Acquisition	Anthony Gabriel
Loan	38	Home 2 Suites	0.6%	3/6/2015	3/6/2015	Acquisition	Patrick L. Daly Jr.; Nathan J. Daly; Jay E. Barker; Lauren D. Hill; Paul M. Daly; Meredith D. Fulton; Joseph R. Daly
Loan	39	Trowbridge Village Retail Center	0.6%	4/15/2015	4/6/2015	Refinance	William Demmer
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	12/17/2014	1/5/2015	Acquisition	Ladder Capital Finance LLC
Loan	41	The Addison	0.5%	4/8/2015	4/8/2015	Refinance	Fred Fechheimer; Gordon Properties, LLC
Loan	42	Cedar Brook Business Park(39)	0.5%	3/16/2015	3/13/2015	Refinance	Seligman & Associates, Inc.
Loan	43	AT&T Office	0.5%	4/7/2015	4/7/2015	Acquisition	Brian Fettner; Thomas Miko
Loan	44	Haier America HQ(39)	0.5%	5/11/2015	4/8/2015	Acquisition	Ladder Capital Finance LLC
Loan	45	Grandview Center(34)	0.5%	6/4/2015	2/19/2015	Refinance	Mark Hamermesh; Gary Grabel; Aric Browne
Loan	46	Office Court on Inverness	0.4%	5/1/2015	4/30/2015	Refinance	Arthur P. Bellis; Thomas A. Simons, IV; Kenneth D. Joseph; Andrew S. Joseph
Loan	47	Sherman Oaks	0.4%	4/22/2015	4/16/2015	Refinance	Donald R. Eliason; Lynn Reid 2 Irrevocable Trust
Loan	48	34 Marketplace	0.4%	5/13/2015	5/13/2015	Refinance	Bruce Bocina
Loan	49	Weyhill Building	0.4%	5/28/2015	5/29/2015	Refinance	Joseph B. Davies
Loan	50	Rancho Crossroads Plaza	0.4%	4/9/2015	4/9/2015	Refinance	Fred D. Grimes
Loan	51	Addison House	0.4%	4/13/2015	4/14/2015	Recapitalization	Tony Cho; Scott A. Silver
Loan	52	CVS & BBT Margate	0.3%	4/22/2015	4/9/2015	Refinance	Lawrence Freedman
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	12/15/2014	12/15/2014	Acquisition	Ladder Capital Finance LLC
Loan	54	Three Seasons MHP	0.3%	4/10/2015	4/8/2015	Refinance	Alexander G. Stewart; Hugh Stewart
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	4/10/2015	4/8/2015	Refinance	Alexander G. Stewart; Hugh Stewart
Loan	56	Tarponaire Mobile Resort	0.3%	6/2/2015	6/2/2015	Acquisition	Patrick F. O’Malley
Loan	57	Oddfellows Building	0.3%	2/3/2015	2/2/2015	Refinance	Empire Properties

A-1-44

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
Property			Initial Pool	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Date(33)(34)	Report Date	Purpose	Sponsor(27)
Loan	58	Black Bear Center	0.3%	4/20/2015	4/20/2015	Refinance	Gary Grabel
Loan	59	Garden of the Gods RV Park	0.3%	5/7/2015	5/11/2015	Refinance	Andrew F. Cates
Loan	60	Grande Haven Villas	0.3%	5/8/2015	5/8/2015	Refinance	Rodney Rogers
Loan	61	Extra Space Storage	0.3%	5/30/2015	5/11/2015	Refinance	Edward I. Getz Trust (U/A Getz Management Trust 9-14-09); Edward I. Getz
Loan	62	StoreSmart Spring Hill	0.3%	6/30/2015	6/4/2015	Acquisition	W. Bradford Sherman
Loan	63	Atrium Villa Apartments	0.3%	5/4/2015	5/4/2015	Refinance	Juan Carlos Suarez
Loan	64	Edinburg Shopping Center	0.3%	2/17/2015	2/13/2015	Refinance	Jose A. Chapa; Rodolfo D. Chapa
Loan	65	Merced Estates MHC	0.3%	2/24/2015	4/29/2015	Refinance	Kay Song; Charles Song
Loan	66	Spanish Palms Plaza	0.3%	3/27/2015	3/25/2015	Refinance	Daniel Vittorio
Loan	67	Easy Street Apartments	0.2%	7/1/2015	4/30/2015	Refinance	H. Brian Sconyers; Richard N. Schott
Loan	68	Great American Office Plaza	0.2%	3/16/2015	3/16/2015	Refinance	Dreamwork, LLC
Loan	69	Carriage House Apartments	0.2%	5/11/2015	5/11/2015	Refinance	Matthew B. Lester
Loan	70	Valley View I & II	0.2%	1/8/2015	1/6/2015	Refinance	Joseph H. Hollander
Loan	71	New Hyde Park Commons	0.2%	5/27/2015	5/15/2015	Refinance	David Schore; Marsha Soffer
Loan	72	Gypsum Riverview MHP	0.2%	4/13/2015	4/10/2015	Refinance	Joseph Corda
Loan	73	Sprint Oviedo	0.2%	4/16/2015	4/15/2015	Acquisition	Stephen J. Garchik
Loan	74	Wickshire Apartments	0.1%	5/11/2015	5/11/2015	Refinance	Matthew B. Lester
Loan	75	Georgetown Self Storage	0.1%	5/14/2015	5/4/2015	Acquisition	Benjamin S. Macfarland III
Loan	76	Dollar General - Canyon Lake(39)	0.1%	5/5/2015	5/5/2015	Acquisition	Ladder Capital Finance LLC
Loan	77	Dollar General - Pleasanton(39)	0.1%	6/4/2015	6/1/2015	Acquisition	Ladder Capital Finance LLC
Loan	78	Dollar General - Peoria (West)(39)	0.1%	5/20/2015	5/19/2015	Acquisition	Ladder Capital Finance LLC
Loan	79	Dollar General - Bridgeport(39)	0.1%	6/3/2015	6/2/2015	Acquisition	Ladder Capital Finance LLC
Loan	80	Dollar General - Tremont(39)	0.1%	5/20/2015	5/19/2015	Acquisition	Ladder Capital Finance LLC
Loan	81	Dollar General - Wheeler(39)	0.1%	5/5/2015	5/5/2015	Acquisition	Ladder Capital Finance LLC

A-1-45

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Guarantor(27)	Previous Securitization
Loan	1	Lakewood Center(36)(37)	8.6%	The Macerich Partnership, L.P.	COMM 2005-C6
Loan	2	Eden Roc(36)	6.8%	Diego Ardid; Jose Ardid; Inigo Ardid; Roberto Chapur Zahoul; Key International Holdings, Inc.; Key International II, LLC
Loan	3	Heartland Industrial Portfolio(36)	6.8%	NorthStar Real Estate Income Operating Partnership II, LP
Property	3.01	1080 Jenkins Brothers Road	0.8%
Property	3.02	4080 Perry Boulevard	0.5%
Property	3.03	5045 West 79th Street	0.5%
Property	3.04	117-119 Industrial Drive	0.5%
Property	3.05	150 Omicron Court	0.4%
Property	3.06	431 Smith Lane	0.4%
Property	3.07	4800 Corporation Drive	0.4%
Property	3.08	6500 Adelaide Court	0.4%
Property	3.09	271 Omega Parkway	0.3%
Property	3.10	1380 Perry Road	0.3%
Property	3.11	2000 Stanley Gault Parkway	0.3%
Property	3.12	300 Oak Bluff Lane	0.3%
Property	3.13	120 Trans Air Drive	0.3%
Property	3.14	5201 Interchange Way	0.2%
Property	3.15	5250-5350 Lakeview Parkway	0.2%
Property	3.16	2850 Earhart Court	0.2%
Property	3.17	7555 Woodland Drive	0.2%
Property	3.18	801 Swan Drive	0.2%
Property	3.19	7601-7687 Winton Drive	0.2%
Property	3.20	7645 Woodland Drive	0.1%
Property	3.21	200 Northfork Lane	0.1%
Property	3.22	100 Northfork Lane	0.1%
Loan	4	Palazzo Verdi	5.3%	John W. Madden, Jr.
Loan	5	Equinox West LA(34)	4.8%	Related Special Assets LLC
Loan	6	Two Chatham Center & Garage	4.5%	Francis Greenburger; Lukas P. Georgiadis
Loan	7	40 Wall Street(36)	4.3%	Donald J. Trump
Loan	8	Westin Portland	4.2%	Gordon D. Sondland	COMM 2006-C8
Loan	9	Carefree Natomas Apartments	2.7%	Carefree Holdings Limited Partnership
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%	Ross H. Partrich	LBUBS 2005-C7
Loan	11	McMullen Portfolio(38)	2.3%	Jeffrey Hauptman
Property	11.01	Atrium I	0.6%
Property	11.02	Atrium II	0.5%
Property	11.03	Eisenhower Commerce Center	0.3%
Property	11.04	Valley Ranch Business Park #3	0.3%
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%
Property	11.06	Valley Ranch Business Park #19	0.2%
Property	11.07	Valley Ranch Business Park #23	0.1%
Property	11.08	Valley Ranch Business Park #27	0.1%
Loan	12	Embassy Suites Denver Tech Center	2.2%	Allan V. Rose
Loan	13	AVCO Center	2.2%	Parviz Yari	JPMCC 2015-LDP3
Loan	14	Arbors at Las Colinas	2.1%	J.I. Kislak, Inc.
Loan	15	Boudin at the Wharf	1.9%	Boudin Holdings, Inc.	MSC 2006-T23
Loan	16	La Gran Plaza(36)(39)	1.9%	Andrew J. Segal
Loan	17	Westway Industrial	1.9%	Paul Garrett; The Paul Garrett 1994 Revocable Trust	MSC 2005-HQ7
Loan	18	Osborne Chattanooga Office Portfolio	1.7%	James K. White, III; Hiren S. Desai; Amy Enderle
Property	18.01	Osborne Building	0.4%
Property	18.02	Uptain Building	0.3%
Property	18.03	Franklin Building	0.2%
Property	18.04	6200 Building	0.2%
Property	18.05	6000 Building	0.1%
Property	18.06	6300 Building	0.1%
Property	18.07	6100 Building	0.1%

A-1-46

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Guarantor(27)	Previous Securitization
Property	18.08	5800 Building	0.1%
Property	18.09	5900 Building	0.1%
Property	18.10	5700 Building	0.1%
Property	18.11	6500 Building	0.1%
Property	18.12	6600 Building	0.0%
Property	18.13	6400 Building	0.0%
Loan	19	Midway Shopping Center	1.7%	Richard Birdoff	CSFB 2005-C4
Loan	20	ART Multi-State Portfolio I	1.6%	Arbor Realty SR, Inc.	MLMT 2007-C1
Property	20.01	Slate Run	0.4%		MLMT 2007-C1
Property	20.02	Rosewood	0.3%		MLMT 2007-C1
Property	20.03	Redwood Hollow	0.3%		MLMT 2007-C1
Property	20.04	Ranchside	0.2%		MLMT 2007-C1
Property	20.05	Sutton Place	0.2%		MLMT 2007-C1
Property	20.06	Capital Ridge	0.2%		MLMT 2007-C1
Loan	21	East Hampton Village(39)	1.5%	Ross H. Partrich	LBUBS 2005-C7
Loan	22	Vero Beach Outlets	1.5%	Isaac D. Massry; Mark Massry; Joseph Nakash
Loan	23	LG&E Center	1.5%	Heritage Office Properties, LLC	CSMC 2006-C4
Loan	24	Siemens Buffalo Grove	1.3%	John E. Shaffer; Dennis J. Hiffman; E. Thomas Collins, Jr.	LBUBS 2003-C5
Loan	25	Sheraton Suites Akron	1.3%	Rennick A. Andreoli	MLMT 2005-CIP1
Loan	26	Las Palmas Village(38)	1.3%	Stephen Copulos
Loan	27	FogCatcher Inn Pacifica(39)	1.2%	Invest West Financial Corporation	JPMCC 2006-LDP9
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%	Invest West Financial Corporation	JPMCC 2006-LDP9
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%	Invest West Financial Corporation	JPMCC 2006-LDP9
Loan	30	Anaheim Hills Business Center(39)	0.8%	Seligman & Associates, Inc.	BACM 2005-4
Loan	31	Motor Lofts & Locust Street Lofts	0.8%	Mark J. Cusumano; John Cusumano
Property	31.01	Locust Street Lofts	0.4%
Property	31.02	Motor Lofts	0.4%
Loan	32	Hilton Garden Inn Blacksburg	0.8%	American Realty Capital Hospitality Trust, Inc.
Loan	33	940 Howard	0.7%	Ronaldo J. Cianciarulo
Loan	34	2217 Caton Avenue	0.7%	Jonathan Joels; Richard Kreisel-Kilstock
Loan	35	Corpus Christi Portfolio	0.7%	Aman Ullah
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%
Property	35.02	Candlewood Suites Corpus Christi	0.3%
Loan	36	Cypress Point Shopping Center	0.7%	Thomas M. Yockey; Michael Z. Jacoby
Loan	37	Bemidji Multifamily	0.6%	Anthony Gabriel
Loan	38	Home 2 Suites	0.6%	Patrick L. Daly Jr.; Nathan J. Daly; Jay E. Barker; Lauren D. Hill; Paul M. Daly; Meredith D. Fulton; Joseph R. Daly
Loan	39	Trowbridge Village Retail Center	0.6%	William Demmer
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%	Richard A. Bennett III
Loan	41	The Addison	0.5%	Fred Fechheimer; Gordon Properties, LLC
Loan	42	Cedar Brook Business Park(39)	0.5%	Seligman & Associates, Inc.	BACM 2005-3
Loan	43	AT&T Office	0.5%	Brian Fettner; Thomas Miko
Loan	44	Haier America HQ(39)	0.5%	Ladder Capital CRE Equity LLC
Loan	45	Grandview Center(34)	0.5%	Mark Hamermesh; Gary Grabel; Aric Browne	MLCFC 2007-8
Loan	46	Office Court on Inverness	0.4%	Arthur P. Bellis; Thomas A. Simons, IV; Kenneth D. Joseph; Andrew S. Joseph
Loan	47	Sherman Oaks	0.4%	Donald R. Eliason; Lynn Reid 2 Irrevocable Trust	CGCMT 2006-C4
Loan	48	34 Marketplace	0.4%	Bruce Bocina	CSFB 2005-C4
Loan	49	Weyhill Building	0.4%	Joseph B. Davies
Loan	50	Rancho Crossroads Plaza	0.4%	Fred D. Grimes	JPMCC 2005-CB12
Loan	51	Addison House	0.4%	Tony Cho; Scott A. Silver
Loan	52	CVS & BBT Margate	0.3%	Lawrence Freedman	LBUBS 2005-C7
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%	Richard A. Bennett III
Loan	54	Three Seasons MHP	0.3%	Alexander G. Stewart; Hugh Stewart
Loan	55	Brooksville Mini-Storage Warehouse	0.1%	Alexander G. Stewart; Hugh Stewart
Loan	56	Tarponaire Mobile Resort	0.3%	Patrick F. O’Malley
Loan	57	Oddfellows Building	0.3%	Gregory P. Hatem; William G. Randsell, III

A-1-47

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Guarantor(27)	Previous Securitization
Loan	58	Black Bear Center	0.3%	Gary Grabel	MLMT 2005-CIP1
Loan	59	Garden of the Gods RV Park	0.3%	Andrew F. Cates
Loan	60	Grande Haven Villas	0.3%	Rodney Rogers
Loan	61	Extra Space Storage	0.3%	Edward I. Getz Trust (U/A Getz Management Trust 9-14-09); Edward I. Getz
Loan	62	StoreSmart Spring Hill	0.3%	W. Bradford Sherman
Loan	63	Atrium Villa Apartments	0.3%	Juan Carlos Suarez	JPMCC 2005-LDP2
Loan	64	Edinburg Shopping Center	0.3%	Jose A. Chapa; Rodolfo D. Chapa
Loan	65	Merced Estates MHC	0.3%	Kay Song; Charles Song
Loan	66	Spanish Palms Plaza	0.3%	Daniel Vittorio
Loan	67	Easy Street Apartments	0.2%	H. Brian Sconyers; Richard N. Schott
Loan	68	Great American Office Plaza	0.2%	Dreamwork, LLC	WBCMT 2004-C12
Loan	69	Carriage House Apartments	0.2%	Matthew B. Lester	JPMCC 2005-LDP3
Loan	70	Valley View I & II	0.2%	Joseph H. Hollander
Loan	71	New Hyde Park Commons	0.2%	David Schore; Marsha Soffer
Loan	72	Gypsum Riverview MHP	0.2%	Joseph Corda	CSFB 2005-C6
Loan	73	Sprint Oviedo	0.2%	Stephen J. Garchik
Loan	74	Wickshire Apartments	0.1%	Matthew B. Lester	LASL 2007-MF5
Loan	75	Georgetown Self Storage	0.1%	Benjamin S. Macfarland III
Loan	76	Dollar General - Canyon Lake(39)	0.1%	Ladder Capital CRE Equity LLC
Loan	77	Dollar General - Pleasanton(39)	0.1%	Ladder Capital CRE Equity LLC
Loan	78	Dollar General - Peoria (West)(39)	0.1%	Ladder Capital CRE Equity LLC
Loan	79	Dollar General - Bridgeport(39)	0.1%	Ladder Capital CRE Equity LLC
Loan	80	Dollar General - Tremont(39)	0.1%	Ladder Capital CRE Equity LLC
Loan	81	Dollar General - Wheeler(39)	0.1%	Ladder Capital CRE Equity LLC

A-1-48

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Existing		Future Debt
Property			Initial Pool	Additional Debt		Permitted
Flag	ID	Property Name	Balance	Amount	Existing Additional Debt Description	Type
Loan	1	Lakewood Center(36)(37)	8.6%	289,365,623	$119,365,623 Pari Passu Debt; $170,000,000 Subordinate Secured Debt
Loan	2	Eden Roc(36)	6.8%	95,000,000	Pari Passu Debt
Loan	3	Heartland Industrial Portfolio(36)	6.8%	155,000,000	Pari Passu Debt
Property	3.01	1080 Jenkins Brothers Road	0.8%
Property	3.02	4080 Perry Boulevard	0.5%
Property	3.03	5045 West 79th Street	0.5%
Property	3.04	117-119 Industrial Drive	0.5%
Property	3.05	150 Omicron Court	0.4%
Property	3.06	431 Smith Lane	0.4%
Property	3.07	4800 Corporation Drive	0.4%
Property	3.08	6500 Adelaide Court	0.4%
Property	3.09	271 Omega Parkway	0.3%
Property	3.10	1380 Perry Road	0.3%
Property	3.11	2000 Stanley Gault Parkway	0.3%
Property	3.12	300 Oak Bluff Lane	0.3%
Property	3.13	120 Trans Air Drive	0.3%
Property	3.14	5201 Interchange Way	0.2%
Property	3.15	5250-5350 Lakeview Parkway	0.2%
Property	3.16	2850 Earhart Court	0.2%
Property	3.17	7555 Woodland Drive	0.2%
Property	3.18	801 Swan Drive	0.2%
Property	3.19	7601-7687 Winton Drive	0.2%
Property	3.20	7645 Woodland Drive	0.1%
Property	3.21	200 Northfork Lane	0.1%
Property	3.22	100 Northfork Lane	0.1%
Loan	4	Palazzo Verdi	5.3%
Loan	5	Equinox West LA(34)	4.8%
Loan	6	Two Chatham Center & Garage	4.5%
Loan	7	40 Wall Street(36)	4.3%	99,806,081	Pari Passu Debt
Loan	8	Westin Portland	4.2%
Loan	9	Carefree Natomas Apartments	2.7%
Loan	10	Bunker Hill Village and Valley Forge Village MHC(39)	2.7%			Mezzanine
Loan	11	McMullen Portfolio(38)	2.3%	4,280,000	Mezzanine Debt
Property	11.01	Atrium I	0.6%
Property	11.02	Atrium II	0.5%
Property	11.03	Eisenhower Commerce Center	0.3%
Property	11.04	Valley Ranch Business Park #3	0.3%
Property	11.05	Valley Ranch Business Park #4 & 5	0.3%
Property	11.06	Valley Ranch Business Park #19	0.2%
Property	11.07	Valley Ranch Business Park #23	0.1%
Property	11.08	Valley Ranch Business Park #27	0.1%
Loan	12	Embassy Suites Denver Tech Center	2.2%
Loan	13	AVCO Center	2.2%
Loan	14	Arbors at Las Colinas	2.1%
Loan	15	Boudin at the Wharf	1.9%
Loan	16	La Gran Plaza(36)(39)	1.9%	49,804,040	Pari Passu Debt	Mezzanine
Loan	17	Westway Industrial	1.9%
Loan	18	Osborne Chattanooga Office Portfolio	1.7%
Property	18.01	Osborne Building	0.4%
Property	18.02	Uptain Building	0.3%
Property	18.03	Franklin Building	0.2%
Property	18.04	6200 Building	0.2%
Property	18.05	6000 Building	0.1%
Property	18.06	6300 Building	0.1%
Property	18.07	6100 Building	0.1%

A-1-49

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Existing		Future Debt
Property			Initial Pool	Additional Debt		Permitted
Flag	ID	Property Name	Balance	Amount	Existing Additional Debt Description	Type
Property	18.08	5800 Building	0.1%
Property	18.09	5900 Building	0.1%
Property	18.10	5700 Building	0.1%
Property	18.11	6500 Building	0.1%
Property	18.12	6600 Building	0.0%
Property	18.13	6400 Building	0.0%
Loan	19	Midway Shopping Center	1.7%
Loan	20	ART Multi-State Portfolio I	1.6%
Property	20.01	Slate Run	0.4%
Property	20.02	Rosewood	0.3%
Property	20.03	Redwood Hollow	0.3%
Property	20.04	Ranchside	0.2%
Property	20.05	Sutton Place	0.2%
Property	20.06	Capital Ridge	0.2%
Loan	21	East Hampton Village(39)	1.5%			Mezzanine
Loan	22	Vero Beach Outlets	1.5%
Loan	23	LG&E Center	1.5%
Loan	24	Siemens Buffalo Grove	1.3%
Loan	25	Sheraton Suites Akron	1.3%
Loan	26	Las Palmas Village(38)	1.3%
Loan	27	FogCatcher Inn Pacifica(39)	1.2%			Mezzanine
Loan	28	Cottage Inn by the Sea Pacifica(39)	1.1%			Mezzanine
Loan	29	Fireside Inn on Moonstone Beach Pacifica(39)	0.9%			Mezzanine
Loan	30	Anaheim Hills Business Center(39)	0.8%			Mezzanine
Loan	31	Motor Lofts & Locust Street Lofts	0.8%
Property	31.01	Locust Street Lofts	0.4%
Property	31.02	Motor Lofts	0.4%
Loan	32	Hilton Garden Inn Blacksburg	0.8%
Loan	33	940 Howard	0.7%
Loan	34	2217 Caton Avenue	0.7%
Loan	35	Corpus Christi Portfolio	0.7%
Property	35.01	LaQuinta Inn & Suites Corpus Christi	0.4%
Property	35.02	Candlewood Suites Corpus Christi	0.3%
Loan	36	Cypress Point Shopping Center	0.7%
Loan	37	Bemidji Multifamily	0.6%
Loan	38	Home 2 Suites	0.6%
Loan	39	Trowbridge Village Retail Center	0.6%
Loan	40	Grand Rapids - 4147 Eastern Ave(39)	0.5%			Mezzanine
Loan	41	The Addison	0.5%
Loan	42	Cedar Brook Business Park(39)	0.5%			Mezzanine
Loan	43	AT&T Office	0.5%
Loan	44	Haier America HQ(39)	0.5%			Mezzanine
Loan	45	Grandview Center(34)	0.5%
Loan	46	Office Court on Inverness	0.4%
Loan	47	Sherman Oaks	0.4%
Loan	48	34 Marketplace	0.4%
Loan	49	Weyhill Building	0.4%
Loan	50	Rancho Crossroads Plaza	0.4%
Loan	51	Addison House	0.4%
Loan	52	CVS & BBT Margate	0.3%
Loan	53	Grand Rapids - 5010 52nd St SE(39)	0.3%			Mezzanine
Loan	54	Three Seasons MHP	0.3%
Loan	55	Brooksville Mini-Storage Warehouse	0.1%
Loan	56	Tarponaire Mobile Resort	0.3%
Loan	57	Oddfellows Building	0.3%

A-1-50

COMM 2015-CCRE24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Existing		Future Debt
Property			Initial Pool	Additional Debt		Permitted
Flag	ID	Property Name	Balance	Amount	Existing Additional Debt Description	Type
Loan	58	Black Bear Center	0.3%
Loan	59	Garden of the Gods RV Park	0.3%
Loan	60	Grande Haven Villas	0.3%
Loan	61	Extra Space Storage	0.3%
Loan	62	StoreSmart Spring Hill	0.3%
Loan	63	Atrium Villa Apartments	0.3%
Loan	64	Edinburg Shopping Center	0.3%
Loan	65	Merced Estates MHC	0.3%
Loan	66	Spanish Palms Plaza	0.3%
Loan	67	Easy Street Apartments	0.2%
Loan	68	Great American Office Plaza	0.2%
Loan	69	Carriage House Apartments	0.2%
Loan	70	Valley View I & II	0.2%
Loan	71	New Hyde Park Commons	0.2%
Loan	72	Gypsum Riverview MHP	0.2%
Loan	73	Sprint Oviedo	0.2%
Loan	74	Wickshire Apartments	0.1%
Loan	75	Georgetown Self Storage	0.1%
Loan	76	Dollar General - Canyon Lake(39)	0.1%			Mezzanine
Loan	77	Dollar General - Pleasanton(39)	0.1%			Mezzanine
Loan	78	Dollar General - Peoria (West)(39)	0.1%			Mezzanine
Loan	79	Dollar General - Bridgeport(39)	0.1%			Mezzanine
Loan	80	Dollar General - Tremont(39)	0.1%			Mezzanine
Loan	81	Dollar General - Wheeler(39)	0.1%			Mezzanine

A-1-51

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; LCF—Ladder Capital Finance LLC or one of its affiliates; Pillar—Pillar Funding LLC or one of its affiliates.

(2)	Loan No. 1 – Lakewood Center – The Original Balance $120.0 million and Cut-off Date Balance of approximately $119.4 million represent the non-controlling Note A-1 of a $410.0 million whole loan evidenced by two senior and two junior pari passu notes. The senior pari passu companion loan is the non-controlling Note A-2 in the original principal amount of $120.0 million and the controlling two junior notes, Note B-1 and Note B-2 with an aggregate initial principal balance of $170.0 million, were all included in the DBWF 2015-LCM transaction.

Loan No. 2 – Eden Roc – The Original Balance and Cut-off Date Balance of $95.0 million represents the controlling Note A-1 and Note A-2 of a $190.0 million whole loan evidenced by four pari passu notes. The pari passu companion loans are the non-controlling Note A-3 and Note A-4 in the aggregate original principal amount of $95.0 million are currently held by Citigroup Global Markets Realty Corp. or an affiliate.

Loan No. 3 – Heartland Industrial Portfolio – The Original Balance and Cut-off Date Balance of $95.0 million represents the non-controlling Note A-2 of a $250.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are the controlling Note A-1 in the original principal amount of $120.0 million and the non-controlling Note A-3 in the original principal amount of $35.0 million that are currently held by GACC or an affiliate.

Loan No. 7 – 40 Wall Street – The Original Balance of $60.0 million and Cut-off Date Balance of approximately $59.9 million represent the non-controlling Note A-3 of a $160.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are the controlling Note A-1 in the original principal amount of $80.0 million and the non-controlling Note A-2 in the original principal amount of $20.0 million, which are currently held by LCF or an affiliate.

Loan No. 16 – La Gran Plaza – The Original Balance of $26.0 million and Cut-off Date Balance of approximately $25.9 million represents the controlling Note A-1 of a $76.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are the non-controlling Note A-2 in the original principal amount of $24.0 million which was contributed to COMM 2015-LC21 transaction and the non-controlling Note A-3 in the original principal amount of $26.0 million which was contributed to COMM 2015-CCRE23 transaction.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 6 – Two Chatham Center & Garage – The Two Chatham Center & Garage Mortgaged Property’s Net Rentable Area (Sq. Ft./Units/Rooms/Pads) of 290,501 sq. ft. excludes the area of the garage component that contains 2,284 parking spaces.

Loan No. 16 – La Gran Plaza – The La Gran Plaza Mortgaged Property’s Net Rentable Area (Sq. Ft./Units/Rooms/Pads) of 1,030,613 sq. ft. reflects 898,606 sq. ft. of retail space and 132,007 sq. ft. of office space.

Loan No. 24 – Siemens Buffalo Grove – The Siemens Buffalo Grove Mortgaged Property’s Net Rentable Area (Sq. Ft./Units/Rooms/Pads) of 226,000 sq. ft. reflects 60.2% of warehouse space (approximately 136,000 sq. ft.) and 39.8% of office space (approximately 90,000 sq. ft.).

Loan No. 30 – Anaheim Hills Business Center – The Anaheim Hills Business Center Mortgaged Property’s Net Rentable Area (Sq. Ft./Units/Rooms/Pads) of 143,650 sq. ft. reflects 81,200 sq. ft. of industrial space (56.5%) and 62,450 sq. ft. of office space (43.5%).

Loan No. 31 – Motor Lofts & Locust Street Lofts – The Locust Street Lofts Mortgaged Property includes approximately 4,000 sq. ft. of ground floor commercial space which is leased and currently being built out. The space is rented out to a borrower affiliated tenant, Lazarus Realty Corporation (doing business as Fresh Warehouse), at $9.00 PSF gross through June 2027. Rent payments commenced on May 1, 2015. Lender

A-1-52

escrowed $30,000 at origination for the remaining cost to build out the space. The escrow will be released upon proof of completion, tenant in occupancy, open for business and paying rent. Underwriting income attributable to this space represents 2.3% of UW EGI, 4.1% of UW NOI and 4.3% of UW NCF.

Loan No. 34 – 2217 Caton Avenue – The 2217 Caton Avenue Mortgaged Property’s Net Rentable Area (Sq. Ft./Units/Rooms/Pads) of 29 units does not reflects one retail unit containing 2,698 sq. ft. and leased by a day care center through March 2027.

Loan No. 42 – Cedar Brook Business Park – The Cedar Brook Business Park Mortgaged Property’s Net Rentable Area (Sq. Ft./Units/Rooms/Pads) of 130,467 sq. ft. reflects 65,349 sq. ft. of industrial flex space (49.9%) and 65,118 sq. ft. of office space (50.1%).

Loan No. 47 – Sherman Oaks – The Sherman Oaks Mortgaged Property includes an adjacent 43-unit self-storage building. Underwritten income attributable to the 43 storage units represents 3.1% of UW EGI, 5.6% of UW NOI and 6.1% of UW NCF.

(5)	Loan No. 40 – Grand Rapids - 4147 Eastern Ave – The Grand Rapids - 4147 Eastern Ave Mortgage Loan has an ARD feature with an anticipated repayment date of July 6, 2025, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of July 6, 2030 that is equal to the greater of (a) the sum of (1) 5.0000% plus (2) 4.0000% and (b) the sum of (1) the 10-year offered side swap rate as of the ARD plus (2) 4.0000%.

Loan No. 44 – Haier America HQ – The Haier America HQ Mortgage Loan has an ARD feature with an anticipated repayment date of July 6, 2025, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of July 6, 2030 that is equal to the greater of (i) 5.4730% plus 4.0000% and (ii) the then current 10 year treasury plus 4.0000%.

Loan No. 53 – Grand Rapids - 5010 52nd St SE – The Grand Rapids - 5010 52nd St SE Mortgage Loan has an ARD feature with an anticipated repayment date of July 6, 2025, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of July 6, 2030 that is equal to the greater of (a) the sum of (1) 4.9900% plus (2) 4.0000% and (b) the sum of (1) the 10-year offered side swap rate as of the ARD plus (2) 4.0000%.

Loan No. 76 – Dollar General - Canyon Lake – The Dollar General - Canyon Lake Mortgage Loan has an ARD feature with an anticipated repayment date of July 6, 2025, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of July 6, 2030 that is equal to the greater of (i) 5.2000% plus 4.0000% and (ii) the then current 10 year treasury plus 4.0000%

Loan No. 77 – Dollar General - Pleasanton – The Dollar General - Pleasanton Mortgage Loan has an ARD feature with an anticipated repayment date of July 6, 2025, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of July 6, 2030 that is equal to the greater of (i) 5.0260% plus 4.0000% and (ii) the then current 10 year treasury plus 4.0000%

Loan No. 78 – Dollar General - Peoria (West) – The Dollar General - Peoria (West) Mortgage Loan has an ARD feature with an anticipated repayment date of July 6, 2025, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of July 6, 2030 that is equal to the greater of (i) 5.0250% plus 4.0000% and (ii) the then current 10 year treasury plus 4.0000%.

Loan No. 79 – Dollar General - Bridgeport – The Dollar General - Bridgeport Mortgage Loan has an ARD feature with an anticipated repayment date of July 6, 2025, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of July 6, 2030 that is equal to the greater of (i) 5.0240% plus 4.0000% and (ii) the then current 10 year treasury plus 4.0000%.

Loan No. 80 – Dollar General - Tremont – The Dollar General - Tremont Mortgage Loan has an ARD feature with an anticipated repayment date of July 6, 2025, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of July 6, 2030 that is equal to the greater of (i) 5.0230% plus 4.0000% and (ii) the then current 10 year treasury plus 4.0000%.

Loan No. 81 – Dollar General - Wheeler – The Dollar General - Wheeler Mortgage Loan has an ARD feature with an anticipated repayment date of July 6, 2025, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of July 6, 2030 that is equal to the greater of (i) 5.2000% plus 4.0000% and (ii) the then current 10 year treasury plus 4.0000%.

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(6)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the Lakewood Center Mortgage Loan will be 0.0025%. The Pari Passu Loan Primary Servicing Fee Rate for the Heartland Industrial Portfolio Mortgage Loan after the securitization of the related Note A-1 will be 0.0025%. The Pari Passu Loan Primary Servicing Fee Rate for the 40 Wall Street Mortgage Loan after the securitization of the related Note A-1 will be 0.0025%.

(7)	Loan No. 1 – Lakewood Center – The Lakewood Center Loan Combination amortizes on a 360-month amortization schedule. However, payments of principal are directed first to the Note A-1 and Note A-2, on a pro rata basis, until the outstanding principal balance on Note A-1 and Note A-2 are reduced to zero, yielding an effective 256-month amortization schedule for Note A-1 and Note A-2. For a schedule of principal and interest payments see Annex H to this prospectus supplement.

(8)	Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

(9)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(10)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(11)	Loan No. 1 – Lakewood Center – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 2 – Eden Roc – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

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Loan No. 3 – Heartland Industrial Portfolio– The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 7 – 40 Wall Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 16 – La Gran Plaza – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(12)	Loan No. 1 – Lakewood Center – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area calculations exclude the Lakewood Center Mortgage Loan B-Note.

(13)	Loan No. 54 – Three Seasons MHP and Loan No. 55 – Brooksville Mini-Storage Warehouse – The Mortgage Loans are cross-collateralized and cross-defaulted. As such, Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated on an aggregate basis.

(14)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this prospectus supplement.

(15)	Loan No. 3 – Heartland Industrial Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the Portfolio “As Is” value of $336,000,000, which reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio Mortgage Loan as a whole. The sum of the value of each of the properties on an individual basis is $313.6 million, which represents a Cut-off Date LTV of 79.7%.

Loan No. 11 – McMullen Portfolio – The LTV at Cut-off and LTV at Maturity are based on the appraised “As Is” values for each of the properties other than Valley Ranch Business Park #3 and Valley Ranch Business Park #4 & 5. The appraised values for Valley Ranch Business Park #3 and Valley Ranch Business Park #4 & 5 are the “As Complete” values of $4,700,000 and $4,700,000, respectively, which assumes that certain tenant improvements are completed and the free rent period for certain tenants is concluded. At origination, the lender escrowed $896,300, the amount associated with outstanding free rent and tenant improvement obligations. The total “As Is” value for the McMullen Portfolio Properties is $41,700,000, which results in a Cut-off Date LTV of 77.0% and total debt at cut-off of $32,434,435.

(16)	Loan No. 17 – Westway Industrial – The Westway Industrial Loan was structured with a $1.0 million earnout reserve. The borrower may obtain the release of the funds so long as the projected net operating income, as determined by lender, is at least $2,322,211 and no event of default is continuing.

Loan No. 31 – Motor Lofts & Locust Street Lofts – The LTV at Cut-off, U/W NOI Debt Yield, and U/W NCF Debt Yield are calculated using the Cut-off Date Balance net of the earnout reserve of $500,000. Funds from the earnout reserve will be disbursed if (a) the net rental income as calculated under the loan documents equals or exceeds $1,580,556 for the trailing six month period and, among other conditions, the borrower has delivered satisfactory evidence that the assignment and transfer of the Tax Incentive Financing (“TIF”) Note and other TIF documents have been approved by the City of St. Louis and the Borrower is the registered holder of the TIF note.

(17)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

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“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or the greater of a yield maintenance charge and 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this prospectus supplement. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus supplement.

(18)	Loan No. 1 – Lakewood Center – The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 1, 2015. Prepayment of the full $410.0 million Lakewood Center Loan Combination is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 19, 2018. For the purposes of this prospectus supplement, the assumed lockout period of 26 months is based on the expected COMM 2015-CCRE24 securitization closing date in August 2015. The actual lockout period may be longer.

Loan No. 2 – Eden Roc – The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 6, 2015. Prepayment of the full $95.0 million Eden Roc Loan Combination is permitted on the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 6, 2019.

Loan No. 7 – 40 Wall Street – The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 6, 2015. Prepayment of the full $160.0 million 40 Wall Street Loan Combination is permitted on the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 2, 2018.

(19)	Loan No. 1 – Lakewood Center – The Lakewood Center Mortgage Loan allows for any out parcel, upon at least thirty (30) days’ prior written notice to lender, provided that any such release shall only be granted if the following conditions, among others, have been satisfied: (i) there is no event of default, (ii) the borrower reimburses lender for any costs and expenses incurred with the release, (iii) the out parcel is legally subdivided from the remainder of the property and constitutes a separate tax lot, (iv) borrower certifies to lender that the release of the out parcel will not materially and adversely affect the use, operations, economic value of, or the revenue produced by the remaining improvements, (v) all requirements under all laws, statues, and regulations shall have been fulfilled and (vi) such release satisfies REMIC LTV requirements.

Loan No. 3 – Heartland Industrial Portfolio – The Heartland Industrial Portfolio Mortgage Loan allows, on any payment date after August 1, 2017, the prepayment of a portion of the outstanding principal balance, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.39x, (iii) each remaining borrower remains a special purpose bankruptcy remote entity and the borrower delivers a new or updated non-consolidation opinion, (iv) borrower pays to lender 120% of the allocated loan amount for the released property and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents. Additionally in the event that Kirkland’s exercises its expansion option at the Smith Lane Property, lender is required to release the Smith Lane expansion area upon, among other things, (i) a fixed charge coverage ratio of less than 1.80x, (ii) the conveyance of the Smith Lane Expansion Area to Kirkland’s or a third party designated by Kirkland’s, (iii) the ratio of unpaid principal balance of the LTV of the properties (including the remaining Smith Lane Property) is greater than 120%, (iv) prepayment of principal in an amount equal to any net sales proceeds and (v) borrower pays to lender any yield maintenance premium.

Loan No. 11 – McMullen Portfolio – The McMullen Portfolio Mortgage Loan allows for the borrower to obtain the release an individual property or properties from the lien of the mortgages after the expiration of the lock out period by partially defeasing the greater of (i) 120% of the allocated mortgage loan amount of the related

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property or properties and (ii) 100% of the net sales proceeds of the property or properties, and subject to the terms and conditions set forth in the mortgage loan documents, including but not limited to (i) the DSCR for the remaining mortgaged properties is not less than the greater of the debt service coverage ratio of the mortgage loan and mezzanine loan immediately preceding the partial release and 1.20x, (ii) the loan-to-value ratio for the remaining mortgaged properties does not exceed the lesser of the loan-to-value ratio of the mortgage loan and mezzanine loan immediately preceding such release and 85%, (iii) no event of default under the mortgage loan has occurred and is continuing and (iv) the release complies with REMIC requirements.

Loan No 19 – Midway Shopping Center – The Midway Shopping Center Mortgage Loan allows, on or after the expiration of the prepayment Lockout Period, for an Outparcel to be released if: (i) no event of default exists, (ii) the lender receives an amount equal to the sum of (a) the greater of net sale proceeds and 115% of the minimum release price, which will be applied as a prepayment plus (b) the yield maintenance premium on the portion of the loan being repaid plus (c) all interest that would have accrued on the principal being repaid through the next monthly payment date plus (d) all other sums due under the loan agreement, and (iii) the DSCR following the release is not less than the greater of (x) 1.25x and (y) the DSCR in effect immediately preceding the release and (iv) the LTV for the remaining property cannot be greater than the LTV immediately prior to release.

Loan No. 20 – ART Multi-State Portfolio I – The ART Multi-State Portfolio I Loan allows for the release of a Mortgaged Property provided among other things, after the expiration of the lockout period and prior to the open prepayment date, the borrower partially defeases in an amount equal to the greater of (i) 115% of the allocated loan amount with respect to such individual property and (ii) an amount that, after giving effect to such release results in (a) the debt service coverage ratio of the remaining properties is not less than 1.40x and (b) the loan to value ratio of the remaining properties does not exceed 73.1%. No property may be released prior to the release of the Ranchside Property, unless such property is released simultaneously with the release of the Ranchside property pursuant to a single defeasance.

Loan No. 39 – Trowbridge Village Retail Center – The Trowbridge Village Retail Center Mortgage Loan allows for the Borrower to obtain the release of the release parcel, after the lockout expiration date by partially defeasing the greater of 100% of the net sales proceeds or $1,000,000 and subject to terms and conditions set forth in the mortgage loan documents, including, but not limited to (i) the DSCR for the remaining Mortgaged Property is not less than the greater of the DSCR immediately preceding such release and 1.38x, (ii) the LTV for the remaining Mortgaged Property does not exceed the lesser of the LTV immediately preceding such release and 74.1%, (iii) the debt yield for the remaining Mortgaged Property is not less than the greater of the debt yield immediately preceding such release and 8.25%, (iv) no event of default under the Mortgage Loan has occurred and is continuing and (v) such release complies with REMIC requirements.

(20)	Loan No. 57 – Oddfellows Building – The Oddfellows Mortgaged Property is subject to a master lease agreement in connection with a historic tax credit structure between the borrower, as landlord, and Odd Fellows Tenant, LLC, a borrower affiliate, as tenant. The master lease agreement has been assigned to the lender pursuant to an assignment of leases and rents by both the borrower and the affiliated tenant. The master lease agreement may not be canceled, terminated, surrendered or amended without prior written consent of the lender.

(21)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 3 – Heartland Industrial Mortgaged Portfolio – One of the 22 properties within the Heartland Industrial Portfolio, namely 431 Smith Lane Property that represents 6.0% of the allocated loan amount, is subject to Industrial Development Bond (IDA) financing and the borrower has ground lease interest in the property. In addition to the ground lease mortgage from the related borrower, the IDA issuing entity provided a fee simple mortgage in favor of lender on the 431 Smith Lane Property.

Loan No. 7 – 40 Wall Street — The collateral for The 40 Wall Street Mortgage Loan consists of the leasehold interest in The 40 Wall Street Mortgaged Property.

Loan No. 15 – Boudin at the Wharf – The Boudin at the Wharf Mortgaged Property is subject to a ground lease with an expiration date of June 30, 2045. The current annual ground rent is $500,000 plus percentage rent as determined in the ground lease.

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Loan No. 23 – LG&E Center – The LG&E Center Mortgaged Property is subject to a ground lease with an expiration date of May 13, 2114. The annual ground rent is currently $1,146,690. Every ten years, the ground lease rent will subject to a CPI adjustment, with annual increases capped at 3.0%. The next scheduled ground lease rent adjustment will be May 2025.

Loan No. 32 – Hilton Garden Inn Blacksburg – The Hilton Garden Inn Blacksburg Mortgaged Property is subject to a ground lease with an expiration date of December 31, 2048 and five successive five-year extension options. The ground rent as of July 2015 is $90,093 and increases 2.0% annually.

Loan No. 51 – Addison House – The Addison House Mortgaged Property is subject to a ground lease with an expiration date of May 31, 2111. The annual ground rent is currently $200,000. Starting in June 2017, the ground rent will increase by 2.5% every year. Additionally, the ground lease is structured with a purchase option whereby the borrower can acquire the land for $4.0 million. Beginning in June 2017, the purchase price will increase by 2.5% each year. If the borrower exercises the purchase option, collateral for the Addison House Mortgaged Loan will include the fee simple interest.

Loan No. 71 – New Hyde Park Commons—The collateral for The New Hyde Park Commons Mortgage Loan consists of the leasehold interest in The New Hyde Park Commons Mortgaged Property.

(22)	The following tenants that occupy 5% or greater of the net rentable area at the property are borrower affiliates:

Loan No. 5 – Equinox West LA – The Equinox West LA Mortgaged Property is 100.0% owner occupied, with the individual fitness tenant leasing the space pursuant to a lease that extends 16 years beyond the loan maturity and have an expiration date of October 1, 2041.

Loan No. 13 – AVCO Center – The AVCO Center Mortgaged Property is in aggregate 8.4% occupied by five sponsor affiliated tenants.

Loan No. 15 – Boudin at the Wharf – The Boudin at the Wharf Mortgaged Property is 100.0% owner occupied.

Loan No. 16 – La Gran Plaza – The Largest Tenant, Mercado (Zocalo Property, LP), an affiliate of the borrower, leases 12.1% of the net rentable area at the La Gran Plaza Mortgaged Property. The La Gran Plaza Mortgage Property owner, Town Center Mall, L.P. entered into a master lease with Zocalo Property, LP, master tenant, whereby the master tenant leases 124,271 sq. ft. of the Mortgaged Property.

Loan No. 68 – Great American Office – The Largest Tenant, Great American Capital, leases approximately 27.3% of the net rentable area.

(23)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 2 – Eden Roc – Nobu Associates (South Beach) L.P. (“Nobu”) has the right to terminate its restaurant lease (1) in the event the applicable borrower fails to substantially complete the landlord’s work and deliver possession of the applicable space by June 30, 2016 (subject to force majeure); (2) in the event Nobu is unable to receive a liquor license within twelve months following the filing of an application therefor for reasons beyond Nobu’s control; (3) in the event borrower exercises an early termination right under a related hotel agreement between the borrower and an affiliate of Nobu; and (4) in the event of an event of default beyond applicable notice and cure periods by the borrower under certain related hotel and management agreements between the borrower and affiliates of Nobu.

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Loan No. 3 – Heartland Industrial Portfolio – The largest tenant at the 2000 Stanley Gault Parkway property, Faurecia Interiors Louisville, has the ongoing right to terminate its lease on or after March 1, 2017 upon 270 days’ written notice and payment of a $1,000,000 termination fee. The largest tenant at the 300 Oak Bluff Lane property, Schurman Fine Paper, has the ongoing right to terminate its lease upon 365 days’ written notice and the payment of two years annual rent. The largest tenant at the 120 Trans Air Drive property, AmerisourceBergen Drug Corp, has the ongoing right to terminate its lease upon 270 days’ written notice and the payment of all unamortized transaction costs which are estimated at $1,693,214. The largest tenant at the 801 Swan Drive property, Menlo Logistics, Inc., has the ongoing right to terminate its lease upon 30 days’ written notice and the payment of a $99,000 termination fee.

Loan No. 7 – 40 Wall Street– The 3rd Largest Tenant, Duane Reade, has the right to terminate the lease for its 54,500 sq. ft. of office space effective March 31, 2018 with a payment of $2,932,476 and on March 31, 2023 with a payment of $535,917. The 4th Largest Tenant, Haks Engineering & Land Surveyors, may terminate its lease effective March 1, 2024 with 12 months’ notice and payment of a termination fee of $2,110,746.

Loan No. 11 – McMullen Portfolio – The 2nd Largest Tenant at the Eisenhower Commerce Center Mortgaged Property, Yeo & Yeo, P.C., has the right to terminate its lease effective as of July 31, 2020 and July 31, 2022, with 6 months’ written notice and the payment of a termination fee, which decreases in 2022.

Loan No. 11 – McMullen Portfolio – The Largest Tenant at the Valley Ranch Business Park #19 Mortgaged Property, GfK Holding Inc., has a one-time right to terminate its lease on March 31, 2016 with 6 months’ written notice and the payment of a termination fee.

Loan No. 13 – AVCO Center – The 3rd Largest Tenant, Independent Film & Television Alliance may terminate its lease effective as of December 31, 2020 with written notice required by March 31, 2020, subject to a termination fee equal to unamortized tenant improvements and leasing commissions.

Loan No. 16 – La Gran Plaza – The 4th Largest Tenant, Everest College, may terminate its lease prior to September 30, 2016 with six months written notice. If the tenant elects to terminate its lease the tenant will pay a termination fee equal to $261,244.

Loan No. 17 – Westway Industrial – The 2nd largest tenant at the Westway Industrial Mortgaged Property, The Wycliffe Seed Company, Inc, is not yet in occupancy. The expected commencement date of the lease is August 1, 2015. At origination, the borrower deposited $326,254 into a free rent reserve account.

Loan No. 18 – Osborne Chattanooga Office Portfolio – The Largest and 5th Largest Tenant in the Osborne Building, GSA – NRC, may terminate in whole or in part by at least 90 days’ written notice. The Sole Tenant in the 6000 Building, Virginia College, LLC, may terminate if a lease with the sponsor on a non-collateral property is also terminated. The Largest Tenant in the Uptain Building, MAXIMUS, Inc., has a continuous termination option with 90 days’ notice if the tenant’s contract with its client is terminated, expired or not renewed. The Largest Tenant in the 6300 Building, GSA – IRS, may terminate in whole or in part on or after May 1, 2016 with 60 days’ notice. The Largest and 3rd Largest Tenant in the 6200 Building, GSA - Department of Veterans Affairs and GSA - Department of Veterans Affairs - Maintenance Shop, may terminate in whole or in part by at least 180 days’ written notice. The Largest Tenant in the 5700 Building, GSA - Department of Veterans Affairs, may terminate in whole or in part by at least 90 days’ written notice.

Loan No. 19 – Midway Shopping Center – The 4th Largest Tenant, Foot Locker Specialty Inc. may terminate its lease if its sales between February 1, 2015 and January 31, 2016 do not equal or exceed $2,500,000 by providing 90 days notification.

Loan No. 22 – Vero Beach Outlets – The 2nd Largest Tenant, Restoration Hardware, may terminate its lease if gross sales do not exceed $7.0 million during the 5th year of its lease extension. According to the borrower, the lease extension is anticipated to commence upon October 2015. The 3rd Largest Tenant, Polo Ralph Lauren, may terminate its lease with 120 days’ written notice if gross sales do not exceed $6,912,400 so long as notice is given with 60 days of such year.

Loan No. 23 – LG&E Center – The Largest Tenant, LGE KU Energy, may terminate up to 20% of its leasable area effective July 31, 2021 with 12 months’ notice, subject to a termination fee as determined in the lease.

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Loan No. 39 – Trowbridge Village Retail Center – The 4th Largest Tenant, Hobies, has the right to terminate its lease for any reason at any time during the lease period with 6 months’ notice.

Loan No. 41 – The Addison – The Largest Tenant, The Center for Hematology/Oncology, has the right to terminate its lease effective May 31, 2020 upon written notice delivered on or before September 1, 2019 and the payment of a termination fee.

Loan No. 41 – The Addison – The 4th Largest Tenant, Henry A. Seiden, P.A. doing business as The Seiden Law Firm, has the one-time right to terminate its lease effective as of November 30, 2017 with six months’ notice and payment of a termination fee.

Loan No. 41 – The Addison – The 5th Largest Tenant, Gregory D Albert, MD, PA, has the right to terminate its lease at any time after January 1, 2016 with 90 days’ written notice and the payment of a termination fee.

Loan No. 42 – Cedar Brook Business Park – The 4th largest tenant at the property, College Community Service, has an ongoing termination option that can be exercised should the tenant lose its funding from the county. Tenant has the right to terminate the lease at any time after December 31, 2014, with 30 days written notice, subject to a termination penalty equal to two months of rent.

Loan No. 49 – Weyhill Building– The Largest Tenant, Wells Fargo Corporate, may terminate its lease on September 30, 2020 provided the tenant has given landlord notice one year in advance, and pays two months’ rent and the unamortized portion of the tenant allowance.

Loan No. 57 – Oddfellows Building – The 2nd Largest Tenant, Whitler, Inc. doing business as Blackbook Solutions, has the right to terminate its lease on December 31, 2015 and on June 30, 2016 with 3 months’ written notice.

Loan No. 57 – Oddfellows Building – The 3rd Largest Tenant, K4 Connect, has the right to terminate its lease on December 31, 2015 with 100 days’ written notice.

Loan No. 68 – Great American Office Plaza – Except in the case of a foreclosure, if the Mortgaged Property is sold and the purchaser assumes the Mortgage Loan, then the lease term for the Largest Tenant, Great American Capital, a sponsor affiliate, may be modified to expire 5 years from the assumption date.

Loan No. 64 – Edinburg Shopping Center – The Largest Tenant, Compra Fazil Rent to Own, has the right to terminate at any time, for any reason with 90 days’ notice and the payment of a termination fee.

Loan No. 64 – Edinburg Shopping Center – The 5th Largest Tenant, Sun Loans, has the right to terminate its lease, without a penalty upon 30 days’ notice, if the tenant is unable to operate because of governmental regulations in place now or in the future.

Loan No. 71 – New Hyde Park – The 2nd Largest Tenant, PetValu, Inc., may terminate its lease effective July 31, 2018, with notice provided by July 31, 2017. The 4th Largest Tenant, T-Mobile, may terminate its lease effective February 28, 2017, with notice provided 270 days in advance.

(24)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 4 – Palazzo Verdi - The Largest Tenant, Newmont Mining, subleased the entire sixth floor, measuring 31,202 sq. ft. to Charter Communications Inc., which currently occupies 129,123 sq. ft. between two adjacent sponsor-owned buildings under a lease that is scheduled to expire on December 31, 2017. The sublease is coterminous with Charter Communication Inc.’s lease at the adjacent buildings and features an initial rate of $25.00 PSF on a gross basis. The 3rd Largest Tenant, John Madden Co., licenses the entire 6,804 sq. ft. to Epicurean Catering which pays John Madden Co. a commission equivalent to: 3% on restaurant sales, 7% of banquet sales; 15% of liquor sales; and 50% of space rental.

Loan No. 7 – 40 Wall Street - The 5th Largest Tenant, Weidlinger Associates Inc, subleases a portion of its space on the 19th floor totaling 10,324 to RF Lafferty for a five (5) year term expiring in January 2019 at a current rental rate of $317,463 ($30.75 PSF), a premium to Weidlinger Associates Inc’s, current in-place rent. The lease was signed in December 2013.

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Loan No. 11 – McMullen Portfolio - The Largest Tenant at the Valley Ranch Business Park #3 Mortgaged Property, Tecumseh Products Company, is currently subleasing 100% of the space, 32,400 sq. ft., to Nexient. Nexient has signed a direct lease for 100% of the space (32,400 sq. ft.) beginning January 1, 2016 through July 31, 2020, starting at an annual rent of $13.00 PSF.

Loan No. 68 – Great American Office Plaza – The 2nd Largest Tenant, North American Title, is currently subleasing 3,634 sq. ft. to Paradigm Innovations LLC through September 30, 2015, which is co-terminous with North American Title’s lease.

(25)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 2 – Eden Roc – The restaurant tenant Nobu has twenty days of free rent following the delivery of the applicable space. This space is expected to be delivered on or prior to June 30, 2016.

Loan No. 4 – Palazzo Verdi - The space leased to the 2nd Largest Tenant, Envision Healthcare, has free/abated rent reserved from Ciber’s lease termination on December 31, 2015 through Envision Healthcare paying full unabated rent on April 1, 2017. The full amount of free/abated rent reserved at closing was was $2,715,236.

Loan No. 6 – Two Chatham Center & Garage – At origination, the borrower deposited $103,418 into a prepaid rent reserve for existing rent obligations due its 5th largest tenant - Thomas, Rhodes, & Cowie (4.5% of NRA and 8.0% of Gross Base Rent), for July 2015 through October 2015 prepaid rents.

Loan No. 7 – 40 Wall Street - The Largest Tenant, Green Ivy, has free rent from July 2, 2015 to November 18, 2016 which amounts to $3,568,885. The 4th Largest Tenant, Haks Engineering & Land Surveyors, has free rent from January 1, 2016 to March 1, 2016 which amounts to $194,613. The 5th Largest Tenant, Weidlinger Associates Inc, has free rent for one month in February 2016, February 2017 and February 2018 which amounts to $371,232. In lieu of collecting free rent reserves, the sponsor has provided a personal guaranty which is capped at $26,000,000 (except with respect to lease termination payments, ground lease payments and insurance premiums, none of which are subject to the cap).

Loan No. 11 – McMullen Portfolio – The Largest Tenant at the Valley Ranch Business Park #3 Mortgaged Property, Tecumseh Products Company, currently subleases its space to Nexient. Nexient is scheduled to take possession of the space on January 1, 2016. The newly executed lease provides for two months of free rent. Reserves in the amount of $70,200 were established on the origination date of the mortgage loan, which covers the base rent due during the free rent period.

Loan No. 11 – McMullen Portfolio – The Largest Tenant at the Valley Ranch Business Park #4 & 5 Mortgaged Property, Nexient, has a free rent period remaining until July 31, 2015. Reserves in the amount of $39,348.63 were established on the origination date of the mortgage loan, which covers the base rent due during the free rent period.

Loan No. 11 – McMullen Portfolio – The 2nd Largest Tenant at the Eisenhower Commerce Center Mortgaged Property, Yeo & Yeo, P.C., has a free rent period remaining until September 30, 2015. Reserves in the amount of $39,752 were established on the origination date of the mortgage loan, which covers the base rent due during the free rent period.

Loan No. 13 – AVCO Center – The 3rd Largest Tenant, Independent Film & Television Alliance, has free rent in January from 2015 to 2021.

Loan No. 17 – Westway Industrial – The 2nd Largest Tenant, The Wycliffe Seed Company, Inc., has free rent from August 1, 2015 to November 30, 2015, December 1, 2016 to January 31, 2017, February 1, 2018 to March 31, 2018, April 1, 2019 to April 30, 2019 and May 1, 2020 to May 31, 2020. At origination, the borrower deposited $326,254 into a free rent reserve.

Loan No. 39 – Trowbridge Village Retail Center – The 4th Largest Tenant, Hobies, is receiving free rent through the end of their lease term in October 2017 in return for removing the coffee and cappuccino and restaurant exclusives in their lease.

Loan No. 58 – Black Bear Center – At origination, the borrower deposited $ 95,942 into a free rent reserve for existing rent obligations due three tenants, including: Carl’s Car Care free rent amount of $10,664 through February 2016; Ah So Sushi & Steak free rent amount of $63,051 for two monthly payments each

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year through November 2024, and Black Bear Diner free rent amount of $22,833 for five months through November 2015.

Loan No. 73 – Sprint Oviedo – The 2nd Largest Tenant, SOS Furniture Co., Inc doing business as Mattress One., has three months of free rent commencing June 3, 2015. At origination, the borrower deposited $32,707 into a free rent reserve.

(26)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cutoff date of the securitization.

Loan No. 2 – Eden Roc – The restaurant tenant, Nobu, has signed a lease but is not yet in occupancy. The related borrower is responsible for construction of the applicable space and is required to deliver possession on or prior to June 30, 2016 subject to force majeure.

Loan No. 4 – Palazzo Verdi - The space leased to the 2nd Largest Tenant, Envision Healthcare, is currently occupied by Ciber, Inc. which has executed its termination option and will vacate no later than December 31, 2015. Ciber, Inc. has paid a termination fee of $1,461,587 which was collected. Envision Healthcare is expected to take possession of the space by April 1, 2016.

Loan No. 7 – 40 Wall Street - The 3rd Largest Tenant, Duane Reade, occupies 54,500 sq. ft. of office space on the 21st and 22nd floors under a lease that commenced on October 1, 2012 and expires March 31, 2028 with a current underwritten rent of $29.78 PSF. Duane Reade also occupies 23,310 sq. ft. of retail space under a lease that commenced on July 6, 2011 and expires January 31, 2032 with a current underwritten rent of $67.00 PSF. The increase in occupancy from 2014 Occupancy to Most Recent Occupancy is due to 145,740 sq. ft. in new leases, which commence in 2015, including Dean and DeLuca which signed a lease for 18,500 sq. ft. but is not yet in occupancy.

Loan No. 16 – La Gran Plaza - The 5th Largest Tenant, Cinemagic-Bilingual Realty, Inc., is currently building out its space and is expected to open in August 2015.

Loan No. 26 – Las Palmas Village – The Las Palmas Mortgaged Property is 80.8% occupied as of June 30, 2015. Walgreens does not currently occupy its leased space as it subsequently consolidated to a nearby location. Walgreens continues to pay rent on the space and is contractually liable for rent through 2023 lease maturity. Walgreens is not included as a major tenant and as a result is not included in occupancy.

Loan No. 48 – 34 Marketplace – The 4th largest tenant, CosmoProf, executed a lease on a 2,394 sq. ft. space (7.0% of NRA) and is expected to take occupancy in August 2015.

Loan No. 51 – Addison House – The Single Tenant at the Addison House Mortgaged Property, Addison House, is in not yet in occupancy of its space and was scheduled to open end of March 2015. At origination, the borrower deposited $977,585 into a free rent reserve, which represents 11 months of rents.

(27)	Loan No. 14 – Arbors at Las Colinas – The borrowers, “JIK Arbors 2 LLC; JIK Cayman Bay Exchange 2 LLC; JKT Exchange 2 LLC”, are structured as tenants-in-common and are each a Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsor of the borrowers and the non-recourse carveout guarantor is J.I. Kislak, Inc., who is the controlling entity of two of the TICs which have an overall interest of 96.6%. The third TIC entity has a 3.4% interest and is controlled by Jay Kislak’s brother.

Loan No. 24 – Siemens Buffalo Grove – The borrowers, “Covington 1000 DP LLC; JES Covington 1000 DP LLC; ETC Covington 1000 DP LLC; DJH Covington 1000 DP LLC “, are structured as tenants-in-common and are each a Delaware limited liability company structured to be bankruptcy-remote without an independent director in its organizational structure. The sponsor of the borrowers and the non-recourse carveout guarantors are John E. Shaffer, Dennis J. Hiffman and E. Thomas Collins, Jr. on a joint and several basis.

(28)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(29)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan Documents.

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Loan No. 6 – Two Chatham Center & Garage – Monthly reserves of $22,917 required to be deposited into a TI/LC reserve account are subject to a cap of $1.1 million exclusive of the upfront TI/LC of $750,000 and outstanding TI deposits are to be replenished if drawn. However, if after September 2017 and given that (i) Travelers, the largest tenant, has renewed its lease for a five-year term or longer, or a suitable replacement tenant has entered into a lease with a five-year term or longer and taken occupancy of the space at terms acceptable to lender and (ii) the DSCR is 1.40x or greater, then the cap will be $600,000.

(30)	Loan No. 4 – Palazzo Verdi –The borrower will make monthly deposits of $83,333 ($3.31 PSF annually) into a TI/LC reserve account for the first five years of the loan at which point monthly reserves will reduce to $18,079 ($0.79 PSF annually).

Loan No. 8 – Westin Portland – the borrower shall make monthly deposits in an amount equal to 5.0% of prior month’s gross revenues into the replacement reserve account; however, in the case of replacement of an existing management agreement, the monthly deposit to the FF&E reserve will be reduced to 4.0% of the preceding month’s gross revenues. Additionally, as a condition to the borrower exercising its early termination right of the Westin Hotel Management LP Agreement, (i) the borrower will be required to make a $1.5 million deposit into the early management termination reserve account and (ii) a $225,500 deposit into the PIP reserve account on account of anticipated rebranding expenses. Furthermore, upon the expiration of the Westin Hotel Management LP Agreement, the borrower will be required to deposit: (i) $1.5 million into the management agreement expiration reserve account and (ii) the amount by which the estimated costs to perform any PIP plan required exceeds the amounts then on deposit in the PIP reserve account.

Loan No. 16 – La Gran Plaza – The borrower will make monthly deposits of $17,177 ($0.20 PSF annually) into the replacement reserve. At the end of years four and eight of the loan term, the borrower covenants to provide evidence of completing capital expenditures at the property in a total amount of no less than $0.80 PSF for the immediately preceding four year period. To the extent the borrower has spent less than $0.80 PSF, then a springing reserve will be required equal to one-twenty-fourth of the difference between $0.80 PSF and the actual capital expenditures spent for the preceding four year period, which will be collected over the succeeding two years of the loan.

Loan No. 19 – Midway Shopping Center – On and after the October 2015 payment date the borrower shall deposit $112,525 into a tax reserve account.

Loan No. 27 – FogCatcher Inn Pacifica – the borrower shall make monthly deposits in an amount equal to 4.0% of prior month’s rents from and after the date hereof up to and including the monthly payment date occurring in July 2020; and 5.0% of prior month’s rent from and after August 2020.

Loan No. 28 – Cottage Inn by the Sea Pacifica – the borrower shall make monthly deposits in an amount equal to 4.0% of prior month’s rents from and after the date hereof up to and including the monthly payment date occurring in July 2020; and 5.0% of prior month’s rent from and after August 2020.

Loan No. 29 – Fireside Inn on Moonstone Beach Pacifica – the borrower shall make monthly deposits in an amount equal to 4.0% of prior month’s rents from and after the date hereof up to and including the monthly payment date occurring in July 2020; and 5.0% of prior month’s rent from and after August 2020.

Loan No. 35 – Corpus Christi Portfolio – At origination, a seasonality reserve of $45,000 was collected. If funds are disbursed from the seasonality reserve, then borrower will be required to deposit the lesser of (i) $15,000 and (ii) available cash flow after debt service and reserve and all other payments due under the loan until the seasonality reserve cap is reached (initially $45,000).

Loan No. 49 – Weyhill Building–The borrower will make monthly deposits of $84,840 ($1.20 PSF annually) into a TI/LC reserve account for the first year of the loan at which point monthly reserves will reduce to $59,868 ($0.85 PSF annually).

Loan No. 51 – Addison House – A cash sweep into the TI/LC reserve account will commence upon the Addison House Tenant (i) failing to exercise an option to extend the its lease agreement prior to the earlier of (1) the date which is twenty-four months prior to the maturity date, and (2) the expiration of the period in which it maintains the right to extend the Addison House lease as set forth therein, under terms and conditions consistent with the Addison House lease or as otherwise approved by the lender, in its discretion, (ii) becoming subject to any bankruptcy action, ceasing operations, vacating its leased premises, giving

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notice or otherwise indicating any intention that it is terminating or canceling the Addison House lease agreement, or (iii) going dark.

Loan No. 59 – Garden of the Gods RV Park – At origination a seasonality reserve of $115,000 was collected. If funds are disbursed from the seasonality reserve, then borrower will be required to deposit $115,000 until the seasonality reserve cap is reached (initially $115,000).

Loan No. 73 – Sprint Oviedo – A cash sweep into the TI/LC reserve account will commence upon either major tenant SprintCom, Inc. or SOS Furniture Company, Inc. (doing business as Mattress One) (1) ceasing operations within its space; (2) giving notice of its intention to terminate, vacate, or otherwise cease operations in its space, (3) becoming subject to any bankruptcy action; (4) going dark; (5) failing to pay its rent and other charges due and payable under the applicable lease within thirty days of its due date; (6) failing to exercise an option to extend its respective lease agreement prior to the earlier of (i) the date which is twelve months prior to the expiration of its lease and (ii) the expiration of the period in which it maintains the right to extend the respective lease agreement as set forth therein, under terms and conditions consistent with the respective lease agreement or as otherwise approved by the lender, in its discretion.

(31)	Loan No. 3 – Heartland Industrial Portfolio – the borrower shall make monthly deposits in a rollover reserve subaccount reserve in an amount equal to $27,905. Upon the rollover reserve subaccount balance falling below $1.5 million, the monthly deposit will increase to $139,527.

Loan No. 24 – Siemens Buffalo Grove – the borrower shall make monthly deposits in a rollover reserve subaccount reserve in an amount equal to $4,952. At any time that the credit rating of Siemens AG is equal to or less than “BBB” or the equivalent, the monthly deposit will increase to $9,904.

Loan No. 45 – Grandview Center – the borrower shall make monthly deposits in a rollover reserve subaccount reserve in an amount equal to $14,962 on each monthly payment date until July 6, 2016. After July 6, 2016, the monthly deposit will decrease to $4,962.

(32)	Loan No. 7 – 40 Wall Street – In lieu of monthly deposits into the insurance, replacement, TI/LC and ground rent reserve accounts, the sponsor has provided a personal guaranty which is capped at $26,000,000 (except with respect to lease termination payments, ground lease payments and insurance premiums, none of which are subject to the cap).

Loan No. 25 – Sheraton Suites Akron – the borrower has an option to deliver cash or a letter of credit for 130% of the amount necessary to complete the outstanding PIP work as of October 1, 2016.

(33)	Loan No. 65 – Merced Estates MHC – Phase I engineer recommended that a Phase II report be completed for the Merced Estates MHC Mortgage Property, because of its historical use of the as a former fruit and nut orchard from at least 1918 to 1968. The engineer concluded that no further work was required.

(34)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
5	Equinox West LA	$66,400,000	4.8%	$2,000,000	Yes	7/14/2028
45	Grandview Center	$6,420,000	0.5%	$3,000,000	Yes	6/5/2028

(35)	Loan No. 37 – Bemidji Multifamily – The addresses for the Bemidji Multifamily Mortgage Property are 322 26th Street Northwest, 414 26th Street Northwest, 724 26th Street Northwest, 2427 Irvine Avenue Northwest, 2429 Irvine Avenue Northwest, 5306 Irvine Avenue Northwest, 5308 Irvine Avenue Northwest, 2424 Park Avenue Northwest, 2426 Park Avenue Northwest, 2522 Park Avenue Northwest, 2524 Park Avenue Northwest, 610 Patriot Drive Northwest, 616 Patriot Drive Northwest, 633 Patriot Drive Northwest, 638 Patriot Drive Northwest, 672 Patriot Drive Northwest, 675 Patriot Drive Northwest, 704 Patriot Drive Northwest, and 707 Patriot Drive Northwest.

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(36)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield
1	Lakewood Center	$119,365,623	$119,365,623	$238,731,246	2.14x	37.9%	14.8%
2	Eden Roc	$95,000,000	$95,000,000	$190,000,000	2.34x	44.2%	12.0%
3	Heartland Industrial Portfolio	$95,000,000	$155,000,000	$250,000,000	1.36X	74.4%	8.6%
7	40 Wall Street	$59,883,649	$99,806,081	$159,689,730	2.10x	29.6%	14.0%
16	La Gran Plaza	$25,898,101	$49,804,040	$75,702,141	1.73x	64.9%	11.2%

(37)	Split Loan Summary

Loan No.	Mortgage Loan	A-Note Cut-off Date Balance	B-Note Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance(1)	Pooled Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Pooled Trust Cut-off Date LTV	Total Mortgage Debt Cut- off Date LTV Ratio	Pooled Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
1	Lakewood Center	$119,365,623	$170,000,000	$408,731,246	2.14x	1.56x	37.9%	64.9%	14.8%	8.7%

(1)	Total mortgage debt includes additional pari passu debt

(38)	Summary of Existing Mezzanine Debt

Loan No. 26 – Las Palmas Village – The parent of the related borrower provided a $6,600,000 unsecured loan to the borrower in order to finance the acquisition of the Mortgaged Property. The unsecured loan is subject to a subordination and standstill agreement with the lender. The parent of the borrower is not permitted to enforce any remedies until 366 days after the date the related Mortgage Loan is paid in full.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
11	McMullen Portfolio	$32,100,000	2.3%	$4,280,000	12.000%	7/6/2025	Yes	85.0%	1.12x	9.0%

(39)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut- off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
10	Bunker Hill Village and Valley Forge Village MHC	$37,650,000	2.7%	Yes	1.40x	75.0%	NAP
16	La Gran Plaza	$25,898,101	1.9%	Yes	1.45x	70.0%	NAP
21	East Hampton Village	$21,360,000	1.5%	Yes	1.40x	75.0%	NAP
27	FogCatcher Inn Pacifica	$16,325,000	1.2%	Yes	1.75x	62.5%	12.0%
28	Cottage Inn by the Sea Pacifica	$15,250,000	1.1%	Yes	1.75x	62.5%	12.0%
29	Fireside Inn on Moonstone Beach Pacifica	$12,250,000	0.9%	Yes	1.75x	62.5%	12.0%
30	Anaheim Hills Business Center	$10,800,000	0.8%	Yes	1.39x	56.0%	8.1%
40	Grand Rapids - 4147 Eastern Ave	$7,125,000	0.5%	Yes	1.30x	85.0%	NAP
42	Cedar Brook Business Park	$6,910,000	0.5%	Yes	1.38x	49.7%	8.0%
44	Haier America HQ	$6,565,000	0.5%	Yes	1.20x	85.0%	NAP
53	Grand Rapids - 5010 52nd St SE	$4,850,000	0.3%	Yes	1.30x	85.0%	NAP
76	Dollar General - Canyon Lake	$897,000	0.1%	Yes	1.20x	85.0%	NAP
77	Dollar General – Pleasanton	$855,400	0.1%	Yes	1.20x	85.0%	NAP
78	Dollar General - Peoria (West)	$845,000	0.1%	Yes	1.20x	85.0%	NAP
79	Dollar General – Bridgeport	$812,500	0.1%	Yes	1.20x	85.0%	NAP

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Loan No.	Mortgage Loan	Mortgage Loan Cut- off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
80	Dollar General – Tremont	$780,000	0.1%	Yes	1.20x	85.0%	NAP
81	Dollar General – Wheeler	$708,500	0.1%	Yes	1.20x	85.0%	NAP

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Range of Cut-off Date Balances(1)(2)(3)(4)

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
$708,500 - $7,499,999	42	$157,091,552	11.3%	4.6793%	117	1.57x	65.5%	55.5%
$7,500,000 - $14,999,999	11	$106,343,735	7.7%	4.5171%	109	1.81x	66.8%	59.7%
$15,000,000 - $24,999,999	11	$218,950,904	15.8%	4.5453%	118	1.79x	67.7%	58.6%
$25,000,000 - $49,999,999	9	$275,798,101	19.9%	4.4099%	119	1.65x	63.3%	55.8%
$50,000,000 - $74,999,999	5	$320,605,388	23.1%	4.4681%	119	1.63x	62.0%	54.1%
$75,000,000 - $119,365,623	3	$309,365,623	22.3%	3.9792%	123	1.96x	51.0%	43.3%
Total/Weighted Average	81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Type of Mortgaged Properties(1)(2)(3)(4)(6)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads or NRA	Cut-off Date Balance per # of Units, Rooms, Pads or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
Retail	24	$339,305,822	24.4%	3,417,051	$288	4.1585%	122	96.1%	1.77x	56.7%	46.8%
Anchored(7)	18	$313,938,452	22.6%	3,248,450	$297	4.1285%	122	96.1%	1.78x	56.5%	46.6%
Unanchored	6	$25,367,370	1.8%	168,601	$184	4.5295%	118	95.7%	1.66x	59.4%	49.2%
Hospitality	11	$273,810,031	19.7%	1,844	$231,966	4.5116%	117	76.6%	2.14x	57.7%	51.7%
Full Service	4	$202,032,493	14.6%	1,281	$251,472	4.4898%	119	77.5%	2.05x	55.7%	49.2%
Limited Service	4	$48,988,433	3.5%	252	$224,848	4.6220%	118	73.9%	2.37x	62.3%	59.8%
Extended Stay	2	$12,289,106	0.9%	174	$72,378	4.6027%	117	76.9%	1.87x	67.9%	51.1%
Select Service	1	$10,500,000	0.8%	137	$76,642	4.3100%	58	71.7%	3.14x	63.3%	63.3%
Office	33	$266,210,575	19.2%	3,030,210	$155	4.4672%	119	95.6%	1.70x	58.1%	50.3%
Suburban	27	$157,243,086	11.3%	1,358,641	$163	4.8245%	119	96.4%	1.39x	68.7%	61.0%
CBD	5	$101,967,489	7.3%	1,624,138	$143	3.9192%	119	94.8%	2.18x	41.4%	33.5%
Medical	1	$7,000,000	0.5%	47,431	$148	4.4220%	119	89.1%	1.65x	61.9%	52.8%
Industrial	26	$154,879,828	11.2%	7,586,147	$52	4.4373%	119	94.5%	1.39x	73.0%	66.5%
Mixed Use	5	$134,829,841	9.7%	1,630,768	$24,217	4.1913%	119	75.9%	1.98x	63.4%	53.8%
Office/Parking	1	$62,321,740	4.5%	290,501	$215	4.2700%	119	60.3%	1.53x	74.9%	60.2%
Office/Retail	2	$55,898,101	4.0%	1,209,771	$124	4.0565%	118	88.9%	2.62x	51.5%	45.7%
Multifamily/Retail	1	$9,700,000	0.7%	29	$334,483	4.5200%	119	96.7%	1.24x	68.3%	62.5%
Office/Retail/Warehouse	1	$6,910,000	0.5%	130,467	$53	4.1100%	117	82.6%	1.92x	49.7%	49.7%
Multifamily	18	$131,499,376	9.5%	2,334	$64,230	4.6323%	119	94.6%	1.34x	66.8%	57.4%
Manufactured Housing Community	7	$77,403,763	5.6%	1,209	$85,079	4.4577%	115	95.4%	1.33x	71.9%	64.5%
Self Storage	4	$10,216,067	0.7%	209,817	$56	4.7325%	119	87.0%	1.43x	62.1%	52.0%
Total/Weighted Average	128	$1,388,155,304	100.0%			4.3874%	119	89.8%	1.74x	61.5%	53.3%

A-2-1

Mortgaged Properties by State and/or Location(1)(2)(3)(4)(6)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
California	13	$360,591,610	26.0%	4.0881%	123	2.01x	51.6%	44.7%
Southern(8)	9	$282,300,623	20.3%	4.0095%	124	2.18x	50.4%	43.5%
Northern(8)	4	$78,290,987	5.6%	4.3714%	119	1.43x	55.9%	48.8%
Florida	14	$158,618,780	11.4%	4.4632%	116	2.00x	53.4%	49.7%
New York	5	$131,033,347	9.4%	4.0711%	119	1.65x	52.2%	44.8%
New York City	2	$69,583,649	5.0%	3.7842%	119	1.98x	35.0%	26.9%
Remaining New York State	3	$61,449,698	4.4%	4.3960%	119	1.28x	71.6%	65.0%
Colorado	6	$121,617,667	8.8%	4.7943%	119	1.48x	64.4%	57.0%
Texas	12	$110,017,937	7.9%	4.5590%	118	1.45x	68.8%	56.9%
Pennsylvania	1	$62,321,740	4.5%	4.2700%	119	1.53x	74.9%	60.2%
Michigan	13	$59,637,485	4.3%	4.6634%	119	1.45x	74.1%	65.1%
Oregon	1	$58,500,000	4.2%	4.7800%	120	1.69x	70.0%	57.1%
Kentucky	10	$56,923,132	4.1%	4.4300%	119	1.98x	65.9%	61.1%
Tennessee	19	$41,509,156	3.0%	4.6447%	119	1.45x	72.8%	62.6%
Minnesota	2	$32,136,346	2.3%	4.4694%	119	1.51x	71.8%	58.1%
Indiana	7	$28,297,163	2.0%	4.3060%	119	1.36x	74.4%	69.3%
Illinois	5	$27,400,833	2.0%	4.7637%	119	1.37x	73.8%	63.6%
Ohio	3	$25,758,512	1.9%	4.1699%	118	1.92x	60.5%	47.5%
Nevada	3	$24,258,346	1.7%	4.6237%	119	1.42x	74.2%	60.4%
Virginia	2	$19,600,000	1.4%	4.5280%	70	2.30x	67.9%	65.1%
North Carolina	3	$13,668,188	1.0%	4.3106%	119	1.46x	71.5%	63.9%
South Carolina	1	$11,664,248	0.8%	4.3060%	119	1.36x	74.4%	69.3%
Arizona	2	$10,720,000	0.8%	4.4803%	118	1.89x	68.0%	60.5%
Missouri	2	$10,650,000	0.8%	4.5270%	118	1.29x	71.3%	64.0%
Mississippi	1	$8,019,344	0.6%	4.3800%	117	2.08x	69.7%	56.4%
New Jersey	1	$6,565,000	0.5%	5.4730%	119	1.49x	65.0%	65.0%
Wisconsin	1	$5,350,000	0.4%	4.5420%	119	1.38x	73.3%	62.7%
Alabama	1	$3,296,468	0.2%	4.9700%	119	1.47x	68.7%	56.5%
Total/Weighted Average	128	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Range of U/W NCF DSCRs(1)(2)(3)(4)

				Weighted Averages
Range of U/W NCF DSCRs	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
1.23x – 1.39x	23	$421,879,417	30.4%	4.5621%	118	1.31x	69.6%	62.5%
1.40x – 1.44x	6	$64,767,744	4.7%	4.6985%	119	1.42x	73.5%	62.5%
1.45x – 1.54x	15	$167,323,068	12.1%	4.6253%	119	1.50x	71.7%	58.3%
1.55x – 1.99x	24	$322,121,930	23.2%	4.5202%	119	1.68x	65.5%	57.9%
2.00x – 2.49x	8	$323,201,145	23.3%	3.8830%	123	2.20x	41.6%	32.6%
2.50x – 2.99x	3	$48,362,000	3.5%	4.4316%	118	2.76x	58.0%	58.0%
3.00x – 3.39x	2	$40,500,000	2.9%	4.0048%	103	3.33x	46.0%	46.0%
Total/Weighted Average	81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Range of Cut-off Date LTV Ratios(1)(2)(3)(4)(5)

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
29.6% – 54.9%	12	$410,054,340	29.5%	3.9557%	122	2.18x	42.1%	34.9%
55.0% – 59.9%	4	$38,258,832	2.8%	4.1978%	118	2.03x	56.2%	45.2%
60.0% – 64.9%	17	$241,111,805	17.4%	4.6326%	116	1.76x	63.8%	56.6%
65.0% – 69.9%	14	$128,067,485	9.2%	4.6693%	118	1.59x	68.6%	64.6%
70.0% – 74.9%	32	$531,437,841	38.3%	4.5351%	118	1.43x	73.0%	63.0%
75.0% – 75.0%	2	$39,225,000	2.8%	4.6579%	119	1.43x	75.0%	66.2%
Total/Weighted Average	81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

A-2-2

Range of LTV Ratios at Maturity or ARD(1)(2)(3)(4)

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
21.1% – 49.9%	16	$432,817,935	31.2%	3.9909%	122	2.10x	43.3%	34.6%
50.0% – 54.9%	8	$72,720,315	5.2%	4.3569%	118	2.02x	61.0%	52.5%
55.0% – 59.9%	19	$295,051,483	21.3%	4.6710%	119	1.57x	67.4%	57.8%
60.0% – 64.9%	22	$295,022,170	21.3%	4.5664%	117	1.63x	71.5%	62.1%
65.0% – 69.3%	16	$292,543,400	21.1%	4.5152%	117	1.41x	72.5%	67.9%
Total/Weighted Average	81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Range of Mortgage Rates(1)(2)(3)(4)

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
3.4320% – 4.4999%	28	$727,509,261	52.4%	4.0885%	120	1.93x	55.6%	47.5%
4.5000% – 4.7499%	26	$375,766,534	27.1%	4.5885%	119	1.59x	67.0%	60.2%
4.7500% – 5.4730%	27	$284,879,509	20.5%	4.8856%	117	1.46x	69.1%	59.3%
Total/Weighted Average	81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Range of Remaining Terms to Maturity or ARD in Months(1)(2)(3)(4)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
58 – 60	2	$15,120,000	1.1%	4.5216%	58	2.56x	66.0%	64.7%
83 – 84	1	$9,100,000	0.7%	4.7795%	83	1.33x	73.1%	67.2%
112 – 120	77	$1,244,569,681	89.7%	4.4746%	119	1.69x	63.6%	56.1%
130 – 130	1	$119,365,623	8.6%	3.4320%	130	2.14x	37.9%	22.0%
Total/Weighted Average	81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Range of Original Terms to Maturity or ARD in Months(1)(2)(3)(4)

				Weighted Averages
Range of Original Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD
60	2	$15,120,000	1.1%	4.5216%	58	2.56x	66.0%	64.7%
84	1	$9,100,000	0.7%	4.7795%	83	1.33x	73.1%	67.2%
120	77	$1,244,569,681	89.7%	4.4746%	119	1.69x	63.6%	56.1%
132	1	$119,365,623	8.6%	3.4320%	130	2.14x	37.9%	22.0%
Total/Weighted Average	81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Range of U/W NOI Debt Yields(1)(2)(3)(4)(5)

				Weighted Averages
Range of U/W NOI Debt Yields	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
7.5% – 7.9%	5	$172,910,000	12.5%	4.5216%	120	1.38x	66.9%	62.7%
8.0% – 8.9%	14	$286,664,909	20.7%	4.5909%	118	1.32x	70.8%	63.9%
9.0% – 9.9%	20	$180,798,733	13.0%	4.4727%	117	1.53x	68.6%	58.6%
10.0% – 12.4%	27	$424,529,263	30.6%	4.5521%	119	1.80x	63.2%	54.9%
12.5% – 14.9%	11	$288,144,869	20.8%	3.8259%	123	2.32x	42.5%	32.3%
15.0% – 16.8%	4	$35,107,530	2.5%	4.2441%	100	2.48x	57.5%	46.8%
Total/Weighted Average	81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

A-2-3

FOOTNOTES TO ANNEX A-2

1)	In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the DSCR was calculated using Annual Debt Service equal to the first twelve (12) monthly payments of principal and interest payable during the amortization period. In the case of any cross-collateralized and cross-defaulted Mortgage Loans, DSCR, Cutoff Date LTV Ratio, LTV Ratio at Maturity or ARD and NOI Debt Yield are calculated on an aggregate basis. In the case of the Lakewood Center Mortgage Loan, which amortizes on a nonstandard amortization schedule attached to this prospectus supplement as Annex H, the DSCR was calculated using Annual Debt Service equal to the first twelve (12) amortizing payments.

2)	With respect to the Lakewood Center Mortgage Loan, Eden Roc Mortgage Loan, Heartland Industrial Portfolio Mortgage Loan, 40 Wall Street Mortgage Loan and La Gran Plaza Mortgage Loan, the loan-to-value ratios, debt yields, debt service coverage ratios and Cut-off Date Balance per number of Units, Pads, Rooms or NRA calculations include all related pari passu companion loans.

3)	For the ARD Loans, the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD and LTV Ratio at Maturity or ARD are through or as of, as applicable, the related Anticipated Repayment Date.

4)	With respect to 1 Mortgage Loan, representing 6.8% of the initial outstanding principal balance, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD have in certain cases been calculated based on the “portfolio appraised value”, which reflects a premium attributed to the aggregate value of the portfolio as a whole. In the case of 2 mortgaged properties which are part of a portfolio of mortgaged properties that secure the McMullen Portfolio mortgage loan, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD have been calculated based on the “as complete” value for the related mortgaged properties. For additional information, see the Footnotes to Annex A-1.

5)	With respect to 1 Mortgage Loan, representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio and debt yield has been calculated based on the loan amount net of an earnout reserve. For additional information, see the Footnotes to Annex A-1.

6)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

7)	Includes anchored, single tenant, shadow anchored, and outlet center properties

8)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-4

ANNEX A-3

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance ($)	Period	Balance ($)	Period	Balance ($)

Initial Balance	107,950,000.00	39	107,950,000.00	78	71,563,346.08
1	107,950,000.00	40	107,950,000.00	79	69,260,765.52
2	107,950,000.00	41	107,950,000.00	80	67,333,857.84
3	107,950,000.00	42	107,950,000.00	81	65,240,669.86
4	107,950,000.00	43	107,950,000.00	82	63,312,252.02
5	107,950,000.00	44	107,950,000.00	83	61,250,824.72
6	107,950,000.00	45	107,950,000.00	84	59,307,807.97
7	107,950,000.00	46	107,950,000.00	85	57,357,687.82
8	107,950,000.00	47	107,950,000.00	86	55,275,180.31
9	107,950,000.00	48	107,950,000.00	87	53,310,302.41
10	107,950,000.00	49	107,950,000.00	88	51,213,460.17
11	107,950,000.00	50	107,950,000.00	89	49,233,716.46
12	107,950,000.00	51	107,950,000.00	90	47,246,732.97
13	107,950,000.00	52	107,950,000.00	91	44,880,290.67
14	107,950,000.00	53	107,950,000.00	92	42,877,344.82
15	107,950,000.00	54	107,950,000.00	93	40,743,525.70
16	107,950,000.00	55	107,950,000.00	94	38,725,435.14
17	107,950,000.00	56	107,950,000.00	95	36,576,905.39
18	107,950,000.00	57	107,950,000.00	96	34,543,559.18
19	107,950,000.00	58	107,950,000.00	97	32,502,773.98
20	107,950,000.00	59	106,378,733.06	98	30,332,200.09
21	107,950,000.00	60	104,711,573.28	99	28,275,993.04
22	107,950,000.00	61	103,032,580.43	100	26,090,439.33
23	107,950,000.00	62	101,227,062.76	101	24,018,697.45
24	107,950,000.00	63	99,535,335.78	102	21,939,373.90
25	107,950,000.00	64	97,717,449.01	103	19,610,291.98
26	107,950,000.00	65	96,012,894.69	104	17,514,808.02
27	107,950,000.00	66	94,302,116.89	105	15,291,103.08
28	107,950,000.00	67	92,226,991.17	106	13,179,796.45
29	107,950,000.00	68	90,502,345.73	107	10,940,722.32
30	107,950,000.00	69	88,652,484.00	108	8,813,477.05
31	107,950,000.00	70	86,914,770.08	109	6,678,443.76
32	107,950,000.00	71	85,052,214.46	110	4,416,323.01
33	107,950,000.00	72	83,183,128.46	111	2,265,177.22
34	107,950,000.00	73	81,307,208.52	112 and after	0.00
35	107,950,000.00	74	79,295,232.90
36	107,950,000.00	75	77,405,082.06
37	107,950,000.00	76	75,379,283.43
38	107,950,000.00	77	73,474,797.46

A-3-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

B-2

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	The Macerich Partnership, L.P.
Borrower:	Macerich Lakewood LP; New Lake LLC
Original Balance(1):	$120,000,000
Cut-off Date Balance:	$119,365,623
% by Initial UPB:	8.6%
Interest Rate:	3.4320%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2026
Amortization(2):	256 months
Additional Debt(1):	$120,000,000 Pari Passu Debt; $170,000,000 Subordinate Secured Debt
Call Protection:	L(26), DorYM1(101), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(4)
	Senior Notes	Total Debt
Cut-off Date Balance / Sq. Ft.:	$115	$197
Balloon Balance / Sq. Ft.:	$87	$148
Cut-off Date LTV:	37.9%	64.9%
Balloon LTV:	22.0%	48.9%
Underwritten NOI DSCR(5):	2.22x	1.62x
Underwritten NCF DSCR(5):	2.14x	1.56x
Underwritten NOI Debt Yield:	14.8%	8.7%
Underwritten NCF Debt Yield:	14.3%	8.3%
Underwritten NOI Debt Yield at Balloon:	25.5%	11.5%
Underwritten NCF Debt Yield at Balloon:	24.6%	11.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Lakewood, CA
Year Built / Renovated:	1951 / 1978, 1996, 2012
Total Sq. Ft.:	2,074,270
Property Management:	Macerich Property Management Company, LLC
Underwritten NOI:	$35,403,071
Underwritten NCF:	$34,111,105
Appraised Value:	$630,000,000
Appraisal Date:	May 1, 2015

Historical NOI
Most Recent NOI:	$33,982,874 (T-12 March 31, 2015)
2014 NOI:	$32,823,457 (December 31, 2014)
2013 NOI:	$31,107,880 (December 31, 2013)
2012 NOI:	$29,308,397 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	97.8% (May 8, 2015)
2014 Occupancy:	98.7% (December 31, 2014)
2013 Occupancy:	98.8% (December 31, 2013)
2012 Occupancy:	96.9% (December 31, 2012)
(1)	The Original Balance of $120.0 million represents the senior non-controlling Note A-1 which, together with a senior pari passu Note A-2 with an original principal balance of $120.0 million and two subordinate notes, evidenced by Note B-1 and Note B-2, with an aggregate original principal balance of $170.0 million, comprises the Lakewood Center Loan Combination with an aggregate original principal balance of $410.0 million. For additional information regarding the pari passu companion loan and subordinate companion loans, see “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	The Lakewood Center Loan Combination amortizes on a 360-month amortization schedule. However, payments of principal are directed first to the Note A-1 and Note A-2, on a pro rata basis, until the outstanding principal balance on Note A-1 and Note A-2 are reduced to zero, yielding an effective 256-month amortization schedule for Note A-1 and Note A-2. For a schedule of principal and interest payments see Annex H to this Prospectus Supplement.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate original principal balance of $240.0 million of the Lakewood Center Loan and the Lakewood Center Pari Passu Companion Loan.

(5)	Calculated using the annual debt service payment that is equal to the first 12 amortizing payments. For a schedule of principal and interest payments see Annex H to this Prospectus Supplement.

B-3

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft. (2)	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF(2)	Total Sales (000s)(3)(4)	Sales PSF(3)(4)	Occupancy Cost (% of Sales)(3)(4)(5)

Anchors
Macy’s	BBB+/Baa2/BBB+	362,852	17.5%	6/30/2020	$0.21	$42,678	$118	1.0%
Costco(6)	A+/A1/A+	166,718	8.0%	2/25/2029	$5.55	$125,000	$750	1.1%
JCPenney	CCC/Caa1/CCC+	162,690	7.8%	1/31/2017	$0.37	$23,299	$143	1.2%
Target	A-/A2/A	160,058	7.7%	1/31/2025	$1.66	$49,084	$307	1.1%
The Home Depot	A/A2/A	133,029	6.4%	1/31/2021	$7.00	$48,347	$363	2.4%
Forever 21	NR/NR/NR	80,688	3.9%	1/31/2022	$14.90	$9,417	$117	14.9%
Total Anchor Tenants		1,066,035	51.4%		$3.25	$297,824	$279	1.8%

Major Tenants (>25,000 sq. ft.)
Pacific Theatres(7)	NR/NR/NR	90,944	4.4%	2/28/2023	$6.64	$7,699	$481,189	14.1%
Albertsons	NR/NR/B	50,000	2.4%	4/30/2026	$10.20	$19,730	$395	3.5%
24 Hour Fitness	NR/NR/B	45,000	2.2%	12/31/2027	$23.50	NAP	NAP	NAP
Best Buy(6)	BB/Baa2/BB	45,000	2.2%	1/31/2019	$21.30	$56,000	$1,244	1.9%
Round 1 Bowling & Amusement	NR/NR/NR	42,802	2.1%	7/31/2023	$12.45	$4,676	$109	17.2%
Sports Authority	NR/NR/NR	42,481	2.0%	1/31/2022	$12.60	NAP	NAP	NAP
Nordstrom Rack	BBB+/Baa1/A-	33,244	1.6%	10/31/2020	$28.00	NAP	NAP	NAP
Bed Bath & Beyond	NR/Baa1/A-	26,046	1.3%	1/31/2018	$13.00	$7,085	$272	7.9%
Total Major Tenants(8)		375,517	18.1%		$14.56	$95,190	$534	3.6%

In-line Tenants(9)		275,923	13.3%		$36.73	$97,590	$468	13.6%
Food Court / Restaurant		29,807	1.4%		$45.97	$13,115	$550	12.3%
Out Parcel		239,385	11.5%		$31.05	$66,327	$424	8.9%
Kiosk(4)		3,078	0.1%		$390.23	NAP	NAP	NAP
Specialty Leasing(4)(10)		39,813	1.9%		NAP	NAP	NAP	NAP
Total Occupied		2,029,558	97.8%

Vacant		44,712	2.2%
Total Sq. Ft.		2,074,270	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Total sq. ft. and Base Rent PSF are based on the May 8, 2015 rent roll.

(3)	All sales information presented herein with respect to the Lakewood Center Property is based upon information provided by the borrower; in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales. Further, because tenant sales information is self-reported, such information was not independently verified by the borrower.

(4)	TTM March 2015 Sales, TTM March 2015 Sales PSF and TTM March 2015 Occupancy Cost ratios represent tenants that have reported a full 12 months of sales and are in occupancy per the May 8, 2015 rent roll. For the purpose of this chart, sales figures for Specialty Leasing and Kiosk tenants have been excluded.

(5)	TTM March 2015 Occupancy Cost is based on the gross rent of each tenant including U/W Base Rent and expense reimbursements.

(6)	Sales figures for Costco and Best Buy are estimated based upon information provided to the borrower by the tenant.

(7)	TTM March 2015 Sales PSF for Pacific Theatres represents sales per screen based on 16 screens. Pacific Theatres has TTM March 2015 Sales PSF of $85.

(8)	TTM March 2015 Sales PSF and TTM March 2015 Occupancy Cost for Total Major Tenants excludes Pacific Theatres.

(9)	In-line Tenants include tenants that are less than 10,000 sq. ft. (excluding Food Court / Restaurant tenants, Out Parcel, Kiosk and Specialty Leasing tenants), as well as Victoria’s Secret (11,830 sq. ft.).

(10)	Specialty Leasing represents tenants with short-term lease or license agreements with a duration that is typically 12 months or less.

B-4

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
Other(2)	34	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Specialty(3)	21	39,813	1.9%	39,813	1.9%	$0.00	0.0%	0.0%
2015	12	39,968	1.9%	79,781	3.8%	$32.93	4.5%	4.5%
2016	24	60,764	2.9%	140,545	6.8%	$36.79	7.7%	12.2%
2017	27	259,908	12.5%	400,453	19.3%	$14.28	12.8%	25.0%
2018	18	91,510	4.4%	491,963	23.7%	$29.03	9.1%	34.1%
2019	10	58,015	2.8%	549,978	26.5%	$29.09	5.8%	39.9%
2020	11	419,588	20.2%	969,566	46.7%	$5.01	7.2%	47.2%
2021	11	172,333	8.3%	1,141,899	55.1%	$13.74	8.1%	55.3%
2022	11	147,726	7.1%	1,289,625	62.2%	$19.13	9.7%	65.0%
2023	18	201,975	9.7%	1,491,600	71.9%	$17.27	12.0%	77.0%
2024	13	56,827	2.7%	1,548,427	74.6%	$39.48	7.7%	84.7%
2025	9	182,282	8.8%	1,730,709	83.4%	$5.05	3.2%	87.9%
Thereafter	10	298,849	14.4%	2,029,558	97.8%	$11.76	12.1%	100.0%
Vacant	NAP	44,712	2.2%	2,074,270	100.0%	NAP	NAP
Total / Wtd. Avg.	229	2,074,270	100.0%			$14.32	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

(2)	Other tenants include temporary tenants, ATM, mall media and any other tenants that were not included in the underwritten square footage.

(3)	Specialty tenants represent kiosks and other tenants with short-term leases or license agreements with a duration that is typically 12 months or less. Rent for the specialty tenants was not included in underwritten base rent but has been underwritten with other income.

The Loan. The Lakewood Center loan (the “Lakewood Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 2,074,270 sq. ft super regional mall located at 500 Lakewood Center in Lakewood, California (the “Lakewood Center Property”) The Lakewood Center Loan is evidenced by the senior non-controlling Note A-1 with an original principle balance of $120.0 million and, together with a senior pari passu Note A-2 with an original principal balance of $120.0 million (the “Lakewood Center Pari Passu Companion Loan”) and two subordinate notes, evidenced by Note B-1 and Note B-2, with an aggregate original principal balance of $170.0 million (the “Lakewood Center Subordinate Companion Loans and, together with the Lakewood Center Pari Passu Companion Loan, the “Lakewood Center Companion Loans”), comprises the “Lakewood Center Loan Combination”. Only the Lakewood Center Loan will be included in the COMM 2015-CCRE24 mortgage trust. The Lakewood Center Companion Loans were included in the DBWF 2015-LCM transaction.

The relationship between the holders of the Lakewood Center Loan and the Lakewood Center Companion Loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations—Lakewood Center” in the Prospectus Supplement.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$120,000,000	$119,365,623	COMM 2015-CCRE24	No
Note A-2	$120,000,000	$119,365,623	DBWF 2015-LCM	No
B Notes	$170,000,000	$170,000,000	DBWF 2015-LCM	Yes
Total Debt	$410,000,000	$408,731,246

The Lakewood Center Loan Combination has an eleven-year term and amortizes on a 30-year schedule. The Lakewood Center Loan accrues interest at a fixed rate equal to 3.4320% per annum and has a cut-off date balance of approximately $119.4 million. The Lakewood Center Loan Combination proceeds were used to refinance existing debt of approximately $250.0 million, pay closing costs of approximately $2.2 million and return equity to the sponsor of approximately $157.8 million. Based on the appraised value of $630.0 million as of May 1, 2015, the cut-off date LTV is 37.9%. Previous financing on the property consisted of a $250.0 million first mortgage that was bifurcated into a $218.0 million senior note which was included in the COMM 2005-C6 transaction and a $32.0 million junior note which was sold separately.

B-5

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Combination	$410,000,000	100.0%	Previous Debt	$250,000,000	70.0%

			Closing Costs	$2,202,295	0.5%

			Return on Equity	$157,797,705	38.5%

Total Sources	$410,000,000	100.0%	Total Uses	$410,000,000	100.0%

The Borrower / Sponsor. The borrowers are Macerich Lakewood LP, a Delaware limited partnership, and New Lake LLC, a Delaware limited liability company, each structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrowers and the recourse carve-out guarantor is The Macerich Partnership, L.P. (“Macerich”).

Macerich (NYSE: MAC) is a self-administered and self-managed real estate investment trust focused on acquiring, owning, developing, redeveloping, managing, and leasing regional malls and community shopping centers throughout the United States. Macerich owns or has ownership interest in 51 regional shopping centers and eight community/power shopping centers aggregating to approximately 55 million sq. ft. of gross leasable area. As of March 31, 2015, the company’s regional shopping centers had average inline sales PSF of $607 and inline sales PSF across the portfolio have increased year over year.

The Property. The Lakewood Center Property is located approximately 20 miles southeast of downtown Los Angeles and consists of an approximately 2.1 million total sq. ft., super-regional mall that features over 200 tenants across approximately 146 acres in Lakewood, California. The Lakewood Center Property is anchored by Macy’s, Costco, JCPenney, Target, The Home Depot and Forever 21. The Lakewood Center Property also features a 16-screen stadium-seating Pacific Theatres movie theater, and other major tenants include 24 Hour Fitness, Albertsons, Bed Bath & Beyond, Best Buy and Sports Authority.

The Lakewood Center Property was built in 1951 as an open-air center with 18 stores and by the mid 1950s expanded to 74 stores encompassing approximately 750,000 sq. ft. By the mid-1960s, the development of the out parcel stores began, adding another approximately 500,000 sq. ft. The property was subsequently expanded and enclosed in 1977, renovated in 1996 and expanded multiple times through 2012. Macerich acquired its initial interest in the Lakewood Center Property in 1975 as its first regional mall investment. In November 2014, Macerich acquired the remaining 49% ownership interest in the property as part of the purchase of two separate joint ventures which together owned five centers, for total consideration of approximately $1.8 billion.

As of May 8, 2015, the Lakewood Center Property was 97.8% leased by approximately 221 tenants (95.6% excluding anchor tenants). Year-end 2014 sales for the property totaled approximately $600 million, up from approximately $576 million in 2013 and approximately $555 million in 2012. Based on tenants that have been open for 12 months or more, and excluding arcades, non-retail stores and tenants greater than 10,000 square feet, sales have risen steadily year over year, with 2010 to 2014 year-end sales per square foot of $377, $398, $412, $430 and $431, respectively. The subsequent chart represents historical sales PSF at the Lakewood Center Property.

Historical Sales PSF(1)
					T-12 March 2015		2014 National Average(2)
	2011 PSF	2012 PSF	2013 PSF	2014 PSF	Sales PSF	Total Sales (000’s)	Sales PSF	Sales Per Store (000’s)
Macy’s	$114	$115	$117	$117	$118	$42,678	$169	$30,259
Costco(3)	$750	$750	$750	$750	$750	$125,000	$1,118	$160,168
JCPenney	$179	$139	$132	$132	$143	$23,299	$97	$9,831
Target	$284	$293	$304	$307	$307	$49,084	$291	$38,859
The Home Depot	$316	$328	$355	$357	$363	$48,347	$325	$33,764
Forever 21(4)	$143	$127	$122	$116	$117	$9,417	NAP	NAP
Pacific Theatres(5)	$348,342	$389,010	$435,620	$452,768	$481,189	$7,699	NAP	NAP
In-line Tenants(6)	$384	$394	$410	$444	$468	$97,590	NAP	NAP

(1)	All sales information presented herein with respect to the property is based upon information provided by the borrower; in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales. Further, because tenant sales information is self-reported, such information was not independently verified by the borrower.

(2)	2014 National Average information is based on the most recent sales information provided by a retail sales research report and is as of T-12 February 2014.

(3)	Costco sales are estimated based upon information provided to the borrower by the tenant.

(4)	Forever 21 does not report national sales averages.

(5)	Sales for Pacific Theatres represent sales per screen based on 16 screens. Pacific Theatres does not report national average sales.

(6)	In-line Tenant sales calculations only represent tenants that are in occupancy as of the May 8, 2015 rent roll and have reported 12 months of sales. This includes tenants that are less than 10,000 sq. ft. (excluding Food Court / Restaurant tenants, Out Parcel, Kiosk and Specialty Leasing tenants), as well as Victoria’s Secret (11,830 sq. ft.).

B-6

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Environmental Matters. The Phase I environmental report dated May 8, 2015 recommended no further action at the Lakewood Center Property.

The Market. The Lakewood Center Property is located approximately 20 miles southeast of downtown Los Angeles and is adjacent to the coastal city of Long Beach within the Mid-Cities submarket. The Mid-Cities submarket consists of four mall properties totaling approximately 4.6 million sq. ft. and seven power center properties totaling approximately 2.5 million sq. ft. Situated in a dense trade area in close proximity of four major freeway systems, the property serves as the community’s retail center and is bordered by two major roadways, Lakewood Boulevard and Del Amo Boulevards.

The Q4 2014 vacancy and average rent in the Los Angeles retail market were 4.7% and $25.15 PSF, respectively. Furthermore, net absorption was positive at 627,255 sq. ft. and a total of 11 new retail buildings comprising 197,367 sq. ft. of retail space were delivered to the market over the quarter. The Q4 2014 vacancy and average rental rate for the Mid-Cities submarket were 4.5% and $24.00 PSF, respectively, for mall properties, and 4.5% and $20.28 PSF, respectively, for power centers.

The appraiser determined the Lakewood Center Property’s primary trade area to be a 7-mile radius, which encompasses a population of approximately 1.3 million with average household income of $74,746. The Los Angeles metropolitan statistical area has a very diverse employment base, with the top three employers being Kaiser Permanente, the University of California Los Angeles and the Northrop Grumman Corp.

The chart below summarizes the Lakewood Center Property’s competitive set. Two of the Mall’s primary competitors, Los Cerritos Center and Stonewood Center, are also owned and managed by Macerich.

Competitive Set(1)
Name	Lakewood Center Property	Los Cerritos Center	Long Beach Towne Center	Stonewood Center	Del Amo Fashion Center(2)	South Bay Pavilion(2)
Distance from Property	NAP	3 miles	3 miles	6 miles	12 miles	7 miles
Property Type	Super Regional Mall	Super Regional Mall	Power Center	Super Regional Mall	Super Regional Mall / Lifestyle Center	Regional Center
Year Built / Renovated	1951/2012	1971/2014	1999	1953/1989	2014	1990
Occupancy(3)	97.8%	98.0%	98.0%	99.0%	92.8%	82.0%
Size (Sq. Ft.) (3)	2,074,270	1,317,104	852,927	927,104	3,000,000	1,017,047

Anchors / Major Tenants	Macy’s, JCPenney, The Home Depot, Costco, Target, Forever 21	Nordstrom, Macy’s, Sears, Forever 21, Dick’s (under development), Harkins Theatre (under development)	Lowes, Sams Club, Old Navy, Sport Chalet, Edwards Theaters	JCPenney, Kohl’s, Macy’s, Sears	Burlington, Macy’s, JCPenney, Marshalls, Sears, TJ Maxx, Nordstrom (opening Fall 2015)	JCPenney, Target, Sears, IKEA
(1)	Source: Appraisal

(2)	Source: Sponsor and market research report

(3)	Occupancy and Size (Sq. Ft.) for the Lakewood Center Property are based on the May 8, 2015 rent roll.

B-7

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 3/31/2015	U/W
Base Rent(1)	$25,612,321	$26,972,350	$28,310,218	$28,457,756	$29,109,057
Step Rent(2)	0	0	0	0	625,869
Value of Vacant Space	0	0	0	0	1,651,897
Abated Rents(3)	(200,374)	(23,529)	0	(6,134)	0
Gross Potential Rent	$25,441,947	$26,948,821	$28,310,218	$28,451,622	$31,386,823
Total Recoveries	12,181,925	13,289,069	13,296,892	13,441,951	13,746,741
Total Other Income	4,788,582	4,096,978	4,875,508	5,560,997	4,560,069
Less: Bad Debt	(27,872)	(368,080)	(142,114)	(133,594)	0
Less: Vacancy(4)	0	0	0	0	(1,651,897)
Effective Gross Income	$42,354,582	$43,966,788	$46,340,504	$47,320,976	$48,041,737
Total Operating Expenses	13,046,186	12,858,908	13,517,046	13,338,102	12,638,666
Net Operating Income	$29,308,397	$31,107,880	$32,823,457	$33,982,874	$35,403,071
TI/LC	0	0	0	0	1,084,154
Capital Expenditures	0	0	0	0	207,812
Net Cash Flow	$29,308,397	$31,107,880	$32,823,457	$33,982,874	$34,111,105

(1)	U/W Base Rent is based on the May 8, 2015 rent roll and includes LOIs for certain new and renewal tenants (1.3% of NRA, 2.67% of Base Rent) that had not yet signed leases at the time of underwriting. Since the DBWF 2015-LCM transaction, four of those tenants have signed leases. The remaining underwritten LOI tenants account for 0.67% of NRA and 1.43% of Base Rent. U/W Base Rent also includes storage rent per the May 8, 2015 rent roll.

(2)	Step Rents are based on CPI growth and are underwritten to 2.0% CPI growth for tenants with rent bumps. U/W Step Rent also includes a straight-line of Costco’s (rated A+/ A1/A+ by Fitch/Moody’s/ S&P) rent bumps over the term of the Lakewood Center Loan Combination.

(3)	Abated Rents are shown historically based on detailed operating statements. Per the borrower, no tenants are currently receiving rent abatements.

(4)	U/W Vacancy is equal to in-place economic vacancy.

Property Management. The Lakewood Center Property is managed by Macerich Property Management Company, LLC.

Lockbox / Cash Management. The Lakewood Center Loan is structured with a hard lockbox and springing cash management. The borrower has delivered tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Prior to a Trigger Period (as defined below), the borrower may use the clearing account as its operating account. During the continuance of a Trigger Period, funds deposited into the clearing account will be swept on a weekly basis and on the second business day preceding each monthly payment date into a deposit account controlled by the lender, to be applied and disbursed in accordance with the loan documents. Any excess cash after application of the monthly waterfall will be distributed to the borrower’s operating account so long as no Trigger Period exists. During the continuance of a Trigger Period, all excess cash in the deposit account will be deposited into a cash collateral account controlled by the lender, to be held by the lender as additional collateral for the Lakewood Center Loan Combination.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Lakewood Center Loan documents, (ii) the debt service coverage ratio on the 45th day following the end of any calendar quarter is less than 1.15x, and will end if, (a) with respect to clause (i) above, the default is cured and (b) with respect to (ii) above, the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.

Initial Reserves. None.

Ongoing Reserves. During a Trigger Period, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of annual insurance premiums into an insurance account, (iii) 1/12 of $0.25 per sq. ft. of gross leasable area (excluding certain anchor tenant space) into capital expenditure reserve, subject to a replacement reserve cap equal to one year of required monthly deposits, and (iv) 1/12 of $0.75 per sq. ft. of gross leasable area (excluding certain anchor tenant space) into a tenant rollover reserve, subject to a rollover reserve cap equal to one of year of monthly deposits.

Current Mezzanine or Subordinate Indebtedness. The Lakewood Center Loan Combination includes the Lakewood Center Subordinate Companion Loans, with an aggregate principal balance of $170.0 million. The Lakewood Center Subordinate Companion Loans are co-terminus with the Lakewood Center Loan and the Lakewood Center Pari Passu Companion Loan and accrue interest at a rate of 3.4320%. The Lakewood Center Loan and the Lakewood Center Pari Passu Companion Loan are generally senior in right of payment to the Lakewood Center Subordinate Companion Loans.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

B-8

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Partial Release and Substitution. The borrower has the right to obtain a release from the lien of the mortgage of any out parcel (as defined in the loan documents), upon at least thirty (30) days’ prior written notice to lender, provided that any such release shall only be granted if the following conditions, among others, have been satisfied: (i) there is no event of default, (ii) borrower reimburses the lender for any costs and expenses incurred with the release, (iii) the out parcel is legally subdivided from the remainder of the property and constitutes a separate tax lot, (iv) borrower certifies to lender that the release of the out parcel will not materially and adversely affect the use, operations, economic value of, or the revenue produced by the remaining improvements, (v) all requirements under all laws, statues, and regulations shall have been fulfilled and (vi) such release satisfies REMIC LTV requirements.

B-9

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

B-10

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

B-11

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Lakewood Center
500 Lakewood Center
Lakewood, CA 90712
Lynwood
South Gate
Downey
Willowbrook
Compton
Norwalk
Paramount
Bellflower
COMPTON WOODLEY AIRPORT
Lincoln Cemetery
Cerritos College
Cerritos
California State University Dominguez Hills
Los Cerritos Center
Lakewood
Southbay Pavilion
Carson
All Souls Cemetery
Long Beach City College
Veteran's Memorial Stadium
Long Beach Towne Center
LONG BEACH AIRPORT
Long Beach Memorial Medical Center
Signal Hill
Long Beach City College
Wilmington
Harbor College
California State University Long Beach
Long Beach
DOWNTOWN
Long Beach Convention Center
Catalina Express
The Queen Mary
WORLD OF PORTS LOS ANGELES
WORLD OF PORTS LONG BEACH
San Pedro Bay
Burbank
Pasadena
Los Angeles
Santa Monica
LAX
LGB
Long Beach
CARTIFACT

B-12

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B-13

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

B-14

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Diego Ardid; Jose Ardid; Inigo Ardid; Roberto Chapur Zahoul; Key International Holdings, Inc.; Key International II, LLC
Borrower:	Eden Roc, LLLP
Original Balance(1):	$95,000,000
Cut-off Date Balance(1):	$95,000,000
% by Initial UPB:	6.8%
Interest Rate:	4.3400%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest Only
Additional Debt(1):	$95,000,000 Pari Passu Debt
Call Protection(2):	L(25), DorYM1(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$1,575,000	$175,000
Insurance(4):	$331,772	$156,143
FF&E(5):	$0	At least 1/12 of 3.0% of gross income

Financial Information(6)
Cut-off Date Balance / Room:	$301,109
Balloon Balance / Room:	$301,109
Cut-off Date LTV:	44.2%
Balloon LTV:	44.2%
Underwritten NOI DSCR:	2.73x
Underwritten NCF DSCR:	2.34x
Underwritten NOI Debt Yield:	12.0%
Underwritten NCF Debt Yield:	10.3%
Underwritten Balloon NOI Debt Yield:	12.0%
Underwritten Balloon NCF Debt Yield:	10.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Miami Beach, FL
Year Built / Renovated:	1956 / 2010, 2015
Total Rooms:	631
Property Management:	Destination Miami Beach Management, Inc.; Nobu Hospitality LLC
Underwritten NOI:	$22,831,821
Underwritten NCF:	$19,598,767
As-Is Appraised Value:	$430,000,000
Appraisal Date:	May 12, 2015

Historical NOI
Most Recent NOI:	$23,746,331 (T-12 April 30, 2015)
2014 NOI:	$22,011,756 (December 31, 2014)
2013 NOI:	$18,610,223 (December 31, 2013)
2012 NOI:	$17,782,402 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	75.1% (April 30, 2015)
2014 Occupancy:	75.7% (December 31, 2014)
2013 Occupancy:	73.8% (December 31, 2013)
2012 Occupancy:	77.4% (December 31, 2012)
(1)	The Original Balance of $95,000,000 and Cut-off Date Balance of $95,000,000 represent the aggregate controlling Note A-1 and Note A-2 of the $190.0 million Eden Roc Loan Combination that is in the aggregate evidenced by four pari passu notes. The pari passu companion loans are the non-controlling Note A-3 and Note A-4 with an aggregate original principal balance of $95.0 million. For additional information on the pari passu companion loans, see “The Loan” below.
(2)	Defeasance of the full or a portion of the $190.0 million Eden Roc Mortgage Loan Combination is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 6, 2019. For the purposes of this Prospectus Supplement, the assumed lockout period of 25 months is based on the expected COMM 2015-CCRE24 securitization closing date in August 2015. The actual lockout period may be longer.
(3)	See “Initial Reserves” and “Ongoing Reserves” below.
(4)	Monthly insurance reserves are not required if an acceptable blanket insurance policy is in place.
(5)	Greater of (i) 1/12 of 3.0% of gross income from operations for the preceding calendar year, (ii) 1/12 of 3.0% of gross income from operations for the succeeding calendar year in the budget, or (iii) amount of FF&E required under the management agreement.
(6)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Eden Roc Loan Combination.

B-15

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

The Loan. The Eden Roc loan (the “Eden Roc Loan”) consists of the controlling Note A-1 and Note A-2 in the aggregate original principal amount of $95.0 million of a fixed rate whole loan in the aggregate original principal amount of $190.0 million (the “Eden Roc Loan Combination”). The Eden Roc Loan Combination was co-originated by CCRE and Citigroup Global Markets Realty Corp. (“Citi”). The Eden Roc Loan Combination is secured by the borrower’s fee simple interest in a 631-room, full service, ocean-front luxury resort located in Miami Beach, Florida (the “Eden Roc Property”). The $190.0 million Eden Roc Loan Combination is evidenced by four pari passu notes. Only the controlling Note A-1 and Note A-2, with an aggregate original principal balance of $95.0 million, will be included in the COMM 2015-CCRE24 Mortgage Trust. The non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $95.0 million, are expected to be included in future securitizations. The Eden Roc Loan Combination has a 120-month term and interest only payments through the term of the loan. The most recent prior financing of the Eden Roc Property was not included in a previous securitization.

The Eden Roc Loan accrues interest at a fixed rate equal to 4.3400% and has a cut-off date balance of approximately $95.0 million. The proceeds of the Eden Roc Loan Combination were used to retire existing debt of approximately $142.8 million, pay closing costs of approximately $5.2 million, fund upfront reserves of approximately $1.9 million and return approximately $40.1 million of equity to the borrower sponsors. Based on the appraised value of $430.0 million as of May 12, 2015, the cut-off date LTV of the Eden Roc Loan Combination is 44.2% with remaining implied equity of $240.0 million.

The relationship between the holders of the Note A-1, Note A-2, Note A-3 and Note A-4 is governed by an intercreditor agreement which is described under “Description of the Mortgage Pool–Loan Combinations–The Eden Roc Loan Combination” in the Prospectus Supplement.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1 & A-2	$95,000,000	$95,000,000	COMM 2015-CCRE24	Yes (Note A-1)
Note A-3 & A-4	$95,000,000	$95,000,000	Citi	No
Total	$190,000,000	$190,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$190,000,000	100.0%	Loan Payoff	$142,752,499	75.1%
			Closing Costs	$5,194,699	2.7%
			Reserves	$1,906,772	1.0%
			Return of Equity	$40,146,030	21.1%
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

The Borrower / Sponsor. The borrower, Eden Roc, LLLP, is a single purpose Florida limited liability limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower are Diego Ardid, Jose Ardid, Inigo Ardid, Roberto Chapur Zahoul, Key International Holdings, Inc. and Kay International, LLC. Jose Ardid, Diego Ardid and Inigo Ardid are the nonrecourse carveout guarantors with respect to the Eden Roc loan. Diego Ardid, Jose Ardid and Inigo Ardid are the founders and controllers of Key International Holdings, Inc. (“Key International”) and Key International II, LLC, a real estate and development company headquartered in Miami, Florida. Key International has acquired and developed properties since the 1970s throughout Spain and the United States. Key International focuses on high end commercial and luxury residential properties including condominiums, hotels, market-rate rentals, office and retail. Within South Florida alone, Key International has invested in excess of $1.0 billion for real estate development projects, including the Marriott South Beach, and the Ivy and Mint condominium developments.

Roberto Chapur Zahoul, Chairman of RCD Resorts has over 25 years of experience in luxury hotels. RCD Resorts owns multiple high-end all-inclusive resorts, with approximately 4,100 rooms in its portfolio. RCD’s ownership interest includes: Hard Rock Punta Cana, Dominican Republic; Hard Rock Cancun, Mexico; Hard Rock Riviera Maya, Mexico and Hard Rock Puerto Vallarta, Mexico. Collectively, the sponsors own nearly 20 hotel properties throughout South Florida, including over 2,100 rooms.

The Property. The Eden Roc Property is a 631-room full-service luxury resort located beachfront in Miami Beach, Florida. The sponsor originally purchased the property in 2005 for approximately $100.0 million. At the time of acquisition the property consisted of a single tower (the “Historic Tower”). The Historic Tower is a historic part of Miami Beach originally constructed in 1956 containing 349-rooms in 14 stories. In 2006, construction began on a new 21-story, 282-room tower (“Ocean Tower”) at a cost of approximately $95.0 million. Completed in 2008, the Ocean Tower consists of a single loaded corridor allotting each room over 600 sq. ft. and an ocean view. In tandem with the introduction of the Ocean Tower in 2008, approximately $111 million of renovations and upgrades began on the Historic Tower, all the common areas, event space and back of house functions at the Eden Roc Property. Of the $111 million, $60 million was spent on the Historic Tower and focused mainly on necessary capital improvements to major systems and infrastructure.

B-16

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

In early 2014, an agreement was entered into with Nobu Hospitality, LLC to brand a portion of the hotel within the Historic Tower as the “Nobu Hotel” and overhaul the food and beverage programs at the hotel. The Nobu Hotel will be comprised of 213 rooms on floors 8-14 of the Historic Tower. These rooms will have an exclusive check-in desk, VIP areas, in room dinning, and their own staff. The food and beverage upgrades include a new 310 seat Nobu restaurant, the rebranding of the existing poolside restaurant to a Malibu Farm, and an overhaul of the lobby bar and room service menu. As of May 2015, approximately $9.5 million of the approximately $36.0 million budgeted for the project has been spent. At origination, a completion guarantee for the remaining renovation work was provided by Key International Holdings, Inc., Key International II, LLC, Jose Ardid, Diego Ardid, Inigo Ardid, and Roberto Chapur Zahoul. All of the Nobu renovations as well as the Nobu Hotel are part of the collateral.

Nobu Renovation Cost Breakdown(1)
Renovation Details	Budget Amount	Per Room	Spent to Date(2)	% Complete(2)
Nobu Guest Room Renovations	$13,330,016	$21,125	$582,631	4.4%
Nobu Restaurant Renovations	$7,686,283	$12,181	$4,151,079	54.0%
Common Area Renovations	$5,595,527	$8,868	$2,965,892	53.0%
Pool & Deck Renovations	$4,836,738	$7,665	$662,121	13.7%
Nobu Lobby Renovations	$3,066,638	$4,860	$614,898	20.1%
Malibu Farm Renovations	$584,413	$926	$79,201	13.6%
Meeting Room Renovations	$358,241	$568	$271,492	75.8%
Ocean Tower FF&E Updates	$174,230	$276	$87,519	50.2%
Other Costs	$150,000	$238	$117,562	78.3%
Total	$35,782,084	$56,707	$9,532,395	26.7%

      (1)       As of May 15, 2015.

Eden Roc Property Room Mix
Room Type	Ocean Tower	Historic Tower (Nobu)	Historic Tower (Eden Roc)	Total
King	178	60	38	276
Queen	71	112	75	258
Suite	33	41	23	97
Total	282	213	136	631

The Eden Roc Property offers 23 meeting rooms and indoor and outdoor common areas totaling approximately 66,000 sq. ft. Individual meeting/event spaces range from 400 sq. ft. to 15,107 sq. ft. Group bookings represent approximately 36% of total room revenues (this excludes corporate bookings). The hotel also contains four separate pools and an outdoor restaurant, soon to be rebranded Malibu Farm. In addition, the Eden Roc Property features a 25,000 sq. ft. wellness center and spa, which includes 18 treatment rooms and a 24-hour fitness center. Other amenities include a supervised on-site children’s day camp, a 24 hour staffed business center and 340 valet parking spaces for hotel guests and visitors.

In 2014, the Eden Roc Property won 34 awards, including AAA’s Four Diamond Award (recipient since 2010). The Eden Roc Property is one of twelve Miami Beach hotels that have received the Four Diamond Award from AAA. Other awards received in 2014 include the Robb Report – Best of the Best, Fodor’s – 100 Hotel Awards, Conde Nast’s – Readers’ Choice Award, and U.S. News & World Report-Best Hotels.

Environmental Matters. The Phase I environmental report dated May 13, 2015 recommended the development and implementation of an asbestos operation and maintenance plan at the Eden Roc Property, which is currently in place.

The Market. The Eden Roc Property is located in the oceanfront city of Miami Beach, Florida on Collins Avenue, adjacent to Miami Beach and the Atlantic Ocean. The Eden Roc Property is connected to South Beach and North Miami Beach via Collins Avenue and to Downtown Miami, the Port of Miami and the financial district via the MacArthur Causeway and the Julia Tuttle Causeway. Miami International Airport and Fort Lauderdale-Hollywood International Airport are located 12.2 and 21.5 miles from the hotel, respectively.

In 2014, Miami ranked as the second largest economy in the southeast, trailing only Atlanta and ranked twelfth in the entire nation in gross metropolitan product ($281.0 billion in 2014). It is estimated that tourism supported nearly 127,000 jobs in Miami-Dade County in 2014, an increase of over 25% since 2008. Tourism-related taxable income sales generated nearly $2.6 billion for Miami-Dade County in 2014. Unemployment has decreased during the three years prior to 2014, falling from just over 9.4% as of year-end 2011 to 6.8% as of year-end 2014. Additionally, consumer spending is up according to the Florida Department of Revenue, as taxable sales income in 2014 increased by over 13% over the prior three years.

In 2014, the tourism industry in Miami experienced 2.4% increase in overnight visitors, its fifth consecutive year of positive growth. Domestic and international visitors increased over 3.0% and 1.8% on an annual basis, respectively. Overall, an estimated 14.5 million visitors stayed at least one night in greater Miami in 2014.

B-17

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

Through 2014, Miami posted the fifth highest hotel occupancy among the top 10 US metropolitan areas with a market wide occupancy of 78.3%. Miami ranked fourth amongst these same metropolitan areas in ADR and RevPAR. The Miami lodging market consistently ranks among the top five markets in the country in both aggregate RevPAR and RevPAR growth. Miami’s 2014 RevPAR of $144.87 represents 7.1% growth year-over-year, ranking fourth nationally behind only New York City, San Francisco, and Oahu. The Miami Beach submarket reached 78.1% occupancy and $251.81 in ADR, equating to a 5.6% year over year RevPAR increase to $196.69.

As of April 30, 2015, the Eden Roc Property reported T-12 occupancy, ADR and RevPAR of 75.1%, $260.57 and $195.58, respectively. The Eden Roc Property reported penetration rates of 95.3%, 77.3% and 73.7% for occupancy, ADR and RevPAR, respectively. Market penetration was based on the competitive set, which includes the Loews Miami Beach Hotel, the Fontainebleau Miami Beach, the Royal Palm Miami South Beach, Wyndham Shelborne South Beach, the Shore Club South Beach, the Grand Beach Hotel, and the Ritz-Carlton South Beach.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Eden Roc Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 April 2015	75.1%	$260.57	$195.58	78.7%	$337.15	$265.50	95.3%	77.3%	73.7%
December 2014	75.7%	$268.98	$203.58	79.2%	$335.22	$265.35	95.6%	80.2%	76.7%
December 2013	73.6%	$262.10	$192.91	79.5%	$315.22	$250.72	92.5%	83.1%	76.9%
December 2012	77.3%	$225.28	$174.24	76.2%	$294.06	$224.03	101.5%	76.6%	77.8%

(1)       Source: Hospitality Research Report

Competitive Set (1)
Hotel	Eden Roc Property	Loews Miami Beach	Fontainebleau Miami Beach	Royal Palm Miami South Beach	Wyndham Shelborne South Beach	Shore Club Hotel	Grand Beach Hotel	Ritz-Carlton South Beach
# of Rooms	631	790	1,440	409	200	309	424	375
Location	Miami Beach	Miami Beach	Miami Beach	Miami Beach	Miami Beach	Miami Beach	Miami Beach	Miami Beach
Year Opened	1956	1998	1954	2004	1941	1947	2009	2004
Occupancy	75.1%(2)	86.0%	81.0%	69.0%	35.0%(3)	68.0%	76.0%	81.0%
ADR	$260.57(2)	$329.00	$322.00	$425.00	$317.00	$310.00	$288.00	$460.00
RevPAR	$195.58(2)	$282.94	$260.82	$293.25	$110.95(3)	$210.80	$218.88	$372.60

(1)       Source: Appraisal

(2)       Occupancy, ADR and RevPAR for the Eden Roc Property are as of T-12 April 2015 from a hospitality research report.

(3)       The Wyndham Shelborne South Beach was closed between July 2013 and October 2014.

B-18

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	In-Place U/W	U/W per Room(1)
Occupancy	77.4%	73.8%	75.7%	75.1%	75.1%
ADR	$224.26	$253.89	$255.69	$260.57	$260.57
RevPAR	$173.47	$187.46	$193.43	$195.56	$195.56

Room Revenue(2)	$39,700,217	$43,135,475	$44,268,394	$44,801,894	$45,040,478	$71,380
F&B Revenue(3)	24,975,398	25,553,303	26,008,269	26,434,869	28,421,251	45,042
Other Revenue(4)	6,495,913	7,921,843	7,453,670	7,364,616	7,364,616	11,671
Total Revenue	$71,171,528	$76,610,621	$77,730,333	$78,601,379	$80,826,345	$128,092
Operating Expenses	31,369,873	34,556,188	34,462,910	33,943,576	35,030,375	55,516
Undistributed Expenses	18,347,759	18,924,990	18,023,025	17,729,002	19,015,318	30,135
Gross Operating Profit	$21,453,896	$23,129,443	$25,244,398	$26,928,801	$26,780,651	$42,442
Total Fixed Charges	3,671,494	4,519,220	3,232,642	3,182,470	3,948,830	6,258
Net Operating Income	$17,782,402	$18,610,223	$22,011,756	$23,746,331	$22,831,821	$36,184
FF&E	1,400,020	1,801,620	2,331,910	2,340,624	3,233,054	5,124
Net Cash Flow	$16,382,382	$16,808,603	$19,679,846	$21,405,707	$19,598,767	$31,060

  (1)     U/W per Room is based on a total of 631 rooms.

  (2)     U/W Rooms Revenue based on T-12 4/30/2015 Occupancy and ADR, and the total number of rooms. Three rooms (1,095 room nights) were offline for the entire T-12 period, serving as model rooms for the new Nobu concept.

  (3)     U/W F&B revenue based on T-12 4/30/2015, adjusted to reflect the new Nobu lease and full utilization of the beachfront restaurant based on the contractual rent under the Nobu lease and the appraiser’s estimated restaurant sales.

  (4)     Includes Spa Revenues, Retail Revenues, Telecom Revenues, Parking Revenues, and a $21 contractual resort fee imposed on guests.

Property Management. The Eden Roc Property is managed by Destination Miami Beach Management, Inc. (“Destination”), a third party manager hired in 2013. At the completion of the renovation, the management company Nobu Hospitality LLC will work in tandem with Destination and oversee the 213 rooms within the Nobu Hotel, all of the Nobu areas (check-in desk, and VIP pool), and all of the in-house F&B components.

Lockbox / Cash Management. The Eden Roc Loan is structured with a hard lockbox and springing cash management. In place cash management is required upon (i) the commencement of a Cash Trap Period or (ii) the failure by borrower, after the end of two consecutive calendar quarters, to maintain a DSCR of at least 1.85x.

A full excess cash sweep (“Cash Trap Period”) will be in effect upon either (i) the occurrence and during the continuance of an event of default, or (ii) the failure by borrower, after the end of two consecutive calendar quarters, to maintain a DSCR of at least 1.70x, until such time as the DSCR is equal to at least 1.70x for two consecutive calendar quarters.

Initial Reserves. At origination, the borrower deposited (i) $1,575,000 into a tax reserve account and (ii) $331,772 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $175,000, into a tax reserve account (ii) 1/12 of the required insurance premiums, which currently equates to $156,143, into an insurance reserve account and (iii) the greater of (a) 1/12 of 3% of gross income from operations for the preceding calendar year, (b) 1/12 of 3% of gross income from operations for the succeeding calendar year in the budget, or (c) amount of FF&E required under the management agreement. In the event that a blanket insurance policy is put in place, insurance collections will be suspended.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

B-19

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

Sunrise
Weston
Davie
Fort Lauderdale
Pembroke Pines
Dania Beach
Miramar
Hollywood
Miami Gardens
Aventura
Hialeah
Doral
Miami
Fountainebleau
Miami Beach
Tamiami
Coral Gables
Kendall
Atlantic Ocean
Eden Roc
4525 Collins Avenue
Miami Beach, FL 33140
A1A
Indian Beach Park
Fontainebleau Hotel
Pinetree Park
Polo Park
Mount Sinai Medical Center & Miami Heart Institute
112
Miami Beach
Bayshore Municipal Golf Course
Miami Beach Golf Club
SUNSET ISLANDS
Collins Park
Bell Isle Park
ATLANTIC OCEAN
LINCOLN ROAD MALL
CARTIFACT

B-20

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-21

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

B-22

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	NorthStar Real Estate Income Operating Partnership II, LP
Borrower(1):	Various
Original Balance(2):	$95,000,000
Cut-off Date Balance(2):	$95,000,000
% by Initial UPB:	6.8%
Interest Rate:	4.3060%
Payment Date:	1st of each month
First Payment Date:	August 1, 2015
Maturity Date:	July 1, 2025
Amortization:	Interest only for first 72 months; 360 months thereafter
Additional Debt(2):	$155,000,000 Pari Passu Debt
Call Protection(3)(4):	L(25), YM1(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$643,812	$279,525
Insurance:	$0	Springing
Replacement:	$5,564,124	$50,230
TI/LC:	$5,848,650	$27,905
Free Rent:	$100,000	$0
Outstanding TI/LC:	$390,457	$0
Required Repairs:	$284,526	NAP

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$37
Balloon Balance / Sq. Ft.:	$35
Cut-off Date LTV(7):	74.4%
Balloon LTV(7):	69.3%
Underwritten NOI DSCR(8):	1.45x
Underwritten NCF DSCR(8):	1.36x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.1%
Underwritten NOI Debt Yield at Balloon:	9.3%
Underwritten NCF Debt Yield at Balloon:	8.7%

Property Information
Single Asset / Portfolio:	Portfolio of 22 properties
Property Type:	Warehouse / Distribution Industrial
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	6,697,304
Property Management:	Exeter Property Group Advisors II, L.P.
Underwritten NOI:	$21,572,877
Underwritten NCF:	$20,163,383
Appraised Value(7):	$336,000,000
Appraisal Date:	May 1, 2015

Historical NOI
Most Recent NOI:	$22,179,122 (T-12 April 30, 2015)
2014 NOI:	$21,801,398 (December 31, 2014)
2013 NOI:	$21,282,753 (December 31, 2013)
2012 NOI:	$21,550,385 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	97.3% (June 1, 2015)
2014 Occupancy:	99.2% (December 31, 2014)
2013 Occupancy:	96.1% (December 31, 2013)
2012 Occupancy:	98.2% (December 31, 2012)
(1)	Mid-South 7555 Woodland (IN), LLC; Mid-South Winton Drive (IN), LLC; Mid-South Lakeview Parkway (IN), LLC; Mid-South 7645 Woodland (IN), LLC; Mid-South 5045 West 79th (IN), LLC; Mid-South 4080 Perry (IN), LLC; Mid-South 1380 Perry (IN), LLC; Mid-South 117-119 Industrial (IL), LLC; Mid-South 6500 Adelaide (OH), LLC; Mid-South 2850 Earhart (KY), LLC; Mid-South 271 Omega (KY), LLC; Mid-South 150 Omicron (KY), LLC; Mid-South 5201 Interchange (KY), LLC; Mid-South 2000 Stanley Gault (KY), LLC; Mid-South 801 Swan (TN), LLC; Mid-South 300 Oakbluff (TN), LLC; Mid-South 200 Northfork (TN), LLC; Mid-South 100 Northfork (TN), LLC; Mid-South 431 Smith (TN), LLC; Mid-South 120 Trans Air (NC), LLC; Mid-South 4800 Corporation (NC), LLC; Mid-South 1080 Jenkins Brothers (SC), LLC.
(2)	The Heartland Industrial Portfolio Loan Combination is evidenced by three pari passu notes in the aggregate original principal amount of $250.0 million. The non-controlling Note A-2, with an original principal balance of $95.0 million, will be included in the COMM 2015-CCRE24 mortgage trust. The controlling Note A-1 and the non-controlling Note A-3, with an aggregate original principal balance of $155.0 million, are pari passu companion loans and will not be included in the trust and are expected to be held by GACC or an affiliate. For additional information on the pari passu companion loans, see “The Loan” herein.
(3)	Partial release is permitted. See “Partial Release” herein.
(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2015. Prepayment of the full $250.0 million Heartland Industrial Portfolio Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) June 19, 2018. The assumed lockout period of 25 payments is based on the expected COMM 2015-CCRE24 securitization closing date in August 2015. The actual lockout period may be longer.
(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
(6)	DSCR, LTV, Debt Yield and Balance/Sq. Ft. calculations are based on the aggregate Heartland Industrial Portfolio Loan Combination.
(7)	The portfolio Appraised Value of $336.0 million reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. The sum of the value of each of the Heartland Industrial Portfolio Properties on an individual basis is $313.565 million, which represents a Cut-off Date LTV of 79.7%.
(8)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.98x and 1.85x, respectively.

B-23

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Portfolio Summary
Property Name	Ownership Interest	City	State	Sq. Ft.	Year Built	Allocated Loan Amount	“As-Is” Appraised Value(1)	Occupancy(2)
1080 Jenkins Brothers Road	Fee Simple	Blythewood	SC	660,200	1999, 2003	$30,695,390	$38,500,000	100.0%
4080 Perry Boulevard	Fee Simple	Whitestown	IN	497,860	2004	$18,576,691	$23,300,000	100.0%
5045 West 79th Street	Fee Simple	Indianapolis	IN	504,164	2001	$17,938,864	$22,500,000	100.0%
117-119 Industrial Drive	Fee Simple	Granite City	IL	450,668	1992	$17,061,853	$21,400,000	100.0%
150 Omicron Court	Fee Simple	Shepherdsville	KY	399,600	2001	$15,307,831	$19,200,000	100.0%
431 Smith Lane	Fee Simple(3)	Jackson	TN	771,000	2003	$14,921,149	$18,715,000	100.0%
4800 Corporation Drive	Fee Simple	Fayetteville	NC	506,115	1997	$14,510,548	$18,200,000	100.0%
6500 Adelaide Court	Fee Simple	Groveport	OH	354,676	2002	$13,234,895	$16,600,000	100.0%
271 Omega Parkway	Fee Simple	Shepherdsville	KY	283,900	2001	$11,480,873	$14,400,000	100.0%
1380 Perry Road	Fee Simple	Plainfield	IN	260,400	1998	$10,603,862	$13,300,000	100.0%
2000 Stanley Gault Parkway	Fee Simple	Louisville	KY	214,000	2000	$9,886,307	$12,400,000	100.0%
300 Oak Bluff Lane	Fee Simple	Goodlettsville	TN	207,080	1998	$9,647,123	$12,100,000	100.0%
120 Trans Air Drive	Fee Simple	Morrisville	NC	164,005	1997	$9,647,123	$12,100,000	100.0%
5250-5350 Lakeview Parkway	Fee Simple	Indianapolis	IN	152,864	1999	$8,610,655	$10,800,000	100.0%
5201 Interchange Way	Fee Simple	Louisville	KY	248,400	2000	$8,610,655	$10,800,000	100.0%
2850 Earhart Court	Fee Simple	Hebron	KY	218,064	1997	$8,371,470	$10,500,000	100.0%
7555 Woodland Drive	Fee Simple	Indianapolis	IN	195,080	1993	$7,893,100	$9,900,000	100.0%
801 Swan Drive	Fee Simple	Smyrna	TN	229,504	1993	$6,896,497	$8,650,000	61.4%
7601-7687 Winton Drive	Fee Simple	Indianapolis	IN	152,000	1996	$6,537,719	$8,200,000	100.0%
7645 Woodland Drive	Fee Simple	Indianapolis	IN	60,224	2000	$4,305,327	$5,400,000	100.0%
200 Northfork Lane	Fee Simple	Goodlettsville	TN	100,500	1998	$3,069,539	$3,850,000	34.3%
100 Northfork Lane	Fee Simple	Goodlettsville	TN	67,000	1998	$2,192,528	$2,750,000	64.2%
Total / Wtd. Avg.				6,697,304		$250,000,000	$313,565,000	97.3%
Total with Portfolio Premium							$336,000,000

(1)	The portfolio Appraised Value of $336.0 million reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. The sum of the value of each of the Heartland Industrial Portfolio Properties on an individual basis is $313.565 million.
(2)	Occupancy based on the weighted average of each property per the rent roll dated June 1, 2015.
(3)	The related borrower currently has a ground lease interest and the 431 Smith Lane property is subject to Industrial Development Bond (“IDA”) financing. In addition to the ground lease mortgage from the related borrower, the IDA issuing entity provided a fee simple mortgage in favor of lender on the 431 Smith Lane property.

B-24

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Tenant Summary
Tenant	Property Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Kirkland’s(2)	431 Smith Lane	NR/NR/NR	771,000	11.5%	$2.12	7.5%	5/31/2019
Amcor PET Packaging(3)	1080 Jenkins Brothers Road	NR/Baa2/NR	660,200	9.9%	$4.10	12.4%	7/21/2023
Baker and Taylor, Inc.(4)	5045 West 79th Street	NR/NR/NR	504,164	7.5%	$2.90	6.7%	8/31/2018
Home Depot (5)	4080 Perry Boulevard	A/A2/A	497,860	7.4%	$3.14	7.2%	11/30/2017
Rue La La, Inc.(6)	150 Omicron Court	NR/NR/NR	399,600	6.0%	$3.40	6.2%	6/30/2016
Total Major Tenants			2,832,824	42.3%	$3.08	40.0%
Remaining Tenants			3,514,796	52.5%	$3.72	60.0%
Total Occupied Collateral			6,347,620	94.8%	$3.43	100.0%
Vacant(7)			349,684	5.2%
Total			6,697,304	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Kirkland’s has two, five-year renewal options upon written notice no later than twelve months prior to the lease expiration date of May 31, 2019. The tenant has no termination options.
(3)	Amcor PET Packaging has one, five-year renewal option upon written notice no later than twelve months prior to the lease expiration date of July 21, 2023. The tenant has no termination options.
(4)	Baker and Taylor, Inc. has two, three-year renewal options upon written notice no later than twelve months prior to the lease expiration date of August 31, 2018. The tenant has no termination options.
(5)	Home Depot has one, two-year renewal option upon written notice no later than nine months prior to the lease expiration date of November 30, 2017. The tenant has no termination options.
(6)	Rue La La, Inc. has two, five-year renewal options upon written notice no later than seven months prior to the lease expiration date of June 30, 2016. The tenant has no termination options.
(7)	Based on the U/W rent roll. Hat World, Inc., the only tenant at the 7555 Woodland Drive property is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016. Actual occupancy as of the cut-off date is 97.3%.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	70,000	1.0%	70,000	1. 0%	$3.00	1.0%	1.0%
2015	3	425,576	6.4%	495,576	7.4%	$3.36	6.6%	7.5%
2016	4	538,572	8.0%	1,034,148	15.4%	$4.36	10.8%	18.3%
2017	4	1,167,863	17.4%	2,202,011	32.9%	$3.16	16.9%	35.3%
2018	6	1,124,569	16.8%	3,326,580	49.7%	$3.53	18.2%	53.5%
2019	5	1,326,748	19.8%	4,653,328	69.5%	$2.61	15.9%	69.4%
2020	3	154,116	2.3%	4,807,444	71.8%	$5.11	3.6%	73.0%
2021	2	462,400	6.9%	5,269,844	78.7%	$3.49	7.4%	80.4%
2022	1	210,496	3.1%	5,480,340	81.8%	$3.25	3.1%	83.5%
2023	1	660,200	9.9%	6,140,540	91.7%	$4.10	12.4%	96.0%
2024	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
2025	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
2026	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
Thereafter	1	207,080	3.1%	6,347,620	94.8%	$4.24	4.0%	100.0%
Vacant(2)	NAP	349,684	5.2%	6,697,304	100.0%	NAP	NAP
Total / Wtd. Avg.	31	6,697,304	100.0%			$3.43	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.
(2)	Based on the U/W rent roll. Hat World, Inc., the only tenant at the 7555 Woodland Drive property is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

B-25

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

The Loan. The Heartland Industrial Portfolio loan (the “Heartland Industrial Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a portfolio of 22 warehouse and distribution industrial properties located across seven states, totaling 6,697,304 sq. ft. (the “Heartland Industrial Portfolio” or the “Heartland Industrial Portfolio Properties”). The Heartland Industrial Portfolio Loan is evidenced by the non-controlling Note A-2, with an aggregate original principal balance of $95.0 million, and will be included in the COMM 2015-CCRE24 Mortgage Trust. The controlling Note A-1 and the non-controlling Note A-3 are pari passu companion loans (together with the Heartland Industrial Portfolio Loan, the “Heartland Industrial Portfolio Loan Combination”), with an aggregate original principal balance of $155.0 million, and are expected to be held by GACC or an affiliate.

The Heartland Industrial Portfolio Loan has a 10-year term and amortizes on a 30-year schedule after an initial 72-month interest-only period. The Heartland Industrial Portfolio Loan accrues interest at a fixed rate equal to 4.3060% and has a cut-off date balance of $95.0 million. Heartland Industrial Portfolio Loan Combination proceeds, along with approximately $87.3 million in equity from the sponsor, were used to acquire the Heartland Industrial Portfolio for approximately $317.5 million, fund upfront reserves of approximately $12.8 million and pay closing costs of approximately $6.9 million. Based on the portfolio appraised value of approximately $336.0 million as of May 1, 2015, which reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole, the cut-off date LTV is 74.4%. The most recent prior financing of the Heartland Industrial Portfolio Properties was not included in a securitization.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2	$95,000,000	$95,000,000	COMM 2015-CCRE24	No
Note A-1, Note A-3	$155,000,000	$155,000,000	GACC	Yes (Note A-1)
Total	$250,000,000	$250,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$250,000,000	74.1%	Purchase Price	$317,500,000	94.1%
Sponsor Equity	$87,255,474	25.9%	Reserves	$12,831,568	3.8%
			Closing Costs	$6,923,906	2.1%
Total Sources	$337,255,474	100.0%	Total Uses	$337,255,474	100.0%

The Borrower / Sponsor. The borrower consists of 22 single purpose Indiana, Illinois, Ohio, Kentucky, Tennessee, North Carolina and South Carolina limited liability companies collectively structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrowers and nonrecourse carve-out guarantor is NorthStar Real Estate Income Operating Partnership II, LP.

NorthStar Real Estate Income Operating Partnership II, LP is the sole member of NorthStar Real Estate Income II, Inc. (“NS Income II”) and is a public, non-traded real estate investment trust formed to originate, acquire and manage a diversified portfolio of commercial real estate debt, select equity and securities investments. NorthStar Asset Management Group Inc., the sponsor of NorthStar Real Estate Income II, Inc., is a global commercial real estate asset management firm with over $21.7 billion in assets under management.

The Properties. The Heartland Industrial Portfolio is comprised of 22 Class A warehouse and distribution facilities totaling approximately 6.7 million sq. ft., located in the Mid-South regional markets of the United States spanning across Indiana, Illinois, Kentucky, Tennessee, North Carolina, South Carolina and Ohio. The properties in the Heartland Industrial Portfolio are on average 16.5 years old and approximately 304,000 sq. ft. As of June 1, 2015, the Heartland Industrial Portfolio is 97.3% occupied with some notable tenants that include Home Depot, AmerisourceBergen Drug Corp, Zappos.com, Inc., Hanes Companies, Inc., Beckman Coulter, Inc. and Amcor PET Packaging. The tenants operate predominantly in the consumer goods, logistics, manufacturing, automotive and e-commerce sectors.

The Heartland Industrial Portfolio has maintained a weighted average historical occupancy of 98.7% since 2006. All tenants at the Heartland Industrial Portfolio Properties are subject to triple-net leases and, on a weighted average basis, the current tenants have been at the properties for 13.9 years. Approximately 69.9% of the Heartland Industrial Portfolio’s tenants are publicly traded or rated companies.

Heartland Industrial Portfolio Historical Occupancy(1)
Year	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	T-12 6/1/2015
Wtd. Avg. Occupancy	97.4%	98.8%	100.0%	100.0%	98.6%	99.3%	98.5%	98.2%	96.1%	99.2%	97.3%
(1)	Source: Sponsor.

B-26

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

The five largest properties occupy 43.9% of the total sq. ft. and contribute 40.8% of the U/W Base Rent. The top five tenants occupy 42.3% of the total sq. ft. and contribute 40.0% of the U/W Base Rent. The Heartland Industrial Portfolio exhibits a weighted average in-place rent of $3.43 PSF NNN, which is, on a weighted average basis, 9.7% below the appraiser’s weighted average submarket rents of $3.80 PSF NNN.

Environmental Matters. The Phase I environmental reports dated April and May 2015 recommended no further action at the Heartland Industrial Portfolio Properties.

Major Tenants.

Kirkland’s (“Kirkland’s”) (771,000 sq. ft., 11.5% of NRA, 7.5% of U/W Base Rent) is a national retail chain that sells home décor, specializing in furnishings, accessories and gifts. Kirkland’s is based in greater Nashville, Tennessee and has 324 stores in 35 states. As of August 2014, Kirkland’s reported net sales of $103.5 million. Kirkland’s is the largest tenant in the Heartland Industrial Portfolio by sq. ft. and is located at the 431 Smith Lane property in Jackson, Tennessee, where the tenant has been in occupancy since May 2004. Kirkland’s has two, five-year renewal options at fair-market value upon written notice no later than twelve months prior to the lease expiration date of May 31, 2019 and no termination options.

Amcor PET Packaging (“Amcor”) (660,200 sq. ft., 9.9% of NRA, 12.4% of U/W Base Rent, rated Baa2 by Moody’s) is an Australian-based multinational packing company. Amcor is headquartered in Hawthorn, Melbourne, and creates packaging solutions using flexible and rigid plastics packaging. Amcor products protect food, beverage, pharmaceutical, medical, personal, and home and personal care goods. Amcor employs 27,200 people worldwide and has operations across 43 countries. Amcor has two major packaging products, rigid plastics and flexible. Amcor is the largest producer of polyethylene terephthalate (PET) bottles. As of June 30, 2014, Amcor reported EBITDA of $1.1 billion. Amcor is located at 1080 Jenkins Brothers Road property in Blythewood, South Carolina and has been in occupancy since March 1999. Amcor has one, five-year renewal option at fair-market value upon written notice no later than twelve months prior to the lease expiration date of July 21, 2023 and no termination options.

Baker and Taylor, Inc. (“Baker and Taylor”) (504,164 sq. ft., 7.5% of NRA, 6.7% of U/W Base Rent) is a distributor of books and entertainment, which has been in business for over 180 years. Based in Charlotte, North Carolina, Baker and Taylor’s core business distributes books, calendars, music CDs, DVDs, Blu-ray discs and digital content, including e-books and e-spoken word audio. Digital content is available through the company’s Axis 360 platform via the Blio app or the Axi360 app in combination with the Axis Reader app. Baker and Taylor’s retail unit contributes over approximately 1 million book titles and music CDs, DVDs and Blu-rays to brick and mortar and internet retailers. Baker and Taylor is located at 5045 West 79th Street in Indianapolis, Indiana and has been in occupancy since July 2001. Baker and Taylor has two, three-year renewal options at fair-market value upon written notice no later than twelve months prior to the lease expiration date of August 31, 2018 and no termination options.

The Market. According to a market research report, the overall United States national industrial market continued to strengthen with overall vacancy rates declining from 8.0% to 7.0% from Q4 2013 to Q4 2014 and overall asking rents increasing 5.0% to $5.49 PSF NNN from Q1 2013 to Q1 2014. The Heartland Industrial Portfolio is geographically diversified, representing 8 different markets and 13 different submarkets.

Market Level Concentrations(1)
Market	Number of Properties	Sq. Ft.	% of Portfolio NRA	Weighted Average Occupancy(2)	U/W Base Rent	% of U/W Base Rent	U/W Base Rent PSF
Indianapolis	7	1,822,592	27.2%	100.0%	$6,059,577	27.8%	$3.32
Louisville	4	1,145,900	17.1%	100.0%	$3,965,910	18.2%	$3.46
Columbia	1	660,200	9.9%	100.0%	$2,706,820	12.4%	$4.10
Nashville	4	604,084	9.0%	70.4%	$1,656,115	7.6%	$2.74
Jackson/Memphis	1	771,000	11.5%	100.0%	$1,633,976	7.5%	$2.12
Fayetteville	1	506,115	7.6%	100.0%	$1,518,345	7.0%	$3.00
St. Louis	1	450,668	6.7%	100.0%	$1,451,171	6.7%	$3.22
Columbus	1	354,676	5.3%	100.0%	$1,195,258	5.5%	$3.37
Raleigh/Durham	1	164,005	2.4%	100.0%	$861,655	4.0%	$5.25
Cincinnati	1	218,064	3.3%	100.0%	$741,418	3.4%	$3.40
Total / Wtd. Avg.	22	6,697,304	100.0%	97.3%	$21,790,244	100.0%	$3.43
(1)	Source: Appraisal.
(2)

Based on the actual in place occupancy of 97.3% as of June 1, 2015. The underwritten occupancy of 94.8% does not include Hat World, Inc., the only tenant at the 7555 Woodland Drive property, which is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

B-27

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Submarket Level Concentrations(1)
Submarket	Market	Number of Properties	Sq. Ft.	% of Portfolio NRA	Weighted Avg. Occupancy(2)	U/W Base Rent	% of U/W Base Rent	U/W Base Rent PSF	Market Rent PSF	Market Vacancy
Northwest Indianapolis	Indianapolis	6	1,562,192	23.3%	100.0%	$5,148,177	23.6%	$3.30	$4.21	3.9%
Bullitt	Louisville	3	897,500	13.4%	100.0%	$3,208,290	14.7%	$3.57	$3.63	10.9%
Northeast Columbia	Columbia	1	660,200	9.9%	100.0%	$2,706,820	12.4%	$4.10	$3.73	13.3%
Southeast Memphis	Jackson/Memphis	1	771,000	11.5%	100.0%	$1,633,976	7.5%	$2.12	$2.73	13.8%
East Fayetteville	Fayetteville	1	506,115	7.6%	100.0%	$1,518,345	7.0%	$3.00	$3.05	15.7%
Illinois Industrial	St. Louis	1	450,668	6.7%	100.0%	$1,451,171	6.7%	$3.22	$3.57	3.6%
North Nashville	Nashville	3	374,580	5.6%	76.0%	$1,212,145	5.6%	$3.24	$3.58	6.6%
Southeast Columbus	Columbus	1	354,676	5.3%	100.0%	$1,195,258	5.5%	$3.37	$3.11	7.2%
Southwest Indianapolis	Indianapolis	1	260,400	3.9%	100.0%	$911,400	4.2%	$3.50	$4.19	8.5%
Raleigh/Durham	Raleigh/Durham	1	164,005	2.4%	100.0%	$861,655	4.0%	$5.25	$6.69	3.9%
South Central	Louisville	1	248,400	3.7%	100.0%	$757,620	3.5%	$3.05	$3.72	7.3%
Cincinnati International Airport	Cincinnati	1	218,064	3.3%	100.0%	$741,418	3.4%	$3.40	$3.87	5.0%
Southeast Nashville	Nashville	1	229,504	3.4%	61.4%	$443,970	2.0%	$1.93	$3.88	7.1%
Total / Wtd. Avg.		22	6,697,304	100.0%	97.3%	$21,790,244	100.0%	$3.43	$3.71	8.6%

(1)	Source: Appraisal.
(2)	Based on the actual in place occupancy of 97.3%. The underwritten occupancy of 94.8% does not include Hat World, Inc., the only tenant at the 7555 Woodland Drive property, which is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

Indianapolis Market. (7 properties totaling 1,822,592 sq. ft., 27.2% of NRA, 27.8% of U/W Base Rent) Indianapolis has emerged as one of the strongest industrial markets in the country, with quarterly absorption for Q4 2014 registering 2.4 million sq. ft. and net occupancy gains for the year reaching 5.5 million sq. ft. Overall industrial vacancy is currently 5.8% for all product types in the greater Indianapolis market. The key factors driving demand are technology, housing, auto and distribution centers related to internet sales. Indianapolis is also home to the warehousing and distribution operations for a number of the nation’s Fortune 1000 companies, including WellPoint, Eli Lilly, Brightpoint, Simon Property Group and Calumet Specialty Products. The Indianapolis area benefits from low cost of living and cost of doing business relative to other Midwestern states. Within Indianapolis is the “Crossroads of America”, which is the intersection of five major interstate highways. Additionally, Indianapolis International Airport also recently expanded to serve as a major FedEx shipping hub.

Louisville Market. (4 properties totaling 1,145,900 sq. ft., 17.1% of NRA, 18.2% of U/W Base Rent) Louisville’s industrial market had a vacancy rate of 6.1% as of Q4 2014, down from 6.9% as of Q4 2013. Over the same period of time, Louisville industrial market rents have increased 1.4% to $3.60 PSF NNN. Strong employment growth has been realized in Louisville as job creation accelerated in the second half of 2014. United Parcel Service (UPS), the world’s 8th largest airline and Louisville’s largest employer, completed its $1.0 billion Worldport Expansion Project, which has created more than 4,900 new jobs in the area over the last three years. Louisville is also home to five Fortune 1000 companies, including Humana, Inc., Kindred Healthcare, Yum! Brands, Brown-Forman and PharMerica. All four assets in the Louisville market are located near Interstates 265 and 65 and proximate to the Louisville International Airport.

Columbia Market. (1 property totaling 660,200 sq. ft., 9.9% of NRA, 12.4% of U/W Base Rent) The 1080 Jenkins Brothers Road property is located in Richland County, South Carolina within the Columbia MSA, approximately 90 miles south of Charlotte and 200 miles east of Atlanta. Three major interstates (Interstates 26, 77 and 20), along with access to Interstates 85 and 95 provide the region with a vast transportation network. Additionally, Columbia’s proximity to the Ports of Charleston and Savannah provide access for distribution and manufacturing firms in the southeast United States. Columbia’s economic base includes the $14.0 billion energy-based holding company SCANA. Major international corporations such as DHL, Michelin, CSC, Kraft Foods, Husqvarna and Westinghouse Electric Company anchor the region’s industrial base. Area development includes headquarters operations, manufacturing facilities and distribution centers. Attracting businesses in the advanced manufacturing industry is a major focus of the local and state economic development communities and is supported in Columbia by the Center for Manufacturing and Technology. In October of 2012, Amazon opened its 1.0 million sq. ft. warehouse/distribution fulfillment center in West Columbia. Amazon brought over 1,100 new jobs to the region. Moreover, within the last two years, seven manufacturers have relocated to the Columbia area, bringing approximately 1,300 additional jobs to the region.

B-28

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W PSF
Base Rent(1)	$22,459,468	$22,516,874	$22,706,119	$22,897,832	$22,214,652	$3.32
Value of Vacant Space	0	0	0	0	1,234,013	0.18
Gross Potential Rent	$22,459,468	$22,516,874	$22,706,119	$22,897,832	$23,448,665	$3.50
Total Recoveries	4,864,682	5,577,413	6,349,062	6,417,685	6,706,946	1.00
Total Other Income	62,808	10,310	6,768	7,730	0	0.00
Less: Vacancy(2)	0	0	0	0	(1,234,013)	(0.18)
Effective Gross Income	$27,386,958	$28,104,597	$29,061,949	$29,323,247	$28,921,598	$4.32
Total Operating Expenses	5,836,573	6,821,844	7,260,551	7,144,125	7,348,721	1.10
Net Operating Income	$21,550,385	$21,282,753	$21,801,398	$22,179,122	$21,572,877	$3.22
TI/LC/CapEx Reserve Credit(3)	0	0	0	0	(1,169,730)	(0.17)
TI/LC	0	0	0	0	1,306,736	0.20
Capital Expenditures	0	0	0	0	1,272,488	0.19
Net Cash Flow	$21,550,385	$21,282,753	$21,801,398	$22,179,122	$20,163,383	$3.01

(1)	U/W Base Rent includes $424,445 in contractual step rent through August 2018.
(2)	U/W Vacancy is based on economic vacancy and represents 5.3% of gross potential rent.
(3)	TI/LC/CapEx Reserve Credit represents the upfront outstanding TI/LC obligations, free rent and required repairs reserves amortized over the term of the Heartland Industrial Portfolio Loan.

Property Management. The Heartland Industrial Portfolio is managed by Exeter Property Group Advisors II, L.P. Exeter Property Group Advisors II, L.P. is a real estate investment management firm specializing in the acquisition, development, leasing and management of industrial and related business park properties across the United States and Europe through an array of value add and core return private equity investment vehicles.

Lockbox / Cash Management. The Heartland Industrial Portfolio Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all tenants to deposit all rents and other payments in to the lockbox account controlled by the lender that was established by the borrowers at closing. Provided no Trigger Period (as defined below) is continuing, all funds in the cash management account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, all transfers to borrowers’ operating account will cease and all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed in accordance with the Heartland Industrial Portfolio Loan documents, with any excess funds being held by lender as additional collateral for the Heartland Industrial Portfolio Loan.

A “Trigger Period” will commence (i) upon an event of default or (ii) if the DSCR is less than 1.20x on the last day of any calendar quarter. A Trigger Period will cease to exist when (a) with respect to clause (i) of the definition of “Trigger Period”, such event of default has been cured and (b) with respect to clause (ii) of the definition of “Trigger Period” the DSCR is at least 1.20x for two consecutive calendar quarters (which, at any time after August 1, 2017 (the “Lockout Date”), may be satisfied by the borrower prepaying a portion of the principal (together with any applicable yield maintenance premium applicable thereto) in an amount sufficient to cause the DSCR to be at least 1.20x and terminate the Trigger Period).

Initial Reserves. At origination, the borrower deposited (i) $643,812 into a tax reserve account, (ii) $5,564,124 into a replacement reserve account, (iii) $5,848,650 into a TI/LC reserve account, (iv) $100,000 for free rent into a rollover reserve subaccount, (v) $390,457 for outstanding TI/LC obligations into a rollover reserve subaccount and (vi) $284,526 into a required repairs reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $279,525 into a tax reserve account, (ii) $50,230 into a replacement reserve account and (iii) (a) $27,905 into a TI/LC reserve account or (b) from an after the date that the rollover reserve subaccount balance first falls below $1,500,000, the monthly TI/LC payment will increase to $139,527. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

B-29

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Property Releases; Kirkland Parcel Release.

Property Releases Generally. On any payment date after the Lockout Date, the borrower may obtain the release of any property, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.39x, (iii) each remaining borrower remains a special purpose bankruptcy remote entity and the borrower delivers a new or updated non-consolidation opinion, (iv) borrower makes a prepayment of the Heartland Industrial Portfolio Loan in an amount equal to 120% of the allocated loan amount for the released property and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

Property Release: Kirkland Sale. Kirkland’s has a one-time right to purchase the property located at 431 Smith Lane, Jackson, Tennessee (the “Kirkland Property”) effective May 31, 2019 with 12 months’ notice (the “Kirkland Purchase Option”). In the event Kirkland’s exercises the Kirkland Purchase Option, the borrower will be permitted to sell the Kirkland Property provided, among other things, (i) no event of default has occurred and is continuing, (ii) the DSCR for the remaining properties is not less than the DSCR immediately preceding the release, (iii) each remaining borrower remains a special purpose bankruptcy remote entity and the borrower delivers a new or updated non-consolidation opinion, (iv) borrower makes a prepayment of the Heartland Industrial Portfolio Loan in an amount equal to the greater of 120% of the allocated loan amount for the Kirkland Property and 100% of the net sales proceeds and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

Kirkland Expansion Right: Parcel Release. Kirkland’s has the option, exercisable by notice to the borrower at least 12 months prior to the expiration of initial term of its lease (by May 31, 2018) to elect to expand the improvements on the Kirkland Property on land at such property that is currently vacant (the “Kirkland Release Parcel”).

If, at the time Kirkland exercises is expansion option, Kirkland does not have a “fixed charge coverage ratio” (as such term is defined in the Kirkland lease) of at least 1.80x (the “Required FCCR”) then borrower will not be obligated to construct the expansion improvements and Kirkland may purchase the Kirkland Release Parcel, in which case, the Kirkland Release Parcel will be released from the lien of the related security instrument (whether prior to or after the Lockout Date), provided, among other things, (i) the Kirkland Release Parcel is a separate tax lot, (ii) borrower and Kirkland enter into all necessary easement and similar agreements necessary or desirable to ensure the continued use, operation and access to the remaining Kirkland Property, (iii) borrower makes a prepayment of the Heartland Industrial Portfolio Loan in an amount equal to 100% of the net sales proceeds and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

However, if, at the time Kirkland exercises is expansion option, Kirkland does meet the Required FCCR then the borrower will either (i) transfer the Kirkland Release Parcel to an affiliate of borrower (in which case the Kirkland Release Parcel will be released from the lien of the mortgage provided, among other things, that (A) the Kirkland Release Parcel is a separate tax lot, (B) the borrower and the transferee enter into all necessary easement and similar agreements necessary or desirable to ensure the continued use, operation and access to the remaining Kirkland Property and (C) such transferee enters into a new lease with Kirkland relating to the Kirkland Release Parcel and any expansion obligations relating thereto) or (ii) effect the release of the Kirkland Property in accordance with the general release provisions (see “Property Releases Generally” above); provided (A) such release will not be prohibited prior to the Lockout Date and (B) the DSCR requirement will be that the DSCR for the remaining properties is not less than the DSCR immediately preceding the release.

Substitution. None.

B-30

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

B-31

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

B-32

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	John W. Madden, Jr.
Borrower:	Palazzo Verdi, LLC
Original Balance:	$73,500,000
Cut-off Date Balance:	$73,500,000
% by Initial UPB:	5.3%
Interest Rate:	4.8770%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$395,842	$197,921
Insurance:	$100,942	$11,216
Replacement:	$0	$5,037
TI/LC:	$1,500,000	$83,333
Envision Health Free Rent:	$2,715,236	NAP
Envision Health TI/LC:	$2,060,342	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$243
Balloon Balance / Sq. Ft.:	$224
Cut-off Date LTV:	64.7%
Balloon LTV:	59.6%
Underwritten NOI DSCR(2):	1.37x
Underwritten NCF DSCR(2):	1.31x
Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	9.4%
Underwritten NCF Debt Yield at Balloon:	9.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Greenwood Village, CO
Year Built / Renovated:	2008 / NAP
Total Sq. Ft.:	302,245
Property Management:	Plaza Developers Holdings II, LLC
Underwritten NOI:	$6,380,386
Underwritten NCF:	$6,102,989
Appraised Value:	$113,600,000
Appraisal Date:	April 27, 2015

Historical NOI
Most Recent NOI:	$6,773,803 (T-12 March 31, 2015)
2014 NOI:	$6,739,693 (December 31, 2014)
2013 NOI:	$6,533,174 (December 31, 2013)
2012 NOI:	$6,315,249 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (April 1, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.68x, respectively.

B-33

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Newmont Mining(3)(4)	NR/Baa2/BBB	218,414	72.3%	$22.90	63.7%	10/31/2020
Envision Healthcare(5)(6)	NR/NR/BB-	77,027	25.5%	$37.00	36.3%	9/30/2026
Total Major Tenants		295,441	97.7%	$26.57	100.0%
Non-Major Tenants(7)		6,804	2.3%	$0.00	0.0%
Total Occupied Collateral(8)		302,245	100.0%	$26.57	100.0%
Vacant		0	0.0%
Total		302,245	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent PSF includes contractual rent steps through December 1, 2015.
(3)	Newmont Mining is currently subleasing 31,202 sq. ft. to Charter Communications Inc. For additional information on the terms of the subleases see “Major Tenants” herein.
(4)	The Newmont Mining lease contains two, five-year extension options with notice of tenant’s exercise of option delivered no later than January 31, 2020 at 90% of fair market rent.
(5)	The Envision Healthcare space is currently occupied by Ciber, Inc. which has executed its termination option and has agreed to vacate no later than December 31, 2015 and pay a termination fee of $1,461,587 by the lease expiration date of January 1, 2016. Envision Healthcare is expected to take possession of the space by April 1, 2016.
(6)	The Envision Healthcare lease contains one, five-year extension option with notice of tenant’s exercise of option delivered no later than December 31, 2025.
(7)	John Madden Co., an affiliate of the sponsor, leases 6,804 sq. ft. of restaurant space for a 15 year term at a base rental rate of $23 PSF with 2.5% annual increases, and one, five-year renewal option. There is no guarantor or security deposit under the lease. John Madden Co. licenses the space to Epicurean Catering who pays John Madden Co. a commission equivalent to: 3% on restaurant sales, 7% of banquet sales; 15% of liquor sales; and 50% of space rental. Given the affiliate lease, the space was underwritten as vacant.
(8)	As rent associated with the affiliate lease is collected but not underwritten, the U/W Base Rent PSF excludes the sq. ft. and rent associated with the John Madden Co. lease in the Total Occupied Collateral’s U/W Base Rent PSF calculation.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	1	218,414	72.3%	218,414	72.3%	$22.90	63.7%	63.7%
2021	0	0	0.0%	218,414	72.3%	$0.00	0.0%	63.7%
2022	0	0	0.0%	218,414	72.3%	$0.00	0.0%	63.7%
2023	1	6,804	2.3%	225,218	74.5%	$0.00	0.0%	63.7%
2024	0	0	0.0%	225,218	74.5%	$0.00	0.0%	63.7%
2025	0	0	0.0%	225,218	74.5%	$0.00	0.0%	63.7%
Thereafter	1	77,027	25.5%	302,245	100.0%	$37.00	36.3%	100.0%
Vacant	NAP	0	0.0%	302,245	100.0%	NAP	NAP
Total / Wtd. Avg.	3	302,245	100.0%			$26.57	100.0%

(1)	U/W Base Rent PSF includes contractual rent steps through December 1, 2015.
(2)	As rent associated with the affiliate lease is collected but not underwritten, the Annual U/W Base Rent PSF excludes the sq. ft. and rent associated with the John Madden Co. lease in the Annual U/W Base Rent PSF calculation.

The Loan. The Palazzo Verdi loan (the “Palazzo Verdi Loan”) is a $73.5 million fixed rate loan secured by the borrower’s fee simple interest in condominium units comprising 302,245 sq. ft. in a Class A office property located at 6363 South Fiddler’s Green Circle in Greenwood Village, Colorado (the “Palazzo Verdi Property”). The Palazzo Verdi Loan has a 10-year term and is interest only for the first 60 months of the term and amortizes on a 30-year schedule thereafter. The Palazzo Verdi Loan accrues interest at a fixed rate equal to 4.8770%. Loan proceeds were used to retire existing debt of approximately $61.8 million, fund upfront reserves of approximately $6.8 million, pay closing costs of approximately $0.9 million and return equity of approximately $4.0 million to the borrower. Based on the appraised value of $113.6 million as of April 27, 2015, the cut-off date LTV ratio is 64.7%. The most recent prior financing of the Palazzo Verdi Property was not included in a securitization.

B-34

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$73,500,000	100.0%	Loan Payoff	$61,800,193	84.1%
			Reserves	$6,772,361	9.2%
			Closing Costs	$875,183	1.2%
			Return of Equity	$4,052,263	5.5%
Total Sources	$73,500,000	100.0%	Total Uses	$73,500,000	100.0%

The Borrower / Sponsor. The borrower is Palazzo Verdi, LLC, a single purpose Colorado limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower’s sole member is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve out guarantor is John W. Madden, Jr.

John W. Madden, Jr. is the founder of John Madden Company, a full-service real estate development and management company that was founded in the 1960s and is currently headquartered in Greenwood Village, Colorado. In total, the John Madden Company has developed over 9.0 million sq. ft. of office and related space throughout Arizona, California, Colorado, Iowa, Michigan, and Wyoming. The John Madden Company has completed build to suit developments totaling approximately 3.0 million sq. ft. for: Allstate Insurance, Chevron, Equitable Real Estate, Information Handling Services, and Rockwell Automotive. Additionally, the John Madden Company has developed 10 properties totaling approximately 4.0 million sq. ft. in Denver, in addition to six properties totaling approximately 3.4 million sq. ft. outside of Colorado.

The Property. The Palazzo Verdi Property consists of two condominium units totaling 302,245 sq. ft., that are located in a 15-story, Class A office building located in Greenwood Village, Colorado. See “Condominium Structure” below. The Palazzo Verdi Property was constructed in 2008, is LEED Gold certified, has high quality interior finishes, an in-floor radiant heating system, and architectural woodwork displayed throughout the building. Additionally, tenants have access to an on-site art museum (non-collateral). The Palazzo Verdi Property is located and operates as a part of the Denver Tech Center (“DTC”), which was established in 1963 on 40 acres of land at the intersection of Interstate 25 and East Belleview Avenue and has grown to approximately 909 acres in size. According to market reports, this office park generally has the highest quality of office buildings and rental rate structure located outside of the Denver CBD. The Palazzo Verdi Property shares parking with two other sponsor-owned properties, Fiddler’s Green I and II (414,693 sq. ft.). There are 2,188 available parking spaces which equates to a parking ratio of approximately 3.05 spaces per 1,000 sq. ft.

As of April 1, 2015, the Palazzo Verdi Property is 100.0% leased to three tenants. Approximately 72.3% of the net rentable area is occupied by an investment grade tenant.

Environmental Matters. The Phase I environmental report dated April 16, 2015 recommended no further action at the Palazzo Verdi Property.

Major Tenants.

Newmont Mining (“Newmont”) (218,414 sq. ft., 72.3% of NRA, 63.7% of U/W Base Rent; rated Baa2/BBB by Moody’s/S&P). Newmont is a gold producer with significant operations and/or assets in the United States, Australia, Peru, Indonesia, Ghana and New Zealand. As of December 31, 2014, Newmont had attributable proven and probable gold reserves of 82.2 million ounces and an aggregate land position of approximately 20,000 square miles (52,000 square kilometers). Newmont is also engaged in the production of copper, principally through Batu Hijau in Indonesia, Boddington in Australia and Phoenix in the United States. The Palazzo Verdi Property serves as Newmont’s corporate headquarters.

Newmont has two, five-year extension options with notice delivered by January 31, 2020 at 90% of fair market rent. Newmont does not have any termination options.

On March 30, 2015, Newmont Mining subleased the entire sixth floor (measuring 31,202 sq. ft.) to Charter Communications Inc. (rated Ba3/BB- by Moody’s/S&P), which currently occupies 129,123 sq. ft. between two adjacent sponsor-owned buildings under a lease that is scheduled to expire on December 31, 2017. The sublease is co-terminus with Charter Communication Inc.’s lease at the adjacent buildings and features an initial rate of $25.00 PSF on a gross basis.

Envision Healthcare (“Envision”) (77,027 sq. ft., 25.5% of NRA, 36.3% of U/W Base Rent). Envision (rated BB- by S&P) is a provider of physician-led, outsourced medical services in the United States with more than 34,000 employees and affiliated clinicians. Envision has approximately 9,000 affiliated physicians and other clinicians, and is a provider of integrated facility-based physician services, including emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. Envision also offers physician-led care management solutions outside the hospital. With approximately 14,000 paramedics and emergency medical technicians, Envision is a provider and manager of community-based healthcare transportation services, including emergency ‘911’, non-emergency, managed transportation, fixed-wing air ambulance and disaster response. Envision has recently relocated its executive offices to the Palazzo Verdi Property. Envision has one, five-year extension option. Envision does not have any termination options.

B-35

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

The Market. The Palazzo Verdi Property is located in the Greenwood Village submarket, within the Denver metropolitan statistical area (“MSA”). The property is bordered by East Belleview Avenue to the north; Lincoln Avenue to the south; Peoria Street to the east; and Quebec Street to the west. Primary access to the property’s neighborhood is provided by Interstate 25. Interstate 25 is the major north/south arterial through the State of Colorado and connects many of the major cities along the Front Range, including Fort Collins, Denver and Colorado Springs. The Palazzo Verdi Property is located approximately 12 miles from the Denver CBD and approximately 28 miles from the Denver International Airport.

Greenwood Village is the second largest submarket in the southeast suburban Denver submarket cluster. The area is defined by Belleview on the north, Quebec Street on the west and Arapahoe Road on the south. Interstate 25 on the east separates Greenwood Village from the neighboring Denver Tech Center submarket. Greenwood Village provides approximately 8.8 million sq. ft. of commercial office space. In 2014, unemployment in the Denver MSA averaged 3.8% as opposed to Colorado’s 3.2% less than the national unemployment rate of 5.6%. The Palazzo Verdi Property’s submarket also benefits from an above-average income demographic with the surrounding area within a one, three and five mile radius reporting a 2015 median household income of $75,965, $82,767 and $73,074, respectively.

The vacancy rate in the Greenwood Village submarket market area decreased to 13.9% at the end of Q1 2015, representing a 0.2% decline from the previous quarter. The appraiser identified five comparable properties with an average vacancy rate of 3.9% and a triple net asking rent of $17.25. Asking rents for available office space averaged $23.33 PSF as of Q1 2015, an approximately 5.3% PSF increase over Q4 2014 asking rents. Asking rents in the Denver MSA was $23.68 PSF, at the end of Q1 2015, an approximately 1.2% PSF increase over Q4 2014 asking rents. The Greenwood Village office submarket accounts for approximately 5.5% of the total office inventory in the Denver MSA.

The appraisal identified 319,287 sq. ft. of office space under construction in the Greenwood Village submarket, which is largely preleased. The average asking rental rate is $28.25 PSF full service and $17.25 PSF triple net. The chart below summarizes the comparable set as determined by the appraisal:

Summary of Comparable Office Rentals(1)
Name	Palazzo Verdi Property	CoBank Center	Village Center Station	Plaza Tower One	Trizetto Headquarters
Distance from subject (miles)	NAP	0.2	0.2	0.3	6.3
Building Sq. Ft.	302,245	274,287	200,174	468,885	163,444
Year Built	2008	2015	2009	1985	2013
Occupancy	100.0%(2)	NAV	100.0%	92.0%	100.0%
Rent PSF	$26.57(2)	$22.00	$33.00	$29.26	$20.14
Expense Basis	NNN	NNN	FS	FS	Net
(1)	Source: Appraisal.
(2)	Rent PSF for the Palazzo Verdi Property represents the average rent for tenants paying rent per the April 1, 2015 rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	T-12 3/31/2015	U/W	U/W PSF
Base Rent(1)	$6,711,481	$6,829,046	$6,808,864	$7,850,744	$25.97
Value of Vacant Space	0	0	0	185,676	0.61
Gross Potential Rent	$6,711,481	$6,829,046	$6,808,864	$8,036,420	$26.59
Total Recoveries	4,424,413	4,607,175	4,670,958	3,334,759	11.03
Total Other Income	0	0	0	0	0.00
Less: Vacancy & Credit Loss(2)	0	0	0	(568,559)	(1.88)
Effective Gross Income	$11,135,893	$11,436,221	$11,479,821	$10,802,620	$35.74
Total Operating Expenses	4,602,720	4,696,528	4,706,018	4,422,234	14.63
Net Operating Income	$6,533,174	$6,739,693	$6,773,803	$6,380,386	$21.11
TI/LC	0	0	0	216,949	0.72
Capital Expenditures	0	0	0	60,449	0.20
Net Cash Flow	$6,533,174	$6,739,693	$6,773,803	$6,102,989	$20.19

(1)	U/W Base Rent includes $84,246 in base rent steps through December 2015.
(2)	U/W Vacancy represents 5% of gross income. The physical occupancy as of April 1, 2015 is 100.0%.

Property Management. The Palazzo Verdi Property is managed by Plaza Developers Holdings II, LLC, a borrower affiliate.

B-36

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Lockbox / Cash Management. The Palazzo Verdi Loan is structured with a hard lockbox and in place cash management. The borrower is required to direct all tenants to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Trigger Period (as defined below) exists, all excess cash flow is swept monthly to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, excess cash flow will be swept to an excess cash flow account that is held as collateral for the loan.

A “Trigger Period” will commence (i) upon an event of default or default under the management agreement, (ii) if the debt service coverage ratio falls below 1.15x, or (iii) upon the occurrence of a Cash Sweep Significant Tenant Trigger Event (as defined below). A Trigger Period will end when, with respect to clause (i) above, the date on which the event of default is cured, with respect to clause (ii) above, the date on which the debt service coverage ratio is above 1.30x for two consecutive quarters, with respect to (iii) above, the date on which a Cash Sweep Significant Tenant Trigger Event ends.

A “Cash Sweep Significant Tenant Trigger Event” will commence on (i) the date on which any “Significant Tenant” (defined as any tenant under a lease which individually, or when taken together with any other lease with such tenant or its affiliates, covers more than (x) 20% of the total annual rents or (y) 60,000 square feet at the Palazzo Verdi Property) (a) vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark”, (b) fails to take occupancy of its demised premises, (c) notifies the borrower, the manager, any affiliate of the borrower or the manager or any of their respective agents or representatives that it intends to vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark”, or (d) nine months prior to expiration of such Significant Tenant’s lease, unless such Significant Tenant shall have exercised a renewal option pursuant to a notice of renewal delivered pursuant to its lease or (ii) the date on which any Significant Tenant shall become insolvent or a debtor in any bankruptcy action.

The Cash Sweep Significant Tenant Trigger Event will end with respect to clause (i)(a) or (b) above, on the date on which (a)(1) the applicable Significant Tenant has (A) reopened (or opened, as applicable) for business and conducted normal business operations at substantially all of its demised premises and (B) paid full, unabated rent under its lease, for two (2) consecutive quarters in each case, and (2) the borrower has delivered to the lender a tenant estoppel reaffirming the lease as being in full force and effect, or (b) a Re-tenanting Event (as defined below) has occurred; with respect to clause (i)(c) above, on the date on which (a) the applicable Significant Tenant has (1) irrevocably revoked or rescinded any such notice that the tenant will not occupy the space and (2)(A) been open for business and conducted normal business operations at substantially all of its demised premises and (B) paid full, unabated rent under its lease, for two (2) consecutive quarters following such revocation or rescission in each case, and (b) borrower has delivered to lender a tenant estoppel reaffirming the lease as being in full force and effect; with respect to clause (i)(d) above, the date on which a Re-tenanting Event has occurred; with respect to (ii) above, Significant Tenant (A) shall have irrevocably assumed the applicable lease and shall be in occupancy and paying full, unabated post-petition rent without offset or credit as evidenced by an estoppel letter acceptable to lender or (B) the assignment and assumption by an acceptable assignee of the applicable lease pursuant to the bankruptcy court proceedings, with such assignee being in occupancy, conducting normal business operations in substantially all of its space and paying full, unabated post-petition rent without offset or credit as evidenced by an estoppel letter acceptable to lender.

A “Re-tenanting Event” occurs when the lender receives (i) evidence that borrower has entered into a new lease with a replacement tenant for the demised premises which had previously been occupied by the applicable Significant Tenant in form and substance satisfactory to the lender (including, that (a) such tenant is in occupancy and paying full, unabated rent, (b) the rents payable are 100% of the rents required to be paid under the lease being replaced and (c) all landlord obligations shall have been performed with respect to such lease) and (ii) an estoppel letter acceptable to the lender.

Initial Reserves. At closing, the borrower deposited (i) $100,942 into an insurance reserve account, (ii) $395,842 into a tax reserve account, (iii) $1,500,000 into the TI/LC reserve account for approved existing leasing expenses, (iv) $2,715,236 into the Envision Health Free Rent reserve account and (v) $2,060,342 into the Envision Health TI/LC reserve account

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $197,921, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $11,216, into an insurance reserve account, (iii) $83,333 into a TI/LC reserve account for the first five years of the loan at which point monthly reserves will reduce to $18,079 for the remainder of the loan term, and (iv) $5,037 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

B-37

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Condominium Structure. The Palazzo Verdi Property is a condominium consisting of five units, three of which are owned by the Fiddler’s Business Improvement District (the “BID”). Units 1-A and T, which make up the Palazzo Verdi Property and are the collateral for the Palazzo Verdi Loan, include within them the main lobby, a restaurant space on the first floor and eleven (11) floors of office space. An adjacent parking garage, three floors of parking (Units P1 and Units P2) and the Madden Museum of Art located on the first floor (Unit 1B) are owned by the BID and are not collateral for the Palazzo Verdi Loan.

The BID is a quasi-municipal corporation and political subdivision of the State of Colorado, formed in 1999 pursuant to the provisions of Title 31, Article 25, Part 12, Colorado Revised Statutes, as amended, with the limited powers set forth in the Business Improvement District Act. The business improvement district was organized for the purpose of providing certain public improvements and services to and for the benefit of the properties within the BID. The operating expenses for the BID are covered by tax assessments paid by each of the property owners in the BID, as well as direct parking expenses paid by tenants at the Palazzo Verdi Property and adjacent office buildings and members of the general public who pay daily/monthly rates for access to such parking. Tax assessments incurred by borrower in respect of parking are passed through to tenants at the Palazzo Verdi Property under their respective leases.

The Palazzo Verdi Property makes up 65% of the common element interests in the Palazzo Verdi Condominium Association, with the remaining 35% ownership interest held by the BID. By virtue of its 65% interest, the borrower has a majority of (and controls) the condominium board. However, given that the remaining 35% interest is held by the BID, a quasi-governmental entity, and pursuant to the condominium declaration, the borrower cannot compel the BID to incur any costs for which there are not appropriations. Under the terms of the condominium documents, the borrower may choose to incur those costs on its own without reimbursement by the BID. The primary common elements for which borrower (or a foreclosing lender) would be required to expend costs include the façade, the roof, and certain building systems. The costs of repair and maintenance of these items are included in the property condition report delivered at closing of the Palazzo Verdi Loan, and are included in the underwritten replacement reserve.

B-38

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

B-39

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Glendale
Belcaro Shopping Center
Denver
Town Center At Aurora
Medical Center of Aurora-south
University of Denver
Boulevard Center
J & K Shopping Services
Colorado
University of Denver
Welshire Plaza
Porter Adventist Hospital
Yale
University Hills
Safeway Marketplace Shopping Center
Tamarac Square
Tiffany Plaza Mall
Swedish Medical Center
Happy Canyon Shopping Center
Southmoor
RTD Light Rail
Nine Mile
Dayton
Cherry Creek Lake
East Bank Shopping Center
Cherry Hills Village
Belleview
Marina Square Shopping Center
Greenwood Village
Denver Tech Center
Orchard
Palazzo Verdi
6363 South Fiddler's Green Circle
Greenwood Village, CO 80111
Pioneer Hills
Arapahoe at Village Center
Heritage Place Shopping Center
Arapahoe Marketplace
Arapahoe Crossings
Cornerstar Shopping Center
Centennial Medical Plaza
Centennial
Dry Creek
Foxfield
Centennial Airport
Festival Shopping Center
The Promenade Shopping Center
Quebec Village Shopping Center
Willow Creek Shopping Center
Centennial Promenade
Park Meadows
County Line
Lone Tree Town Center Shopping Center
Highlands Ranch
Lincoln Station
Sky Ridge Medical Center
Denver
CBD
Aurora
Lakewood
Cherry Hills Village
Greenwood Village
Centennial
Foxfield
Castlewood
Cottonwood
Littleton
Columbine Valley
Englewood
Sheridan
CARTIFACT

B-40

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B-41

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

B-42

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Related Special Assets LLC
Borrower:	1835 Sepulveda, LLC
Original Balance:	$66,400,000
Cut-off Date Balance:	$66,400,000
% by Initial UPB:	4.8%
Interest Rate:	4.6510%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(90), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$612
Balloon Balance / Sq. Ft.:	$612
Cut-off Date LTV:	69.2%
Balloon LTV:	69.2%
Underwritten NOI DSCR:	1.62x
Underwritten NCF DSCR:	1.60x
Underwritten NOI Debt Yield:	7.6%
Underwritten NCF Debt Yield:	7.5%
Underwritten NOI Debt Yield at Balloon:	7.6%
Underwritten NCF Debt Yield at Balloon:	7.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1987 / 2012-2013
Total Sq. Ft.:	108,550
Property Management:	Self-Managed
Underwritten NOI:	$5,073,542
Underwritten NCF:	$4,997,557
Appraised Value:	$96,000,000
Appraisal Date:	May 11, 2015

Historical NOI(2)
Contractual Rent(3):	$5,337,200
2014 NOI:	$4,852,500 (December 31, 2014)
2013 NOI:	$4,852,500 (December 31, 2013)
2012 NOI:	$4,852,500 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2015)
2014 Occupancy	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2014)
(1)	See “Initial Reserves” and “Ongoing Reserves” below.
(2)	The borrower executed a triple-net, 26.5-year lease amendment with Equinox in July 2015. The base rent under the lease increases by 2.245% every five-years commencing in July 2020.
(3)	Contractual Base Rent represents the rent payments under Equinox’s lease, an amendment to which was signed in July of 2015.

B-43

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent	Lease Expiration(2)

Equinox – West LA	NR/NR/NR	108,550	100.0%	$49.17	100.0%	10/31/2041
Total Occupied Collateral		108,550	100.0%	$49.17	100.0%
Vacant		0	0.0%
Total		108,550	100.0%

(1)	U/W Base Rent PSF represents Equinox’s current annual rent of $49.17, which is in line with the appraiser’s conclusion. The base rent under the lease increases by 2.245% every five-years commencing in July 2020.
(2)	The Equinox West LA Loan requires borrower to commence paying reserves and an excess cash flow sweep in connection with certain tenant events. For additional information see “Ongoing Reserves” below.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)	% U/W Base Rent Expiring	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter(2)	1	108,550	100.0%	108,550	100.0%	$49.17	100.0%	100.0%
Vacant	NAP	0	0.0%	108,550	100.0%	NAP	NAP
Total / Wtd. Avg.	1	108,550	100.0%			$49.17	100.0%

(1)	U/W Base Rent PSF represents Equinox’s current annual rent of $49.17, which is in line with the appraiser’s conclusion. The base rent under the lease increases by 2.245% every five-years commencing in July 2020.
(2)	Equinox’s lease expires in October 2041. The Equinox West LA Loan requires borrower to commence paying reserves and an excess cash flow sweep in connection with an event of default and certain tenant-related events. For additional information see “Ongoing Reserves” below.

The Loan. The Equinox West LA loan (the “Equinox West LA Loan”) is a $66.4 million fixed rate loan secured by the borrower’s fee simple interest in a triple-net, single-tenant retail building totaling 108,550 sq. ft. of net rentable area located in Los Angeles, California (the “Equinox West LA Property”). The Equinox West LA Loan has a 10-year interest only term and accrues interest at a fixed rate equal to 4.6510%. Loan proceeds were used to retire existing debt of approximately $50.0 million, pay origination costs and return approximately $16.0 million of equity to the borrower sponsor. Based on the appraised value of $96.0 million as of May 1, 2015, the cut-off date LTV ratio is 69.2% with an implied equity of $29.6 million. The most recent financing of the Equinox West LA Loan was not included in a securitization.

B-44

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$66,400,000	100.0%	Loan Payoff	$50,002,892	75.3%
			Reserves	$0	0.0%
			Closing Costs	$427,001	0.7%
			Return of Equity	$15,970,108	23.9%
Total Sources	$66,400,000	100.0%	Total Uses	$66,400,000	100.0%

The Borrowers / Sponsor.  The borrower, 1835 Sepulveda, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is Related Special Assets LLC (“Related”). Founded in 1972 by Stephen Ross, Related is a privately-owned, real estate firm that develops, acquires, manages, finances and markets real estate developments both within the United States and internationally.

Related’s real estate portfolio is currently valued in excess of $15.0 billion and includes luxury residential, affordable and workforce apartments, commercial office, retail and mixed-use developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Abu Dhabi and Sao Paulo. Since its founding, Related has developed or acquired over $22.0 billion of real estate and currently employs over 2,500 employees across seven offices in the United States and two international offices located in Abu Dhabi, United Arab Emirates and Shanghai, China.

The Property. The Equinox West LA Property is a 108,550 sq. ft., single-tenant retail building located in West Los Angeles. The Equinox West LA Property is 100.0% leased to Equinox – West LA (“Equinox”). The Equinox West LA Property is a health & fitness club offering a wide range of amenities, including a junior Olympic pool, basketball court, yoga/pilates studios, group fitness areas, outdoor sundeck, full service restaurant, conference facilities and free Wi-Fi.

Since acquiring the Equinox West LA Property in 2011, the borrower has invested approximately $10.4 million for the overall brand transition and improvement of the health club, which was previously a Sports Club LA, a predecessor of Equinox. Equinox and its predecessors have operated and maintained the Equinox West LA Property for approximately 27 years, investing an aggregate of approximately $51.0 million in club improvements.

According to the tenant, the Equinox West LA Property has approximately 6,300 members and is ranked “top 5” out of 74 clubs. As of year-end 2014, the Equinox West LA Property generated $23.6 million in operating revenue, resulting in an EBITDAR of $11.9 million, which represents approximately 2.2x coverage to the tenant’s year-one required rent payment of $5.3 million.

Environmental Matters. The Phase I environmental report dated June 30, 2015 recommended the development and implementation of an asbestos operation and maintenance plan at the Equinox West LA Property, which is currently in place. Environmental insurance purchased in lieu of Phase II environmental assessments, was issued by Great American Insurance Group. Such insurance has a $2.0 million aggregate limit covering a 10 year period coterminous with the Equinox West LA Loan with an endorsement indicating the policy may be extending for an additional three years.

Tenancy.

Equinox - West LA. (108,550 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) The Equinox West LA Property is 100.0% leased to Equinox, a subsidiary of Equinox Holdings, Inc. (“Equinox Holdings”). Founded in 1991 and headquartered in New York, Equinox Holdings operates under the Equinox, Pure Yoga, Blink Fitness and SoulCycle brands throughout the United States. With 174 locations, Equinox Holdings offers a wide range of Equinox-branded programs, services and products that target the middle to upper-end market segment.

Since 2010, Equinox has averaged 9.0% annual growth in comparable sales and has increased revenue per member by 20.0%.  In 2013, Equinox’s revenue per member averaged $2,894, nearly six times the industry average of $503 per member.  Additionally, Equinox maintains a diversified revenue base, with personal training and ancillary revenue representing approximately 34% of total revenue.

In July 2015, Equinox executed a 26-year triple-net lease amendment, which will expire on October 31, 2041. Base rent for the lease is $5,337,200 ($49.17 PSF) with contractual five-year increases of 2.245% scheduled to begin on July 1, 2020. The lease is structured with five, five-year renewal options and no termination options.

The Equinox lease is guaranteed by Equinox Holdings. According to the borrower, Equinox Holdings has never closed a location in its 25 year operating history.

B-45

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

The Market.  The Equinox West LA Property is situated along Sepulveda Boulevard in Los Angeles, the second largest MSA by population in the United States. In particular, the Equinox West LA Property is located in the West Los Angeles submarket. Within a five-mile radius of the Equinox West LA Property, there are over 600,000 residents with a median household income of $67,884.

The Equinox West LA Property is situated along Sepulveda Boulevard, just south of Santa Monica Boulevard, and in close proximity to I-405 and the I-405/I-10 Interchange. There are over six million square feet of Class A office space located within a one-mile radius of the Equinox West LA Property.  Companies such as Microsoft, Apple, Yahoo!, HBO, Universal Music Group, 20th Century Fox Television, Sony Pictures, Morgan Stanley, and Goldman Sachs are located in the area.

As of Q1 2015, the West Los Angeles retail submarket reported an average vacancy of 3.8%, outperforming the greater Los Angeles area which reported an average vacancy of 5.2%. The Equinox West LA Property is located within 1.2 miles of the Santa Monica Freeway, a major east-west Interstate Highway providing access from Santa Monica and San Bernardino, and is adjacent to the San Diego Freeway, a major north-south Interstate Highway running through the greater Los Angeles Area.

The appraiser analyzed a set of four comparable leases with an average rent of $36.65 PSF after adjustments. However, based on the physical and locational characteristics of the Equinox West LA Property, the appraiser concluded a market rent of $49.17 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	Contractual Rent	U/W	U/W PSF
Base Rent(1)	$4,852,500	$4,852,500	$5,337,200	$5,337,200	$49.17
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$4,852,500	$4,852,500	$5,337,200	$5,337,200	$49.17
Total Recoveries	0	0	0	0	0.00
Total Other Income	0	0	0	0	0.00
Less: Vacancy	0	0	0	160,166	1.48
Effective Gross Income	$4,852,500	$4,852,500	$5,337,200	5,177,084	$47.69
Total Operating Expenses	0	0	0	103,542	0.95
Net Operating Income	$4,852,500	$4,852,500	$5,337,200	$5,073,542	$46.74
TI/LC	0	0	0	54,275	0.50
Capital Reserve	0	0	0	21,170	0.20
Net Cash Flow	$4,852,500	$4,852,500	$5,337,200	$4,997,557	$46.04
(1)	Annual U/W Base Rent PSF represents Equinox’s current annual rent of $49.17 PSF, which is in line with the appraiser’s conclusion. The base rent under the lease increases by 2.245% every five-years commencing in July 2020. Contractual Base Rent represents the rent payments under Equinox’s new lease, signed in July of 2015.
(2)	U/W Vacancy represents 3.0% of Base Rent. The Equinox West LA Property is currently 100.0% occupied by Equinox under a lease that expires in October 2041. According to the borrower, Equinox Holdings has never closed a location in its 25 year operating history.

Property Management.    The Equinox West LA Property is self-managed.

Lockbox / Cash Management.    The Equinox West LA Loan is structured with a hard lockbox and in place cash management. A full excess cash flow sweep will occur upon (i) any event of default, or (ii) (1) the date Equinox ceases to operate, “goes dark” or vacates its space or otherwise indicates in writing its intention to vacate its space, (2) the occurrence of a default by Equinox under its lease, (3) the date Equinox terminates, or gives notice of its intent to terminate, its lease or (4) the occurrence of certain bankruptcy or insolvency-related events involving Equinox (any of the events in clause (ii) being an “Equinox Cash Trap Period”).

Initial Reserves.    None.

Ongoing Reserves. The borrower will be required to make monthly deposits of 1/12 of the annual taxes and/or insurance premiums upon (i) the occurrence of an event of default or an Equinox Cash Trap Period, (ii) the Equinox lease is no longer in full force and effect, (iii) the occurrence of certain bankruptcy or insolvency-related events involving Equinox, (iv) Equinox fails to pay taxes and insurance premiums, (v) with respect to taxes, Equinox is in monetary default in its performance of its obligations under its lease, (vi) with respect to insurance, if Equinox fails to maintain the insurance required under the loan documents, or (vii) Equinox fails to provide satisfactory evidence to the lender that Equinox (or with respect to insurance premiums, Equinox or the borrower) has paid all taxes and insurance premiums.

B-46

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

Upon the occurrence of (i) an event default, (ii) the commencement of an Equinox Cash Trap Period, (iii) in the event that the borrower and/or Equinox has failed to timely complete any specified repair or provide evidence of such completion (a “Maintenance Trigger Event”), or (iv) if the Equinox Lease (or a replacement lease entered into in accordance with the terms of the loan documents) is not in full force and effect, the borrower will be required to deposit $1,809 ($0.20 PSF annually) into the replacement reserve. Upon an event of default or the commencement of an Equinox Cash Trap Period, the borrower will be required to deposit $4,523 into the rollover reserve.

Additionally, in the event a Maintenance Trigger Event has occurred, all excess cash will deposited into the replacement reserve, subject to a cap equal to the cost of such specified repair. During the continuance of an Equinox Cash Trap Period, all excess cash will be deposited into the rollover reserve. During the continuance of an event of default, all excess cash will be deposited into the excess cash reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

B-47

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

CARTIFACT
HOLLYWOOD HILLS
Skirball Cultural Center
University of Judaism
Stone Canyon Reservoir
Beverly Glen
Trousdale Estates
Greystone Mansion
Griffith Park
Lake Hollywood
Ford Amphitheatre
Hollywood Bowl
Hollywood & Highland
Walk of Fame
RED LINE
HOLLYWOOD
Henson Studios
Sunset & Gower Studios
Paramount Studios
SUNSET STRIP
West Hollywood
The Lot
Pacific Design Center
MELROSE AVENUE
WINDSOR SQUARE
Mt St Marys College-Chalon Campus
BEL AIR ESTATES
HOLMBY HILLS
Beverly Hills
The Getty Center
Fowler Museum
Drake Stadium
UCLA
UCLA Medical Center
Cedars Sinai Medical Ctr
Beverly Center
CBS TV
The Grove
Farmers Market
HANCOCK PARK
LARCHMONT VILLAGE
GOLDEN TRIANGLE
WESTWOOD VILLAGE
LACMA
La Brea Tar Pits
PURPLE LINE (PLANNED)
MIRACLE MILE
BRENTWOOD
WESTWOOD
Westfield Century City
CENTURY CITY
Museum of Tolerance
20th Century Fox Studios
Los Angeles
MID-CITY
FAIRFAX/ LITTLE ETHIOPIA
COUNTRY CLUB PARK
Veterans Administration Medical Center
WEST LOS ANGELES
WESTSIDE
SAWTELLE
Equinox West LA
1835 Sepulveda Boulevard
Los Angeles, CA 90025
La Cienega Plaza
St Elmo Village
Kaiser Permanente Medical Center
Santa Monica
Santa Monica Studios
EXPO LINE (PHASE 2)
BALDWIN VILLAGE
JEFFERSON PARK
EXPO LINE
Culver Studios
PALMS
DOWNTOWN CULVER CITY
Sony Studios
BALDWIN VISTA
THIRD STREET PROMENADE
Santa Monica College
MAR VISTA
LEIMERT PARK
SANTA MONICA MUNICIPAL AIRPORT
Culver City
Santa Barbara Plaza
OCEAN PARK
Santa Monica Pier
MAIN STREET
West LA College
LADERA HEIGHTS
VENICE
Holy Cross Cemetery
Kindred Hospital
VIEW PARK WINDSOR HILLS
CRENSHAW
Marina del Rey
Villa Marina Marketplace
DEL REY
Fox Hills Mall
FOX HILLS
HYDE PARK
Playa Vista
Loyola Marymount University
WESTCHESTER
VERMONT KNOLLS
Inglewood Park Cemetery
Centinela Freeman Regional Medical Ctr
Otis College of Art & Design
Northrop-Rice Aviation Inst.
Univ. of West LA
Inglewood
The Forum
NFL Stadium Dev. Site
Centinela Hospital
LOS ANGELES INTERNATIONAL AIRPORT
LENNOX
El Segundo
405
10
90
105
101
Burbank
Pasadena
Glendale
Beverly Hills
West Hollywood
Los Angeles
DTLA
Santa Monica
Culver City
Marina Del Rey
LAX
El Segundo
Manhattan Beach
Torrance
Long Beach
Lakewood
Downey
South Gate
Whittier
Montebello
Alhambra
Arcadia
La Canada Flintridge
Carson
Cerritos
Buena Park
Cypress
Seal Beach
Huntington Beach
Rancho Palos Verdes
Lomita
Lynwood
Norwalk
Vernon
Monterey Park
Santa Fe Springs
Calabasas

B-48

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B-49

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

B-50

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Francis Greenburger; Lukas P. Georgiadis
Borrower:	Chatham II Limited Partnership
Original Balance:	$62,400,000
Cut-off Date Balance:	$62,321,740
% by Initial UPB:	4.5%
Interest Rate:	4.2700%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$48,142
Insurance:	$65,387	$7,265
Replacement:	$0	$7,263
TI/LC:	$834,945	$22,917
Prepaid Rent Reserve:	$103,418	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.(2):	$215
Balloon Balance / Sq. Ft.(2):	$172
Cut-off Date LTV:	74.9%
Balloon LTV:	60.2%
Underwritten NOI DSCR:	1.60x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	9.0%
Underwritten NOI Debt Yield at Balloon:	11.8%
Underwritten NCF Debt Yield at Balloon:	11.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Parking
Collateral:	Fee Simple
Location:	Pittsburgh, PA
Year Built / Renovated:	1981 / 2015
Total Sq. Ft.:	290,501
Property Management:	Elteq Management Co., Inc.
Underwritten NOI:	$5,894,833
Underwritten NCF:	$5,639,375
“As Is” Appraised Value:	$83,200,000
“As Is” Appraisal Date:	April 27, 2015
“As Stabilized” Appraised Value(3):	$91,600,000
“As Stabilized” Date(3):	October 27, 2016

Historical NOI(4)
Most Recent NOI(5):	$6,030,714 (December 31, 2014)
2013 NOI:	$6,658,431 (December 31, 2013)
2012 NOI:	$6,249,507 (December 31, 2012)

Historical NOI (Garage Only)
Most Recent Garage NOI:	$4,651,986 (December 31, 2014)
2013 Garage NOI:	$4,840,539 (December 31, 2013)
2012 Garage NOI:	$4,776,077 (December 31, 2012)

Historical Occupancy (Office Only)
Most Recent Occupancy:	60.3% (June 4, 2015)
2014 Occupancy:	61.1% (December 31, 2014)
2013 Occupancy:	62.7% (December 31, 2013)
2012 Occupancy:	73.8% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The PSF value does not account for any parking garage square footage. The parking garage contains 2,284 parking spaces.
(3)	The appraiser’s As Stabilized Value assumes that the property is leased up to 85% occupancy by October 2016.
(4)	Historical NOI includes both office and parking components.
(5)	The decrease in 2014 reflects the relocation of University of Pittsburgh Medical Center to a nearby US Steel Tower as part of the tenant’s consolidation plan.

B-51

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Travelers Indemnity Company(2)	AA/Aa2/AA	50,298	17.3%	$18.27	27.3%	9/30/2017
Southwestern Pennsylvania Commission(3)	NR/NR/NR	28,392	9.8%	$20.00	16.9%	1/31/2023
Access Data Corp., Inc.(4)	NR/NR/NR	17,696	6.1%	$19.95	10.5%	12/31/2017
Dell, Moser, Lane & Loughney, LLC(5)	NR/NR/NR	13,395	4.6%	$18.40	7.3%	7/31/2020
Thomson, Rhodes & Cowie	NR/NR/NR	13,214	4.5%	$20.25	8.0%	6/30/2018
Total Major Tenants		122,995	42.3%	$19.14	70.0%
Remaining Tenants		52,068	17.9%	$19.42	30.0%
Total Occupied Collateral		175,063	60.3%	$19.22	100.0%
Vacant		115,438	39.7%
Total		290,501	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Travelers Indemnity Company has two 5-year extension options at the then current market rent and no termination option.
(3)	Southwestern Pennsylvania Commission has two 5-year extension options at the then current market rent and no termination option.
(4)	Access Data Corp., Inc has one 3-year extension option at the then current market rent and no termination option.
(5)	Dell, Moser, Lane & Loughney, LLC has one 5-year extension options at the then current market rent and no termination option.

Lease Rollover Schedule
Year	#of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0%	$0.00	0.0%	0.0%
2015(1)	3	5,650	1.9%	5,650	1.9%	$22.41	3.8%	3.8%
2016	2	18,209	6.3%	23,859	8.2%	$19.09	10.3%	14.1%
2017	3	70,174	24.2%	94,033	32.4%	$18.75	39.1%	53.2%
2018	1	13,214	4.5%	107,247	36.9%	$20.25	8.0%	61.1%
2019	0	0	0.0%	107,247	36.9%	$0.00	0.0%	61.1%
2020	3	27,813	9.6%	135,060	46.5%	$24.12	19.9%	81.1%
2021	1	80	0.0%	135,140	46.5%	$54.45	0.1%	81.2%
2022	0	0	0.0%	135,140	46.5%	$0.00	0.0%	81.2%
2023	1	28,392	9.8%	163,532	56.3%	$20.00	16.9%	98.1%
2024	0	0	0.0%	163,532	56.3%	$0.00	0.0%	98.1%
2025	1	3,111	1.1%	166,643	57.4%	$18.50	1.7%	99.8%
Thereafter(2)	2	8,420	2.9%	175,063	60.3%	$0.86	0.2%	100.0%
Vacant	NAP	115,438	39.7%	290,501	100.0%	NAP	NAP	100.0%
Total/Wtd.Avg.	17	290,501	100.0%			$19.22	100.0%
(1)	Lease count includes one non-tenant lease for an ATM that occupies 1 sq. ft. and pays rent of $6,000 PSF.
(2)	Lease count includes two non-tenant leases that expire in 2030, including the fitness center that occupies 4,366 sq. ft. and pays $1.65 PSF and a management office that occupies 4,054 sq. ft. rent free.

The Loan. The Two Chatham Center & Garage loan (the “Two Chatham Center & Garage Loan”) is an approximately $62.3 million fixed rate loan secured by the borrower’s fee simple interest in a 290,501 sq. ft. Class B+ office building (“Two Chatham Center Office”) and a 2,284 space parking garage (“Two Chatham Center Garage”) located at 112 Washington Place in Pittsburgh, Pennsylvania (collectively, the “Two Chatham Center & Garage Property”). The Two Chatham Center Garage is one of the largest in Pittsburgh and contributes a significant portion of the property’s revenue (61.1% of UW EGI). The Two Chatham Center & Garage Loan has a 10-year term and amortizes on a 30-year schedule. The Two Chatham Center & Garage Loan accrues interest at a fixed rate equal to 4.2700%. Loan proceeds were used to pay off existing debt of approximately $42.3 million, fund upfront reserves of approximately $1.0 million, pay closing costs of approximately $0.6 million and return approximately $18.5 million of equity to the borrower. Based on the appraised value of $83.2 million as of April 27, 2015, the cut-off date LTV ratio is 74.9%. The most recent prior financing of the Two Chatham Center & Garage Property was not included in a securitization.

B-52

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$62,400,000	100.0%	Loan Payoff	$42,304,824	67.8%
			Reserves	$1,003,750	1.6%
			Closing Costs	$565,804	0.9%
			Return of Equity	$18,525,621	29.7%
Total Sources	$62,400,000	100.0%	Total Uses	$62,400,000	100.0%

The Borrower / Sponsor. The borrower, Chatham II Limited Partnership, is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantors are Francis Greenburger and Lukas P. Georgiadis, on a joint and several basis. Mr. Greenburger is the founder of Time Equities, Inc. (“TEI”), a company formed in 1966 to investment in, develop and manage real estate properties. TEI portfolio currently includes over 17.8 million sq. ft. of residential, industrial, office and retail property and 1.4 million sq. ft. of properties in various stages of development. The TEI portfolio is spread across 25 states, four Canadian provinces and Berlin, Germany. Mr. Greenburger and Mr. Georgiadis formed a partnership in 1986 for the purpose of acquiring real estate investments.

The Property.  The Two Chatham Center & Garage Property is comprised of the Two Chatham Center Office, a 17-story, 290,501 sq. ft., Class B office building, and the Two Chatham Center Garage, a 2,284 space parking garage, both of which are situated in a mixed-use complex known as Chatham Center within the Pittsburgh CBD. The Two Chatham Center Office is one of the three towers in the Chatham Center development that were built atop the garage. The two other towers within Chatham Center, which are not part of the collateral, include Chatham Condominiums, a 180-unit residential tower and a mixed-use tower with floors 1-9 containing 235,000 sq. ft. of office space known as One Chatham Center and floors 10-20 containing a 402-key full-service Pittsburgh Marriott City Center hotel.

The Two Chatham Center & Garage Property was built in 1981 on a 5.3-acre lot and acquired by the sponsor in 1988 along with the One Chatham Center property, the non-collateral office tower, for $36.2 million. For additional information regarding the One Chatham Center property, see “Risks Factors—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in the Prospectus Supplement. The sponsor is in the process of a $1.8 million upgrade project, implementing elevator modernization and adding digital HVAC control at the Two Chatham Center & Garage Property. As of March 2015, approximately $1.1 million has been invested, which represents 59% of the budgeted project cost. As these were sponsor-elected improvements and the property condition assessment did not identify any immediate repair items, no upfront reserve was collected. Other recent capital projects included valet parking area improvements of $148,000 and restroom renovations of $114,000, both completed in 2014.

Property amenities are shared by the Two Chatham Center Office and the two non-collateral office towers within the complex and include a central plaza which consists of a park-like setting with green space and hard-scaping and includes vehicular access. Additionally, on-site amenities include a gym and a deli. There are two meeting rooms (5,452 sq. ft. and 3,600 sq. ft., individually) available within the Southwestern Pennsylvania Corporation tenant space which is made available for use by other tenants in the Two Chatham Center Office. The Two Chatham Center Garage is a 6-level structure that offers 2,284 total parking spaces.

Garage: The Two Chatham Center Garage, a 6-level structure, is the largest in Pittsburgh and contributes a significant portion of the property’s revenue (61.1% of UW EGI) and generates a 7.5% debt yield on the loan balance without consideration to the office income. Parking revenue has increased from $4.6 million in 2006 to $6.0 million in 2014. The revenue from the parking has remained stable over the past four years, despite the decline in office tenancy at the Chatham Center development owing to the high concentration (approximately 65.0%) of income generated from transient demand at the center, including hotel patrons and residential tenants at Chatham Center mixed-use development as well as from the nearby retail, office and entertainment uses. In addition, despite the relocation of UPMC 1.5 blocks from the Chatham Center, a major office tenant at the Chatham Center, approximately 450 monthly parking passes were retained by the UPMC employees, mainly due to the minimal marking available at the new site.

Historical Parking Revenue(1)
2006	2007	2008	2009	2010	2011	2012	2013	2014
$4,640,384	$5,113,438	$5,672,523	$5,576,532	$6,118,021	$6,211,682	$6,020,973	$6,178,810	$5,995,429

(1)       Source: Operating Statements.

Notable office parking concentrations at the property include: Travelers Indemnity Company with 201 spaces at a 20% discount to market rates, as negotiated in the tenant’s lease and the US Secret Service, whose parking for 24 secured (fenced) spaces is included in their rental rate. In total, the garage operator is required to provide 871 spaces to the Two Chatham Center Office at market rates and in perpetuity per the Declaration of Easements and Operating Agreements.

B-53

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

Office: As of June 4, 2015, the Two Chatham Center Office was 60.3% leased to 14 office tenants. Over the past 10 years, office occupancy at Two Chatham Center Office has ranged from a low of 60.3% (currently) to a high of 91.3%, according to a market research report. The decline in occupancy since its peak in 2007 is attributed in part to the downturn in the economy, as several tenants did not renew their respective leases upon expiration. However, the loan is structured with a $750,000 upfront TI/LC reserve ($6.50 PSF of the respective vacant space) to fund lease up obligations as new leases are executed. Additionally, the appraiser projects the stabilized occupancy for Two Chatham Center Office at 85.0%.

Environmental Matters. The Phase I environmental report, dated May 6, 2015, recommended no further action at the Two Chatham Center & Garage Property other than the implementation of an asbestos operations and maintenance program, which is in place.

Major Tenants.

Travelers Indemnity Company (“Travelers”) (50,298 sq. ft., 17.3% of NRA, 27.3% U/W Base Rent). Travelers (NYSE:TRV; rated AA/Aa2/AA by Fitch/Moody’s/S&P) is a leading provider of property casualty insurance for auto, home and business with operations in the United States, Canada, the United Kingdom, Ireland and Brazil, which offers its customers a wide range of coverage sold primarily through independent agents and brokers, as well as specialized risk control services for individuals and business owners. Travelers is the second-largest writer of commercial U.S. property casualty insurance and the third-largest writer of U.S. personal insurance through independent agents. Travelers reported total assets of approximately $103 billion and shareholders’ equity of approximately $25 billion as of December 31, 2014 and total revenue of approximately $27 billion in 2014.

Travelers has been a tenant since 1987. The current lease is a 5-year extension term expiring in September 2017 for 50,298 sq. ft. at the property. As of the June 2015 rent roll, Travelers was paying annual rent of $919,068 ($18.27 PSF), flat for the remainder of the term. The tenant has two 5-year extension option remaining at the then current market rent and no termination options.

Southwestern Pennsylvania Commission (28,392 sq. ft., 9.8% of NRA, 16.9% U/W Base Rent). The Southwestern Pennsylvania Commission (“SPC”), is the regional planning agency serving the Pittsburgh 10-county area and providing essential services to the region. As the official Metropolitan Planning Organization, SPC directs the use of state and federal transportation and economic development funds, which are estimated at around $33 billion through 2030 that is allocated to the region. SPC helps counties, cities, municipalities and townships use federal transportation funds in a timely way, among other things. SPC is also the region’s designated Local Development District and Economic Development District by the US Appalachian Regional Commission and the US Department of Commerce. In this role, SPC establishes regional economic development priorities and provides a wide range of services to the region.

The current lease is for a 10-year term expiring in January 2023 for 28,392 sq. ft. at the property. SPC is currently paying annual rent of $567,840 ($20.00 PSF) with $0.25 annual increases throughout their lease term. The tenant has two 5-year extension options at the then current market rent and no termination options.

Access Data Corp., Inc. (17,696 sq. ft., 6.1% of NRA, 10.5% of U/W Base Rent). Access Data Corp., Inc. provides enterprise data management, analysis and reporting services for the financial services industry in the United States. The company offers mutual fund manufacturers and distributors a platform for acquiring, managing and utilizing the asset data that is essential to achieve growth objectives. It provides SalesVision, a solution that provides storage and analysis solutions delivering Web-based reporting as Software-as-a-Service. The company offers enterprise data management, market intelligence, sales reporting, tax management, compliance and risk management solutions. Its clients utilize the technology and services to gain visibility into how sales and assets are generated. The company was founded in 1997 and is headquartered in Pittsburgh, Pennsylvania. As of May 21, 2009, Access Data Corp., Inc. operates as a subsidiary of Broadridge Financial Solutions, Inc.

Access Data Corp., Inc. has been a tenant at the property since 2000. The current lease is for a five-year term expiring in December 2017 for 17,696 sq. ft. at the property. Access Data Corp., Inc. is currently paying annual rent of $353,035 ($19.95 PSF), flat for the remainder of the term. The tenant has one, three-year extension option at the then current market rent and no termination option.

B-54

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

The Market. The Two Chatham Center & Garage Property is located at 112 Washington Place in downtown Pittsburgh, Pennsylvania. The Two Chatham Center & Garage Property is located on the eastern side of Pittsburgh’s CBD, directly off of Route 579, which provides access to Routes 279 and 376 and in turn provides access to all of Pittsburgh’s major suburbs. The property is in close proximity to transient demand drivers including the Consol Energy Center and Duquesne University, a private university that enrolls over 10,000 students, both of which are located across the street and numerous restaurants within a five minute walk of Two Chatham Center & Garage Property. Additionally, the property is approximately 0.4 mile from UPMC Mercy Hospital, 1.0 mile from PNC Park, 1.1 miles from Heinz Field, 2.0 miles from the University of Pittsburgh and 3.0 miles from Carnegie Mellon University.

Garage: There are roughly 20,000 parking spaces within the Pittsburgh CBD area, which includes parking garages, open surface lots, metered spaces and free spaces. The Pittsburgh Parking Authority operates over 8,000 spaces in garages and over 8,000 metered spaces. The balance of garage spaces is generally located with office buildings or free-standing parking structures operated by third party companies. On the fringes of the CBD area, there are other lots and garages in the North Shore area, Strip District, South Side and Station Square. According to the appraiser, there are no other parking structures or surface lots currently planned. In addition, approximately 900 spaces were recently lost as a result of the completion of a new arena at Fifth and Centre Avenues and an additional net loss of approximately 2,400 surface lot spaces is projected in the next few years within 0.2 miles of the Two Chatham Center & Garage Property, owing to the construction of a nearby Lower Hill development, with 1,188 residential units, 250,000 sq. ft. of commercial and entertainment space, 632,000 sq. ft. of office space and a 150-room hotel, slated to start in October 2015. In general, parking is considered to be in tight supply within the Pittsburgh CBD market area and the subject is projected to benefit from the projected loss of parking supply in the area.

The appraiser identified eight comparable parking garages and surface lots within a 0.5 mile radius of the property that are considered directly competitive with the Two Chatham Center & Garage Property. The parking facilities range from 150 to 1,950 parking spaces that charge a 3-hour initial rate of $5.75 to $23.00 per space. The chart below summarizes the appraiser’s competitive set.

Garage Competitive Set (1)
Property Name	Distance from Property	Capacity (parking spaces)	Type	Rate (3-hr Initial/Monthly)	Max Rate (day/night/event)
Two Chatham Center Garage	NAP	2,284	Attendant	$10.00 / $220.00	$18.00 / $6.00 / $8.00-$20.00

Garage Parking
Mellon Financial Garage	0.3 miles	650	Attendant	$8.00 / $205.00	$10.00 / $5.00 / $15.00
One Mellon Center Garage	0.4 miles	335	Self - Park	$11.00 / $300.00	$16.00 / $5.00 / $12.00
USX Tower Garage	0.4 miles	720	Self - Park	$23.00 / $394.00	$23.00 / $6.00 / $12.00
Grant Building Garage	0.5 miles	215	Attendant	$15.00 / $277.00-$310.00	$19.00 / NAP / NAP
Garage Total / Range(2)		1,920		$8-$23 / $205-$394	$10-$23 / $5-$6 / $12-$15

Surface Lot Parking(2)
Consol Energy Center Upper Lots	0.2 miles	1,950	Attendant	$5.75 / NAP	$5.75 / $5.75 / Varies
Consol Energy Center North Lots	0.2 miles	185	Attendant	$7.00 / NAP	$7.00 / $7.00 / Varies
Consol Energy Center South Lots	0.2 miles	185	Attendant	$7.00 / NAP	$7.00 / $7.00 / Varies
Washington Pace West Lots	0.2 miles	150	Attendant	$7.75 / NAP	$7.75 / NAP / Varies
Surface Lot Parking Total / Range(2)		2,470		$5.75-$7.75 / NAP	$5.75-$7.75 / $5.75-$7.00 / Varies
Total/Wtd.Avg.(3)		4,390		$5.75-$23.00 / $205.00-$394.00	$5.75-$23 / $5.00-$7.00 / Varies
(1)	Source: Appraisal
(2)	The surface lots are located within the Lower Hill site, slated to begin re-development in October 2015 for residential, commercial and entertainment uses.
(3)	Total/Wtd.Avg. excludes the Two Chatham Center & Garage Property.

Office: The Pittsburgh office market has been stable over the last 5 years and has absorbed new construction delivered to the market. Over the last two years, rental rates have been following a moderately increasing trend. Over the past two years, occupancy levels in the overall Pittsburgh market have ranged from approximately 91.6% to 91.9%, while the local submarket has performed slightly lower at 90.1% to 90.8%. The immediate area is an established infill location, characterized by office, retail, residential and entertainment uses and the Two Chatham Center & Garage Property is the closest of downtown office buildings to local universities such as Carnegie Mellon, Duquesne and The University of Pittsburgh.

The CBD Pittsburgh submarket contains 32.4 million sq. ft. of office space, with an overall vacancy rate of 8.2%. New product delivered to the submarket is anticipated to be minimal over the next two years and net absorption is projected to remain relatively flat. Pittsburgh’s CBD is a high barrier to entry market due to the lack of developable land.

B-55

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

The appraiser identified a set of five comparable Class A and Class B properties within a one-mile radius of the property and with a comparable occupancy profile, which are considered directly competitive with the Two Chatham Center & Garage Property. The buildings range from 316,482 to 515,000 sq. ft. with a weighted average occupancy of 80.5%. Leases signed at the competitive properties range from $19.25 to $29.50 PSF with a base year stop expense basis. The chart below summarizes the appraiser’s competitive set.

Office Competitive Set (1)
Property Name	Distance from Property	Year Built	Net Rentable Area (sq. ft.)	Occupancy	Quoted Rental Rate (PSF) off BY Stop
Two Chatham Center & Garage Property	NAP	1981	290,501	60.3%	$19.22(2)
Liberty Center	0.5 miles	1987	515,000	87.0%	$29.50
11 Stanwix Building	1.0 miles	1970	437,645	75.0%	$29.50
Frick Building	0.4 miles	1910	335,519	87.0%	$24.00
Chamber of Commerce Building	0.4 miles	1917	316,482	80.0%	$19.25
Koppers Building	0.1 miles	1929	356,439	72.0%	$21.50
Total/Wtd.Avg.(3)			1,961,085	80.5%	$25.45
(1)	Source: Appraisal
(2)	The rental rate reflects in-place rent for Two Chatham Center Office tenants in occupancy.
(3)	Total/Wtd.Avg. excludes the Two Chatham Center & Garage Property.

The appraiser concluded a stabilized office vacancy for the property of 85.0% and a weighted average market rent of $20.95 PSF, based on a $21.00 PSF market rent for the office space (287,921 sq. ft.) and $15.00 PSF market rent for the ground floor retail space (2,580 sq. ft.).

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	U/W	U/W PSF
Office Component
Base Rent(1)	$3,413,554	$3,753,485	$3,497,333	$3,364,928	$11.58
Step Rent	0	0	0	20,493	0.07
Value of Vacant Space	0	0	0	2,266,701	7.80
Gross Potential Rent (Office)	$3,413,554	$3,753,485	$3,497,333	$5,652,122	$19.46
Total Recoveries	122,682	81,015	147,300	72,807	0.25
Other Income(2)	241,882	212,508	65,918	366,571	1.26
Less: Vacancy(3)	0	0	0	(2,266,701)	(7.80)
Effective Gross Income (Office)	$3,778,118	$4,047,008	$3,710,551	$3,824,799	$13.17
Garage Component
Parking Income (net of parking tax)	6,020,973	6,178,810	5,995,429	5,995,429	20.64
Effective Gross Income	$9,799,091	$10,225,818	$9,705,980	$9,820,228	$33.80
Operating Expenses (Office)	2,304,688	2,229,116	2,331,823	2,581,952	8.89
Operating Expenses (Garage)	1,244,896	1,338,271	1,343,443	1,343,443	4.62
Total Operating Expenses	$3,549,584	$3,567,387	$3,675,266	$3,925,395	$13.51
Net Operating Income (Office)	1,473,430	1,817,892	1,378,728	1,242,847	4.28
Net Operating Income (Garage)	4,776,077	4,840,539	4,651,986	4,651,986	16.01
Net Operating Income	$6,249,507	$6,658,431	$6,030,714	$5,894,833	$20.29
TI/LC	0	0	0	206,073	0.71
Capital Expenditures	0	0	0	49,385	0.17
Net Cash Flow	$6,249,507	$6,658,431	$6,030,714	$5,639,375	$19.41

(1)	U/W Base Rent is based on June 4, 2015 rent roll.
(2)	Other Income includes miscellaneous charges and expense reimbursements.
(3)	Vacancy was underwritten as 40.1% of gross income to reflect in-place economic vacancy. Physical vacancy as of June 3, 2015 is 39.7%.

B-56

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

Property Management.  The Two Chatham Center & Garage Property is managed by Elteq Management Co., Inc., a sponsor-affiliate.

Lockbox / Cash Management. The Two Chatham Center & Garage Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all tenants to deposit all rents and deposit all revenues and receipts from the property into the lockbox account controlled by the lender. Provided no Trigger Period (as defined below) exists, all funds in the lockbox are swept daily to the borrowers operating account. Upon the occurrence and during the continuance of a Trigger Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender and applied to payment of all required payments and reserves in accordance with the Two Chatham Center & Garage Loan documents.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the loan documents, (ii) the DSCR being less than 1.25x as of any calendar quarter end or (iii) a bankruptcy action with respect to borrower or guarantors and will end if (a) with respect to clause (i) the event of default has been cured and (b) with respect to clause (ii) the DSCR is at least 1.30x for two consecutive calendar quarters.

Initial Reserves. At closing, the borrower deposited (i) $65,387 into an insurance reserve account, (ii) $103,418 into a prepaid rent reserve for existing rent obligations due Thomas, Rhodes, & Cowie, for July 2015 through October 2015 rents (iii) $750,000 into a TI/LC reserve account and (iv) $84,945 into an outstanding TI/LC reserve account for existing TI/LC obligations outstanding, but not yet due for two tenants, including Cohen & DiRenzo and Thomson, Rhodes & Cowie.

Ongoing Reserves.  On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $48,142, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $7,265, into an insurance reserve account, (iii) $7,263 into a replacement reserve account subject to a cap of $435,752 (iv) $22,917 into a TI/LC reserve account, subject to a cap of $1.1 million exclusive of the upfront TI/LC and outstanding TI deposits referenced above to be replenished if drawn. Borrower may elect to post a letter of credit in an amount equal to $1.1 million in place of the ongoing TI/LC reserves. However, if Travelers Lease Occupancy Conditions (defined below) are satisfied, then the cap is required to be $600,000 and the borrower may elect to post a letter of credit in an amount equal to $600,000 in the place of the ongoing TI/LC reserves, to be held by lender as additional collateral for the Loan.

“Travelers Lease Occupancy Conditions” will occur if after September 2017 and given that (i) Travelers has renewed for a five-year term or longer or a suitable replacement tenant has entered into a lease with a five-year term or longer and taken occupancy of the space at terms acceptable to lender and (ii) the DSCR is 1.40x or greater.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness. None.

B-57

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

ALLEGHENY CENTER
Allegheny Concourse
ALLEGHENY WEST
NORTH SHORE
North Shore Apartments
PNC Park
Alcoa Corporate Center
Allegheny Landing
Hyatt Place Hotel
Stage AE Concert Hall
Del Monte Center
Allegheny River
One Waterfront Place
Hampton Inn
Heinz History Center
David L. Lawrence Convention Center
Courtyard Hotel
The Westin
Union Station
Federal Courthouse
Point State Park Fountain
Point State Park
Fort Pitt Museum
One Gateway Center
Two Gateway Center
Penn Ave Place
EQT Plaza
Benedum Center
Jackman Bldg
Fifth Ave Place
Wyndham Grand Hotel
PNC Plaza
Heinz 57 Center
City Centre Tower
411
Gulf Tower
AT&T Bldg
Pittsburgh
US Steel Building
Four Gateway Center
Commonwealth of Penn.
Two PPG Place
Market Square Place
Platt Place
Omni Hotel
Verizon Bldg
One PPG Place
Post-Gazette
Six PPG Place
CENTRAL BUSINESS DISTRICT
PNC Plaza
Union Trust Bldg
BNY Mellon Center
Mellon HQ
Bank Tower
Macy's
11 Stanwix
PNC Center
Standard Life Bldg
Allegheny Courthouse
One Oxford Centre
Grant Bldg
Pittsburgh Marriott City Center
Chatham Center
CONSOL Energy Center
Cambria Hotel & Suites
Two Chatham Center & Garage
112 Washington Place
Pittsburgh, PA 15219
UPMC Mercy Medical Center
Duquesne University
PNC Firstside Center
Sheraton Station Square
Bessemer Court
Commerce Court
Freight House Shops
SOUTH SHORE
East Warehouse
Monongahela River
Edgeworth
Ross Township
Glenview
Moon
Emsworth
Sharpsburg
Bellevue
Millvale
Robinson Township
Ingram
Pittsburgh
Imperial
Crafton
Homestead
Oakdale
Dormont
Munhall
Presto
Scott Township
Brentwood
Mt Lebanon
Baldwin
Bethel Park
CARTIFACT

B-58

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B-59

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

B-60

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Donald J. Trump
Borrower:	40 Wall Street LLC
Original Balance(1):	$60,000,000
Cut-off Date Balance:	$59,883,649
% by Initial UPB:	4.3%
Interest Rate:	3.6650%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	300 months
Additional Debt(1):	$100,000,000 Pari Passu Debt
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$1,515,525	$505,175
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Payment Reserve:	$815,226	NAP
Ground Rent:	$0	Springing

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$137
Balloon Balance / Sq. Ft.:	$98
Cut-off Date LTV:	29.6%
Balloon LTV:	21.1%
Underwritten NOI DSCR:	2.28x
Underwritten NCF DSCR:	2.10x
Underwritten NOI Debt Yield:	14.0%
Underwritten NCF Debt Yield:	12.9%
Underwritten NOI Debt Yield at Balloon:	19.6%
Underwritten NCF Debt Yield at Balloon:	18.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Leasehold
Location:	New York, NY
Year Built / Renovated:	1929 / 1995
Total Sq. Ft.:	1,165,207
Property Management:	The Trump Corporation
Underwritten NOI(4):	$22,283,771
Underwritten NCF:	$20,527,675
Appraised Value:	$540,000,000
Appraisal Date:	June 1, 2015

Historical NOI
Most Recent NOI(4):	$10,293,751 (T-12 March 31, 2015)
2014 NOI:	$10,685,306 (December 31, 2014)
2013 NOI:	$14,754,335 (December 31, 2013)
2012 NOI:	$8,884,245 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(5):	94.5% (May 19, 2015)
2014 Occupancy(5):	80.6% (December 31, 2014)
2013 Occupancy:	76.4% (December 31, 2013)
2012 Occupancy:	58.9% (December 31, 2012)
(1)	The Original Balance of $60.0 million represents the non-controlling Note A-3, of a $160.0 million whole loan (the “40 Wall Street Loan Combination”) evidenced by three pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1 and non-controlling Note A-2, with an aggregate original principal amount of $100.0 million, which will be included in a future securitization.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 40 Wall Street Loan Combination.
(4)	The increase in the Underwritten NOI from Most Recent NOI is due primarily to approximately $3.5 million in new leases signed since April 2015, the burn off of approximately $6.5 million in free rent and approximately $1.0 million in UW Rent Steps.
(5)	The increase in occupancy from 2014 Occupancy to Most Recent Occupancy is due to 145,740 sq. ft. in new leases, which commence in 2015, including Dean & DeLuca which has signed a lease for 18,500 sq. ft., but is not yet in occupancy.

B-61

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Major Tenants
Green Ivy	NR/NR/NR	86,350	7.4%	$30.00	6.6%	11/30/2061
Countrywide Insurance Company(2)	NR/NR/NR	82,302	7.1%	$25.00	5.2%	8/31/2021
Duane Reade(3)	NR/Baa2/BBB	77,810	6.7%	$40.93(4)	8.1%	Various(3)(5)
Haks Engineering & Land Surveyors(6)	NR/NR/NR	69,916	6.0%	$30.80	5.5%	3/31/2029
Weidlinger Associates Inc(7)	NR/NR/NR	61,082	5.2%	$27.00	4.2%	1/31/2033
Total Major Tenants		377,460	32.4%	$30.83	29.6%
Remaining Tenants		723,508	62.1%	$38.21	70.4%
Total Occupied Tenants		1,100,968	94.5%	$35.68	100.0%
Vacant		64,239	5.5%
Total		1,165,207	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Countrywide Insurance Company has two, five-year renewal options.
(3)	Duane Reade occupies 54,500 sq. ft. of office space on the 21st and 22nd floors under a lease that commenced on October 1, 2012 and expires March 31, 2028 with a current underwritten rent of $29.78 PSF. Duane Reade also occupies 23,310 sq. ft. of retail space under a lease that commenced on July 6, 2011 and expires January 31, 2032 with a current underwritten rent of $67.00 PSF.
(4)	U/W Base Rent PSF includes $350,153 in step rent which represents the straight line of average rent underwritten throughout Duane Reade’s lease term. The current in-place base rent PSF is $36.43.
(5)	Duane Reade has the right to terminate the lease for its 54,500 sq. ft. of office space effective March 31, 2018 with a payment of $2,932,476 ($53.81 PSF) and on March 31, 2023 with a payment of $535,917 ($9.83 PSF).
(6)	Haks Engineering & Land Surveyors (“Haks”) has one, five-year renewal option. Additionally, Haks has a termination right effective March 1, 2024 with 12 months’ notice and payment of a termination fee of $2,110,746 ($30.18 PSF).
(7)	Weidlinger Associates Inc (“Weidlinger”) has one, five-year renewal option.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,900	0.2%	1,900	0.2%	$25.26	0.1%	0.1%
2015	0	0	0.0%	1,900	0.2%	$0.00	0.0%	0.1%
2016	3	31,152	2.7%	33,052	2.8%	$31.54	2.5%	2.6%
2017	8	77,838	6.7%	110,890	9.5%	$39.24	7.8%	10.4%
2018	4	26,049	2.2%	136,939	11.8%	$48.40	3.2%	13.6%
2019	1	5,433	0.5%	142,372	12.2%	$40.92	0.6%	14.2%
2020	10	62,499	5.4%	204,871	17.6%	$38.45	6.1%	20.3%
2021	5	107,752	9.2%	312,623	26.8%	$27.87	7.6%	27.9%
2022	13	150,653	12.9%	463,276	39.8%	$33.28	12.8%	40.7%
2023	4	36,184	3.1%	499,460	42.9%	$42.45	3.9%	44.6%
2024	2	8,786	0.8%	508,246	43.6%	$40.37	0.9%	45.5%
2025	6	37,297	3.2%	545,543	46.8%	$39.49	3.8%	49.3%
Thereafter	22	555,425	47.7%	1,100,968	94.5%	$35.88	50.7%	100.0%
Vacant	NAP	64,239	5.5%	1,165,207	100.0%	NAP	NAP
Total / Wtd. Avg.	79	1,165,207	100.0%			$35.68	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

B-62

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

The Loan.    The 40 Wall Street loan (the “40 Wall Street Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in one office building totaling 1,165,207 sq. ft., located at 40 Wall Street in New York City (the “40 Wall Street Property”) with an original principal balance of $60.0 million. The 40 Wall Street Loan is comprised of the non-controlling Note A-3 of a $160.0 million whole loan that is evidenced by three pari passu notes (collectively, the “40 Wall Street Loan Combination”). Only the $60.0 million non-controlling Note A-3 will be included in the COMM 2015-CCRE24 Mortgage Trust. The controlling Note A-1 and non-controlling Note A-2, with original principal balances of $80.0 million and $20.0 million, respectively, are expected to be included in one or more future securitizations. The 40 Wall Street Loan has a 10-year term and amortizes on a 25-year schedule. The 40 Wall Street Loan accrues interest at a fixed rate equal to 3.6650% and has a cut-off date balance of approximately $59.9 million. Loan proceeds were used to retire existing debt of approximately $160.3 million, cover closing costs of approximately $6.9 million and fund reserves of $2.3 million. Based on the appraised value of $540.0 million as of June 1, 2015, the cut-off date LTV is 29.6%. The most recent prior financing of the 40 Wall Street Property was not included in a securitization.

The relationship between the holders of the Note A-1, Note A-2, and Note A-3, will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” in the Prospectus Supplement.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$80,000,000	$78,844,865	LCF	Yes
Note A-2	$20,000,000	$19,961,216	LCF	No
Note A-3	$60,000,000	$59,883,649	COMM 2015-CCRE24	No
Total	$160,000,000	$159,689,729

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$160,000,000	94.4%	Loan Payoff	$160,331,517	94.6%
Sponsor Equity	$9,514,109	5.6%	Closing Costs	$6,851,841	4.0%
			Reserves	$2,330,751	1.4%
Total Sources	$169,514,109	100.0%	Total Uses	$169,514,109	100.0%

The Borrower / Sponsor.    The borrower, 40 Wall Street LLC, is a single purpose New York limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower, the non-recourse carveout guarantor and the guarantor of property expenses is Donald J. Trump.

Through the various ownership entities in the borrower, Mr. Trump owns a 100% indirect interest in the borrower. Donald J. Trump has over 40 years’ experience in the real estate industry. Mr. Trump’s developments include Trump Tower, located along Fifth Avenue in Manhattan, New York, 40 Wall Street, Trump World Tower, located across from the United Nations in Manhattan, New York, the Trump International Hotel & Tower on Central Park West in Manhattan, New York, the 92-story Trump International Hotel & Tower in Chicago, Illinois, and Trump Park Avenue located at 59th Street and Park Avenue in Manhattan, New York. Mr. Trump has also been involved in golf course developments. Additionally, Mr. Trump also owns interests in the 1290 Avenue of the Americas office building in Manhattan and the Bank of America Building in San Francisco, California.

The Property. The 40 Wall Street Property is a 63-story Class A, multi-tenant, office building that was constructed in 1929 and most recently renovated in 1995 with ongoing capital invested. The 40 Wall Street Property is located on Wall Street between Nassau and Williams Street. The 40 Wall Street Property totals 1,165,207 sq. ft. and is comprised of 1,118,416 sq. ft. of office space, 240 sq. ft. of storage space and 46,551 sq. ft. of retail space. As of May 19, 2015, the 40 Wall Street Property was 94.5% leased and the office space (92.3% of U/W Base Rent) was approximately 94.5% leased. Office floor plates at the 40 Wall Street Property range from 3,591 sq. ft. to 38,828 sq. ft. and offer views of Wall Street, downtown Manhattan and New York Harbor. The 40 Wall Street Property has approximately 150 ft. of frontage along Wall Street and 203 ft. of frontage along Pine Street. Additionally, the 40 Wall Street Property is located within 5 blocks of the 2, 3, 4, 5, M, J, Z and R trains.

The three largest tenants at the 40 Wall Street Property occupy a total of 21.2% of the total net rentable area (“NRA”) and account for 19.9% of underwritten base rent. The largest tenant, Green Ivy, occupies 86,350 sq. ft., or 7.4% of total NRA, and accounts for 6.6% of underwritten base rent. The second largest tenant, Countrywide Insurance Company, occupies 82,302 sq. ft. or 7.1% of total NRA, and accounts for 5.2% of underwritten base rent. The third largest tenant, Duane Reade, occupies 54,500 sq. ft. of office space and 23,310 sq. ft. of retail space, for a total of 77,810 sq. ft. or 6.7% of total NRA, and accounts for 8.1% of underwritten base rent. No other tenant at the 40 Wall Street Property occupies more than 6.0% of total NRA or accounts for more than 5.5% of underwritten base rent. Approximately 8.9% of the total NRA is occupied by four tenants rated at least Baa2 by Moody’s and BBB by S&P (“Investment Grade Tenants”), including Duane Reade, Telstra Inc., Euroclear Bank SA, and UBS Financial Services. Investment Grade Tenants have a weighted average remaining lease term of 11.5 years and total tenants excluding month to month tenants have a remaining lease term of approximately 12.7 years.

B-63

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

In 2015, 15 new leases totaling 145,740 sq. ft., or 12.5% of total NRA, have been executed, increasing occupancy to 94.5% as of May 19, 2015.

Environmental Matters. The Phase I environmental report dated June 3, 2015 recommended no further action at the 40 Wall Street Property, other than to implement an operations and maintenance plan for asbestos.

Major Tenants.

Green Ivy (86,350 sq. ft.; 7.4% of NRA; 6.6% of U/W Base Rent) Green Ivy (d/b/a “The Pine Street School”) is an 86,350 sq. ft., 40 class room school that serves students from preschool through sixth grade. The elementary school tuition is currently $33,800 annually. The Pine Street School is the second school in the Green Ivy network, following Battery Park Montessori, a preschool that opened in Battery Park City in September 2013.

Countrywide Insurance Company (82,302 sq. ft.; 7.1% of NRA; 5.2% of U/W Base Rent) (“Countrywide”) Countrywide is licensed to write all lines of property/casualty insurance, and operates in a regional specialty niche market consisting of lower limit private passenger and commercial automobile business in the downstate New York area. Countrywide is headquartered at the 40 Wall Street Property, and focuses its business solely on the New York City metropolitan area and its suburbs. At expiration of the initial term of its lease, Countrywide has two, five-year extensions remaining.

Duane Reade (77,810 sq. ft.; 6.7% of NRA; 8.1% of U/W Base Rent Moody’s/S&P Baa2/BBB) Duane Reade operates over 250 stores in commercial and residential neighborhoods in New York City. In 2010, Duane Reade became part of the Walgreens Boots Alliance Inc. (“Walgreens”) family of companies. Walgreens is the leading drug retailing chain in the United States, both by store count, and total sales. Duane Reade has ranked as the fastest growing drugstore chain in the industry, and is number one in sales per square foot. The 40 Wall Street Property serves as the headquarters of the Duane Reade division, and also houses its flagship store. The Ground Floor of the 40 Wall Street Property features a 23,310 sq. ft. Duane Reade store which is the largest Duane Reade in operation. It features a number of unique offerings, including: a hair salon, a nail bar, a pharmacy with a doctor on-hand, a sushi bar, a juice bar, and a stock ticker. The Duane Reade features entrances on both Pine and Wall Street.

Duane Reade occupies 54,500 sq. ft. office space on the 21st and 22nd floors under a lease which commenced on October 1, 2012 and expires March 31, 2028 with a current underwritten rent of $29.78 PSF. Duane Reade also occupies 23,310 sq. ft. of retail space under a lease which commenced on July 6, 2011 and expires January 31, 2032 with a current underwritten rent of $67.00 PSF. Duane Reade has the right to terminate the lease for 54,500 sq. ft. of office space effective March 31, 2018 with a payment of $2,932,476 ($53.81 PSF) and on March 31, 2023 with a payment of $535,917 ($9.83 PSF).

The Market. The 40 Wall Street Property is located in New York’s Downtown office market within the Financial East office submarket. As of the Q1 2015, Downtown Class A office inventory was comprised of approximately 52.8 million sq. ft. of office space with a vacancy rate of 12.9% and Downtown Class B office inventory was comprised of 26.8 million sq. ft. of office space with a vacancy rate of 6.5%. Specifically, Class A office inventory within the Financial East submarket was comprised of approximately 23.4 million sq. ft. of office space with a vacancy rate of 11.8% and Class B office inventory within the Financial East submarket was comprised of 10.9 million sq. ft. of office space with a vacancy rate of 6.5%. As of Q1 2015, Class A and Class B Financial East office submarket rental rates were $55.88 PSF and $43.27 PSF, respectively. The appraiser analyzed a set of six comparable properties within the immediate competitive area of the 40 Wall Street Property and concluded an office market rental range of $40.00 PSF to $57.50 PSF. Underwritten weighted average office rents at the 40 Wall Street Property are currently $35.68 PSF, below the appraiser’s concluded office market rent for the 40 Wall Street Property of $47.41 PSF. The chart below summarizes the comparable set as determined by the appraisal.

B-64

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

Comparable Set(1)
Building	Area	Available	% Occupied	Asking Rent Low	Asking Rent High
40 Wall Street Property(2)	1,165,207	1,100,968	94.5%	NAP	NAP
14 Wall Street	956,654	145,562	84.7%	$40.00	$45.00
100 Church Street	970,627	0	100.0%	NAP	NAP
123 William Street	503,325	10,317	98.0%	$40.00	$54.00
111 Broadway	427,598	63,851	85.1%	$45.00	$49.00
120 Broadway	1,916,700	236,154	87.7%	$43.00	$48.00
233 Broadway	855,104	16,738	98.0%	$55.00	$57.50
Total / Wtd. Avg.(3):	5,630,008	472,622	91.6%	$44.40	$49.90
(1)	Source: Appraisal.
(2)	Based on rent roll dated May 19, 2015.
(3)	Total / Wtd. Avg. excludes the 40 Wall Street Property.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 3/31/2015	U/W	U/W PSF
Base Rent(1)	$22,916,462	$28,462,549	$26,125,497	$26,040,716	$39,279,020	$33.71
Value of Vacant Space	0	0	0	0	3,114,561	2.67
Gross Potential Rent	$22,916,462	$28,462,549	$26,125,497	$26,040,716	$42,393,581	$36.38
Total Recoveries(2)	2,709,593	1,712,481	644,801	352,596	436,932	0.37
Total Other Income(2)	2,376,014	2,804,827	2,833,531	2,764,084	3,168,584	2.72
Less: Vacancy(3)	0	0	0	0	(3,114,561)	(2.67)
Effective Gross Income	$28,002,069	$32,979,857	$29,603,829	$29,157,396	$42,884,535	$36.80
Total Operating Expenses(2)	19,117,824	18,225,522	18,918,523	18,863,645	20,600,765	17.68
Net Operating Income(4)	$8,884,245	$14,754,335	$10,685,306	$10,293,751	$22,283,771	$19.12
TI/LC	0	0	0	0	1,464,794	1.26
Capital Expenditures	0	0	0	0	291,302	0.25
Net Cash Flow	$8,884,245	$14,754,335	$10,685,306	$10,293,751	$20,527,675	$17.62
(1)	U/W Base Rent includes (i) $2,914,486 in rent steps for all tenants which go into effect July 1, 2016 and (ii) $350,153 in step rent which represents the straight line of average rent underwritten throughout Duane Reade’s lease term.
(2)	The increase in Total Recoveries, Total Other Income and Total Operating Expenses from most recent to U/W is primarily due to the recent leasing activity noted in footnote (4) below.
(3)

U/W Vacancy is based on the in-place vacancy of 5.5% and represents 7.3% of total gross income. The in-place vacancy includes credit for Dean and DeLuca which has signed a lease for 18,500 sq. ft., but is not yet in occupancy.

(4)	The increase in the Underwritten NOI from Most Recent NOI is due primarily to $3.5 million in new leases signed since April 2015, the burn off of approximately $6.5 million in free rent and approximately $1.0 million in UW Rent Steps.

Property Management.    The 40 Wall Street Property is managed by The Trump Corporation, a borrower affiliate.

Lockbox / Cash Management.     The 40 Wall Street Loan is structured with a hard lockbox and in place cash management. On or about closing, the borrower was required to instruct all tenants to deposit all rents and other payments into the lockbox account controlled by the lender for the term of the 40 Wall Street Loan. All funds in the lockbox account are swept daily to a lender controlled cash management account and disbursed in accordance with the 40 Wall Street Loan documents. Upon the occurrence of a Sweep Event (as defined below), all excess cash flow will be deposited into a lender controlled cash collateral account until the occurrence of a Sweep Event Cure (as defined below).

A “Sweep Event” will occur upon (i) an event of default under the loan agreement, (ii) the debt service coverage ratio, as tested quarterly, falling below 1.35x or (iii) an event of default under the property management agreement. A Sweep Event will end (a “Sweep Event Cure”) with respect to (i) above, if such event of default is cured prior to the acceleration of the 40 Wall Street Loan; with respect to (ii) above, if the debt service coverage ratio is 1.40x or greater for two (2) consecutive quarters; and with respect to (iii) above, (a) upon a satisfactory cure of such event of default under the property management agreement, as determined by lender in its reasonable discretion, or (b) if borrower replaces the property manager in accordance with the 40 Wall Street Loan documents.

Initial Reserves.    The 40 Wall Street Loan documents provide for initial deposits into the reserve accounts as follows: (i) $1,515,525 into a tax reserve account, (ii) $1,430,115 into a TI/LC reserve account, (iii) $815,226 into a payment reserve account for payment of the monthly debt service payment due on the first monthly payment date, (iv) $137,500 into a ground rent reserve account, and (v) $8,000 into a required repair reserve account. However, in lieu of initial deposits into the TI/LC, ground rent and required repair reserve accounts, the sponsor has provided a personal guaranty which is capped at $26,000,000 (except with respect to lease termination

B-65

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

payments, ground lease payments and insurance premiums, none of which are subject to the cap). Additionally, such guaranty covers approximately $6,950,875 in free rent.

Ongoing Reserves On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $505,175, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $74,826, into an insurance reserve account, (iii) $24,275 into a replacement reserve account, (iv) $122,066 into a TI/LC reserve account, and (v) the amount due for the following month under the ground lease, which currently equates to $137,500 per month, into a ground rent reserve account. In lieu of monthly deposits into the insurance, replacement, TI/LC and ground rent reserve accounts, the sponsor has provided a personal guaranty which is capped at $26,000,000 (except with respect to lease termination payments, ground lease payments and insurance premiums, none of which are subject to the cap).

Current Mezzanine or Subordinate Indebtedness.    None

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Ground Lease. The 40 Wall Street Property is subject to a ground lease with 40 Wall Street Holdings Corp. and New Scandic Wall Limited Partnership. The 40 Wall Street Property ground lease, dated November 30, 1995, expires on April 30, 2059 and has two consecutive renewal options. The first renewal option has a 67.5 year term expiring October 31, 2126. The second renewal option has an 80-year and two-month term expiring December 31, 2206. The current annual ground rent payment for the 40 Wall Street Property ground lease is $1,650,000 through December 31, 2017. Effective January 1, 2018 the annual ground rent payment for the 40 Wall Street Property ground lease is $1,815,000 through December 31, 2019. Effective January 1, 2020 the annual ground rent payment for the 40 Wall Street Property ground lease is $2,315,000 through December 31, 2022. Effective January 1, 2023 the annual ground rent payment for the 40 Wall Street Property ground lease is $2,546,500 through December 31, 2027. Effective January 1, 2028 the annual ground rent payment for the 40 Wall Street Property ground lease is $2,801,150 through December 31, 2032. On January 1, 2033the ground rent will reset to the greater of (a) 6.0% of the value of the land (considered as vacant and unimproved, but with the right to construct a 900,000 sq. ft. building for (i) office purposes and (ii) retail (A) where legally permissible on the ground floor and (B) elsewhere in the 40 Wall Street Property where it existed at any time during the 5 year period prior to the applicable date of valuation, and otherwise free and clear of all liens and encumbrances) or (b) 85.0% of the net rent payable in the immediately preceding 12-month period. The average annual ground lease rent payable over the loan term is $2,114,096.

B-66

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

TRIBECA
TWO BRIDGES
BROOKLYN BRIDGE
WEST STREET
FINANCIAL DISTRICT
40 Wall Street
40 Wall Street
New York, NY 10006
Hudson River
East River
BATTERY PARK CITY
BROOKLYN BATTERY TUNNEL
FDR DRIVE
Upper East Side
Upper West Side
West New York
Astoria
Long Island City
Central Park
Metropolitan Museum of Art
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Empire State Building
Madison Sq Garden
New York
MANHATTAN
Hoboken
NYU
SoHo
Jersey City
BROOKLYN
CARTIFACT

B-67

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

B-68

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Gordon D. Sondland
Borrower:	Portland Hotel, LLC
Original Balance:	$58,500,000
Cut-off Date Balance:	$58,500,000
% by Initial UPB:	4.2%
Interest Rate:	4.7800%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$402,506	$40,251
Insurance:	$0	Springing
FF&E(2):	$0	5% of preceding month’s gross revenues
Early Management Termination:	$0	Springing
Management Agreement Expiration:	$0	Springing
PIP Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$285,366
Balloon Balance / Room:	$232,949
Cut-off Date LTV:	70.0%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	1.88x
Underwritten NCF DSCR:	1.69x
Underwritten NOI Debt Yield:	11.8%
Underwritten NCF Debt Yield:	10.6%
Underwritten NOI Debt Yield at Balloon:	14.5%
Underwritten NCF Debt Yield at Balloon:	13.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Portland, OR
Year Built / Renovated:	1999 / 2011
Total Rooms:	205
Property Management:	Westin Hotel Management, L.P.
Underwritten NOI:	$6,925,694
Underwritten NCF:	$6,192,606
“As Is: Appraised Value:	$83,600,000
“As Is” Appraisal Date:	April 9, 2015
“As Stabilized” Appraised Value(3):	$89,300,000
“As Stabilized” Appraisal Date(3):	May 1, 2018

Historical NOI
Most Recent NOI:	$6,874,662 (T-12 May 31, 2015)
2014 NOI:	$6,262,183 (December 31, 2014)
2013 NOI:	$5,481,615 (December 31, 2013)
2012 NOI:	$4,860,333 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	83.5% (May 31, 2015)
2014 Occupancy:	82.4% (December 31, 2014)
2013 Occupancy:	83.0% (December 31, 2013)
2012 Occupancy:	85.5% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Following the replacement of the existing management agreement, the monthly deposit to the FF&E reserve will be reduced to 4% of the preceding month’s gross revenues.
(3)	The appraiser’s “As Stabilized” Value assumes the hotel achieves a RevPAR of $203.09 in May 2018.

B-69

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

Historical Occupancy, ADR, RevPAR(1)
	Westin Portland Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	84.7%	$163.74	$138.74	81.1%	$154.78	$125.48	104.5%	105.8%	110.6%
2014	82.6%	$183.49	$151.57	82.6%	$172.51	$142.47	100.0%	106.4%	106.4%
T – 12 April 2015	83.6%	$210.11	$175.55	83.1%	$193.77	$161.02	100.5%	108.4%	109.0%
(1)	Source: Hospitality research report.
(2)	Occupancy, ADR and RevPAR represent estimates from the Hospitality Research Report. The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Westin Portland Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan. The Westin Portland loan (the “Westin Portland Loan”) is a $58.5 million fixed rate loan secured by the borrower’s fee simple interest in a 205-room full service AAA and 4-Diamond luxury hotel located at 750 Southwest Adler in Portland, Oregon (the “Westin Portland Property”). The Westin Portland Loan has a ten-year term and amortizes on a 30-year schedule. The Westin Portland Loan accrues interest at a fixed rate equal to 4.7800%. Loan proceeds were used to retire existing debt of approximately $43.1 million, fund reserves of $0.4 million, pay closing costs of approximately $0.9 million and return approximately $14.1 million in equity to the borrower. Based on the appraised value of $83.6 million as of April 9, 2015, the cut-off date LTV is 70.0%. The most recent prior financing of the Westin Portland Property was included in the COMM 2006-C8 securitization.

The prior loan was modified during 2011. In exchange for an extension of the interest-only period the sponsor posted a $4.0MM letter of credit and provided a guarantee of the required PIP in 2011.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$58,500,000	100.0%	Existing Loan Payoff	$43,053,984	73.6%
			Reserves	$402,506	0.7%
			Closing Costs	$920,096	1.6%
			Return of Equity	$14,123,413	24.1%
Total Sources	$58,500,000	100.0%	Total Uses	$58,500,000	100.0%

The Borrower / Sponsor. The borrower, Portland Hotel, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Gordon D. Sondland.

Gordon D. Sondland is chairman of The Aspen Companies LLC (“Aspen”) and the founder and CEO of Provenance Hotels (“Provenance”). Aspen owns, develops and manages a diversified portfolio of income properties including hotels, retail centers, office buildings and residential properties. Founded in 1985, Provenance serves as Aspen’s boutique hotel brand. In 2001, Provenance launched a management company that today operates and manages six independent boutique hotels with two additional properties currently undergoing construction and rebranding. Provenance is also an approved manager for Starwood and Marriott. Including the Westin Portland Property, Provenance owns, or retains an equity interest, in thirteen hotels, totaling 2,236 rooms, all of which are located in Oregon, Washington and Tennessee.

The Property. The Westin Portland Property is a 19-story, 205-room, full service, AAA and 4-Diamond luxury hotel located in Portland, Oregon. The hotel amenities include 2,060 sq. ft. of meeting space, a fully-equipped fitness center, and a 130-seat restaurant and bar. The Westin Portland Property was constructed in 1999 and underwent a $7.4 million ($36,585/room) renovation in 2011 as part of a brand-mandated Property Improvement Plan (“PIP”). The PIP included upgrades to all guest rooms, administrative offices, lobby upgrades, new elevators, and new restrooms. In addition, following the 2011 renovation, the fitness center was remodeled and received new equipment and all bathroom shower-in tubs received new tiling and shower pans. Since completion of the upgrades, the Westin Portland Property demonstrated a 31.2% increase in RevPAR, which is up from $134.45 in 2012 to $176.35 in underwritten TTM period ended May 31, 2015.

B-70

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

The subsequent table provides a detailed summary of the renovations since 2011.

Renovation Summary(1)
Project	Amount Spent	Per Room
Guestroom & Admin Office Artwork	$17,920	$87
Admin Office & Guestroom Soft and Case Goods Replacement	$7,419,637	$36,193
Fitness Center Equipment	$21,157	$103
Fitness Center Remodeling	$89,641	$437
Guestroom Bathroom Renovation	$360,664	$1,759
Cable Upgrade	$29,614	$144
Total	$7,938,633	$38,725
(1)	Source: Borrower

The Westin Portland Property is currently managed by Starwood Hotels & Resorts under their Westin Hotels & Resorts brand (“Westin”). Westin is an upper-upscale hotel concept catering to business and leisure travelers. All Westin hotels include a private health club, meeting and banquet space, business services and high-end amenities. The existing management agreement expires in August of 2019 and has no more renewal options remaining. Additionally, the sponsor has the right, with one year’s notice to remove the Westin flag from the property. The Westin Portland Loan is structured with a cash flow sweep 18 months prior to the expiration of the Westin flag in order to fund any required PIP work associated with renewal of the Westin flag. Additionally, as a condition to borrower exercising its right to terminate the existing management agreement, the sponsor will be required to deposit, among other things, $1,500,000 into an early management termination reserve account. For more information regarding the structure around the early termination of the existing management agreement as well as the cash flow sweep, see “Lockbox / Cash Management” and “Ongoing Reserves” herein.

Environmental Matters. The Phase I environmental report dated April 14, 2015 recommended no further action at the Westin Portland Property.

The Market. The Westin Portland Property is located in downtown Portland at the southeast quadrant formed by the intersection of Southwest Alder Street and Southwest Park Avenue. The hotel is located near Portland’s Pearl District, an upscale area featuring Powell’s Bookstore, a variety of art galleries, fashion boutiques, numerous cafés, hotels, eateries, theaters and upscale businesses and residences. According to a hospitality research report, the Portland CBD submarket, for upscale chains, had an occupancy rate of 82.4% for T-12 ending April 2015, which is up 0.9% from the same time in 2014, ADR was $175.43 resulting in a RevPAR of $144.49, which are up 12.8% and 13.8%, respectively.

The Westin Portland Property is near many of downtown Portland’s demand generators including Place Mall, the Willamette River waterfront, Portland Farmer’s Market, Rose Quarter/Moda Center indoor sports arena, Oregon Health & Science University (“OHSU”), Oregon Museum of Science and Industry, Pioneer Courthouse Square, Providence Park and Tom McCall Waterfront Park, all of which are located within a three mile radius of the Westin Portland Property. According to the appraisal, commercial travelers make up 56% of the Westin Portland Property’s room night demand, which is higher than each of the hotels in the primary competitive set. The appraiser attributes the high commercial demand concentration to the hotel’s Starwood-brand affiliation and central market location. In 2014, commercial and meeting demand accounted for approximately 40,000 rooms rented (65% of total rooms rented at the Westin Portland Property). The hotel also benefits its proximity to four MAX light rail lines, located within two blocks of the property which connect the CBD to the Oregon Convention Center, Memorial Coliseum, MODA Center, and Portland International Airport (PDX).

Additional commercial demand generators in the area include Nike, which according to the appraiser places approximately 30,000 room nights in the market annually, the OHSU, Oregon’s only health and Research University, Providence Portland Medical Center, Adidas, which has its North American headquarters located in Portland, and Intel, which is the largest private employer in downtown Portland.

B-71

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

The subsequent chart presents the primary competitive set to the Westin Portland Property:

Primary Competitive Set (1)
Property	Rooms	Year Opened/Renovated	Approximate Distance	2014 Occupancy	2014 ADR	2014 RevPAR
Westin Portland Property	205	1999 / 2011	NAP	82.8%(2)	$200.90(2)	$166.28(2)
Hotel DeLuxe Portland	130	1912 / 2006	0.4 miles	78.0%	$172.23	$134.51
Hotel Monaco Portland	221	1996 / 2011	0.2 miles	92.0%	$206.00	$189.52
Hotel Vintage Plaza	117	1991 / 2015	2.0 blocks	87.0%	$194.00	$168.78
Hotel Lucia	127	1908 / 2014	2.0 blocks	79.0%	$178.00	$140.62
Sentinel Hotel	100	1909 / 2014	0.2 miles	79.0%	$196.00	$154.84
Total / Wtd. Avg.	900			84.0%	$193.94	$162.83
(1)	Source: Appraisal.
(2)	2014 Occupancy, 2014 ADR and 2014 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above table with respect to 2014 Occupancy, 2014 ADR and 2014 RevPAR at the Westin Portland Property are attributable to variances in reporting methodologies and/or timing differences.

The appraiser determined demand segmentation of 56% commercial, 35% leisure travel and 9% meeting and group for the Westin Portland Property, compared to 40% commercial, 43% leisure travel and 17% meeting and group for the primary competitive set. The market demand mix is presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Leisure	Meeting and Group
Westin Portland Property	205	56%	35%	9%
Hotel DeLuxe Portland	130	25%	59%	16%
Hotel Monaco Portland	221	40%	40%	20%
Hotel Vintage Plaza	117	40%	45%	15%
Hotel Lucia	127	30%	45%	25%
Sentinel Hotel	100	40%	38%	22%
Total / Wtd. Avg.	900	40%	43%	17%
(1)	Source: Appraisal.

There are 837 rooms under construction in Portland, according to an industry research report, including 168 rooms within Hotel Eastlund and 203 rooms in Hyatt House Riverplace, both of which are scheduled to come online by August 2016. However, the new hotel projects will be located further away from downtown Portland, and as such are not expected to directly compete with the Westin Portland Property.

B-72

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 5/31/2015	U/W	U/W per Room
Occupancy	85.5%	83.0%	82.4%	83.5%	83.6%
ADR	$157.25	$178.50	$201.24	$211.25	$210.11
RevPAR	$134.45	$148.16	$165.82	$176.35	$176.35

Room Revenue	$10,087,809	$11,085,900	$12,441,604	$13,195,418	$13,195,418	$64,368
F&B Revenue	319,070	301,548	287,472	289,914	289,914	1,414
Parking Income	839,461	859,926	888,187	890,483	890,483	4,344
Other Revenue	238,411	222,579	378,662	285,948	285,948	1,395
Total Revenue	$11,484,751	$12,469,953	$13,995,925	$14,661,763	$14,661,763	$71,521
Departmental Expenses	2,854,383	3,012,297	3,257,159	3,149,259	3,149,259	15,362
Gross Operating Income	$8,630,368	$9,457,656	$10,738,766	$11,512,504	$11,512,504	$56,159
Undistributed Expenses	3,231,553	3,393,198	3,784,611	3,954,535	3,962,365	19,329
Gross Operating Profit	$5,398,815	$6,064,458	$6,954,155	$7,557,969	$7,550,139	$36,830
Total Fixed Charges	538,482	582,843	691,972	683,307	624,445	3,046
Net Operating Income	$4,860,333	$5,481,615	$6,262,183	$6,874,662	$6,925,694	$33,784
FF&E(1)	464,401	464,401	524,310	564,811	733,088	3,576
Net Cash Flow	$4,395,932	$5,017,214	$5,737,873	$6,309,851	$6,192,606	$30,208
(1)	U/W FF&E represents 5.0% of Total Revenue.

Property Management. The Westin Portland Property is managed by Westin Hotel Management, L.P. (the “Westin Manager”) pursuant to a joint franchise/management agreement (the “Westin Management Agreement”) that was last renewed in 2009 and expires in August 2019, without any remaining extension options. The loan is structured with a “Management Agreement Sweep Period” (defined herein) cash flow sweep 18 months prior to the expiration of the Westin Management Agreement to fund any required PIP work associated with the rebranding of the hotel. In addition, the sponsor has an option to terminate the Westin Management Agreement prior to the August 2019 expiration date and following the earlier of 60 days from the date of securitization and December 10, 2015, with one year’s advance notice. Prior to either the early termination or expiration of the Westin Management Agreement, the borrower, among other things, is required to make a deposit of $1.5 million to either the Early Management Termination Reserve Account or the Management Agreement Expiration Reserve Account, as applicable. For more information regarding the structure the cash flow sweep, see “Lockbox / Cash Management” below.

Lockbox / Cash Management. The Westin Portland Loan is structured with a springing hard lockbox and springing cash management. As of the origination date, all rents payable to borrower are being delivered directly to an account held by the Westin Manager. So long as the property is managed under the Westin Management Agreement, to the extent there are sufficient funds held by Westin Manager, the Westin Manager will deposit with the lender an amount designated by the lender, and pursuant to a monthly invoice delivered by servicer to the Westin Manager, to pay the debt service and to fund the deposits to the reserve accounts required by the loan documents and any excess funds held by the Westin Manager will be released directly to borrower. During the continuance of a Cash Flow Sweep Period (defined herein), the borrower will cause all amounts payable to borrower under the Westin Management Agreement to be transmitted directly by the Westin Manager into a clearing account established and maintained by the borrower on a monthly basis, with such amounts swept to lender’s deposit account and applied in accordance with the loan documents, with any excess funds (after payment of debt service, reserve payments and all other amounts due under the loan documents) held by lender as additional cash collateral.

At any time when the property is no longer managed under the Westin Management Agreement, the borrower will deliver irrevocable written instructions, directing each credit card processing company to deposit all credit card receipts directly into the clearing account. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the borrower’s operating account, unless a Cash Flow Sweep Period is occurring, in which event such funds will be swept on a daily basis into the lender’s deposit account and applied with any excess funds (after payment of debt service, reserve payments and all other amounts due under the loan documents) held by lender as additional cash collateral.

A “Cash Flow Sweep Period” will commence upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.15x or (iii) the commencement of a Management Agreement Sweep Period (defined herein).

B-73

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

A Management Agreement Sweep Period will commence on the date that is 18 months prior to the expiration date of the Westin Management Agreement (unless prior to such date borrower has terminated the Westin Management Agreement pursuant to the conditions set forth in the loan documents) and will end upon (i) the execution of an Acceptable Replacement Management Agreement (defined herein) having a term of 10 years or extending not less than 2 years beyond the loan maturity date and (ii) the existence of sufficient funds in the PIP reserve account to complete any required capital improvements required by such Acceptable Replacement Management Agreement. If the Acceptable Replacement Management Agreement is an Acceptable Provenance Management Agreement (defined herein), then such Management Agreement Sweep Period will not end until (a) the existence of sufficient funds in the PIP Reserve Account to complete any required capital improvements required by such Acceptable Provenance Management Agreement (including any applicable rebranding expenses), and (b) the borrower has paid to lender the $1.5 million PIP deposit. If the funds deposited in the PIP Reserve Account exceed the total amount of funds required to complete any required capital improvements required by such Acceptable Provenance Management Agreement, then any excess amounts in the PIP Reserve Account may be applied to the payment of the $1.5 million PIP deposit.

An “Acceptable Replacement Management Agreement” means any of the following, as further described in the loan documents, (i) an acceptable Westin management agreement extension, (ii) an acceptable management agreement with brand, (iii) an Acceptable Provenance Management Agreement, (iv) an acceptable management agreement without brand, together with an acceptable franchise agreement or (v) any other management agreement and/or franchise agreement approved by the lender and the rating agencies.

An “Acceptable Provenance Management Agreement” means, among other things, a hotel management agreement between borrower, as owner, and Aspen Lodging Group, LLC, as manager, pursuant to which the entity will manage and operate the hotel located on the property under the “Provenance Hotels” brand and hotel system controlled by Aspen Lodging Group, LLC.

Initial Reserves. At origination closing, the borrower deposited $402,506 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $40,251, into a tax reserve account and (ii) 5.0% of the property’s gross revenue, which amount will be reduced to 4.0% of prior month’s gross revenue upon the replacement of the Westin Management Agreement with an Acceptable Replacement Management Agreement and completion of all associated PIP work associated with such Acceptable Replacement Management Agreement. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

As a condition to the borrower exercising its early termination right of the Westin Management Agreement, (i) the borrower will be required to make a $1.5 million deposit into the early management termination reserve account and (ii) a $225,500 deposit into the PIP reserve account (the “Provenance PIP Deposit Amount”) on account of anticipated rebranding expenses. Furthermore, upon the expiration of the Westin Management Agreement, the borrower will be required to deposit: (i) to the extent the acceptable replacement management agreement is an Acceptable Provenance Management Agreement, $1.5 million into the management agreement expiration reserve account (the “Termination Cash Collateral Deposit Amount”) and (ii) the amount by which the estimated costs to perform any PIP plan required under the Acceptable Replacement Management Agreement exceeds the amounts then on deposit in the PIP reserve account (provided, if the funds deposited in the PIP reserve account exceed the total amount of funds required to complete any required capital improvements required by the Acceptable Provenance Management Agreement, then any excess amounts in the PIP reserve account may be applied to the payment of the Termination Cash Collateral Deposit Amount).

The $1.5 million PIP reserve funds will be released to the borrower after the following satisfaction of the all of the following conditions (i) the Westin Portland Property is open and operating under the Acceptable Provenance Management Agreement for a period of not less than twelve months and (ii) the debt yield is not less than 10.5% and (iii) the borrower delivers a request for the release of the funds.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

B-74

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

Westin Portland
750 Southwest Alder Street
Portland, OR 97205
PEARL DISTRICT
BREWERY BLOCKS
OLD TOWN / CHINATOWN
Portland
Willamette River
MORRISON BRDG
HAWTHORNE BRIDGE
Vancouver
PORTLAND INT'L AIRPORT
Cedar Mill
West Haven -Sylvan
Cedar Hills
Portland
Gresham
Raleigh Hills
Beaverton
Metzger
Milwaukie
Happy Valley
Tigard
Lake Oswego
Oatfield
Clackamas
King City
Johnson City
Rivergrove
Gladstone
Tualatin
Sherwood
West Linn
CARTIFACT

B-75

5601 Natomas Boulevard Sacramento, CA 95835	Collateral Asset Summary – Loan No. 9 Carefree Natomas Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,800,000 53.5% 1.24x 7.9%

B-76

5601 Natomas Boulevard Sacramento, CA 95835	Collateral Asset Summary – Loan No. 9 Carefree Natomas Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,800,000 53.5% 1.24x 7.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Carefree Holdings Limited Partnership
Borrower:	Carefree Natomas Limited Partnership
Original Balance:	$37,800,000
Cut-off Date Balance:	$37,800,000
% by Initial UPB:	2.7%
Interest Rate:	4.5115%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for the first 24 months, 360 months thereafter
Additional Debt:	NAP
Call Protection:	L(24), DorYM1(90), O(6)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$449,750	$64,250
Insurance:	$74,375	$11,281
Replacement:	$0	$10,667
Required Repairs:	$400,000	NAP

Financial Information
Cut-off Date Balance / Unit:	$75,600
Balloon Balance / Unit:	$64,588
Cut-off Date LTV:	53.5%
Balloon LTV:	45.7%
Underwritten NOI DSCR(2):	1.30x
Underwritten NCF DSCR(2):	1.24x
Underwritten NOI Debt Yield:	7.9%
Underwritten NCF Debt Yield:	7.6%
Underwritten NOI Debt Yield at Balloon:	9.2%
Underwritten NCF Debt Yield at Balloon:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Senior Housing Multifamily
Collateral:	Fee Simple
Location:	Sacramento, CA
Year Built / Renovated:	2005 / NAP
Total Units:	500
Property Management:	Ken Templeton Realty & Investment Inc.
Underwritten NOI:	$2,986,128
Underwritten NCF:	$2,858,128
Appraised Value:	$70,600,000
Appraisal Date:	May 20, 2015

Historical NOI
Most Recent NOI:	$2,986,448 (T-12 April 30, 2015)
2014 NOI:	$2,963,123 (December 31, 2014)
2013 NOI:	$2,863,313 (December 31, 2013)
2012 NOI:	$2,848,513 (December 31, 2012)

Historical Occupancy(3)
Most Recent Occupancy:	94.2% (May 11, 2015)
2014 Occupancy:	89.8% (December 31, 2014)
2013 Occupancy:	90.8% (December 31, 2013)
2012 Occupancy:	90.4% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” below.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.73x and 1.65x, respectively.

(3)	Since 2011, the Carefree Natomas Apartments Property has averaged 90.4% occupancy.

B-77

5601 Natomas Boulevard Sacramento, CA 95835	Collateral Asset Summary – Loan No. 9 Carefree Natomas Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,800,000 53.5% 1.24x 7.9%

Multifamily Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Avg. Unit Size (Sq. Ft.)	Avg. Monthly Rental Rate	Avg. Monthly Rental Rate PSF	Market Monthly Rental Rate	Market Monthly Rate PSF
1 Bed/1 Bath	270	54.0%	626	$1,105	$1.78	$1,099	$1.76
2 Bed/1.5 Bath	84	16.8%	764	$1,270	$1.66	$1,270	$1.66
2 Bed/1 Bath	146	29.2%	999	$1,573	$1.57	$1,513	$1.51
Total / Wtd. Avg.	500	100.0%	758	$1,269	$1.70	$1,249	$1.67

(1)	Source: Appraisal.

The Loan. The Carefree Natomas Apartments loan (the “Carefree Natomas Apartments Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 500 unit garden-style, senior (55+) multifamily complex located in the Heritage Park master-planned community in Sacramento, California (the “Carefree Natomas Apartments Property”), with an original and cut-off date principal balance of $37.8 million. The Carefree Natomas Apartments Loan has a 10-year term and amortizes on a 30-year schedule after an initial two-year interest only period. The Carefree Natomas Apartments Loan accrues interest at a fixed rate equal to 4.5115%. Loan proceeds of $10.4 million were used to retire existing debt of approximately $28.7 million, fund upfront reserves of $0.9 million, pay closing costs of $0. 4 million and return approximately $7.7 million of equity to the borrower. Based on the appraised value of $70.6 million as of May 20, 2015, the cut-off date LTV ratio is 53.5%. The most recent prior financing of the Carefree Natomas Apartments Property was not included in a previous securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$37,800,000	100.0%	Loan Payoff	$28,709,257	76.0%
			Closing Costs	$420,953	1.1%
			Reserves	$924,125	2.4%
			Return of Equity	$7,745,665	20.5%
Total Sources	$37,800,000	100.0%	Total Uses	$37,800,000	100.0%

The Borrower / Sponsor. The borrower is Carefree Natomas Limited Partnership, a single purpose California limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Carefree Holdings Limited Partnership, a subsidiary of the Carefree Senior Living apartment communities, which was founded by Ken Templeton in 1993.

Ken Templeton is the president of Templeton Development Corporation, which is the largest developer of market rate senior apartment communities in the western United States, with a portfolio that includes over 3,000 units and 15,000 active senior adults.

The Property. The Carefree Natomas Apartments Property is a 500-unit garden-style, Class A, senior (55+) multifamily property located in the Heritage Park master-planned community in Sacramento, California, approximately five miles north of the Sacramento CBD and two miles east of Sacramento International Airport. Built in 2005, the Carefree Natomas Apartments Property includes 23 apartment buildings, eight garage buildings and one clubhouse building. The apartment buildings are comprised of 14, one-story apartment buildings with four to six units each and nine, three-story apartment buildings with 48 units each. The Carefree Natomas Apartments Property unit types include 270 one-bedroom one-bathroom units, 84 two-bedroom 1.5-bathroom units, and 146 two-bedroom two-bathroom units.

The amenities at Carefree Natomas Apartments Property include gated access, a clubhouse with a fitness center and billiards room, pool/spa, beauty salon, common laundry room, free shuttle transportation, and activity areas. Additionally, the Carefree Natomas Apartments Property features guest suites for visitors of the residents. As of May 11, 2015, the Carefree Natomas Apartments Property is 94.2% occupied and has averaged 90.4% occupancy since 2011.

Environmental Matters. The Phase I environmental report dated July 7, 2015 recommended no further action at the Carefree Natomas Apartments Property.

The Market. The Carefree Natomas Apartments Property is located in Heritage Park, a master-planned community five miles north of downtown Sacramento in the North Natomas area. Heritage Park consists of 965 single-family homes divided among three gated communities including the Carefree Natomas Apartments Property. As of Q1 2015, the North Natomas’ submarket vacancy rate was 1.9%, which is lower than the Sacramento market vacancy of 2.3%. In 2015, the population and median household income within a three-mile radius of the Carefree Natomas Apartments Property is 63,008 and $67,489, respectively.

The appraiser identified five comparable multifamily properties within the Carefree Natomas Apartments Property market. A summary of the five comparable multifamily properties is shown in the chart below.

B-78

5601 Natomas Boulevard Sacramento, CA 95835	Collateral Asset Summary – Loan No. 9 Carefree Natomas Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,800,000 53.5% 1.24x 7.9%

Competitive Set(1)
Name	Carefree Natomas Apartments Property	ACC Greenhaven Terrace	McKenzie at Natomas Park	Homecoming @ Creekside	Tuscaro	Miramonte and Trovas
Distance from Subject	NAP	7.0 miles	2.0 miles	2.0 miles	2.5 miles	1.3 miles
Type	Garden	Senior	Garden	Garden	Garden	Garden
Year Built / Renovated	2005 / NAP	2002 / NAV	2002 / NAV	2004 / NAV	1999 / NAV	2002 / NAV
Total Occupancy	94.2%(2)	100.0%	95.0%	97.0%	95.0%	98.0%
No. of Units	500	166	152	450	296	440
Avg. SF / Unit	758	631	978	1,109	951	896

(1)	Source: Appraisal

(2)	Based on a rent roll dated May 11, 2015.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W per Unit
Gross Potential Rent	$5,941,163	$6,233,477	$6,211,605	$6,315,724	$7,186,608	$14,373
Total Other Income(1)	210,257	166,886	182,833	177,830	177,830	356
Commercial Income(2)	6,300	7,200	6,900	6,900	6,900	14
Less: Vacancy, Credit Loss & Concessions (3)	(699,561)	(916,150)	(724,057)	(763,243)	(1,568,621)	(3,137)
Effective Gross Income	$5,458,159	$5,491,413	$5,677,281	$5,737,210	$5,802,717	$11,605
Total Operating Expenses	2,609,646	2,628,100	2,714,158	2,750,763	2,816,589	5,633
Net Operating Income	$2,848,513	$2,863,313	$2,963,123	$2,986,448	$2,986,128	$5,972
Capital Expenditures	0	0	0	0	128,000	256
Net Cash Flow	$2,848,513	$2,863,313	$2,963,123	$2,986,448	$2,858,128	$5,716

(1)	Total Other Income consists of income from four guest suite units.

(2)	Commercial Income represents the in-place lease for the beauty salon.

(3)	U/W Vacancy, Credit Loss & Concessions represents 21.8% of U/W Gross Potential Rent, which includes 7.5% economic vacancy, 10.2% concessions in line with the T-12, and 4.0% loss-to-lease. The appraiser’s concluded vacancy rate is 5.0% and the in-place physical vacancy is 5.8%.

Property Management. The Carefree Natomas Apartments Property is managed by Ken Templeton Realty & Investment, Inc., an affiliate of the borrower.

Lockbox / Cash Management. The Carefree Natomas Apartments Loan is structured with a springing soft lockbox and springing cash management. A soft lockbox and in place cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower, the borrower’s general partner, the non-recourse carve-out guarantor or the property manager or (iii) the failure by the borrower after the end of two calendar quarters to maintain a debt service coverage ratio of at least 1.10x until such time that the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.15x. A full excess cash flow sweep is required upon the occurrence and continuance of clauses (i) and (ii).

Initial Reserves. At origination, the borrower deposited (i) $449,750 into a tax reserve account, (ii) $74,375 into an insurance reserve account and (iii) $400,000 into a required repairs reserve account, which represents 125% of the engineer’s recommendation.

Ongoing Reserves. On a monthly basis, the borrower will be required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $64,250, (ii) 1/12 of the required insurance premiums, which currently equates to $11,281, and (iii) $10,667 ($256 per unit annually) into the required reserve account, subject to a cap of $640,000 ($1,280 per unit).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

B-79

5601 Natomas Boulevard Sacramento, CA 95835	Collateral Asset Summary – Loan No. 9 Carefree Natomas Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,800,000 53.5% 1.24x 7.9%

CARTIFACT
Carefree Natomas Apartments
5601 Natomas Boulevard
Sacramento, CA 95835
SACRAMENTO INT'L AIRPORT
North Highlands
RIO LINDA AIRPORT
MCCLELLAN AIRFIELD
Sleep Train Arena
Sacramento
Town And Country Village
Arden Fair
Kaiser Permanente - Sacramento
Raley Field
DOWNTOWN
Mercy General Hospital
Sutter Memorial Hospital
CSU Sacramento
UC Davis Health Center
SACRAMENTO EXECUTIVE AIRPORT
W ELKHORN BLVD
ELKHORN BLVD
DEL PASO RD
MAIN AVE
N MARKET BLVD
SAN JUAN RD
W EL CAMINO AVE
ARDEN WAY
LINCOLN HWY
RICHARDS BLVD
EXPOSITION BLVD
SACRAMENTO AVE
W CAPITOL AVE
FAIR OAKS BLVD
GRAND AVE
Chico
Reno
Yuba City
Carson City
Lake Tahoe
Roseville
Folsom
Sacramento
Santa Rosa
Napa
Vacaville
Fairfield
Vallejo
Concord
Oakland
San Francisco
Stockton
Lodi
Tracy
Modesto
Turlock
Merced
San Mateo
Fremont
Palo Alto
San Jose

B-80

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B-81

1 Sunflower Drive Bohemia, NY 11716	Collateral Asset Summary – Loan No. 10 Bunker Hill Village and Valley Forge Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,650,000 71.4% 1.25x 7.5%

B-82

1 Sunflower Drive Bohemia, NY 11716	Collateral Asset Summary – Loan No. 10 Bunker Hill Village and Valley Forge Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,650,000 71.4% 1.25x 7.5%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor(1):	Ross H. Partrich
Borrower:	Bunker Valley Associates, LLC
Original Balance:	$37,650,000
Cut-off Date Balance:	$37,650,000
% by Initial UPB:	2.7%
Interest Rate:	4.3860%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest Only for the first 60 months, 360 months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$62,389	$20,796
Insurance:	$0	Springing
Replacement:	$0	$1,621
Environmental Reserve:	$6,250	$0

Financial Information
Cut-off Date Balance / Pad:	$96,787
Balloon Balance / Pad:	$88,406
Cut-off Date LTV:	71.4%
Balloon LTV:	65.3%
Underwritten NOI DSCR(4):	1.26x
Underwritten NCF DSCR(4):	1.25x
Underwritten NOI Debt Yield:	7.5%
Underwritten NCF Debt Yield:	7.5%
Underwritten NOI Debt Yield at Balloon:	8.2%
Underwritten NCF Debt Yield at Balloon:	8.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Manufactured Housing Community
Collateral:	Fee Simple
Location:	Bohemia, NY
Year Built / Renovated:	1972 / NAP
Total Pads:	389
Property Management:	Newbury Management Company
Underwritten NOI:	$2,834,723
Underwritten NCF:	$2,815,273
Appraised Value:	$52,700,000
Appraisal Date:	March 31, 2015

Historical NOI
Most Recent NOI:	$2,794,342 (T-12 April 30, 2015)
2014 NOI:	$2,705,160 (December 31, 2014)
2013 NOI:	$2,583,492 (December 31, 2013)
2012 NOI:	$2,522,971 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	99.2% (June 30, 2015)
2014 Occupancy:	99.5% (December 31, 2014)
2013 Occupancy:	99.5% (December 31, 2013)
2012 Occupancy:	99.0% (December 31, 2012)
(1)	The sponsor is related to the borrower under the mortgage loan identified on Annex A-1 to the Prospectus Supplement as East Hampton Village, which has a Cut-off Date Balance of $21,360,000.
(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.69x and 1.68x, respectively.

B-83

1 Sunflower Drive Bohemia, NY 11716	Collateral Asset Summary – Loan No. 10 Bunker Hill Village and Valley Forge Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,650,000 71.4% 1.25x 7.5%

The Loan. The Bunker Hill Village and Valley Forge Village MHC loan (the “Bunker Hill Village and Valley Forge Village MHC Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 389-pad manufactured housing community located in Bohemia, New York (the “Bunker Hill Village and Valley Forge Village MHC Property”) with an original principal balance of $37.65 million. The Bunker Hill Village and Valley Forge Village MHC Loan has a 10-year term and is interest only for the first 60 months of the term and amortizes on a 30-year schedule thereafter. The Bunker Hill Village and Valley Forge Village MHC Loan accrues interest at a fixed annual rate equal to 4.3860% and has a cut-off date balance of $37.65 million. The Bunker Hill Village and Valley Forge Village MHC Loan proceeds were used to retire existing debt of approximately $23.5 million, pay closing costs and fund reserves of approximately $0.07 million and return approximately $13.5 million of equity to the borrower. Based on the appraised value of approximately $52.7 million as of March 31, 2015, the cut-off date LTV ratio is 71.4%. The most recent prior financing of the Bunker Hill Village and Valley Forge Village MHC Property was included in the LBUBS 2005-C7 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$37,650,000	100.0%	Loan Payoff	$23,495,576	62.4%
			Reserves	$68,639	0.2%
			Closing Costs	$623,637	1.7%
			Return of Equity	$13,462,148	35.8%
Total Sources	$37,650,000	100.0%	Total Uses	$37,650,000	100.0%

The Borrower / Sponsor. The borrower, Bunker Valley Associates, LLC is a single purpose Michigan limited liability company with one independent director in its organizational structure. The sponsor and nonrecourse carve-out guarantor is Ross H. Partrich, the CEO of RHP Properties, Inc. (“RHP”).

RHP is a real estate investment firm specializing in the acquisition and management of manufactured home and apartment communities. RHP owns and manages a total of 248 communities with over 58,600 housing units and sites spanning 23 states, with a combined value of approximately $2.7 billion.

The Property. The Bunker Hill Village and Valley Forge Village MHC Property is a manufactured housing community totaling 389 pads on 50.7 acres and is located in Bohemia, New York in Suffolk County on Long Island. The Bunker Hill Village and Valley Forge Village MHC Property was developed in 1972 and is considered a Class A property by the appraiser. The Bunker Hill Village and Valley Forge Village MHC Property occupancy has averaged over 99.0% since 2005.

Environmental Matters. The Phase I environmental report dated April 28, 2015 recommended a file review to determine the status of two mobile homes that were identified in the SPILLS database as a result of kerosene spill incidents. Regulatory closure has not yet been achieved and an environmental reserve of $6,250, which represents 125% of the estimated cost of the cleanup, was reserved.

The Market. The Bunker Hill Village and Valley Forge Village MHC Property is located in central Long Island in a suburban area and is approximately 53 miles from midtown New York City. The New York City metropolitan area is the most populous area in the United States. In 2014, the New York metropolitan statistical area had a reported population of over 19.6 million and has experienced population growth of 0.3% per year since 2010. The 2014 population within a five-mile radius of the Bunker Hill Village and Valley Forge Village MHC Property was approximately 179,505 and the average household income was approximately $108,364.

The appraiser determined that the competitive set’s average vacancy rate was 1.4% as of March 2015 and the average monthly market rent on Long Island was $687 per pad in 2014.

B-84

1 Sunflower Drive Bohemia, NY 11716	Collateral Asset Summary – Loan No. 10 Bunker Hill Village and Valley Forge Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,650,000 71.4% 1.25x 7.5%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W per Pad
Gross Potential Rent(1)	$3,679,562	$3,771,874	$3,901,959	$3,941,334	$4,027,968	$10,355
Other Income	77,459	63,443	67,405	65,548	65,548	169
Less: Vacancy & Credit Loss(2)	(36,197)	(20,064)	(26,755)	(20,832)	(120,839)	(311)
Effective Gross Income	$3,720,824	$3,815,253	$3,942,609	$3,986,050	$3,972,677	$10,213
Total Operating Expenses	1,197,853	1,231,761	1,237,449	1,191,708	1,137,954	2,925
Net Operating Income	$2,522,971	$2,583,492	$2,705,160	$2,794,342	$2,834,723	$7,287
Capital Expenditures	0	0	0	0	19,450	50
Net Cash Flow	$2,522,971	$2,583,492	$2,705,160	$2,794,342	$2,815,273	$7,237

(1)	U/W Gross Potential Rent is based on the in-place rent rolls annualized.
(2)	U/W Vacancy represents 3.0% of Gross Potential Rent. The Bunker Hill Village and Valley Forge Village MHC Property was 99.2% occupied as of June 30, 2015 and has averaged over 99% occupancy since 2005.

Property Management. The Bunker Hill Village and Valley Forge Village MHC Property is managed by Newbury Management Company, an affiliate of the borrower.

Lockbox / Cash Management. The Bunker Hill Village and Valley Forge Village MHC Loan is structured with a springing soft lockbox and springing cash management. The borrower may continue to collect all rents and will not be required to deposit the rents into a clearing account until a Sweep Event (as defined herein) has occurred. Upon the occurrence of a Sweep Event, the borrower will be required to establish a lockbox account controlled by the lender and thereafter deposit all rents and other payments collected with respect to the Bunker Hill Village and Valley Forge Village MHC Property into such lockbox account. All funds in the lockbox account will thereafter be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. All excess cash flow will be deposited into the excess cash flow account and held as additional security for the loan until the Sweep Event is cured.

A “Sweep Event” will occur upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.05x for two consecutive calendar quarters or (iii) an event of default under the management agreement. A Sweep Event will be cured, (a) with respect to clause (ii) above, upon the date the debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters and (b) with respect to clause (iii) above, upon the date in which the borrower has entered into a replacement management agreement acceptable to the lender or a cure of the event of default under the management agreement. Upon a cure of the first Sweep Event, but not with respect to subsequent Sweep Events, the borrower’s obligation to deposit rents into the clearing account shall terminate.

Initial Reserves. At closing, the borrower deposited (i) $62,389 into a tax reserve account and (ii) $6,250 into an environmental reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $20,796, into a tax reserve account and (ii) $1,621 into a capital expenditure reserve account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place or if the lender fails to receive evidence of such payments no fewer than five days prior to the insurance policy due date.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower may obtain an approved mezzanine loan provided that, among other things, the mezzanine loan (i) has a term that is coterminous with the Bunker Hill Village and Valley Forge Village MHC Loan and (ii) results in a combined (a) loan to value ratio of no more than 71.4% and (b) debt service coverage ratio greater than or equal to 1.40x.

B-85

1 Sunflower Drive Bohemia, NY 11716	Collateral Asset Summary – Loan No. 10 Bunker Hill Village and Valley Forge Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,650,000 71.4% 1.25x 7.5%

CARTIFACT
Smithtown Bay
Old Field
Belle Terre
Poquott
Port Jefferson
Three Village Shopping Center
Stony Brook Village Center
Stony Brook University
Stony Brook University Hospital
Port Jefferson Commons
Port Plaza
Nissequogue
Head Of The Harbor
Pine Plaza
Kings Park Shopping Center
Saint Catherine of Siena Medical Center
Smith Haven Mall
Smithtown Plaza
Centereach Mall
Pathmark Shopping Center
Village Of The Branch
Lake Grove
Suffolk County Community College
Brookhaven Amphitheater
Kohl's Plaza Shopping Center
Hauppauge
Suffolk County Community College
Islandia
Islandia Shopping Center
LONG ISLAND MACARTHUR AIRPORT
Bohemia
Gateway Plaza
St Joseph's College
Brookhaven Memorial Hospital
New York Institute Of Technology Central Islip Campus
Tanger Outlets at The Arches
HECKSCHER PKY
Patchogue
Bellport
Bunker Hill Village and Valley Forge Village MHC
1 Sunflower Drive
Bohemia, NY 11716
Westfield South Shore
West Brook Sports Complex
Dowling College
St John's University
Southside Hospital
Brightwaters
Great South Bay
Ocean Beach
Saltaire
New York
Bohemia

B-86

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B-87

Michigan	Collateral Asset Summary – Loan No. 11 McMullen Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,100,000 75.0% 1.42x 10.2%

Mortgage Loan Information
Loan Seller:	Pillar
Loan Purpose:	Acquisition
Sponsor:	Jeffrey Hauptman
Borrower:	Bluebird Ann Arbor LLC
Original Balance:	$32,100,000
Cut-off Date Balance:	$32,100,000
% by Initial UPB:	2.3%
Interest Rate:	4.5820%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	$4,280,000 Mezzanine Debt
Call Protection(2):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$102,660	$51,330
Insurance:	$0	$3,646
Replacement:	$1,220,000	$4,582
TI/LC:	$0	$22,910
Rent Abatement:	$149,300	$0
Nexient TI:	$747,000	$0
Lease Sweep(3):	$0	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$117	$132
Balloon Balance / Sq. Ft.:	$102	$118
Cut-off Date LTV(4):	75.0%	85.0%
Balloon LTV:	65.8%	75.8%
Underwritten NOI DSCR(5):	1.66x	1.31x
Underwritten NCF DSCR(5):	1.42x	1.12x
Underwritten NOI Debt Yield:	10.2%	9.0%
Underwritten NCF Debt Yield:	8.7%	7.7%

Property Information
Single Asset / Portfolio:	Portfolio of eight properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location(6):	Various, MI
Year Built / Renovated(7):	Various
Total Sq. Ft.:	274,919
Property Management:	Oxford Property Management, LLC
Underwritten NOI:	$3,263,568
Underwritten NCF:	$2,801,704
Appraised Value(4):	$42,800,000
Appraisal Date:	April 16, 2015

Historical NOI
Most Recent NOI:	$3,400,503 (T-12 March 31, 2015)
2014 NOI:	$3,437,745 (December 31, 2014)
2013 NOI:	$2,559,272 (December 31, 2013)
2012 NOI:	$2,230,587 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	98.3% (April – August 2015)
2014 Occupancy:	93.7% (November 5, 2014)
2013 Occupancy:	99.0% (December 31, 2013)
(1)	The mezzanine loan is co-terminus with the McMullen Portfolio loan, accrues interest at a rate of 12.0000% per annum and is interest only for the term of the loan. The current holder of the mezzanine loan is REFH SR MEZZ LLC.
(2)	The borrower may obtain the release of an individual property or properties from the lien of the mortgages after the expiration of the lock out period by partially defeasing the greater of (i) 120% of the allocated mortgage loan amount of the related property or properties and (ii) 100% of the net sales proceeds of the property or properties, and subject to the terms and conditions set forth in the mortgage loan documents, including but not limited to (i) the DSCR for the remaining mortgaged properties is not less than the greater of the debt service coverage ratio of the total debt immediately preceding the partial release and 1.20x, (ii) the loan-to-value ratio for the remaining mortgaged properties does not exceed the lesser of the loan-to-value ratio of the total debt immediately preceding such release and 85.0%.
(3)	A lease sweep period will commence on the first monthly payment date that is 12 months prior to the expiration of the lease with Nexient or the University of Michigan unless the related tenant has given notice of its intent to exercise a renewal option.
(4)	The appraised value reflects “As Is” values for each of the properties other than Valley Ranch Business Park #3 and Valley Ranch Business Park #4 & 5. The appraised value for Valley Ranch Business Park #3 and Valley Ranch Business Park #4 & 5 is the “As Complete” values of $4,700,000 and $4,700,000, respectively, which assumes that certain tenant improvements are completed and the free rent period for certain tenants is concluded. At origination, the lender escrowed $896,300, the amount associated with outstanding free rent and tenant improvement obligations. The total “As Is” value for the McMullen Portfolio Properties is $41,700,000, which results in a Cut-off Date LTV of 77.0%.
(5)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.19x and 1.88x, respectively and 1.62x and 1.39x, respectively, for the total debt.
(6)	The Mortgaged Properties are located in Ann Arbor, Michigan and Pittsfield Township, Michigan within the Ann Arbor metropolitan statistical area.
(7)	Atrium I, Atrium II, Eisenhower Commerce Center, Valley Ranch Business Park #3, Valley Ranch Business Park #4 & 5, Valley Ranch Business Park #19, Valley Ranch Business Park #23, and Valley Ranch Business Park #27 were built in 1987, 1991, 1986, 2008, 2000, 1997, 1995, and 2004, respectively. Atrium II and Eisenhower Commerce Center were renovated in 2014.

TRANSACTION HIGHLIGHTS

■	Property/Tenancy. The McMullen Portfolio consists of eight suburban office buildings (the “McMullen Portfolio Properties”) comprised in the aggregate of approximately 274,919 sq. ft. situated across three business parks located in Ann Arbor, Michigan and Pittsfield Township, Michigan within the Ann Arbor metropolitan statistical area. The McMullen Portfolio Properties were built between 1986 and 2008 and average approximately 34,365 sq. ft. The McMullen Portfolio is 24.0% occupied by Nexient (66,000 sq. ft., July 2020 expiration) and 19.2% occupied by the University of Michigan (52,682 sq. ft., November 2020 expiration; Aaa/AAA by Moody’s/S&P).
■	Location. The McMullen Portfolio Properties are located in Ann Arbor, Michigan and Pittsfield Township, Michigan within Washtenaw County along I-94 and three miles south of the University of Michigan. The 2015 population within the city of Ann Arbor and Washtenaw County is estimated to be 116,587 and 358,564, respectively. Estimated 2015 median household income within the city of Ann Arbor and Washtenaw County is $52,275 and $59,215, respectively.
■	Sponsorship. The borrower, Bluebird Ann Arbor LLC, is a single purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Jeffrey Hauptman. Jeffrey Hauptman is the chief executive officer and 100% owner of Oxford Companies (“Oxford”). Founded in 1998, Oxford is a full service real estate company with more than 15 years of experience investing and managing real estate in the greater Ann Arbor area. Oxford offers leasing, property management, construction, and investment services to tenants, owners, and investors. Oxford’s current portfolio consists of more than 1.9 million sq. ft. of commercial space and more than 160 residential properties throughout Michigan. Along with the McMullen Portfolio Properties, the sponsor, Jeffrey Hauptman, also acquired an additional fourteen buildings within the three office parks as part of the overall portfolio purchase.

B-88

10250 East Costilla Avenue Centennial, CO 80112	Collateral Asset Summary – Loan No. 12 Embassy Suites Denver Tech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,600,000 64.6% 1.77x 12.4%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Allan V. Rose
Borrower:	RT Costilla Associates LLC
Original Balance:	$30,600,000
Cut-off Date Balance:	$30,600,000
% by Initial UPB:	2.2%
Interest Rate:	4.6520%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$79,116	$39,558
Insurance(2):	$0	Springing
FF&E(3):	$0	At least 1/12 of 4.0% of gross revenue
PIP(4):	$2,090,000	NAP

Financial Information
Cut-off Date Balance / Room:	$129,661
Balloon Balance / Room:	$111,193
Cut-off Date LTV:	64.6%
Balloon LTV:	55.4%
Underwritten NOI DSCR(5):	2.00x
Underwritten NCF DSCR(5):	1.77x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	11.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Centennial, CO
Year Built / Renovated:	1986 / 2015
Total Rooms:	236
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$3,793,050
Underwritten NCF:	$3,361,584
Appraised Value:	$47,400,000
Appraisal Date:	May 6, 2015

Historical NOI:
Most Recent NOI:	$3,023,145 (T-12 April 30, 2015)
2014 NOI:	$3,445,221 (December 31, 2014)
2013 NOI:	$3,570,444 (December 31, 2013)
2012 NOI	$2,824,138 (December 31,2012)

Historical Occupancy
Most Recent Occupancy:	77.9% (April 30, 2015)
2014 Occupancy:	80.5% (December 31, 2014)
2013 Occupancy:	78.5% (December 31, 2013)
2012 Occupancy:	73.2% (December 31, 2012)
(1)	Cash management will be triggered upon (i) the occurrence and continuance of an event of default, (ii) an event of default under the property management agreement, (iii) the borrower fails to maintain a DSCR of at least 1.30x on any date of determination by the lender (or 1.10x if work required by a PIP prepared for Embassy Suites Franchise LLC or other franchisor mandated work is ongoing), (iv) breach or default under the franchise agreement; provided that, with respect to any such breaches or defaults that do not immediately permit the termination or cancelation of such franchise agreement by franchisor, such breach or default has not been cured within the lesser of (x) one-half of the period applicable to such breach or default before the same permits franchisor to terminate or cancel the franchise agreement, and (y) 60 days, or (v) borrower’s failure to deposit all or any portion of the required PIP into the PIP reserve account within 10 days of borrower’s receipt of notice from franchisor with respect to any PIP work required by the franchisor under the franchise agreement.
(2)	The borrower will be required to make monthly deposits equal to 1/12 of the annual insurance premium if an acceptable blanket insurance or a separate policy is no longer in place. This currently equates to $7,059.
(3)	The borrowers will be required to make monthly deposits equal 1/12 of 4.0% of the greater of the gross revenue and the amount reserved under the franchise agreement for FF&E work. This currently equates to $35,956.
(4)	The borrowers will be required to deposit 110% of the estimated cost of any PIP work to be completed under the franchise agreement or replacement franchise agreement within 30 days after receipt of notice from franchisor.
(5)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.63x and 2.33x, respectively

TRANSACTION HIGHLIGHTS

■	Location. The Embassy Suites Denver Tech Center property is located in Centennial, Colorado 16 miles southeast from Denver’s CBD in the in the Denver Tech Center (“DTC”) neighborhood.
■	Hotel Amenities. Amenities at the Embassy Suites Denver Tech Center property include: an indoor swimming pool; one spa pool; a fitness center; a business center; complimentary breakfast; a bar; 6,917 square footage of meeting rooms; a retail shop; and guest laundry facilities. The Embassy Suites Denver Tech Center property features 236 guestrooms including 158 single king suites, 76 double queen suites and 2 two room suites
■	Performance. The property is in line or over-penetrates the competitive set in each category including occupancy (94.9%), ADR (111.1%), and RevPAR (105.4%) as of the April 2015 STR report.
■	Sponsorship. Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”). Over 45 years, AVR has built, acquired, and developed more than 30 million square feet of commercial and residential space.

B-89

10840 & 10850 Wilshire Boulevard Los Angeles, CA 90024	Collateral Asset Summary – Loan No. 13 AVCO Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 40.0% 3.39x 14.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Parviz Yari
Borrower:	Avco Center Corporation
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	2.2%
Interest Rate:	3.8980%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$131,500	$21,917
Insurance:	$11,653	$5,827
Replacement(2):	$0	Springing
TI/LC(3):	$0	Springing
Required Repairs:	$4,400	NAP
Other(4):	$268,838	NAP

Financial Information
Cut-off Date Balance / SF:	$167
Balloon Balance / SF:	$167
Cut-off Date LTV:	40.0%
Balloon LTV:	40.0%
Underwritten NOI DSCR:	3.57x
Underwritten NCF DSCR:	3.39x
Underwritten NOI Debt Yield:	14.1%
Underwritten NCF Debt Yield:	13.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Retail Mixed Use
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1972 / 1994, 2014
Total Sq. Ft.:	179,158
Property Management:	Triyar Management, Inc.
Underwritten NOI:	$4,230,903
Underwritten NCF:	$4,024,871
Appraised Value:	$75,000,000
Appraisal Date:	March 27, 2015

Historical NOI
Most Recent NOI:	$4,051,687 (T-12 February 28, 2015)
2014 NOI:	$3,893,095 (December 31, 2014)
2013 NOI:	$3,106,938 (December 31, 2013)
2012 NOI(5):	$1,983,631 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	91.6% (June 10, 2015)
2014 Occupancy:	85.7% (December 31, 2014)
2013 Occupancy:	85.7% (December 31, 2013)
2012 Occupancy(5):	67.2% (December 31, 2012)
(1)	In place cash management and an excess cash flow sweep will be triggered upon (i) any event of default, (ii) any bankruptcy action of borrower, guarantor or property manager or (iii) failure of the borrower to maintain a NOI DSCR of at least 1.15x at the end of two consecutive calendar quarters until such time that the NOI DSCR is at least 1.20x for two consecutive calendar quarters.

(2)	The borrower will be required to make monthly deposits of $3,732 into the replacement reserve account upon (i) a cash management period or (ii) failure of the borrower to maintain an NOI DSCR of at least 1.25x at the end of any calendar quarter until such time that the NOI DSCR is at least 1.25x for two consecutive calendar quarters.

(3)	The borrower will be required to make monthly deposits of $14,930 into the TI/LC reserve account upon (i) a cash management period or (ii) failure of the borrower to maintain an NOI DSCR of at least 1.25x at the end of any calendar quarter until such time that the NOI DSCR is at least 1.25x for two consecutive calendar quarters.

(4)	At origination, the borrower deposited $268,838 into tenant-specific tenant improvement reserve accounts for recently executed leases including Independent Film & Television Alliance ($137,808), Primary Wave ($80,000) and First Foundation Bank ($51,030).

(5)	The decrease in 2012 NOI and 2012 Occupancy is primarily due to AMC Theatres vacating its space in December 2011. The space was subsequently leased to iPic Theaters in July 2012 with a lease expiration of 2033.

TRANSACTION HIGHLIGHTS

■	Property. The AVCO Center property is a 179,158 sq. ft., Class A office (72.0% NRA) and retail (28.0% NRA) property located in Los Angeles, California. The property is comprised of two adjacent buildings consisting of a 13-story, 138,339 sq. ft. office building and a three-story, 40,819 sq. ft. restaurant/movie theater building.

■	Tenancy. The property is 91.6% occupied by 71 tenants. Excluding the movie theater tenant, the average tenant represents 1.1% of the net rentable area.

■	Anchor Tenant. iPic Theaters, which represents 22.8% of the net rentable area, operates 15 ultra-luxury brand movie theaters throughout the country. iPic Theaters located at the property was cited as one of “Best Luxury Cinemas in Los Angeles” by CBS. According to the borrower, iPic Theaters has invested approximately $20.0 million ($3.3 million per screen) since 2012 to completely renovate and reposition its space as a luxury movie theater with a high-end restaurant.

■	Market. As of Q4 2014, the Westwood office submarket reported a vacancy rate of 14.5%. The property’s office vacancy is approximately 6.3%. According to the appraisal, the property’s in-place annual rent of $32.41 per sq. ft. is approximately 16.4% below market rent of $38.76.

■	Location. The property is located in central West Los Angeles on Wilshire Boulevard, one of the major east-west thoroughfares in Los Angeles. The UCLA main campus is located within 0.5 miles of the property and San Diego (405), the only north-south freeway west of downtown Los Angeles, is located within 0.6 miles. There are over 598,000 people with an average household income in excess of $105,000 within a 5 mile radius of the property.

B-90

1000 San Jacinto Drive Irving, TX 75063	Collateral Asset Summary – Loan No. 14 Arbors at Las Colinas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 73.0% 1.29x 8.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	J.I. Kislak, Inc.
Borrowers:	JIK Arbors 2 LLC; JIK Cayman Bay Exchange 2 LLC; JKT Exchange 2 LLC
Original Balance:	$29,000,000
Cut-off Date Balance:	$29,000,000
% by Initial UPB:	2.1%
Interest Rate:	4.5100%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 36 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$239,020	$39,837
Insurance(2):	$0	Springing
Replacement:	$0	$9,792

Financial Information
Cut-off Date Balance / Unit:	$71,078
Balloon Balance / Unit:	$62,239
Cut-off Date LTV:	73.0%
Balloon LTV:	64.0%
Underwritten NOI DSCR:	1.36x
Underwritten NCF DSCR:	1.29x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	7.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Irving, TX
Year Built / Renovated:	1984 / 2012-2014
Total Units:	408
Property Management:	JIK Properties, Inc.
Underwritten NOI:	$2,394,861
Underwritten NCF:	$2,277,357
Appraised Value:	$39,700,000
Appraisal Date:	April 24, 2015

Historical NOI
Most Recent Occupancy:	$2,294,199 (T-12 April 30, 2015)
2014 NOI:	$2,220,485 (December 31, 2014)
2013 NOI:	$2,149,148 (December 31, 2013)
2012 NOI:	$2,055,928 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	94.9% (June 16, 2015)
2014 Occupancy(3):	95.1% (December 31, 2014)
2013 Occupancy(3):	94.1% (December 31, 2013)
2012 Occupancy(3):	NAP
(1)	Cash management and a soft lockbox will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.10x until such time that the DSCR is at least 1.15x for two consecutive calendar quarters.

(2)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12 of the annual insurance premiums into the insurance account.

(3)	There was a fire in November 2012 that destroyed 22 units which were subsequently brought back online in November 2014. During this time, the 22 down units were excluded for calculating the historic occupancy.

TRANSACTION HIGHLIGHTS

■	Property. The Arbors at Las Colinas property is a 408-unit, Class B multifamily garden-style apartment complex located in Irving, Texas. The improvements, which were built in 1984, are situated on a 15.0 acre site. In 2005, the sponsor acquired Arbors at Las Colinas for $27.4 million ($67,157 /unit) and invested approximately $2.0 million ($5,218/unit) since 2012, including repair and remodeling of 22 units damaged in a December 2012 fire and updates to 119 units. Unit amenities include range/oven, refrigerator, garbage disposal, a dishwasher, and washer dryer hook ups. Property amenities include a clubhouse, two swimming pools, a hot tub, a laundry facility and a fitness center. Parking at the property consists of 783 spaces for a ratio of 1.92 spaces per unit.

■	Location. The property is located within the affluent master planned community of Las Colinas in Irving, Texas, which is approximately nine miles northwest of the Dallas CBD and approximately 30 miles northeast of Fort Worth CBD. The Las Colinas master planned community has 21.4 million sq. ft. of corporate office space, including the headquarters of ExxonMobil, Nokia, Kimberly-Clark, Zale Corporation and Verizon. According to a market research report, the 2015 median house hold income within a one mile radius of the property is $81,266. The region is well served by various highways, including Interstate Highway 635, Interstate Highway 35 East, State Highway 114 and State Highway 161 all of which pass within one mile of the property and provide convenient access throughout the region.

■	Market. According to the appraisal, the property is located within the Irving submarket, which had an overall submarket occupancy of 95.9% as of Q4 2014. The appraiser concluded to a 95.0% occupancy rate for the subject compared to the property’s 94.9% rate as of June 16, 2015. The appraiser identified five comparable properties with monthly rents ranging from $1,125 to $1,825 per unit and concluded a stabilized average monthly rent of $878 per unit for the subject, compared to the weighted average in place rent of $877 per unit as of April 2015 at the property.

■	Borrower / Sponsorship. The borrowing entity is comprised of three tenant-in-common entities: JIK Arbors 2 LLC, JIK Cayman Bay Exchange 2 LLC, JKT Exchange 2. J.I. Kislak, Inc. Jay Kislak is the sponsor and guarantor of the loan and the controlling entity of two of the TICs, which have an overall interest of 96.6%. The third TIC entity has a 3.4% interest and is controlled by Jay Kislak’s brother. J.I. Kislak is the chairman of the Kislak Organization, a privately-held, Miami-based real estate company that was formed in 1906 with primary lines of business including multifamily apartment community ownership and management, tax lien certificate investment, and multifamily and commercial real estate brokerage in the Northeast. The company’s portfolio as of June 2015 includes ten multifamily apartment complexes consisting of 2,502 units, three office buildings consisting of 236,300 sq. ft., and one industrial property consisting of 66,600 sq. ft.

B-91

160 Jefferson Street San Francisco, CA 94133	Collateral Asset Summary – Loan No. 15 Boudin at the Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.0% 1.58x 9.5%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Boudin Holdings, Inc.
Borrower:	Boudin Properties Inc.
Original Balance:	$27,000,000
Cut-off Date Balance:	$27,000,000
% by Initial UPB:	1.9%
Interest Rate:	4.2525%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for the first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$0	Springing
Insurance(2):	$0	Springing
Replacement:	$0	$470
TI/LC:	$0	2,348
Ground Rent(3):	$0	Springing
Occupancy(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$958
Balloon Balance / Sq. Ft.:	$873
Cut-off Date LTV:	54.0%
Balloon LTV:	49.2%
Underwritten NOI DSCR(5):	1.61x
Underwritten NCF DSCR(5):	1.58x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	9.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Single Tenant Retail
Collateral(6):	Leasehold
Location:	San Francisco, CA
Year Built / Renovated:	2005 / NAP
Total Sq. Ft.:	28,177
Property Management:	Self-Managed
Underwritten NOI:	$2,559,019
Underwritten NCF:	$2,525,207
Appraised Value:	$50,000,000
Appraisal Date:	April 17, 2015

Historical NOI
Most Recent NOI:	$2,542,860 (December 31, 2014)
2013 NOI:	$2,491,232 (December 31, 2013)
2012 NOI:	$2,479,322 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	A hard lockbox and cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.20x (on a 30-year amortizing basis) for two consecutive calendar quarters, until the debt service coverage ratio is at least 1.25x (on a 30-year amortizing basis), (iii) any borrower, guarantor or property manager bankruptcy or (iv) the occurrence of Lease Trigger Period (as described below).
(2)	The borrower will be required to deposit 1/12 of the annual taxes and insurance premiums upon the occurrence of, among other things, (i) an event of default, (ii) a cash management period or (iii) failure by the tenant to pay taxes or insurance premiums in a timely manner.
(3)	Upon the occurrence of a cash management period, the borrower will be required to deposit 1/12 of the annual ground rent into the Ground Rent reserve account.
(4)	Excess cash will be deposited into an occupancy reserve account during a Lease Trigger Period. A “Lease Trigger Period” will occur if Boudin Bakeries (defined below), among other things, (i) terminates or gives notice of its intent to terminate its lease, (ii) fails to continuously operate or (iii) is the subject of a bankruptcy action.
(5)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.20x and 2.17x.
(6)	The property is subject to a ground lease with the City and County of San Francisco, which expires on June 30, 2045.

TRANSACTION HIGHLIGHTS

■	Property. The property is a two-story, Class A, single-tenant retail building that is 100.0% occupied and operated by Boudin Bakery Operated by Boudin Properties Operating (“Boudin Bakeries”). The property consists of a café, coffee shop, bread shop, retail marketplace and bakery on the first floor and a full-service restaurant and museum/bakery tour on the second floor. The property serves as the flagship location for Boudin Bakeries,
■	Tenancy. Boudin Bakeries is a San Francisco-based bakery and fast-casual food service operator with 30 restaurant locations and multiple wholesale and retail product lines. From 2005 to 2014, the tenant averaged 8.0% in year-over-year sales growth. In 2014, the tenant reported sales of $888 per sq. ft. At origination, the tenant executed a new triple-net lease that extends approximately 20 years beyond the loan maturity.
■	Location. The property is located Fisherman’s Wharf, a popular tourist attraction, which sees over 14.0 million visitors annually. Additionally, there are 3,000 hotel rooms within walking distance of the property. The location of the property provides the tenant with signage and branding on all four sides of the building.
■	Sponsorship. Boudin Holdings, Inc. is owned by GESD Capital Partners, a San Francisco-based private equity firm that acquired Boudin’s operations in 2002 and has increased company-wide revenues from approximately $35.0 million at acquisition to approximately $90.0 million as of FYE 2014.

B-92

4200 South Freeway Fort Worth, TX 76115	Collateral Asset Summary – Loan No. 16 La Gran Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,898,101 64.9% 1.73x 11.2%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Andrew J. Segal
Borrower:	Town Center Mall, L.P.
Original Balance(1):	$26,000,000
Cut-off Date Balance(1):	$25,898,101
% by Initial UPB:	1.9%
Interest Rate:	4.2400%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	360 months
Additional Debt(1) (2):	$49,804,040 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$546,391	$91,065
Insurance:	$77,827	$8,647
Replacement(4):	$0	$17,177
TI/LC(5):	$0	$47,038
Development Agreement:	$5,000,000	$0
Mercado(6):	$1,318,168	Springing
Free Rent:	$104,518	$0
Unfunded Obligations:	$1,436,051	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$73
Balloon Balance / Sq. Ft.:	$59
Cut-off Date LTV:	64.9%
Balloon LTV:	52.2%
Underwritten NOI DSCR:	1.90x
Underwritten NCF DSCR:	1.73x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	10.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail/Office Mixed Use
Collateral:	Fee Simple
Location:	Fort Worth, TX
Year Built / Renovated:	1961 / 2004
Total Sq. Ft.:	1,030,613
Property Management:	Group Zocalo, L.P.
Underwritten NOI:	$8,506,329
Underwritten NCF:	$7,733,266
Appraised Value:	$116,600,000
Appraisal Date:	February 27, 2015

Historical NOI
Most Recent NOI:	$8,193,256 (T-12 January 31, 2015)
2014 NOI:	$8,124,040 (December 31, 2014)
2013 NOI:	$7,965,063 (December 31, 2013)
2012 NOI:	$7,973,309 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	85.8% (April 6, 2015)
2014 Occupancy:	88.8% (December 31, 2014)
2013 Occupancy:	88.4% (December 31, 2013)
2012 Occupancy:	90.2% (December 31, 2012)
(1)	The Original Balance of $26.0 million and Cut-off Date Balance of approximately $25.9 million represent the controlling Note A-1 of a $76.0 million loan combination, that is evidenced by such Note A-1, a non-controlling $24.0 million Note A-2 and a non-controlling $26.0 million Note A-3. The pari passu Note A-3 was contributed to the COMM 2015-CCRE23 securitization. The pari passu Note A-2 was contributed to the COMM 2015-LC21 securitization.
(2)	Mezzanine debt is permitted provided, among other things, (i) the combined LTV is less than or equal to 70.0% and (ii) the combined DSCR is equal to or greater than 1.45x.
(3)	A hard lockbox is in place with all rents being directed to the clearing account. Cash management and an excess cash flow sweep will be triggered upon (i) an event of default under the loan or the property management agreement, (ii) the DSCR for the property falling below 1.35x, or (iii) the occurrence of the borrower failing to replenish the Mercado reserve 45 days after a distribution from such account.
(4)	Monthly replacement reserve deposits will be capped at an aggregate amount of $420,000 provided, however, that on each capital expenditure additional work determination date (and continuing thereafter for the remainder of the term), the capital expenditure cap amount shall be increased by the capital expenditure additional deposit amount.
(5)	Monthly TI/LC deposits will be capped at the greater of (i) $1,150,000 or (ii) $10.00 multiplied by the sq. ft. of all specified leases (as described in the loan documents) with expiration dates occurring during the subsequent 12 calendar months.
(6)	Initial Mercado reserve deposit is capped at $1,318,168.

TRANSACTION HIGHLIGHTS

■	Property. La Gran Plaza property is a 1,030,613 sq. ft. mixed use property located in Fort Worth, Texas. The property includes 898,606 sq. ft. of retail space, 132,007 sq. ft. of office building space and a total of 4,068 available parking spaces. The La Gran Plaza property benefits from over 5.0 million visitors annually. Additionally, the La Gran Plaza property includes one of the seven bus transfer stations for Fort Worth, known as the “T Transfer Center.” The property is located directly off I-35, one-mile from the I-20 Interchange, providing access to the Dallas Metroplex. 169,000 vehicles pass by the property on a daily basis.
■	Market. La Gran Plaza property is located in the Southwest Tarrant/North Johnson submarket within the southern part of the Fort Worth retail and office market, which exhibited a submarket vacancy of 13.7% and average asking rents of $13.29 PSF as of Q4 2014. The 2014 population within a five-mile radius was 267,137.
■	Sponsorship. The sponsor of the borrower is Andrew J. Segal, founder and CEO of Boxer Property Management Corporation (“Boxer”). Boxer was founded in 1992 to acquire, manage, lease, administer, and sell closely held commercial properties. Boxer currently manages over 14.0 million sq. ft. of property in Texas.

B-93

Arlington, TX	Collateral Asset Summary – Loan No. 17 Westway Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,750,000 73.6% 1.30x 8.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Paul Garrett; The Paul Garrett 1994 Revocable Trust
Borrower:	RCI Westway, LLC
Original Balance:	$25,750,000
Cut-off Date Balance:	$25,750,000
% by Initial UPB:	1.9%
Interest Rate:	4.6135%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for the first 36 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$259,583	$37,083
Insurance:	$6,075	$6,075
Replacement:	$0	$6,885
TI/LC(2):	$1,000,000	Springing
Required Repairs:	$86,189	NAP
Earnout(3):	$1,000,000	$0
Recent Leasing(4):	$1,129,672	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$72
Balloon Balance / Sq. Ft.:	$63
Cut-off Date LTV:	73.6%
Balloon LTV:	64.6%
Underwritten NOI DSCR(5):	1.40x
Underwritten NCF DSCR(5):	1.30x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Flex Industrial
Collateral:	Fee Simple
Location:	Arlington, TX
Year Built / Renovated:	1984, 1987, 1989, 2001 / NAP
Total Sq. Ft.:	359,193
Property Management:	Robert Lynn Management Company, Ltd.
Underwritten NOI:	$2,219,769
Underwritten NCF:	$2,057,558
Appraised Value:	$35,000,000
Appraisal Date:	April 28, 2015

Historical NOI
Most Recent NOI:	$1,782,043 (T-12 February 28, 2015)
2014 NOI:	$1,939,373 (December 31, 2014)
2013 NOI	$2,309,922 (December 31, 2013)
2012 NOI	$2,435,795 (December 31, 2012)

Historical Occupancy(6)
Most Recent Occupancy:	74.3% (June 17, 2015)
2014 Occupancy:	69.0% (December 31, 2014)
2013 Occupancy:	91.0% (December 31, 2013)
2012 Occupancy:	90.0% (December 31, 2012)
(1)	In-place cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.10x (on a 30-year amortizing basis) for two consecutive calendar quarters, until the debt service coverage ratio is at least 1.15x (on a 30-year amortizing basis) for two consecutive quarters or (iii) any borrower, guarantor or property manager bankruptcy.
(2)	Upon the TI/LC reserve falling below $1,000,000 a monthly rollover reserve of $14,966 will be funded until the reserve account reaches $1,000,000 so long as, among other things, (i) no event of default is continuing, (ii) the debt service coverage is at least 1.25x, (iii) occupancy is at least 80.0% and (iv) the debt yield is at least 7.4%.
(3)	The borrower may obtain the release of the earnout reserve funds so long as the NOI, as determined by the lender, is at least $2,322,211 and no event of default is continuing.
(4)	The recent leasing reserve includes $803,418 for immediate leasing costs and $326,254 for free rent.
(5)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.84x and 1.71x, respectively.
(6)	In 2014, two tenants, totaling approximately 22.2% of NRA, vacated the property. The sponsor was able to re-lease a majority of the space within approximately four months. Since 2007, the property has maintained an average occupancy of 88.0%.

TRANSACTION HIGHLIGHTS

■	Property. The Westway Industrial property is a 74.3% leased, eight-building industrial flex/office business campus located in Arlington, Texas. Constructed between 1984 and 2001, the buildings total 358,360 sq. ft.
■	Location. The Westway Industrial property is located equidistant between Dallas and Fort Worth. The property is 0.25 miles south of Interstate 20, which is one of the two east-west thoroughfares that connect Dallas to Fort Worth, and has an average daily traffic over 191,000 cars in front of the property. Texas State Highway 360 is 3.5 miles to the east and provides access directly to Dallas/Fort Worth International Airport and has average daily traffic of 168,000 vehicles.
■	Market. As of Q1 2015, the Great SW/Arlington industrial market reported a vacancy rate of 5.3%.
■	Tenancy. Since 2013, eight new tenants have signed leases at the property (20.8% NRA) and twelve tenants (31.4% NRA) have renewed leases. Additionally, five tenants, representing 28.0% of NRA are investment grade. The largest tenant represents 13.7% of NRA with no other tenant representing more than 8.9% of NRA.
■	Sponsorship. The sponsor, Paul Garrett founded the Garrett Group in 1999. The Garrett Group is a real estate investment management company that is headquartered in Temecula, California. Mr. Garrett has been involved in real estate for over 50 years and has a primary focus on office and industrial properties.

B-94

Various Chattanooga, TN 37411	Collateral Asset Summary – Loan No. 18 Osborne Chattanooga Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,973,311 71.8% 1.50x 11.6%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	James K. White, III; Hiren S. Desai; Amy Enderle
Borrower:	OBC Properties Delaware, LLC
Original Balance:	$24,000,000
Cut-off Date Balance:	$23,973,311
% by Initial UPB:	1.7%
Interest Rate:	4.8050%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Soft, Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$298,858	$49,810
Insurance:	$26,557	$8,852
Replacement:	$0	$7,992
Required Repairs:	$223,500	NAP
TI/LC:	$600,000	$34,733
Barto’s TI:	$45,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$50
Balloon Balance / Sq. Ft.:	$41
Cut-off Date LTV:	71.8%
Balloon LTV:	58.7%
Underwritten NOI DSCR:	1.83x
Underwritten NCF DSCR:	1.50x
Underwritten NOI Debt Yield:	11.6%
Underwritten NCF Debt Yield:	9.4%
Property Information
Single Asset / Portfolio:	Portfolio of 13 properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Chattanooga, TN
Year Built / Renovated:	1960-1981 / NAP
Total Sq. Ft.:	479,545
Property Management:	Luken Holdings, Inc.
Underwritten NOI:	$2,773,798
Underwritten NCF:	$2,261,093
Appraised Value:	$33,400,000
Appraisal Date:	April 24, 2015

Historical NOI
Most Recent NOI:	$2,484,362 (T-12 March, 31, 2015)
2014 NOI:	$2,463,943 (December 31, 2014)
2013 NOI:	$2,743,148 (December 31, 2013)
2012 NOI:	$2,606,753 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	81.7% (April – August 2015)
2014 Occupancy:	83.1% (December 31, 2014)
2013 Occupancy:	80.5% (December 31, 2013)
2012 Occupancy:	80.0% (December 31, 2012)
(1)	Cash management will be triggered if (i) an event of default under the mortgage loan documents or the property management agreement has occurred; (ii) the DSCR is less than 1.25x as of any determination date; or (iii) either the Nuclear Regulatory Commission, or the Veterans Administration (each a “Significant Tenant”) ceases to conduct its normal business operations at substantially all of its leased premises and notifies the landlord that it intends to vacate, surrender or cease to conduct business at the property or 6 months prior to the termination of a Significant Tenant’s lease unless written evidence of intent to renew or extend is provided.

TRANSACTION HIGHLIGHTS

■	Location. The portfolio of properties is located 12 minutes from downtown Chattanooga, Tennessee, 2 miles from Chattanooga’s Metropolitan Airport and is adjacent to Interstate 75.
■	Tenancy. The portfolio of properties features a highly granular rent roll with no single tenant leasing more than 11.5% of the portfolio net rentable area or representing more than 12.5% of total base rent. The portfolio is leased to 91 tenants with a large concentration of state and federal government and city government tenants including the Nuclear Regulatory Commission and Veterans Administration.
■	Sponsorship. The sponsors of the borrower have extensive real estate experience. James K. White III and Hiren S. Desai are both principals in Talon Management, LLC which is a Tennessee-based real estate acquisition, development, and ownership company. The company primarily focuses on opportunistic acquisitions, repositioning, and property redevelopment in the local Chattanooga marketplace. Amy Enderle is a partner of Henry & Wallace, LLC, which specializes in commercial and residential development.

B-95

1449-1566, 1532, 1544, and 1570 University Avenue West St. Paul, MN 55104	Collateral Asset Summary – Loan No. 19 Midway Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,970,150 70.7% 1.55x 10.0%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Richard Birdoff
Borrower:	RK Midway Shopping Center LLC
Original Balance:	$24,000,000
Cut-off Date Balance:	$23,970,150
% by Initial UPB:	1.7%
Interest Rate:	4.3080%
Payment Date:	1st of each month
First Payment Date:	August 1, 2015
Maturity Date:	July 1, 2025
Amortization:	360 Months
Additional Debt:	None
Call Protection(1):	L(25), YM1(91), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(3):	$0	Springing
Insurance(4):	$0	Springing
Replacement:	$0	$3,531
TI/LC:	$0	$11,045
Bank of America Occupancy Funds(5):	$42,339	NAP
Required Repairs Reserve:	$131,875	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$90
Balloon Balance / Sq. Ft.:	$73
Cut-off Date LTV:	70.7%
Balloon LTV:	56.9%
Underwritten NOI DSCR:	1.67x
Underwritten NCF DSCR:	1.55x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	9.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	St. Paul, MN
Year Built / Renovated:	1959 / 2000, 2013
Total Sq. Ft.:	265,083
Property Management:	RD Management LLC
Underwritten NOI:	$2,389,431
Underwritten NCF:	$2,206,697
Appraised Value:	$33,900,000
Appraisal Date:	May 19, 2015

Historical NOI
Most Recent NOI:	$2,506,914 (T-12 March 31, 2015)
2014 NOI:	$2,257,452 (December 31, 2014)
2013 NOI:	$2,255,540 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	93.2% (June 8, 2015)
2014 Occupancy:	88.9% (December 31, 2014)
2013 Occupancy:	90.0% (December 31, 2013)
(1)	On or after the expiration of the prepayment lockout period, an outparcel may be released if: (i) no event of default is continuing; (ii) the lender receives an amount equal to the sum of (a) the greater of net sale proceeds and 115% of the minimum release price, which will be applied as a prepayment plus (b) the yield maintenance premium on the portion of the loan being repaid plus (c) all interest that would have accrued on the principal being repaid through the next monthly payment date plus (d) all other sums due under the loan agreement; (iii) DSCR following the release is no less than the greater of (x) 1.25x and (y) the ratio in effect immediately preceding the release; and (iv) the LTV for the remaining property cannot be greater than the LTV immediately prior to release.
(2)	Cash management and an excess cash flow sweep will be triggered if (i) an event of default occurs, (ii) the DSCR for the property falls below 1.10x for one quarter, (iii) any tenant occupying more than 20.0% of the property (or its parent as applicable) (a) ceases to conduct its normal business operations at substantially all of its leased premises, exercises a termination option under its lease or otherwise “goes dark, (b) notifies the borrower, manager or any affiliate of the borrower or manager that it intends to cease to conduct its normal business operations at substantially all of its leased premises, exercise a termination option under its lease or otherwise “go dark”, (c) defaults in any material respect under its lease beyond any applicable notice and cure periods or (d) becomes insolvent or becomes a debtor in a bankruptcy proceeding.
(3)	On and after the October 2015 payment date, the borrower is required to deposit $112,525 into a tax reserve.
(4)	Insurance reserves will not be collected as long as (i) no event of default exists, (ii) the lender receives proof of payment at least 30 days prior to expiration of the policy, (iii) the policy complies with the applicable provisions of the loan agreement and (iii) the borrower delivers a certificate of insurance to the lender at least 10 days prior to expiration of the policy and is not currently in default.
(5)	The Bank of America Occupancy Funds are held until the borrower has provided proof to the lender that Bank of America is in occupancy, open for business and paying full, unabated rent.

TRANSACTION HIGHLIGHTS

■	Property. The Midway Shopping Center property is a 265,083 sq. ft. anchored retail property located in St. Paul, Minnesota. The property is anchored by a Rainbow Foods. Top tenants include Office Max (9.7% NRA, 6/30/2017 expiration, rated B2/B- by Moody’s/S&P), Foot Locker (5.8% NRA, 1/31/2021 expiration, rated Ba1/BB+ by Moody’s/S&P), and Walgreens (4.7% NRA, 11/30/2029 expiration, rated Baa2/BBB by Moody’s/S&P). The property was constructed in 1959 and renovated in 2000 and 2013.
■	Market. The Midway Shopping Center property is located in the St. Paul submarket within the Twin Cities retail market, which exhibited a submarket vacancy of 10.3% with average asking rents of $17.83 PSF as of Q1 2015. The 2014 population within a five mile radius of the property was 416,044, and the 2014 average household income within a five mile radius was $66,650.
■	Sponsorship. The sponsor of the borrower is Richard Birdoff, president of RD Management LLC (“RD Management”). RD Management has been in operation for over 40 years and specializes in the retail sector. RD Management owns over 18 million square feet of neighborhood and community centers in the United States and Puerto Rico and owns over 200 properties. Tenants anchoring RD Management’s holdings include Wal-Mart, Target, Home Depot, Lowe’s, Kohl’s, Old Navy, T.J. Maxx, Ross Dress for Less, BJ’s, Stop & Shop and Dick’s Sporting Goods.

B-96

Florida, Tennessee, & Kentucky	Collateral Asset Summary – Loan No. 20 ART Multi-State Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,318,000 73.1% 1.48x 10.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Arbor Realty SR, Inc.
Borrower:	Capital Ridge Apartments, LLC; Rosewood Apartments of Jefferson County, LLC; Sutton Place Apartments, LLC; Emprian Redwood Hollow LLC; Ranchside Apartments, LLC; Slate Run Apartments of Jefferson County, LLC; Slate Run Apartments of Jefferson County, II, LLC
Original Balance:	$22,318,000
Cut-off Date Balance:	$22,318,000
% by Initial UPB:	1.6%
Interest Rate:	4.8920%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$125,491	$15,686
Insurance:	$31,386	$3,923
Replacement:	$0	$12,344
Required Repairs(3):	$262,869	NAP

Financial Information
Cut-off Date Balance / Unit:	$46,690
Balloon Balance / Unit:	$40,291
Cut-off Date LTV:	73.1%
Balloon LTV:	63.0%
Underwritten NOI DSCR(4):	1.58x
Underwritten NCF DSCR(4):	1.48x
Underwritten NOI Debt Yield:	10.1%
Underwritten NCF Debt Yield:	9.4%

Property Information
Single Asset / Portfolio:	Portfolio of 6 properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Florida, Tennessee, & Kentucky
Year Built / Renovated:	1983-1986 / NAP
Total Units:	478
Property Management:	Elon Property Management Company, L.L.C.
Underwritten NOI:	$2,243,900
Underwritten NCF:	$2,095,767
Appraised Value:	$30,550,000
Appraisal Date:	April 2015

Historical NOI
Most Recent NOI:	$2,114,962 (T-12 May 31, 2015)
2014 NOI:	$2,021,293 (December 31, 2014)
2013 NOI:	$1,841,392 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	93.7% (April – May 2015)
2014 Occupancy:	93.8% (December 31, 2014)
2013 Occupancy:	89.8% (December 31, 2013)
(1)	On any date after the lockout period ends, the borrowers may obtain the release of an individual property by partially defeasing the mortgage loan by an amount equal to the greater of (i) 115% of the allocated loan amount and (ii) an amount such that (1) the LTV immediately following the release is less than or equal to 73.1% and (2) the NOI DSCR, as determined under the loan agreement, immediately following the release is greater than or equal to 1.40x. The approximate allocated loan amounts are as follows: Slate Run property - $6,100,010, Rosewood property - $3,944,917, Redwood Hollow property - $3,579,646, Ranchside property - $3,433,538, Sutton Place property - $2,702,998, Capital Ridge property - $2,556,890. No property may be released prior to the release of the Ranchside property, unless such property is released simultaneously with the release of the Ranchside property pursuant to a single defeasance.
(2)	In place cash management and an excess cash flow sweep will be triggered upon (i) any event of default or (ii) failure of the borrower to maintain a NOI DSCR of at least 1.10x at the end of one calendar quarter until such time that the NOI DSCR is at least 1.15x for two consecutive calendar quarters.
(3)	The borrower reserved 125.0% of the engineer’s estimated required repairs, which is primarily comprised of miscellaneous repairs.
(4)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.03x and 1.89x, respectively.

TRANSACTION HIGHLIGHTS

■	Properties. The ART Multi-State Portfolio I is comprised of six single-story garden style apartment communities with an aggregate 478 units. The properties are located in Louisville, Kentucky, Smyrna, Tennessee, and New Port Richey, Lakeland, and Tallahassee, Florida. Occupancy at the ART Multi-State Portfolio I properties has increased since its acquisition by Arbor Realty SR, Inc. from 88.9% in 2012 to 93.7% as of April and May 2015.
■	Market. As of Q4 2014, the respective multifamily submarkets reported vacancy rates ranging from 4.0% to 6.0%.
■	Sponsorship. Arbor Realty SR, Inc., a subsidiary of Arbor Realty Trust, Inc. (“Arbor”) (NYSE:ABR), acquired the portfolio in 2011. Arbor is a REIT that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans and preferred equity.
■	Management. Additionally, the ART Multi-State Portfolio I will be managed by Elon Property Management Company, L.L.C., which currently manages Arbor’s portfolio of approximately 15,000 units across 150 apartment communities throughout the United States.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2015-CCRE24 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class A-M, Class B, Class C and Class D will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement. Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants. Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

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Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued

C-2

to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)     from a non-U.S. holder that is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN or W-8BEN-E (or any successor form);

(b)     from a non-U.S. holder that is classified as a corporation (or certain other entities) for U.S. federal income tax purposes and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN-E (or any successor form);

(c)     from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(d)     from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

C-3

(e)     from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(i)     if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A)     stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(B)     certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(1)     certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(2)     providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(C)    if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(1)     stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(2)     certifying that the nonqualified intermediary is not acting for its own account,

(3)     certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(4)     providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(f)     from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN, W-8BEN-E or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN or W-8-BEN-E, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

C-4

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2016	84%	84%	84%	84%	84%
August 2017	67%	67%	67%	67%	67%
August 2018	45%	45%	45%	45%	45%
August 2019	21%	21%	21%	21%	21%
August 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.71	2.71	2.71	2.71	2.70

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.87	4.86	4.85	4.67

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	97%	97%	97%	97%	97%
August 2021	77%	77%	77%	77%	77%
August 2022	55%	55%	55%	55%	55%
August 2023	32%	32%	32%	32%	32%
August 2024	8%	8%	8%	8%	8%
August 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.23	7.23	7.23	7.23	7.23

D-1

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.93	6.92	6.91	6.90	6.76

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.81	9.76	9.72	9.67	9.52

Percentages of the Initial Certificate Balance
of the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.92	9.89	9.67

D-2

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.00	9.98	9.95	9.93	9.68

D-3

Percentages of the Initial Certificate Balance
of the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017	100%	100%	100%	100%	100%
August 2018	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.01	10.01	10.01	10.00	9.74

D-4

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.5000%	1.8335%	1.8337%	1.8338%	1.8339%	1.8342%
99.7500%	1.7376%	1.7376%	1.7377%	1.7377%	1.7379%
100.0000%	1.6419%	1.6419%	1.6419%	1.6419%	1.6419%
100.2500%	1.5466%	1.5466%	1.5465%	1.5464%	1.5462%
100.5000%	1.4517%	1.4516%	1.4514%	1.4513%	1.4509%
Weighted Average Life (years)	2.71	2.71	2.71	2.71	2.70

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	2.4728%	2.4726%	2.4720%	2.4705%	2.4502%
102.7500%	2.4185%	2.4183%	2.4176%	2.4160%	2.3937%
103.0000%	2.3644%	2.3642%	2.3634%	2.3616%	2.3374%
103.2500%	2.3104%	2.3102%	2.3093%	2.3074%	2.2813%
103.5000%	2.2566%	2.2563%	2.2554%	2.2534%	2.2254%
Weighted Average Life (years)	4.87	4.87	4.86	4.85	4.67

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.0644%	3.0644%	3.0644%	3.0644%	3.0644%
102.7500%	3.0258%	3.0258%	3.0258%	3.0258%	3.0258%
103.0000%	2.9874%	2.9874%	2.9874%	2.9874%	2.9874%
103.2500%	2.9491%	2.9491%	2.9491%	2.9491%	2.9491%
103.5000%	2.9109%	2.9108%	2.9108%	2.9108%	2.9109%
Weighted Average Life (years)	7.23	7.23	7.23	7.23	7.23

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.5000%	3.1411%	3.1410%	3.1409%	3.1408%	3.1390%
100.7500%	3.1006%	3.1005%	3.1004%	3.1001%	3.0976%
101.0000%	3.0602%	3.0601%	3.0599%	3.0596%	3.0563%
101.2500%	3.0199%	3.0198%	3.0195%	3.0192%	3.0151%
101.5000%	2.9797%	2.9796%	2.9793%	2.9789%	2.9740%
Weighted Average Life (years)	6.93	6.92	6.91	6.90	6.76

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Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.500%	3.386%	3.385%	3.385%	3.385%	3.384%
100.750%	3.355%	3.355%	3.354%	3.354%	3.353%
101.000%	3.325%	3.325%	3.324%	3.323%	3.322%
101.250%	3.295%	3.294%	3.294%	3.293%	3.291%
101.500%	3.265%	3.264%	3.264%	3.263%	3.260%
Weighted Average Life (years)	9.81	9.76	9.72	9.67	9.52

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.4121%	3.4121%	3.4118%	3.4112%	3.4053%
102.7500%	3.3825%	3.3825%	3.3822%	3.3815%	3.3750%
103.0000%	3.3530%	3.3530%	3.3526%	3.3518%	3.3448%
103.2500%	3.3235%	3.3235%	3.3231%	3.3223%	3.3147%
103.5000%	3.2941%	3.2941%	3.2937%	3.2928%	3.2847%
Weighted Average Life (years)	9.93	9.93	9.92	9.89	9.67

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
6.3750%	4.7434%	4.7085%	4.6662%	4.6035%	4.2832%
6.3875%	4.6966%	4.6616%	4.6192%	4.5564%	4.2357%
6.4000%	4.6499%	4.6148%	4.5724%	4.5095%	4.1884%
6.4125%	4.6033%	4.5682%	4.5257%	4.4627%	4.1411%
6.4250%	4.5568%	4.5217%	4.4791%	4.4161%	4.0941%

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.7432%	3.7432%	3.7432%	3.7432%	3.7365%
102.7500%	3.7131%	3.7131%	3.7131%	3.7131%	3.7058%
103.0000%	3.6831%	3.6831%	3.6831%	3.6831%	3.6751%
103.2500%	3.6531%	3.6531%	3.6531%	3.6531%	3.6445%
103.5000%	3.6232%	3.6232%	3.6232%	3.6232%	3.6140%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

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Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.6000%	4.1482%	4.1482%	4.1481%	4.1479%	4.1413%
102.8500%	4.1175%	4.1175%	4.1174%	4.1172%	4.1099%
103.1000%	4.0869%	4.0868%	4.0867%	4.0865%	4.0787%
103.3500%	4.0564%	4.0563%	4.0562%	4.0560%	4.0475%
103.6000%	4.0259%	4.0258%	4.0257%	4.0255%	4.0164%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.9000%	5.0035%	5.0043%	5.0054%	5.0064%	5.0174%
96.1500%	4.9704%	4.9711%	4.9722%	4.9731%	4.9834%
96.4000%	4.9374%	4.9380%	4.9390%	4.9398%	4.9495%
96.6500%	4.9044%	4.9051%	4.9060%	4.9067%	4.9157%
96.9000%	4.8716%	4.8722%	4.8730%	4.8737%	4.8821%
Weighted Average Life (years)	10.00	9.98	9.95	9.93	9.68

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
79.6000%	6.2708%	6.2708%	6.2708%	6.2738%	6.3350%
79.8500%	6.2316%	6.2316%	6.2316%	6.2345%	6.2949%
80.1000%	6.1926%	6.1926%	6.1926%	6.1954%	6.2550%
80.3500%	6.1537%	6.1537%	6.1537%	6.1565%	6.2152%
80.6000%	6.1149%	6.1149%	6.1149%	6.1177%	6.1755%
Weighted Average Life (years)	10.01	10.01	10.01	10.00	9.74

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ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

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(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after July 13, 2015.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex G (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public

F-2

record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Schedule G-1 to Annex G, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal

F-3

property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedules attached as Exhibit A to the Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the

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satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect

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to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury

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Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, as applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are

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insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent,

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condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex G; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of

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equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex G, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule G-1 to Annex G, or future permitted mezzanine debt in each case as set forth on Schedule G-2 to Annex G or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule G-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the

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real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)	Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor

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and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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(35)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex F. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an

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operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Annex G.

(44)	Advance of Funds by the Seller. After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

F-14

ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Capitalized terms used but not otherwise defined in this Annex G will have the meanings set forth in the related Mortgage Loan Purchase Agreement or, if not defined in related Mortgage Loan Purchase Agreement, in the Pooling and Servicing Agreement.

Annex G-1

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ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
german american capital corporation MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
65	Merced Estates MHC	(16) Insurance	Borrower does not have flood business interruption insurance. To mitigate, a payment guaranty was added to the Mortgage Loan documents whereby Borrower and Guarantor unconditionally guaranty the payment of $325,000 to Lender following any casualty due to flooding to cover any shortfall resulting from the fact that Borrower does not carry flood business interruption insurance.
3	Heartland Industrial Portfolio	(26) Recourse Obligations	The Mortgage Loan documents provide that for so long as the Guarantor is a NorthStar Affiliate, full recourse is capped at 20% of the outstanding principal balance of the loan at the time of the occurrence. If there is an environmental covenant breach, provided that Borrower delivers to Lender an environmental insurance policy satisfactory to Lender, then Lender will use commercially reasonable efforts to recover under such policy and neither Borrower nor Guarantor has any recourse liability to the extent of amounts actually received by Lender under such policy.
1	Lakewood Center	(30) Due on Sale or Encumbrance	Borrower is permitted to enter into a property assessed clean energy (PACE) loan for an amount not to exceed $3,000,000.
32	Hilton Garden Inn Blacksburg	(34(b)) Ground Lease

Landlord will not agree to any material amendment of the Lease without Lender’s prior written consent (materiality will be limited to amendments to economic terms, lease term, or any provision that amends or modifies any provision in the lease relating to a casualty of, or a condemnation of, the property).

Annex G-1-1

(34(e)) Ground Lease

Assignments require ground lessor consent but such consent shall not be unreasonably withheld so long as (i) such transfer does not adversely affect the quality and type of business operation which tenant has conducted theretofore, (ii) such transferee has demonstrated recognized experience in successfully operating a hotel, (iii) the hotel will be managed by a third party professional hotel manager unless otherwise agreed by Landlord in writing, (iv) such transferee assumes, in writing in a form acceptable to lender, all tenant’s duties, obligations, covenants, etc. and tenant provides Landlord with a copy of such assumption/transfer document, and (v) Tenant reimburses Landlord for related out-of-pocket expenses (including reasonable attorney’s fees). Tenant will be released from any liability under the lease after such assignment. The lease may be assigned to any assignee approved by the franchisor under any franchise agreement related to the Project, which franchise agreement is for a hotel meeting the Hotel Standard, without Landlord’s consent provided the assignee meets the above conditions. Please note, in the ground lease estoppels, ground lessor agreed that Lender or any REMIC will be deemed a permitted transferee and shall be entitled to an assignment of the lease without Landlord’s consent.

(34(k)) Ground Lease	In the event of a total Taking or complete casualty the award first will go to Landlord in an amount equal to fair market value, immediately prior to the Taking or casualty, of the fee simple portion of the land taken or damaged, exclusive of the Improvements and taking into account the existence of the leasehold estate. All remaining funds will be distributed to Tenant or the leasehold mortgagee.

Annex G-1-2

27	FogCatcher Inn Pacifica	(39) Organization of Borrower	The Borrowers under each Mortgage Loan are Affiliates.
28	Cottage Inn by the Sea Pacifica

29	Fireside Inn on Moonstone Beach Pacifica

30	Anaheim Hills Business Center	(39) Organization of Borrower	The Borrowers under each Mortgage Loan are Affiliates.
42	Cedar Brook Business Park

69 74	Carriage House Apartments Wickshire Apartments	(39) Organization of Borrower	The Borrowers under each Mortgage Loan are Affiliates.

Annex G-1-3

SCHEDULE G-1
german american capital corporation MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

None.

Schedule G-1-1

SCHEDULE G-2

german american capital corporation MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan
27	FogCatcher Inn Pacifica
28	Cottage Inn by the Sea Pacifica
29	Fireside Inn on Moonstone Beach Pacifica
30	Anaheim Hills Business Center
42	Cedar Brook Business Park

Schedule G-2-1

SCHEDULE G-3

GERMAN AMERICAN CAPITAL CORPORATION CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS

Annex A ID#	Mortgage Loan	Representation	Exception
2	Eden Roc	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan is evidenced by (i) promissory note A-1 in the original principal amount of $50,000,000 and promissory note A-2 in the original principal amount of $45,000,000, both in favor of the Mortgage Loan Seller and (ii) promissory note A-3 in the original principal amount of $50,000,000 and promissory note A-4 in the original principal amount of $45,000,000, both in favor of Citigroup Global Markets Realty Corp. Notes A-1 and A-2 are included in this securitization.
2	Eden Roc	(13) Actions Concerning Mortgage Loan	The Borrower is currently a party to two lawsuits regarding the termination of its property manager. If the Borrower is found to have wrongfully terminated the prior manager’s management agreement, the Borrower may be liable to such manager and its parent company for damages. Mortgagee has obtained a separate recourse guaranty for any losses suffered by Mortgagee in connection with such litigation.
67	Easy Street Apartments	(13) Actions Concerning Mortgage Loan	There is a recorded tax lien against one of the guarantors dated January 8, 2014 in the amount of $88,784.51, plus any and all accrued interest, late fees and associated penalties. The guarantor is currently on a payment plan with the IRS to pay off the tax lien. Upon the origination of the Mortgage Loan, the lender held back $115,000 in the form of a guaranty holdback reserve that will only be distributed to the Borrower upon the complete satisfaction of the tax lien. Additionally, the guarantor has covenanted to indemnify the lender for all losses resulting from the tax lien.
5	Equinox West LA	(16) Insurance	The Mortgage Loan Documents require business interruption insurance if at any time the Equinox lease allows for rent abatement or an early right to terminate the lease following damage to the building or improvements. The Equinox lease currently does not provide for any abatement of rent or a termination right in the event of a casualty.

Annex G-2-1

15	Boudin at the Wharf	(17) Access; Utilities; Separate Tax Lots	The tax parcel does not line up with the boundary of the Mortgaged Property, and as a result, the title company did not issue a separate tax lot endorsement. However, the Mortgaged Property is currently tax exempt since the land is owned by the City and County of San Francisco and the Borrower pays a possessory interest tax to the municipality pursuant to the Ground Lease.
13	AVCO Center	(24) Local Law Compliance	The Borrower is in violation of certain fire codes. Within 60 days from the origination of the Mortgage Loan, the Borrower covenanted to perform the repairs related to such violations and to have the related violations removed of record within such 60 days (or such additional 60 day period if the Borrower is diligently pursuing the necessary inspections and removals). The lender reserved $4,400 for such repairs. The Borrower’s failure to have the violations removed of record is a non-recourse carve-out to the extent of losses.
20	ART Multi-State Portfolio I - Capital Ridge	(24) Local Law Compliance	The retention pond at the Capital Ridge Mortgaged Property overflowed and flooded a neighbor’s property. A fine against the Borrower was recorded on July 14, 2011 with the City of Tallahassee as a lien against the Capital Ridge Mortgaged Property along with the requirement that Florida Developers, Inc. repair the damage. The title company agreed to insure over the lien under certain terms. Upon origination of the Mortgage Loan, the Borrower deposited $481,500 with the title company, which covers (i) the $381,500 current amount of the lien; (ii) $45,000, which is the amount by which the lien would increase if it remains outstanding for 180 days after the origination of the Mortgage Loan; and (iii) $49,282.50, which is the amount outstanding with Florida Developers, Inc. required to complete the work related to the storm water management facility. The Borrower is required under the Mortgage Loan Documents to, within 180 days of the origination of the Mortgage Loan, (i) complete any work necessary to remedy the storm water damage; (ii) cause the storm water liens to be released of record; and (iii) deliver to the lender evidence reasonably satisfactory to the lender that the foregoing has been done. If the Borrower completes the remediation within 180 days after origination and is using commercially reasonable efforts to cause the storm water liens to be removed of record, then the Borrower is granted up to 240 days after origination) to have the storm water liens removed of record. The Borrower’s failure to satisfy these requirements is a non-recourse carve-out to the extent of losses.

Annex G-2-2

2	Eden Roc	(28) Financial Reporting and Rent Rolls	The Mortgage Loan Documents require the Borrower to provide the owner or holder of the Mortgage with monthly (instead of quarterly) operating statements and rent rolls and annual operating statements, during the first year of the loan term, and quarterly operating statements and rent rolls and annual operating statements thereafter.
2	Eden Roc	(30) Due on Sale or Encumbrance	The Mortgage Loan Documents provide for equity transfers (but not pledges) in the Borrower and other up-tier restricted parties (including the guarantors) without Mortgagee’s consent, including (i) a transfer (but not a pledge) by devise or descent or operation of law upon the death of the Borrower and other up-tier restricted parties (including the guarantors) and (ii) a transfer (but not a pledge) of the equity interests in the Borrower and other restricted parties (including the guarantors), provided, that among other conditions further specified in the Loan Documents, (x) one or more of the Jose Ardid, Inigo Ardid and Diego Ardid continue to control the Borrower and (y) one or more of Jose Ardid, Inigo Ardid and Diego Ardid continue to own at least 15% of the direct or indirect equity ownership interests in the Borrower.
23	LG&E Center	(34) Ground Leases	(e) After a foreclosure or deed in lieu on the Mortgaged Property, the Ground Lease is further assignable without consent only with respect to the first sale after foreclosure or deed in lieu.

Annex G-2-3

15	Boudin at the Wharf	(34) Ground Leases

(b) The Recognition Agreement provides that the Ground Lease may not be cancelled or terminated without the lender’s consent, or amended or modified without the lender’s consent if such amendment or modification could have the effect of: (i) increasing the rent, reimbursements or expenses payable by the lessee under the Ground Lease, (ii) decreasing the term of the Ground Lease, (iii) increasing the lessee’s material obligations or decreasing the lessor’s material obligations under the ground lease, or (iv) impairing the value of the lender’s collateral for the Loan or the ability of the lessee to refinance the Mortgage Loan.

(c) The term of the Ground Lease extends approximately one week short of 20 years beyond the stated maturity of the Mortgage Loan.

(e) A foreclosure sale does not require the lessor’s consent. However the first transfer thereafter will require the lessor’s consent, such consent to not be unreasonably withheld or delayed.

(i) Subleasing requires the prior consent of ground lessor which consent shall not be unreasonably withheld or delayed, provided however, that no consent will be required to sublease the portion of the premises known as the Market Hall. The permitted uses under such sublease include restaurants, bakeries, cafes or other similar facilities generating food and beverage sales, and other retail sales along with ancillary related uses such as office and storage.

(k) In the case of a substantial condemnation and if the tenant elects to terminate the Ground Lease rather than restore, the condemnation award will be applied first, to the ground lessor for accrued and unpaid rent; second, to the ground lessor for the value of the condemned land; and third, to the Mortgage Loan.

In the case of major damage or destruction or uninsured casualty, and the tenant elects to terminate the Ground Lease rather than restore, the proceeds will be applied first, to the ground lessor for actual costs incurred for any work required to address immediate or imminent threat to public safety or welfare or damage to the environment; second, to the ground lessor for unpaid rent; and third, to the Mortgage Loan.

Annex G-2-4

SCHEDULE G-1

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

None.

Schedule G-1-1

SCHEDULE G-2

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

Schedule G-2-1

SCHEDULE G-3

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX G-3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
Ladder Capital Finance LLC MORTGAGE LOANS

Annex A ID#	Mortgage Loan	Representation	Exception
7	40 Wall Street	(5) Lien; Valid Assignment	The related borrower assigned to the related ground lessor all of its right, title and interest in and to the subleases and subrents thereunder. The foregoing assignment will be effective during an event of default under the related ground lease, subject to the rights of any lender to whom the related borrower has assigned such subleases and subrents so long as the lender is complying with the cure provisions of the ground lease to the extent that the event of default is susceptible of cure by the lender. After the effective date of the assignment of subleases and subrents to the related ground lessor, the related borrower will pay any amounts collected by it from the subtenants to the rent or additional rent due under the ground lease.
	All Mortgage Loans transferred by LCF	(6) Permitted Liens; Title Insurance	The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
7	40 Wall Street	(6) Permitted Liens; Title Insurance	The related Mortgages secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
16	La Gran Plaza	(6) Permitted Liens; Title Insurance	The related Mortgages secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.

Annex G-3-1

Annex A ID#	Mortgage Loan	Representation	Exception
7	40 Wall Street	(8) Assignment of Leases and Rents

The related borrower assigned to the related ground lessor all of its right, title and interest in and to the subleases and subrents thereunder. The foregoing assignment will be effective during an event of default under the related ground lease, subject to the rights of any lender to whom the related borrower has assigned such subleases and subrents so long as the lender is complying with the cure provisions of the ground lease to the extent that the event of default is susceptible of cure by the lender. After the effective date of the assignment of subleases and subrents to the related ground lessor, the related borrower will pay any amounts collected by it from the subtenants to the rent or additional rent due under the ground lease.

In addition, the related Mortgages and any related Assignments of Leases secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.

16	La Gran Plaza	(8) Assignment of Leases and Rents	The related Mortgages and any related Assignments of Leases secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
7	40 Wall Street	(13) Actions Concerning Mortgage Loan	The sponsor of the related borrower, Donald J. Trump, is subject to current litigation brought by multiple plaintiffs in New York and California who allege that he operated an unlicensed, illegal educational institution purporting to teach real estate strategies and techniques. The educational institution has ceased conducting business.
16	La Gran Plaza	(13) Actions Concerning Mortgage Loan	The related borrower is involved in a current appeal of a $139,000 judgment against it in the case of Nevada C. Dyer v. Town Center Mall, L.P. in Tarrant County District and County Courts, Fort Worth, TX (Case Number: 236-241807-09). A combined amount of approximately $360,000 represents the sum of (i) the funds held in escrow by the related Mortgaged Property’s title company in order to insure over the related litigation (i.e., remove an exception on the title), plus (ii) the funds posted as a bond with the court.
	All Mortgage Loans transferred by LCF	(16) Insurance	The exceptions to Representation and Warranty No. 29, relating to terrorism insurance, are also exceptions to Representation and Warranty No. 16.

Annex G-3-2

Annex A ID#	Mortgage Loan	Representation	Exception
	All Mortgage Loans transferred by LCF	(16) Insurance	Subject to the other exceptions to Representation and Warranty No. 16, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.
7	40 Wall Street	(16) Insurance	The exceptions to Representation and Warranty No. 34, relating to insurance proceeds, are also an exception to Representation and Warranty No. 16.
10 21	Bunker Hill Village and Valley Forge Village MHC East Hampton Village	(16) Insurance	With respect to each of the subject Mortgage Loans, the related loan documents permit a syndicate of insurers. If such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a rating of “A” (or its equivalent) or better by S&P, Moody’s or Fitch, and the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four (4) or fewer members) can be provided by insurance companies having a rating of “BBB” (or its equivalent) or better by S&P, Moody’s or Fitch.
43	AT&T Office	(16) Insurance	The tenant is permitted to self-insure and the borrower may rely on such insurance to satisfy its obligations under the related loan agreement.

Annex G-3-3

Annex A ID#	Mortgage Loan	Representation	Exception
46	Office Court on Inverness	(16) Insurance	With respect to the property insurance that is maintained by the condominium association at the related Mortgaged Property, the related condominium documents do not provide for the related proceeds to be delivered to the lender to hold and disburse. However, the related condominium documents do require that such insurance proceeds will be required to be used for restoration (absent a vote by the members to the contrary, over which the related borrower has negative control and for which the lender has a proxy from the related borrower).
72	Gypsum Riverview MHP	(16) Insurance	The related borrower is unable to obtain rental loss coverage or business interruption coverage under its insurance policy because it does not own the homes on the related Mortgaged Property, which is located in a flood zone.
76 77 78 79 80 81	Dollar General – Canyon Lake Dollar General – Pleasanton Dollar General – Peoria (West) Dollar General – Bridgeport Dollar General – Tremont Dollar General – Wheeler	(16) Insurance	With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant. In each case, to the extent: (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of origination or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement. Notwithstanding that the related sole tenant is permitted to and may be providing insurance that the related borrower is required to provide under Section 5.1.1 of the related loan agreement, the related borrower has acknowledged that the related borrower is responsible for maintaining (or causing the related sole tenant to maintain) the insurance required to be maintained under the related loan agreement (it being specifically agreed and understood that the related borrower must at all times maintain any such insurance to the extent not maintained by the related sole tenant).

Annex G-3-4

Annex A ID#	Mortgage Loan	Representation	Exception
7	40 Wall Street	(24) Local Law Compliance	The related Mortgaged Property is legal nonconforming. The nonconforming characteristics are as follows: (i) the FAR exceeds the requirement by approximately 15.89; and (ii) the building appears to exceed the lot coverage above the maximum base height. Additionally, information was not available to determine compliance with the maximum horizontal dimension requirement or the minimum front setback requirement but if these items are determined to be deficient as well, the related Mortgaged Property will still be deemed to be legal nonconforming. If less than 75% of the total floor area of the building is destroyed, the related borrower may restore the building to its prior condition.
21 59 72	East Hampton Village Garden of the Gods RV Park Gypsum Riverview MHP	(24) Local Law Compliance	For each of the subject Mortgage Loans, the related Mortgaged Property constitutes, or certain of the related Mortgaged Properties constitute, a legal nonconforming use which, following a casualty or destruction, may not be resumed if, among other things, the replacement cost or damage exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame.
	All Mortgage Loans transferred by LCF	(26) Recourse Obligations	The related loan documents may limit recourse for the related borrower’s commission of material physical waste only to the extent that: (i) such waste was intentional; and/or (ii) there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. In addition, misapplication, misappropriation or conversion of insurance proceeds, condemnation awards and/or rents may not give rise to recourse until after an event of default. Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation awards and/or rents may not give rise to recourse at all. Furthermore, there may not be any recourse for fraud unless it constitutes intentional fraud.

Annex G-3-5

Annex A ID#	Mortgage Loan	Representation	Exception
	All Mortgage Loans transferred by LCF	(27) Mortgage Releases	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
7	40 Wall Street	(27) Mortgage Releases	With respect to the subject Mortgage Loan, under the related ground lease, condemnation proceeds must first be applied to restore the related Mortgaged Property before they can be used to pay down the subject Mortgage Loan; however, the related loan documents require that the related borrower, regardless of whether condemnation proceeds are available, pay down the subject Mortgage Loan in an amount as required by REMIC rules.
40 53	Grand Rapids – 4147 Eastern Ave Grand Rapids – 5010 52nd St SE	(28) Financial Reporting and Rent Rolls	For each of the subject Mortgage Loans, the related borrower provides the owner or holder of the related Mortgage with rent rolls annually (as opposed to quarterly).
44 76 77 78 79 80 81	Haier America HQ Dollar General – Canyon Lake Dollar General – Pleasanton Dollar General – Peoria (West) Dollar General – Bridgeport Dollar General – Tremont Dollar General – Wheeler	(28) Financial Reporting and Rent Rolls	For each of the subject Mortgage Loans, the related loan documents provide that so long as the tenant of the related Mortgaged Property is a triple-net tenant, the related borrower’s delivery of a certified rent roll is sufficient to satisfy the financial delivery requirements.

Annex G-3-6

Annex A ID#	Mortgage Loan	Representation	Exception
	All Mortgage Loans transferred by LCF	(29) Acts of Terrorism Exclusion	Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage. In addition, subject to the other exceptions to the Representation and Warranty No. 29, even where terrorism insurance is required, and regardless of whether TRIA or a similar or subsequent statute is or is not in effect, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
76 77 78 79 80 81	Dollar General – Canyon Lake Dollar General – Pleasanton Dollar General – Peoria (West) Dollar General – Bridgeport Dollar General – Tremont Dollar General – Wheeler	(29) Acts of Terrorism Exclusion	The exception to Representation and Warranty No. 16, relating to a sole tenant maintaining insurance coverage, is also an exception to Representation and Warranty No. 29.
43	AT&T Office	(29) Acts of Terrorism Exclusion	The exception to Representation and Warranty No. 16, relating to the sole tenant self-insuring is also an exception to Representation and Warranty No. 29.

Annex G-3-7

Annex A ID#	Mortgage Loan	Representation	Exception
	All Mortgage Loans transferred by LCF	(30) Due on Sale or Encumbrance	Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 30 or as contemplated by any other exception to Representation and Warranty No. 30 set forth herein. In addition, mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.
40 44 53 76 77 78 79 80 81

Grand Rapids – 4147
Eastern Ave

Haier America HQ

Grand Rapids – 5010
52nd St SE

Dollar General –
Canyon Lake

Dollar General –
Pleasanton

Dollar General –
Peoria (West)

Dollar General –
Bridgeport

Dollar General –
Tremont

Dollar General –
Wheeler

		(30) Due on Sale or Encumbrance	With respect to each of the subject Mortgage Loans, corporate financing is permitted as set forth in Section 8.3 of the related loan agreement.

Annex G-3-8

Annex A ID#	Mortgage Loan	Representation	Exception
40 44 53 76 77 78 79 80 81

Grand Rapids – 4147
Eastern Ave

Haier America HQ

Grand Rapids – 5010
52nd St SE

Dollar General –
Canyon Lake

Dollar General –
Pleasanton

Dollar General –
Peoria (West)

Dollar General –
Bridgeport

Dollar General –
Tremont

Dollar General –
Wheeler

		(30) Due on Sale or Encumbrance	For each of the subject Mortgage Loans, the related loan documents permit transfers without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP.
7	40 Wall Street	(34) Ground Leases

Under the related ground lease, insurance proceeds must be applied to restoration of the related Mortgaged Property, with any excess after such restoration being paid to the related borrower. Upon a total taking or a taking of substantially all of the demised premises, condemnation awards will be paid as follows: (i) first, to each of the parties on account of their respective reasonable costs of collection of the award; (ii) second, to the related landlord, the sum of $12,000,000, which sum will be increased (but not decreased) by the same percentage increase in the net annual, when determined on 1/1/33, 1/1/2058 and every 25 years thereafter; (iii) third, to the holders of all leasehold mortgages, in order of their seniority, the outstanding amount of their respective leasehold mortgages; (iv) fourth, to the related borrower to the extent that the then depreciated value of any improvements to the demised premises made by the related borrower exceeds the amount paid to the holders of leasehold mortgages; then, the balance is to be divided between the related landlord and tenant in accordance with the value attributed to their respective interests after giving effect to the sums paid to the landlord and the holders of all leasehold mortgages. If less than substantially all of the of the demised premises is taken, all of the awards collected by the landlord or the depositary will be held by the landlord or at the

Annex G-3-9

Annex A ID#	Mortgage Loan	Representation	Exception

related borrower’s option, by the trustee, and applied toward the cost of restoration, substantially in the same manner and subject to the same conditions as those provided for a restoration after a casualty. Any balance remaining after the restoration will be retained by the landlord and the net rent adjusted.

All insurance proceeds and condemnations awards, will be held by the related ground lessor or, at the election of the related borrower, a “Qualified Bank,” i.e., a bank or trust company having a capital and surplus of not less than an amount equal to the product of $100,000,000 times a fraction, the numerator of which is the Index (i.e., the “Consumer Price Index Cities, All-Item Figures, For All Urban Consumers, N.Y., N.Y. – Northeastern, N.JU.” (1982-84=100), issued by the Bureau of Labor Statistics of the U.S. Department of Labor) in effect for the month immediately preceding the month in which the funds are deposited with the Qualified Bank and the denominator of which is the Index in effect for the month of November 1995. The related borrower is required under the related loan documents to elect to have a Qualified Bank hold the proceeds or awards.

There is no prohibition on the assignment of the ground lease so long as (a) all real estate taxes, water charges and sewer rents and all interest and penalties have been paid on or before the last date the same may be paid without interest or penalties, (b) tenant completed (i) the installation of existing replacement windows within 1 year after November 30, 1995 and (ii) elevator repairs within 2 years after November 30, 1995 to (x) 75% of the elevators existing on November 30, 1995 if tenant elects to renovate the building as an office building or (y) if tenant elects to renovate the building as a residential/commercial building, only those elevators deemed by tenant to be necessary to operate the building and (c) tenant discharged any mechanic’s, laborer’s or materialman’s lien existing against the demised premises as of November 30, 1995 until the earlier of (i) 2 years from such date or (ii) not later than 30 days prior to any scheduled foreclosure sale of the demised premises by reason of the obtaining of judgment by the holder of such lien. All of the items in clause (a) are current. The related loan documents contain a

Annex G-3-10

Annex A ID#	Mortgage Loan	Representation	Exception
representation from the related borrower that the obligations set forth in clauses (b) and (c) have been completed. A ground lessor estoppel was delivered at origination of the subject Mortgage Loan certifying that to ground lessor’s knowledge there has been no default or event which, with the giving of notice or the passing of time or both, would constitute a default or event of default by the ground lessee under the ground lease.

Annex G-3-11

Annex A ID#	Mortgage Loan	Representation	Exception
10 21	Bunker Hill Village and Valley Forge Village MHC East Hampton Village	(39) Organization of Borrower	The related borrowers are affiliates.
40 44 53 76 77 78 79 80 81

Grand Rapids – 4147
Eastern Ave

Haier America HQ

Grand Rapids – 5010
52nd St SE

Dollar General –
Canyon Lake

Dollar General –
Pleasanton

Dollar General –
Peoria (West)

Dollar General –
Bridgeport

Dollar General –
Tremont

Dollar General –
Wheeler

		(39) Organization of Borrower	The related borrowers are affiliates.

Annex G-3-12

Annex A ID#	Mortgage Loan	Representation	Exception
40	Grand Rapids – 4147 Eastern Ave	(40) Environmental Conditions	A Phase II investigation conducted at the related Mortgaged Property in 2006 identified the related Mortgaged Property as a “facility” due to the presence of groundwater contamination at concentrations above the Generic Residential Drinking Water Criteria of the Michigan Department of Environmental Quality (“MDEQ”). The contamination was attributed to the historic practice of washing aircrafts with solvents at a property adjacent to the related Mortgaged Property. The presence of contaminated groundwater is considered a recognized environmental condition. An administrative order issued by the MDEQ requires Smiths Aerospace, LLC to conduct response activity and implement a remedial action plan. Additionally, pursuant to Part 201 of Michigan’s Natural Resources and Environmental Protection Act, 1994 PA 451 as amended (“NREPA”), in order to protect the new owner (in this case, the related borrower) of the related Mortgaged Property against liability for existing onsite contamination, a baseline environmental assessment must be conducted and submitted to the MDEQ prior to or within 45 days of it becoming the owner or operator of the related Mortgaged Property. The related Mortgaged Property was acquired by the new owner (i.e., the related borrower) on the origination date of the subject Mortgage Loan.
71	New Hyde Park Commons	(40) Environmental Conditions	A gasoline station formerly operated at the related Mortgaged Property. Gasoline station operations resulted in residual contamination, which contamination is being addressed by the installation of a vapor barrier and the related Mortgaged Property being capped by existing structures and pavement. Historic use of the related Mortgaged Property as a gasoline station is considered a controlled recognized environmental condition.
7	40 Wall Street	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with Companion Loans that will be held outside the COMM 2015-CCRE24 commercial mortgage securitization trust.
16	La Gran Plaza	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with Companion Loans that will be held outside the COMM 2015-CCRE24 commercial mortgage securitization trust.

Annex G-3-13

Annex A ID#	Mortgage Loan	Representation	Exception
40 53	Grand Rapids – 4147 Eastern Ave Grand Rapids – 5010 52nd St SE	(44) Advance of Funds by the Seller	With respect to each of the subject Mortgage Loans, an affiliate of the seller is an equity member of the related borrower (and owns a 97% interest in the related borrower) and is subject to capital calls.

Annex G-3-14

SCHEDULE G-1
LADDER CAPITAL FINANCE LLC
MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

Schedule G-1-1

SCHEDULE G-2

LADDER CAPITAL FINANCE LLC MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan
10	Bunker Hill Village and Valley Forge Village MHC
16	La Gran Plaza
21	East Hampton Village
40	Grand Rapids - 4147 Eastern Ave
44	Haier America HQ
53	Grand Rapids - 5010 52nd St SE
76	Dollar General - Canyon Lake
77	Dollar General - Pleasanton
78	Dollar General - Peoria (West)
79	Dollar General - Bridgeport
80	Dollar General - Tremont
81	Dollar General - Wheeler

Schedule G-2-1

SCHEDULE G-3

LADDER CAPITAL FINANCE LLC CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX G-4

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
PILLAR FUNDING LLC MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
41	The Addison	(6)	(Permitted Liens; Title Insurance) The largest tenant, The Center for Hematology-Oncology, has a right of first refusal to purchase the leased premises in the event that the landlord at its sole discretion (i) elects to plat the Mortgaged Property in such a manner that the leased premises becomes a separate parcel and (ii) decides to offer the leased premises for sale. A recourse carveout was added to the loan agreement.
54	Three Seasons MHP	(6)	(Permitted Liens; Title Insurance) In Florida, for mobile home parks (“MHPs”) where the tenants have formed a Mobile Homeowners’ Association and have filed a notice putting the owner on notice of the existence of such Association, tenants have the right to purchase such MHP at the time the owner offers the MHP for sale. The owner must give the Association notice of the terms of the sale, and the Association has 45 days to accept such terms. In the event the owner later accepts a third-party offer at a price less than that in the notice to the Association, the Association is given a 10-day period to enter into a contract at the lower price. The owner of the MHP can file an affidavit showing that the statutory requirements of complying with the notice requirements have been met, and buyers and title companies have an absolute right to rely on the affidavit.

Annex G-4-1

39	Trowbridge Village Retail Center	(14)	(Escrow Deposits) The title company holds $450,000 in escrow to complete work in connection with the commons area of the Mortgaged Property. The original amount of the construction contract was $1,048,765, but the remaining amount to be completed as of the origination date was approximately $300,000. The title company required 150% of the remaining amount to be escrowed to insure clear title with all proper endorsements. $44,654 has been released as of July 7, 2015. Pursuant to the loan agreement, the Borrower covenanted to have all the work completed in a good and workmanlike manner and agreed that any funds and/or checks for any completed work would be delivered to the lender. The lender is a third-party beneficiary of the escrow agreement executed by the Borrower and title company whereby title company agrees to send the funds and/or checks to the lender.

Annex G-4-2

SCHEDULE G-1
PILLAR FUNDING LLC MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

Annex A-1 ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
11	McMullen Portfolio	4,280,000

Schedule G-1-1

SCHEDULE G-2

PILLAR FUNDING LLC MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

Schedule G-2-1

SCHEDULE G-3

PILLAR FUNDING LLC CROSSED MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan
54	Three Seasons MHP
55	Brooksville Mini-Storage Warehouse

Schedule G-3-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX H

AMORTIZATION SCHEDULE FOR THE LAKEWOOD CENTER MORTGAGE LOAN

Payment Date	Interest	Principal	Total Monthly Payment	Ending Principal Balance
8/1/2015	-	-		$119,365,623
9/1/2015	$352,765	$308,809	$660,680	$119,056,814
10/1/2015	$340,502	$329,175	$668,815	$118,727,638
11/1/2015	$350,879	$310,695	$660,685	$118,416,943
12/1/2015	$338,673	$331,005	$668,819	$118,085,938
1/1/2016	$348,984	$312,591	$660,690	$117,773,347
2/1/2016	$348,059	$313,515	$660,692	$117,459,832
3/1/2016	$324,737	$353,044	$676,958	$117,106,788
4/1/2016	$346,089	$315,485	$660,697	$116,791,303
5/1/2016	$334,023	$335,655	$668,831	$116,455,648
6/1/2016	$344,165	$317,409	$660,702	$116,138,239
7/1/2016	$332,155	$337,522	$668,836	$115,800,717
8/1/2016	$342,230	$319,345	$660,707	$115,481,372
9/1/2016	$341,286	$320,289	$660,709	$115,161,083
10/1/2016	$329,361	$340,317	$668,843	$114,820,766
11/1/2016	$339,333	$322,241	$660,714	$114,498,525
12/1/2016	$327,466	$342,212	$668,848	$114,156,313
1/1/2017	$337,370	$324,205	$660,719	$113,832,109
2/1/2017	$336,412	$325,163	$660,722	$113,506,946
3/1/2017	$302,988	$382,897	$685,116	$113,124,050
4/1/2017	$334,319	$327,255	$660,727	$112,796,794
5/1/2017	$322,599	$347,079	$668,860	$112,449,715
6/1/2017	$332,326	$329,248	$660,732	$112,120,467
7/1/2017	$320,665	$349,013	$668,865	$111,771,454
8/1/2017	$330,322	$331,253	$660,737	$111,440,201
9/1/2017	$329,343	$332,232	$660,740	$111,107,970
10/1/2017	$317,769	$351,909	$668,872	$110,756,061
11/1/2017	$327,321	$334,253	$660,745	$110,421,807
12/1/2017	$315,807	$353,871	$668,877	$110,067,936
1/1/2018	$325,288	$336,287	$660,750	$109,731,649
2/1/2018	$324,294	$337,281	$660,752	$109,394,368
3/1/2018	$292,010	$393,874	$685,144	$109,000,494

Annex H-1

Payment Date	Interest	Principal	Total Monthly Payment	Ending Principal Balance
4/1/2018	$322,133	$339,442	$660,758	$108,661,052
5/1/2018	$310,771	$358,907	$668,890	$108,302,145
6/1/2018	$320,069	$341,506	$660,763	$107,960,639
7/1/2018	$308,768	$360,910	$668,895	$107,599,729
8/1/2018	$317,993	$343,581	$660,768	$107,256,147
9/1/2018	$316,978	$344,597	$660,771	$106,911,550
10/1/2018	$305,767	$363,911	$668,903	$106,547,640
11/1/2018	$314,884	$346,691	$660,776	$106,200,949
12/1/2018	$303,735	$365,943	$668,908	$105,835,006
1/1/2019	$312,778	$348,797	$660,782	$105,486,209
2/1/2019	$311,747	$349,828	$660,784	$105,136,381
3/1/2019	$280,644	$405,240	$685,173	$104,731,141
4/1/2019	$309,516	$352,059	$660,790	$104,379,082
5/1/2019	$298,524	$371,154	$668,921	$104,007,928
6/1/2019	$307,378	$354,196	$660,795	$103,653,732
7/1/2019	$296,449	$373,228	$668,926	$103,280,504
8/1/2019	$305,229	$356,346	$660,801	$102,924,158
9/1/2019	$304,175	$357,399	$660,803	$102,566,758
10/1/2019	$293,341	$376,337	$668,934	$102,190,421
11/1/2019	$302,007	$359,568	$660,809	$101,830,854
12/1/2019	$291,236	$378,442	$668,940	$101,452,412
1/1/2020	$299,826	$361,749	$660,814	$101,090,663
2/1/2020	$298,756	$362,818	$660,817	$100,727,845
3/1/2020	$278,479	$399,302	$677,075	$100,328,543
4/1/2020	$296,505	$365,070	$660,823	$99,963,473
5/1/2020	$285,896	$383,782	$668,953	$99,579,691
6/1/2020	$294,291	$367,283	$660,828	$99,212,407
7/1/2020	$283,747	$385,930	$668,959	$98,826,477
8/1/2020	$292,065	$369,509	$660,834	$98,456,968
9/1/2020	$290,974	$370,601	$660,837	$98,086,366
10/1/2020	$280,527	$389,151	$668,967	$97,697,216
11/1/2020	$288,728	$372,847	$660,843	$97,324,369
12/1/2020	$278,348	$391,330	$668,972	$96,933,039
1/1/2021	$286,469	$375,105	$660,848	$96,557,934
2/1/2021	$285,361	$376,214	$660,851	$96,181,720
3/1/2021	$256,741	$429,143	$685,234	$95,752,577

Annex H-2

Payment Date	Interest	Principal	Total Monthly Payment	Ending Principal Balance
4/1/2021	$282,980	$378,594	$660,857	$95,373,983
5/1/2021	$272,769	$396,908	$668,986	$94,977,075
6/1/2021	$280,689	$380,886	$660,863	$94,596,189
7/1/2021	$270,545	$399,133	$668,992	$94,197,056
8/1/2021	$278,384	$383,191	$660,869	$93,813,866
9/1/2021	$277,251	$384,323	$660,872	$93,429,542
10/1/2021	$267,208	$402,469	$669,000	$93,027,073
11/1/2021	$274,926	$386,648	$660,878	$92,640,425
12/1/2021	$264,952	$404,726	$669,006	$92,235,698
1/1/2022	$272,587	$388,987	$660,883	$91,846,711
2/1/2022	$271,438	$390,137	$660,886	$91,456,574
3/1/2022	$244,128	$441,756	$685,266	$91,014,818
4/1/2022	$268,979	$392,595	$660,893	$90,622,222
5/1/2022	$259,180	$410,498	$669,021	$90,211,724
6/1/2022	$266,606	$394,969	$660,899	$89,816,755
7/1/2022	$256,876	$412,802	$669,027	$89,403,953
8/1/2022	$264,219	$397,356	$660,905	$89,006,597
9/1/2022	$263,044	$398,530	$660,908	$88,608,067
10/1/2022	$253,419	$416,259	$669,035	$88,191,808
11/1/2022	$260,636	$400,938	$660,914	$87,790,870
12/1/2022	$251,081	$418,596	$669,041	$87,372,274
1/1/2023	$258,215	$403,360	$660,920	$86,968,914
2/1/2023	$257,023	$404,552	$660,923	$86,564,362
3/1/2023	$231,069	$454,815	$685,299	$86,109,546
4/1/2023	$254,482	$407,092	$660,929	$85,702,454
5/1/2023	$245,109	$424,569	$669,056	$85,277,885
6/1/2023	$252,025	$409,550	$660,936	$84,868,335
7/1/2023	$242,723	$426,954	$669,063	$84,441,381
8/1/2023	$249,553	$412,022	$660,942	$84,029,359
9/1/2023	$248,335	$413,240	$660,945	$83,616,119
10/1/2023	$239,142	$430,536	$669,072	$83,185,583
11/1/2023	$245,841	$415,733	$660,951	$82,769,850
12/1/2023	$236,722	$432,956	$669,078	$82,336,894
1/1/2024	$243,333	$418,242	$660,958	$81,918,652
2/1/2024	$242,097	$419,478	$660,961	$81,499,175
3/1/2024	$225,318	$452,463	$677,210	$81,046,712

Annex H-3

Payment Date	Interest	Principal	Total Monthly Payment		Ending Principal Balance
4/1/2024	$239,520	$422,054	$660,967		$80,624,657
5/1/2024	$230,587	$439,091	$669,093		$80,185,566
6/1/2024	$236,975	$424,599	$660,974		$79,760,967
7/1/2024	$228,116	$441,561	$669,100		$79,319,405
8/1/2024	$234,415	$427,159	$660,980		$78,892,246
9/1/2024	$233,153	$428,422	$660,983		$78,463,824
10/1/2024	$224,407	$445,271	$669,109		$78,018,553
11/1/2024	$230,570	$431,004	$660,990		$77,587,549
12/1/2024	$221,901	$447,777	$669,115		$77,139,772
1/1/2025	$227,974	$433,601	$660,997		$76,706,171
2/1/2025	$226,693	$434,882	$661,000		$76,271,289
3/1/2025	$203,593	$482,291	$685,368		$75,788,998
4/1/2025	$223,982	$437,593	$661,007		$75,351,405
5/1/2025	$215,505	$454,173	$669,132		$74,897,233
6/1/2025	$221,346	$440,228	$661,013		$74,457,004
7/1/2025	$212,947	$456,731	$669,138		$74,000,274
8/1/2025	$218,695	$442,879	$661,020		$73,557,394
9/1/2025	$217,387	$444,188	$661,023		$73,113,207
10/1/2025	$209,104	$460,574	$669,148		$72,652,633
11/1/2025	$214,712	$446,862	$661,030		$72,205,771
12/1/2025	$206,508	$463,169	$669,154		$71,742,601
1/1/2026	$212,023	$449,551	$661,037		$71,293,050
2/1/2026	$210,695	$450,880	$661,040		$70,842,171
3/1/2026	$189,101	$496,783	$685,405		$70,345,387
4/1/2026	$207,894	$453,680	$661,047		$69,891,707
5/1/2026	$199,891	$469,788	$669,171		$69,421,919
6/1/2026	$205,165	$69,421,919	$69,626,564	-

Annex H-4

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certificates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	one or more multifamily or commercial mortgage loans of various types,

●	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is September 3, 2014

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	10
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	11
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	11
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	12
Prepayments May Reduce The Average Life or the Yield of Your Certificates	13
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	14
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	25
Risks Related to Terrorist Attacks and Military Conflict	26
Some Certificates May Not Be Appropriate for ERISA Plans	27
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	27
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	27
Certain Federal Tax Considerations Regarding Original Issue Discount	28
Bankruptcy Proceedings Entail Certain Risks	28
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	29
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	29
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	30
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
General	31
Mortgage Loans	33
MBS	38
Certificate Accounts	39
Credit Support	39
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
DESCRIPTION OF THE CERTIFICATES	46
General	46
Distributions	47
Distributions of Interest on the Certificates	47
Distributions of Principal of the Certificates	49

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	50
Reports to Certificateholders	51
Voting Rights	52
Termination	52
Book-Entry Registration and Definitive Certificates	53
Depositable and Exchangeable Certificates	54
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	57
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	61
Certificate Account	62
Modifications, Waivers and Amendments of Mortgage Loans	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	68
Termination Events	70
Rights upon Termination Event	70
Amendment	71
List of Certificateholders	72
The Trustee	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	73
Additional Parties to the Agreements	73
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certificates	74
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	75
Insurance or Guarantees with Respect to Mortgage Loans	75
Certificate Insurance and Surety Bonds	75
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
General	77
Types of Mortgage Instruments	77
Leases and Rents	77
Personalty	78
Foreclosure	78
Bankruptcy Laws	81
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	88
Default Interest and Limitations on Prepayments	88

Applicability of Usury Laws	88
Certain Laws and Regulations	89
Americans with Disabilities Act	89
Servicemembers Civil Relief Act	89
Anti-Money Laundering, Economic Sanctions and Bribery	90
Potential Forfeiture of Assets	90
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
General	91
Status of REMIC Certificates	92
Qualification as a REMIC	92
Taxation of Regular Certificates	94
Taxation of Residual Certificates	101
Taxes that May Be Imposed on the REMIC Pool	109
Liquidation of the REMIC Pool	110
Administrative Matters	110
Limitations on Deduction of Certain Expenses	110
Taxation of Certain Foreign Investors	111
3.8% Medicare Tax on “Net Investment Income”	112
Backup Withholding	112
Reporting Requirements	113
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
Standard Certificates	113
Stripped Certificates	116
Reporting Requirements and Backup Withholding	119
Taxation of Certain Foreign Investors	120
3.8% Medicare Tax on “Net Investment Income”	120
Taxation of Classes of Exchangeable Certificates	120
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
General	122
Plan Asset Regulations	122
Prohibited Transaction Exemptions	123
Tax Exempt Investors	126
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

● one or more multifamily (which include manufactured housing community) or commercial mortgage loans of various types,

● mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

● a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include one or more mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●     may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

●     may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

● may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

● may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

● may provide for defeasance of the mortgage loan, and

● may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates
Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

● are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

● are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

● are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

● provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

●     provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

● provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

● provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

● provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the Certificates

Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates—Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

●     may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

● may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

● may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See

“Description of the Certificates—Distributions of Principal of the Certificates.”

Credit Support and Cash Flow Agreements

Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

● a letter of credit,

● a loan insurance policy,

● a certificate insurance policy,

● a guarantee,

● cross-support provisions,

● a surety bond,

● a reserve fund, or

● a combination of the items described above.

In addition, a trust fund may include:

● guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●     interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates—Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default.

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certificates

If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

●     “regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

● interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates.  You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination.”

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certificates—Reports to Certificateholders.” We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

●
the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certificates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates. Your offered certificates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code,

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, and

●
any rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or specific industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, floods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash flows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing.  In addition, certain of the mortgage loans may have amortization schedules that are significantly longer than their respective terms, and certain of the mortgage loans may require only payments of interest for part or all of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the related issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects;

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates or any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your offered certificates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certificates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates.” Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion”

income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

●
Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

●
Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See “Description of the Certificates—Termination” in this prospectus. See “Description of the Certificates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis.  Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary.  Deutsche Bank Mortgage Capital, LLC (“DBMC”).  Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

●	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

●
commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

●	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

●
the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

●
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

●	the market price of the MBS and the basis on which the market price was determined;

●
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

●	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the “Certificate Account”) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certificate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

●	interest rate exchange agreements, or

●	interest rate cap or floor agreements,

each of which is designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

●
the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

●	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of

ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

●	converting to a fixed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certificate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, “Definitive Certificates”) or may be offered in book-entry format (such Certificates, “Book-Entry Certificates”) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, “Accrual Certificates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,”

exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a “Certificate Balance”), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certificates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a “Companion Class”) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)        the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii)       the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii)      the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)      the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v)       if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)      if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)     information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)      if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)       the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi)      if such class of offered certificates has a floating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)     the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)    if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)    the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Event,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

●	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a “Certificate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only “certificateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “Certificateholders” under and within the meaning of the related Pooling Agreement.

Depositable and Exchangeable Certificates

General

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes or certificates that are exchangeable certificates.  In any of the these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates. Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar function of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another may be referred to in the related prospectus supplement as being “related” to each other, and each related grouping of depositable certificates may be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

●	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

●
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two or more depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which is receives interest until it is retired.

●
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only received principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

●	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

●	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertificated certificates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper,

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)     all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)     all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)     all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)     any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)     any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)     any amounts paid under any Cash Flow Agreement;

(7)     all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination; Retirement of Certificates”;

(8)     to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)     all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)   any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11)   any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)     to make distributions to the certificateholders on each distribution date;

(2)     to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)     to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)     if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)     to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)     to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)     if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)     if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)     to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)   to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)   if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)   to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)   to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)       such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)       the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code

Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

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a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

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subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

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a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

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the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

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a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

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any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

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any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

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any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

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any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

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certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Event (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Events in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Event

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a Termination Event and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

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to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

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if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax

Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certificates” herein),

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to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

●	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

●	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

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reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

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reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certificates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualified mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986

Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certificate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certificate; or

●	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond,  then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond,  then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

●
in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under “Taxation of Regular Certificates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)       the present value of any consideration given to the transferee to acquire the interest;

(ii)      the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)       the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)      the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certificates—Basis and Losses”) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualified reserve fund by a Residual Certificateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualified liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN-E or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required by holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN or Form W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as “Stripped Certificates,” as described below, as a REMIC (Certificates of such a series hereinafter referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a “Standard Certificateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certificates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1.      A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2.      A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

●
if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

●
the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certificates—Recharacterization of Servicing Fees” above); and

●	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certificates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certificates—General,” subject to the limitation described therein. Code Section

1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “General,” each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificate-holder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income””.

Taxation of Classes of Exchangeable Certificates

General

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

Acquisition and Disposition

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition costs, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate). If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of any exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales of proceeds from the exchangeable certificate)  among the individual depositable certificates based on their relative fair market values on the disposition date.

Alternative Tax Consequences

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences. Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable certificates will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement.  Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively with ERISA Plans, “Tax Favored Plans”).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with Tax Favored Plans, “Plans”) are not subject to ERISA requirements. However, assets of such plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (“Similar Law”). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on fiduciaries of ERISA Plans certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (as modified by Section 3(42) of ERISA, the “Plan Asset Regulations”) defines the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Tax Favored Plan (or of a Tax Favored Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Tax Favored Plan could also give rise to a prohibited transaction under ERISA or the Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Tax Favored Plan may be assets of that Tax Favored Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Tax Favored Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Tax Favored Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a “fiduciary” of the Tax Favored Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Tax Favored Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Tax Favored Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include such certificate but do not solely by reason of the Tax Favored Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Tax Favored Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Tax Favored Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Tax Favored Plan or with Plan Assets must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any special servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption, any swap counterparty and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing  Tax Favored Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets; and

●
certificates evidencing interests in such other investment pools must have been purchased by investors other than Tax Favored Plans for at least one year prior to any acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets.

A fiduciary of a Tax Favored Plan or any person investing Plan Assets intending to purchase a certificate should make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Tax Favored Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Tax Favored Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan; and

●	the holding of certificates by a Tax Favored Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Tax Favored Plan by virtue of providing services to the Tax Favored Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Tax Favored Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption under Similar Law) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (“ERISA Restricted Certificates”) which are not rated in one of the four highest generic rating categories by at least one Exemption Rating Agency, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement and the following conditions are satisfied:

●
the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an “insurance company general account” (as such term is defined in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 (or the conditions of a similar exemption under Similar Law) have been satisfied; and

●
there is no Tax Favored Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Tax Favored Plan and all other Tax Favored Plans maintained by the same employer (or any “affiliate” thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (other than, in the case of an ERISA Restricted Certificate, a purchaser providing the opinion of counsel described above or using the assets of an insurance company general account under the conditions described above). The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption or similar exemption under Similar Law will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate or Residual Certificate), a fiduciary of a Tax Favored Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a “security” for purposes of the Exemption. In addition, a fiduciary of a Tax Favored Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Tax Favored Plan. Finally, a fiduciary of a Tax Favored Plan should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.  A fiduciary of a Plan subject to Similar Law should consult with its advisors regarding the need for and the availability of exemptive relief under Similar Law.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgaged related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (an any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSRO that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		Equity Participation	36
1		ERISA	122
		ERISA Plans	122
1986 Act	94	ERISA Restricted Certificates	125
		Excess Funds	46
A		Excess Servicing	115
		Exchange Act	39
Accrual Certificates	48	Exemption	123
Accrued Certificate Interest	48	Exemption Rating Agency	124
Act	86
ADA	89	F
Affiliate	125
ARM Loans	37	FAMC	38
Available Distribution Amount	47	FHLMC	38
		Financial Intermediary	53
B		FNMA	38

Bankruptcy Code	79	G
Book-Entry Certificates	47
		GACC	30
C		Garn Act	88
		GNMA	38
Cash Flow Agreement	40
Certificate Account	39	I
Certificate Balance	49
Certificate Owner	53	Insurance Proceeds	62
CMBS	31	IRS	65, 91
Code	91
Companion Class	49	L
Controlled Amortization Class	49
CPR	43	Letter of Credit Bank	75
Credit Support	40, 74	Liquidation Proceeds	62
Cut-off Date	49	Loan-to-Value Ratio	35
		Lock-out Date	36
D		Lock-out Period	36

DBBM	31	M
DBMC	31
DBSI	123	MBS	32
Debt Service Coverage Ratio	34	MBS Agreement	38
Definitive Certificates	47	MBS Issuer	38
Determination Date	41, 47	MBS Servicer	38
Disqualified Organization	105	MBS Trustee	38
Distribution Date Statement	51
DOL	122	N
DTC	53
DTC Participants	53	Net Leases	35
Due Period	41	Net Operating Income	34
Due-on-Sale	80	Nonrecoverable Advance	50

E		O

EC Trust	120	OID Regulations	94
Electing Large Partnership	105

P		Securities Act	38
		Similar Law	122
Parties in Interest	122	SMMEA	126
Pass-Through Entity	105	SPA	43
Patriot Act	90	Standard Certificateholder	113
Percentage Interest	47	Standard Certificates	113
Permitted Investments	62	Stripped Certificateholder	118
Plan Asset Regulations	122	Stripped Certificates	113, 114
Plan Assets	122	Stripped Certificates	116
Plans	122
Pooling Agreement	57	T
Prepayment Assumption	95
Prepayment Interest Shortfall	41	Tax Exempt Investor	126
Prepayment Premium	36	Tax Favored Plans	122
Purchase Price	58	Termination Events	70
		Title V	88
R		Treasury	91

Record Date	47	U
Regular Certificateholder	94
Regular Certificates	91, 112	UBTI	126
Related Proceeds	50	UCC	77
Relief Act	89	Underwriter	123
REMIC	91
REMIC Certificates	91	V
REMIC Pool	91
REMIC Regulations	91	Value	35
REO Property	60	Voting Rights	52
Requirements	90
Residual Certificateholders	101	W

S		Warranting Party	59

SEC	53

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.		$1,285,778,000 (Approximate) Deutsche Bank Securities Cantor Fitzgerald & Co. CastleOak Securities, L.P. Citigroup COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates

PROSPECTUS SUPPLEMENT

EXECUTIVE SUMMARY	S-13
SUMMARY	S-16
RISK FACTORS	S-65
THE SPONSORS, MORTGAGE LOAN SELLERS AND
ORIGINATORS	S-163
THE DEPOSITOR	S-195
THE ISSUING ENTITY	S-195
THE SERVICERS	S-197
THE TRUSTEE	S-214
THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN	S-217
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND
AUTHENTICATING AGENT	S-220
THE OPERATING ADVISOR	S-220
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-221
DESCRIPTION OF THE MORTGAGE POOL	S-224
DESCRIPTION OF THE OFFERED CERTIFICATES	S-277
YIELD AND MATURITY CONSIDERATIONS	S-310
THE POOLING AND SERVICING AGREEMENT	S-316
USE OF PROCEES	S-389
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-389
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	S-392
ERISA CONSIDERATIONS	S-392
LEGAL INVESTMENT	S-395
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF
INTEREST)	S-395
LEGAL MATTERS	S-397
RATINGS	S-397
LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA AND
FLORIDA	S-399
INDEX OF DEFINED TERMS	S-401

ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE MORTGAGE
LOANS	A-1-1
ANNEX A-2 – CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3 – CLASS A-SB PLANNED PRINCIPAL BALANCE
SCHEDULE	A-3-1
ANNEX B – DESCRIPTION OF THE TOP 20 MORTGAGE LOANS	B-1
ANNEX C – GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES	C-1
ANNEX D – DECREMENT TABLES	D-1	PROSPECTUS SUPPLEMENT
ANNEX E – PRICE/YIELD TABLES	E-1
ANNEX F – MORTGAGE LOAN SELLER REPRESENTATIONS AND
WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	G-1	July 24, 2015
ANNEX H - AMORTIZATION SCHEDULE FOR THE LAKEWOOD
CENTER MORTGAGE LOAN	H-1

PROSPECTUS

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
YIELD AND MATURITY CONSIDERATIONS	40
DESCRIPTION OF THE CERTIFICATES	46
DESCRIPTION OF THE POOLING AGREEMENTS	57
DESCRIPTION OF CREDIT SUPPORT	74
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO
WHICH NO REMIC ELECTION IS MADE	113
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130

Until the date that is 90 days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.